As filed with the U.S. Securities and Exchange Commission on September 8, 2025.

Registration No. 333-288787

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 1
to
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Webull Corporation
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

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Cayman Islands	6211	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Webull Corporation

200 Carillon Parkway

St. Petersburg, Florida 33716

(917) 725-2448
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

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Webull Holdings (US) Inc.

200 Carillon Parkway

St. Petersburg, Florida 33716

(917) 725-2448

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________________________

Copies to:

Christian O. Nagler, P.C. Mathieu Kohmann Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800	Benjamin James, Esq. General Counsel Webull Corporation 200 Carillon Parkway St. Petersburg, Florida 33716 (917) 725-2448

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☐

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On July 18, 2025, the registrant filed a registration statement on Form F-1 (Registration No. 333-288787), which was subsequently declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on July 22, 2025 (the “Registration Statement”).

This Post-Effective Amendment No. 1 is being filed by Webull Corporation (the “Company”) pursuant to the undertakings in the Registration Statement (i) to incorporate and reflect the condensed consolidated financial statements and the notes thereto as of June 30, 2025 and for the three and six month periods ended June 30, 2025, and (ii) to update certain other information in such Registration Statement.

No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. The Selling Securityholder may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Selling Securityholder are not soliciting an offer to buy these securities in any state where the offer is not permitted.

Subject to Completion, Dated September 8, 2025

PRELIMINARY PROSPECTUS

Webull Corporation

Up to 75,159,236 Webull Class A Ordinary Shares

This prospectus relates to the offer and sale from time to time by YA II PN, LTD., a Cayman Islands exempt limited company (such entity, including the pledgees, donees, transferees, assignees, successors, designees, and others who later come to hold any of YA II PN, LTD.’s interest in the Webull Class A Ordinary Shares (as defined herein) other than through a public sale, the “Selling Securityholder” or “Yorkville”), as the Selling Securityholder named in this prospectus, of up to (a) 159,236 Webull Class A Ordinary Shares issued pursuant to the Purchase Agreement (as defined below) to the Selling Securityholder as Commitment Shares (as defined below) at a deemed $12.56 purchase price per share, and (b) 75,000,000 Webull Class A Ordinary Shares that Webull may, in its discretion, elect to issue and sell to the Selling Securityholder, from time to time, pursuant to a standby equity purchase agreement that Webull entered into with the Selling Securityholder on July 1, 2025 (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Selling Securityholder has committed to purchase from Webull, at Webull’s direction, up to $1,000,000,000 (the “Commitment Amount”) of Webull Class A Ordinary Shares, subject to terms and conditions specified in the Purchase Agreement. As consideration for the Selling Securityholder’s irrevocable commitment to purchase Webull Class A Ordinary Shares at Webull’s election and in Webull’s discretion from time to time from the date of the Purchase Agreement until 36 months following the date of the Purchase Agreement, upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement, Webull has issued to the Selling Securityholder 159,236 Webull Class A Ordinary Shares pursuant to the terms of the Purchase Agreement (the “Commitment Shares”). The Commitment Shares reflect a number of Ordinary Shares that is equal to 0.20% of the Commitment Amount divided by the last closing price of the Webull Class A Ordinary Shares as of the date of signing of the Purchase Agreement (on July 1, 2025, the last reported price of the Webull Class A Ordinary Shares, as reported on the Nasdaq, was $12.56). The prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or similar transactions. As of the date of this prospectus, which forms a part of the post-effective amendment no. 1 to the initial registration statement related to this offering that was initially filed on July 18, 2025 with the U.S. Securities and Exchange Commission (the “SEC”), Webull has issued and sold to the Selling Securityholder 9,750,000 Webull Class A Ordinary Shares (excluding the 159,236 Commitment Shares) and raised proceeds of approximately $149.2 million under the Purchase Agreement in connection with such sales.

Unless (i) Webull obtains shareholder approval pursuant to Nasdaq Rule 5635(d) to issue Webull Class A Ordinary Shares in excess of the Exchange Cap (as defined below), or (ii) takes actions required pursuant to Nasdaq Rule 5615(a)(3) to duly and validly rely on an exemption for foreign private issuers from applicable rules and regulations of Nasdaq (as defined herein) by adopting a home country practice that allows Webull to issue Webull Class A Ordinary Shares to the Selling Securityholder in connection with the Purchase Agreement without regard to the limitations imposed by Nasdaq Rule 5635(d), Webull may not effect any sales under the Purchase Agreement to the extent that after giving effect to such sales, the aggregate number of Webull Class A Ordinary Shares issued under the Purchase Agreement, together with any Webull Ordinary Shares (as defined herein) issued in connection with any other transactions that may be considered part of the same series of transactions, would exceed 96,891,594 Webull Ordinary Shares, i.e. the number of shares representing 19.99% of Webull’s outstanding Webull Ordinary Shares (including Webull Class A Ordinary Shares and Webull Class B Ordinary Shares (as defined herein) on an as converted basis) as of the date of execution of the Purchase Agreement (the “Exchange Cap”), subject to certain limited exceptions. If Webull obtains shareholder approval to issue Webull Class A Ordinary Shares in excess of the Exchange Cap or takes actions to adopt a home country practice that would allow Webull to issue Webull Class A Ordinary Shares to the Selling Securityholder in connection with the Purchase Agreement without regard to the limitations imposed by Nasdaq Rule 5635(d), in each case as described above, Webull may register the resale by the Selling Securityholder of additional Webull Class A Ordinary Shares sold by Webull to the Selling Securityholder pursuant to the Purchase Agreement by filing a post-effective amendment to the registration statement of which this prospectus forms a part or by filing one or more additional registration statements. Therefore, the 75,159,236 Webull Class A Ordinary Shares registered for resale under the registration statement of which this prospectus forms a part are not all of the Webull Class A Ordinary Shares that may be sold pursuant to the Purchase Agreement.

We are registering the resale of the Webull Class A Ordinary Shares covered by this prospectus pursuant to the registration requirements under the Purchase Agreement. We will not receive any proceeds from the sale of the securities by the Selling Securityholder. However, any Webull Class A Ordinary Shares sold by Webull to the Selling Securityholder pursuant to the terms of the Purchase Agreement and issued pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act will be sold to the Selling Securityholder at a variable price determined pursuant to the terms of the Purchase Agreement (the “Purchase Price”). The Purchase Price will be calculated pursuant to the Purchase Agreement by multiplying the Market Price (as defined below) by 97.50%, and will in any event be no less than the $0.00001 par value per Webull Class A Ordinary Share. The “Market Price” will be determined pursuant to the Purchase Agreement and will be equal to the volume weighted average price of the Webull Class A Ordinary Shares as reported by Bloomberg L.P. through its “AQR” function (the “VWAP”) of the Webull Class A Ordinary Shares during the relevant Pricing Period (as defined below). “Pricing Period” means the period on an applicable date commencing with the receipt by Webull of written confirmation that the Selling Securityholder has received a written notice by Webull setting forth the number of Webull Class A Ordinary Shares that Webull desires to issue and sell to the Selling Securityholder, and ending at 4:00 p.m. New York City time on the same trading day (unless otherwise agreed by Webull and the Selling Securityholder, or such a Pricing Period is terminated pursuant to the terms of the Purchase Agreement), provided however, the Selling Securityholder may delay the commencement of such Pricing Period until such time that the Selling Securityholder has received confirmation that the transfer agent of Webull has credited the Selling Securityholder’s account (or its designee’s account) at DTC (as defined below) through its Deposit Withdrawal at Custodian System (or by such other means of delivery as may be mutually agreed upon by the parties to the Purchase Agreement) with a number of Webull Class A Ordinary Shares equal to the number of Webull Class A Ordinary Shares that Webull elects to sell to the Selling Securityholder, in which case such Pricing Period shall commence upon receipt by Webull of written confirmation (which may be by e-mail) of receipt of such Webull Class A Ordinary Shares by the Selling Securityholder. As a result, investors who purchase shares from the Selling Securityholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution, and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Securityholder in this offering as a result of future sales made by us to the Selling Securityholder at prices lower than the prices such investors paid for their shares. In addition, if we sell a substantial number of shares to the Selling Securityholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of the Purchase Agreement arrangement with the Selling Securityholder may make it more difficult for us to sell equity or equity-related securities in the future at a desirable time and price. Please see the section of this prospectus entitled “Committed Equity Financing” for more information on the Purchase Agreement.

Because the purchase price per share to be paid by the Selling Securityholder for the shares that we may elect to sell to the Selling Securityholder under the Purchase Agreement, if any, will fluctuate based on the market price of our Webull Class A Ordinary Shares during the applicable Pricing Period, as of the date of this prospectus, we cannot reliably predict the number of Webull Class A Ordinary Shares that we will sell to the Selling Securityholder under the Purchase Agreement, the actual purchase price per Webull Class A Ordinary Share to be paid by the Selling Securityholder for those shares, or the actual gross proceeds to be raised by us from those sales, if any.

Though we have been advised by Yorkville, and Yorkville represents in the Purchase Agreement, that Yorkville is purchasing the Webull Class A Ordinary Shares for its own account, for investment purposes in which it takes investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute such shares in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws, Yorkville is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act and any profits on the sales of shares of the Webull Class A Ordinary Shares by Yorkville, and any discounts, commissions or concessions received by Yorkville are deemed to be underwriting discounts and commissions under the Securities Act. Please see the section of this prospectus entitled “Committed Equity Financing” for a description of the Purchase Agreement and the section entitled “Selling Securityholder” for additional information regarding the Selling Securityholder.

Further, we have agreed to indemnify the Selling Securityholder in connection with any resales pursuant to this prospectus, as described in more detail in “Plan of Distribution.” We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

The Webull Class A Ordinary Shares offered for resale pursuant to this prospectus represent a substantial percentage of our total issued and outstanding securities and our public float. In fact, the Webull Ordinary Shares that may still be offered for resale pursuant to this prospectus represent approximately 13.2% of the Webull Ordinary Shares issued and outstanding as of the date of this prospectus. If and when we do elect to sell Webull Class A Ordinary Shares to the Selling Securityholder pursuant to the Purchase Agreement, the Selling Securityholder may resell all, some or none of such shares in its discretion and at different prices subject to the terms of the Purchase Agreement. We do not know when or in what amount the Selling Securityholder will sell its securities hereunder following the effective date of the registration statement of which this prospectus forms a part.

The sale of the Webull Class A Ordinary Shares being offered pursuant to this prospectus, or the perception that these sales could occur, could result in a significant decline in the public trading price of our securities and could impair our ability to raise capital through the sale of additional securities. Despite a potential decline in the public trading price of our securities, the Selling Securityholder may still experience a positive rate of return on the securities they purchased and may have an incentive to sell due to the differences in the purchase prices for the Webull Class A Ordinary Shares and the public trading price of our Webull Class A Ordinary Shares. Our public securityholders may not experience a similar rate of return on the securities they purchased due to differences in their purchase prices and the current trading price. The Selling Securityholder is deemed to have purchased the Commitment Shares at $12.56 per share and therefore, assuming such Commitment Shares have not already been sold, based on the last reported trading price of the Webull Class A Ordinary Shares on September 5, 2025 of $12.93, the Selling Securityholder would experience a potential profit of approximately $0.37 per Commitment Share. Further, as described in more detail above, Webull will be selling Webull Class A Ordinary Shares to the Selling Securityholder pursuant to the Purchase Agreement at variable prices and at a 2.5% discount to the Market Price. The frequency of sales by the Selling Securityholder could also cause the market price of our securities to decline or increase the volatility in the market price of our securities. Sales of shares of our Webull Class A Ordinary Shares, if any, to the Selling Securityholder under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Securityholder all, some or none of the shares of our Webull Class A Ordinary Shares that may be available to sell to the Selling Securityholder pursuant to the Purchase Agreement. For more information also see “Committed Equity Financing — Effect of Sales of Webull Class A Ordinary Shares under the Purchase Agreement on Securityholders.”

We provide more information about how the Selling Securityholder may sell or otherwise dispose of the Webull Class A Ordinary Shares offered for resale pursuant to this prospectus in the section entitled “Plan of Distribution.” We will bear all costs, expenses, and fees in connection with the registration of the Webull Class A Ordinary Shares offered hereby. The Selling Securityholder will receive all commissions and discounts, if any, attributable to its sales of the Webull Class A Ordinary Shares offered hereby.

The Webull Class A Ordinary Shares and Webull Warrants began trading on April 11, 2025 on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “BULL” and “BULLW”, respectively. On September 5, 2025, the last reported prices of the Webull Class A Ordinary Shares and Webull Warrants, as reported on the Nasdaq, were $12.93 and $4.97, respectively.

As of the date of this prospectus, Webull had (i) 411,508,855 Webull Class A Ordinary Shares and 82,988,016 Webull Class B Ordinary Shares issued and outstanding, and (ii) 9,675,386 Webull Warrants issued and outstanding. Webull also has 44,400,984 Webull Class A Ordinary Shares reserved for issuance pursuant to its Global Plan (as defined herein).

Potential sales by our significant shareholders could also have a significant negative impact on the market price of our securities while sales to and by the Selling Securityholder under the Purchase Agreement occur. Immediately following the consummation of the Business Combination (as defined herein), 455,599,003 Webull Ordinary Shares (including 82,988,016 Webull Class B Ordinary Shares) were held by the Existing Webull Shareholders and were subject to the transfer restrictions in the Webull Articles and 3,892,884 Webull Ordinary Shares were held by the Initial SKGR Shareholders and certain non-redemption agreement investors and were subject to the transfer restrictions in the Auxo Support Agreement. However, certain lock-up restrictions entered into in connection with the Business Combination will expire one year after the Closing Date (as defined herein) (with respect to the Webull Ordinary Shares held by the Initial SKGR Shareholders and certain non-redemption agreement investors) and one hundred eighty days after the Closing Date (with respect to Webull Ordinary Shares held by Existing Webull Shareholders). The lock-up restrictions described in the foregoing are subject to specified exceptions that may result in earlier transfers or releases of such securities. For instance, the release of Webull Class A Ordinary Shares from the transfer restrictions may occur if the Webull Class A Ordinary Shares trade above $12.00 for twenty (20) trading days within a thirty (30)-trading day period. For more information on securities eligible for future sale, including securities not covered by this resale prospectus and the different resale options that certain of our shareholders may have with respect to the securities that are currently subject to transfer restrictions as described in the foregoing, see the section entitled “Securities Eligible for Future Sale” and “Risk Factors” in this prospectus.

Moreover, Webull qualifies as a “controlled company” as defined under the corporate governance rules of the Nasdaq, because Mr. Anquan Wang, one of the founders of Webull, beneficially owns all of our issued and outstanding Webull Class B Ordinary Shares, which represent approximately 80.1% of the total voting power of all issued and outstanding Webull Ordinary Shares, as of the date of this prospectus. As further described under “Beneficial Ownership,” Mr. Anquan Wang also has beneficial ownership over 10,263,484 Webull Class A Ordinary Shares held of record by Webull Partners Limited (our share-award platform entity for certain of our employees, officers and directors) and may exercise the voting rights with respect to up to 34,645,867 Webull Class A Ordinary Shares subject to the satisfaction of certain conditions under the Proxy Agreement (as defined below) with certain other shareholders of Webull. For so long as Webull remains a controlled company under that definition, it is permitted to elect to rely, and may rely, on certain exemptions from Nasdaq corporate governance rules. As a foreign private issuer and a “controlled company,” Webull is permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including (i) an exemption from the rule that a majority of our board of directors must be independent directors; (ii) an exemption from the rule that director nominees must be selected or recommended solely by independent directors; (iii) an exemption from the rule that the compensation committee must be comprised solely of independent directors; and (iv) an exemption from the requirement that an audit committee be comprised of at least three members under Nasdaq Rule 5605(c)(2)(A). Webull has decided to rely on all of the foregoing exemptions available to foreign private issuers and “controlled companies.” Accordingly, our shareholders do not have the same protection afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance standards, and the ability of our independent directors to influence our business policies and affairs may be reduced. Webull may rely on additional exemptions available to foreign private issuers in the future.

Webull is an “emerging growth company” under applicable U.S. federal securities laws and, as further described in this prospectus, Webull has elected to take advantage of the benefits of an extended transition period for complying with new or revised accounting standards as required when they are adopted for public companies. As a result, Webull’s operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

Investing in our securities involves risks. See “Risk Factors” beginning on page 9 of this prospectus. Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 8, 2025.

Neither Webull nor the Selling Securityholder has authorized anyone to provide any information or to make any representations other than the information contained in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. We and the Selling Securityholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Selling Securityholder have not authorized any other person to provide you with different or additional information. Neither we nor the Selling Securityholder is making an offer to sell the securities covered by this prospectus in any jurisdiction where the offer or sale is not permitted. This offering is being made in the United States and elsewhere solely on the basis of the information contained in this prospectus. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities covered by this prospectus. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which such offer or solicitation is unlawful.

For investors outside the United States: Neither Webull nor the Selling Securityholder has done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, this offering of securities covered by this prospectus and the distribution of this prospectus outside the United States.

Our Company is incorporated in the Cayman Islands, and we are a “foreign private issuer” under the rules of the SEC. As a foreign private issuer, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Exchange Act. Moreover,

i

a number of our directors and executive officers are not residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal or state securities laws of the United States. We have been advised by our legal counsel in the Cayman Islands that it is uncertain as to whether the courts in the Cayman Islands would entertain original actions based on U.S. federal or state securities laws or enforce judgments from U.S. courts against us or our officers and directors which originated from actions alleging civil liability under U.S. federal or state securities laws. See “Enforcement of Civil Liabilities under U.S. Securities Laws” for additional information.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Financial Statements

We maintain our books and records in US Dollar and prepare our consolidated financial statements in accordance with the accounting principles generally accepted in the United States (“US GAAP”).

Webull Corporation’s audited consolidated financial statements were prepared in accordance with U.S. GAAP have been audited by KPMG LLP, as stated in their report included in this prospectus.

Webull Corporation’s unaudited condensed consolidated financial statements as of and for the three and six months ended June 30, 2025 (“interim financial statements”) were prepared in accordance with U.S. GAAP.

Our fiscal year ends December 31. Because the Closing of the Business Combination happened subsequently to December 31, 2024, Webull’s audited consolidated financial statements included in this prospectus do not reflect the Closing of the Business Combination. Webull’s interim financial statements included within this prospectus reflect the effects of the Business Combination closing on April 10, 2025. None of the financial statements presented in this prospectus reflect the consummation of the pending Webull Pay Transaction (as defined and further described herein).

Basis of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Rounding

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them. With respect to financial information set out in this prospectus, a dash (“—”) signifies that the relevant figure is not available or not applicable, while a zero (“0.0”) signifies that the relevant figure is available but is or has been rounded to zero.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus regarding Webull’s industry and the regions in which it operates, including Webull’s general expectations and market position, market size, market opportunity, market share and other management estimates, is based on information obtained from industry publications and reports and forecasts provided to Webull by third-party sources. In some cases, Webull does not expressly refer to the sources from which this information is derived. This information is subject to significant uncertainties and limitations and is based on assumptions and estimates that may prove to be inaccurate. Neither we nor the Selling Securityholder can guarantee the accuracy or completeness of any such information contained in this prospectus. You are therefore cautioned not to give undue weight to this information.

Webull has not independently verified the accuracy or completeness of any such information. Similarly, internal surveys, industry forecasts and market research, which Webull believes to be reliable based upon its management’s knowledge of the industry, have not been independently verified. While Webull believes that the market data, industry forecasts and similar information included in this prospectus are generally reliable, such information is inherently imprecise. In addition, assumptions and estimates of Webull’s future performance and growth objectives and the future performance of its industry and the markets in which it operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those discussed under the headings “Risk factors,” “Cautionary Note Regarding Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus supplement.

TRADEMARKS AND TRADE NAMES

We own or have rights to various trademarks, trade names or service marks that we use in connection with our business, including, among others, “Webull” and our other registered and common law trade names, trademarks and service marks, including our corporate logo. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus are listed without the ™ and ® symbols, but we will assert, to the fullest extent under applicable law, rights to such trademarks, service marks and trade names.

FREQUENTLY USED TERMS

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

“API” means application programming interface, a tool that allows computer programmers to access the functionality of published software modules and services on the web, which plays an important role in app development and network programming;

“Auxo” means Auxo Capital Managers LLC, a Delaware limited liability company established for the purpose of forming and managing SKGR, and its permitted transferees;

“Business Combination Agreement” means the business combination agreement, dated as of February 27, 2024, as amended on December 5, 2024 and as amended on March 31, 2025, by and among SKGR, Webull, Merger Sub I and Merger Sub II;

“Business Combination” means the transactions contemplated by the Business Combination Agreement, including the Mergers, and the other transactions contemplated by the other transaction documents contemplated by the Business Combination Agreement;

“Cayman Companies Act” means the Companies Act (As Revised) of the Cayman Islands;

“Closing” means the closing of the Business Combination contemplated by the Business Combination Agreement;

“Closing Date” means April 10, 2025;

“Code” means the Internal Revenue Code of 1986, as amended;

“Company” means Webull Corporation, a Cayman Islands exempted company;

“customer(s)” means registered users who have opened a brokerage account through any of our licensed broker-dealers;

“customer assets” means the sum of the fair value of all equities, ETFs, options, warrants, futures, and cash held by customers in their Webull brokerage accounts, net of customer margin balances, as of the record date. While customer assets are significantly impacted by mark-to-market valuations of customers’ investments, we consider customer assets an important metric as growth in customer assets generally leads to an increase in trading volumes and revenue;

“DARTs” means daily average revenue trades, which is the number of customer trades executed during a given period divided by the number of trading days in that period (DARTs provide us information on how active our customers trade; a limitation of this metric is that it does not capture the size of the trade and revenue per trade varies significantly depending on size and type of trades);

“equities notional volume” means the aggregate dollar value (purchase price or sale price as applicable) of trades executed over a specified period of time (Equities notional volume directly drives our equities trading revenue, as we earn payment for order flow or commissions for customers’ equities trades based on a percentage of notional value. However, equities notional volume is highly sensitive to market conditions in the short-term, which makes predicting our equity trading revenue with precision difficult);

“Existing Webull Shareholders” mean the shareholders of Webull immediately prior to the consummation of the Business Combination;

“First Merger” means the merger whereby Merger Sub I merged with and into SKGR, with SKGR being the surviving company as a wholly-owned subsidiary of Webull;

“funded account” means a Webull brokerage accounts into which the customer has made an initial deposit or money transfer, of any amount, whose account balance (which is measured as the fair value of assets in the customer’s account less the amount due from the customer) has not dropped to or below zero for 45 consecutive calendar days as of the record date (funded accounts reflect unique customers, and multiple funded accounts by a single customer are counted as one funded account. Growth in our funded accounts provides insight as to the effectiveness of our marketing efforts and our ability to acquire monetizable customers. Funded accounts are positively correlated with, but are not determinative, of customer assets, trading volumes, and revenue);

“Lock-Up Period” means a period commencing on the Closing Date and ending on the date that is one hundred and eighty (180) days from the Closing Date;

“Lock-Up Shares” means any Webull Class A Ordinary Shares held by the Lock-Up Shareholders on the Closing Date and any Ordinary Shares acquired by the Lock-Up Shareholders upon the vesting or exercise of equity awards granted pursuant to the Company’s equity incentive plans;

“Lock-Up Shareholders” means the Members set forth on Schedule A attached to the Webull Articles (and any other person to whom such person may transfer any Lock-Up Shares as permitted under clauses (a) through (h) of Article 6.9 of the Webull Articles);

“Initial SKGR Shareholders” means collectively, Auxo, the independent directors of SKGR immediately prior to the consummation of the Business Combination, and any of their permitted transferees;

“Mergers” means, collectively, the First Merger and the Second Merger;

“Nasdaq” means the Nasdaq Stock Market LLC;

“options contracts volume” means the total number of options contracts bought or sold over a specified period of time (Options contracts volume directly drives our options trading revenue, as we earn payment for order flow or commissions for customers’ options trades on a per contract basis. However, options contracts volume is highly sensitive to market conditions in the short-term, which makes predicting our options trading revenue with precision difficult);

“Other Registration Statement” means the registration statement on Form F-1 that Webull filed with the SEC and that was declared effective on May 9, 2025, as it may be amended or supplemented, and pursuant to which Webull registered, among others, (a) for resale up to 147,445,012 Webull Class A Ordinary Shares and (b) the issuance and sale of up to 17,271,990 Webull Class A Ordinary Shares issuable upon exercise of the 17,271,990 Webull Warrants that were issued and outstanding as of the closing of the Business Combination.

“quarterly churn rate” means the ratio of (i) churned accounts during the current quarter to (ii) the sum of total funded accounts at the end of the preceding quarter and new funded accounts acquired during the current quarter;

“quarterly retention rate” means one minus the quarterly churn rate;

“Registered users” means those users who have registered on our platform but not necessarily have opened a brokerage account with one of our licensed broker-dealers (growth in our registered users provides insight as to the popularity of the Webull App. While we do not generate revenue from registered users who do not have brokerage accounts with us, registering an account on the Webull App is the first step toward opening and funding a brokerage account with us );

“Second Merger” means the merger whereby SKGR (as the surviving entity of the First Merger) merged with and into Merger Sub II, with Merger Sub II being the surviving company and remaining as a wholly-owned subsidiary of Webull;

“SKGR” means SK Growth Opportunities Corporation, formerly a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities;

“SKGR Class A Ordinary Shares” means the Class A ordinary shares of SKGR, par value $0.0001 per share;

“SKGR Class B Ordinary Shares” means the Class B ordinary shares of SKGR, par value $0.0001 per share;

“SKGR IPO” means the initial public offering of SKGR that was consummated on June 23, 2022;

“SKGR Ordinary Shares” means the ordinary shares of SKGR, par value $0.0001 per share, consisting of SKGR Class A Ordinary Shares and SKGR Class B Ordinary Shares;

“SKGR Private Warrants” means the non-redeemable warrants sold to Auxo in the private placement consummated concurrently with the SKGR IPO, each entitling Auxo to purchase one SKGR Class A Ordinary Share on a cashless basis or at an exercise price of $11.50 per share, subject to adjustment;

v

“SKGR Public Warrants” means the redeemable warrants issued in the SKGR IPO, each entitling its holder to purchase one SKGR Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment;

“SKGR Shareholders” means the holders of SKGR Ordinary Shares;

“SKGR Warrants” means collectively, the SKGR Private Warrants and the SKGR Public Warrants;

“Webull” means Webull Corporation, a Cayman Islands exempted company;

“Webull Articles” means the fifth amended and restated memorandum and articles of association of Webull, which was adopted and became effective immediately prior to the effective time of the First Merger;

“Webull Class A Ordinary Shares” means the Class A ordinary shares of Webull, par value US$0.00001 per share, each entitling the holder thereof to one vote;

“Webull Class B Ordinary Shares” means the Class B ordinary shares of Webull, par value US$0.00001 per share, each entitling the holder thereof to 20 votes;

“Webull Financial” means Webull Financial LLC, a limited liability company incorporated under the laws of the State of Delaware;

“Webull Incentive Warrants” means, collectively, each redeemable warrant to purchase one Webull Class A Ordinary Share pursuant to the terms of the Incentive Warrant Agreement and the outstanding of which were redeemed on June 30, 2025 pursuant to the terms of the Incentive Warrant Agreement;

“Webull Ordinary Shares” means ordinary shares of Webull, par value US$0.00001 per share, consisting of Webull Class A Ordinary Shares and Webull Class B Ordinary Shares;

“Webull Private Warrants” means the warrants into which the SKGR Private Warrants converted at the effective time of the First Merger and which were otherwise identical to the Webull Public Warrants, except that, as long as they were held by Auxo, they were non-redeemable and were exercisable to purchase Webull Class A Ordinary Share on a cashless basis;

“Webull Public Warrants” means the redeemable warrants into which the SKGR Public Warrants converted at the effective time of the First Merger, each entitling its holder to purchase one Webull Class A Ordinary Share at a price of US$11.50 per share, subject to adjustment, and any Webull Private Warrants that became Webull Public Warrants because they ceased to be held by Auxo;

“Webull Securities” means collectively, the Webull Class Ordinary Shares, the Webull Private Warrants, the Webull Public Warrants and the Webull Incentive Warrants, as the context may require;

“Webull Securityholders” means, collectively, holders of Webull Securities;

“Webull Shareholders” means holders of Webull Ordinary Shares; and

“Webull Warrants” means, collectively, the Webull Private Warrants and the Webull Public Warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve significant risks and uncertainties. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “anticipates,” “believes,” “continues,” “could,” “estimates,” “forecasts,” “intends,” “expects,” “may,” “plans,” “predicts,” “projects,” “proposes,” “seeks,” “should,” “targets” or “will” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts.

Such forward-looking statements are based on available current market information and the current expectations of the Company including beliefs and forecasts concerning future developments and the potential effects of such developments on the Company. Factors that may impact such forward-looking statements include:

•        the ability of the Company to grow and manage growth profitably, maintain relationships and deepen engagement with users, customers and suppliers, and retain its management and key employees;

•        the reliance of key functions of the Company’s business on third-parties and the risk that the Company’s platform and systems rely on software and applications that are highly technical and may contain undetected errors that could result in unexpected network interruptions. failures, security breaches, or computer virus attacks;

•        the risks associated with the Company’s global operations and continued global expansion, including, but not limited to, the risks related to complex or constantly evolving political or regulatory environments that may result in substantial costs or require adverse changes to the Company’s business practices;

•        the Company’s estimates of expenses, costs, of profitability or of other operational and financial metrics as well as the Company’s expectations regarding demand for and market acceptance of its products and service;

•        the Company’s reliance on trading related income, including payment for order flow (“PFOF”), and the risk of new regulation or bans on PFOF and similar practices;

•        the Company’s exposure to fluctuations in interest rates, rapidly changing interest rate environments, volatile prices of securities and digital assets and their respective trading volumes;

•        the Company’s reliance on a limited number of market makers and liquidity providers to generate a large portion of its revenues, and the negative impact of the loss of any of those market makers or liquidity providers;

•        the effects of competition in the Company’s industry and the Company’s need to constantly innovate and invest in new markets, products, technologies or services to retain, attract and deepen engagement with users;

•        changes in international trade policies and trade disputes that could result in tariffs, taxes or other protectionist measures adversely affecting our business;

•        risks related to general political, economic and business conditions globally and in jurisdictions where the Company operates;

•        risk of further actions taken by various government bodies in the United States that have made the Company the subject of inquiries and investigations relating to concerns about our connections to China;

•        the risk that the failure to protect customer data and privacy or to prevent security breaches relating to the Company’s platform could result in economic loss, damage to its reputation, deter customers from using its products and services, and expose it to legal penalties and liability;

•        risks related to the Company’s need as a regulated financial services company to develop and maintain effective compliance and risk management infrastructures as well as to maintain capital levels required by regulators and self-regulatory organizations;

•        the ability to meet, or continue to meet, stock exchange listing standards;

•        the possibility of adverse developments in pending or new litigation and regulatory investigations;

•        risks related to the Company’s securities and its status as a foreign private issuer and the fact that the information the Company is required to file with or furnish to the U.S. Securities and Exchange Commission (the “SEC”) may be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers;

•        risks related to the offer and resale of Webull Class A Ordinary Shares pursuant to this prospectus, or risks related to the issuance, offer or resale of other securities that we previously registered on the Other Registration Statement, such as dilution from the issuance of additional Webull Class A Ordinary Shares under the Purchase Agreement or upon exercise of the Webull Warrants, and increased volatility, or significant declines, in the price of our securities based on increased trading activity and the perception that sales of our securities may occur;

•        our ability to meet conditions precedent to issue Webull Class A Ordinary Shares to the Selling Securityholder under the Purchase Agreement and the fact that there can be no guarantee of how many Webull Class A Ordinary Shares will be sold under the Purchase Agreement, if any at all;

•        the volatility of cryptocurrency prices and trading volumes;

•        risks related to significant disruptions in the cryptocurrency market that negatively impacts user engagement with cryptocurrency trading on our platform;

•        political, regulatory or economic changes that affect cryptocurrencies, including changes in the governance of a cryptocurrency; and

•        the other risks and uncertainties included in this prospectus under “Risk Factors.”

There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. Undue reliance should not be placed upon any forward-looking statements made by the Company and any forward-looking statements made involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described above and under “Risk Factors” in this prospectus. Reported results should not be considered an indication of future performance. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all the information that may be important to you, and we urge you to read this entire prospectus carefully, including the sections entitled “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes to those consolidated financial statements, before deciding to invest in our securities.

Who We Are

Webull is a leading digital investment platform built upon a next-generation global infrastructure. We strive to be the platform of choice for a new generation of investors by building an efficient, low-cost, and easy-to-use global investment platform. We distinguish ourselves from other investment service providers by offering a mobile-first user experience, a broad range of investment products and extensive functionality constructed to help our customers build wealth over time. We arm each customer with the tools they need to develop into what we refer to as an informed investor — one who understands the market and has the confidence to succeed as an investor. The Webull platform originally provided users free access to market data and analytical tools, but expanded to offer financial products when we launched brokerage services in the United States in May 2018. Since then, we have expanded to offer services in 14 markets across North America, Asia Pacific, Europe and Latin America, and today, the Webull App has been downloaded more than 51.8 million times and has over 24.9 million registered users globally.

Our goal is to make the tools, products, data, and analytics that have historically been accessible only to professional investors available to the retail investing community, and to deliver those tools through the retail investors’ preferred medium of trading — mobile. We built our platform to target the retail investor customer base. Legacy providers, despite having invested significantly in their technology, offer limited mobile functionality and are better suited for investors that prefer trading behind a computer. Digitally-native online investment platforms, meanwhile, provide a simplified mobile-based user experience but may not have the product depth or analytical tools to support informed investing.

Webull’s platform solves these pain points. We believe all investors, not just professional investors that can afford to pay for expensive subscriptions, should have access to advanced, real-time market data and news. We also recognize that investing decisions are based on insights and not information alone, so we provide tools to help users translate observations into actionable trade ideas. We also provide an open digital community fostering learning and the sharing of ideas, creating a virtual trading floor experience. Finally, we know today’s informed investors are not always trading from behind a desk, so we have enhanced the experience with a digital platform that fits elegantly on a mobile device, where customers can expertly research ideas, analyze data, execute trades and monitor their portfolios — the same as professional investors.

We believe Webull represents the future of retail investing and that we have differentiated ourselves from other offerings in the market. Our platform today is a venue where experienced and novice investors alike can develop the confidence and access the tools to grow their personal wealth. We offer the following features:

•        Mobile-First Interface and Competitive Pricing:    We offer our brokerage services with competitive pricing in every market where we operate, including zero-commission trading on U.S. equities and options for United States clients and low trading commissions in markets outside the United States, via an intuitive mobile-first interface.

•        Product Depth:    We provide a full suite of products tailored to the needs and preferences of both self-directed and passive investors. We support multiple asset classes, extended trading sessions, and global market access. We also developed wealth management offerings such as cash management, robo-advisor, and managed retirement accounts for those customers who prefer a more passive investment solution.

•        In-Depth Data and Analytic Tools:    We provide wide-ranging, in-depth market data and advanced analytical tools that allow users to make informed investing decisions.

•        Connected Webull Community:    Through our online Webull Community, we provide our users with a real-time direct connection to other investors, companies, and opinion leaders to facilitate learning, investing, and sharing.

•        Multi-Platform Interoperability:    Webull offers seamless interoperability to clients investing via mobile, tablet, web-based, and desktop devices. Our platform allows users to consolidate watchlists, conduct analyses, place orders, and manage positions across devices using the same Webull account.

Our customers are generally working professionals in their 30’s with some prior experience in investing. As of June 30, 2025, approximately 38% of our customers had “good” or “extensive” investing experience, and approximately 36% had “limited” experience, as self-reported by customers with funded accounts. Regardless of experience, we allow anyone to create a free account on Webull and access the information and analytical tools that will help them develop their investing abilities and grow their wealth. Our customers are loyal as demonstrated by an approximately 97.1% quarterly retention rate in the first half of 2025. We think of our customers as long-term partners, because our success depends on theirs.

We launched our broker-dealer services in the United States in May 2018. We chose the United States as a launching point because of the depth and complexity of its capital markets and the magnitude of its opportunity. The United States also allows us to anchor our “global but localized” value proposition given the connectivity of the markets. Within approximately two and a half years of launch, we grew to over one million funded accounts and $100 billion in cumulative trading volume. We subsequently expanded into a number of global markets, including Canada, Hong Kong, Singapore, Indonesia, Malaysia, Thailand, Australia, Japan, the United Kingdom, South Africa, and the Netherlands, and are preparing to launch our business in additional markets in Europe and Latin America. We currently hold twelve broker-dealer licenses, approvals and/or registrations across the United States, Canada, Asia Pacific, Europe, and Africa.

We principally generate revenue from our brokerage business in the United States through an industry-standard process called payment for order flow, or PFOF, whereby a brokerage firm receives payments for directing orders to different wholesale market makers and exchange partners for trade execution, rather than from brokerage commissions charged to customers. In markets outside of the United States, we typically charge commissions directly to our retail customers.

For more information on our business, our strength and strategies, our corporate structure, recent financial results, our directors and executive officers, material contracts, share ownership, related party transactions, please see the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” “Business,” “Directors and Management,” “Material Contracts and Related Party Transactions” and “Beneficial Ownership” in this prospectus.

Recent Developments

•        In February 2025, Webull partnered with Kalshi, the first CFTC-regulated exchange with prediction markets, to offer its users the ability to trade binary event contracts on the Webull platform. Webull initially offered S&P 500 and Nasdaq hourly binary contracts.

•        In March 2025, Webull successfully launched Webull Premium, a subscription-based membership service that unifies Webull’s best-in-class products and offers an elevated investing experience for users. As of June 30, 2025, Webull Premium had approximately 75,000 users, representing nearly $2.9 billion in customer assets.

•        Subsequent to the close of the first quarter ended March 31, 2025, Webull consummated its previously announced business combination and the Webull Class A ordinary shares, Webull Warrants and Webull Incentive Warrants began trading on Nasdaq.

•        In May 2025, Webull enhanced the Webull Advisors platform by partnering with BlackRock to offer model portfolios. Webull Advisors now delivers intelligent, automated wealth management tools to its U.S.-based customers. Investors can now access a range of professionally managed, diversified portfolios across various asset classes, including alternatives and digital assets.

•        Effective on June 8, 2025, the board of directors of Webull appointed Walter Bishop as an independent director of the Company and a member of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. In connection with his appointment, Webull entered into an independent director agreement and an indemnification agreement with Mr. Bishop in the same form as the independent director agreements and indemnification agreements it executed with Mr. Houlihan.

Mr. Bishop has no family relationships with any of the executive officers or directors of the Company. Except for the independent director agreement as stated above, there is no other employment agreement between the Company and Mr. Bishop, nor are there any arrangements or plans in which the Company will provide compensation, bonus, pension, retirement, or similar benefits to Mr. Bishop. Mr. Bishop has not engaged in any transaction that would be reportable as a related party transaction.

•        On June 30, 2025, Webull completed the redemption of all of the issued and outstanding Webull Incentive Warrants pursuant to the terms of the Incentive Warrant Agreement. Prior to the redemption, a total of 20,453,945 Webull Incentive Warrants were exercised and each converted into one Webull Class A Ordinary Share at an exercise price of $10.00 per share, resulting in aggregate gross proceeds to Webull of approximately $204.5 million. The remaining 459,144 Webull Incentive Warrants that were not exercised on or prior to June 30, 2025 were redeemed at $0.01 per warrant. Following the redemption deadline, no Webull Incentive Warrants are issued and outstanding.

•        On July 1, 2025, Webull executed the Purchase Agreement with the Selling Securityholder. For more information on the Purchase Agreement, see “Committed Equity Financing.” As of the date of this prospectus, which forms a part of the post-effective amendment no. 1 to the initial registration statement related to this offering that was initially filed on July 18, 2025 with the SEC, Webull has issued and sold to the Selling Securityholder 9,750,000 Webull Class A Ordinary Shares (excluding the 159,236 Commitment Shares) and raised proceeds of approximately $149.2 million under the Purchase Agreement in connection with such sales.

•        On July 11, 2025, Webull entered into a business combination agreement with Feather Sound II Inc., a direct wholly owned subsidiary of the Company and Webull Pay Inc., pursuant to which Webull Pay Inc. will merge with and into Feather Sound II Inc., with Webull Pay Inc. surviving as a direct wholly owned subsidiary of Webull. This transaction is part of Webull’s plan to reintroduce crypto trading to its global customers. For more information, see “Related Party Transactions — Webull Pay Business Combination.”

•        On August 25, 2025, Webull announced its re-entry into the cryptocurrency market in the U.S., where users can now buy and sell digital currencies directly within the platform. Webull had previously announced the availability of crypto trading in Brazil, and crypto trading in Australia has since commenced, with plans to roll out crypto offerings in additional markets over the following months.

•        On September 8, 2025, Webull announced its entry into the European market with the launch of brokerage services in the Netherlands. Through the Webull platform, residents in the Netherlands can now trade European and U.S.-listed equities (stocks), fractional shares, European ETFs, and U.S. options. Webull plans to extend its services to additional EU countries in the coming months.

Corporate Information

The legal name of the Company is “Webull Corporation”. The Company was incorporated under the laws of the Cayman Islands on September 2, 2019. The address of the principal executive office of the Company is 200 Carillon Parkway, St. Petersburg, Florida 33716, and the telephone number of the Company is (917) 725-2448. Our registered offices are located at VISTRA (CAYMAN) LIMITED, P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 — 1205 Cayman Islands. Our principal website is www.webullcorp.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus or the registration statement of which it forms a part.

Emerging Growth Company

Webull is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, Webull is be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, an exemption from the provisions of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requiring that our independent registered public accounting firm provide an attestation on the effectiveness of our internal control over financial reporting and reduced disclosure obligations regarding executive compensation. If some investors find Webull’s securities less attractive as a result, there may be a less active trading market for Webull’s securities and the prices of Webull’s securities may be more volatile.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. Pursuant to the JOBS Act, Webull has elected to take advantage of the benefits of this extended transition period for complying with new or revised accounting standards as required when they are adopted for public companies. As a result, Webull’s operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

Webull will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the Closing, (b) in which Webull has total annual gross revenue of at least US$1.235 billion, or (c) in which Webull is deemed to be a large accelerated filer, which means the market value of Webull’s common equity that is held by non-affiliates exceeds US$700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which Webull has issued more than US$1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Foreign Private Issuer

Webull is a foreign private issuer within the meaning of the rules under the Exchange Act and, as such, Webull is permitted to follow the corporate governance practices of its home country, the Cayman Islands, in lieu of the corporate governance standards of Nasdaq applicable to U.S. domestic companies. For example, Webull is not required to have a majority of the board consisting of independent directors nor have a compensation committee or a nominating and corporate governance committee consisting entirely of independent directors under Cayman Islands law.

As a foreign private issuer, we report under the Exchange Act as a non-U.S. company with foreign private issuer status — this means that we are, among others, subject to reduced and less timely disclosure requirements and are exempt from certain provisions of the U.S. securities rules and regulations applicable to U.S. domestic issuers, including:

•        the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

•        the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

•        the selective disclosure rules by issuers of material non-public information under Regulation FD.

In addition, we currently rely on certain foreign private issuer exemptions from Nasdaq listing standards, including an exemption from the requirement that an audit committee be comprised of at least three members under Nasdaq Rule 5605(c)(2)(A) and certain phase-in exemptions with respect to compliance with the audit committee requirements set forth in Nasdaq Rule 5605(c)(2) and Rule 10A-3 under the Exchange Act.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities become directly or indirectly held of record by U.S. holders and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

As a result of the foregoing, Webull’s shareholders may not have the same protection afforded to shareholders of U.S. domestic companies that are subject to Nasdaq corporate governance requirements. In this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being a foreign private issuer. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities.

Controlled Company

By virtue of being a controlled company under Nasdaq listing rules, Webull may elect not to comply with certain Nasdaq corporate governance requirements, including that: a majority of board of directors must be independent directors; the compensation and nominating committees composed solely of independent directors; the compensation of executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors; and director nominees selected or recommended to the board of directors for selection, either by a majority of the independent directors, or a nominating committee composed solely of independent directors.

Webull intends to rely on all of the foregoing exemptions available to a “controlled company.” As a result, its shareholders will not have the same protections afforded to shareholders of companies that are subject to all of Nasdaq’s corporate governance requirements.

THE OFFERING

This summary highlights information presented in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all the information you should consider before investing in our securities. You should carefully read this entire prospectus before investing in our securities, including the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus, and our consolidated financial statements and notes to those consolidated financial statements.

Securities being registered for resale by the Selling Securityholders

Up to (a) 159,236 Webull Class A Ordinary Shares issued pursuant to the Purchase Agreement to the Selling Securityholder as Commitment Shares at a deemed $12.56 purchase price per share, and (b) 75,000,000 Webull Class A Ordinary Shares that Webull may, in its discretion, elect to issue and sell to the Selling Securityholder, from time to time, pursuant to the Purchase Agreement. As of the date of this prospectus, which forms a part of the post-effective amendment no. 1 to the initial registration statement related to this offering that was initially filed on July 18, 2025 with the SEC, Webull has issued and sold to the Selling Securityholder 9,750,000 Webull Class A Ordinary Shares (excluding the 159,236 Commitment Shares) under the Purchase Agreement.

Offering prices for resales	The Selling Securityholder will determine when and how they will dispose of the Webull Class A Ordinary Shares registered under this prospectus for resale.
Webull Class A Ordinary Shares issued and outstanding as of the date of this prospectus	411,508,855 Webull Class A Ordinary Shares.
Webull Class A Ordinary Shares issued and outstanding after this offering	476,758,855 Webull Class A Ordinary Shares, assuming the sale by us of 65,250,000 Webull Class A Ordinary Shares that may still be offered for resale pursuant to this prospectus.
Use of proceeds

This prospectus relates to Webull Class A Ordinary Shares that may be offered for resale from time to time by the Selling Securityholder. All of the Webull Class A Ordinary Shares offered for resale by the Selling Securityholder pursuant to this prospectus will be sold by the Selling Securityholder for its own account, and we will not receive any proceeds from such resales. However, we may receive up to $1,000,000,000 of gross proceeds under the Purchase Agreement from any sales we make to the Selling Securityholder pursuant to the Purchase Agreement. As of September 8, 2025, we have raised proceeds of approximately $149.2 million under the Purchase Agreement in connection with such sales. We will pay certain expenses associated with the registration of the Webull Class A Ordinary Shares covered by this prospectus and the execution of the Purchase Agreement (including a $25,000 structing fee and the Commitment Shares), as described in the section entitled “Plan of Distribution.” We expect to use any proceeds that we receive from sales, if any, under the Purchase Agreement, for working capital and general corporate purposes. For more information, see “Use of Proceeds.”

Voting rights of Webull Ordinary Shares

Each outstanding Webull Class A Ordinary Share is entitled to one vote on all matters submitted to a vote of shareholders. Each outstanding Webull Class B Ordinary Share, all of which are held by our founder Anquan Wang, is entitled to twenty votes on all matters submitted to a vote of shareholders.

Market for our securities	The Webull Class A Ordinary Shares and Webull Warrants began trading on April 11, 2025 on Nasdaq under the symbols “BULL” and “BULLW,” respectively.
Dividend policy

We have never declared or paid cash dividends on our Webull Ordinary Shares. We currently intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Any future decisions regarding the declaration and payment of dividends will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, results of operation, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

Risk factors

See the section entitled “Risk Factors” in this prospectus (including the summary of the risk factors included therein) and the other information included in this prospectus for a discussion of factors you should consider before deciding to invest in our securities.

The number of Webull Class A Ordinary Shares to be outstanding after this offering as shown above is based on 411,508,855 Webull Class A Ordinary Shares issued and outstanding as of September 8, 2025 and excludes as of that date:

•        any Webull Warrants that may have been exercised on the date of this prospectus and for which Webull Class A Ordinary Shares are in the process of being issued;

•        9,675,386 Webull Class A Ordinary Shares issuable upon exercise of Webull Warrants that remain unexercised as of the date of this prospectus or may have been exercised on the date of this prospectus;

•        82,988,016 Webull Class B Ordinary Shares that may be converted into 82,988,016 Webull Class A Ordinary Shares;

•        44,400,984 Webull Class A Ordinary Shares reserved for issuance pursuant to the Global Plan; and

•        any additional Webull Class A Ordinary Shares that may be sold by Webull to the Selling Securityholder pursuant to the Purchase Agreement, as further described immediately below, and that may be registered for resale on a post-effective amendment to the registration statement of which this prospectus forms a part or by filing one or more additional registration statements.

The 75,159,236 Webull Class A Ordinary Shares registered for resale under the registration statement of which this prospectus forms a part are not all of the Webull Class A Ordinary Shares that may be sold pursuant to the Purchase Agreement. Pursuant to the Purchase Agreement the Selling Securityholder has committed to purchase from Webull, at Webull’s direction, up to $1,000,000,000 of Webull Class A Ordinary Shares, subject to terms and conditions specified in the Purchase Agreement. As of the date of this prospectus, which forms a part of the post-effective amendment no. 1 to the initial registration statement related to this offering that was initially filed on July 18, 2025 with the SEC, Webull has issued and sold to the Selling Securityholder 9,750,000 Webull Class A Ordinary Shares (excluding the 159,236 Commitment Shares) and raised proceeds of approximately $149.2 million under the Purchase Agreement in connection with such sales. Unless (i) Webull obtains shareholder approval pursuant to Nasdaq Rule 5635(d) to issue Webull Class A Ordinary Shares in excess of the Exchange Cap, or (ii) takes actions required pursuant to Nasdaq Rule 5615(a)(3) to duly and validly rely on an exemption for foreign private issuers from applicable rules and regulations of Nasdaq (as defined herein) by adopting a home country practice that allows Webull to issue Webull Class A Ordinary Shares to the Selling Securityholder in connection with the Purchase Agreement without regard to the limitations imposed by Nasdaq Rule 5635(d), Webull may not effect any sales under the Purchase Agreement to the extent that after giving effect to such sales the aggregate number of Webull Class A Ordinary Shares issued under the Purchase Agreement together with any Webull Ordinary Shares issued in connection with any other transactions that may be considered part of the same series of transactions, where the number of shares issued would exceed 96,891,594 Webull Ordinary Shares, i.e. the number of shares representing 19.99% of Webull’s outstanding Webull Ordinary Shares (including Webull Class A Ordinary Shares and Webull Class B Ordinary Shares on an as converted basis) as of the date of execution of the Purchase Agreement, subject to certain limited exceptions. If

Webull obtains shareholder approval to issue Webull Class A Ordinary Shares in excess of the Exchange Cap or takes actions to adopt a home country practice that would allow Webull to issue Webull Class A Ordinary Shares to the Selling Securityholder in connection with the Purchase Agreement without regard to the limitations imposed by Nasdaq Rule 5635(d), in each case as described above, Webull may register the resale by the Selling Securityholder of additional Webull Class A Ordinary Shares sold by Webull to the Selling Securityholder pursuant to the Purchase Agreement by filing a post-effective amendment to the registration statement of which this prospectus forms a part or by filing one or more additional registration statements. Therefore, the 75,159,236 Webull Class A Ordinary Shares registered for resale under the registration statement of which this prospectus forms a part are not all of the Webull Class A Ordinary Shares that may be sold pursuant to the Purchase Agreement. For more information, also see “Risk Factors — Risks Relating to Ownership of Securities of Webull and this Offering — It is not possible to predict the actual number of Webull Class A Ordinary Shares that we will sell to the Selling Securityholder under the Purchase Agreement, or the actual gross proceeds or dilution resulting from those sales. We may not have access to the full Commitment Amount available under the Purchase Agreement.”

RISK FACTORS

Summary of Risk Factors

Our business faces significant risks and uncertainties. You should carefully consider all of the information set forth in this prospectus and in other documents we file with or furnish to the SEC, including the risk factors following this risk factor summary, before deciding to invest in or to maintain an investment in our securities. Our business, as well as our reputation, financial condition, results of operations and price of our securities, could be materially adversely affected by any of these risks, as well as other risks and uncertainties not currently known to us or not currently considered material. You could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” The risks facing our Company and its securities include, among others, the following:

Risks Relating to Our Business

•        We have a limited operating history and our historical operating and financial results are not necessarily indicative of future performance, which makes it difficult to predict our future business prospects and financial performance.

•        We incurred net losses in the past, and we may not maintain net income in the future.

•        We face risks associated with our global operations and continued global expansion.

•        We face intense competition, and we may not compete effectively.

•        Our business is heavily reliant on trading related income; if there is a sustained slowdown in securities trading, our results of operations and business prospects may be adversely affected.

•        A majority of our trading-related income is derived from payment for order flow, or PFOF.

•        We are directly and indirectly exposed to fluctuations in interest rates, and rapidly changing interest rate environments could reduce our interest related income and adversely affect our results of operations.

•        We may not be able to successfully execute our strategies and effectively manage our growth and the increasing complexity of our business.

Risks Relating to Regulations Applicable to our Industry

•        We are subject to extensive regulatory requirements in the jurisdictions where we operate.

•        The regulatory environments that we operate in are constantly evolving, which may cause us to incur substantial costs or require us to change our business practices in ways that are adverse to our business.

•        We may be involved in regulatory investigations, actions, and settlements during our course of business, such as the $3 million fine we paid to FINRA in February 2023.

Risks Relating to Attracting, Retaining and Engaging Customers

•        We may be unable to retain existing customers or attract new customers, or fail to offer a positive trading experience to our customers and address their needs.

•        We cannot guarantee the profitability of our customers’ investments or ensure that our customers will exercise rational judgment with respect to their investments.

Risks Relating to Our Platform, Systems and Technology

•        Our platform and internal systems rely on software and applications that are highly technical and may contain undetected errors.

•        An increase in volume on the systems we use or other errors or events could cause them to malfunction.

•        We may experience unexpected network interruptions, security breaches, or computer virus attacks and failures in our information technology systems.

Risks Relating to Our Products and Services

•        Our PFOF practices may potentially create a misalignment of interest.

•        We rely on a limited number of market makers and liquidity providers to generate a large portion of our revenues. A loss of any of those market makers or liquidity providers could negatively affect our business.

•        We historically provided our customers access to digital assets trading via our Webull App, which may subject us to risks.

Risks Relating to Cryptocurrency Products and Services

•        The prices of most cryptocurrencies are extremely volatile. Fluctuations in the price of various cryptocurrencies might cause uncertainty in the market and could negatively impact trading volumes of cryptocurrencies, and we may not effectively identify, prevent or mitigate cryptocurrency market risks, any of which would adversely affect the success of our business, financial condition and results of operations.

•        In the United States, any particular cryptocurrency’s status as a “security” is subject to a high degree of uncertainty and if we have not properly characterized one or more cryptocurrencies, we might be subject to regulatory scrutiny, investigations, fines, and other penalties.

•        Cryptocurrency laws, regulations, and accounting standards are often difficult to interpret and are rapidly evolving in ways that are difficult to predict. Changes in these laws and regulations, or our failure to comply with them, could negatively impact cryptocurrency trading on our platforms.

Risks Relating to Cybersecurity, Data Privacy, and Intellectual Property

•        Failure to protect customer data and privacy or to prevent security breaches relating to our platform could result in economic loss, damage our reputation, deter customers from using our products and services, and expose us to legal penalties and liability.

•        Laws and regulations regarding cybersecurity and data privacy are complex and evolving.

Risks Relating to Ownership of Securities of Webull and this Offering

•        The securities that may be offered for resale by the Selling Securityholder with this prospectus following sales to the Selling Securityholder by us pursuant to the Purchase Agreement and the securities that may be offered for resale pursuant to the prospectus that is included in the Other Registration Statement, in each case, represent a substantial percentage of our total issued and outstanding securities and our public float. Future sales of our securities in the public market, or the perception that these sales might occur, could cause the market price of our securities to decline significantly.

•        It is not possible to predict the actual number of Webull Class A Ordinary Shares that we will sell to the Selling Securityholder under the Purchase Agreement, or the actual gross proceeds or dilution resulting from those sales. We may not have access to the full Commitment Amount available under the Purchase Agreement, and dilution to our existing shareholders may be significant.

•        Failure to meet Nasdaq’s continued listing requirements could result in the delisting of our securities, negatively impact the price of our securities and negatively impact our ability to raise additional capital.

•        Our management team has limited experience managing a public company, which may result in difficulty adequately operating and growing our business. The requirements of being a public company may also strain our resources and distract our management, which could make it difficult to manage our business.

•        We are a “controlled company” and a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies. As a result, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

•        If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, shareholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our securities.

Risks Relating to Our Business

We have a limited operating history and our historical operating and financial results are not necessarily indicative of future performance, which makes it difficult to predict our future business prospects and financial performance.

We have a limited operating history, which makes it difficult to evaluate our future prospects and ability to make profit. We launched our digital trading platform in May 2018, and have experienced a period of significant growth since then. We expect our business expansion to continue as we further grow our customer base, increase customer engagement and explore new market opportunities. However, due to our limited operating history, our historical growth rates and past revenues may not be indicative of our future performance. There is no assurance that our growth rate will continue in future periods and you should not rely on the revenue growth of any given prior quarterly or annual period as an indication of our future performance. If our growth rate were to decline significantly or become negative, it could adversely affect our operating results and financial condition.

We cannot assure you that we can successfully implement our business model. As the market and our business develop, we may modify our platform, products, and services. These changes may not achieve expected results and may have a material and adverse impact on our results of operations and financial condition. Rather than relying on our historical operating and financial results to evaluate us, you should consider our business prospects in light of the risks and difficulties we may encounter as an early-stage company operating in a rapidly evolving and highly competitive market. We may not be able to successfully address these risks and difficulties, which could significantly harm our business, results of operations, and financial condition.

We incurred net losses attributable to ordinary shareholders in the past, and we may not achieve net income attributable to ordinary shareholders in the future.

We incurred net losses attributable to ordinary shareholders in the past. We incurred net losses attributable to ordinary shareholders of $334.0 million, $517.8 million and $527.5 million, for the years ended December 31, 2023 and 2024 and for the six months ended June 30, 2025, respectively, after recognizing the effects of preferred share redemption value accretion. We cannot assure you that we will be able to achieve net income attributable to ordinary shareholders in the future. Any failure to increase our revenue or to manage our operating expenses could prevent us from achieving net income attributable to ordinary shareholders. Our ability to generate net income will depend on factors such as growth of our customer base, our ability to engage and monetize our customers, our ability to expand globally, optimization of our operating expenses, and macro-environment and conditions. There can be no assurance that we will be able to generate net income consistently.

We face risks associated with our global operations and continued global expansion.

We have businesses in diverse global markets and are subject to risks associated with doing business across the globe and in differing economic and regulatory environments. Our business, financial condition, and results of operations may be influenced to a significant degree by macro-economic and social conditions globally and in our markets. A general slowdown or volatility in the global economy, including recession, inflation, or a tightening of capital markets, could adversely affect our business, financial condition, and results of operations. Changes in retail investors’ behavior due to adverse economic conditions may also adversely impact us as such developments could lead to a decrease in trading volume and reduction in demand for our products and services, which may adversely affect our business, financial condition, results of operations, or competitive position.

We continue to expand our operations into additional international markets. However, offering our products and services in a new geographical area involves numerous risks and challenges. As we enter into countries and markets that are new to us, we must tailor our services and business model to the unique circumstances of such countries and markets, which can be complex, difficult, and costly, and could divert management and personnel resources. In addition, we may face competition in other countries from companies that may have more experience with operations in those countries or with global operations in general. Laws and business practices that favor local competitors or prohibit or limit foreign ownership of certain businesses, or our failure to adapt our practices, systems, processes, and business models effectively to the customer preferences of each country into which we expand, could slow down our growth. Certain markets in which we operate have, or certain new markets in which we may operate in the future may have, lower margins than our more mature markets, which could have a negative impact on our overall margins as our revenues from these markets grow over time.

In addition to the above, continued operations and expansion around the world exposes us to other risks such as:

•        exposure to local economic or social instability, threatened or actual acts of terrorism and security concerns in general;

•        difficulties in achieving market acceptance of our products and services in different geographic markets with different preferences;

•        difficulties in managing international operations;

•        evolving local government regulation on securities trading activities and foreign investment;

•        potentially more stringent bodies of law regulating our industry, intellectual property, tax, privacy, or data protection;

•        barriers to entry of local markets; and

•        exchange rate fluctuations.

As a result of these risks, we may find it difficult or prohibitively expensive to operate on a global scale or to enter into additional markets. Entry into foreign markets could be delayed, which could hinder our ability to grow our business. There can be no assurance that our global operations or expansion plan will proceed as planned or succeed at all. Unsuccessful global operations or expansion may incur significant expenses and divert management’s attention, which in turn may adversely affect our business, financial condition, and results of operations.

We face intense competition, and we may not compete effectively.

The market for digital trading and investing services is rapidly evolving and intensely competitive. We expect competition to continue and intensify in the future. We face competition from traditional retail brokerage firms and digital trading platforms in various markets where we operate our businesses. In an effort to satisfy the demands of investors for next-generation electronic trading systems, universal access to markets, smart routing, better trading tools, and lower financing rates, our competitors have embarked upon building such systems and service enhancements.

We expect competition to increase in the future as current competitors diversify and improve their product and service offerings and as new participants enter the market. We cannot assure you that we will be able to compete effectively or efficiently with current or future competitors. They may be acquired by, receive investment from or enter into strategic relationships with, established and well-financed companies or investors, which would help enhance their competitiveness. Furthermore, the current competitors and new entrants in the digital trading and investing industry may also seek to develop new service offerings, technologies, or capabilities which could render some of the services that we offer obsolete or less competitive. Some of them may adopt more aggressive pricing policies or devote greater resources to marketing and promotional campaigns than we do. The occurrence of any of these circumstances may hinder our growth and reduce our market share, and thus our business, results of operations, financial condition, and prospects would be materially and adversely affected.

Our business is heavily reliant on trading related income; if there is a sustained slowdown in securities trading, our results of operations and business prospects may be adversely affected.

Like other digital trading firms, our business and profitability are directly affected by factors that are beyond our control, such as economic conditions, broad trends in business and finance, investor sentiment in capital markets, changes in the volume of securities and derivative transactions, changes in the markets in which such transactions occur, and changes in how such transactions are processed. Weakness in the equity markets, such as a slowdown causing a reduction in trading volume in U.S. or foreign-listed securities, derivatives, and other financial instruments, may result in reduced transaction revenues and would have a material adverse effect on our business, financial condition, and results of operations.

Our revenues depend substantially on our customers’ trading volume, which is influenced by the general trading activities in the securities trading market. Declines in trading volumes generally result in lower revenues from securities trading activities. Declines in market values of securities or other financial instruments can also result in illiquid markets, which can also result in lower revenues and profitability from securities trading activities. Additionally, securities trading faces competition from other investment products, such as passive investment products and other innovative investment instruments. These alternative investment products may divert investors from or reduce their activity levels in securities trading. Any of the foregoing factors could have a material adverse effect on our business, financial condition, results of operations, and cash flows.

A majority of our trading-related income is derived from payment for order flow.

We derived a significant percentage of our revenues via payments from our market makers and liquidity providers, a practice known as payment for order flow, or PFOF. Revenue generated from equity and option order flow income amounted to $192.2 million and $197.1 million for the years ended December 31, 2023 and 2024 and $132.8 million for the six months ended June 30, 2025, representing 49.3%, 50.5% and 53.4% of our total revenues during the same period, respectively.

The practice of PFOF has drawn heightened scrutiny from the U.S. Congress, the SEC, state regulators and other regulatory and legislative authorities. For example, regulators have brought enforcement actions against a similarly situated broker-dealer for matters relating to its receipt of PFOF, which resulted in material fines and censures. We cannot assure you that lawmakers and regulators will not bring a similar action against us or impose restrictions on the practice of PFOF in the future, including, but not limited to, requirements to provide additional disclosure on best execution, or impose maximum payment rates and limitations on trading volume applicable to PFOF or ban the practice entirely. For example, in December 2022, the SEC proposed four separate equity market structure rules related to (i) best execution; (ii) order competition, including requiring certain retail equity orders to be exposed in auctions before being internalized; (iii) order execution disclosure; and (iv) order tick size and fee caps. Although these proposed rules related to market structure design do not outright ban PFOF, they introduce new requirements around “conflicted transactions,” and if adopted as proposed, they would have the indirect effect of making PFOF more difficult or impossible to earn and compressing the revenues we could theoretically earn. Any new or heightened PFOF regulation, including the abovementioned proposed rules if adopted as proposed, could have a material and adverse effect on our business operations and we may experience pressure and disruption to our current business operations. In addition, as a broker-dealer facilitating the trading of national market system stocks, we are subject to the disclosure obligations of Rules 605 and 606 of Regulation NMS, which were adopted in 2000 to help the public compare and evaluate execution quality at different market centers. In March 2024, Rule 605 was amended to increase the disclosure obligations of brokerages subject to Rule 605. Compliance with these amendments may require us to make additional disclosures about our execution practices, some of which could cause certain of our customers or potential customers to not use our investing platform. We may incur significant compliance costs in an effort to comply with any such laws and regulations. Because some of our competitors either do not engage in PFOF or derive a lower percentage of their revenues from PFOF than we do, any such heightened regulation or a ban of PFOF could have an outsized impact on our results of operations. Furthermore, depending on the nature of any new requirements, heightened regulation could also increase our risk of potential regulatory violations and civil litigation, which could result in fines or other penalties, as well as negative publicity.

We are directly and indirectly exposed to fluctuations in interest rates, and rapidly changing interest rate environments could reduce our interest related income and adversely affect our results of operations.

A large portion of our revenue comes from interest related income earned from our stock lending services, margin financing services as well as interest income from customers’ and our own bank deposits. Interest rates are the key driver of our interest related income and are subject to many factors beyond our control. Reductions in interest rates and a return to a low interest rate environment would adversely affect our revenues and net income.

Higher interest rates also lead to higher payment obligations by our customers to us and to their creditors under mortgage, credit card, and other consumer and merchant loans, which might reduce our customers’ ability to satisfy their obligations to us, including failing to pay for securities purchased, deliver securities sold, or meet margin calls, and therefore lead to increased delinquencies, charge-offs, and allowances for loan and interest receivables, which could have an adverse effect on our revenues and net income. Fluctuations in interest rates could adversely impact our customers’ general spending levels and ability and willingness to invest through our platform.

We may not be able to successfully execute our strategies and effectively manage our growth and the increasing complexity of our business.

We continue to experience significant growth and expansion in our business, which will continue to place demands on our management, operational, compliance, and financial resources. We may encounter difficulties as we execute our strategies and expand our operations, data and technology, marketing and branding, general and administrative and compliance functions. To effectively manage and capitalize on our growth, we must continue to expand our information technology and financial, operating, administrative and compliance systems and controls, and continue to manage headcount, capital, and processes efficiently. Our continued growth could strain our existing resources, and we could experience ongoing operating and compliance difficulties in managing our business as it expands across multiple jurisdictions, including difficulties in hiring, training, and managing a diverse and growing employee base. Failure to scale and preserve our company culture with growth could harm our future success, including our ability to retain and recruit personnel and to effectively focus on and pursue our corporate objectives. If we do not adapt to meet these evolving challenges, or if our management team does not effectively scale with our growth, we may experience erosion to our brand, the quality of our products and services may suffer, and our company culture may be harmed.

Successful implementation of our growth strategy will also require significant expenditures before any substantial associated revenue is generated and we cannot guarantee that these increased investments will result in corresponding and offsetting revenue growth. Because we have a limited history operating our business at its current scale, it is difficult to evaluate our current business and future prospects, including our ability to plan for and model future growth. Our limited operating experience at this scale and other economic factors beyond our control reduce our ability to accurately forecast quarterly or annual revenue. Failure to manage our future growth effectively could have an adverse effect on our business, operating results, and financial condition.

New lines of business or new services may subject us to additional risks.

From time to time, we may implement new lines of business or offer new services within existing lines of business. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. For example, during the second quarter of 2023 we began offering investment advisory services through Webull Advisors LLC, during the first quarter of 2024 we began offering futures products through Webull Financial LLC and during the second and third quarters of 2025, we began reintroducing cryptocurrency trading to the Webull App for users in the United States, Brazil and Australia, in each case exposing us to new rules and regulations relevant to that new line of business. We may also invest significant time and resources in developing and marketing other new lines of business and/or new services. Initial timetables for the introduction and development of new lines of business and/or new services may not be achieved and profitability targets may not prove feasible. External factors such as compliance with regulations, competition, and shifting market preferences may also impact the successful implementation of a new line of business or a new service. Our personnel and technology systems may fail to adapt to the changes in such new areas, and we may fail to effectively integrate new services into our existing operation. We may also lack experience in managing new lines of business or new services. In addition, we may be unable to proceed with our operation as planned or compete effectively due to different competitive landscapes in these new areas. Furthermore, any new line of business and/or new service could place significant challenges on the effectiveness of our internal control system. Failure to successfully manage these risks in the development and implementation of new lines of business or new services could have a material adverse effect on our business, results of operations, and financial condition.

Our business depends on our strong brand. We may fail to protect or promote our brand and reputation, or be subject to negative media coverage of our company, our business partners, or our industry.

We have developed a strong brand that we believe has contributed significantly to the success of our business. Maintaining, protecting, and enhancing the “Webull” brand is critical to expanding our customer base, and depends largely on our ability to continue to develop and provide reliable and satisfactory experiences for our customers and to attract other business partners to work with us. Our brand and reputation could be harmed if we fail to achieve these objectives or if our public image were to be tarnished by negative publicity, misinformation, unexpected events, or actions by third parties. Unfavorable publicity regarding, for example, our product changes, product quality, litigation or regulatory activity, privacy practices, terms of service, employment matters, the use of our products and services for illicit or objectionable ends, the actions of our customers, or the actions of other companies that provide similar services to ours, regardless of the truthfulness of such publicity, has in the past, and could in the future, adversely affect our reputation. Further, we have in the past, and may in the future, be the target of social media campaigns criticizing actual or perceived actions or inactions that are disfavored by our customers, employees, or society at-large; these campaigns could materially impact our customers’ decisions to trade on our platform. Any such negative publicity could have an adverse effect on the size, activity, and loyalty of our customers and result in a decrease in revenue, which could adversely affect our business, operating results, and financial condition. Our brand may also be impaired by a number of other factors, including any failure to keep pace with technological advances, a decline in execution efficiency, failure to protect our intellectual property rights, or alleged violations by us of law and regulations or public policy.

The U.S. Congress and various executive agencies, including the Department of Commerce and the Department of Defense, have become increasingly concerned about companies with connections to China, and continued inquiries and investigations relating to concerns about our connections to China may materially and adversely affect our business, financial condition, and results of operations.

The U.S. Government has in recent years taken several measures directed at companies with connections to the People’s Republic of China. For example:

•        the Holding Foreign Companies Accountable Act, which was passed in 2020, requires foreign companies listed on U.S. stock exchanges to comply with U.S. auditing standards. Companies that fail to allow the Public Company Accounting Oversight Board, or PCAOB, to inspect their audits for three consecutive years face delisting, and on December 16, 2021, the PCAOB determined that it was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, though it vacated that determination one year later;

•        in February 2024, then U.S. President Biden issued Executive Order 14117, calling for the Department of Justice, or DOJ, to promulgate regulations to prevent the large-scale transfer of sensitive personal data and U.S. Government-related data to “countries of concern,” including China. The DOJ issued a final rule implementing this executive order on December 27, 2024;

•        in April 24, 2024, the Protecting Americans from Foreign Adversary Controlled Applications Act became law, prohibiting the distribution, maintenance, or provision of internet hosting services for social media companies that are controlled by, among others, a foreign adversary (which is defined to include China) and has been determined by the President to present a significant threat to national security;

•        in October 2024, the U.S. Commerce Department introduced a new export license regime restricting the sale of advanced artificial intelligence chips to China;

•        in January 2025, the U.S. Department of Defense added several prominent Chinese companies to its list of “Chinese military companies,” alleging such companies have ties to China’s military; and

•        beginning in April 2025, members of Congress as well as senior members of the Trump administration have mentioned potentially delisting companies with connections to China as a tactic that could be deployed in a trade war with China.

We believe that we do not fall within the scope of these or other laws, rules, or regulations targeting companies with connections to China. This view is based primarily on the facts that (1) we are regulated as broker-dealers in 12 major markets globally; (2) our principal business operations are based in the U.S.; (3) of the seven members of our current board of directors and senior management teams, six are U.S. citizens and based in the U.S. (namely Messrs. Denier, H.C. Wang, James, Houlihan, Bishop and Lu); (4) our auditor, KPMG LLP (“KPMG”), is based in the U.S.; (5) all of the personally identifiable information of the customers of Webull Financial, our U.S. broker-dealer, is stored in servers located in the United States and cannot be transmitted outside of the United States or accessed by our non-U.S. employees without permission and oversight from our U.S. personnel; and (6) our operations in mainland China are limited to research and development and technical support functions. However, our founder and chief executive officer, Mr. Anquan Wang, is a citizen of the People’s Republic of China, beneficially owns approximately 18.9% of the outstanding Webull Ordinary Shares, including all of the outstanding Webull Class B Ordinary Shares, which represent approximately 80.1% of Webull’s total voting power, as of the date of this prospectus. In addition, our mainland China subsidiary, Hunan Weibu Information Technology Co., Ltd., employs 763 employees, representing 61.5% of our employees as of June 30, 2025, and is subject to the jurisdiction of the People’s Republic of China. We cannot be certain that future laws, rules, or regulations will not be drafted in a way that brings us within their scope and that such laws will not materially and adversely affect our business, financial condition, and results of operations.

We have also been the subject of inquiries and investigations from various government bodies in the United States relating to concerns about our connections to China. For example, in April 2024, the attorneys general from 14 different U.S. states posted a letter on a social media platform in which they raised concerns about our treatment of the sensitive personal and financial data and alleged that such data could potentially be exposed to the Chinese Communist Party, or CCP. Further, on December 5, 2024, the Select Committee on the Strategic Competition Between the United States and the Chinese Communist Party of the U.S. House of Representatives (the “Select Committee”) delivered a letter to the chief executive officer of Webull Financial requesting information concerning the relationship between Webull Financial and our operations in China, and the security of sensitive customer data. We believe the claims and allegations in both letters were largely based on outdated and inaccurate information about us, and we are cooperating with both the state attorneys general and the Select Committee to address the concerns raised in their respective letters. However, we cannot be certain that we will be able to resolve all of their concerns and that the result of their inquiries will not lead to further action on their part, which may materially and adversely affect our business, financial condition, and results of operations.

Adverse economic conditions may adversely affect our business.

Our performance is subject to general economic conditions and their impact on the securities markets and our customers. The United States and other key international economies have experienced cyclical downturns from time to time in which economic activity declined resulting in lower consumption rates, restricted credit, reduced profitability, weaknesses in financial markets, bankruptcies, and overall uncertainty with respect to the economy. Trade wars, sanctions, and foreign exchange limitations can also increase the severity and levels of unpredictability in economies globally and increase the volatility of global financial markets. To the extent that general economic conditions and securities markets materially deteriorate, our ability to attract and retain customers may suffer.

We depend on our senior management and highly skilled personnel and our ability to attract, retain, and motivate them.

We believe that our future success depends significantly on our continuing ability to attract, develop, motivate, and retain our senior management and a sufficient number of experienced and skilled employees. Qualified individuals are in high demand and we may have to incur significant costs to attract and retain them. Additionally, we use share-based awards to attract talented employees, and if our share price declines in value, we may have difficulties recruiting and retaining qualified employees.

In particular, we cannot ensure that we will be able to retain the services of our senior management and key executive officers. The loss of any key management or executive could be highly disruptive and may adversely affect our business operations and future growth. The loss of even a few qualified employees, or an inability to attract, retain, and motivate additional highly skilled employees required for the planned expansion of our business could adversely impact our operating results and impair our ability to grow. Moreover, if any of these individuals joins a competitor or forms a competing business, we may lose crucial business secrets, technological know-how, and other valuable resources. Although our senior management and executive officers have non-compete agreements with us, we cannot assure you that they will comply with such agreements or that we will be able to effectively enforce them.

We may not be able to obtain additional capital when desired, on favorable terms or at all.

We may make investments from time to time in technologies, facilities, equipment, hardware, software, and other projects to remain competitive. If we are not able to achieve or maintain positive cash flow from operations, our business may be adversely impacted and we may require additional financing. Due to the unpredictable nature of the capital markets and our industry, there can be no assurance that we will be able to raise additional capital on terms favorable to us, or at all, if and when required, especially if we experience disappointing results of operations. In addition, our financing activities, including the issuances and sales pursuant to the Purchase Agreement (as further described below), may also have a dilutive effect on our shareholders. If adequate capital is not available to us as required, our ability to fund our operations, take advantage of business opportunities, develop or enhance our infrastructure, or respond to competitive pressures could be significantly limited. If we do raise additional funds through the issuance of equity or convertible debt securities, the ownership interests of our shareholders could be significantly diluted or the newly issued securities may have rights, preferences, or privileges senior to those of existing shareholders. The dilution created by the sale of Webull Class A Ordinary Shares to the Selling Securityholder pursuant to the Purchase Agreement as well as the potential exercise of the Webull Warrants and the fact that we already registered for resale with the Other Registration Statement a significant number of Webull Ordinary Shares that are held by the Webull Existing Shareholders, our founder, the Initial SKGR Shareholders and certain investors party to Non-Redemption Agreement and Additional Non-Redemption Agreements, may make it more difficult for us to raise additional financing through the sale of equity securities at a price that management deems appropriate. For more information, also see “— Risks Relating to Ownership of Securities of Webull and this Offering — Future resales of Webull Class A Ordinary Shares issued to Webull shareholders and other significant shareholders may cause the market price of the Webull Class A Ordinary Shares to drop significantly, even if Webull’s business is doing well” and “— Risks Relating to Ownership of Securities of Webull and this Offering — Future sales of our securities in the public market, or the perception that these sales might occur, could cause the market price of our securities to decline significantly.”

For more information on the potential exercise of our warrants, please see “— Risks Relating to Ownership of Securities of Webull and this Offering — Webull Warrants are currently exercisable for Webull Class A Ordinary Shares, which increases the number of Webull shares eligible for future resale in the public market and may result in dilution to Webull shareholders. Further, the terms of the Webull Warrants may be amended in a manner adverse to a holder if holders of at least 50% of the then outstanding Webull Warrants approve of such amendment. As a result, the exercise price of such warrants could be increased, the exercise period could be shortened and the number of shares of Webull Class A Ordinary Shares purchasable upon exercise of such warrants could be decreased, all without your approval.” For more information on the Purchase Agreement, please see “Committed Equity Financing.” For more information on dilution created by the issuance of shares pursuant to the Purchase Agreement, see “Dilution.”

Pursuant to the Purchase Agreement, we may sell to Yorkville up to $1,000,000,000 of our Webull Class A Ordinary Shares, subject to certain limitations and conditions set forth in the Purchase Agreement. We are only registering 75,159,236 Webull Class A Ordinary Shares for resale by Yorkville under this prospectus. The number of Webull Class A Ordinary Shares ultimately offered for resale by Yorkville is dependent upon the number of shares of our Webull Class A Ordinary Shares that we ultimately sell to Yorkville under the Purchase Agreement. See the section entitled “Committed Equity Financing” for more information. Our inability to access a portion or the full Commitment Amount available under the Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business. For more information, also see “— Risks Relating to Ownership of Securities of Webull and this Offering — It is not possible to predict the actual number of Webull Class A Ordinary Shares that we will sell to the Selling Securityholder under the Purchase Agreement, or the actual gross proceeds or dilution resulting from those sales. We may not have access to the full Commitment Amount available under the Purchase Agreement.”

Our business and reputation may be harmed by the failure of our employees or business partners to perform their duties or their misconduct or errors.

We operate in an industry in which integrity and the confidence of our users and customers are of critical importance. During our daily operations, we are subject to risks of errors and misconduct by our employees and business partners, which include:

•        engaging in misrepresentation or fraudulent activities when marketing or performing brokerage, advisory, and other services to users and customers;

•        improperly using or disclosing confidential information of our users and customers or other parties;

•        concealing unauthorized or unsuccessful activities; or

•        otherwise not complying with applicable laws and regulations or our internal policies or procedures.

Employee or service provider errors, including mistakes in executing, recording, or processing transactions for customers, could expose us to the risk of material losses even if the errors are detected. Although we have implemented processes and procedures and provide trainings to our employees and service providers in order to reduce the likelihood of misconduct and error, these efforts may not be successful.

If any of our employees or business partners engages in illegal or suspicious activities or other misconduct, we could suffer serious harm to our reputation, financial condition, customer relationships, and ability to attract new customers and even be subject to regulatory sanctions and significant legal liability. If we were found to have not met our regulatory oversight and compliance and other obligations, we could be subject to regulatory sanctions, financial penalties, damage to our reputation, and restrictions on our activities for failure to properly identify, monitor, and respond to potentially problematic activity. Our employees, contractors, and agents could also commit errors that subject us to financial claims for negligence, as well as regulatory actions, or result in financial liability. Further, allegations by regulatory authorities of non-compliance could affect our brand and reputation. We may also be subject to negative publicity from fines and penalties that would adversely affect our brand, public image, and reputation, as well as potential challenges, suspicions, investigations, or alleged claims against us. It is not always possible to deter all misconduct by our employees or business partners during the ongoing operations of our business or uncover any misconduct that occurred in their past employment, and the precautions we take to detect and prevent any misconduct may not always be effective. Misconduct by our employees or business partners, or even unsubstantiated allegations of misconduct, could have a material adverse effect on our reputation and business.

Future strategic alliances or acquisitions may have a material and adverse effect on our business, results of operations, and financial condition.

We may enter into strategic alliances, including joint ventures or minority equity investments, with various third parties to further our business purpose from time to time. These alliances could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance by the third party, and increased expenses in establishing new strategic alliances, any of which may materially and adversely affect our business, or our investments may be subject to loss. We may have limited ability to monitor or control the actions of these third parties and, to the extent any of these strategic third parties suffers negative publicity or harm to their reputation from events relating to their business, we may also suffer negative publicity or harm to our reputation by virtue of our association with any such third party.

In addition, when appropriate opportunities arise, we may acquire additional assets, products, technologies, or businesses that are complementary to our existing business. In addition to possible shareholders’ approval, we may also have to obtain approvals and licenses from relevant government authorities for the acquisitions and comply with any applicable laws and regulations, which could result in increased delays and costs, and may derail our business strategy if we fail to do so. Furthermore, acquisitions and the subsequent integration of new assets and businesses into our own require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our business operations. Acquired assets or businesses may not generate the financial results we expect. Acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets, and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant.

We face risks related to health epidemics and other outbreaks, as well as natural disasters, which could significantly disrupt our operations and adversely affect our business, results of operations, and financial condition.

Our business could be adversely affected by the effects of epidemics. In recent years, there have been outbreaks of epidemics globally. Our business operations could be disrupted if one or more of our employees are suspected of having contracted COVID-19, H1N1 flu, avian flu or another epidemic, since it could require our employees to be quarantined and/or our offices to be disinfected. Our results of operations could be adversely affected to the extent that the outbreak has any negative impact on the global economy in general and the global mobile internet and online brokerage industry in particular.

We are also vulnerable to natural disasters and other calamities. Natural disasters or other catastrophic events may also cause damage or disruption to our operations, and the global economy, and could have an adverse effect on our business, operating results, and financial condition. Our business operations are subject to interruption by natural disasters, fire, power shortages, and other events beyond our control. Further, acts of terrorism, labor activism or unrest, and other geo-political unrest could cause disruptions in our business or the businesses of our partners or the economy as a whole.

It is possible that we may be unable to recover certain data in the event of a server failure. We cannot assure you that any backup systems will be adequate to protect us from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, sabotages, war, riots, terrorist attacks, or similar events. In the event of a natural disaster, including a major earthquake, blizzard, or hurricane, or a catastrophic event such as a fire, power loss, or telecommunications failure, we may be unable to continue our operations and may endure system interruptions, reputational harm, delays in development of our platform, lengthy interruptions in service, breaches of data security, and loss of critical data, all of which could have an adverse effect on our future operating results. Any of the foregoing events may give rise to server interruptions, breakdowns, system failures, technology platform failures, or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to provide services on our platform.

Risks Relating to Regulations Applicable to our Industry

We are subject to extensive regulatory requirements in the jurisdictions where we operate.

Our business is subject to a wide variety of laws, rules, regulations, policies, orders, determinations, directives, treaties, legal and regulatory interpretations and guidance in the markets in which we operate. These local, state, federal, and international laws, regulations, and industry standards include, among others, those governing broker-dealers, investment advisers, money transmission, privacy, data governance, data protection, cybersecurity, risk management, fraud detection, anti-bribery, anti-money laundering, and counter-terrorist financing. The businesses we are involved in are heavily regulated, and firms in our industry have been subject to an increasingly regulated environment over recent years, and penalties and fines sought by regulatory authorities have increased accordingly.

Our ability to comply with all applicable laws and rules is largely dependent on our compliance, audit, and reporting systems to ensure compliance, as well as our ability to attract and retain qualified compliance personnel. We could be subject to disciplinary or other actions in the future due to claimed non-compliance, including, without limitation, as it relates to obtaining necessary registrations, permits, licenses, and/or other authorizations in a jurisdiction, or maintaining the minimum regulatory capital, which could have a material adverse effect on our business, financial condition, and results of operations. Many of the government agencies and self-regulatory organizations that oversee our business also engage in regular examinations of our business which may lead to identification of areas of our operations that are not in compliance with regulatory requirements. Non-compliance with applicable laws or regulations, including, without limitation, as they relate to registration with applicable legal authorities and the filing of required forms, notices, and other filings with applicable regulatory authorities, could result in sanctions being levied against us, including fines and censures, suspension or expulsion from a certain jurisdiction or market, or the revocation or limitation of licenses (or the imposition of a requirement to obtain licenses or permits).

While we have implemented policies and procedures designed to help monitor and ensure compliance with existing and new laws and regulations, there can be no assurance that we and our employees, contractors, and agents will not violate or otherwise fail to comply with such laws and regulations. To the extent that we or our employees, contractors, or agents are deemed or alleged to have violated or failed to comply with any laws or regulations, including related interpretations, orders, determinations, directives, or guidance, we or they could be subject to civil, criminal, and administrative fines, penalties, orders, and actions, including being required to suspend or terminate the offering of certain products and services. Consequently, non-compliance with applicable laws or regulations could adversely affect our reputation, prospects, revenues, and earnings.

As we continue to operate and to expand our services internationally, we must comply with the regulatory controls of each country in which we conduct, or intend to conduct business, the requirements of which may not be clearly defined. The varying compliance requirements of these different jurisdictions, which are often unclear and are subject to change and reinterpretation, may increase the compliance costs of our operations and make it more difficult to further expand internationally. There can be no assurance that we will be able to comply with all applicable regulations in a cost-effective and timely manner, or at all. In addition, changes in current laws or regulations or in governmental policies could adversely affect our business, financial condition, and results of operations.

The complexity and the evolution of the regulatory and enforcement regimes that we may be subject to across the globe could result in a single event prompting a large number of overlapping investigations and legal and regulatory proceedings by multiple government authorities in different jurisdictions. Any of the foregoing could, individually or in the aggregate, harm our reputation, damage our brands and business, and adversely affect our results of operations and financial condition.

The regulatory environments that we are subject to are constantly evolving, which may cause us to incur substantial costs or require us to change our business practices in ways that are adverse to our business.

Over the past few decades, the brokerage and investment industry has experienced meaningful technological innovations and developments, including the introduction of electronic trading, order handling, decimal pricing, mobile internet, and other advances, which have given rise to industry reforms. However, certain legal and regulatory regimes were adopted prior to the advent of the internet, mobile technologies, and related technologies. Therefore, these legal and regulatory regimes, including the laws, rules, and regulations thereunder, may continue to evolve and may be modified, interpreted, and applied in a manner to keep up with the industry developments and trends, and may take a while to formalize. As a result, substantial costs, risks, and uncertainties may arise in relation to adapting to these regulatory changes. As the laws, rules, and regulations applicable to broker-dealers and investment advisers that provide services to retail customers, which constitute substantially all of our business, are becoming increasingly scrutinized, we may be required to change our current business practices in a materially adverse manner to comply with the evolving laws, regulations, or other government or regulatory scrutiny and our introduction of new products or services, our expansion into new lines of business, and our pursuit of other business opportunities or actions may also be restricted. Adverse changes to, or our failure to comply with, any additional laws and regulations may have an adverse effect on our reputation and brand and our business, operating results, and financial condition.

We may be involved in regulatory investigations, actions, and settlements during our course of business.

We operate in a highly regulated industry, and scrutiny of our industry is expected to increase the regulatory risks applicable to us and make compliance with the applicable laws, rules, and regulations more challenging. Furthermore, laws regulating financial services, the internet, mobile technologies, and related technologies among various markets may impose different, more specific, or even conflicting obligations on us, as well as broader liability. There have been a number of legal and regulatory examinations and investigations conducted by the SEC, FINRA, other federal or state regulatory agencies, as well as non-U.S. regulatory bodies, arising out of certain business practices and the operations of other market players in our industry, which have lead to lawsuits, arbitration claims, and enforcement proceedings, as well as other actions and claims, and resulted in injunctions, fines, penalties, and monetary settlements.

We are subject to routine regulatory oversight, examinations, and inquiries by regulatory authorities as part of the ordinary course of our business. These have in some instances led to, and might in the future lead to, enforcement proceedings, lawsuits, arbitration claims, as well as other actions and claims, resulting in injunctions, fines, penalties, and monetary settlements. For example, in 2022 FINRA informed Webull Financial that it had found instances of alleged non-compliance relating to its option trading approval process and our handling of customer complaints. Specifically, FINRA alleged that beginning at the time Webull Financial first offered options trading in December 2019 through July 2021, Webull Financial did not exercise reasonable due diligence before approving customers to trade options as flaws in its automated, electronic system to approve or disapprove customer accounts for options trading — and Webull Financial’s inadequate supervision of the system — resulted in customers being approved for options trading authority who did not satisfy its eligibility criteria or whose accounts contained red flags that options trading might not be appropriate for them. FINRA also claimed that from May 2018 through December 2021, Webull Financial’s supervisory system, including its written supervisory procedures, was not reasonably designed to identify and respond to customer complaints. Finally, FINRA alleged that from December 2019 through March 2021, Webull Financial did not maintain and keep current an options complaint log. As a result, in February 2023, we signed a letter of acceptance, waiver, and consent and paid a $3 million fine. In addition, in 2022 the Massachusetts Securities Division, or MSD, began examining Webull Financial for allegations that it did not dedicate sufficient resources to compliance, leading Webull Financial to eventually settle with the MSD for $500,000. Further, the SEC found that from October 2018 through December 2022 Webull Financial filed deficient suspicious activity reports, or SARs, with the U.S. Department of the Treasury’s Financial Crimes Enforcement Network, in that the SARs failed to include all of the required details of the reported suspicious transactions that Webull Financial knew or should have known in the narrative of the SARs. Webull Financial agreed to cease and desist the filing of deficient SARs and paid a fine of $125,000.

There can be no assurance that we will not be subject to any material regulatory investigations, actions, or settlements in the future. These sorts of proceedings, inquiries, examinations, investigations, and other regulatory matters might subject us to fines, penalties, and monetary settlements, harm our reputation and brand, require substantial management attention, result in additional compliance requirements, result in certain of our subsidiaries having their regulatory licenses or ability to conduct business in some jurisdictions (which could, among other things, result in statutory disqualification by FINRA and the SEC) suspended or revoked, increase regulatory scrutiny of our business, restrict our operations or require us to change our business practices, require changes to our products and services, require changes in personnel or management, delay planned product or service launches or development, limit our ability to acquire other complementary businesses and technologies, or lead to the suspension or expulsion of our broker-dealer or other regulated subsidiaries or their officers or employees.

We may not be able to obtain or maintain all necessary licenses, permits, and approvals and to make all necessary registrations and filings for our business activities in multiple jurisdictions.

The securities and derivatives business is heavily regulated, and requires certain regulatory licenses, permits, filings, and approvals to conduct and develop business. Currently, we have obtained broker-dealer licenses, approvals or registrations in the United States, Canada, Hong Kong, Singapore, Indonesia, Malaysia, Thailand, Australia, Japan, the United Kingdom, South Africa, and the Netherlands, and are in the process of securing the licenses required to commence operations in additional markets in Latin America. For a detailed description of the licenses obtained for our business, see “Business — Risk Management — Our Licenses and Applicable Jurisdictions.”

Although we generally ensure we have the requisite licenses in a new market before onboarding customers, rules relating to solicitation of customers by foreign registered broker-dealers are sometimes unclear and subject to interpretation, therefore regulators in some jurisdictions in which we have customers but do not have locally registered broker-dealer licenses may determine that we lack the necessary registrations, licenses, permits, or other authorizations in order to avail our platform to those customers, which could result in fines, censures, or other penalties, including expulsion from that jurisdiction.

Due to the uncertainties of interpretation and implementation of existing and future laws and regulations, regulators may determine that the licenses we hold may not be sufficient to meet the regulatory requirements of the business we conduct or otherwise plan to conduct, which may restrain our ability to expand our business scope and subject us to fines or other regulatory actions by relevant regulators. As we further develop and expand our business, we will likely need to obtain additional qualifications, permits, filings, approvals, or licenses. Moreover, we may be required to obtain additional licenses or approvals for our existing business if the regulatory authorities adopt more stringent policies or regulations for our industry.

In addition, to expand our business scope and explore innovative business models, we have adopted and will continue to adopt various operating strategies and measures. Due to the uncertainties of interpretation and application of pertinent laws by government authorities, we cannot guarantee that such strategies and measures will not be challenged under laws and regulations in the jurisdictions where we conduct our business. If so, relevant regulatory authorities may issue warnings, order us to rectify our non-compliant operations and impose fines on us. In the case of serious violations as determined by relevant authorities at their discretion, they may ban the relevant operations, seize our equipment in connection with such operations, impose fines, or revoke our licenses, which may materially and adversely affect our business.

As of the date of this prospectus, we have not been subject to any material penalties from any relevant regulatory authorities for failure to obtain any regulatory licenses for our business operations in the past. The lack of material fines and other penalties is not a guarantee that we have obtained all required licenses, registrations or other authorizations in each jurisdiction in which we conduct our business. Further, we cannot assure you that U.S. federal, state, and local and foreign regulatory agencies will not impose such penalties on us in the future. In addition, we may be required to obtain additional licenses or permits, and we cannot assure you that we will be able to timely obtain, maintain, or renew all required licenses or permits or make all necessary filings in the future. If we fail to obtain, hold, or maintain any of the required licenses or permits or make the necessary filings on time or at all, we may be subject to various penalties, such as confiscation of the revenues that were generated through the unlicensed activities, the imposition of fines, and the discontinuation or restriction of our operations. Any such penalties may disrupt our business operations and materially and adversely affect our business, financial condition, and results of operations.

We have been in the past and may continue to be subject to complaints, claims, controversies, regulatory actions, and legal proceedings.

We have been and may continue to be subject to or involved in various complaints, claims, controversies, regulatory actions, arbitrations and legal proceedings. Complaints, claims, arbitration, lawsuits, litigation, and government and regulatory investigations, inquiries, actions or requests are common in our industry, and subject to inherent uncertainties, and existing or new claims against us may develop into lawsuits or regulatory penalties and other disciplinary actions. We have devoted considerable time and resources to dealing these issues in the past and may have to do so from time to time in the future. Lawsuits, litigation, arbitration and regulatory actions may cause us to incur substantial costs or fines, utilize a significant portion of our resources and divert management’s attention from our day-to-day operations, materially modify or suspend our business operations, or delay planned transactions, product launches or improvements, and may result in additional compliance and licensure requirements, loss or non-renewal of existing licenses or authorizations, prohibition from or delays in obtaining additional licenses or authorizations required for our business, and/or barring or termination of certain employees, any of which could materially and adversely affect our financial condition, results of operations, business prospects, brand, and reputation.

Defending against litigation, investigations, inquiries, or other claims is costly and can impose a significant burden on our management and employees, and there can be no assurance that favorable final outcomes will be obtained in all cases. Settlements of such claims can also be costly. In addition, there can be no assurance that we will be successful in the claims we pursue against other parties. Any resulting liability, losses or expenses, or changes required to our businesses to reduce the risk of future liability may have a material adverse effect on our business, financial condition, and prospects. An adverse outcome of a single claim against us in one jurisdiction may result in significant negative publicity and heightened scrutiny by regulators and courts of our business operations in other jurisdictions, or potential penalties or other regulatory actions against us. Any of such outcomes may cause significant disruptions to our operations and materially and adversely affect our results of operations and financial condition.

We may become subject to regulatory scrutiny relating to digital engagement practices or predictive data analytics in the future, which may require us to make significant changes to our business model and practices.

On October 14, 2021, the SEC issued the “Staff Report on Equity and Options Market Structure Conditions in Early 2021.” In its report, the SEC concluded that “consideration should be given to whether game-like features and celebratory animations that are likely intended to create positive feedback from trading lead investors to trade more than they would otherwise,” and that “payment for order flow and the incentives it creates may cause broker-dealers to find novel ways to increase customer trading, including through the use of digital engagement practices.” Additionally, on August 27, 2021, the SEC issued a request for information and comments on broker-dealer and investment adviser digital engagement practices, or the DEPs, related tools and methods, regulatory considerations, and potential approaches. In the SEC’s request, DEPs referred to behavioral prompts, differential marketing, game-like features (commonly referred to as gamification), and other design elements or features designed to engage with retail investors on digital platforms. In its request, the SEC noted that certain practices, such as PFOF, in combination with zero commissions, create incentives for firms to use DEPs to encourage frequent trading, and that these incentives may not be transparent to retail investors. The SEC noted that DEPs can potentially harm retail investors if they prompt them to engage in trading activities that may not be consistent with their investment goals or risk tolerance. Previously, on May 6, 2021, in testimony to the House Committee on Financial Services, Former Chair Gensler also discussed the use of mobile app features such as rewards, bonuses, push notifications, and other prompts. On July 26, 2023, the SEC proposed new rules that would impose new obligations on registered broker-dealers and investment advisers with respect to their use of certain covered technologies when interacting with investors. If adopted as proposed, the new rules proposed in July 2023 may require us to modify, limit, or discontinue our use of certain technologies and product features and could significantly change the way that we interact with existing and prospective customers, which may adversely impact our business and revenues.

Any regulatory initiatives that result from the information submitted in response to the request for comment could adversely affect our business, operating results, and financial condition. For example, the SEC or another relevant governmental agency may impose limitations on social networking tools and other digital engagement practices in the future. Although we have not designed our platform to encourage our users to trade more frequently, invest in particular securities, or change their investment strategies, we cannot guarantee you that certain features on our platform, such as the social features of the Webull Community, simulated trading competitions, use of push mobile notifications, or rewards for using our investment education resources, will not be viewed as digital engagement practices or subjected to increased scrutiny in the future.

We are subject to regulatory capital requirements set by local securities regulatory authorities and agencies.

Stringent rules with respect to the maintenance of specific levels of net capital by broker-dealers or investment advisory firms have been adopted by many regulatory authorities and agencies. Our business operations may cause us and our subsidiaries to be subject to regulatory capital requirements set by local regulatory authorities and agencies. For a detailed description of the regulatory capital requirements that our operating subsidiaries are subject to, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Regulatory capital requirements.”

We believe we currently are in compliance with all capital requirements set by all applicable regulatory authorities. However, if we fail to remain in compliance with such capital adequacy requirements, or a regulator takes an adverse action against us or our affiliates as a result of historical non-compliance, we could be forced to suspend our business operations until such time as we have injected enough capital to comply with applicable rules and regulations or otherwise be subject to censures, fines or other sanctions. Additionally, the regulators could suspend or revoke our registration, expel us from membership, or impose censures, fines, or other sanctions. If the net capital requirements are changed or expanded, or if there is an unusually large charge against net capital, then our operations that require capital could be limited. A large operating loss or charge against net capital could have a material adverse effect on our ability to maintain or expand our business. Further, we may from time to time incur indebtedness and other obligations which could make it more difficult to meet these capitalization requirements or any additional regulatory requirements.

Risks Relating to Attracting, Retaining and Engaging Customers

We may be unable to retain existing customers or attract new customers, or fail to offer a positive trading experience to our customers and address their needs.

We provide comprehensive digital trading and investing services and derive substantially all of our revenues from such services. Maintaining growth momentum of our platform depends on retaining existing customers and attracting new customers. If there is insufficient demand for our products and services, we might not be able to maintain and increase our trading volume and revenues as we expect, and our business and results of operations may be adversely affected.

Our success depends largely on our ability to attract new customers and retain existing customers. Although we have been able to develop a large and growing customer base, to continue doing so we must attract new customers by continuing to build our brand and reputation as a convenient and reliable digital investment platform, as well as effectively market and precisely target our products and services to prospective users. To retain and engage our user base, we must provide a superior trading and investing experience, offer quality services, introduce effective trading and investment tools, develop engaging and informative platform features, and build and manage an active user community.

Our customers may not continue to place trading orders or increase the level of their trading activities on our platform if we fail to deliver satisfactory services and experience. Failure to deliver services in a timely manner with satisfactory experience could cause our customers to lose confidence in us and use our platform less frequently or even stop using our platform altogether, which in turn could materially and adversely affect our business. Even if we are able to provide high-quality and satisfactory services on our platform in a timely manner, we cannot assure you that we will be able to retain existing customers and increase trading volume when faced with events out of our control, such as changes to our customers’ personal financial situations or the deterioration of capital markets conditions.

In addition, we may not be able to retain our existing customers or attract new customers in a cost-effective manner. Historically, we incurred significant expenditures in marketing and branding expenses. However, there can be no assurance that these efforts will yield satisfactory results in retaining our existing customers or attracting new customers. We cannot assure you that we will be able to maintain or grow our customer base in a cost-effective way, and failure to do so may cause our business, financial condition, and results of operations to be adversely affected.

Finally, to the extent any regulatory body determines that our methods of marketing (including the use of testimonials or other endorsements of third parties) and/or encouraging engagement on our platform (including through the provision of free stocks) violate any law, rule, or regulation, we expect that our marketing efforts and/or the level of trading activities on our platform may be adversely affected and we may be subject to fines, censures, or other regulatory actions in such jurisdictions.

The Webull Affiliate Program exposes us to regulatory scrutiny while our control over the participants and the content that they post about us is limited.

Webull Affiliate Programs are part of a marketing strategy under which certain of our subsidiaries establish relationships with content creators who use social media to promote the Webull platform and are compensated for referring new customers to open brokerage accounts. Our subsidiaries take steps to ensure that the affiliate program complies with applicable laws and regulations, including by (i) conducting due diligence on prospective participants, (ii) requiring approved participants to comply with specified policies and standards of conduct, as well as to adhere to all applicable laws and regulations, and (iii) monitoring participants’ social media for compliance on an ongoing basis. However, such steps may not be sufficient to prevent or significantly mitigate all risks associated with these program. Due diligence on prospective participants is limited to their currently available, public, identifiable and disclosed social media accounts and information that they provide to our subsidiaries, and may not take into account private social media accounts or unidentified accounts associated with prospective participants or private content and messages. Additionally, while our subsidiaries monitor affiliate marketing program participants’ social media, certain participants’ posts and communications may not be subject to pre-approval, and may contain content which violates the policies and standards they agree to with us or other laws or regulations. There can be no assurance that participants in our affiliate marketing programs will comply with all applicable laws and regulations, as required by the terms of the programs, or that the operation of affiliate marketing programs will not result in adverse consequences to our subsidiaries that run the programs, including investigations, regulatory enforcement actions, fines or other penalties. Further, the regulatory landscape surrounding digital marketing, including affiliate marketing programs, is evolving, with governments and regulatory bodies increasingly scrutinizing online advertising practices. Changes in regulations or interpretations thereof could require costly adjustments to our program, such as compliance measures or alterations to our affiliate agreements.

We cannot guarantee the profitability of our customers’ investments or ensure that our customers will exercise rational judgment with respect to their investments.

We cannot guarantee the profitability of the trades and investments made by customers on our platform. Substantially all of the trades on our platform are self-directed by our customers and the profitability of our customers’ investments is directly affected by elements beyond our control, such as changes in price and market liquidity, economic conditions, and broad trends in business and finance. We have created a social community to facilitate the learning and sharing of financial and market information. Although these materials and commentaries contain prominent disclaimers, our customers may seek to hold us responsible when they use such information to make trading decisions and suffer financial loss on their trades, or if their trades are not as profitable as they had expected. Furthermore, it is possible that some customers could solely rely on certain predictive statements made by other customers on our platform, ignoring our alert warnings that customers should make their own investment judgments and should not predict future performance based on historical results. As a result, our customers’ trading loss may affect our transaction volumes and revenues as customers decide to reduce trading activities. In addition, some customers who have suffered substantial losses on our platform may blame our platform, attempt to harm our reputation, seek to recover damages from us or bring lawsuits against us.

We may fail to respond or adapt to the rapidly evolving needs of our customers in a timely and cost-effective manner, or our new product and service offerings may not achieve sufficient market acceptance.

As we provide services in markets that are characterized by rapid technological change, evolving industry standards, frequent new service introductions, and increasing demand for higher levels of customer experience, we seek to stay abreast of the needs and preferences of our customers to serve their evolving trading needs and investment demands and keep up with any technological innovations and developments. We believe our ability to anticipate and identify the evolving needs of our users and customers and develop and introduce new service offerings to address such needs will be a significant factor in maintaining or improving our competitive position and prospects for growth. We may also have to incur substantial unanticipated costs to develop and deliver these service offerings, and we cannot assure you that we can obtain financing to cover such expenditure. See “— Risks Relating to Our Business — We may not be able to obtain additional capital when desired, on favorable terms or at all.” Our success will also depend on our ability to develop and introduce new services and enhance existing services for our users and customers in a timely manner. Even if we introduce new and enhanced services to the market, they may not achieve market acceptance.

If we fail to offer services that cater to our customers’ evolving investment and trading needs as well as technological innovations and developments, we may not be able to maintain and continue to grow the trading volume on our platform, and our business and results of operations may be adversely affected. In recent years, we have expanded our service offerings for our users and customers from information and digital trading services to wealth management services, as well as other ancillary tools and functions, and we may expand to new service offerings in the future. However, we may have limited experience with these new service offerings, and expansion into new service offerings may involve new risks and challenges that we may not have experienced before. We cannot assure you that we will be able to overcome such new risks and challenges and make our new service offerings successful. Initial timetables for the introduction and development of new service offerings may not be achieved and profitability targets may not prove feasible. External factors, such as compliance with regulations, competition, and shifting market preferences, may also impact the successful implementation of our new service offerings. Our personnel and technology systems may fail to adapt to the changes in such new areas or we may fail to effectively integrate new services into our existing operation. We may lack experience in managing our new service offerings. In addition, we may be unable to compete effectively due to different competitive landscapes in these new areas. Even if we expand our businesses into new areas, the expansion may not yield intended profitable results. Furthermore, any new service offerings could have a significant impact on the effectiveness of our internal control system. Failure to successfully manage these risks in the development and implementation of new service offerings could have a material adverse effect on our business, results of operations, and financial condition.

Disputes with our customers could adversely impact our brand and reputation.

From time to time, we have been, and may in the future be, subject to claims and disputes with our customers with respect to our products and services, such as regarding the execution and settlement of trades, fraudulent or unauthorized transactions, account takeovers, deposits and withdrawals of assets, failures or malfunctions of our systems and services, or other issues relating to our products services. Additionally, the ingenuity of criminal fraudsters, combined with many consumers’ susceptibility to fraud, may cause our customers to be subject to ongoing unauthorized account access and identity fraud issues. While we have taken measures to detect and reduce the risk of fraud, there is no guarantee that they will be successful and, in any case, they require continuous improvement and optimization to be effective. There can be no guarantee that we will be successful in preventing and resolving these disputes or defending ourselves in any of these matters, and any failure may result in impaired relationships with our customers, damage to our brand and reputation, and substantial fines and damages. In some cases, the measures we have implemented to detect and deter fraud have led to poor customer experiences, including indefinite account inaccessibility for some of our customers, which increases our customer support costs and can compound damages. We could incur significant costs in compensating our customers, such as if a transaction was unauthorized, erroneous, or fraudulent. We could also incur significant legal expenses resolving and defending claims, even those without merit. To the extent we are found to have failed to fulfill our regulatory obligations, we could also lose our authorizations or licenses or become subject to conditions that could make future operations more costly, impair our ability to grow, and adversely impact our operating results. We may in the future become subject to investigation and enforcement action by state, federal, and international consumer protection agencies, which monitor customer complaints against us and, from time to time, escalate matters for investigation and potential enforcement against us.

While certain of our customer agreements contain arbitration provisions with class action waiver provisions that may limit our exposure to consumer class action litigation, some federal, state, and foreign courts have refused to enforce one or more of these provisions, and there can be no assurance that we will be successful in enforcing these arbitration provisions, including the class action waiver provisions, in the future or in any given case. Legislative, administrative, or regulatory developments may directly or indirectly prohibit or limit the use of pre-dispute arbitration clauses and class action waiver provisions. Any such prohibitions or limitations on or discontinuation of the use of such arbitration or class action waiver provisions could subject us to additional lawsuits, including additional consumer class action litigation, and significantly limit our ability to avoid exposure from consumer class action litigation.

Risks Relating to Our Platform, Systems and Technology

Our platform and internal systems rely on software and applications that are highly technical and may contain undetected errors.

Our platform and internal systems rely on software and applications that are highly technical and complex. In addition, our platform and internal systems depend on the ability of the software and applications to store, retrieve, process, and manage immense amounts of data. The software and applications on which we rely have contained, and may now or in the future contain, undetected errors or bugs. Some errors may only be discovered after the code has been released for external or internal use. Driven by the evolvement of our product and service offerings, our platform, internal systems, and software and applications are becoming more and more complex and the possibility of having undetected errors or bugs may increase as a result, which in turn may expose us to greater uncertainties and risks and make higher demands for our technical capabilities. Errors or other design defects within the software and applications on which we rely may result in a negative experience for users and customers, delay the introduction of new features or enhancements, result in trade execution errors, or compromise our ability to protect customer data or our intellectual property. Any errors, bugs or defects discovered in the software and applications on which we rely could result in harm to our reputation, loss of users or financial service providers, significant expenses, or liability for damages, any of which could adversely affect our business, results of operations, and financial condition.

An increase in volume on the systems we use or other errors or events could cause them to malfunction.

The trade orders to buy or sell securities or invest in other investment products that we offer are received and processed electronically. This method of trading is heavily dependent on the integrity of the electronic systems supporting it. Heavy stress placed on the systems we use during peak trading times or in periods of increased market volatility could cause our systems to operate at unacceptably slow speeds or fail altogether. Any significant degradation or failure of our systems or the systems of third parties involved in the trading process, even for a short time, could cause customers to suffer delays in trading. In addition, systems errors, including as a result of human error or traffic overload, could occur. These delays or errors could cause substantial losses for customers and subject us to claims from these customers for losses or other regulatory penalties or other sanctions or increased settlement disbursements. There can be no assurance that our network structure will operate appropriately in the event of a subsystem, component or software failure or error. Furthermore, we cannot assure you that we will be able to prevent an extended systems failure in the event of a power or telecommunications failure, terrorist attack, epidemic or pandemic, fire, or any natural disaster. Any systems failure that causes interruptions in our operations could have a material adverse effect on our business, financial condition, and results of operations.

We may experience unexpected network interruptions, security breaches, or computer virus attacks and failures in our information technology systems.

Our information technology systems support all phases of our operations and are an essential part of our technology infrastructure. If our systems fail to perform, we could experience disruptions in operations, slower response times, or decreased customer satisfaction. We must process, record, and monitor a large number of transactions and our operations are highly dependent on the integrity of our technology systems and our ability to make timely enhancements and additions to our systems. System interruptions, errors, or downtime can result from a variety of causes, including unexpected interruptions to the internet infrastructure, technological failures, changes to our systems, changes in customer usage patterns, linkages with third-party systems, and power failures. Our systems are also vulnerable to disruptions from human error, execution errors, errors in models such as those used for risk management and compliance, employee misconduct, unauthorized trading, external fraud, computer viruses, distributed denial of service attacks, or cyberattacks, terrorist attacks, natural disasters, power outages, capacity constraints, software flaws, events impacting our key business partners and vendors, and other similar events.

Our cloud-based business depends on the performance and reliability of the cloud infrastructure. We currently host our platform and support our operations on data centers provided by Amazon Web Services, or AWS, a third-party provider of cloud infrastructure services. We cannot assure you that the cloud infrastructure we depend on will remain sufficiently reliable for our needs. Any failure to maintain the performance, reliability, security, or availability of our cloud network infrastructure may cause significant damage to our ability to attract and retain users and customers. Major risks involving our cloud network infrastructure include:

•        breakdowns or system failures resulting in a prolonged shutdown of our servers;

•        disruption or failure in the national or regional backbone networks where our servers are located, which would make it impossible for users and customers to access our online and mobile platforms;

•        damage from natural disasters or other catastrophic events such as typhoons, volcanic eruptions, earthquakes, floods, telecommunications failures, or other similar events; and

•        any infection by or spread of computer viruses or other system failures.

Any network interruption or inadequacy that causes interruptions in the availability of our online and mobile platforms or deterioration in the quality of access to our online and mobile platforms could reduce user and customer satisfaction and result in a reduction in the activity level of our users and customers as well as the number of customers making trading transactions on our platform. Furthermore, increases in the volume of traffic on our online and mobile platforms could strain the capacity of our existing computer systems and bandwidth, which could lead to slower response times or system failures. This could cause a disruption or suspension in our service delivery, which could hurt our brand and reputation. We may need to incur additional costs to upgrade our technology infrastructure and computer systems in order to accommodate increased demand if we anticipate that our systems cannot handle higher volumes of traffic and transactions in the future. Implementation of new systems and technologies is complex, expensive, and time consuming, and may not be successful. If we fail to timely and successfully implement new information systems and technologies, or make improvements or upgrades to existing information systems and technologies, or if such systems and technologies do not operate as intended, it could have an adverse impact on our business, internal controls (including internal controls over financial reporting), operating results, and financial condition.

In addition, it could take an extended period of time to restore full functionality to our technology or other operating systems in the event of an unforeseen occurrence, which could affect our ability to process customer transactions. A prolonged interruption in the availability or reduction in the availability, speed, or functionality of our products and services could harm our business. Frequent or persistent interruptions in our services could cause current or potential customers or partners to believe that our systems are unreliable, leading them to switch to our competitors or to avoid or reduce the use of our products and services, and could permanently harm our reputation and brand. Moreover, to the extent that any system failure or similar event results in damages to our customers, these customers could seek significant compensation or contractual penalties from us for their losses, and those claims, even if unsuccessful, would likely be time-consuming and costly for us to address. Problems with the reliability or security of our systems could harm our reputation, and damage to our reputation and the cost of remedying these problems could negatively affect our business, operating results, and financial condition. Frequent or persistent interruptions could also lead to regulatory scrutiny, significant fines and penalties, and mandatory and costly changes to our business practices, or prevent or delay us from obtaining future licenses that may be required for our business. Despite our efforts to identify areas of risk, oversee operational areas involving risks, and implement policies and procedures designed to manage these risks, there can be no assurance that we will not suffer unexpected losses, reputational damage, or regulatory actions due to technology or other operational failures or errors, including those of our vendors or other third parties.

Although we have developed systems and processes designed to protect the data we manage, prevent data loss and other security breaches, and effectively respond to known and potential risks, and we expect to continue to expend significant resources to bolster these protections, there can be no assurance that these security measures will provide absolute security or prevent breaches or attacks. We cannot assure you that there will not be any material breaches of our security measures due to human error, system errors or vulnerabilities, or other irregularities. Unauthorized parties have attempted, and we expect that they will continue to attempt, to gain access to our systems and facilities, as well as those of our customers, partners, and external service providers, through various means including hacking, social engineering, phishing, and attempting to fraudulently induce individuals (including employees, service providers, and our customers) into disclosing usernames, passwords, or other sensitive information, which may in turn be used to access our information technology systems and customers’ assets. Threats can come from a variety of sources, including criminal hackers, industrial espionage, and insiders. Certain attackers may be supported by significant financial and technological resources, making them even more sophisticated and difficult to detect. As a result, our costs and the resources we devote to protecting against these advanced threats and their consequences may continue to increase over time.

The development and use of artificial intelligence (AI) presents risks and potential challenges to our business.

Integrating artificial intelligence (AI) into our products and processes offers promising opportunities but also presents risks that require careful management. Currently, we apply AI technologies, including machine learning, in limited areas, such as enhancing in-app support efficiency and fraud detection. However, we plan to expand AI’s use across more facets of our business. While these developments can strengthen our competitive edge, they also introduce a range of business, compliance, and reputational risks that could negatively affect our operations. The rapid evolution and expected adoption of AI technology, especially in the fintech industry, means we must constantly update our systems to stay competitive. If we cannot keep pace with these advancements, we risk losing market share and having a negative impact on our business performance.

Generative AI, one of the newer and more complex forms of AI, brings unique challenges. This technology has received significant media attention and regulatory scrutiny due to its ability to produce content that may seem correct but can be factually inaccurate, misleading, or biased. Such unintended results could not only dissatisfy customers but also harm our reputation and expose us to potential liability. Furthermore, the legal and regulatory landscape for AI is developing quickly, both in the U.S. and internationally, affecting not only AI-specific regulations but also intersecting with laws in intellectual property, privacy, consumer protection, and employment. As AI-related regulations evolve, we may face increased compliance costs and additional non-compliance risks, which could limit our ability to use and deploy AI technologies effectively.

Our use of AI models developed by third parties, some of which involve open-source software and external data, presents additional challenges. If we are unable to secure rights to use these third-party AI technologies on commercially viable terms, we may need to acquire or develop alternative solutions, which could delay our ability to offer competitive products and raise our operational costs. Additionally, reliance on third-party data in these models could expose us to data rights and protection risks, as we may have limited insight into how third parties train and develop their models. This dependency could expose us to liabilities if unauthorized or infringing materials are included in their training data.

Finally, our historical success has been largely attributed to our proprietary technology, which we believe gives us a competitive advantage. However, if similar technologies become more accessible to current or future competitors, or if competitors use AI to develop superior solutions, we may need to invest significantly in new technology to maintain our edge. In a market characterized by rapidly evolving technology and industry standards, it will be essential to continue innovating, developing, and protecting our technologies to safeguard our business performance and financial stability.

Fraudulent or illegal activities on our platform could negatively impact our brand and reputation and cause financial loss.

We have implemented stringent internal control policies, insider trading, anti-money laundering, and other anti-fraud rules and mechanisms on our platform. Nevertheless, we remain subject to the risk of fraudulent or illegal activities both on our platform and associated with our users and customers, business partners, and third parties handling user and customer information. Our resources, technologies, and fraud detection tools may be insufficient to accurately and timely detect and prevent all fraudulent or illegal activities. Significant increases in fraudulent or illegal activities could negatively impact our brand and reputation, reduce the trading volume on our platform, and therefore harm our operating and financial results. The use of our platform for illegal or improper purposes could subject us to claims, individual and class action lawsuits, and government and regulatory investigations, prosecutions, enforcement actions, inquiries, or requests that could result in liability and reputational harm for us. Any misbehavior or violation of applicable laws and regulations by our customers could lead to regulatory inquiries and investigations that involve us, which may affect our business operations and prospects. We might also incur higher costs than expected in order to take additional steps to reduce risks related to fraudulent and illegal activities. High-profile fraudulent or illegal activities could also lead to regulatory investigation and may divert our management’s attention and cause us to incur additional regulatory and litigation expenses and costs. In addition, we could suffer serious harm to our reputation, financial condition, customer relationships, and ability to attract new customers and even be subject to regulatory sanctions and significant legal liability, if any of our employees engage in illegal or suspicious activities or other misconduct. Although we have not experienced any material business or reputational harm as a result of fraudulent or illegal activities in the past, we cannot rule out the possibility that any of the foregoing may occur, causing harm to our business or reputation in the future. If any of the foregoing were to occur, our results of operations and financial condition could be materially and adversely affected.

We rely on a number of external service providers for certain key market information and data, technology, processing and supporting functions, and any interruptions in services provided by these external service providers may impair our ability to support our customers.

We rely on a number of external service providers for certain key market information and data, technology, processing and supporting functions. Furthermore, external content providers provide us with financial information, market news, charts, option and stock quotes, and other fundamental data that we offer to our customers and users. Particularly, we have contracted with a number of major financial market data providers, including Refinitiv, Nasdaq, Hong Kong Exchange, Toronto Exchange, and EuroNext, among others, to allow our customers to access real-time market information data which is essential for our customers to make their investment decisions and take actions. These service providers face technical, operational, and security risks of their own. These external service providers may be subject to financial, legal, regulatory, and labor issues, cybersecurity incidents, break-ins, computer viruses, denial-of-service attacks, sabotage, acts of vandalism, privacy breaches, service terminations, disruptions, interruptions, and other misconduct. They are also vulnerable to damage or interruption from human error, power loss, telecommunications failures, fires, floods, earthquakes, hurricanes, tornadoes, pandemics, and similar events. Any significant failures by them, including improper use or disclosure of our confidential customer, employee, or company information, could interrupt our business, cause us to incur losses and harm our reputation. Any failure of such information providers to update or deliver the data in a timely and accurate manner as provided in our agreements with them could lead to potential losses for our customers, which would in turn affect our business operations and reputation.

An interruption in or the cessation of service by any external service provider as a result of system failures, capacity constraints, financial constraints or problems, unanticipated trading market closures or for any other reason and our inability to make alternative arrangements in a smooth and timely manner, if at all, could have a material adverse effect on our business, results of operations and financial condition.

In addition, these service providers may breach their agreements with us, disagree with our interpretation of contract terms or applicable laws and regulations, refuse to continue or renew their agreements on commercially reasonable terms or at all, fail or refuse to provide services adequately, take actions that degrade the functionality of our services, impose additional costs or requirements on us or our customers, or give preferential treatment to competitors. Further, disputes might arise out of or in connection with the agreements regarding our or the service providers’ performance of the obligations thereunder. To the extent that any service provider disagrees with us on the quality of the products or services, terms and conditions of the payment or other provisions of such agreements, we may face claims, disputes, litigations or other proceedings initiated by such service provider against us. We may incur substantial expenses and require significant attention of management in defending against these claims, regardless of their merit. We could also face damages to our reputation as a result of such claims, and our business, financial condition, results of operations and prospects could be materially and adversely affected.

We rely on mobile application distribution channels to make our mobile application accessible to customers.

We rely on third-party mobile application distribution channels such as iOS App Store, various Android App Stores and other channels to distribute our mobile application to users. We expect a substantial number of downloads of our mobile apps will continue to come from these distribution channels. As such, the promotion, distribution and operation of our applications are subject to such distribution platforms’ standard terms and policies for application developers, which are subject to the interpretation of, and frequent changes by, these distribution channels. If the iOS App Store or any other major distribution channels interpret or change their standard terms and conditions in a manner that is detrimental to us, or terminate their existing relationship with us, or change their economic relationship with us, our business, financial condition, and results of operations may be materially and adversely affected. There can be no guarantee that third-party platforms will continue to support our product offerings, or that customers will be able to continue to use our products.

We rely on various third-party vendors and service providers to provide integral services related to our business and our supervision of such third parties may be subject to regulatory scrutiny.

We rely on certain third parties to provide services that are integral to the proper operation of our business and provision of uninterrupted services to our customers. To the extent any of these third-party service providers suffers an interruption or failure of its systems or otherwise fails to provide its respective services in a manner adequate to satisfy the needs of ours and our customers and satisfy applicable legal and regulatory requirements, our business operations could be materially and adversely impacted. Further, certain regulators, including FINRA, have indicated that, while a broker-dealer may delegate certain functions to third parties, it remains ultimately responsible for the proper execution of such services and must maintain and implement supervisory procedures that are reasonably designed to ensure such services are being provided in a manner that complies with applicable legal and regulatory requirements. If one of our third-party service providers suffers an interruption or failure of its systems or otherwise fails to provide its services in accordance with applicable legal and regulatory requirements, we may not be able to find alternative or replacement vendors or service providers in a timely manner or on favorable terms, and we could be found to have failed to satisfy our duty of supervision. Any such finding could result in fines, censures, or other enforcement actions from the applicable regulatory authority and could materially and adversely impact our business operations.

We may be held liable for information or content displayed on, retrieved from or linked to our platform.

We embed social media tools and user-generated content into our platform to create an active community of investors, companies, analysts, the media, and opinion leaders, also known as our Webull Community. Our Webull Community complements the investing tools, education, market data, and research we provide and drives customer education, engagement, and retention. Because we may not have timely or sufficient control over the activities conducted within our Webull Community, our platform may be misused by others to engage in illegal or inappropriate activities, or other activities that require permits, licenses or approval from governmental authorities. If any illegal, inappropriate or unauthorized activities are found on or linked to our platform, we as the service provider may be held liable for such activities under applicable laws and regulations. The government may impose other legal sanctions against us, including, in serious cases, suspending our Webull Community platform or revoking the licenses needed to operate our platform.

Risks Relating to Our Products and Services

Our PFOF practices may potentially create a misalignment of interest.

Registered broker-dealers are subject to “best execution” requirements under the applicable regulatory regime, which require them to obtain the best reasonably available terms for customer orders. Pursuant to such requirements, broker-dealers should use reasonable diligence so that the price to the customer is as favorable as possible under prevailing market conditions, taking into account, among other things, the character of the market for the security, the size and type of the transaction, the number of markets checked, accessibility of quotations and the terms and conditions of the order as communicated by the broker-dealer’s customer. Although a broker-dealer is not required to examine every customer order individually for compliance with its duty of best execution, it must undertake regular and rigorous reviews of the quality of its customer order executions.

PFOF practices may give rise to potential misalignment of interests between a broker and its customers in terms of best execution, as the brokers may be incentivized to route customer orders to the highest bidder rather than to the market makers or trading venues offering the best prices and fastest execution. We have implemented a series of conflict management procedures and arrangements to ensure that our PFOF practices do not damage the interests of our customers, taking into account our overall duty to act in the best interests of our customers and our duty to achieve the best possible result when executing orders for our customers. For example, we maintain the same PFOF rates for all our wholesale market makers, so they compete only on execution quality. In addition, the quality of our order execution may be negatively impacted by the fact that we rely on a limited number of market makers and liquidity providers to execute orders. Reliance on a limited number of market makers and liquidity providers may reduce competition for orders, which in turn may adversely affect order execution quality. Also, our payment arrangements with market makers and liquidity providers are not contingent on us allocating to them minimum order flow volumes or other similar requirements.

We have been subject to examinations by regulatory authorities, including the SEC, regarding our best execution and PFOF practices with respect to whether we had conducted a regular and rigorous review of our execution quality to ensure we had fulfilled our duty to seek best execution. Such investigations did not result in any material fines or penalties borne by us. However, there can be no assurance that we will not face additional investigations in the future and we cannot guarantee that we will not face fines or penalties in the future in connection with allegations about our best execution practices. If we fail to manage such potential misalignment of interests, our duty to provide best execution and execution quality may be impaired and we may be subject to scrutiny and penalties by regulatory authorities, which may materially and adversely affect our business prospects, financial position and results of operations.

We rely on a limited number of market makers and liquidity providers to generate a large portion of our revenues. A loss of any of those market makers or liquidity providers could negatively affect our business.

We rely on a limited number of wholesale market makers and liquidity providers to generate a large portion of our revenues. During 2023 and 2024, 23.3% and 18.5% of our consolidated revenue was from our top market maker and liquidity provider, respectively. See “Business — Business Overview — Investing through the Webull Platform” for additional information.

There is no assurance that business relationships with our market makers or liquidity providers can be maintained in the future. Any interruption of the operations of those market makers or liquidity providers, any failure on their part to accommodate our business growth, any termination or suspension of our cooperation with those parties, any change of terms in our agreements, or the deterioration of relationship with them may materially and adversely affect our results of operations. In the event that the key market makers and liquidity providers that we work with experience any operational difficulties, including system breakdowns, security breaches, violation of applicable laws and regulations, labor strikes or shortages, natural disasters, health epidemics, or other problems, such difficulties may cause significant interruption to our business operations, as we may not be able to address such difficulties or find replacement market makers or liquidity providers in a timely or cost-effective manner. We may have disputes with these business partners, which may result in litigation expenses, divert our management’s attention and cause us operational difficulties. In addition, we may not be able to renew contracts with these business partners or identify or enter into new agreements with them for additional services or on favorable terms.

Any failure of such market makers or liquidity providers to perform effectively or efficiently may have a material negative impact on our business and results of operations. In addition, market makers and liquidity providers may be required to maintain various approvals, licenses, and permits to operate their business. There can be no assurance that they can maintain their requisite approvals, licenses, or permits applicable to their business at all times or obtain such approvals, licenses, or permits at all. In the event that they are not in compliance with such approvals, licenses, or permits requirements, they may not be able to rectify such incompliance in a timely manner or at all, which may adversely affect the execution of the order flow we direct to them. As a result, our business, results of operations, and financial condition may be materially and adversely affected.

A substantial portion of our business currently relies on collaboration with our clearing partner.

We currently rely on Apex Clearing Corporation, or Apex Clearing, to hold the Webull brokerage accounts where certain of our customers’ funds and securities are deposited and to settle and clear all stock and securities trades in the United States. Apex Clearing is indirectly owned by PEAK6 Investments LLC, which also owns 100% of the equity interests in PEAK6 Group LLC, which is a minority shareholder of Webull Corporation. Our agreements with Apex Clearing are non-exclusive and do not prohibit it from working with our competitors or from offering competing services. Apex Clearing currently provides execution and clearing services for other online brokerage platforms and other alternative brokers, and it could decide to offer better terms to our competitors. In addition, our clearing partner may not perform as expected under our agreements for a variety of reasons, including commercial decisions made at their own discretion, or they may be unable to accommodate our projected growth in customer base, trading volume, and technological upgrades. We cannot assure you that trading will be available or processed at all times during market hours. For example, on January 28, 2021, we had to halt purchases of stocks of GameStop, AMC, and Koss Corporation on our platform for approximately one and a half hours because Apex Clearing halted purchases of these stocks on their end. Some customers claimed that they suffered significant economic loss because of the halt and brought class action lawsuits against us. There can be no assurance that similar incidents will not happen again. Also, the ability of Apex Clearing to manage and accurately safeguard the funds and securities deposited in the Webull brokerage accounts requires a high level of internal controls. In the event our clearing partner fails to perform as expected, our business operations and reputation may be materially and adversely affected. We may in the future have disagreements or disputes with our clearing partner, which could negatively impact our working relationship with it and in turn adversely impact our business operations.

Additionally, the growth and success of our margin financing business depends on the availability of adequate funding to meet our customer demand for loans on our platform. In the United States, our fully disclosed margin accounts are funded by our clearing partner, for which we earn service fees. To the extent there is insufficient funding from our clearing partner, the funds available for our margin financing business might be limited and our ability to provide margin financing services to our customers to address their demand for loans would be adversely impacted. If we cannot continue to maintain our relationship with our clearing partner and obtain adequate funding at reasonable costs, we may not be able to continue to offer or grow our margin financing business.

In addition to margin fees we earn from our clearing partner, we receive a portion of the interest income that our clearing partner earns on the uninvested cash balances of our fully disclosed brokerage accounts and receive a portion of the fully paid lending fees our clearing partner earns on our brokerage accounts that participate in our clearing partner’s fully paid stock lending program. If we cannot continue to maintain our relationship with our clearing partner, our interest related income could be negatively impacted. For the years ended December 31, 2023 and 2024, 32.2% and 16.2% of our total revenues were attributable to payments from our clearing partner for interest related income, respectively. Beginning in 2023 and continuing through 2025, we have undertaken efforts to migrate our platform users’ brokerage accounts from a fully disclosed basis to an omnibus basis with our clearing partner, which has reduced our reliance on our clearing partner for margin financing and interest related income. If we cannot continue to migrate our platform users’ brokerage accounts to an omnibus basis, then we may not be able to further lower our reliance on our clearing partner for margin funding and interest related income.

Our clearing partner is subject to oversight by the SEC, FINRA, and other regulatory authorities in the United States and other jurisdictions and must comply with complex rules, regulations, and licensing and examination requirements. Failure to comply with those rules and regulations as well as licensing and examination requirements may subject our clearing partner to investigations, penalties, and legal proceedings, which may in turn materially and adversely affect its performance. In the event that our clearing partner cannot perform as expected due to its own non-compliance with applicable laws, rules, and regulations, which is beyond our control, our business, reputation, results of operations, and financial condition may be materially and adversely affected.

In the event we need to enter into alternative arrangements with a different clearing partner to replace our existing arrangements, such transition may be time-consuming and affect our users’ experience or, if our platform becomes inoperable, may result in our inability to facilitate trades through our platform. We would also need to comply with applicable rules and regulations regarding execution and clearing services, which would be costly and time-consuming.

We historically provided our customers access to digital assets trading via our Webull App, which may subject us to risks.

We historically provided our customers access to digital assets trading via our Webull App through a collaboration between Webull Pay LLC, a then wholly-owned subsidiary of ours, and a third-party digital assets platform. In July 2023, we restructured to spin-off Webull Pay LLC, together with its digital assets business, into a separate entity outside of the Webull Corporation group, of which Mr. Anquan Wang is the sole director. Pursuant to the spin-off, we ceased providing customers with access to services relating to digital assets trading through our Webull App. As a result, since July 2023, we have ceased to consolidate the financial results of Webull Pay LLC in our financial statements. The historical financial results of Webull Pay LLC, to the extent applicable, are reflected in our consolidated financial statements as discontinued operations. On July 11, 2025, Webull entered into a business combination agreement with Feather Sound II Inc., a direct wholly owned subsidiary of Webull and Webull Pay Inc., the parent company of Webull Pay LLC, pursuant to which Webull Pay Inc. will merge with and into Feather Sound II Inc., with Webull Pay Inc. surviving as a direct wholly owned subsidiary of Webull. For more information, see “Related Party Transactions — Webull Pay Business Combination.”

Digital assets laws, regulations and accounting standards are often difficult to interpret and may continue to develop in ways that are difficult to predict. U.S. and foreign regulators and governments have recently increasingly focused on the regulation of digital assets. Even though we have spun off the digital assets business, there can be no assurance that our historical digital assets operation would not subject us to inquiry, investigation or penalties, including such inquiries, investigations or penalties in relation to potential violations of state and/or federal securities laws. The legal test for determining whether any given digital asset is a security is a highly complex, fact-driven analysis, and the outcome is difficult to predict. The SEC staff has indicated that the determination of whether or not a digital asset is a security depends on the characteristics and use of that particular asset. The SEC generally does not provide advance guidance or confirmation on the status of any particular digital asset as a security. Occasionally, though the SEC and its staff have taken positions that certain digital asset are “securities” — often in the context of enforcement actions — and it is possible that a federal or state court may agree with a determination made by the SEC regarding the security status of any digital asset, including any digital assets that we may have offered through our Webull App. While we believe the digital assets we historically offered were not securities, we cannot assure you that future legislation, regulation or determination will not have an adverse effect upon us. For instance, any venue that brings together purchasers and sellers of cryptocurrencies or other digital assets that are characterized as securities in the U.S. is generally subject to registration as a national securities exchange, or must qualify for an exemption, such as by being operated by a registered broker-dealer as an alternative trading system. If any of the digital assets we historically offered were subsequently determined to be securities, we may be found to have violated applicable legislation or regulation due to a failure to comply with registration requirements or to have operated as an unregistered securities exchange, broker, dealer, and clearing agency, and could be subject to judicial or administrative sanctions, significant monetary penalties, censure or other actions that may have a material and adverse effect on us, including reputational harm.

Additionally, to the extent we still need to comply with accounting standards in connection with our historical digital assets operations, the digital assets accounting rules and regulations are complex and subject to interpretation by the Financial Accounting Standards Board, or FASB, the SEC and various bodies formed to promulgate and interpret accounting principles. A change in these rules and regulations or interpretations could have a significant effect on our reported financial results and financial position, and could even affect the reporting of transactions completed before the announcement or effectiveness of a change. Further, there are a limited number of precedents for the financial accounting treatment of digital assets (including related issues of valuation and revenue recognition). Accordingly, there remains significant uncertainty as to the appropriate accounting for digital asset transactions, digital assets, and related revenues. Uncertainties in or changes in regulatory or financial accounting standards could result in the need to change our accounting methods and/or restate our financial statements, and could impair our ability to provide timely and accurate financial information, which could adversely affect our financial statements, and result in a loss of investor confidence.

Our customers may provide outdated, inaccurate, false, or misleading information during our “know your customer” procedures.

We collect personal information during the account opening and registration process and screen this information against public databases for purposes of verifying customer identity and detecting risks. Although we require our customers to submit documents and other information such as their address to prove their identity and complete the account registration process, and to update such information from time to time, the information provided by our customers may be outdated, inaccurate, false, or misleading. Though we believe we have appropriate ongoing monitoring procedures in place to keep customer information up to date pursuant to applicable regulatory requirements, we cannot fully verify the accuracy, up-to-date status and completeness of such information beyond reasonable effort. Under such circumstances, our provision of products and services to certain ineligible customers could be in violation of applicable laws and regulations and we may not be aware of this violation until we are warned by the relevant supervising authorities. We could still be subject to certain legal or regulatory sanctions, fines or penalties, financial loss, or damage to our reputation resulting from such violations.

We are exposed to credit risks associated with our margin financing services.

Our margin financing services will expose us to credit risks if our customers fail to perform contractual obligations or if the value of collateral held to secure the obligations is inadequate. We provide our margin financing services to our customers in the United States through Apex Clearing, our clearing partner, who provides the funding for these services. Pursuant to our agreement with Apex Clearing, we indemnify and hold them harmless from certain losses, liabilities, or claims resulting from any failure of the customers to make payments upon demand, which exposes us to off-balance sheet risk of credit loss in the event that our customers fail to satisfy their obligations or if the value of collateral held to secure the obligations is inadequate.

The risks associated with margin credit increase during periods of heightened market volatility or in cases where collateral is concentrated and market movements occur. During such periods, customers who utilize margin loans and who have collateralized their obligations with securities may find that the securities have a rapidly depreciating value and may not be sufficient to cover their obligations in the event of liquidation. We are also exposed to credit risk when our customers execute transactions, such as short sales of options and equities that can expose them to losses beyond their invested capital. We expect this kind of exposure to increase with the growth of our overall business, and, as a result, we may incur increasing amount of provision for contingent liabilities if we fail to manage the credit risks, which may materially and adversely affect our business, results of operations and financial condition.

In order to mitigate our credit risks associated with our margin financing services, we have adopted comprehensive internal policies and procedures designed to manage such risks. For details of such policies and procedures, see “Business — Business Overview — Risk Management — Margin Financing Risks.” However, there can be no assurance that our internal policies and procedures will timely and effectively mitigate our exposure to credit risks or prevent us from incurring loss in this regard. See “— Risks Relating to Our Products and Services — Our compliance and risk management policies and procedures may not be fully effective in identifying or mitigating risk exposure in all market environments or against all types of risks.” If we fail to address these challenges and risks, our margin financing services may not develop as expected and our business prospects, results of operations, and financial condition may be adversely affected.

Our compliance and risk management policies and procedures may not be fully effective in identifying or mitigating risk exposure in all market environments or against all types of risks.

Our ability to comply with applicable complex and evolving laws, regulations, and rules is largely dependent on the establishment and maintenance of our compliance, audit, and reporting systems, as well as our ability to attract and retain qualified compliance and other risk management personnel. We have devoted significant resources to developing our compliance and risk management policies and procedures and will continue to do so. Nonetheless, our policies and procedures to identify, monitor, and manage risks may not be fully effective in mitigating our risk exposure in all market environments or against all types of risks. Our compliance and risk management policies and procedures rely on a combination of technical and human controls and supervision that are subject to error and failure. Some of our methods for managing risk are discretionary by nature and are based on internally developed controls and observed historical market behavior, and also involve reliance on standard industry practices. Many of our risk management policies are based upon observed historical market behavior or statistics based on historical models. During periods of market volatility or due to unforeseen events, the historically derived correlations upon which these methods are based may not be valid. As a result, these methods may not predict future exposures accurately, and these exposures could be significantly greater than what our models indicate. This could cause us to incur losses or cause our risk management strategies to be ineffective. Other risk management methods depend upon the evaluation of information regarding markets, customers, catastrophe occurrence, or other matters that are publicly available or otherwise accessible to us, which may not always be accurate, complete, up-to-date, or properly evaluated. Our risk management policies and procedures may not adequately prevent losses due to technical errors if our testing and quality control practices are not effective in preventing failures. In addition, we may elect to adjust our risk management policies and procedures to allow for an increase in risk tolerance, which could expose us to the risk of greater losses.

In addition, although we perform due diligence on potential customers, it is possible that a regulator could determine we have not satisfied our legal and regulatory obligations, including, for example, our obligation to ensure all investment products offered on our platform are suitable for customers. If a user or customer does not meet the relevant qualification requirements under applicable laws but is still able to use our services, we may be subject to regulatory actions and penalties and held liable for damages. Management of operational, legal, and regulatory risks requires, among other things, policies and procedures to properly record and verify a large number of transactions and events, and these policies and procedures may not be fully effective in mitigating our risk exposure in all market environments or against all types of risks. To the extent a regulatory body determines that certain investment products on our platform (such as options trading, margin trading) are not suitable for all customers, we would have to cease offering those products to customers for whom they are not suitable, which we would expect to adversely impact our financial position. In the event of a regulatory action as a result of such determination, we could be subject to fines, penalties, and censures that generally would be expected to adversely impact our business.

Regulators periodically review our compliance with our own policies and procedures and with a variety of laws and regulations. We have received in the past and may from time to time receive additional examination reports citing violations of rules and regulations and inadequacies in our existing compliance program, and requiring us to enhance certain policies, procedures, and practices with respect to such compliance program, including training, reporting, and recordkeeping. If we fail to comply with these, or do not adequately remediate certain findings, regulators could take a variety of actions that could impair our ability to conduct our business. In addition, regulators have broad enforcement powers to censure, fine, issue cease-and-desist orders, or prohibit us from engaging in some of our business activities. In the case of non-compliance or alleged non-compliance, we could be subject to investigations and proceedings that may result in substantial penalties or civil lawsuits, including by customers, for damages, which can be significant. Any of these outcomes would adversely affect our reputation, brand, business, operating results, and financial condition.

Providing market insights and analytical tools could subject us to additional risks if such tools are construed to be investment advice or recommendations.

We provide a variety of market insights and analytical tools on our platform. While we do not consider such market information or tools to constitute investment advice or an investment recommendation, we cannot guarantee that such services could not be construed as constituting investment advice or recommendations by customers or regulatory agencies. If we are deemed to be providing investment advice, we will be subject to additional risks and challenges, including those arising from how we disclose and address possible conflicts of interest, inadequate due diligence, inadequate disclosure, human error, and fraud. New regulations, such as the SEC’s Regulation Best Interest and certain state broker-dealer regulations, will impose heightened conduct standards and requirements if we are deemed to provide recommendations to retail investors. In addition, various states are considering potential regulations or have already adopted certain regulations that could impose additional standards of conduct or other obligations on us if we provide investment advice or recommendations to our customers. Furthermore, we could be subject to investigations by regulatory agencies if our services are construed as constituting investment advice or recommendations. To the extent that the services we provide are construed or alleged to constitute investment advice or recommendations and we fail to satisfy regulatory requirements, fail to know our customers, improperly advise our customers, or if the risks associated with advisory services otherwise materialize, we could be found liable for losses suffered by those customers, or could be subject to regulatory fines, penalties, and other actions such as business limitations, any of which could harm our reputation and business.

Risks Relating to Our Cryptocurrency Products and Services

The prices of most cryptocurrencies are extremely volatile. Fluctuations in the price of various cryptocurrencies might cause uncertainty in the market and could negatively impact trading volumes of cryptocurrencies, and we may not effectively identify, prevent or mitigate cryptocurrency market risks, any of which would adversely affect the success of our business, financial condition and results of operations.

The prices of most cryptocurrencies are based in part on market adoption and future expectations, which might or might not be realized. As a result, the prices of cryptocurrencies are highly speculative. The prices of cryptocurrencies have been subject to dramatic fluctuations, which have impacted, and will continue to impact, our trading volumes and operating results and might adversely impact our growth strategy and business. Several factors could affect a cryptocurrency’s price, including, but not limited to:

•        Global cryptocurrency supply, including various alternative currencies which exist, and global cryptocurrency demand, which can be influenced by the growth or decline of retail merchants’ and commercial businesses’ acceptance of cryptocurrencies as payment for goods and services, the security of online cryptocurrency exchanges and digital wallets that hold cryptocurrencies, the perception that the use and holding of digital currencies is safe and secure, and regulatory restrictions on their use.

•        Changes in the software, software requirements or hardware requirements underlying a blockchain network, such as a fork. Forks have occurred and are likely to occur again in the future and could result in a sustained decline in the market price of cryptocurrencies.

•        Changes in the rights, obligations, incentives, or rewards for the various participants in a blockchain network.

•        The maintenance and development of the software protocol of cryptocurrencies.

•        Cryptocurrency exchanges’ deposit and withdrawal policies and practices, liquidity on such exchanges and interruptions in service from or failures of such exchanges.

•        Regulatory measures, if any, that affect the use and value of cryptocurrencies or regulatory or judicial assertions or determinations that certain cryptocurrencies are securities.

•        Competition for and among various cryptocurrencies that exist and market preferences and expectations with respect to adoption of individual currencies.

•        Actual or perceived manipulation of the markets for cryptocurrencies.

•        Actual or perceived connections between cryptocurrencies (and related activities such as mining) and adverse environmental effects or illegal activities.

•        Social media posts and other public communications by high-profile individuals relating to specific cryptocurrencies, or listing or other business decisions by cryptocurrency companies relating to specific cryptocurrencies.

•        Expectations with respect to the rate of inflation in the economy, monetary policies of governments, trade restrictions, and currency devaluations and revaluations.

Cryptocurrency laws, regulations, and accounting standards are often difficult to interpret and are rapidly evolving in ways that are difficult to predict. Changes in these laws and regulations, or our failure to comply with them, could negatively impact cryptocurrency trading on our platforms.

Domestic and foreign regulators and governments are increasingly focused on the regulation of cryptocurrencies. In the United States, cryptocurrencies are regulated by both federal and state authorities, depending on the context of their usage. Cryptocurrency market disruptions and resulting governmental interventions are unpredictable, and might make cryptocurrencies, or certain cryptocurrency business activities, illegal altogether. As regulation of cryptocurrencies continues to evolve, there is a substantial risk of inconsistent regulatory guidance among federal and state agencies and among state governments which, along with potential accounting and tax issues or other requirements relating to cryptocurrencies, could impede the growth of our cryptocurrency operations. The current presidential administration and control of Congress in the U.S. also present considerable uncertainty as to future cryptocurrency regulations. Additionally, regulation in response to the climate impact of cryptocurrency mining could negatively impact cryptocurrency trading on our platforms.

The cryptocurrency accounting rules and regulations that we must comply with are complex and subject to interpretation by the FASB, the SEC, and various bodies formed to promulgate and interpret accounting principles. A change in these rules and regulations or interpretations could have a significant effect on our reported financial results and financial position, and could even affect the reporting of transactions completed before the announcement or effectiveness of a change. Further, there are a limited number of precedents for the financial accounting treatment of cryptocurrency assets (including related issues of valuation and revenue recognition), and no official guidance has been provided by the FASB or the SEC. Accordingly, there remains significant uncertainty as to the appropriate accounting for cryptocurrency asset transactions, cryptocurrency assets, and related revenues. Uncertainties in or changes in regulatory or financial accounting standards could result in the need to change our accounting methods and/or restate our financial statements, and could impair our ability to provide timely and accurate financial information, which could adversely affect our financial statements, and result in a loss of investor confidence.

In addition, future regulatory actions or policies, including, for instance, the assertion of jurisdiction by domestic and foreign regulators and governments over cryptocurrency and cryptocurrency markets could limit or restrict cryptocurrency usage, custody, or trading, or the ability to convert cryptocurrencies to fiat currencies. This includes recent legislative actions related to the CLARITY Act and GENIUS Act. The current presidential administration and control of Congress in the U.S. also present considerable uncertainty as to such regulatory actions or policies.

Our continued efforts to expand our business internationally also subject us to additional laws, regulations, or other government or regulatory scrutiny. Various foreign jurisdictions have adopted, and may continue to adopt laws, regulations or directives that affect a crypto-asset industry participants, the crypto-asset markets, and their users, particularly trading platforms and service providers that fall within such jurisdictions’ regulatory scope. In addition, any failure to comply with any applicable laws and regulations could result in regulatory fines, suspensions of personnel or other sanctions, including revocation of our registration or that of our subsidiaries, which could, among other things, require changes to our business practices and scope of operations or harm our reputation, which, in turn could have a material adverse effect on our results of operations, financial condition or business. In addition, new laws or regulations, or new interpretations of existing laws or regulations, could have a materially adverse impact on our ability to operate as currently intended, or require us to obtain additional or newly-created registrations or licenses in the future and cause us to incur significant expense in order to ensure compliance.

Any inability to maintain adequate relationships with third-party banks, market makers, exchanges, and liquidity providers with respect to, and any inability to settle customer trades related to, our cryptocurrency offerings would disrupt our ability to offer cryptocurrency trading to customers.

We rely on third-party banks, market makers, exchanges and liquidity providers to provide cryptocurrency products and services to our customers. The cryptocurrency market operates 24 hours a day, seven days a week. The cryptocurrency market does not have a centralized clearinghouse, and the transactions in cryptocurrencies on our platforms rely on direct settlements between us and our market makers, exchanges or liquidity providers after customer trades are executed. Accordingly, we rely on third-party banks to facilitate cash settlements with customers’ brokerage accounts and we rely on the ability of market makers and liquidity providers to complete cryptocurrency settlements with us to obtain cryptocurrency for customer accounts. In addition, we must maintain cash assets in our bank accounts sufficient to meet the working capital needs of our business, which includes deploying available working capital to facilitate cash settlements with our customers, market makers, exchanges and liquidity providers (as well as maintaining the minimum capital required by regulators). If we, third-party banks, market makers, exchanges or liquidity providers have operational failures and cannot perform and facilitate our routine cash and cryptocurrency settlement transactions, we will be unable to support normal trading operations on our cryptocurrency trading platforms and these disruptions could have an adverse impact on our business, financial condition and results of operations. Similarly, if we fail to maintain cash assets in our bank accounts sufficient to meet the working capital needs of our business and necessary to complete routine cash settlements related to customer trading activity, such failure could impair our ability to support normal trading operations on our cryptocurrency platforms, which could cause cryptocurrency trading volumes and transaction-based revenues to decline significantly.

We might also be harmed by the loss of any of our banking partners and market makers. As a result of the many regulations applicable to cryptocurrencies or the risks of cryptocurrencies generally, many financial institutions have decided, and other financial institutions might in the future decide, not to provide bank accounts (or access to bank accounts), payments services, or other financial services to companies providing cryptocurrency products, including us.

From time to time, we might encounter technical issues in connection with changes and upgrades to the underlying networks of supported cryptocurrencies, which could cause revenues to decline and expose us to potential liability for customer losses.

Any number of technical changes, software upgrades, soft or hard forks, cybersecurity incidents or other changes to the underlying blockchain networks might occur from time to time, causing incompatibility, technical issues, disruptions or security weaknesses to our platforms. If we are unable to identify, troubleshoot and resolve any such issues successfully, we might no longer be able to support such cryptocurrency, our customers’ assets might be frozen or lost, the security of our hot or cold wallets might be compromised and our platforms and technical infrastructure might be affected, all of which could cause trading volumes and transaction-based revenue to decline and expose us to potential liability for customer losses.

Risks Relating to Cybersecurity, Data Privacy, and Intellectual Property

Failure to protect customer data and privacy or to prevent security breaches relating to our platform could result in economic loss, damage our reputation, deter customers from using our products and services, and expose us to legal penalties and liability.

Our computer system, the networks we use, and the networks and online trading platforms of the exchanges and other third parties with whom we interact are potentially vulnerable to physical or electronic computer break-ins, viruses, and similar disruptive problems or security breaches. A party that is able to circumvent our security measures could misappropriate proprietary information or customer information, jeopardize the confidential nature of the information we transmit over the internet and mobile networks, or cause interruptions in our operations. We or our service providers may be required to invest significant resources to protect against the threat of security breaches or to alleviate problems caused by any breaches.

We collect, store, and process certain personal and other sensitive data from our customers, which makes us a potential target to cyberattacks, computer viruses, physical or electronic break-ins, or similar disruptions. Individuals who wish to create non-trading accounts on the Webull platform provide us with their contact information, such as their email address or mobile phone number, or existing accounts they have opened with third parties, such as Google and Facebook, so that they can log in to the Webull platform. If these users proceed to open trading accounts with our registered broker-dealers, then in the course of providing services to them, we collect or receive identity, biometric, contact, financial and profile data, and other information from these users, as well as usage information, geolocation data, activity date, and tracking data. While we have taken steps to protect the confidential information that we have access to, our security measures could be breached. Because the techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we may not be able to anticipate these techniques or implement adequate preventative measures. Any accidental or willful security breaches or other unauthorized access to our system could cause confidential customer information to be stolen and used for criminal purposes. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation, and negative publicity. We have not been subject to any material breaches of any of our cybersecurity measures in the past. If security measures are breached and perceived to be breached, including because of third-party action, employee error, malfeasance, or otherwise, or if design flaws in our technology infrastructure are or are perceived to be exposed and exploited, our relationships with customers could be severely damaged, we could incur significant liability and our business operations could be adversely affected. Any failure or perceived failure by us to prevent information security breaches or to comply with privacy policies or privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other customer data, could cause our customers to lose trust in us and could expose us to legal claims.

Laws and regulations regarding cybersecurity and data privacy are complex and evolving.

Due to our global operations, we are subject to laws and regulations related to the protection of personal data, privacy, and information security of various jurisdictions where we do business and/or have customers, including but not limited to the United States, Hong Kong, Singapore, and the United Kingdom. As we further proceed with our global expansion and penetrate into additional markets, we may be subject to laws and regulations of additional jurisdictions. These legislations and regulations govern our practices in relation to the collection, use, retention, protection, disclosure, transfer, and processing of personal data. For example, legislation and regulations of several jurisdictions to which we are subject require network operators to follow the principles of legitimacy in relation to the requirement of lawful and fair collection of personal data, consent of data subjects, retention of personal data, use and disclosure of personal data, security of personal data, personal data policies and practices, and rights to access and correction of personal data.

Compliance with applicable laws and regulations in multiple jurisdictions across the globe is challenging. Many of the data-related legislations are evolving and vary from jurisdiction to jurisdiction. Certain concepts thereunder may also be subject to clarifications and interpretations by the regulators. Also, there are uncertainties as to the interpretation and application of laws in one jurisdiction which may be interpreted and applied in a manner inconsistent with another jurisdiction and may conflict with our current policies and practices or require changes to the features of our systems. Despite our efforts to comply with applicable laws and regulations relating to cybersecurity and data privacy in connection with our ordinary course of business, we cannot assure you that our existing user information protection systems and technical measures will be considered sufficient or compliant under applicable laws and regulations. Any actual or perceived failure on our part to comply with applicable laws or regulations relating to cybersecurity or data privacy, or the perception or allegation that any of the foregoing types of failures have occurred, could damage our reputation or result in investigations, fines, suspension of our app, or other forms of sanctions or penalties by governmental authorities and private claims or litigation, any of which could materially and adversely affect our business, financial condition, results of operations, and prospects.

We expect that cybersecurity and data privacy compliance will receive greater attention and focus from regulators across the globe as well as attract continued or greater public scrutiny and attention going forward, which could increase our compliance costs and subject us to heightened risks and challenges associated with cybersecurity and data privacy.

We may also be subject to new laws, regulations, or standards or new interpretations of existing laws, regulations, or standards regarding cybersecurity and data privacy, which may require us to incur additional costs and restrict our business operations. For instance, several U.S. states have enacted new cybersecurity laws and regulations to protect the personally identifiable information of their residents, including California, Nevada, Maine, Massachusetts, Virginia, Colorado, Delaware, Connecticut, Florida, Indiana, Iowa, Montana, Oregon, Texas, Tennessee, Utah, and Virginia. Additionally, state legislative activity and public pressure have prompted new proposals for comprehensive federal data privacy laws and regulations. These and other data privacy laws, and proposed laws, if enacted, may add additional complexity, variation in requirements, restrictions and potential legal risk, require additional investment of resources in compliance programs, impact strategies and the availability of previously useful data, and could result in increased compliance costs and/or changes in business practices and policies. Any violations or perceived violation of these laws and regulations by our business or the third-party service providers with which we share personally identifiable information may require us to change our business practices or operational structure, including limiting our activities in the applicable market(s), address legal and/or regulatory investigations and claims, and sustain monetary penalties, reputational damage and/or other harms to our business.

We may face intellectual property infringement claims and other claims of third-party rights, which may be expensive to defend and may disrupt our business operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe or otherwise violate patents, copyrights or other intellectual property rights held by third parties. We may be subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be other third-party intellectual property rights that are infringed by our products and services or other aspects of our business. There could also be existing intellectual property rights of which we are not aware that we may inadvertently infringe. The conduct of our business including our products and services may also infringe intellectual property rights of other third parties. Our existing intellectual property rights may be revoked, invalidated, or otherwise limited if other third parties successfully raise challenges or claims against us. Although we have not been subject to any material intellectual property infringement claim in the past, we cannot assure you that holders of intellectual property rights purportedly relating to some aspect of our technology or business, if any such holders exist, would not seek to enforce such intellectual property rights against us. If we are found to have violated the intellectual property rights of others, we may be subject to liability for our infringing activities or may be prohibited from using such certain intellectual property or technology, and we may incur licensing fees or be forced to develop alternatives of our own. In addition, we may incur significant expenses, and may be forced to divert management’s time and other resources from our business operations to defend against these third-party infringement claims, regardless of their merits.

We may not be able to prevent others from making unauthorized use of our intellectual property, and may incur increasing costs to protect us against such infringements. If we fail to protect our intellectual property rights, our brand and business may suffer.

We rely primarily on trade secret, contract, copyright, trademark, and patent law to protect our proprietary technology. It is possible that third parties may copy or otherwise obtain and use our proprietary technology without authorization or otherwise infringe our rights. We cannot assure you that any of our intellectual property rights would not be challenged, invalidated, or circumvented, or such intellectual property will be sufficient to provide us a competitive advantage. In addition, other parties may infringe or misappropriate our intellectual property rights, which would cause us to suffer economic or reputational damages, and we may not be able to successfully assert infringement or misappropriation of our intellectual property rights. Because of the rapid pace of technological change, we cannot assure you that all of our proprietary technologies and similar intellectual property will be patented in a timely or cost-effective manner, or at all. Furthermore, parts of our business rely on technologies developed or licensed by other parties, or co-developed with other parties, and we may not be able to obtain or continue to obtain licenses and technologies from these other parties on reasonable terms, or at all.

Some of our products and services contain open-source software, which may pose particular risk to our proprietary software, products and services in a manner that negatively affects our business.

We use open-source software in some of our products and services. There is a risk that open-source software licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to provide or distribute our products or services. Additionally, we may face claims from third parties demanding release of our proprietary software as a result of our use of open-source software. These claims could result in litigation and could require us to make our software source code freely available, purchase a costly license or cease offering the implicated products or services unless and until we can re-engineer them to avoid infringement. This re-engineering process could require significant additional research and development resources, and we may not be able to complete it successfully.

Although we monitor our use of open-source software to avoid subjecting our platform to conditions we do not intend, we have not recently conducted an extensive audit of our use of open-source software and, as a result, we cannot assure you that our processes for controlling our use of open-source software in our platform are, or will be, effective. If we are held to have breached or failed to fully comply with all the terms and conditions of an open-source software license, we could face litigation, infringement, or other liability, or be required to seek costly licenses from third parties to continue providing our offerings on terms that are not economically feasible, to re-engineer our platform, to discontinue or delay the provision of our offerings if re-engineering could not be accomplished on a timely basis or to make generally available, in source code form, our proprietary code, any of which could adversely affect our business, operating results, and financial condition. Moreover, the terms of many open-source licenses have not been interpreted by U.S. or foreign courts. As a result, there is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to provide or distribute our platform. From time to time, there have been claims based on improper use of open-source software against companies that incorporate open-source software into their solutions. As a result, we could be subject to lawsuits by parties claiming improper use of what we believe to be open-source software.

Risks Relating to Finance, Accounting and Tax Matters

We expect our operating expenses to increase significantly in the foreseeable future and may not be able to achieve profitability or achieve positive cash flow from operations on a consistent basis.

We anticipate that our operating expenses will increase substantially in the foreseeable future as we continue to hire additional employees, expand our marketing and branding efforts, develop additional products and services, and expand our geographic footprint. Moreover, we expect to incur significant legal, accounting, and other expenses, including substantially higher costs to obtain and maintain director and officer liability insurance, as a result of becoming a public company. This may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses. Our revenue growth may slow down or our revenue may decline for a number of other reasons, including reduced demand for our products and services, increased competition, or any failure to capitalize on growth opportunities. If we are unable to effectively manage these risks and difficulties as we encounter them, our business, operating results, and financial condition may suffer.

Fluctuations in exchange rates could have a material adverse effect on our business and results of operations.

Our revenues and expenses are currently denominated predominantly in U.S. dollars. However, revenues and expenses incurred from our non-U.S. operations — both of which will likely increase as a result of our plans to expand our business operations to new markets — are or will typically be denominated in the local currency of the applicable country. The exchange rates of certain foreign currency against the U.S. dollar may fluctuate significantly and unpredictably. The value of foreign currencies against the U.S. dollar may be affected by changes in economic conditions and by foreign exchange policies, among other things. It is difficult to predict how market forces or government policy may impact the exchange rates in the future.

To date, we have not entered into any material hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to make greater use of hedging instruments in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

In addition, as we plan to expand our operations to additional regions, including additional countries in Asia Pacific, Africa, Europe, and Latin America, we will be exposed to the effects of fluctuations in the exchange rates of additional currencies. The value of the currencies used in the regions where we plan to expand may fluctuate and are affected by, among other things, changes in economic conditions. We cannot assure you that movements in foreign currency exchange rates will not have a material adverse effect on our results of operations in future periods.

We have granted and may continue to grant share incentive awards in the future, which may result in increased share-based compensation expenses.

In order to promote the success and enhance the value of our company, our shareholders have approved and authorized to reserve a certain number of our Class A ordinary shares as an award pool for the purpose of share incentive award grants, and we have granted share incentive awards under such award pool from time to time. For further detailed information, please refer to “Directors and Management — Global Plan.” For the years ended December 31, 2023 and 2024 and for the six months ended June 30, 2025, we recorded $29.4 million, $32.6 million and $35.0 million, respectively, in share-based compensation. We believe the granting of share-based compensation is of significant importance to our ability to attract and retain key personnel and employees, and we will continue to grant share-based compensation to employees in the future. As a result, our expenses associated with share-based compensation may increase, which may have an adverse effect on our results of operations.

If we are not able to control our labor costs in an effective way, our business, results of operations, and financial condition may be adversely affected.

Labor costs are the most significant component of our fixed costs. As the world recovered from the COVID-19 pandemic, supply chain disruptions and labor shortages kept inflation elevated and increased labor costs in our key markets. In addition, we are required by local laws and regulations to pay various statutory employee benefits, including Social Security and Medicare in the United States and employer-sponsored health insurance plans for the benefit of our employees. We expect that our labor costs, including wages and employee benefits, will continue to grow as our business grows in scale. Significant additional increase in government-imposed wage and employee benefits in the jurisdictions where we have operations may affect our profitability and results of operations, unless we are able to pass these costs onto our users by increasing prices of our products and services.

Failure to comply with local labor laws and make adequate contributions to various employee benefits plans as required by local regulations may subject us to penalties.

As we have corporate offices in multiple jurisdictions, we are required to register with governmental authorities and participate in various government-sponsored employee benefit plans, including certain social insurance, provident funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of employees up to a maximum amount specified by the local government from time to time at locations where our employees are based. Failure in making contributions to various employee benefit plans in strict compliance with applicable local labor-related laws may subject us to late payment penalties, and we could be required to make up the contributions for these plans as well as to pay late fees and fines. Further, failure to timely obtain work permits for our foreign employees may subject us to penalties and we may be unable to hire such foreign employees. If any of the foregoing were to occur, our financial condition and results of operations may be adversely affected.

Changes to U.S. and foreign tax laws, as well as the application of such laws, could adversely impact our financial position and operating results.

We are subject to complex tax laws and regulations in the United States and a variety of foreign jurisdictions. All of these jurisdictions have in the past and may in the future make changes to their corporate income tax rates and other income tax laws which could increase our future income tax provision. For example, our future income tax obligations could be adversely affected by earnings that are lower than anticipated in jurisdictions where we have lower statutory rates and by earnings that are higher than anticipated in jurisdictions where we have higher statutory rates, by changes in the valuation of our deferred tax assets and liabilities, by changes in the amount of unrecognized tax benefits, or by changes in tax laws, regulations, accounting principles, or interpretations thereof, including changes with possible retroactive application or effect.

Our determination of our tax liability is subject to review and may be challenged by applicable tax authorities. Any adverse outcome of such challenge could harm our operating results and financial condition. The determination of our worldwide provision for income taxes and other tax liabilities requires significant judgment and, in the ordinary course of business, there are many transactions and calculations where the ultimate tax determination is complex and uncertain. Moreover, as a multinational business, we have subsidiaries that engage in many intercompany transactions in a variety of tax jurisdictions where the ultimate tax determination is complex and uncertain. Our existing corporate structure and intercompany arrangements have been implemented in a manner we believe is in compliance with current prevailing tax laws. Furthermore, as we operate in multiple taxing jurisdictions, the application of tax laws can be subject to diverging and sometimes conflicting interpretations by tax authorities of these jurisdictions. It is not uncommon for taxing authorities in different countries to have conflicting views with respect to, among other things, the characterization and source of income or other tax items, the manner in which the arm’s-length standard is applied for transfer pricing purposes, or with respect to the valuation of intellectual property. The taxing authorities of the jurisdictions in which we operate may challenge our tax treatment of certain items or the methodologies we use for valuing developed technology or intercompany arrangements, which could impact our worldwide effective tax rate and harm our financial position and operating results.

We are also subject to non-income taxes, such as payroll, sales, use, value-added, net worth, property, and goods and services taxes in the United States and various foreign jurisdictions. Specifically, we may be subject to “digital service taxes” or new allocations of tax as a result of increasing efforts by certain jurisdictions to tax cross border activities that may not have been subject to tax under existing international tax principles. Technology companies such as ours may be subject to such taxes. Tax authorities may disagree with certain positions we have taken. As a result, we may have exposure to additional tax liabilities that could have an adverse effect on our operating results and financial condition.

In addition, our future effective tax rates could be favorably or unfavorably affected by changes in tax rates, changes in the valuation of our deferred tax assets or liabilities, the effectiveness of our tax planning strategies, or changes in tax laws or their interpretation. Such changes could have an adverse impact on our financial condition.

As a result of these and other factors, the ultimate amount of tax obligations owed may differ from the amounts recorded in our financial statements and any such difference may harm our operating results in future periods in which we change our estimates of our tax obligations or in which the ultimate tax outcome is determined.

Key business metrics and other estimates are subject to inherent challenges in measurement, and our business, operating results, and financial conditions could be adversely affected by real or perceived inaccuracies in those metrics.

We regularly review key business metrics, including the number of our registered users, funded accounts, our trading volume, and other measures to evaluate growth trends, measure our performance, and make strategic decisions. These key metrics are calculated using internal company data and have not been validated by an independent third party. While these numbers are based on what we currently believe to be reasonable estimates for the applicable period of measurement, there are inherent challenges in such measurements. If we fail to maintain an effective analytics platform, calculations of our key metrics may be inaccurate, and we may not be able to identify those inaccuracies. Our key business metrics may also be impacted by compliance or fraud-related bans, technical incidents, or false or spam accounts in existence on our platform. We regularly deactivate fraudulent and spam accounts that violate our terms of service and exclude these users from the calculation of our key business metrics; however, we may not succeed in identifying and removing all such accounts from our platform. If our metrics provide us with incorrect or incomplete information about users and their behavior, we may make inaccurate conclusions about our business.

We have limited insurance coverage of our operations, which may expose us to significant costs and business disruption.

We currently carry limited insurance in connection with our brokerage business, which does not cover customer losses from fraud or theft. However, we do not carry business interruption insurance to compensate for losses that could occur to the extent not required. We also do not maintain general product liability insurance or key-man insurance, and only maintain limited general property insurance. We consider our insurance coverage to be reasonable in light of the nature of our business, but we cannot assure you that our insurance coverage is sufficient to prevent us from any loss or that we will be able to successfully claim our losses under our current insurance policies on a timely basis, or at all. If we incur any loss that is not covered by our insurance policies, or the compensated amount is significantly less than our actual loss, our business, financial condition, and results of operations could be materially and adversely affected.

We and our independent registered public accounting firm have identified in past years a material weakness in our internal control over financial reporting.

Prior to the Closing, we had been a private company and we were never required to evaluate our internal controls within a specified period of time. As a result, we may experience difficulty in meeting these reporting requirements in a timely manner. Our independent registered public accounting firm has not conducted an audit of the effectiveness of our internal controls over financial reporting.

However, in the course of preparing and auditing our consolidated financial statements for the year ended December 31, 2022, we and our independent registered public accounting firm identified one material weakness and other deficiencies in our internal control over financial reporting as of December 31, 2022. According to the U.S. Public Company Accounting Oversight Board, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis. The material weakness identified as of December 31, 2022 related to our inability to sufficiently evaluate certain control activities performed by a digital assets service provider as such provider did not have a SOC 1 report. In July 2023, we spun off our digital assets business into a separate entity outside of Webull Corporation and we ceased to provide customers with access to services relating to digital assets trading through our platform and therefore discontinued using such service provider.

Our failure to correct any material weakness identified or our failure to discover and address any other deficiencies could result in inaccuracies in our financial statements and impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective internal control over financial reporting could significantly hinder our ability to prevent fraud.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we include a report of management on our internal control over financial reporting commencing with our second Annual Report on Form 20-F. In addition, once we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is adverse if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to complete our evaluation testing and any required remediation in a timely manner.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our shares.

Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods.

Risks Relating to Ownership of Securities of Webull and this Offering

We are a “controlled company” and the interests of our controlling shareholder may conflict with ours or yours in the future.

Webull qualifies as a “controlled company” as defined under the corporate governance rules of the Nasdaq, because Mr. Anquan Wang, one of the founders of Webull, beneficially owns all of our issued and outstanding Webull Class B Ordinary Shares, which represent approximately 80.1% of the total voting power of all issued and outstanding Webull Ordinary Shares, as of the date of this prospectus. As further described under “Beneficial Ownership,” Mr Anquan Wang also has beneficial ownership over 10,263,484 Webull Class A Ordinary Shares held of record by Webull Partners Limited (our share-award platform entity for certain of our employees, officers and directors) and may exercise voting rights with respect to up to 34,645,867 Webull Class A Ordinary Shares subject to the satisfaction of certain conditions under the Proxy Agreement. For so long as Webull remains a controlled company under that definition, it is permitted to elect to rely, and may rely, on certain exemptions from Nasdaq corporate governance rules. As a foreign private issuer and a “controlled company,” Webull is permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including (i) an exemption from the rule that a majority of our board of directors must be independent directors; (ii) an exemption from the rule that director nominees must be selected or recommended solely by independent directors; (iii) an exemption from the rule that the compensation committee must be comprised solely of independent directors; and (iv) an exemption from the requirement that an audit committee be comprised of at least three members under Nasdaq Rule 5605(c)(2)(A). Webull has decided to rely on all of the foregoing exemptions available to foreign private issuers and “controlled companies.” Accordingly, our shareholders do not have the same protection afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance standards, and the ability of our independent directors to influence our business policies and affairs may be reduced. Webull may rely on additional exemptions available to foreign private issuers in the future. For more information, also see “— Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of Webull Class A Ordinary Shares may consider beneficial.”

Our founder will have significant influence with respect to our management, business plans and policies, including the appointment and removal of our officers. In particular, because of his voting power, our founder will be able to cause or prevent a change of control of our Company or a change in the composition of our board of directors and could preclude any unsolicited acquisition of our Company. The concentration of ownership could deprive you of an opportunity to receive a premium for your Webull Ordinary Shares as part of a sale of the Company and ultimately might affect the market price of your Webull Ordinary Shares.

The Webull Securities offered pursuant to the prospectus included in the Other Registration Statement represent a substantial portion of our issued and outstanding Webull Securities and our significant shareholders, including our founder Anquan Wang, will be able to sell their securities covered by the prospectus included in the Other Registration Statement for so long as the Other Registration Statement is available for use or an exemption for registration becomes available for such shareholders (see “Securities Eligible for Future Sale” for more information). In fact, the Webull Ordinary Shares offered for resale under the Other Registration Statement include 20,747,004 of the 82,988,016 Webull Ordinary Shares (assuming the conversion of Webull Class B Ordinary Shares into Webull Class A Ordinary Shares) held by our founder, Mr. Anquan Wang. Please see the risk factor “— Future resales of Webull Class A Ordinary Shares issued to Webull shareholders and other significant shareholders may cause the market price of the Webull Class A Ordinary Shares to drop significantly, even if Webull’s business is doing well” as well as the risk factor below entitled “— Future sales of our securities in the public market, or the perception that these sales might occur, could cause the market price of our securities to decline significantly” for a discussion of the significant negative impact that potential sales by our significant shareholders could have on the market price of our securities. For more information on resales of securities not covered by this prospectus or different resale options that the selling securityholder named herein may have in addition to the Other Registration Statement or this prospectus, such as Rule 144, also see the section entitled “Securities Eligible for Future Sale.”

It is not possible to predict the actual number of Webull Class A Ordinary Shares that we will sell to the Selling Securityholder under the Purchase Agreement, or the actual gross proceeds or dilution resulting from those sales. We may not have access to the full Commitment Amount available under the Purchase Agreement.

On July 1, 2025, we entered into the Purchase Agreement with the Selling Securityholder, pursuant to which the Selling Securityholder committed to purchase up to $1,000,000,000 in Webull Class A Ordinary Shares, subject to certain limitations and conditions set forth in the Purchase Agreement. The Webull Class A Ordinary Shares that may be issued under the Purchase Agreement may be sold by us to the Selling Securityholder at our discretion, from time to time, over a period that is 36 months following the date the Purchase Agreement was executed. We generally have the right to control the timing and amount of any Webull Class A Ordinary Shares to the Selling Securityholder under the Purchase Agreement. Sales of our Webull Class A Ordinary Shares to the Selling Securityholder under the Purchase Agreement will depend upon market conditions as well as other factors to be determined by us. We may ultimately decide to sell to the Selling Securityholder all or a portion of the Webull Class A Ordinary Shares that may be available pursuant to the Purchase Agreement, or decide to terminate the Purchase Agreement or not sell to the Selling Securityholder any Webull Class A Ordinary Shares that may be available for us to sell to the Selling Securityholder thereunder. As of the date of this prospectus, which forms a part of the post-effective amendment no. 1 to the initial registration statement related to this offering that was initially filed on July 18, 2025 with the SEC, Webull has issued and sold to the Selling Securityholder 9,750,000 Webull Class A Ordinary Shares (excluding the 159,236 Commitment Shares) and raised proceeds of approximately $149.2 million under the Purchase Agreement in connection with such sales.

Because the purchase price per share to be paid by the Selling Securityholder for the Webull Class A Ordinary Shares that we may elect to sell to the Selling Securityholder under the Purchase Agreement will fluctuate based on the market price of our Webull Class A Ordinary Shares during the applicable pricing period for each purchase, it is not possible for us to predict, as of the date of this prospectus, the number of Webull Class A Ordinary Shares that we will sell to the Selling Securityholder under the Purchase Agreement, the purchase price per share that the Selling Securityholder will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by the Selling Securityholder under the Purchase Agreement.

Although the Purchase Agreement provides that we may sell up to an aggregate of $1,000,000,000 of our Webull Class A Ordinary Shares to the Selling Securityholder, only 75,000,000 Webull Class A Ordinary Shares that may be issued to the Selling Securityholder under the Purchase Agreement are being registered for resale by the Selling Securityholder under the registration statement that includes this prospectus.

If we elect to sell to the Selling Securityholder all of the 75,000,000 Webull Class A Ordinary Shares being registered for resale by the Selling Securityholder in the registration statement that includes this prospectus, depending on the market price of our Webull Class A Ordinary Shares during the applicable pricing period for each purchase made pursuant to the Purchase Agreement, the actual gross proceeds from the sale of all such shares may be substantially less than the $1,000,000,000 total commitment originally available to us under the Purchase Agreement.

If it becomes necessary for us to issue and sell to the Selling Securityholder under the Purchase Agreement more than the 75,000,000 Webull Class A Ordinary Shares being registered for resale under the registration statement that includes this prospectus, in order to receive aggregate gross proceeds equal to the total commitment of $1,000,000,000 under the Purchase Agreement, we must file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Selling Securityholder of any such additional Webull Class A Ordinary Shares we wish to sell from time to time under the Purchase Agreement. We will also need to obtain shareholder approval to issue Webull Class A Ordinary Shares in excess of the Exchange Cap under the Purchase Agreement in accordance with the Nasdaq listing rules, unless otherwise allowable under Nasdaq rules. In addition, the Selling Securityholder will not be required to purchase any Webull Class A Ordinary Shares if such sale would result in the Selling Securityholder’s beneficial ownership exceeding 4.99% of the then-outstanding voting power or number of shares of our Webull Class A Ordinary Shares.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and number of Webull Class A Ordinary Shares sold to the Selling Stockholder. If and when we do elect to sell shares of our Webull Class A Ordinary Shares to the Selling Securityholder under the Purchase Agreement, after the Selling Securityholder has acquired such shares, the Selling Securityholder may resell all or a portion of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the Selling Securityholder at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Securityholder as a result of future sales made by us to the Selling Securityholder at prices lower than the prices such investors paid for their shares. For more information, also see “Committed Equity Financing,” “— Future sales of our securities in the public market, or the perception that these sales might occur, could cause the market price of our securities to decline significantly” and “— Future resales of Webull Class A Ordinary Shares issued to Webull shareholders and other significant shareholders may cause the market price of the Webull Class A Ordinary Shares to drop significantly, even if Webull’s business is doing well.” In fact, despite a potential decline in the public trading price of our securities, the Selling Securityholder may still experience a positive rate of return on the securities they purchased and may have an incentive to sell due to the differences in the purchase prices for the Webull Class A Ordinary Shares and the public trading price of our Webull Class A Ordinary Shares. Our public securityholders may not experience a similar rate of return on the securities they purchased due to differences in their purchase prices and the current trading price. The Selling Securityholder is deemed to have purchased the Commitment Shares at $12.56 per share and as of the date of this prospectus does not hold any of the Commitment Shares anymore. Further, Webull will be selling Webull Class A Ordinary Shares to the Selling Securityholder pursuant to the Purchase Agreement at variable prices and at a 2.5% discount to the Market Price. The frequency of sales by the Selling Securityholder could also cause the market price of our securities to decline or increase the volatility in the market price of our securities. Sales of shares of our Webull Class A Ordinary Shares, if any, to the Selling Securityholder under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Securityholder all, some or none of the shares of our Webull Class A Ordinary Shares that may be available to sell to the Selling Securityholder pursuant to the Purchase Agreement. For more information also see “Committed Equity Financing — Effect of Sales of Webull Class A Ordinary Shares under the Purchase Agreement on Securityholders.”

Our management team will have broad discretion as to the use of the proceeds from our sale of Webull Class A Ordinary Shares to the Selling Securityholder under the Purchase Agreement, and such uses may not improve our financial condition or market value.

Our management will have broad discretion as to the application of such net proceeds for working capital purposes and could use them for purposes other than those contemplated hereby. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or advance our business objectives. The failure of our management team to use such proceeds effectively could have a material adverse effect on our business, financial condition and results of operations.

Future sales of our securities in the public market, or the perception that these sales might occur, could cause the market price of our securities to decline significantly.

The Webull Class A Ordinary Shares offered for resale pursuant to this prospectus represent a substantial percentage of our total issued and outstanding securities and our public float. In fact, the Webull Ordinary Shares that may still be offered for resale pursuant to this prospectus represent approximately 13.2% of the Webull Ordinary Shares issued and outstanding as of the date of this prospectus. If and when we do elect to sell Webull Class A Ordinary Shares to the Selling Securityholder pursuant to the Purchase Agreement, the Selling Securityholder may resell all, some or none of such shares in its discretion and at different prices subject to the terms of the Purchase Agreement. We do not know when or in what amount the Selling Securityholder will sell its securities hereunder following the effective date of the registration statement of which this prospectus forms a part. We do not know how long the Selling Securityholder will hold the Webull Class A Ordinary Shares before selling them, and we are not aware of any existing arrangements between the Selling Securityholder and any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the Webull Class A Ordinary Shares being offered for resale by this prospectus.

The sale of the Webull Class A Ordinary Shares being offered pursuant to this prospectus, or the perception that these sales could occur, could result in a significant decline in the public trading price of our securities and could impair our ability to raise capital through the sale of additional securities. Further, despite a potential decline in the public trading price of our securities, the Selling Securityholder may still experience a positive rate of return on the securities they purchased and may have an incentive to sell due to the differences in the purchase prices for the Webull Class A Ordinary Shares and the public trading price of our Webull Class A Ordinary Shares. Our public securityholders may not experience a similar rate of return on the securities they purchased due to differences in their purchase prices and the current trading price. For more information also see “— Investors who buy shares at different times will likely pay different prices” and “Committed Equity Financing — Effect of Sales of Webull Class A Ordinary Shares under the Purchase Agreement on Securityholders.”

Further, unless (i) Webull obtains shareholder approval pursuant to Nasdaq Rule 5635(d) to issue Webull Class A Ordinary Shares in excess of the Exchange Cap, or (ii) takes actions required pursuant to Nasdaq Rule 5615(a)(3) to duly and validly rely on an exemption for foreign private issuers from applicable rules and regulations of Nasdaq by adopting a home country practice that allows Webull to issue Webull Class A Ordinary Shares to the Selling Securityholder in connection with the Purchase Agreement without regard to the limitations imposed by Nasdaq Rule 5635(d), Webull may not effect any sales under the Purchase Agreement to the extent that after giving effect to such sales the aggregate number of Webull Class A Ordinary Shares issued under the Purchase Agreement together with any Webull Ordinary Shares issued in connection with any other transactions that may be considered part of the same series of transactions, where the number of shares issued would exceed 96,891,594 Webull Ordinary Shares, i.e. the number of shares representing 19.99% of Webull’s outstanding Webull Ordinary Shares (including Webull Class A Ordinary Shares and Webull Class B Ordinary Shares on an as converted basis) as of the date of execution of the Purchase Agreement, subject to certain limited exceptions. If Webull obtains shareholder approval to issue Webull Class A Ordinary Shares in excess of the Exchange Cap or takes actions to adopt a home country practice that would allow Webull to issue Webull Class A Ordinary Shares to the Selling Securityholder in connection with the Purchase Agreement without regard to the limitations imposed by Nasdaq Rule 5635(d), in each case as described above, Webull may register the resale by the Selling Securityholder of additional Webull Class A Ordinary Shares sold by Webull to the Selling Securityholder pursuant to the Purchase Agreement by filing a post-effective amendment to the registration statement of which this prospectus forms a part or by filing one or more additional registration statements. Therefore, the 75,159,236 Webull Class A Ordinary Shares registered for resale under the registration statement of which this prospectus forms a part are not all of the Webull Class A Ordinary Shares that may be sold pursuant to the Purchase Agreement.

We are registering the resale of the Webull Class A Ordinary Shares covered by this prospectus pursuant to the registration requirements under the Purchase Agreement. We will not receive any proceeds from the sale of the securities by the Selling Securityholder. However, any Webull Class A Ordinary Shares sold by Webull to the Selling Securityholder pursuant to the terms of the Purchase Agreement and issued pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act will be sold to the Selling Securityholder at a variable price determined pursuant to the terms of the Purchase Agreement. The Purchase Price will be calculated pursuant to the Purchase Agreement by multiplying the Market Price (as defined below) by 97.50%, and will in any event be no less than the $0.00001 par value per Webull Class A Ordinary Share. The “Market Price” will be determined pursuant to the Purchase Agreement and will equal to the VWAP of the Ordinary Shares during the relevant Pricing Period (as defined below). “Pricing Period” means the period on an applicable date commencing with the receipt by Webull of written confirmation that the Selling Securityholder has received a written notice by Webull setting forth the number of Webull Class A Ordinary Shares that Webull desires to issue and sell to the Selling Securityholder, and ending at 4:00 p.m. New York City time on the same trading day (unless otherwise agreed by Webull and the Selling Securityholder, or such a Pricing Period is terminated pursuant to the terms of the Purchase Agreement), provided however, the Selling Securityholder may delay the commencement of such Pricing Period until such time that the Selling Securityholder has received confirmation that the transfer agent of Webull has credited the Selling Securityholder’s account (or its designee’s account) at DTC through its Deposit Withdrawal at Custodian System (or by such other means of delivery as may be mutually agreed upon by the parties to the Purchase Agreement) with a number of Webull Class A Ordinary Shares equal to the number of Webull Class A Ordinary Shares that Webull elects to sell to the Selling Securityholder, in which case such Pricing Period shall commence upon receipt by Webull of written confirmation (which may be by e-mail) of receipt of such Webull Class A Ordinary Shares by the Selling Securityholder. As a result, investors who purchase shares from the Selling Securityholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results (for more information, also see “Dilution”). Investors may experience a decline in the value of the shares they purchase from the Selling Securityholder in this offering as a result of future sales made by us to the Selling Securityholder at prices lower than the prices such investors paid for their shares. In addition, if we sell a substantial number of shares to the Selling Securityholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of the Purchase Agreement arrangement with the Selling Securityholder may make it more difficult for us to sell equity or equity-related securities in the future at a desirable time and price. Please see the section of this prospectus entitled “Committed Equity Financing” for more information on the Purchase Agreement.

Because the purchase price per share to be paid by the Selling Securityholder for the shares that we may elect to sell to the Selling Securityholder under the Purchase Agreement, if any, will fluctuate based on the market price of our Webull Class A Ordinary Shares during the applicable Pricing Period, as of the date of this prospectus, we cannot reliably predict the number of Webull Class A Ordinary Shares that we will sell to the Selling Securityholder under the Purchase Agreement, the actual purchase price per Webull Class A Ordinary Share to be paid by the Selling Securityholder for those shares, or the actual gross proceeds to be raised by us from those sales, if any.

Potential sales by our significant shareholders could also have a significant negative impact on the market price of our securities while sales to and by the Selling Securityholder under the Purchase Agreement occur. Immediately following the consummation of the Business Combination, 455,599,003 Webull Ordinary Shares (including 82,988,016 Webull Class B Ordinary Shares) were held by the Existing Webull Shareholders and were subject to the transfer restrictions in the Webull Articles and 3,892,884 Webull Ordinary Shares were held by the Initial SKGR Shareholders and certain non-redemption agreement investors and were subject to the transfer restrictions in the Auxo Support Agreement. However, certain lock-up restrictions entered into in connection with the Business Combination will expire one year after the Closing Date (with respect to the Webull Ordinary Shares held by the Initial SKGR Shareholders and certain non-redemption agreement investors) and one hundred eighty days after the Closing Date (with respect to Webull Ordinary Shares held by Existing Webull Shareholders). The lock-up restrictions described in the foregoing are subject to specified exceptions that may result in earlier transfers or releases of such securities. For instance, the release of Webull Class A Ordinary Shares from the transfer restrictions may occur if the Webull Class A Ordinary Shares trade above $12.00 for twenty (20) trading days within a thirty (30)-trading day period. For more information on securities eligible for future sale, including securities not covered by this resale prospectus and the different resale options that certain of our shareholders may have with respect to the securities that are currently subject to transfer restrictions as described in the foregoing, see the section entitled “Securities Eligible for Future Sale” in this prospectus. For more information on lock-ups, also see “Securities Eligible for Future Sale — Lock-up Agreements” and “— Future resales of Webull Class A Ordinary Shares issued to Webull shareholders and other significant shareholders may cause the market price of the Webull Class A Ordinary Shares to drop significantly, even if Webull’s business is doing well.”

If the price of our securities fluctuates after this offering, you could lose a significant part of your investment.

The market price of our securities may be influenced by many factors, some of which are beyond our control, including actual or anticipated variations in our operating results; the failure of financial analysts to cover our Company or changes in financial estimates by financial analysts, or any failure by us to meet or exceed any of these estimates or changes in the recommendations of any financial analysts that elect to follow our Company or our competitors; announcements by us or our competitors of significant contracts or acquisitions; technological innovations by us or our competitors; future sales of our securities and investor perceptions of us and the industries in which we operate. In addition, the stock market in general has experienced substantial price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of particular companies affected. These broad market and industry factors may materially harm the market price of our securities, regardless of our operating performance. In the past, following periods of volatility in the market price of certain companies’ securities, securities class action litigation has been instituted against these companies. Such litigation, if instituted against us, could adversely affect our financial condition or results of operations.

Webull Warrants are currently exercisable for Webull Class A Ordinary Shares, which increases the number of Webull shares eligible for future resale in the public market and may result in dilution to Webull shareholders. Further, the terms of the Webull Warrants may be amended in a manner adverse to a holder if holders of at least 50% of the then outstanding Webull Warrants approve of such amendment. As a result, the exercise price of such warrants could be increased, the exercise period could be shortened and the number of shares of Webull Class A Ordinary Shares purchasable upon exercise of such warrants could be decreased, all without your approval.

Webull Warrants to purchase an aggregate of up to 9,675,386 Webull Class A Ordinary Shares remain outstanding and may be exercised in accordance with the terms of the Warrant Assignment Agreement. The exercise price of the Webull Warrants is $11.50 per share (subject to adjustment pursuant to the Warrant Assignment Agreement). The Webull Warrants became exercisable 30 days after the completion of the Business Combination. Unless a registration statement under the Securities Act with respect to the Webull Class A Ordinary Shares underlying the respective warrants is then effective and a prospectus relating thereto is current or a valid exemption from registration is available, Webull is not obligated to deliver any Webull Class A Ordinary Shares pursuant to the exercise of Webull Warrants and will have no obligation to settle such warrant exercise. To the extent such Webull Warrants are exercised, additional Webull Class A Ordinary Shares will be issued, which will result in dilution to the existing holders of Webull Class A Ordinary Shares and increase the number of Webull shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such Webull Warrants may be exercised could adversely affect the market price of Webull Class A Ordinary Shares. However, there is no guarantee that the Webull Warrants will ever be “in the money” while they are exercisable and/or prior to their expiration, and as such, the Webull Warrants may expire worthless. For more information on our warrants, including conditions to their exercisability, please see “Description of Securities And Articles of Association — Warrants.”

The Warrant Assignment Agreement provides that the terms of the Webull Warrants may be amended without the consent of any holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained therein, or adding or changing any other provisions with respect to matters or questions arising under the Warrant Assignment Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the rights of the holders of warrants; provided that the approval by the holders of at least 50% of the outstanding Webull Warrants is required to make any change that adversely affects the interests of the registered holders of Webull Warrants. Although Webull’s ability to amend the terms of the Webull Warrants with the consent of at least 50% of the then outstanding Webull Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of such warrants, shorten the exercise period or decrease the number of Webull Class A Ordinary Shares purchasable upon exercise of a Webull Warrant.

We may redeem unexpired Webull Public Warrants prior to their exercise at a time that is disadvantageous to a holder, thereby making such warrants worthless.

Not less than all of the outstanding Webull Public Warrants may be redeemed, at the option of Webull, at any time while they are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the registered holders of the Webull Public Warrants, at a redemption price of $0.01 per Webull Public Warrant; provided that (a) the last reported sales price of the Webull Class A Ordinary Shares for any twenty (20) Trading Days (as defined in the Warrant Assignment Agreement) within the thirty (30) Trading-Day period ending on the third Trading Day prior to the date on which notice of the redemption is given equals or exceeds $18.00 per Webull Class A Ordinary Share (subject to adjustment), and (b) there is an effective registration statement covering the issuance of the Webull Class A Ordinary Shares issuable upon exercise of the Webull Public Warrants, and a current prospectus relating thereto, available throughout the period of not less than thirty (30) days prior to the redemption date or Webull has elected to require the exercise of the Webull Public Warrants on a “cashless basis” pursuant to the terms of the Warrant Assignment Agreement.

In the event that Webull elects to redeem the Webull Public Warrants, Webull shall fix a date for redemption (the “Webull Public Warrant Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by Webull not less than thirty (30) days prior to the Webull Public Warrant Redemption Date to the registered holders of the Webull Public Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner provided in the Warrant Assignment Agreement shall be conclusively presumed to have been duly given whether or not the registered holder received such notice.

The Webull Public Warrants may be exercised for cash (or on a “cashless basis” pursuant to the terms of the Warrant Assignment Agreement, if applicable) at any time after the notice of redemption shall have been given by Webull and prior to the Webull Public Warrant Redemption Date. In the event that Webull determines to redeem the Webull Public Warrants or require all holders of Webull Public Warrants to exercise their Webull Public Warrants on a “cashless basis” pursuant to the terms of the Warrant Assignment Agreement, the notice of redemption shall contain instructions on how to calculate the number of Webull Class A Ordinary Shares to be received upon exercise of the Webull Public Warrants. If we elect to require the Warrants to be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of the outstanding warrants could force holders to (i) exercise warrants and pay the exercise price therefor at a time when it may be disadvantageous for a holder to do so, (ii) sell warrants at the then-current market price when a holder might otherwise wish to hold warrants and not lose any potential embedded value from a subsequent increase in the value of the Webull Class A Ordinary Shares had such warrants remained outstanding, or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of our warrants. Webull is not contractually obligated to notify investors when the Webull Warrants become eligible for redemption and does not intend to so notify investors upon eligibility of the Webull Warrants for redemption, unless and until it elects to redeem such warrants pursuant to the terms of the Warrant Assignment Agreement. For more information, also see “Description of Securities and Articles of Association — Warrants.”

Holders of Webull Warrants will only be able to exercise their Webull Warrants on a “cashless basis” under certain circumstances, and if they do so, they will receive fewer Webull Class A Ordinary Shares from such exercise than if such warrants were exercised for cash.

The Webull Public Warrants generally may not be exercised on a “cashless basis”, except as described below.

The Warrant Assignment Agreement provides that in the following circumstances holders of Webull Public Warrants who seek to exercise their warrants will not be permitted to do for cash and will, instead, be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act: (i) if the Webull Class A Ordinary Shares issuable upon exercise of the Webull Public Warrants are not registered under the Securities Act in accordance with the terms of the Warrant Assignment Agreement; and (ii) if we have so elected and the Webull Class A Ordinary Shares are at the time of any exercise of a Webull Public Warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act. If a holder exercises its Webull Public Warrants on a cashless basis under the circumstances described in clauses (i) and (ii) in the preceding sentence, a holder would pay the warrant exercise price by surrendering the Warrants for that number of Webull Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares underlying the Webull Public Warrants, multiplied by the difference between the exercise price and the Fair Market Value by (y) the Fair Market Value. “Fair Market Value” shall mean the average last reported sale price of the Class A Ordinary Shares for the ten (10) trading day period ending on the trading day prior to the date that notice of exercise is received by the warrant agent from the holder of such Webull Public Warrants or its securities broker or intermediary. As a result, a holder of Webull Public Warrants would receive fewer Webull Class A Ordinary Shares from such exercise than if such Webull Public Warrants were exercised for cash.

If securities or industry analysts do not publish research, publish inaccurate or unfavorable research or cease publishing research about Webull, the price of Webull Securities and trading volume could decline significantly.

The trading market for Webull’s securities will depend, in part, on the research and reports that securities or industry analysts publish about Webull or its business. We may be unable to sustain coverage by well-regarded securities and industry analysts. If either none or only a limited number of securities or industry analysts maintain coverage of Webull, or if these securities or industry analysts are not widely respected within the general investment community, the demand for Webull’s securities could decrease, which might cause the price of Webull Securities and trading volume to decline significantly. In the event that Webull obtains securities or industry analyst coverage, if one or more of the analysts who cover Webull downgrade their assessment of Webull or publish inaccurate or unfavorable research about our business, the market price and liquidity for Webull’s securities could be negatively impacted.

Future resales of Webull Class A Ordinary Shares issued to Webull shareholders and other significant shareholders may cause the market price of the Webull Class A Ordinary Shares to drop significantly, even if Webull’s business is doing well.

Pursuant to the Auxo Support Agreement the Initial SKGR Shareholders and certain non-redemption agreement investors are restricted, subject to certain exceptions, from selling any of the Webull Class A Ordinary Shares that they received in connection with the transactions contemplated by the Business Combination for one year after the consummation of the Business Combination. Further, pursuant to the Webull Articles, the Existing Webull Shareholders are also restricted from selling any of their Webull Class A Ordinary Shares for 180 days after the consummation of the Business Combination.

Pursuant to the Auxo Support Agreement, 25% of the shares held by the Initial SKGR Shareholders were released from the transfer restrictions provided for in the Auxo Support Agreement in connection with the closing of the Business Combination in order to satisfy, reduce or defray any actual or potential taxes imposed (or in the Initial

SKGR Shareholders’ reasonable judgment expected to be imposed) on the Initial SKGR Shareholders or their affiliates as a result of any failure of the Business Combination to qualify for an Intended Tax Treatment (as defined below). The Auxo Support Agreement also permits a release of the Webull Class A Ordinary Shares subject to transfer restrictions if after the Closing Date the closing price of the Webull Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) for any twenty (20) Trading Days (as defined in the Auxo Support Agreement) within a thirty (30)-Trading Day period commencing at least one hundred and fifty (150) days after the Closing Date.

The Webull Articles also provide that a majority of the directors of Webull then in office or a duly authorized committee of the Webull board of directors may release the transfer restrictions on the Webull Class A Ordinary Shares held by the Existing Webull Shareholders from the transfer restrictions included in the Webull Articles. Further, the Webull Articles provide that following the date on which the closing price of the Webull Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) for any twenty (20) Trading Days (as defined in the Webull Articles) within a thirty (30)-Trading Day period, Webull may, at its discretion, release up to twenty-five percent (25%) of the shares held by an Existing Webull Shareholder (determined as of the date immediately before the date of such determination) from the transfer restrictions included in the Webull Articles; provided that if Webull releases any of shares subject to transfer restrictions, the same percentage of lock up shares held by other Existing Webull Shareholders as the percentage of the shares subject to transfer restrictions that are subject to the release shall be deemed to have also been simultaneously released; provided further that the foregoing shall not apply to any shares held by Water Castle Az Inc. (which is the record holder of the shares beneficially owned by our founder, Anquan Wang), NotNull Inc., Webull Partners Limited (which is the record holder of certain shares held by Webull’s directors and officers) and any other person to whom any such person may transfer any shares subject to transfer restrictions.

The Webull Class A Ordinary Shares issued upon exercise of Webull Incentive Warrants or received by Cohen & Company Capital Markets division (“CCM”) in connection with the closing of the Business Combination or by certain of our service providers in settlement of certain of their fees and expenses in connection with the consummation of the Business Combination are not subject to any contractual transfer restrictions. Such securities are expected to be freely transferable as long as the Other Registration Statement remains effective.

Immediately following the consummation of the Business Combination, 455,599,003 Webull Ordinary Shares (including 82,988,016 Webull Class B Ordinary Shares) were held by the Existing Webull Shareholders and were subject to the transfer restrictions in the Webull Articles and 3,892,884 Webull Ordinary Shares were held by the Initial SKGR Shareholders and certain non-redemption agreement investors and were subject to the transfer restrictions in the Auxo Support Agreement.

Upon expiration or waiver of the applicable lock-up periods, and as long as the Other Registration Statement remains effective or upon satisfaction of the requirements of Rule 144 under the Securities Act, certain significant securityholders of Webull, including the Existing Webull Shareholders, our founder Mr. Anquan Wang, the Initial SKGR Shareholders and certain investors party to Non-Redemption Agreement and Additional Non-Redemption Agreements, may sell large amounts of Webull Class A Ordinary Shares in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in the price of our securities or putting significant downward pressure on the price of the Webull Securities. We do not know when or in what amount such sales may occur. The registration of securities for resale pursuant to the Other Registration Statement does not mean that such securities necessarily will be offered or sold.

Any Webull Ordinary Shares issuable upon consummation of the Webull Pay Transaction will not be subject to any contractual transfer restrictions.

For more information, including on restrictions on resale based on applicable securities laws, also see “Securities Eligible for Future Sale,” “— Future sales of our securities in the public market, or the perception that these sales might occur, could cause the market price of our securities to decline significantly” and “— The grant and future exercise of registration rights may adversely affect the market price of Webull Securities.” For more information on the potential exercise of our warrants, please see “— Webull Warrants are currently exercisable for Webull Class A Ordinary Shares, which increases the number of Webull shares eligible for future resale in the public market and may result in dilution to Webull shareholders. Further, the terms of the Webull Warrants may be amended in a manner adverse to a holder if holders of at least 50% of the then outstanding Webull Warrants approve of such amendment. As a result, the exercise price of such warrants could be increased, the exercise period could be shortened and the number of shares of Webull Class A Ordinary Shares purchasable upon exercise of such warrants could be decreased, all without your approval.”

There can be no assurance that Webull will be able to comply with the continued listing standards of Nasdaq.

While trading on Nasdaq has begun, there can be no assurance that Webull’s securities will continue to be listed on Nasdaq or that a viable and active trading market will develop. If Nasdaq delists our Webull Class A Ordinary Shares or Webull Warrants from trading on its exchange due to failure to continue to meet the listing standards, Webull and its shareholders could face significant material adverse consequences including:

•        a lack of liquidity available to holders of Webull Class A Ordinary Shares and Webull Warrants;

•        an active trading market of Webull Class A Ordinary Shares and Webull Warrants may not develop or be sustained;

•        a limited availability of market quotations for Webull’s securities;

•        a limited amount of analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

A market for Webull’s securities may not develop, or be sustained, which would adversely affect the liquidity and price of Webull’s securities.

An active trading market for Webull’s securities may never develop or, if developed, may not be sustained. You may be unable to sell your Webull’s securities unless a market can be established and sustained.

The trading prices of Webull’s securities may be volatile and may fluctuate due to a variety of factors, some of which are beyond our control, including, but not limited to:

•        actual or anticipated fluctuations in our financial condition or results of operations;

•        variance in our financial performance from expectations of securities analysts;

•        changes in our projected operating and financial results;

•        changes in laws and regulations affecting our business, our customers, suppliers, or our industry;

•        announcements of new services and expansions by us or our competitors;

•        our ability to continue to innovate and bring products to market in a timely manner;

•        our involvement in actual or potential litigation or regulatory investigations;

•        negative publicity about us, our products or our industry;

•        changes in our senior management or key personnel;

•        announcements of new investments, acquisitions, strategic partnerships, or joint ventures by us or our competitors;

•        sales of our securities by us, our shareholders or our warrant holders, as well as the anticipation of lock-up releases;

•        changes in international trade policies and trade disputes that could result in tariffs, taxes or other protectionist measures adversely affecting our business;

•        general economic, regulatory, industry, and market conditions;

•        natural disasters or major catastrophic events; and

•        other events or factors, including those resulting from war, incidents of terrorism, natural disasters, pandemics or responses to these events.

These and other factors may cause the market price and demand for Webull’s securities to fluctuate substantially, which may limit or prevent investors from readily selling their shares and may otherwise negatively affect the liquidity of Webull’s securities. Fluctuations may be even more pronounced in the trading market for Webull’s securities shortly following the Business Combination. Following periods of such volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Because of the potential volatility of Webull’s securities, Webull may become the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources from its business.

The Existing Warrant Agreement, which was assigned to Webull pursuant to the Warrant Assignment Agreement upon the Closing and under which one SKGR Warrant became one Webull Warrant upon such Closing, designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of the warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with Webull in connection with such warrants.

SKGR, Webull and Continental Stock Transfer & Trust Company have entered into the Warrant Assignment Agreement, pursuant to which SKGR assigned to Webull, effective as of Closing, all of its rights, title, interests, and liabilities and obligations in and under the Warrant Agreement, dated June 23, 2022, by and between SKGR and Continental Stock Transfer & Trust Company (the “Existing Warrant Agreement”). In connection with such assignment, each SKGR Public Warrant converted into a Webull Public Warrant at such time, and the Existing Warrant Agreement was amended and restated in its entirety by the Warrant Assignment.

The Warrant Assignment Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against Webull arising out of or relating in any way to the Warrant Assignment Agreement, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) Webull irrevocably submits to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. Webull has waived any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, these provisions of the Warrant Assignment Agreement do not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of Webull Public Warrants under the Warrant Assignment Agreement shall be deemed to have notice of and to have consented to the forum provisions of the Warrant Assignment Agreement. If any action, the subject matter of which is within the scope the forum provisions of the Warrant Assignment Agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of the warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

Alternatively, if a court were to find this provision of the Warrant Assignment Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, Webull may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect its business, financial condition and results of operations and result in a diversion of the time and resources of Webull’s management and board of directors.

Our issuance of additional share capital in connection with the Purchase Agreement or in connection with other financings, acquisitions, investments, our equity incentive plan or otherwise will dilute all other shareholders.

We expect to issue additional share capital in the future that will result in dilution to all other shareholders. We expect to grant equity awards to employees under the Global Plan (including options, restricted shares, restricted share units or other types of awards approved pursuant to the Global Plan) or new incentive plans that we may adopt in the future. For additional information on the Global Plan, see “Directors and Management — Global Plan.” We may also raise capital through equity financings or convertible and structured security financings in the future. As part of our business strategy, we may acquire or make investments in companies, solutions or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional share capital may cause shareholders to experience significant dilution of their ownership interests and the per share value of Webull Class A Ordinary Shares to decline. For more information, see “— Risks Relating to Our Business — We may not be able to obtain additional capital when desired, on favorable terms or at all.” Also see more information on other potential sources of dilution related to the potential exercise of the Webull Warrants under “— Webull Warrants are currently exercisable for Webull Class A Ordinary Shares, which increases the number of Webull shares eligible for future resale in the public market and may result in dilution to Webull shareholders. Further, the terms of the Webull Warrants may be amended in a manner adverse to a holder if holders of at least 50% of the then outstanding Webull Warrants approve of such amendment. As a result, the exercise price of such warrants could be increased, the exercise period could be shortened and the number of shares of Webull Class A Ordinary Shares purchasable upon exercise of such warrants could be decreased, all without your approval.” For more information on dilution created by issuances and sales pursuant to the Purchase Agreement, see the section entitled “Dilution.”

The grant and future exercise of registration rights may adversely affect the market price of Webull Securities.

Pursuant to the Registration Rights Agreement entered into in connection with the Business Combination, certain holders of Webull securities that entered into such agreement can each demand that Webull register their registrable securities and assist in underwritten takedown of such securities under certain circumstances and will each also have piggyback registration rights for these securities in connection with certain registrations of securities that Webull undertakes. In addition, Webull expects to use commercially reasonable efforts to file a resale shelf registration statement on Form F-3 once eligible to do so and if any of the registrable securities proposed to be sold by a holder of registration rights may at that point not be sold unconditionally without registration in any ninety (90) day period pursuant to Rule 144 promulgated under the Securities Act.

Immediately following the consummation of the Business Combination, 455,599,003 Webull Ordinary Shares (including 82,988,016 Webull Class B Ordinary Shares) were held by the Existing Webull Shareholders and were subject to the transfer restrictions in the Webull Articles and 3,892,884 Webull Ordinary Shares were held by the Initial SKGR Shareholders and certain non-redemption agreement investors and were subject to the transfer restrictions in the Auxo Support Agreement. As of the date of this prospectus, 334,870,669 Webull Ordinary Shares, being 67.7% of Webull’s issued and outstanding Webull Ordinary Shares, have registration rights under the Registration Rights Agreement.

The grant of future registration rights, for instance in connection with the sale of new securities, or the registration for resale of the balance of the securities held by the Existing Webull Shareholder (the Other Registration statement only registers a portion of the securities held by the Existing Webull Shareholders. For more information see “Securities Eligible for Future Sale”) or the registration for resale of additional Webull Class A Ordinary Shares that we may sell to the Selling Securityholder pursuant to the Purchase Agreement (as described under, “It is not possible to predict the actual number of Webull Class A Ordinary Shares that we will sell to the Selling Securityholder under the Purchase Agreement, or the actual gross proceeds or dilution resulting from those sales. We may not have access to the full Commitment Amount available under the Purchase Agreement,” Webull may file a post-effective amendment to the registration statement of which this prospectus forms a part or file one or more additional registration statement in order to gain access to the full Commitment Amount under the Purchase Agreement), may adversely affect the market price of Webull Securities.

The requirements of being a public company may strain our resources, divert our management’s attention and affect our ability to attract and retain qualified board members.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, the Sarbanes-Oxley Act, the Dodd-Frank Act, Nasdaq listing requirements and other applicable securities rules and regulations. As such, we will incur additional legal, accounting and other expenses. These expenses may increase even more if we no longer qualify as an “emerging growth company,” as defined in Section 2(a) of the Securities Act. The Exchange Act requires, among other things, that we file annual and reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We may need to hire more employees or engage outside consultants to comply with these requirements, which will increase our costs and expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We expect these laws and regulations to increase our legal and financial compliance costs and to render some activities more time-consuming and costly, although we are currently unable to estimate these costs with any degree of certainty.

Many members of our management team have limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage the transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and regulations and the continuous scrutiny of securities analysts and investors. The need to establish the corporate infrastructure demanded of a public company may divert the management’s attention from implementing its growth strategy, which could prevent us from improving our business, financial condition and results of operations. Furthermore, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and consequently we may be required to incur substantial costs to maintain the same or similar coverage. These additional obligations could have a material adverse effect on our business, financial condition, results of operations and prospects. These factors could also make it more difficult for us to attract and retain qualified members of its board of directors, particularly to serve on our audit committee, and qualified executive officers.

As a result of disclosure of information in our filings with the SEC, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be adversely affected, and, even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could cause an adverse effect on our business, financial condition, results of operations, prospects and reputation.

We are an “emerging growth company,” and the reduced SEC reporting requirements applicable to emerging growth companies may make Webull Class A Ordinary Shares less attractive to investors, which could have a material and adverse effect on us, including our growth prospects.

We are an “emerging growth company” as defined in the JOBS Act. We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the Closing, (b) in which we have total annual gross revenue of at least US$1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of Webull shares held by non-affiliates exceeds US$700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we issued more than US$1.0 billion in non-convertible debt during the prior three-year period. We intend to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting and reduced disclosure obligations regarding executive compensation.

In addition, Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Furthermore, even after we no longer qualify as an “emerging growth company,” as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies.

As a result, our shareholders may not have access to certain information they deem important or at the same time if we were a non-foreign private issuer. We cannot predict if investors will find Webull Class A Ordinary Shares less attractive because we rely on these exemptions. If some investors find Webull Class A Ordinary Shares less attractive as a result, there may be a less active trading market and share price for Webull Class A Ordinary Shares may be more volatile.

We qualify as a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an Annual Report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Accordingly, if you continue to hold our securities, you may receive less or different information about us than that you would receive about a U.S. domestic public company.

We could lose our status as a foreign private issuer under current SEC rules and regulations if more than 50% of our outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of our directors or executive officers are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States. If we lose our status as a foreign private issuer in the future, we will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if we were a company incorporated in the United States. If this were to happen, we would likely incur substantial costs in fulfilling these additional regulatory requirements, and members of our management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards applicable to domestic U.S. companies; these practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

We are an exempted company incorporated in the Cayman Islands and listed on Nasdaq as a foreign private issuer. Nasdaq listing rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from Nasdaq corporate governance listing standards applicable to domestic U.S. companies.

Among other things, we are not required to have: (i) a majority of the board of directors consist of independent directors; (ii) a compensation committee consisting of independent directors; (iii) a nominating committee consisting of independent directors; or (iv) regularly scheduled executive sessions with only independent directors each year.

Except as otherwise disclosed in this prospectus, we are relying on the exemptions listed above. As a result, you may not be provided with the benefits of certain corporate governance requirements of Nasdaq applicable to U.S. domestic public companies. We currently rely on certain “controlled company” and foreign private issuer exemptions from Nasdaq listing standards (including (i) an exemption from the rule that a majority of our board of directors must be independent directors; (ii) an exemption from the rule that director nominees must be selected or recommended solely by independent directors; (iii) an exemption from the rule that the compensation committee must be comprised solely of independent directors; and (iv) an exemption from the requirement that an audit committee be comprised of at least three members under Nasdaq Rule 5605(c)(2)(A)) and certain phase-in exemptions with respect to compliance with the audit committee requirements set forth in Nasdaq Rule 5605(c)(2) and Rule 10A-3 under the Exchange Act. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under the laws of the Cayman Islands.

We are an exempted company limited by shares incorporated under the laws of the Cayman Islands. Some of our assets are located outside the United States. One of our officers resides outside the United States and a substantial portion of the assets of such person are located outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such officer, or to enforce judgments obtained in the United States courts against such officer.

Our corporate affairs are governed by the Webull Articles, the Cayman Companies Act and the common law of the Cayman Islands. The rights of our shareholders to take action against our directors, actions by minority Webull shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States and some U.S. states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, shareholders of Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association, special resolutions, and the register of mortgages and charges, of such companies) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under the Webull Articles to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. If we continue to choose to follow certain home country practices in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of Webull Class A Ordinary Shares may consider beneficial.

We have adopted a dual-class voting structure such that the Webull Ordinary Shares consist of Webull Class A Ordinary Shares and Webull Class B Ordinary Shares. Holders of Webull Class A Ordinary Shares and Webull Class B Ordinary Shares have the same rights other than voting and conversion rights. Each holder of Webull Class A Ordinary Shares is entitled to one vote per share and each holder of Webull Class B Ordinary Shares is entitled to 20 votes per share on all matters submitted to them for a vote. Webull Class A Ordinary Shares and Webull Class B Ordinary Shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Each Webull Class B Ordinary Share is convertible into one Webull Class A Ordinary Share, whereas Webull Class A Ordinary Shares are not convertible into Webull Class B Ordinary Shares under any circumstances. Webull may issue additional Webull Class A Ordinary Shares and/or Webull Class B Ordinary Shares in accordance with the Webull Articles in the future. Upon any transfer of Webull Class B Ordinary Shares by a holder thereof to any person or entity which is not an affiliate of such holder, such Webull Class B Ordinary Shares are automatically and immediately converted into the equal number of Webull Class A Ordinary Shares.

Mr. Anquan Wang, one of the founders of Webull, beneficially owns approximately 18.9% of the outstanding Webull Ordinary Shares, including all of the outstanding Webull Class B Ordinary Shares, which represent approximately 80.1% of Webull’s total voting power, as of the date of this prospectus. As such, Mr. Anquan Wang has considerable influence over matters requiring shareholder approval, such as electing directors and approving material mergers, acquisitions or other business combination transactions. This concentrated control will limit your ability to influence corporate matters and could also discourage others from pursuing any potential merger, takeover, or other change of control transaction, which could have the effect of depriving the holders of Webull Class A ordinary shares of the opportunity to sell their shares at a premium over the prevailing market price.

Our dual-class voting structure may render Webull Class A Ordinary Shares and Webull Warrants ineligible for inclusion in certain stock market indices, and thus adversely affect the trading price and liquidity of such securities.

Certain index providers have announced restrictions on including companies with multi-class share structures in certain of their indices. For example, S&P Dow Jones and FTSE Russell have changed their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500, to exclude companies with multiple classes of shares and companies whose public shareholders hold no more than 5% of total voting power from being added to such indices. As a result, our dual-class voting structure may prevent the inclusion of Webull Class A Ordinary Shares and Webull Warrants in such indices, which could adversely affect the trading price and liquidity of such securities.

If Webull Class A Ordinary Shares or Webull Warrants are not eligible for deposit and clearing within the facilities of the Depository Trust Company, then transactions in the Webull Class A Ordinary Shares or Webull Warrants may be disrupted.

The facilities of the Depository Trust Company (“DTC”) are a widely used mechanism that allow for rapid electronic transfers of securities between the participants in the DTC system, which include many large banks and brokerage firms. Webull Class A Ordinary Shares or Webull Warrants are currently eligible for deposit and clearing within the DTC system. We have entered into arrangements with DTC whereby we will agree to indemnify DTC for stamp duty that may be assessed upon it as a result of its service as a depository and clearing agency for the Webull Class A Ordinary Shares and Webull Warrants, and DTC has agreed to accept the Webull Class A Ordinary Shares and Webull Warrants for deposit and clearing within its facilities.

DTC is not obligated to continue accepting Webull Class A Ordinary Shares or Webull Warrants for deposit and clearing within its facilities, and there can be no assurance that DTC will continue to accept Webull Class A Ordinary Shares or Webull Warrants for deposit and clearing within the facilities. DTC will generally have discretion to cease to act as a depository and clearing agency for Webull Class A Ordinary Shares or Webull Warrants.

If DTC determines at any time that Webull Class A Ordinary Shares or Webull Warrants are no longer eligible for continued deposit and clearance within its facilities, then we believe that Webull Class A Ordinary Shares or Webull Warrants would not be eligible for continued listing on a U.S. securities exchange and trading in the securities or warrants would be disrupted. While we would pursue alternative arrangements to preserve its listing and maintain trading of its securities, any such disruption could have a material adverse effect on the market price of Webull Class A Ordinary Shares and Webull Warrants.

There can be no assurance that Webull will not be classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. Holders.

A non-U.S. corporation, such as Webull, will be classified as a “passive foreign investment company” for U.S. federal income tax purposes (“PFIC”) if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. The calculation of the value of our assets will be based, in part, on the quarterly market value of Webull Ordinary Shares.

Based on the composition of the income, assets and operations of Webull and its subsidiaries for 2024, Webull does not believe it was a PFIC for the taxable year ending December 31, 2024. However, whether Webull is treated as a PFIC for any taxable year is a factual determination that can only be made after the close of such taxable year, involves extensive factual investigation, including ascertaining the fair market value of all its assets on a quarterly basis and the character of each item of income that it earns, and, thus, is subject to significant uncertainty and change. In addition, the determination of whether Webull is treated as a PFIC for the taxable year depends upon Webull’s market capitalization, which may be volatile. Accordingly, there can be no assurance with respect to Webull’s status as a PFIC for the taxable year ending December 31, 2024, the current taxable year, or any future taxable year. If Webull were to be or become a PFIC for any taxable year during which a U.S. Holder holds Webull Class A Ordinary Shares and/or Webull Warrants, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. See “Material Tax Considerations” for a discussion with respect to the Webull Class A Ordinary Shares.

We do not intend to pay cash dividends for the foreseeable future and, as a result, your ability to achieve a return on your investment will depend on appreciation in the price of the Webull Ordinary Shares.

We have never declared or paid cash dividends on our share capital. We currently intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Any future decisions regarding the declaration and payment of dividends will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, results of operation, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant. In addition, payment of future dividends is subject to certain limitations pursuant to Cayman Islands law. See “Description of Securities and Articles of Association — The Webull Articles — Dividends.” Accordingly, you may need to rely on sales of your Webull Ordinary Shares after price appreciation, which may never occur, as the only way to realize any gains on your investment.

USE OF PROCEEDS

This prospectus relates to Webull Class A Ordinary Shares that may be offered for resale from time to time by the Selling Securityholder. All of the Webull Class A Ordinary Shares offered for resale by the Selling Securityholder pursuant to this prospectus will be sold by the Selling Securityholder for its own account and we will not receive any proceeds from such resales. However, we may receive up to $1,000,000,000 of gross proceeds under the Purchase Agreement from any sales we make to the Selling Securityholder pursuant to the Purchase Agreement. For more information on the Purchase Agreement, see “Committed Equity Financing.” We will pay certain expenses associated with the registration of the Webull Class A Ordinary Shares covered by this prospectus and the execution of the Purchase Agreement (including a $25,000 structing fee and the Commitment Shares), as described in the section entitled “Plan of Distribution.” While we will not receive any net proceeds from the secondary offerings by the Selling Securityholder and our total capitalization will not be impacted by the net proceeds received by the Selling Securityholder, our total capitalization will be impacted by the Webull Class A Ordinary Shares that we sell pursuant to the Purchase Agreement to the Selling Securityholder. For more information, also see “Dilution.” Sales of shares of our Webull Class A Ordinary Shares, if any, to the Selling Securityholder under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Securityholder all, some or none of the shares of our Webull Class A Ordinary Shares that may be available to sell to the Selling Securityholder pursuant to the Purchase Agreement.

As of the date of this prospectus, which forms a part of the post-effective amendment no. 1 to the initial registration statement related to this offering that was initially filed on July 18, 2025 with the SEC, Webull has issued and sold to the Selling Securityholder 9,750,000 Webull Class A Ordinary Shares (excluding the 159,236 Commitment Shares) and raised proceeds of approximately $149.2 million under the Purchase Agreement in connection with such sales.

We expect to use any proceeds that we receive from sales, if any, under the Purchase Agreement, for working capital and general corporate purposes. The amounts and timing of these expenditures will depend on a number of factors, such as the status of our development efforts, sales and marketing activities and the amount of cash generated or used by our operations. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth Webull’s cash and cash equivalents, capitalization and indebtedness as of June 30, 2025.

Investors should read this table in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited financial statements as of June 30, 2025 and for the three and six months ended June 30, 2025, including the notes thereto, each of which are included in this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.

As of June 30, 2025

Cash and cash equivalents
Cash and cash equivalents	$476,682,552

Indebtedness
Unsecured promissory notes	$100,000,000

Equity
Class A ordinary share capital	4,012
Class B ordinary share capital	830
Additional paid in capital	2,987,559,282
Accumulated deficit	(2,231,782,461)
Accumulated other comprehensive loss	(4,226,213)
Noncontrolling interest	999,736
Total equity	$752,555,186
Total capitalization	$852,555,186

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion includes information that Webull’s management believes is relevant to an assessment and understanding of Webull’s financial condition and results of operations. The discussion should be read together with the financial statements of Webull as of June 30, 2025, December 31, 2024 and 2023, and for each of the three and six month periods ended June 30, 2025 and June 30, 2024, and the related notes thereto, and each of the three years in the period ended December 31, 2024, and the related notes thereto, each of which is included elsewhere in this prospectus. For a discussion related to our financial condition, changes in financial condition and results of operations for fiscal year 2022, please refer to the information included in the section titled “Item 5. Operating and Financial Review and Prospects” in our Annual Report on Form 20-F for the year ended December 31, 2024 as filed with the SEC on April 25, 2025. For more information, also see “Presentation of Financial and Other Information.”

The below discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section of this prospectus. Actual results could differ materially from those contained in any forward-looking statements. For more information on forward-looking statements, also see “Cautionary Note Regarding Forward-Looking Statements.” Certain amounts may not foot due to rounding.

Overview

Webull is a digital investment platform built upon a next-generation global infrastructure. We provide our customers with extensive products, features and functions that go beyond what is offered by most retail investment platforms in the markets today. The Webull platform is specifically designed and developed for our target demographic of young and digitally-savvy retail investors. We believe we are the platform of choice for this new generation of retail investors, whose demands for diverse investment products, mobile-first interface, around-the-clock availability, instant and in-depth market data, and social features may be prohibitively expensive for traditional investment platforms. We pride ourselves in the professional grade trading and investment features we offer. Though we may not be the place where our customers first learn about investing, we aim to be the platform they graduate into as they become more informed about investing. Our customers are primarily millennials and Gen Zs, and approximately 74% report having prior investing experience before opening an account with us as of June 30, 2025. Our young customers provide us with opportunities to grow with and continue to serve them over the next several decades as their trusted lifelong investment partner.

Driven by our strong belief that every retail investor should have access to the resources needed to become a more educated and empowered investor — what we refer to as the informed investor — our platform enables anyone to create a free account on Webull and gain access to the information and analytical tools that other brokerages typically lock behind a paywall, through which we help investors become more informed. The days when real-time stock price data were privileged information hidden behind a paywall are gone, and we believe more sophisticated market information should be made affordable and accessible to ordinary investors. We believe that no investment decision should be made without access to relevant public information, and no investor should have to question the stability of the underlying platform. As a result, many experienced investors choose us for the advanced trading tools and functions we offer, while novice investors look to us as a trusted resource for gaining the education and insight needed to become informed investors.

We serve our customers through a global platform built around self-directed trading and provide our users access to market data from 43 exchanges worldwide as of June 30, 2025. Our freely available information and analytics, coupled with our open digital community features, foster a virtual trading floor experience similar to Wall Street and Canary Wharf where investment theses are freely exchanged and debated with the most popular ideas rising to the surface. Armed with these tools and the Webull Community, experienced and novice investors alike can learn and develop the confidence and ability to grow their personal wealth. While our core product offering is designed for the self-directed retail investor, we have recently added a number of wealth management services catered to those customers who prefer a more passive investment solution. We strive to make Webull the platform of choice for everyone who takes investing seriously.

We generate revenues primarily via transaction-based trading activities and interest related income primarily in connection with margin financing services provided to our customers and customer cash balances.

The following tables set forth our key operating and financial metrics as of and for the periods indicated. We regularly review these key metrics to evaluate our business and financial performance as well as make strategic decisions.

	For the Three Months Ended
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025
Registered users(1) (in millions)	17.3	18.3	19	19.8	20.6	21.1	22.1	23.3	24.1	24.9
Funded accounts(2) (in millions)	3.9	4.1	4.1	4.3	4.3	4.4	4.5	4.7	4.7	4.7
Quarterly retention rate(3)	98%	97.5%	97.4%	98.2%	97.3%	97.9%	98.4%	98.3%	97.5%	97.1%
Customer assets(4) (US$ in billions)	6.9	7.5	7.2	8.2	8.7	9.7	11.5	13.6	12.6	15.9
DARTs(5) (in thousands)	705	639	603	560	640	646	707	778	924	1,008
Equity notional volume(6) (US$ in billions)	96	90	93	92	111	102	119	128	128	161
Options contracts(7)(in millions)	104	105	113	108	112	118	119	112	121	127

Our platform is a self-directed investment platform. We do not have control over the investment decisions and trading behaviors of our customers. Our results are highly sensitive to our customers’ trading behaviors and market fluctuations. These are significant, inherent limitations of the above metrics which make predicting future results with precision difficult.

____________

Notes:

(1)      Registered users refer to those users who have registered on our platform but not necessarily have opened a brokerage account with one of our licensed broker-dealers. Growth in our registered users provides insight as to the popularity of the Webull App. While we do not generate revenue from registered users who do not have brokerage accounts with us, registering an account on the Webull App is the first step toward opening and funding a brokerage account with us.

(2)      Funded accounts refer to Webull brokerage accounts into which the customer has made an initial deposit or money transfer, of any amount, whose account balance (which is measured as the fair value of assets in the customer’s account less the amount due from the customer) has not dropped to or below zero for 45 consecutive calendar days as of the record date. Funded accounts reflect unique customers, and multiple funded accounts by a single customer are counted as one funded account. Growth in our funded accounts provides insight as to the effectiveness of our marketing efforts and our ability to acquire monetizable customers. Funded accounts are positively correlated with, but are not determinative, of customer assets, trading volumes, and revenue.

(3)      Quarterly retention rate is calculated by subtracting the “quarterly churn rate” from 100%. The “quarterly churn rate” means the ratio of (i) churned accounts during the current quarter to (ii) the sum of total funded accounts at the end of the preceding quarter and new funded accounts acquired during the current quarter. A “churned account” means a funded account whose account balance (measured as the fair value of assets in the customer’s account less the amount due from the customer) drops to or below zero for 45 or more consecutive calendar days as of the record date. The quarterly retention rate provides us insight as to how effective we are at servicing our platform users in terms of quality customer support and product offerings.

(4)      Customer assets refer to the sum of the fair value of all equities, ETFs, options, warrants, futures, and cash held by customers in their Webull brokerage accounts, net of customer margin balances, as of the record date. While customer assets are significantly impacted by mark-to-market valuations of customers’ investments, we consider customer assets an important metric as growth in customer assets generally leads to an increase in trading volumes and revenue.

(5)      DARTs refer to daily average revenue trades, which is the number of customer trades executed during a given period divided by the number of trading days in that period. DARTs provide us information on how active our customers trade. A limitation of this metric is that it does not capture the size of the trade and revenue per trade varies significantly depending on size and type of trades.

(6)      Equity notional volume refers to the aggregate dollar value (purchase price or sale price as applicable) of trades executed over a specified period of time. Equity notional volume directly drives our equities trading revenue, as we earn payment for order flow or commissions for customers’ equities trades based on a percentage of notional value. However, equity notional volume is highly sensitive to market conditions in the short-term which makes predicting our equity trading revenue with precision difficult.

(7)      Options contracts refer to the total number of options contracts bought or sold over a specified period of time. Options contracts traded directly drive our options trading revenue, as we earn payment for order flow or commissions for customers’ options trades on a per contract basis. However, options contracts traded is highly sensitive to market conditions in the short-term which makes predicting our options trading revenue with precision difficult.

	For the Three Months Ended June, 30		For the Six Months Ended June, 30		For the Year Ended December 31,
	2025	2024	2025	2024	2024	2023
	$	$	$	$	$	$
	(in thousands)
Key Financial Metrics
Total revenues	131,493	89,896	248,862	178,832	390,230	389,603
Net (loss) income attributable to the Company	(28,274)	(11,576)	(15,188)	(24,006)	(22,694)	6,069
Adjusted operating profit (non-GAAP)(1)	23,244	(392)	51,900	1,935	18,234	52,391
Adjusted net income (loss) (non-GAAP)(2)	15,412	(1,511)	36,671	(1,357)	7,921	37,777
Adjusted operating expenses(3)	108,250	90,288	196,963	176,897	371,995	337,211

____________

Note:

(1)      Adjusted operating income, a non-GAAP financial measure, represents income loss before income taxes, excluding share-based compensation expenses, one-time transactions, and other expense (income), net.

(2)      Adjusted net income, a non-GAAP financial measure, represents net income attributable to the Company, excluding share-based compensation expenses, gains and losses on foreign currency transactions, and one-time transactions

(3)      Adjusted operating expenses, a non-GAAP financial measure, represents total operating expenses, excluding share-based compensation expenses.

Key Factors Affecting Our Results of Operations

Our business and operating results are affected by general factors driving the capital markets, digital trading and investment, and other industries in our markets, including demographic and macro-economic growth, technology adoption trends, and the digital transformation of financial service industries. In addition, we believe our results of operations and financial performance are directly affected by certain factors specific to us, including the following:

Growth of our customer base

We have achieved rapid growth in customers since the launch of our trading app in the United States in May 2018. Sustaining our growth requires continued adoption of our platform by new customers and retention of existing customers. Our ability to continue to achieve customer growth is supported by our mobile-first interface and competitive pricing, depth of products, in-depth data and analytics tools, connected social community, and multi-platform interoperability. Additionally, we leverage our customers to organically recommend our platform to their family and friends and drive our growth. The expansion of our customer base depends on the recognition and acceptance of our product and service offerings as well as our value propositions to them. Our ability to educate and demonstrate to existing and prospective customers the value and the effectiveness of our product and service offering is and will continue to be crucial for our business growth, financial performance, and prospects. Leveraging our solid foundation and proven track record, we believe we are well placed to capitalize on overall market growth and attract new retail investors globally.

Our ability to engage and monetize our customers

We have a highly engaged customer base, which contributed to significant increases in trading volume on our platform. As we enrich our product and service offerings, we believe there is significant opportunity to further engage our customers and increase their usage of our platform. Since the launch of our Webull App in the United States in 2018, we have added a wide selection of features, products and services in response to customer demands including ETFs, options, fractional shares, prediction markets, and futures trading as well as cash sweep, margin financing, stock lending, retirement accounts, and syndicate services. We have also created a robust community of investors by embedding social media tools and user-generated content into our platform. Our Webull Community complements the investing tools, education, market data, and insight we provide and in turn drives customer engagement and retention. Furthermore, we have been constantly improving our existing features, products and services in response to customer feedback and keep our customers engaged. For example, we rolled out “Webull Lite” in April 2024, an easier-to-use version of the Webull App designed to better serve customers who are new to investing and preferred a more simplified experience.

While not all forms of customer engagement with our platform directly contribute to revenues or otherwise impact our results of operations, as more users join our platform and engage with new and existing features, products, and services, we expect to generate more revenue over time. We believe the increasing customer engagement on our platform demonstrates the growing lifetime value of our young customer base, providing us with opportunities to grow with them over the next several decades.

Our ability to expand globally

We see significant market opportunities globally in the digital brokerage industry. Our proven track record of successful execution in the United States provides us with a strong brand and a tested strategy for expansion to other markets. Our centrally-developed platform is designed to be seamlessly deployed across different markets, and we believe our highly scalable technology infrastructure will allow us to continue to penetrate new markets with moderate investment and marginal cost. Additionally, our strong localization capabilities enable us to better understand local market characteristics as well as the varying needs of local customers, which give us a significant competitive advantage as we continue to expand across the globe. In addition to the U.S. market, we have launched our licensed brokerage business in Canada, Hong Kong, Singapore, Indonesia, Thailand, Malaysia, Australia, Japan, the United Kingdom, South Africa, and the Netherlands. We believe a global footprint will enable us to capture the significant potential of underserved markets, creating opportunities for our sustainable growth and business prospects.

Optimization of our operating expenses

Our results of operations depend in part on our ability to manage our operating expenses, especially our marketing and branding expenses. We have invested significantly in marketing and branding to attract customers and sustain our growth. We utilize various marketing tools to attract new customers, such as Webull Referral Program and paid advertising. For the three and six months ended June 30, 2025, our marketing and branding expenses amounted to $30.3 million and $53.2 million, respectively. For the three and six months ended June 30, 2024, our marketing and branding expenses amounted to $33.2 million and $67.2 million, respectively. In 2024 and 2023, our marketing and branding expenses amounted to $138.7 million and $152.3 million, respectively. Our ability to lower such expenses as a percentage of our total revenues depends on our ability to improve customer acquisition efficiency.

In addition, we have made, and will continue to make, significant investments in our technology infrastructure which is critical for us to offer high-quality products and services as well as to attract and retain customers. Our proprietary technology infrastructure is the backbone of our highly stable and scalable trading platform, enabling us to facilitate secure, fast and cost-efficient financial transactions. Our ability to leverage our investment in technology infrastructure and talent to develop and enhance our products and services in a cost-effective manner affects our results of operations.

As our business further grows in scale, we expect our operating expenses to increase in absolute amounts in the foreseeable future. Nevertheless, with our continuous growth in scale and further optimization of our operational capabilities, we believe our continued commitment to operational efficiency and investment in technology will fuel our growth, and reinforce economies of scale to optimize our operating margin.

Macro-environment and conditions

Investment behavior of our customers is affected by the overall macro-environment, including economic, regulatory and market events and conditions, all of which are beyond our control. In particular, tariffs, inflation, tax rates, fluctuations in interest rates and any other unfavorable changes in market conditions can have a material impact on investor sentiment and trading volume, resulting in fluctuation in our trading revenues and interest related revenues.

Key Components of Results of Operations

Revenues

We generate revenues primarily from our equity and option order flow rebates and interest related income. The following table sets forth the components of our revenues by amounts and percentages of our total revenues for the periods presented:

	For the Three Months Ended June, 30				For the Six Months Ended June, 30				For the Year Ended December 31,
	2025		2024		2025		2024		2024		2023
	$	%	$	%	$	%	$	%	$	%	$	%
	(in thousands)
Revenues:
Equity and option order flow rebates	68,689	52.2%	43,317	48.2%	132,800	53.4%	87,229	48.8%	197,070	50.50%	192,233	49.30%
Interest related income	36,287	27.6%	31,899	35.5%	67,427	27.1%	64,396	36.0%	130,452	33.40%	155,792	40.00%
Handling charge income(1)	20,106	15.3%	10,365	11.5%	37,653	15.1%	20,070	11.2%	49,045	12.60%	30,678	7.90%
Other revenues(2)	6,412	4.9%	4,315	4.8%	10,982	4.4%	7,136	4.0%	13,663	3.50%	10,900	2.80%
Total revenues	131,494	100.0%	89,896	100.0%	248,862	100.0%	178,831	100.0%	390,230	100.0%	389,603	100.0%

____________

Note:

(1)      Promotional expenses paid to certain of our customers are required to be recorded as a reduction of revenue, rather than as a marketing and branding expense. For the three months ended June 30, 2025 and 2024, we recorded $4.7 million and $0.73 million, respectively in promotional expenses as a reduction to handling charge income. For the six months ended June 30, 2025 and 2024, we recorded, $7.5 million and $1.8 million, respectively, in promotional expenses as a reduction to handling charge income. For the years ended December 31, 2024 and 2023, we recorded $3.6 million and $0.5 million, respectively, in promotional expenses as a reduction to handling charge income.

(2)      For the three and six months ended June 30, 2025, we recorded $0.4 million in promotional expenses as a reduction in other revenues. We had no such reduction in other revenues during the three and six months ended June 30, 2024.

The following table sets forth a breakdown of our revenues generated from equity and option trading activities for each of the key types of assets traded on our platform for the periods presented:

	For the Three Months Ended June, 30		For the Six Months Ended June, 30		For the Year Ended December 31,
	2025	2024	2025	2024	2024	2023
	$	$	$	$	$	$
	(in thousands)
Revenues generated from trading activities for:
Equities	19,623	13,060	38,460	27,084	61,435	51,223
Options(1)	56,170	36,714	109,819	73,969	164,017	169,241
Total	75,793	49,774	148,280	101,053	225,452	220,464

____________

Note:

(1)      The revenues generated from trading activities for options also included option handling income, which amounted to $7.1 million and $6.5 million for the three months ended June 30, 2025 and 2024, respectively. For the six months ended June 30, 2025 and 2024, option handling income included in trading activity revenue amounted to $15.5 million and $13.8 million, respectively. For the years ended, December 31, 2024 and 2023 option handling income included in trading activity revenue amounted to $28.4 and $28.2, respectively.

The following table sets forth a breakdown of our revenues generated from external customers, excluding interest income arising from our corporate bank deposits, by geographic region for the periods presented:

	For the Three Months Ended June, 30		For the Six Months Ended June, 30		For the Year Ended December 31,
	2025	2024	2025	2024	2024	2023
	$	$	$	$	$	$
	(in thousands)
Revenues(1)
United States	121,805	81,354	229,676	162,775	355,022	363,746
Singapore	2,771	2,618	5,298	4,215	10,923	5,591
Hong Kong	1,459	1,667	3,299	3,579	6,692	5,067
Canada	1,410	108	3,029	141	—	—
Others	1,953	624	3,249	1,073	4,669	366
Total	129,398	86,371	244,551	171,783	377,306	374,770

____________

Note:

(1)      The revenues from external customers does not include interest income arising from our corporate bank deposits, which amounted to $2.1 million and $4.3 million for the three and six months ended June 30, 2025, respectively, and $3.5 million and $7.0 million for the three and six months ended June 30, 2024, respectively. For the years ended December 31, 2024 and 2023, we excluded $12.9 million and $14.8 million of interest on our corporate bank deposits from revenues generated from external customers.

The revenues of our various geographic locations are directly attributable to the operating performance in those markets.

Our revenues from external customers amounted to $129.4 million and $244.6 million for the three and six months ended June 30, 2025, respectively, as compared to $86.4 million and $171.8 million for the three and six months ended June 30, 2024, respectively. The increase in our revenue from external customers between the comparative periods is predominantly due to revenue growth of our U.S. broker dealer, specifically in equity and option order flow rebates and platform and trading fees. See Results of Operations section for further information on the revenue changes we experienced for the three and six months ended June 30, 2025 and 2024.

Our revenues from external customers amounted to $377.3 million and $374.8 million in 2024 and 2023, respectively. Our external revenue attributable to the United States decreased by $8.7 million from 2023, primarily a result of decreases in option order flow income and stock lending income of $5.6 million and $30.0 million, respectively, offset by increases in equity order flow income, interest income from margin financing, and handling charge income of $10.1 million, $6.1 million and $10.5 million, respectively. See Results of Operations section for further information on the revenue changes we experienced for the years ended 2024 and 2023.

Our external revenues from markets outside the United States increased $11.2 million from 2023 driven by continued expansion of our existing business, entry into new markets and strengthening of our market position.

Equity and option order flow rebates

We generate a portion of our revenues from equity and option order flow rebates that we receive from our market makers and liquidity providers for directing our customers’ trade orders to them for execution. In the case of equities and ETFs, the payments we receive are generally based on a percentage of the notional volume of securities being traded. In the case of options, we receive payments on a per contract basis. Our equity and option order flow revenues are recognized on a trade-date basis when we satisfy our performance obligation by routing a trade order to a market maker or a liquidity provider.

The following table sets forth a breakdown of our equity and option order flow rebates by asset type for the periods presented:

	For the Three Months Ended June, 30		For the Six Months Ended June, 30		For the Year Ended December 31,
	2025	2024	2025	2024	2024	2023
	$	$	$	$	$	$
	(in thousands)
Equity and option order flow rebates
Option order flow rebates	49,065	30,257	94,340	60,145	135,634	141,010
Equity order flow rebates	19,623	13,060	38,460	27,084	61,436	51,223
Total	68,688	43,317	132,800	87,229	197,070	192,233

Interest related income

Interest related income primarily consists of revenues generated from (i) stock lending services, (ii) margin financing services, (iii) interest income from customers’ bank deposits, and (iv) interest income from our own corporate bank deposits.

We received a majority of our interest related income for the years 2024 and 2023 from our clearing partner. Due to our initiative to migrate our platform users from a fully disclosed basis to an omnibus basis with our clearing partner, we no longer receive a majority of our interest related income from our clearing partner as we carry our omnibus platform users’ uninvested cash balances. Interest related income from stock lending is generated from our clearing partner’s fully paid stock lending program, through which our clearing partner provides us with a portion of the fees it generates from the program, and revenue is recognized over the period that the lending activities are outstanding. Interest related income from margin financing is related to the margin loans provided by our clearing partner to our platform users’ fully disclosed accounts as well the margin loans we provide to our platform users’ who have an omnibus account with us, and revenue is recognized over the period during which the margin loans are outstanding.

Additionally, a portion of our interest income is generated from customers’ bank deposits and our own bank deposits, and is recorded on an accrual basis using the effective interest method.

The following table sets forth the components of our interest related income for the periods presented:

	For the Three Months Ended June, 30		For the Six Months Ended June, 30		For the Year Ended December 31,
	2025	2024	2025	2024	2024	2023
	$	$	$	$	$	$
	(in thousands)
Interest related income
Interest related income from stock lending	7,638	7,793	13,043	13,476	26,090	56,052
Interest related income from margin financing	8,618	7,022	17,520	14,410	29,962	23,227
Interest income from customer bank deposits	17,936	13,559	32,553	29,462	61,476	61,680
Interest income from corporate bank deposits	2,095	3,525	4,311	7,048	12,924	14,833
Total	36,287	31,899	67,427	64,396	130,452	155,792

The following table summarizes interest-earning assets, the revenue generated by these assets, and their respective yields for the three months ended June 30, 2025 and 2024.

	(in thousands)
	Corporate Bank Deposits	Client Bank Deposits(1)	Margin(2)	Fully Paid Securities Lending(3)	Total Interest Income
Three Months Ended June 30, 2025
Interest income	$2,095	$17,936	$8,618	$7,638	$36,287
Average balance(4)	$345,772	$3,167,510	$448,617	$5,366,516
Period Yield(5)	2.42%	2.27%	7.68%	0.57%

Three Months Ended June 30, 2024
Interest income	$3,525	$13,559	$7,022	$7,793	$31,899
Average balance(4)	$369,030	2,075,319	$347,491	$2,149,354
Period Yield(5)	3.82%	2.61%	8.08%	1.45%

The following table summarizes interest-earning assets, the revenue generated by these assets, and their respective yields for the six months ended June 30, 2025 and 2024.

	(in thousands)
	Corporate Bank Deposits	Client Bank Deposits(1)	Margin(2)	Fully Paid Securities Lending(3)	Total Interest Income
Six Months Ended June 30, 2025
Interest income	$4,311	$32,553	$17,520	$13,043	$67,427
Average balance(4)	$299,101	$3,023,007	$461,671	$5,371,350
Period Yield(5)	2.88%	2.15%	7.59%	0.49%

Six Months Ended June 30, 2024
Interest income	$7,048	$29,462	$14,410	$13,476	$64,396
Average balance(4)	$382,352	2,033,239	$325,239	$2,475,466
Period Yield(5)	3.69%	2.90%	8.86%	1.09%

The following table summarizes interest-earning assets, the revenue generated by these assets, and their respective yields for the years ended December 31, 2024 and 2023.

	(in thousands)
	Corporate Bank Deposits	Customer Bank Deposits(1)	Margin Lending(2)	Fully Paid Securities Lending(3)	Total Interest Income
2024
Interest income	$12,924	$61,476	$29,962	$26,090	$130,452
Average balance(4)	$344,029	$2,406,173	$357,880	$3,521,036
Annual yield(6)	3.76%	2.55%	8.37%	0.74%

2023
Interest income	$14,833	$61,680	$23,227	$56,052	$155,792
Average balance(4)	$401,177	$1,612,125	$261,077	$3,436,917
Annual yield(6)	3.70%	3.83%	8.90%	1.63%

____________

Notes:

(1)      Includes cash and cash equivalents segregated under federal and foreign requirements, customers’ cash that is participating in our off-balance sheet cash sweep program (launched in April 2023), and cash of our platform users who are on a fully introduced basis with Apex Clearing.

(2)      Balance includes both our on-balance sheet margin loans and the off-balance sheet margin loans of our platform users’ that are administered on a fully-introduced basis with Apex Clearing.

(3)      Balance represents the value of the platform users’ securities that are enrolled in Apex Clearing’s fully paid stock lending program.

(4)      Represents the average of month-end balances for the period.

(5)      Period yield is calculated by annualizing interest income and dividing by applicable average balance.

(6)      Annual yield is calculated by dividing revenue for the year by the applicable average balance.

Corporate Bank Deposits — Our interest income on our corporate cash decreased $1.4 million and $2.7 million for the three and six months ended June 30, 2025, respectively, as compared to the same comparative prior periods as a result of a lower effective federal funds rate and lower average corporate cash balances between the periods.

Our interest income on our corporate cash for 2024 decreased $1.9 million from 2023 as a result of our lower average corporate cash balances.

Customer Bank Deposits — Although the effective funds rate was lower during the three and six months ended June 30, 2025 as compared to same comparative prior periods, our interest earned on customer bank deposit increased $4.4 million and $3.1 million between the three and six months ended June 30, 2025 and 2024, respectively, due to the growth in our funded accounts and average customer cash balances between the periods.

Our interest income on customer bank deposits remained consistent between 2023 and 2024 despite growth in our average customer bank deposit balances as a result of launching our off-balance sheet sweep program in April 2023. The launch of our off-balance sheet sweep program had the effect of lowering our annual yield from 3.83% during 2023 to 2.55% during 2024.

Margin Balances — Our margin interest income increased $1.6 million and $3.1 million between the three and six months ended June 30, 2025 and 2024, respectively. Despite a decrease in the effective federal funds rate between the periods, which had an impact on the rates we charge customers, our margin interest income increased between the three-month periods due to higher average margin loan balances and increased margin rates on the margin loans of our platform users who have not subscribed to Webull Premium. In April 2025, we launched our Webull Premium subscription that provides access to reduced margin rates for platform users who subscribe, and we increased our margin rates from a tiered rate structure to a standard flat rate for platform users who have not subscribed to Webull Premium. Our margin interest income increased between the six-month periods primarily due to higher average margin loan balances.

Our margin interest income for 2024 increased $6.7 million from 2023. The increase in our margin interest income was due to higher average margin balances between the periods. Our estimated annual yield between the periods slightly decreased from 8.90% to 8.37% because of a shift in average margin balances from margin loan tiers with higher annual margin rates to margin loan tiers with lower annual margin rates.

Fully Paid Securities Lending — Interest income from the fully paid securities lending program is difficult to predict as rates earned on securities lending are impacted by overall market conditions which significantly influence the general demand for borrowing stock. Also, hard to borrow stocks can cause volatility in the rate earned between periods.

Despite an increase in the average balance of our platform users’ securities enrolled in Apex Clearing’s fully paid stock lending program between the three and six periods ended June 30, 2025 and 2024, our overall interest income from the lending program remained consistent as our effective yield declined.

Our fully paid securities lending income for 2024 decreased $30.0 million from 2023. The decrease is primarily due to the migration of our U.S. client accounts to an omnibus clearing arrangement with Apex Clearing, as fully paid stock lending was not available to such migrated accounts for the majority of the year. We had more client accounts on an omnibus clearing arrangement with Apex Clearing during 2024 than compared to 2023. Starting in August 2024, fully paid stock lending became available for our omnibus accounts.

Handling charge income — Our handling charge income includes our commissions and platform trading fees charged to customers of our foreign broker-dealers as well as other trade fees charged to customers which represent pass-thru of trading fees charged to us by regulatory authorities and exchange fees passed through to us by market makers. Such fees may include SEC fees, OCC fees, and per contract charges for index options.

Other revenues

Other revenues primarily consist of income generated from our (i) data subscription services, (ii) co-marketing services, (iii) syndicate fees in connection with IPO and secondary offerings, (iv) income from leased portions of our corporate office building, (v) foreign exchange fees, (vi) non-trade related rebates, and (vii) proxy rebates. The following table sets forth the components of our other revenues for the periods presented:

	For the Three Months Ended June, 30		For the Six Months Ended June, 30		For the Year Ended December 31,
	2025	2024	2025	2024	2024	2023
	$	$	$	$	$	$
	(in thousands)
Other Revenues
Data subscription income	2,038	1,773	4,022	3,388	7,236	6,756
Co-marketing income	—	56	—	188	225	487
Syndicate fees	112	239	403	386	968	955
Lease income	302	284	604	568	1,136	1,102
Foreign exchange fee	737	256	1,315	417	1,275	22
Non-trading rebates	1,151	—	1,870	—	—	—
Proxy income	2,048	1,693	2,695	2,122	2,623	681
Other	25	14	73	68	200	897
Total	6,413	4,315	10,982	7,137	13,663	10,900

Revenue from data subscription services represents subscription by our users to our market information and data services. We provide advanced quotation services, such as Level 2 Advance powered by Nasdaq TotalView, for which our customers subscribe on a monthly basis. For the three and six months ended June 30, 2025, we recorded $2.0 million and $4.0 million, respectively, in revenue from paid subscriptions to our market information and data services, and recognized $1.8 million and $3.4 million in such revenue for the three and six months ended June 30, 2024, respectively. For the years ended December 31, 2024 and 2023, we recorded $7.2 million and $6.8 million, respectively, of revenue from paid subscriptions to our market information and data services.

Revenue from co-marketing services is primarily derived from our co-marketing services provided to Nasdaq and Cboe. In 2020, we entered into a service agreement with Nasdaq, pursuant to which Nasdaq granted us a license to receive and use Nasdaq’s proprietary data products in accordance with Nasdaq’s requirements. By presenting the underlying market data and information from Nasdaq on our platform, we functionally promote such data products for Nasdaq and therefore receive incentives from Nasdaq for the marketing and promotion effects we bring to Nasdaq. In 2021, we entered into a sponsored content agreement with Cboe whereby Cboe provides us sponsored content to market and promote Cboe securities products and services. We receive incentive payments that are based upon the level of our marketing and promotional spend. Our service agreement with Nasdaq expired in July 2023, and our agreement with Cboe expired in August 2024.

Our lease income represents revenue earned from leasing a portion of our excess corporate office space. In November 2022, we acquired a 5-story office building located in St. Petersburg, Florida to function as our corporate and operations headquarters.

Revenue from syndicate fees is derived from our participation in IPO and secondary offerings as a member of the syndicate selling group. As a member of the selling group, we do not commit any capital. We publicize to our users the opportunity to subscribe to offerings in which we are a selling group member. We are allocated shares by the lead underwriter at a discount to the offering price. We then allocate those shares among the users that subscribe to the offering at the offering price, thereby capturing the selling group spread. Revenue is recognized when realized on the trade date of the sale of allocated shares to users.

Revenue from foreign exchange fee consists of the fee we charge to convert a platform user’s domestic currency into a foreign currency to facilitate the platform user’s purchase of securities in foreign markets, and, conversely, the fee we charge to convert proceeds from the sale of securities in foreign markets to the platform user’s domestic currency.

Revenue from non-trading rebates mainly consists of rebates we receive from our banking partner in connection with our platform users’ debit card transactions.

Revenue from proxy rebates represents income generated through our collaboration with a third-party investor communications company. We share certain shareholder information with the third-party, enabling them to distribute materials to shareholders, such as documents related to shareholder meetings and voting instructions. Our revenue comes from a portion of the payments the third party receives from issuers. This revenue is recognized once we fulfill our obligation to provide the required data and the third-party provider verifies our share.

Operating expenses

The following table sets forth the components of our operating expenses by amounts and percentages of operating expenses for the periods presented:

	For the Three Months Ended June, 30				For the Six Months Ended June, 30				For the Year Ended December 31,
	2025		2024		2025		2024		2024		2023
	$	%	$	%	$	%	$	%	$	%	$	%
	(in thousands)
Operating expenses:
Brokerage and transaction	34,801	25.7%	18,963	19.2%	58,046	25.0%	36,896	18.7%	79,307	19.6%	66,419	18.1%
Technology and development	19,140	14.2%	15,000	15.2%	36,065	15.5%	29,890	15.1%	63,840	15.8%	52,156	14.2%
Marketing and branding	30,301	22.4%	33,183	33.6%	53,292	23.0%	67,197	34.0%	138,721	34.3%	152,258	41.5%
General and administrative	50,977	37.7%	31,616	32.0%	84,597	36.5%	63,525	32.2%	122,715	30.3%	95,790	26.2%
Total operating expenses	135,219	100.0%	98,762	100.0%	232,000	100.0%	197,508	100.0%	404,583	100.0%	366,623	100.0%

Brokerage and transaction

Brokerage and transaction expenses primarily consist of clearing and operation costs, market information and data fees, and handling charge expenses. Our clearing and operation costs accounted for 64.6% and 66.3% of our brokerage and transaction expenses for the three months ended June 30, 2025 and 2024, respectively, and such costs accounted for 64.2% and 65.7% of our brokerage and transaction expenses for the six months ended June 30, 2025 and 2024, respectively. Our clearing and operation costs accounted for 66.5% and 66.0% of our brokerage and transaction expenses in 2024 and 2023, respectively.

The following table sets forth the components of our brokerage and transaction expenses for the periods presented:

	For the Three Months Ended June, 30		For the Six Months Ended June, 30		For the Year Ended December 31,
	2025	2024	2025	2024	2024	2023
	$	$	$	$	$	$
	(in thousands)
Brokerage and transaction
Clearing and operation costs	22,489	12,566	37,267	24,241	52,722	43,833
Market information and data fees	5,272	3,739	10,340	7,474	16,056	12,721
Handling charge expenses	7,039	2,659	10,439	5,181	10,529	9,865
Total	34,800	18,964	58,046	36,896	79,307	66,419

Clearing and operation costs consist of clearing costs, mainly representing service fees charged by our clearing partner, and operation costs, mainly representing customer verification fees, transaction fees, and customer debit balances for which we are responsible. Market information and data fees mainly represent information and data fees that we pay to stock exchanges and market data providers. Handling charge expenses mainly represent handling fees charged by the OCC in connection with the clearing of settled option transactions and transaction fees charged by payment service providers for customers funding their brokerage accounts using debit cards.

Technology and development

Technology and development expenses consist of research and development expenses, primarily in the form of compensation and benefits for engineers and developers, and related costs, cloud service fees, and system costs. Cloud service fees represent data storage and computing service fees. System costs represent fees to software providers to access and use their systems.

The following table sets forth the components of our technology and development expenses for the periods presented:

	For the Three Months Ended June, 30		For the Six Months Ended June, 30		For the Year Ended December 31,
	2025	2024	2025	2024	2024	2023
	$	$	$	$	$	$
	(in thousands)
Technology and development
Employee compensation benefits	13,602	9,991	24,819	19,896	43,400	35,112
Cloud services fees	3,514	3,274	6,921	6,641	13,280	11,806
System costs	2,024	1,735	4,325	3,353	7,160	5,238
Total	19,140	15,000	36,065	29,890	63,840	52,156

Marketing and branding

Marketing and branding expenses primarily consist of advertising and promotion costs, costs of free stock promotions, and expenses for personnel engaged in marketing and business development activities. The following table sets forth the components of our marketing and branding expenses for the periods presented:

	For the Three Months Ended June, 30		For the Six Months Ended June, 30		For the Year Ended December 31,
	2025	2024	2025	2024	2024	2023
	$	$	$	$	$	$
	(in thousands)
Marketing and branding
Advertising and promotions	22,237	27,849	40,442	55,605	108,191	92,182
Free stock promotions	4,828	3,774	8,588	8,585	23,980	55,226
Employee compensation and benefits	3,235	1,560	4,262	3,006	6,550	4,850
Total	30,300	33,183	53,292	67,196	138,721	152,258

Our advertising and promotion costs represent our expenditures in advertising marketing and branding activities. As a digital trading platform, the vast majority of our advertising and promotion costs are incurred for digital advertising such as paid search on search engines and paid social advertising on social network platforms.

For the three months ended June 30, 2025 and 2024, we spent a total of $11.9 million and $15.5 million on paid search and paid social advertising, respectively. For the six months ended June 30, 2025 and 2024, we spent a total of $20.2 million and $28.7 million on paid search and paid social advertising, respectively. In 2024 and 2023, we spent a total of $61.9 million and $58.7 million on paid search and paid social advertising, respectively.

In addition, starting in 2021, we also increased our spending on branding activities to promote awareness of the Webull brand globally. Specifically, we entered into a global multi-year agreement with Brooklyn Nets, LLC and its affiliates in September 2021, pursuant to which were obliged to pay an aggregate of $90 million in non-refundable fees over the following three years for the placement of a “Webull”-branded patch on Brooklyn Nets game jerseys. In 2024 and 2023, we recognized $24.8 million and $30.1 million, respectively in advertising and promotion costs attributable to the Brooklyn Nets sponsorship. For the three and six months ended June 30, 2024, we recognized $8.3 million and $16.5 million in advertising and promotion costs attributable to the Brooklyn Nets sponsorship. No such expense was recognized for the three or six months ended June 30, 2025 as the Brooklyn Nets sponsorship ended during September 2024.

The expense of free stock promotions is determined when an eligible customers receive their free stock and is based upon the fair value of the stock transferred to the customer. We acquire the stock after the stock rewards are claimed. At the time eligible customers claim their free stock rewards, they become entitled to those free stock rewards and we assign the specific stocks to the users using an algorithm.

For our fully disclosed accounts, the acquired stocks are deposited into the designated account at Apex Clearing and we instruct Apex Clearing to transfer the stocks from our account to the account of the eligible customers who are entitled to the free stock rewards. For omnibus accounts, we purchase the stocks within our designated stock omnibus account and then allocate the shares to the accounts of eligible customers who are entitled to the free stock rewards.

We record the cost of acquiring the stock rewards as marketing and branding expenses within our statement of operations and comprehensive (loss) income. At each reporting period, an estimated accrual for unsettled stock award is recorded as a liability with corresponding accrued marketing expense. Any changes to the fair value of the stock award from the accrual to the time the security is transferred to the customer’s account at our clearing broker is recorded as marketing expense. However, we are required to account for free stock and cash promotions paid to certain of our customers as a reduction in revenue, rather than as a marketing and branding expense. For the three months ended June 30, 2025 and 2024, we classified $4.7 million and $0.73 million, respectively, of promotional expenses as a reduction to handling charge income. For the six months ended June 30, 2025 and 2024, we classified $7.5 million and $1.8 million, respectively, in promotional expenses as a reduction to handling charge income. We classified $0.4 million of such costs as a reduction to other revenues for the three and six months ended June 30, 2025. We had no such reduction in other revenues during the three and six months ended June 30, 2024. In 2024 and 2023, we classified $3.6 million and $0.5 million, respectively, of promotional expenses as a reduction to handling charge income.

Our marketing and branding expenses also include the compensation to our referral partners. Our referral partners are opinion leaders and other third-party organizations/forums, generally influential individuals, who primarily utilize social media to express views and values, demonstrate professional competence, and maintain a network of followers. We compensate our referral partners for each new user that uses the referral partner’s event-specific link to open and fund a Webull brokerage account with a minimum deposit amount, the total compensation for whom depends on the size of the referral partners’ network of followers and the effect of the marketing activities. We primarily compensate our referral partners by free stocks transferred into their Webull accounts, which are recorded as our costs of free stock promotions, and to a much lesser extent, cash, which is recorded as our advertising and promotion costs. For the three months ended June 30, 2025 and 2024, the total expenses recognized for our referral partners, including the compensation recognized as our costs of free stock promotions and our advertising and promotion costs, amounted to $1.4 million and $1.0 million, respectively. For the six months ended June 30, 2025 and 2024, the total expenses recognized for our referral partners, including the compensation recognized as our costs of free stock promotions and our advertising and promotion costs, amounted to $4.2 million and $3.6 million, respectively. In 2024 and 2023, such costs amounted to $9.4 million and $10.3 million, respectively.

General and administrative

General and administrative expenses primarily consist of employee compensation and benefits, professional services, compliance fees, rental payments on office and related occupancy costs and depreciation and amortization of right-of-use assets. The following table sets forth the components of our general and administrative expenses for the periods presented:

	For the Three Months Ended June, 30		For the Six Months Ended June, 30		For the Year Ended December 31,
	2025	2024	2025	2024	2024	2023
	$	$	$	$	$	$
	(in thousands)
General and administrative
Employee compensation and benefits	38,058	19,480	61,045	40,626	77,187	61,466
Compliance fees	1,825	4,453	3,320	7,230	11,213	8,740
Office related	5,806	4,274	11,134	8,046	14,678	10,078
Professional services	3,324	2,417	5,776	5,484	10,586	9,966
Depreciation and amortization	1,371	778	2,154	1,702	6,669	4,676
Other	593	214	1,169	437	2,382	864
Total	50,977	31,616	84,598	63,525	122,715	95,790

Taxation

Cayman Islands

We are an exempted company incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, we are not subject to tax on income or capital gains, and the Cayman Islands currently has no form of estate duty, inheritance tax or gift tax. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within the jurisdiction of the Cayman Islands. In addition, the Cayman Islands currently does not impose withholding tax on dividend payments.

United States

Our subsidiaries located in the United States are subject to a federal income tax rate of 21% for domestic taxable income earned. Webull Pay LLC, a subsidiary of our company consolidated by us before its spin-off, was also subject to a federal income tax rate of 21% for domestic taxable income earned.

Hong Kong SAR

Our Hong Kong subsidiaries are subject to a profit tax rate of 16.5% under the current Hong Kong Inland Revenue Ordinance on their taxable income generated from operations in Hong Kong.

Singapore

Our Singapore subsidiaries are subject to a corporate income tax rate of 17%.

Mainland China

The standard corporate income tax rate in Mainland China is 25% and 15% for certain qualified enterprises. Our main operating subsidiary in Mainland China has applied and received approval for the reduced corporate income tax rate beginning with the tax year 2023.

Non-GAAP Financial Measures

We use adjusted operating expenses, adjusted operating profit and adjusted net income, all non-GAAP financial measures, to evaluate our operating results and for financial and operational decision-making purposes. Adjusted operating expenses represent operating expenses, excluding share-based compensation expenses. Adjusted operating profit represents income before income taxes, excluding share-based compensation expenses, one-time transactions, and other expense, net. Adjusted net income represents net income attributable to the Company, excluding share-based compensation expenses, foreign currency transaction gains and losses, and one-time transactions.

We believe that adjusted operating expenses, adjusted operating profit and adjusted net income helps identify underlying trends in our business that could otherwise be distorted by the effect of certain expenses that we include in operating expenses, income before income taxes, and net income attributable to the Company. We believe that adjusted operating expenses, adjusted operating profit and adjusted net income provides useful information about our operating results, enhances the overall understanding of our past performance and future prospects and allows for greater visibility with respect to key metrics used by our management in its financial and operational decision-making.

Adjusted operating expenses, adjusted operating profit and adjusted net income should not be considered in isolation or construed as an alternative to net income attributable to the Company or any other measure of performance or as an indicator of our operating performance. Investors are encouraged to review the historical non-GAAP financial measures to the most directly comparable GAAP measures. Adjusted operating expenses, adjusted operating profit and adjusted net income presented here may not be comparable to similarly titled measures presented by other companies. Other companies may calculate similarly titled measures differently, limiting their usefulness as comparative measures to our data. We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure.

The table below sets forth a reconciliation of our adjusted operating expenses to total operating expenses.

	For the Three Months Ended June, 30		For the Six Months Ended June, 30		For the Year Ended December 31,
	2025	2024	2025	2024	2024	2023
	$	$	$	$	$	$
	(in thousands)
Total operating expenses (GAAP)	135,219	98,762	232,001	197,508	404,583	366,623
Less: Share-based compensation	26,969	8,474	35,038	20,611	32,588	29,412
Adjusted operating expenses (Non-GAAP)	108,250	90,288	196,963	176,897	371,995	337,211

The table below sets forth a reconciliation of our adjusted operating income to income before income taxes.

	For the Three Months Ended June, 30		For the Six Months Ended June, 30		For the Year Ended December 31,
	2025	2024	2025	2024	2024	2023
	$	$	$	$	$	$
	(in thousands)
(Loss) income before income taxes (GAAP)	(21,385)	(10,283)	(1,888)	(20,120)	(12,051)	20,178
Add: Other expense (income), net	17,660	1,417	18,749	1,443	(2,303)	2,801
Add: Share-based compensation	26,969	8,474	35,038	20,611	32,588	29,412
Adjusted operating profit (loss) (Non-GAAP)	23,244	(392)	51,899	1,934	18,234	52,391

The table below sets forth a reconciliation of our adjusted net income to net income attributable to the Company for the periods indicated.

	For the Three Months Ended June, 30		For the Six Months Ended June, 30		For the Year Ended December 31,
	2025	2024	2025	2024	2024	2023
	$	$	$	$	$	$
	(in thousands)
Net (loss) income attributable to the Company (GAAP)	(28,274)	(11,576)	(15,188)	(24,006)	(22,694)	6,069
Add: Share-based compensation	26,969	8,474	35,038	20,611	32,588	29,412
Add: Foreign currency transaction losses (gains)	5,740	1,591	5,844	2,037	(1,973)	2,296
One-time transaction:
Add: Equity offering costs	10,977	—	10,977	—	—	—
Adjusted net income (loss) (Non-GAAP)	15,412	(1,511)	36,671	(1,357)	7,921	37,777

Results of Operations

The following table sets forth a summary of our consolidated results of operations for the periods presented. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The results of operations in any period are not necessarily indicative of our future trends.

	For the Three Months Ended June, 30		For the Six Months Ended June, 30		For the Year Ended December 31,
	2025	2024	2025	2024	2024	2023
	$	$	$	$	$	$
	(in thousands)
Revenues
Equity and option order flow rebates	68,689	43,317	132,800	87,229	197,070	192,233
Interest related income	36,287	31,899	67,427	64,396	130,452	155,792
Handling charge income	20,106	10,365	37,653	20,070	49,045	30,678
Other revenues	6,412	4,315	10,982	7,136	13,663	10,900
Total revenues	131,494	89,896	248,862	178,831	390,230	389,603
Operating expenses
Brokerage and transaction	34,801	18,963	58,046	36,896	79,307	66,419
Technology and development	19,140	15,000	36,065	29,890	63,840	52,156
Marketing and branding	30,301	33,183	53,292	67,197	138,721	152,258
General and administrative	50,977	31,616	84,598	63,525	122,715	95,790
Total operating expenses	135,219	98,762	232,001	197,508	404,583	366,623
Other expense (income), net	17,660	1,417	18,749	1,443	(2,303)	2,801
(Loss) income before income taxes	(21,385)	(10,283)	(1,888)	(20,120)	(12,050)	20,179
Less Provision for income taxes	7,000	1,397	13,558	4,113	13,824	16,141
Add Income from discontinued operation, net of taxs	—	—	—	—	2,691	1,784
Net (loss) income	(28,385)	(11,680)	(15,446)	(24,233)	(23,183)	5,822
Less net loss attributable to noncontrolling interest	(111)	(105)	(258)	(226)	(489)	(247)
Net (loss) income attributable to the Company	(28,274)	(11,575)	(15,188)	(24,007)	(22,694)	6,069
Preferred shares redemption value accretion	—	(11,096)	(21,703)	(1,098,804)	(495,088)	(340,080)
Fair value of ordinary shares issued to preferred shareholders	(513,081)	—	(513,081)	—	—	—
Fair value of ordinary share warrants issued to preferred shareholders	(15,600)	—	(15,600)	—	—	—
Excess carrying value of preferred shares repurchased	38,094	—	38,094	—	—	—
Net loss attributable to ordinary shareholders	(518,861)	(22,671)	(527,478)	(1,122,811)	(517,782)	(334,011)

____________

Note:

(1)      Share-based compensation expenses were allocated in operating expenses as follows:

	For the Three Months Ended June, 30		For the Six Months Ended June, 30		For the Year Ended December 31,
	2025	2024	2025	2024	2024	2023
	$	$	$	$	$	$
	(in thousands)
General and administrative	24,802	5,751	31,062	15,125	22,269	19,964
Technology and development	1,586	2,226	3,085	4,463	8,290	7,749
Marketing and branding	581	497	891	1,023	2,028	1,699
Total	26,969	8,474	35,038	20,611	32,587	29,412

Comparison of the Three Months Ended June 30, 2025 and 2024

Revenues

Our total revenues increased by $41.6 million from $89.9 million for the three months ended June 30, 2024 to $131.5 million for the three months ended June 30, 2025, primarily due to increases in option order flow rebates, equity order flow rebates, margin financing interest, client bank deposit interest, handling charge income, and other income of $18.8 million, $6.6 million, $1.6 million, $4.4 million, $9.7 million, and $2.1 million, respectively, which was partially offset by decrease in corporate bank deposit interest of $1.4 million. The reasons for the changes are discussed below:

Option order flow rebates.    Our option order flow rebates increased $18.8 million for the three months ended June 30, 2025 as compared to the same prior year period. This increase is attributable to (i) rate card changes with market makers and liquidity providers that became effective subsequent to June 30, 2024, (ii) a decline in large option transactions with narrow spreads, specifically short-dated options tied to index ETFs, which when transacted result in lower order flow rebates, and (iii) an increase of 9 million option contracts traded between the periods.

Equity order flow rebates.    Our equity order flow rebates increased $6.6 million during the three months ended June 30, 2025 as compared to the same prior year period as a result of an increase of $59.5 billion in equity trading notional value between the periods.

Stock lending income.    Our stock lending income was $7.6 million for the three months ended June 30, 2025 and was relatively consistent from same prior year period.

Margin finance interest.    Our margin finance interest increased $1.6 million during the three months ended June 30, 2025 as compared to the same prior year period, despite a decrease in the effective federal funds rate between the periods which impacts the rates we charge on our margin loans, primarily due to a higher average margin loan balances and increased margin rates on the margin loans of our platform users who have not subscribed to Webull Premium. In April 2025, we launched our Webull Premium subscription that provides access to reduced margin rates for platform users who subscribe, and we increased our margin rates from a tiered rate structure to a standard flat rate for platform users who have not subscribed to Webull Premium.

Client bank deposit interest.    Our interest income on customer bank deposits increased $4.4 million during the three months ended June 30, 2025 as compared to the same prior year period, primarily as result of higher average client cash balances.

Corporate bank deposit interest.    Our interest income on our corporate bank deposits decreased $1.4 million during the three months ended June 30, 2025 as compared to the same prior year period, primarily as result of a decline in the effective federal funds rate and our lower average corporate cash balances between the periods.

Handling Charge Income.    Our handling change income consists of options related trading fees and other platform trading fees. Our handling charge income increased $9.7 million for the three months ended June 30, 2025 as compared to the same prior year period. The increase is mainly attributable to growth in our other platform trading fees, specifically increases in our futures product that was launched in the second quarter of 2024 and growth in certain of our international broker dealers.

Other revenues.    Other revenues increased $2.1 million during the three months ended June 30, 2025 as compared to the same prior year period, primarily due to launching a new debit card account funding feature in 2025 whereby we earn a rebate from our banking partner.

Operating expenses

Our total operating expenses increased by $36.5 million from $98.8 million for the three months ended June 30, 2024 to $135.2 million for the current year period, primarily due to increases in brokerage and transaction expenses, technology and development expenses, general and administrative expenses of $15.8 million, $4.1 million, $19.4 million, respectively, offset by a decrease in marketing and branding of $2.9 million. The reasons for the changes are discussed below:

Brokerage and transaction.    Our brokerage and transaction expenses increased by $15.8 million between the three months ended June 30, 2025 and same prior year period, primarily consisting of (i) an $9.9 million increase in clearing and operation expenses as a result of increased securities trading between the periods; (ii) a $4.4 million increase in handling charges, of which $3.5 million relate to fees incurred on our platform users’ debit card deposit transactions, a funding method introduced in early 2025; and a $1.5 million increase in our market and data fees as a result of growth in our platform user base and launching in new markets.

Technology and development.    Our technology and development expenses increased by $4.1 million between the three months ended June 30, 2025 and the same prior year period due to higher technology personnel costs as a result our efforts to grow existing markets through product development and support markets where we more recently launched.

Marketing and branding.    Our marketing and branding expenses decreased by $2.9 million between the three months ended June 30, 2025 and the same prior year period, primarily reflecting a decrease of $5.6 million in advertising and promotions offset by increases of $1.0 million in free stock promotions and $1.7 million in employee compensation and benefits. The decrease in advertising and promotions expenses was due our efforts to grow the number of our client accounts utilizing more cost-effective customer acquisition promotions and advertising. For instance, we focus more on asset-based promotional activities and did not renew our Brooklyn Nets sponsorship, which ended in September 2024. The increase in employee compensation and benefits is due to increasing our marketing team to support existing markets and markets where we more recently launched.

General and administrative.    Our general and administrative expenses increased by $19.4 million between the three months ended June 30, 2025 and the same prior year period, primarily due to increases in stock compensation expense, office related expenses, and professional fees of $19.1 million, $1.5 million, and $0.9 million, respectively, offset by $2.6 million in decreased compliance costs. Stock compensation expense increased due to the issuance of more immediately vested restricted share awards between the periods which had a higher fair value as the Company’s equity value increased between the periods. Office related expenses increased as result of growth in our global operations. The decrease in compliance fees between the periods was due to us settling certain regulatory matters which led to a reduction in our loss contingency accrual.

Other expense, net.    Our other expense, net increased $16.2 million for the three months ended June 30, 2025 as compared to the same prior year period, primarily because of expensing $10.9 million of equity offering costs, recognizing an increase of $4.1 million in foreign currency exchange losses, and incurring $1.5 million of interest expense of which $1.2 million pertains to accrued interest on the $100 million of outstanding unsecured promissory notes that were issued in connection with the Company repurchasing preferred shares from certain preferred shareholders on April 10, 2025, offset by a reduction of $0.4 million in other expenses.

Loss before income taxes

As a result of the foregoing, our loss before income taxes increased from $10.3 million for the three months ended June 30, 2024 to $21.4 million for the three months ended June 30, 2025.

Provision for income taxes

Our provision for income taxes increased $5.6 million for the three months ended June 30, 2025 as compared to the same prior year period, because of increased profitability of our operations in certain taxable foreign jurisdictions.

Net loss

As a result of the foregoing, we incurred a net loss of $28.4 million for the three months ended June 30, 2025 as compared to $11.7 million for the three months ended June 30, 2024.

Net loss attributable to noncontrolling interest

We own an 80.1% equity interest in PT Mahastra Andalan Sekuritas, subsequently renamed PT Webull Sekuritas Indonesia. Our equity interest represents a controlling financial interest; and, therefore, we consolidate the results of PT Webull Sekuritas Indonesia and recognize a noncontrolling interest for the portion of equity interest we do not own. For the three months ended June 30, 2025, the net loss attributable to noncontrolling interest was $110.9 thousand as compared to $104.6 thousand for the three months ended June 30, 2024.

Net loss attributable to the Company

After excluding the net loss attributable to our noncontrolling interest, our net loss attributable to the Company was $28.3 million for the three months ended June 30, 2025 as compared to $11.6 for the three months ended June 30, 2024.

Net loss attributable to ordinary shareholders

Our net loss attributable to ordinary shareholders increased $496.2 million for the three months ended June 30, 2025 as compared to the three months ended June 30, 2024 as a result of (i) our net loss attributable to the Company increasing $16.7 million; (ii) the recognition of $513.1 million in fair value of ordinary shares issued to certain preferred shareholders on April 10, 2025, immediately preceding the closing of the business combination transaction with SK Growth Opportunities Corporation; (iii) the recognition of $15.6 million in fair value of ordinary share warrants issued to certain preferred shareholders in connection with the business combination transaction, offset by a $38.1 million return to equity of the excess carrying value of preferred shares repurchased and a decrease in preferred shares redemption accretion of $11.1 million due to the preferred shares converting to ordinary shares on April 10, 2025.

Comparison of the Six Months Ended June 30, 2025 and 2024

Revenues

Our total revenues increased by $70.0 million from $178.8 million for the six months ended June 30, 2024 to $248.9 million for the six months ended June 30, 2025, primarily due to increases in option order flow rebates, equity order flow rebates, margin financing interest, client bank deposit interest, handling charge income, and other income of $34.2 million, $11.4 million, $3.1 million, $3.1 million, $17.6 million, and $3.8 million, respectively, which was partially offset by decrease in corporate bank deposit interest of $2.7 million. The reasons for the changes are discussed below:

Option order flow rebates.    Our option order flow rebates increased $34.2 million during the six months ended June 30, 2025 as compared to the six months ended June 30, 2024. This increase is attributable to (i) rate card changes with market makers and liquidity providers that became effective subsequent to June 30, 2024, (ii) a decline in option transactions with narrow spreads, specifically short-dated options tied to indices, which when transacted result in lower order flow rebates, and (iii) an increase of 18.0 million option contracts traded between the periods.

Equity order flow rebates.    Our equity order flow rebates increased $11.4 million during the six months ended June 30, 2025 as compared to the same prior year period as a result of an increase in equity trading notional value between the periods of $76.1 billion.

Stock lending income.    Our stock lending income was $13.0 million for the six months ended June 30, 2025 and was relatively consistent from same prior year period.

Margin finance interest.    Our margin finance interest increased $3.1 million during the six months ended June 30, 2025 as compared to the same prior year period primarily as a result of higher average margin balances between the periods.

Client bank deposit interest.    Our interest income on customer bank deposits increased $3.1 million during the six months ended June 30, 2025 as compared to the same prior year period, primarily as result of higher average client cash balances.

Corporate bank deposit interest.    Our interest income on our corporate bank deposits decreased $2.7 million during the six months ended June 30, 2025 as compared to the six months ended June 30, 2024, primarily as result of a decline in the effective federal funds rate and our lower average corporate cash balances between the periods.

Handling Charge Income.    Our handling change income consists of options related trading fees and other platform trading fees. Our handling charge income increased $17.6 million, after the offset of $5.7 million in incremental marketing expenses recorded as contra revenue, for the six months ended June 30, 2025 as compared to the same prior year period. The increase is mainly attributable to growth in our other platform trading fees, specifically increases in our futures product that was launched in second quarter of 2024 and growth in certain of our international broker dealers.

Other revenues.    Other revenues increased $3.8 million between the six months ended June 30, 2025 as compared to the same prior year period, primarily due to launching a new debit card account funding feature in 2025 whereby we earn a rebate from our banking partner.

Operating expenses

Our total operating expenses increased by $34.5 million during the six months ended June 30, 2025 as compared to the same prior year period, primarily due to increases in brokerage and transaction expenses, technology and development expenses, general and administrative expenses of $21.2 million, $6.2 million, $21.1 million, respectively, offset by a decrease in marketing and branding of $14.0 million. The reasons for the changes are discussed below:

Brokerage and transaction.    Our brokerage and transaction expenses increased by $21.2 million between the six months ended June 30, 2025 and same prior year period, primarily consisting of (i) an $13.0 million increase in clearing and operation expenses as a result of increased securities trading between the periods; (ii) a $5.3 million increase in handling charges, of which $3.5 million relate to fees incurred on our platform users’ debit card deposit transactions, a funding method introduced in early 2025; and a $2.9 million increase in our market and data fees as a result of growth in our platform user base and launching in new markets.

Technology and development.    Our technology and development expenses increased by $6.2 million between the six months ended June 30, 2025 and the same prior year period. The increase is mainly due to higher technology personnel costs as a result our efforts to grow existing markets through product development as well as support markets where we recently launched.

Marketing and branding.    Our marketing and branding expenses decreased by $13.9 million from $67.2 million for the six months ended June 30, 2024 to $53.3 million for the six months ended June 30, 2025, primarily reflecting a decrease of $15.2 million in advertising and promotions offset by increases of $1.3 million in employee compensation and benefits. The decrease in advertising and promotions expenses was due our efforts to grow the number of our client accounts utilizing more cost-effective customer acquisition promotions and advertising. For instance, we focus more on asset-based promotional activities and did not renew our Brooklyn Nets sponsorship, which ended in September 2024. The increase in employee compensation and benefits is due to increasing our marketing team to support existing markets and markets where we more recently launched.

General and administrative.    Our general and administrative expenses increased by $21.1 million between the six months ended June 30, 2025 and the same prior year period, primarily due to increases in stock compensation expense, office related expenses, and other general and administrative expenses of $19.1 million, $3.1 million, $2.8 million, respectively, offset by $3.9 million in decreased compliance costs. Stock compensation expense increased due to the issuance of more immediately vested restricted share awards between the periods, which had a higher fair value as the Company’s equity value increased between the periods. Office related and other general and administrative expenses increased as a result of growth in our global operations. The decrease in compliance fees between the periods was mainly due to us settling certain regulatory matters which led to a reduction in our loss contingency accrual.

Other expense, net.    Our other expense, net increased $17.3 million for the six months ended June 30, 2025 as compared to the same prior year period, primarily because of expensing $10.9 million of equity offering costs, recognizing an increase of $3.8 million in foreign currency exchange losses, incurring $1.9 million of interest expense of which $1.2 million pertains to the $100 million of outstanding unsecured promissory notes that were issued in connection with the Company repurchasing preferred shares from certain preferred shareholders on April 10, 2025.

Loss before income taxes

As a result of the foregoing, our loss before income taxes decreased $18.2 million for the six months ended June 30, 2025 as compared to the same prior year period.

Provision for income taxes

Our provision for income taxes increased $9.4 million for the six months ended June 30, 2025 as compared to the same prior year period, because of increased profitability of our operations in certain foreign taxable jurisdictions.

Net loss

As a result of the foregoing, we incurred a net loss of $15.4 million for the six months ended June 30, 2025 as compared to $24.2 million for the three months ended June 30, 2024, representing a decrease of $8.8 million.

Net loss attributable to noncontrolling interest

We own an 80.1% equity interest in PT Mahastra Andalan Sekuritas, subsequently renamed PT Webull Sekuritas Indonesia. Our equity interest represents a controlling financial interest; and, therefore, we consolidate the results of PT Webull Sekuritas Indonesia and recognize a noncontrolling interest for the portion of equity interest we do not own. For the six months ended June 30, 2025, the net loss attributable to noncontrolling interest was $257.6 thousand as compared to $226.4 thousand for the six months ended June 30, 2024.

Net loss attributable to the Company

After excluding the net loss attributable to our noncontrolling interest, our net loss attributable to the Company was $15.2 million for the six months ended June 30, 2025 as compared to $24.0 for the six months ended June 30, 2024.

Net loss attributable to ordinary shareholders

Our net loss attributable to ordinary shareholders decreased $595.3 million for the six months ended June 30, 2025 as compared to the six months ended June 30, 2024 as a result of (i) our net loss attributable to the Company decreasing $8.8 million, (ii) $1,077.1 million reduction in preferred shares redemption accretion, (iii) $38.1 million return to equity of the excess carrying value of preferred shares repurchased, offset by the recognition of $513.1 million in fair value of ordinary shares issued to certain preferred shareholders on April 10, 2025, immediately preceding the closing of the business combination transaction with SKGR and the recognition of $15.6 million in fair value of ordinary share warrants issued to certain preferred shareholders in connection with the business combination transaction.

Period Ended December 31, 2024 Compared to Period Ended December 31, 2023

Revenues

Our total revenues increased by $0.6 million from $389.6 million for the year ended December 31, 2023 to $390.2 million for the year ended December 31, 2024, primarily due to increases in equity order flow rebates, margin financing interest, platform and trading fees, and other income of $10.2 million, $6.7 million, $18.2 million and $2.8 million, respectively, which was mostly offset by decreases in option order flow rebates, stock lending income and corporate bank deposit interest of $5.4 million, $29.9 million and $1.9 million, respectively. The reasons for the changes are discussed below:

Option order flow rebates.    Although we experienced an increase of 31 million option contracts traded during the year ended December 31, 2024 as compared to the same prior year period, we experienced a decrease in option order flow revenue of $5.4 million as a result of a shift in the composition of our customers’ option transactions towards securities with narrower spreads, specifically short-dated options tied to indices, which resulted in lower order flow rebates from market makers and liquidity providers. However, options order flow rebates improved in the third and fourth quarters following the implementation of a new rate card with market makers and liquidity providers.

Equity order flow rebates.    Our equity order flow rebates increased $10.2 million during the year ended December 31, 2024 as compared to the same prior period as a result of an increase of $89 billion in equity trading notional value between the periods.

Stock lending income.    Our stock lending income decreased $29.9 million for the year ended December 31, 2024 as compared to the same prior year period, primarily due to the migration of our U.S. client accounts to an omnibus clearing arrangement with Apex Clearing, as fully paid stock lending was not available to our omnibus accounts until August 2024, therefore only client accounts that remained on a fully-disclosed basis with Apex Clearing generated stock lending income during that time.

Margin finance interest.    Our margin finance interest increased $6.7 million during the year ended December 31, 2024 as compared to the same prior year period as a result of higher average margin balances between the periods.

Client bank deposit interest.    Our interest income on customer bank deposits remained consistent between 2023 and 2024 despite growth in our average customer bank deposit balances as a result of launching our off-balance sheet sweep program in April 2023. The launch of our off-balance sheet sweep program had the effect of lowering our annual yield from 3.83% during 2023 to 2.55% during 2024.

Platform and trading fees.    Our platform and trading fees increased $18.5 million during the year ended December 31, 2024 as compared to the same prior year period due to (i) $8.1 million increase in platform trading fees of our foreign broker-dealers, as we continued to expand our business outside the U.S. by growing our existing markets such as Hong Kong, Singapore, and Australia, and launching in new markets such as Japan, the U.K. and Canada; (ii) an increase of $7.9 million due to the 2024 launch of our futures product; and (iii) $2.5 million increase in banking, transfer and other miscellaneous fees earned as a result of more client accounts on an omnibus clearing arrangement with our clearing broker.

Other revenues.    Other revenues increased $2.8 million between the year ended December 31, 2024 and 2023 because of revenue we earned from our proxy distribution vendor in connection with our omnibus client accounts. As a result of our client account migration efforts, we had more client accounts on an omnibus clearing arrangement with our clearing broker during the year ended December 31, 2024 than during the same prior year period.

Operating expenses

Our total operating expenses increased by $38.0 million from $366.6 million for the year ended December 31, 2023 to $404.6 million for the year ended December 31, 2024, primarily due to the overall growth in our general and administrative expenses as a result of increasing our scale and global expansion.

Brokerage and transaction.    Our brokerage and transaction expenses increased by $12.9 million from $66.4 million for the year ended December 31, 2023 to $79.3 million for the year ended December 31, 2024, primarily consisting of a $8.9 million increase in clearing and handling expenses due to increased equity and options contract volume and a $3.3 million increase in our market and data fees as a result of launching in new markets.

Technology and development.    Our technology and development expenses increased by $11.6 million from $52.2 million for the year ended December 31, 2023 to $63.8 million for the year ended December 31, 2024. The increase is due to higher technology personnel costs, cloud services and system costs in connection with our efforts to grow existing markets as well as launch in new markets.

Marketing and branding.    Our marketing and branding expenses decreased by $13.6 million from $152.3 million for the year ended December 31, 2023 to $138.7 million for the year ended December 31, 2024, primarily reflecting a decrease of $31.2 million in free stock promotions offset by increases of $16.0 million in advertising and promotional activities and $1.6 million in employee compensation and benefits. The overall decrease in marketing and branding is due to our efforts to grow the number of our client accounts utilizing more cost-effective customer acquisition promotions and advertising. For example, we reduced free stock promotions to focus on more asset based promotional activities, and we did not renew our Brooklyn Nets sponsorship, which ended in September 2024.

General and administrative.    Our general and administrative expenses increased by $26.9 million from $95.8 million for the year ended December 31, 2023 to $122.7 million for the year ended December 31, 2024, primarily reflecting increases in stock compensation expense of $2.3 million, employee compensation and benefits of $13.4 million, $4.6 million in office related, $2.0 million depreciation and amortization of right-of-use assets and $1.5 million in other non-income-based taxes and surcharges. The increases were incurred as we grew our business scale and continued our global expansion. Additionally, we experienced an increase in our compliance costs of $2.5 million between the periods as we (i) settled certain regulatory matters and (ii) increased our loss contingency accrual.

Other expense (income), net.    Our other expense, net decreased from $2.8 million for the year ended December 31, 2023 to other income, net of $2.3 million for the year ended December 31, 2024. The decrease was primarily related to an increase in foreign currency exchange gains between the periods.

Income (loss) from continuing operations, before income taxes

As a result of the foregoing, our income from continuing operations, before income taxes, decreased from $20.2 million for the ended December 31, 2023 to a loss of $12.1 million for the year ended December 31, 2024.

Provision for income taxes

Our provision for income taxes decreased from $16.1 million for the year ended December 31, 2023 to $13.8 million for the year ended 2024 due to lower profitability.

Income (loss) from continuing operations, net of tax

As a result of the foregoing, our income from continuing operations, net of tax, decreased from $4.0 million for the year ended December 31, 2023 to a loss of $25.9 million for the year ended December 31, 2024.

Income from discontinued operations, net of tax

We had income from discontinued operations, net of tax of $1.8 million for the year ended December 31, 2023. Although we spun off Webull Pay, LLC on July 14, 2023, we were able to deduct, based upon a transfer pricing analysis, additional expenses attributable to Webull Pay, Inc prior to the spin-off transaction on our US federal consolidated return, which led to us recognizing an income tax benefit of $2.7 million.

Net income (loss)

As a result of the foregoing, our net income decreased from $5.8 million for the year ended December 31, 2023 to a net loss of $23.2 million for the year ended December 31, 2024.

Net loss attributable to noncontrolling interest

On January 18, 2023, we acquired an 80.1% equity interest in PT Mahastra Andalan Sekuritas, subsequently renamed PT Webull Sekuritas Indonesia. Our equity interest represents a controlling financial interest; and, therefore, we consolidate the results of PT Webull Sekuritas Indonesia and recognize a noncontrolling interest for the portion of equity interest we do not own. For the year ended December 31, 2024, the net loss attributable to noncontrolling interest increased from $247 thousand to $489 thousand.

Preferred shares redemption value accretion

We adjust the carrying value of our preferred shares to the redemption value for each reporting period. The redemption value of our preferred shares as of December 31, 2024 increased from their redemption value as of December 31, 2023 which resulted in recognizing accretion for the year ended December 31, 2024 of $495.1 million. The redemption value increase is attributable to the increase in the fair value of our equity between the periods.

Net loss attributable to ordinary shareholders

Our net loss attributable to ordinary shareholders of $334.0 million for the year ended December 31, 2023 increased to $517.8 million for the year ended December 31, 2024 as a result of incurring a $25.9 million loss from continuing operations, net of tax and recognizing $495.1 million of accretion as the redemption value of our preferred shares increased during the year ended December 31, 2024.

Liquidity and Capital Resources

Historically until the closing of our business combination transaction on April 10, 2025 and the immediately following listing of our stock on Nasdaq, we had financed our operating and investing activities primarily through cash generated by historical convertible redeemable preferred equity financing activities and operations. Subsequent to our closing of the business combination and the listing of our stock, we have raised $204.5 million in proceeds from the exercise of various warrants that were issued and/or assumed in connection with the business combination transaction. As of June 30, 2025, we had cash and cash equivalents of $476.7 million. As of December 31, 2024 and 2023, we had cash and cash equivalents of $270.7 million and $372.3 million, respectively. Our cash and cash equivalents represent demand deposits held at banks which are unrestricted as to withdrawal or use and highly liquid investments with original maturities of less than 90 days.

We have a syndicated revolving credit agreement (“Syndicated Loan”) for an amount up to $150 million whereby we can borrow solely to finance withdrawals from our US broker dealer subsidiary’s reserve account that is maintained for the exclusive benefit of our customers in accordance with Rule 15c3-3 of the SEC. We are unable to use the Syndicated Loan for general corporate purposes. See Note 18 — Revolving Credit Agreement to our interim financial statements for more details on the Syndicated Loan.

We have issued unsecured promissory notes with an aggregate principal amount of $100 million to repurchase a portion of our preferred shares. We did not receive any loan proceeds from the preferred share repurchase. See Note 19 — Promissory Notes to our interim financial statements for more details on the promissory notes.

In July 2025, we have entered into a standby equity purchase agreement (the “SEPA”) with an accredited investor for an aggregate subscription amount of up to $1 billion in Class A ordinary shares. As of September 8, 2025, we have issued 9,750,000 Webull Class A Ordinary Shares in connection with the SEPA and received proceeds of approximately $149.2 million.

As of June 30, 2025, we have 9.7 million warrants outstanding with an exercise of price of $11.50 that are exercisable. In the event the holders of these warrants exercise their rights, we could receive proceeds up to $111.6 million. See Note 9 — Warrants to our interim financial statements for more details on our outstanding warrants.

We believe that our current cash and cash equivalents will be sufficient to meet our anticipated working capital requirements and capital expenditures for at least the next 12 months. We may decide to enhance our liquidity position or increase our cash reserve for future investments through equity and debt funding in addition to the sources discussed above. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of additional indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

The following table sets forth a summary of our cash flows for the periods presented:

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2025	2024	2024	2023
	$	$	$	$
	(in thousands)
Selected consolidated cash flow data:
Net cash provided by operating activities	272,062	62,633	185,215	470,597
Net cash used in investing activities	(1,402)	(971)	(2,412)	(10,040)
Net cash provided by financing activities	177,053	40,346	40,346	12,837
Net increase in cash, cash equivalents, segregated cash and cash of discontinued operations*	447,713	102,008	223,149	473,394
Effect of exchange rate changes	9,523	(2,765)	(7,332)	2,451
Cash, cash equivalents, segregated cash and cash of discontinued operations at beginning of the period	1,209,960	994,142	994,142	518,297
Cash, cash equivalents and segregated cash at end of the period	1,667,196	1,093,385	1,209,959	994,142

____________

*        Our discontinued operations pertains to our digital asset business that was spun off on July 14, 2023. Consequently, there were no discontinued operations operating, investing or financing cash flows for the year ended December 31, 2024 or for the six months ended June 30, 2025.

Cash flows from operating activities

Net cash provided by operating activities for the six months ended June 30, 2025 was $272.1 million, as compared to net loss of $15.4 million for the six months ended June 30, 2025. The increase in cash provided by operating activities is primarily related to the increase in our customers’ uninvested cash we carry on our balance sheet.

Net cash provided by operating activities for the six months ended June 30, 2024 was $62.6 million, as compared to net loss of $24.2 million for the six months ended June 30, 2024. The increase in cash provided by operating activities is primarily related to the increase in our customers’ uninvested cash we carry on our balance sheet, offset by an increase in the purchase of fractional shares for customers and an increased use of operating cash for the payment to secure the right to use land in connection with a land lease agreement.

Net cash provided by operating activities for the year ended December 31, 2024 was $185.2 million, as compared to net loss of $23.2 million for the year ended December 31, 2024. Subsequent to December 31, 2023, we continued migrating our U.S. client non-margin accounts and began migrating our U.S. client margin accounts from a fully disclosed basis to an omnibus basis with our clearing organization, which primarily led to the overall increase in net cash provided by operating activities as we carry our customers’ uninvested cash balances for accounts that are on an omnibus basis.

Net cash provided by operating activities in the year ended December 31, 2023 was $470.6 million, as compared to net income of $5.8 million in the year ended December 31, 2023. The difference was primarily attributable to us migrating our U.S. client non-margin accounts from a fully disclosed basis to an omnibus basis with our clearing organization in 2023. We carry our customers’ uninvested cash balances for accounts that are on an omnibus basis.

Our discontinued operations had net cash used in operating activities of $1.9 million for the year ended December 31, 2023.

Cash flows from investing activities

Net cash used in investing activities for the six months ended June 30, 2025 was $1.4 million, consisting of purchases of property and equipment of $0.4 million and an investment of $1 million made in a limited liability company.

Net cash used in investing activities for the six months ended June 30, 2024 was $1.0 million, consisting primarily of purchases of property and equipment.

Net cash used in investing activities for the year ended December 31, 2024 was $2.4 million, consisting primarily of purchases of property, equipment and intangible assets for business expansion.

Net cash used in investing activities during the year ended December 31, 2023 was $10.0 million, consisting of $4.5 million of purchases of property and equipment and intangible assets and $5.5 million of net cash paid for the acquisitions of Webull PT Webull Sekuritas Indonesia and Miflink, S.A.P.I. de C.V.

Our discontinued operations had no cash flows from investing activities for the year ended December 31, 2023.

Cash flows from financing activities

Net cash provided by financing activities for the six months ended June 30, 2025 was $177.1 million, which represents proceeds from the exercise of 20.3 million of our warrants.

Net cash provided by financing activities for the six months ended June 30, 2024 was $40.3 million, which predominately represents proceeds from the sale of 1,215,817 preferred shares.

Net cash provided by financing activities for the year ended December 31, 2024 was $40.3 million, which represents proceeds from the sale of 1,215,817 of Series D preferred shares.

Net cash provided by financing activities in the year ended December 31, 2023 was $12.8 million, consisting primarily of receipt of proceeds from the sale of preferred shares of $20 million, offset by the deconsolidation of Webull Pay, Inc. of $7.2 million.

Our discontinued operations had cash used in financing activities for the year ended December 31, 2023 of $11.9 million, which represents the discontinued operations aggregate distributions made to its parent entity.

Regulatory capital requirements

Webull Financial, our U.S. subsidiary that is a broker-dealer registered with the SEC, is subject to Rule 15c3-1 of the Exchange Act, or the Uniform Net Capital Rule, which sets minimum net capital maintenance requirements. Webull Securities HK, our Hong Kong subsidiary that is a securities dealer registered under the HK SFC, is subject to the Securities and Futures (Financial Resources) Rules of Hong Kong, or the FRR, which sets minimum paid-up share capital and liquid capital maintenance requirements. Webull Securities (Japan) Co. Ltd., our subsidiary registered as a financial instruments business operator in Japan, is subject to minimum capital and net assets requirements. Webull Securities (Singapore) Pte. Ltd., our Singapore subsidiary that holds Capital Markets Services License from MAS, is subject to the Securities and Futures (Financial and Margin Requirements for Holders of Capital Markets Services Licenses) Regulations, which sets forth minimum base capital requirements. Webull Securities (Australia) Pty. Ltd., our Australia subsidiary that holds the Financial Service License from ASIC, is subject to the Regulatory Guide RG 166 which sets forth minimum base capital requirements. Webull Securities (Canada) Limited, a Canada subsidiary that holds broker-dealer registered with CIRO, is subject to Rule 15c3-1 of the Securities Exchange Act which sets minimum net capital maintenance requirements. Webull Securities (UK) Ltd, our UK subsidiary that is authorized and regulated by the Financial Conduct Authority, for the conduct of investment business, is subject to the minimum capital maintenance requirement from FCA. PT Webull Sekuritas Indonesia, our Indonesia subsidiary that holds Capital Markets Services License from OJK, sets minimum net capital maintenance requirements. Our subsidiary Webull Securities (Thailand) Co. Ltd. is subject to the capital requirements of the Securities and Exchange Commission, Thailand. Our subsidiary Webull Securities (Malaysia) Sdn Bhd. is subject to the shareholders’ funds requirement of the Securities Commission Malaysia.

The following tables set out a summary of the key regulatory requirements on minimum capital requirements which are applicable to our relevant operating entities:

	As of June 30, 2025
	Net Capital	Net Capital Requirement	Excess Net Capital
	($ in thousands)
Webull Financial LLC	183,523	8,954	174,569
	As of June 30, 2025
	Paid-up Capital	Paid-up Capital Requirement	Excess Paid-up Capital
	(HK$ in thousands)
Webull Securities HK	311,300	10,000	301,300
	As of June 30, 2025
	Liquid Capital	Liquid Capital Requirement	Excess Liquid Capital
	(HK$ in thousands)
Webull Securities HK	64,841	12,132	52,709

	As of June 30, 2025
	Base Capital	Base Capital Requirement	Excess Base Capital
	(SGD in thousands)
Webull Securities (Singapore) Pte. Ltd	31,378	5,000	26,378
	As of June 30, 2025
	Capital Stock	Capital Stock Requirement	Excess Capital Stock
	(JPY in thousands)
Webull Securities (Japan) Co., Ltd	1,376,974	300,000	1,076,974
	As of June 30, 2025
	Net Assets	Net Assets Requirement	Excess Net Assets
	(JPY in thousands)
Webull Securities (Japan) Co., Ltd	2,196,999	500,000	1,696,999
	As of June 30, 2025
	Core Capital	Core Capital Requirement	Excess Capital Stock
	(AUD in thousands)
Webull Securities (Australia) Pty. Ltd.	8,407	2,000	6,407
	As of June 30, 2025
	Net Tangible Assets	Net Tangible Asset Requirement	Excess Net Tangible Assets
	(AUD in thousands)
Webull Securities (Australia) Pty. Ltd.	8,174	5,000	3,174
	As of June 30, 2025
	Risk Adjusted Capital	Risk Adjusted Capital Requirement	Excess Risk Adjusted Capital
	(CAD in thousands)
Webull Securities (Canada) Limited	16,484	250	16,234
	As of June 30, 2025
	Liquid Cash	Liquid Cash Requirement	Excess Liquid Cash
	(GBP in thousands)
Webull Securities (UK) Ltd.	4,137	519	3,618
	As of June 30, 2025
	Net Adjusted Working Capital	Net Adjusted Working Capital Requirement	Excess Capital
	(IDR in thousands)
PT Webull Sekuritas Indonesia.	42,933,703	25,000,000	17,933,703

	As of June 30, 2025
	Net Capital	Net Capital Requirement	Excess Net Capital
	(THB in thousands)
Webull Securities (Thailand) Co. Ltd.	97,548	25,000	72,548
	As of June 30, 2025
	Shareholders Funds	Shareholders Funds Requirement	Excess Shareholders Funds
	(MYR in thousands)
Webull Securities (Malaysia) Sdn. Bhd.	17,302	5,000	12,302

Regulatory capital requirements could restrict our operating entities from expanding their business and declaring dividends if their net capital does not meet regulatory requirements, and it is possible that a regulator could take an adverse action with respect to our operating entities for historical and/or future non-compliance with net capital requirements.

As of June 30, 2025, each of our relevant operating entities was in compliance with its respective regulatory capital requirements.

Material Cash Requirement

Our material cash requirements as of June 30, 2025 primarily include our undiscounted operating lease payments, capital expenditures and repayment of unsecured promissory notes.

Our undiscounted operating lease payments consist of lease of offices under non-cancelable operating lease agreements, which will expire at various dates until August 2032. As of June 30, 2025, our undiscounted operating lease payments amounted to $14.9 million.

In late 2023, we procured a lease for the use of land in Changsha, China for the purpose of constructing a research and development center. The original construction commencement date per the lease was October 4, 2024, but was extended to October 4, 2025. Additionally, the lease requires construction to be completed by December 31, 2026. We are currently in the planning and design stage and have not determined the amount and composition of required capital.

We have issued unsecured promissory notes with an aggregate principal amount of $100 million to repurchase a portion of our preferred shares. The principal balance of the promissory notes is due on April 10, 2027.

Other than as discussed above, we did not have any significant capital and other commitments, long-term obligations or guarantees as of June 30, 2025.

Off-Balance Sheet Commitments and Arrangements

We provide a guarantee to our clearing partner in the ordinary course of business. Our clearing partner has a contractual right of recovery from us in the event of non-performance by customers, and we indemnify our clearing partner from all losses incurred in connection with customer’s unsecured margin loans and securities borrowing.

The guarantee provided to our clearing partner relates to the margin financing services that we provide to our customers. As an introducing broker, we cooperate with our clearing partner to provide margin financing services, whereby we introduce our customers to our clearing partner on a fully disclosed basis.

For eligible customers who have entered into the relevant margin trading agreement with us and our clearing partner, our clearing partner provides the following services during the extension of margin and earns margin interests from the provision of the margin:

•        extends margin to them and permits them to buy or short securities on margin;

•        performs margin management and maintenance according to the related regulatory rules and their house rules, and communicates to the customers via our platform; and

•        buys in, liquidates or sells out positions in its discretion, if it deems such actions appropriate and regardless of whether the applicable customer’s margin account is then in or about to come into compliance with applicable margin maintenance requirements or other circumstances requested by applicable regulations.

There is no maximum time limit for the extension of margin to customers. A customer may be extended margin by our clearing partner so long as his or her margin account has sufficient cash to pay margin interest and no margin calls are triggered by his or her trading positions.

On the other hand, during the extension of margin by our clearing partner, we are obligated to:

•        communicate with the customers on the margin requirements made by our clearing partner and advise the customers of any changes of such requirements; and

•        pay our clearing partner an amount equal to the value of any unsecured debit balance or short position (on a “mark to market” basis) in a given customer’s margin account if that position has not been promptly resolved by payment or delivery (to the extent that our clearing partner decides to charge us for the value of such unsecured debit balance or short position).

Interest on margin trading is calculated on a daily basis according to the margin extended by our clearing partner to the customers and a relevant interest rate. The margin interest rates are variable and determined by the size of margin loan at the discretion of our clearing partner. Our clearing partner retains part of the total margin interest charged to the customers, according to a Target Federal Funds Rate plus a premium pre-agreed with us. In terms of the residual part of the total margin interest charged to the customers, it is transferred to us as our revenue.

We recognize the revenue ratably over the service period during the extension of margin by our clearing partner as the performance obligation is satisfied, and record it as interest related income.

We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us.

Internal Control Over Financial Reporting

Prior to closing of our business combination transaction with SK Growth Opportunities Corporation, we have been a private company and we were never required to evaluate our internal control within a specified period, and, as a result, we may experience difficulty in meeting these reporting requirements in a timely manner. Our management has not completed assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of the effectiveness of our internal control over financial reporting.

In the course of preparing and auditing our consolidated financial statements for the year ended December 31, 2022, we and our independent registered public accounting firm identified one material weakness in our internal control over financial reporting. As defined in the standards established by the U.S. Public Company Accounting Oversight Board, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis. The material weakness identified as of December 31, 2022 relates to our inability to sufficiently evaluate certain control activities performed by a digital assets service provider as such provider did not have a SOC 1 report. In July 2023, we spun off our digital assets business into a separate entity outside of Webull Corporation and we ceased to provide customers with access to services relating to digital assets trading through our platform and therefore discontinued the use of such service provider.

As a company with less than $1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies.

These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

Foreign currency risk

Our consolidated financial statements are prepared using the U.S. dollar as our reporting currency. Our non-U.S. subsidiaries operating around the world primarily use the currency of their country of domicile as their functional currency. Each of our non-U.S. subsidiaries’ financial statements is first prepared in its functional currency and then translated into our reporting currency. Changes in foreign exchange rates between the U.S. dollar and the functional currencies of our non-U.S. subsidiaries may result in material foreign currency translation gains and/or losses that are accounted for as an item of other comprehensive income within our statement of operations and other comprehensive loss.

We also enter into transactions that result in monetary assets and liabilities that are denominated in a foreign currency. These transactions are remeasured each reporting period and may result in material foreign currency exchange gains and/or losses depending on changes in the applicable foreign exchange rate.

Our cash accounts at financial institutions are mainly held in U.S. dollar denominated accounts to limit foreign currency risk. As of June 30, 2025, December 31, 2024 and 2023, 91%, 90% and 89% of our total cash balances were held in U.S. dollar denominated accounts, respectively.

Concentration risks

Concentration of Revenue

Of the counterparties with whom we conduct business, there were four counterparties who each made up 10% or more of our revenues for the six months ended June 30, 2025. Their revenue percentages were 18%, 16%, 11% and 11%.

For the six months ended June 30, 2024, we had three counterparties who each made up 10% or more of our revenues. Their revenue percentages were 29%, 19% and 14%.

Of the counterparties with whom we conduct business, there were three counterparties who each made up 10% or more of our revenues for the year ended December 31, 2022. Their revenue percentages were 26%, 22% and 14%. For the year ended December 31, 2023, we had three counterparties who each made up 10% or more of our revenues. Their revenue percentages were 41%, 24% and 11%. For the year ended December 31, 2024, we had three counterparties who each made up 10% or more of our revenues. Their revenue percentages were 24%, 19% and 11%.

Concentration of Receivables

As of June 30, 2025, we had two counterparties with current, outstanding receivable balances of 10% or more of our receivables from brokers, dealers, and clearing organization representing 78% and 10%, respectively, of such receivables.

As of December 31, 2023 and 2024, we had one counterparty with current, outstanding receivable balances of 10% or more of our receivables from brokers, dealers, and clearing organization representing 76% and 85% of such receivables.

Concentration of Execution and Clearing

We rely on third parties for the execution and clearing of trades requested by customers. In instances where these parties fail to perform their obligations, we may be temporarily unable to find alternative suppliers to satisfactorily deliver services to our customers in a timely manner, if at all. In the United States, we utilize a single clearing partner for the security transactions of our platform users.

Credit risk

We engage in various investment and brokerage activities in which the counterparties primarily include broker-dealers, banks, and other financial institutions. In the event counterparties do not fulfill their obligations, we may be exposed to risk. The risk of default depends on the creditworthiness of the counterparty or issuer of the instrument. Our policy is to act only as an agent in a transaction and to review the credit standing of each counterparty as necessary.

We maintain our cash and cash equivalents and cash segregated under federal and foreign requirements in financial institutions throughout the world. Financial institutions in the U.S., mainland China, and Hong Kong hold 72%, 10%, 5%, respectively, of our total cash as of December 31, 2023. As of December 31, 2024, financial institutions in the U.S. and Hong Kong hold 81% and 6%, respectively, of our total cash. As of June 30, 2025, financial institutions in the U.S., Singapore and Hong Kong hold 84%, 4% and 4%, respectively, of our total cash. Our cash in accounts at financial institutions exceed insured limits. We are subject to credit risk to the extent any financial institution we use is unable to fulfill their contractual obligations. We have not experienced any losses in such accounts, and we believe that we have placed our cash on deposit with financial institutions which are financially stable. We do not believe we are subject to any significant credit risk.

Intellectual Property

We highly value our intellectual property, which is fundamental to our success and competitiveness. We rely on a combination of copyright and trademark law, trade secret protection and confidentiality agreements with employees to protect our intellectual property rights. As of June 30, 2025, we have registered 18 patents, 106 trademarks and 102 software copyrights.

Under the employment agreements we enter into with our employees, they acknowledge that the intellectual property developed by them in connection with their employment with us, including our in-house developed technology and know-how, are our property.

Our research and development costs mainly consist of employee salaries and share-based compensation and are classified within our technology and development expense categories. Our research and development costs are expensed when incurred and for the years ended December 31, 2024 and 2023 were $32,699,364 and $31,955,946, respectively. For the six months ended June 30, 2025 and 2024, our research and development costs expensed were $18.5 million and $12.9 million, respectively.

Critical Accounting Estimates

Use of estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported revenues and expenses during the reporting period and accompanying notes. Making estimates requires management to exercise significant judgment. It is reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the future due to one or more future confirming events.

Such estimates reflected in our consolidated financial statements include, but are not limited to, the fair value of share-based compensation expense, redemption value of our redeemable preferred shares, depreciable lives of property and equipment, useful lives of intangible assets, purchase price allocation for business combinations, allowances for expected credit losses, loss contingency accruals, present value of lease liabilities, and provision for income tax, including unrecognized tax benefits and deferred tax asset valuation allowances. These estimates are based on historical experience and on various other assumptions that are believed to be reasonable. Actual results could differ from those estimates.

Asset Acquisitions

We account for the acquisition of an entity as an asset acquisition when substantially all the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets. In accordance with ASC 805, Business Combinations, the value of the consideration paid in an asset acquisition is allocated to the individual assets acquired or liabilities assumed based on their relative fair values with no resulting goodwill.

Business Combinations

We account for acquisitions of entities or asset groups that qualify as businesses in accordance with ASC 805, Business Combinations. The purchase price of the acquisition is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. The excess of the purchase price over the fair value of the net assets acquired is recorded as goodwill. During the measurement period, which may be up to one year from the acquisition date, we may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded in the consolidated statements of operations and comprehensive income.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of net assets acquired in a business combination and is allocated to reporting units expected to benefit from the business combination. We test goodwill for impairment at least annually, in the fourth quarter, or whenever events or changes in circumstances indicate that goodwill might be impaired. In testing for goodwill impairment, we first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If, after assessing the totality of events or circumstances, we determine it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then additional impairment testing is not required. However, if we conclude otherwise, we proceed to a quantitative assessment.

The quantitative assessment compares the estimated fair value of a reporting unit to its book value, including goodwill. If the fair value exceeds book value, goodwill is considered not to be impaired and no additional steps are necessary. However, if the book value of a reporting unit exceeds its fair value, an impairment loss will be recognized in an amount equal to that excess, limited to the total amount of goodwill allocated to that reporting unit.

As of June 30, 2025, we performed a qualitative assessment of our goodwill. Based upon our assessment, we noted no qualitative factors that indicate our goodwill is more than likely impaired; and, therefore, we did not perform the quantitative assessment.

Income taxes

Our income tax expense is an estimate of current income taxes payable in the current fiscal year based on reported income before income taxes. Deferred income taxes reflect the effect of temporary differences and carryforwards that we recognize for financial reporting and income tax purposes at enacted tax rates expected to be in effect when taxes are actually paid or recovered.

We account for income taxes in accordance with ASC Topic 740, Income Taxes (“ASC 740”). ASC 740 requires the use of the asset and liability method, which requires recognition of deferred income tax assets and liabilities for the expected future tax consequences of events that have been recognized in our consolidated financial statements, but have not been reflected in our taxable income. Deferred tax assets are evaluated for future realization and reduced by a valuation allowance to the extent we believe that they will not be realized. We consider many factors when assessing the likelihood of future realization of our deferred tax assets including, but not limited to, historical cumulative loss experience and expectations of future earnings, tax planning strategies, and the carry-forward periods available for tax reporting purposes. Our judgment regarding future profitability may change due to many factors, including future market conditions and the ability to successfully execute business plans and/or tax planning strategies. Should there be a change in the ability to recover deferred tax assets, our tax provision would increase or decrease in the period in which the assessment is changed.

We recognize a tax benefit from an uncertain tax position when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation, based on the technical merits. Income tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized. We account for uncertain tax positions, including net interest and penalties, as a component of income tax expense or benefit. We make adjustments to these uncertain tax positions in accordance with applicable income tax guidance and based on changes in facts and circumstances. To the extent that the final tax outcome of these matters is different from the amounts recorded, such differences will affect the provision for income taxes in the period in which such determination is made and could have a material impact to our consolidated financial statements and operating results.

Revenue Recognition

We utilize the guidance of ASC 606, Revenue from Contracts with Customers to identify our customers for purposes of revenue recognition and accounting for consideration payable to customers. We have determined that our market makers are customers as we route our platform users’ trading orders to market makers in an agency capacity, as we do not buy or resell securities from or to platform users or market makers, in return for the market makers’ payments for order flow. In limited circumstances, we charge trading fees to our platform users; and, therefore, we have determined that (i) our platform users who pay us index option fees, large order option fees, futures contract commissions, fixed income execution fees, or subscription fees to our Webull Premium service and (ii) our international platform users who pay trading commissions are considered customers under ASC 606.

We recognize revenue from contracts with customers when we satisfy our performance obligations by transferring the promised services to our customers. A service is transferred to a customer when the customer obtains control of that service. A performance obligation may be satisfied at a point in time or over time. Revenue from a performance obligation satisfied at a point in time is recognized at the point in time that we determine the customer obtains control over the promised service. Revenue from a performance obligation satisfied over time is recognized by measuring our progress in satisfying the performance obligation in a manner that depicts the transfer of the services to the customer. The amount of revenue recognized reflects the consideration we expect to receive in exchange for those promised services (i.e., the “Transaction Price”). In the event we have consideration payable to a customer, we account for consideration payable as a reduction to the Transaction Price when (i) the payment is not in exchange for a distinct good or service or (ii) the fair value of the consideration payable to the customer exceeds the fair value of the distinct good or service received from the customer in which case the excess fair value is accounted as a reduction to the Transaction Price. Our revenues from contracts with customers are recognized when the performance obligations are satisfied at an amount that reflects the consideration expected to be received in exchange for such services. Most of our performance obligations are satisfied at a point in time upon the successful execution of a platform user’s trade order.

No significant judgement is required to assess the timing of satisfaction of our performance obligations, the Transaction Price or the amounts allocated to distinct performance obligations. The payment terms with our customers do not give rise to a significant financing component as the period between when we satisfy our performance obligations and when our customers are required to pay is one year or less. Our revenue does not include any variable consideration.

Consideration Payable to Customers

We offer marketing promotions to our platform users that are intended to increase the amount of platform users’ assets on the Company’s platform by incentivizing platform users to deposit more cash or transfer securities from other third-party brokerages into their Webull brokerage account in return for a promotional payment in cash or shares. These promotions are not linked to any historical trading activity and do not require future trading activity on the part of the platform user. Once the platform user completes the specific action, the platform user has then earned the promotional payment and there is no further requirement on the part of the platform user. For our platform users who are not determined to be customers, we account for these promotional payments as marketing and branding expense. However, with respect to our platform users that have been determined to be customers under ASC 606, we have determined that we are not receiving a distinct good or service for these promotional payments; and, accordingly, we account for the consideration payable as a reduction in revenue.

We classified $4.7 million and $0.73 million, of promotional expenses as a reduction to handling charge income for the three months ended June 30, 2025 and 2024, respectively. We classified $7.5 million and $1.8 million, in promotional expenses as a reduction to handling charge income for the six months ended June 30, 2025 and 2024, respectively. We classified $0.4 million of such costs as a reduction to other revenues for the three and six months ended June 30, 2025. We had no such reduction in other revenues during the three and six months ended June 30, 2024.

For the years ended December 31, 2024 and 2023, we classified $3.6 million and $0.5 million, respectively, of promotional expenses as a reduction to handling charge income within our consolidated statements of operations and comprehensive loss.

Share-based compensation

We apply the guidance of ASC Topic 718, Compensation — Stock Compensation (ASC 718) with regard to our share-based awards issued to employees and non-employees. Accordingly, we must review each share-based award to determine the appropriate classification as either an equity or liability award. Our outstanding awards were determined to be equity awards and are classified as such as of June 30, 2025 and December 31, 2024.

ASC 718 requires share-based compensation to be based on fair value. The fair value of our share-based awards is measured at the grant date which is when vesting commences. The grant date fair value is the basis for determining the amount of share-based compensation to recognize from the issuance of a share-based award. We record share-based compensation as an operating expense.

We recognize share-based compensation using the graded vesting method of attribution and account for forfeitures in the period in which the share-based award is forfeited. See Note 10 — Share-Based Compensation within our interim financial statements included elsewhere in this prospectus for further information on our share-based awards and the share-based compensation we recognized for the three and six months ended June 2025 and 2024.

Fair value of our ordinary shares

Prior to our initial public offering, we were a private company with no quoted market prices for our ordinary shares. We therefore make estimates of the fair value of our ordinary shares on various dates for the purpose of determining the fair value of our ordinary shares at the date of the grant of share-based compensation awards to our employees as one of the inputs into determining the grant date fair value of the award.

Valuations of our ordinary shares were determined in accordance with the guidelines outlined in the American Institute of Certified Public Accountants’ Practice Aid, Valuation of Privately-Held Company Equity Securities Issued as Compensation, and with the assistance of an independent valuation specialist. The assumptions we use in the valuation model are based on future expectations combined with management judgment, with inputs of numerous objective and subjective factors, to determine the fair value of our ordinary shares, including the following factors:

•        our operating and financial performance;

•        current business conditions and projections;

•        our stage of development;

•        the prices, rights, preferences and privileges of our convertible redeemable preferred shares to our ordinary shares;

•        the likelihood of achieving a liquidity event for the ordinary shares underlying these share-based awards, such as an initial public offering;

•        any adjustment necessary to recognize a lack of marketability for our ordinary shares; and the market performance of industry peers.

The determination of the fair value of our ordinary shares requires complex and subjective judgments to be made regarding our operating results, our unique business risks, the liquidity of our shares and our operating history and prospects at the time of valuation.

See Note 10 to our interim financial statements included elsewhere in this prospectus for the fair value and valuation approach of our ordinary shares estimated at different times prior to our initial public offering with the assistance from an independent valuation specialist.

Following the completion of our initial public offering and the listing of our Class A ordinary shares on the Nasdaq, there is an active market for our Class A ordinary shares, so assumptions and estimates will not be necessary to determine the fair value of our Class A ordinary shares.

Recently Issued Accounting Pronouncements

A list of recently issued accounting pronouncements that are relevant to us is included in Note 3 to our interim financial statements included elsewhere in this prospectus.

DIVIDEND POLICY

We have never declared or paid cash dividends on our ordinary shares. We currently intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Any future decisions regarding the declaration and payment of dividends will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, results of operation, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant. For more information, also see “Risk Factors — Risks Relating to Ownership of Securities of Webull and this Offering — We do not intend to pay cash dividends for the foreseeable future and, as a result, your ability to achieve a return on your investment will depend on appreciation in the price of the Webull Ordinary Shares.”

DILUTION

While secondary sales of the Webull Class A Ordinary Shares by the Selling Securityholder will not have a dilutive effect on our shareholders, the issuance of Webull Class A Ordinary Shares to the Selling Securityholder pursuant to the Purchase Agreement will have a dilutive impact on our shareholders.

Dilution results from the fact that the per share offering price of the Webull Class A Ordinary Shares is substantially in excess of the net tangible book value attributable to the existing shareholders. Net tangible book value represents the amount of our total assets less our total liabilities, excluding goodwill and other intangible assets. Net tangible book value per Webull Ordinary Share represents net tangible book value attributable to Webull Ordinary Shares divided by 494,496,871, the total number of our Webull Ordinary Shares outstanding as of the date of this prospectus. As of June 30, 2025, we had a net tangible book value of approximately $662.7 million, corresponding to a net tangible book value of approximately $1.34 per ordinary share. After assuming the sale of 65,250,000 Webull Class A Ordinary Shares that may still be offered for resale pursuant to this prospectus at an assumed sale price of $12.56 per share (which is the closing price of our Webull Class A Ordinary Shares on Nasdaq on July 1, 2025, the date as of the signing of the Purchase Agreement), and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2025 would be approximately $1.5 billion or $3.00 per share. This represents an immediate increase in net tangible book value of $1.66 per share to existing shareholders and an immediate dilution of $9.56 per share to new investors. Dilution for this purpose represents the difference between the price per ordinary share paid by these new investors and the net tangible book value per ordinary share as of June 30, 2025.

The following table illustrates this dilution on a per share basis:

Assumed offering price per share	$12.56
Historical net tangible book value per share as of June 30, 2025	$1.34
Increase in net tangible book value per share attributable to this offering	$1.66
As adjusted net tangible book value per share after this offering	$3.00
Dilution in net tangible book value per share to new investors	$9.56

The dilution information discussed above is illustrative only.

The table above assumes for illustrative purposes that an aggregate of 62,250,000 Webull Class A Ordinary Shares that may still be offered for resale pursuant to this prospectus are sold at a price of $12.56 per share (which is the closing price of our Webull Class A Ordinary Shares on Nasdaq on July 1, 2025, the date as of the signing of the Purchase Agreement), for aggregate gross proceeds of approximately $819,540,000. Based on the dilution calculations described above, a $1.00 increase in the price at which the shares are sold from the assumed public offering price of $12.56 per share, would increase our as adjusted net tangible book value by $0.13 per share, and the dilution per share to investors in this offering by approximately $0.87 per share, after deducting estimated fees and offering expenses payable by us. The as adjusted information provided above is illustrative only. The Webull Class A Ordinary Shares sold in this offering, if any, will be sold from time to time at various prices. In fact, as of the date of this prospectus, which forms a part of the post-effective amendment no. 1 to the initial registration statement related to this offering that was initially filed on July 18, 2025 with the SEC, Webull has issued and sold to the Selling Securityholder 9,750,000 Webull Class A Ordinary Shares (excluding the 159,236 Commitment Shares) and raised proceeds of approximately $149.2 million under the Purchase Agreement in connection with such sales.

To the extent that additional shares are issued pursuant to the foregoing, investors purchasing our Webull Class A Ordinary Shares in this offering will experience further dilution. In addition, we may offer other securities in other offerings due to market conditions or strategic considerations or issue additional securities pursuant to our incentive plan or to fund future acquisitions. Further shares may also be issued in connection with exercises of Webull Warrants. To the extent we issue any additional securities, investors may experience further dilution. For more information, also see “Committed Equity Financing” and “Risk Factors — Risks Relating to Ownership of Securities of Webull and this Offering.”

BUSINESS

Business Overview

Who we are

Webull is a leading digital investment platform built upon a next-generation global infrastructure. We strive to be the platform of choice for a new generation of investors by building an efficient, low-cost, and easy-to-use global investment platform. We distinguish ourselves from other investment service providers by offering a mobile-first user experience, a broad range of investment products and extensive functionality constructed to help our customers build wealth over time. We arm each customer with the tools they need to develop into what we refer to as an informed investor — one who understands the market and has the confidence to succeed as an investor. The Webull platform originally provided users free access to market data and analytical tools, but expanded to offer financial products when we launched brokerage services in the United States in May 2018. Since then, we have expanded to offer services in 14 markets across North America, Asia Pacific, Europe and Latin America, and today, the Webull App has been downloaded more than 51.8 million times and has over 24.9 million registered users globally.

Our goal is to make the tools, products, data, and analytics that have historically been accessible only to professional investors available to the retail investing community, and to deliver those tools through the retail investors’ preferred medium of trading — mobile. We built our platform to target the retail investor customer base. Legacy providers, despite having invested significantly in their technology, offer limited mobile functionality and are better suited for investors that prefer trading behind a computer. Digitally-native online investment platforms, meanwhile, provide a simplified mobile-based user experience but may not have the product depth or analytical tools to support informed investing.

Webull’s platform solves these pain points. We believe all investors, not just professional investors that can afford to pay for expensive subscriptions, should have access to advanced, real-time market data and news. We also recognize that investing decisions are based on insights and not information alone, so we provide tools to help users translate observations into actionable trade ideas. We also provide an open digital community fostering learning and the sharing of ideas, creating a virtual trading floor experience. Finally, we know today’s informed investors are not always trading from behind a desk, so we have enhanced the experience with a digital platform that fits elegantly on a mobile device, where customers can expertly research ideas, analyze data, execute trades and monitor their portfolios — the same as professional investors.

We believe Webull represents the future of retail investing and that we have differentiated ourselves from other offerings in the market. Our platform today is a venue where experienced and novice investors alike can develop the confidence and access the tools to grow their personal wealth. We offer the following features:

•        Mobile-First Interface and Competitive Pricing:   We offer our brokerage services with competitive pricing in every market where we operate, including zero-commission trading on U.S. equities and options for United States clients and low trading commissions in markets outside the United States, via an intuitive mobile-first interface.

•        Product Depth:    We provide a full suite of products tailored to the needs and preferences of both self-directed and passive investors. We support multiple asset classes, extended trading sessions, and global market access. We also developed wealth management offerings such as cash management, robo-advisor, and managed retirement accounts for those customers who prefer a more passive investment solution.

•        In-Depth Data and Analytic Tools:    We provide wide-ranging, in-depth market data and advanced analytical tools that allow users to make informed investing decisions.

•        Connected Webull Community:    Through our online Webull Community, we provide our users with a real-time direct connection to other investors, companies, and opinion leaders to facilitate learning, investing, and sharing.

•        Multi-Platform Interoperability:    Webull offers seamless interoperability to clients investing via mobile, tablet, web-based, and desktop devices. Our platform allows users to consolidate watchlists, conduct analyses, place orders, and manage positions across devices using the same Webull account.

Our customers are generally working professionals in their 30’s with some prior experience in investing. As of June 30, 2025, approximately 38% of our customers had “good” or “extensive” investing experience, and approximately 36% had “limited” experience, as self-reported by customers with funded accounts. Regardless of experience, we allow anyone to create a free account on Webull and access the information and analytical tools that will help them develop their investing abilities and grow their wealth. Our customers are loyal as demonstrated by an approximately 97.1% quarterly retention rate in the first half of 2025. We think of our customers as long-term partners, because our success depends on theirs.

We launched our broker-dealer services in the United States in May 2018. We chose the United States as a launching point because of the depth and complexity of its capital markets and the magnitude of its opportunity. The United States also allows us to anchor our “global but localized” value proposition given the connectivity of the markets. Within approximately two and a half years of launch, we grew to over one million funded accounts and $100 billion in cumulative trading volume. We subsequently expanded into a number of global markets, including Canada, Hong Kong, Singapore, Indonesia, Malaysia, Thailand, Australia, Japan, the United Kingdom, South Africa, and the Netherlands, and are preparing to launch our business in additional markets in Europe and Latin America. We currently hold twelve broker-dealer licenses, approvals and/or registrations across the United States, Canada, Asia Pacific, Europe, and Africa.

We principally generate revenue from our brokerage business in the United States through an industry-standard process called payment for order flow, or PFOF, whereby a brokerage firm receives payments for directing orders to different wholesale market makers and exchange partners for trade execution, rather than from brokerage commissions charged to customers. In markets outside of the United States, we typically charge commissions directly to our retail customers.

We recognized revenues of $389.6 million in 2023, $390.2 million in 2024 and $248.9 million for the six months ended June 30, 2025. In addition, we had net income of $5.8 million in 2023, net loss of $23.2 million in 2024 and net loss of $15.4 million in the six months ended June 30, 2025. The following charts set forth our key operating metrics. For detailed definitions of the metrics shown below, see “Frequently Used Terms.”

Recent Developments

•        In February 2025, Webull partnered with Kalshi, the first CFTC-regulated exchange with prediction markets, to offer its users the ability to trade binary event contracts on the Webull platform. Webull initially offered S&P 500 and Nasdaq hourly binary contracts.

•        In March 2025, Webull successfully launched Webull Premium, a subscription-based membership service that unifies Webull’s best-in-class products and offers an elevated investing experience for users. As of June 30, 2025, Webull Premium had approximately 75,000 users, representing nearly $2.9 billion in customer assets.

•        Subsequent to the close of the first quarter ended March 31, 2025, Webull consummated its previously announced business combination and the Webull Class A ordinary shares, Webull Warrants and Webull Incentive Warrants began trading on Nasdaq.

•        In May 2025, Webull enhanced the Webull Advisors platform by partnering with BlackRock to offer model portfolios. Webull Advisors now delivers intelligent, automated wealth management tools to its U.S.-based customers. Investors can now access a range of professionally managed, diversified portfolios across various asset classes, including alternatives and digital assets.

•        Effective on June 8, 2025, the board of directors of Webull appointed Walter Bishop as an independent director of the Company and a member of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. In connection with his appointment, Webull entered into an independent director agreement and an indemnification agreement with Mr. Bishop in the same form as the independent director agreements and indemnification agreements it executed with Mr. Houlihan. Mr. Bishop has no family relationships with any of the executive officers or directors of the Company. Except for the independent director agreement as stated above, there is no other employment agreement between the Company and Mr. Bishop, nor are there any arrangements or plans in which the Company will provide compensation, bonus, pension, retirement, or similar benefits to Mr. Bishop. Mr. Bishop has not engaged in any transaction that would be reportable as a related party transaction.

•        On June 30, 2025, Webull completed the redemption of all of the issued and outstanding Webull Incentive Warrants pursuant to the terms of the Incentive Warrant Agreement. Prior to the redemption, a total of 20,453,945 Webull Incentive Warrants were exercised and each converted into one Webull Class A Ordinary Share at an exercise price of $10.00 per share, resulting in aggregate gross proceeds to Webull of approximately $204.5 million. The remaining 459,144 Webull Incentive Warrants that were not exercised on or prior to June 30, 2025 were redeemed at $0.01 per warrant. Following the redemption deadline, no Webull Incentive Warrants are issued and outstanding.

•        On July 1, 2025, Webull executed the Purchase Agreement with the Selling Securityholder. For more information on the Purchase Agreement, see “Committed Equity Financing.” As of the date of this prospectus, which forms a part of the post-effective amendment no. 1 to the initial registration statement related to this offering that was initially filed on July 18, 2025 with the SEC, Webull has issued and sold to the Selling Securityholder 9,750,000 Webull Class A Ordinary Shares (excluding the 159,236 Commitment Shares) and raised proceeds of approximately $149.2 million under the Purchase Agreement in connection with such sales.

•        On July 11, 2025, Webull entered into a business combination agreement with Feather Sound II Inc., a direct wholly owned subsidiary of the Company and Webull Pay Inc., pursuant to which Webull Pay Inc. will merge with and into Feather Sound II Inc., with Webull Pay Inc. surviving as a direct wholly owned subsidiary of Webull. This transaction is part of Webull’s plan to reintroduce crypto trading to its global customers. For more information, see “Related Party Transactions — Webull Pay Business Combination.”

•        On August 25, 2025, Webull announced its re-entry into the cryptocurrency market in the U.S., where users can now buy and sell digital currencies directly within the platform. Webull had previously announced the availability of crypto trading in Brazil, and crypto trading in Australia has since commenced, with plans to roll out crypto offerings in additional markets over the following months.

•        On September 8, 2025, Webull announced its entry into the European market with the launch of brokerage services in the Netherlands. Through the Webull platform, residents in the Netherlands can now trade European and U.S.-listed equities (stocks), fractional shares, European ETFs, and U.S. options. Webull plans to extend its services to additional EU countries in the coming months.

Our Market Opportunity

Global trading volume at the top 30 stock exchanges around the world has more than doubled since 2012 to reach approximately $155 trillion in 2024, according to data aggregated from these stock exchanges. Over the last several decades, meaningful industry reforms, including the introduction of electronic trading (1971), order handling (1997), decimal pricing (2000) and other advances have given rise to larger and more efficient capital markets.

Many of these changes have largely benefited institutional investors, while retail investors have been less impacted. However, retail investors, especially millennial and Gen-Z investors, represent a growing segment of the market and are set to benefit from income growth and generational wealth transfer in the coming years. For example, Americans in the “baby boomer” generation are expected to pass tens of trillion of dollars to their children over the next several decades. Additionally, recent changes to the macroenvironment, such as inflation and higher interest rates, have made younger investors increasingly concerned about wealth accumulation, which has put increased focus on financial markets and investing as a strategy to grow wealth. The recent introduction of investing through mobile apps has catalyzed a multi-billion-dollar generational shift in favor of digital investment platforms and supported the overall growth of retail investing by reducing costs and removing barriers to entry. We believe that the retail market is primed for the next great market share shift, which will be driven by the following key factors:

Mobile-First Investing

Today’s retail investors differ from prior generations in terms of preferences, habits, and sources of information. They often expect easily accessible mobile apps and interoperability across devices, while leveraging social media and messaging apps to communicate and share ideas, which contrasts with previous generations that relied upon phone calls, in-person broker interactions, periodicals, and websites. Mobile technology allows this generation’s retail investors to interact and communicate easily and efficiently, which has helped digital investment platforms quickly gain market share against traditional offline brokerages, computer-based and other direct platforms. According to 2021 FINRA surveys, 44% of all retail investors in the United States — and 78% of retail investors aged 18 to 34 — placed trades using a mobile app. This is a large increase compared to 2018, during which 30% of all retail investors in the United States and 59% of retail investors aged 18 to 34 placed trades using a mobile app. Furthermore, millions of additional retail investors today regularly engage with one or more trading platforms.

Accessibility of Financial Information

Digital penetration and API networks have made access to market data more widespread. This includes not only technical data, such as stock price, trends, relative value assessments and liquidity, but also operational and contextual data, such as historical performance, recent news, and research analysis. Formerly the competitive advantage of well-resourced trading desks and brokerage houses, a significant amount of this market data is now available for little-to-no cost. Our advanced features and functions are designed to help experienced and novice investors alike build wealth through informed investing.

Globalization of Retail Investing

The trends of increased retail participation and digital penetration are happening at a global level as the universe of investable assets available to retail investors has greatly expanded. The new generation of retail investors has increased demand for asset diversification and global investment allocation. Recent innovations such as fractional shares, alternatives and custom portfolios have focused on enabling widespread access and lowering entry barriers. Additionally, investors are diversifying their portfolio by entering into foreign markets, with U.S.-based investors trading foreign stocks and foreign retail investors trading U.S. stocks. Because of this, investors value a seamless cross-market trading experience on a single platform. Our strong market position in the United States has laid the foundation for a cross-market platform that will allow us to provide this trading experience to investors across the globe.

We believe that these three factors are driving a rapidly evolving global retail trading industry. For example, in the United States, retail contribution as a percentage of aggregate equity trading volume grew from approximately 15% as of 2019 to approximately 18% by the end of 2024, after reaching as high as 24% during 2021, as measured by notional volume according to Bloomberg Intelligence, and retail participation in options trading rose from approximately 35% from 2019 to well above 40% in 2023, as measured by total number of options contracts traded according to the New York Stock Exchange. Similar trends of increased retail participation are also observable globally. We believe these factors will continue to drive the retail trading industry, both in the United States and globally, for the foreseeable future. We see significant opportunities as the brokerage industry continues to undergo a massive transition away from legacy brokerages to digital investment platforms, such as Webull.

What Differentiates Us

We believe we are well-positioned to capitalize on these market trends because of the following strengths. However, we also face challenges in pursuit of our mission. For detailed discussion of the material challenges and uncertainties we face, see the section entitled “Risk Factors” in this prospectus.

Appeal to Next-Generation Customers

We offer a mobile-first, digitally native platform. Our platform speaks the language of our customers and provides us with a distinct competitive advantage over legacy operators. We are deeply cognizant that the market and the needs of our customers are rapidly evolving, and we focus on delivering innovations to meet these changes and drive customer engagement. We have built interoperable mobile, tablet, desktop, and web apps to support our customers who increasingly want multi-platform accessibility. We pride ourselves on our ability to respond to changes in macro trends and customer demand, which, for example, led us to launch options trading in March 2020, fractional share trading in July 2021, and high yield cash-sweep products in April 2023 in response to higher interest rates. All of these initiatives have been well received by our customers, which in turn enables us to further attract, retain, and engage more customers.

Driven by our “learning, sharing, investing” philosophy, we provide our customers with educational resources to build their investing knowledge and make informed investment decisions. Wealth creation is a particular focus among retail investors, and our advanced features and financial product offerings help both experienced and novice investors achieve this over time. We attract new customers and expand existing customers’ wallet share by providing a seamless mobile experience with access to a variety of financial products, updated functions, investment education, and a connected Webull community. We believe that because our customers enjoy using our platform, they frequently recommend it to their family and friends, thus driving our organic growth. This strategy has enabled us to achieve exponential growth of our customer base, reaching one million funded accounts and $100 billion cumulative trading volume in approximately two and a half years since launching the Webull App in the United States, and empowers us to maintain sustainable growth in the future.

We also embed social media tools and user-generated content into our platform to foster a robust community of investors. Our Webull Community complements the financial products, market data, investing tools, and educational content we provide and in turn drives customer engagement and retention, which effectively fuels a loyal customer base with an average 98% quarterly retention rate for funded accounts. The Webull Community also enables customers to share experiences and help each other with routine customer support questions, which further enhances our operational efficiency.

Global Network and Local Execution

We believe that successful global expansion first requires robust local execution. Our global network brings together a team of passionate and experienced leaders with local market expertise and insights. We combine our local teams’ market insight and ability to confront problems and respond to changes quickly with a centralized technical network. We maintain that a truly global investment platform is one that operates a unified technology platform globally, yet at the same time, localizes the products and services to serve the needs of local customers, complies with the local laws and regulations and engages positively with the local community. Our management team has significant experience in all areas of the brokerage business and in interactions with other market participants, including liquidity providers, exchanges, and regulators. Our execution-driven culture enables us to deliver high quality investing capabilities to customers. Our proven track record of successful execution in the United States also provides us with a strong brand and a tested strategy for expansion into other markets. Since our initial launch in the United States, we have expanded into Canada, Hong Kong, Singapore, Indonesia, Thailand, Malaysia, Australia, Japan, the United Kingdom, South Africa, and the Netherlands, and are preparing to launch our business in additional markets in Europe and Latin America.

As we expand globally, we are committed to strict compliance with the local laws, regulations and rules that regulate the brokerage industry. Currently, we have obtained broker-dealer licenses, approvals and/or registrations in the United States, Canada, Hong Kong, Singapore, Indonesia, Malaysia, Thailand, Australia, Japan, the United Kingdom, South Africa, and the Netherlands, and will continue to obtain and maintain necessary licenses, approvals and/or registrations across the world to achieve our global vision. We believe a global footprint will enable us to capture the significant potential of underserved markets, increasing our total addressable market and driving sustainable growth in the future.

Our management team and shareholder group are as global and diverse as our ambitions. Our leadership team has tremendous experience in technology and financial services across different markets, and we are supported by a group of leading global investors from the United States, Europe, and Asia, including General Atlantic, Coatue Management, Lightspeed Venture Partners, and RIT Capital Partners.

Technological Excellence Supporting Seamless Global Deployment

Our platform is designed to be seamlessly deployed across multiple markets. We maintain multiple data centers and store and encrypt all user data locally, while delivering convenient cross-market investment capabilities to our global user base in all locations. This is supported by a critically important and differentiated back-end IT infrastructure based on a hybrid cloud management platform and container technology. In pursuit of global deployment, our infrastructure is designed to be lightweight and portable, which equips us with the agility and flexibility to shift workloads from on-site to public or private cloud infrastructure and to leverage additional capacity from the cloud services. Utilizing these features, we can easily deploy our infrastructure locally in seven days or less, significantly improving the scalability of our business, and run our business at different locations and in a synchronized manner. For example, in January 2021 the scalability driven by our cloud-based platform and container infrastructure allowed us to open more than 240,000 accounts and process over 2.6 million trades in a single day. In addition, as our proprietary container technology packs workloads, comprised of applications and underlying technological architecture, into a virtual “container” so that it can be run with isolated dependencies, it brings flexibility to dynamically improve storage capacity and accommodate unexpected surges in application or network traffic. Even during the extreme market volatility in 2021, our system maintained an availability rate of over 99.9%.

We also have robust controls in place to defend our platform and customers from fraud, identity theft, and other cybersecurity threats. Protecting a platform and its customers from fraud, identity theft, and other cybersecurity threats is essential for maintaining trust and ensuring a secure operating environment. We employ anti-fraud systems to detect unusual patterns and behaviors indicative of potentially fraudulent activities and monitor to identify and respond to suspicious activities in real time. Neither we nor our clearing partner have purchased insurance to cover customers losses from fraud or theft. Our infrastructure design provides us with flexible operating automation both during trading hours and after-market hours, enhancing our user experience while optimizing operating efficiency. We take pride in our pursuit of perfection and release frequent upgrades to our platform both proactively and based on user feedback. Our users have given the Webull mobile app a 4.7 rating in the U.S. iOS App Store as of June 30, 2025.

Our Growth Strategies

We have planned our growth and global expansion across three stages: (i) a trading tools stage in which we provide market data and self-directed trading tools to investors; (ii) an investment platform stage in which we offer more products and services in addition to self-directed trading, such as wealth management, to help customers grow their wealth over-time; and (iii) a comprehensive financial services platform stage in which we will expand into other financial services categories, to become the one-stop financial services solution for our customers. We are currently in our second stage of development and are transitioning our business toward the third stage. To accomplish that, we are pursuing the following initiatives.

Grow and Increase the Engagement of Our Retail Customer Base.    We will continue to focus on growing our customer base and marketing our products towards our target demographic of young, informed retail investors. We will also improve customer engagement with our socially connected Webull community and excellent user experience. With a growing customer base and deeper user engagement, we expect to further enlarge our market share, increase our customer assets, and improve our unit economics.

Broaden Our Product and Service Offerings.    We aspire to expand our current self-directed trading platform into a one-stop investment platform for retail customers. On the trading side, by transitioning into a carrying broker in the United States, we expect to offer more products and services to improve customer experience and enhance our monetization capabilities. We will also promote our investing platform as a gateway to broader financial services and build up our capabilities in wealth management services to help diversify our revenue streams. We launched our robo-advisor services recently and are proactively striving to unleash the potential of this business. We also recently rolled out cryptocurrency products in Brazil and expect in the coming months to rollout additional markets, including the U.S.

Continue Our Global Geographic Expansion.    The Webull App has been downloaded more than 51.8 million times and has over 24.9 million registered users globally, and we are primed for additional expansion and success globally. Our proven execution capabilities, quality platform built on a global infrastructure, and high operating leverage position us well to further drive our global vision. We will continue to grow our operations in the United States, Canada, Hong Kong, Singapore, Indonesia, Malaysia, Thailand, Australia, Japan, the United Kingdom, South Africa, and the Netherlands, and are preparing to launch our business in other markets in Europe and Latin America.

Continue to Invest in Technology.    We will continue to invest in and upgrade our technological infrastructure to maintain our current competitive advantage and facilitate our development of new products and expansion into new markets. In particular, we are proactively engaged in exploring practical applications and integrations of the latest AI technologies, including Generative AI, into our core business operations, from risk management and fraud detection to more personalized content curation, to stay a step ahead of the technology adoption curve.

The Webull Informed Investor

The Webull platform is designed with the informed investor in mind. An informed investor is armed with the information needed to make investment decisions that will lead to the long-term accumulation of wealth. An informed investor understands the various investment products available and how each product may impact their risk exposure and investment outcomes. The informed investor has access to tools that allow them to evaluate investment opportunities and uses those tools to select investments that will help them progress towards their investment goals. An informed investor reads financial news and the opinions of other investors, and participates in investing discussions with like-minded investors and the companies they are considering investing in. The informed investor is an educated investor.

We provide advanced features, functions and products designed to elevate all of our customers into informed investors. We give our customers the tools to create and execute informed investment strategies, setting the foundation for durable customer relationship. We are committed to investor education and believe our platform provides retail investors with a specialized and effective resources to learn about investing and build confidence — establishing a foundation for a lifetime of active and informed investing.

We believe that the new generation of investors wants to become informed investors. They are our target customers because we believe they are an underserved market segment that is poised for tremendous growth in the future. Additionally, all customers desire to build long-term wealth accumulation, and we believe that as they become informed investors through using our products and services they will develop loyalty to our platform. Our customers tend to be younger and more digitally native compared to the customers of traditional brokerages, and they require a differentiated and mobile-first engagement strategy.

Nurturing Informed Investors

We believe that every retail investor should be empowered with the resources needed to become an informed investor. We strive to make our platform a comprehensive learning resource. Account creation on Webull is free, and anyone who creates an account can access many of the analytics and tools we provide for free. While our core product set is designed to meet the more sophisticated demands of the informed investor, many of our features and functions also cater to novice investors. Our comprehensive market data is intuitive and easily customizable; our educational resources focus on simplifying rather than complicating investment decision making; and our community offers a forum for investors to learn and benefit from the experience of others.

To give our customers the opportunity to test new strategies, we offer a free virtual trading service. Customers may “paper trade” any of the securities available on the Webull platform in a simulated, risk-free environment. Over 49% of our registered users have participated in virtual trading as of June 30, 2025. We believe our virtual trading tool encourages our customers to further engage with our platform, learn about investing through our advanced analytics tools, and become more knowledgeable about investing.

We believe that the investor education resources and market data tools that we make available through our platform are valuable to new investors and experienced investors alike, and that the depth of our platform and sophistication of the educational resources and market data tools we offer makes Webull an attractive choice for investors. We regularly refresh our platform and add new tools that are impactful to our customers to ensure that our offerings are up-to-date and responsive to investor needs.

Our Customers Drive Product Development

We are dedicated to perfecting our global platform, in part through listening to our customers’ feedback on our products and services. This has included developing new product offerings, such as options, fractional shares, robo-advisor solutions, and competitive cash-sweep products, which we launched in March 2020, July 2021, March 2023, and April 2023, respectively. All of these initiatives have been well received by our customers.

To ensure that we remain the most convenient and seamless investment platform on the market, we offer upgrades to our platforms every week. Every year for the past seven years, we have completely revamped the Webull platform with improved designs, features and functions. While we believe we have the most comprehensive and intuitive platform on the market, we will continue upgrading our platform so we can ensure we offer our customers the best investing experience.

Investing through the Webull Platform

In markets where we are licensed as broker-dealers, we offer customers the ability to open a brokerage account with the local Webull brokerage subsidiary, and place self-directed trades through their brokerage account on the Webull platform. We have designed order placement to be simple and intuitive. Customers place trades by identifying the security they wish to trade and the size of the trade. The trade execution process is entirely electronic, online and automated. Orders placed by our customers are automatically validated by our system and passed on to our market makers and liquidity providers for execution. From the customer’s perspective, the process is seamless as we handle all customer communications and touchpoints, including delivery and receipt of funds.

As a result of the operational efficiencies afforded by our technology and streamlined operations, and to make investing accessible to all, we were among the first brokerages in the industry to offer zero commission trading for U.S.-based equities, ETFs, and options, a service which has since become the industry standard. Due to differences in regulatory requirements and cost structure, we do not offer zero commission trading outside the United States, but our commission rates are typically among the lowest of local brokerage firms. We also pass through additional fees and commissions charged by the local governments, exchanges and certain other regulatory agencies.

In the U.S., we offer full extended hours trading, including pre-market (4:00 a.m. to 9:30 a.m. ET) and post-market (4:00 p.m. to 8:00 p.m. ET) sessions, which provides additional trading windows not typically available to retail investors. We also recently began offering 24-hour trading to cater to customers, such as those living in Asia, who prefer to trade during traditionally non-trading hours.

While we are currently licensed in twelve different markets around the world, we primarily offer trading in U.S.- and Hong Kong-listed securities. In the United States, we work with Apex Clearing Corporation, or Apex Clearing, as our clearing partner to clear and settle all stock and securities trades. Historically, all of our U.S. client accounts were introduced to Apex Clearing on a fully disclosed basis. In 2022, we began migrating U.S. accounts to an omnibus clearing arrangement, under which the customer’s account would be held by Webull Financial as carrying broker on an omnibus basis and cleared through Apex Clearing as our omnibus clearing broker. By the end of 2023, most of our U.S. accounts had been migrated to an omnibus clearing arrangement. Apex Clearing is indirectly owned by PEAK6 Investments LLC, which also owns 100% of the equity interests in PEAK6 Group LLC, which is a minority shareholder of Webull Corporation. For trading of U.S.-based equities, options, and ETFs, we route orders to market makers and liquidity providers for execution, and the trades are cleared by Apex Clearing via its API. Customers’ securities are held in the customers’ Webull brokerage accounts either in their own name or in an omnibus account held at Apex Clearing. For trading of Hong Kong-listed securities, we pass trade instructions from our customers to the Hong Kong Stock Exchange through our self-developed trading facilities, and trades are settled over Hong Kong’s Central Clearing and Settlement System, or the CCASS, by Webull Securities Limited, or Webull Securities HK, as a clearing participant. Customers’ securities are held in an omnibus account at the CCASS. In the markets where we operate, we act as an agent, and not as a principal, in all the trading services that we provide to our customers.

The identities of the market makers and liquidity providers through whom we routed orders for execution for the years ended December 31, 2023 and 2024 and for the six months ended June 30, 2025, and their revenue contribution for the respective year, are as follows:

Market Maker/Liquidity Provider	Percentage of Consolidated Revenue
For the year ended December 31, 2023
DASH Financial Technologies	23.3%
Susquehanna	10.2%
Citadel	6.8%
Virtu	5.1%
Others	6.4%

For the year ended December 31, 2024
DASH Financial Technologies	18.5%
Susquehanna	11.2%
Virtu	6.9%
Citadel	6.3%
Hudson River Trading	4.0%
Others	8.2%

For the six months ended June 30, 2025
DASH Financial Technologies	17.1%
Citadel	11.1%
Jane Street Capital	10.4%
Susquehanna	4.2%
Virtu	3.1%
Others	7.3%

Under the terms of a Fully Disclosed Clearing Agreement, Apex Clearing provides clearing services to Webull Financial on a fully disclosed basis. The material terms of this agreement are as follows:

•        Webull Financial is generally responsible for verifying the identity of each prospective customer, obtaining and verifying all required documentation and materials in respect of each customer, and approving applications for new accounts by prospective customers, provided, that Apex may reject or terminate any account in its sole discretion;

•        Apex Clearing may, in its sole discretion, permit customers of Webull Financial to purchase securities on margin; provided that Webull Financial has satisfied requirements for the extension of credit by Apex Clearing, including furnishing to Apex Clearing a margin agreement and consent to loan of securities executed by the customer;

•        Apex Clearing will receive and deliver all funds and securities in connection with transactions for the accounts of customers at Webull Financial in accordance with the customers’ instructions to Webull Financial, and act as custodian for securities in the accounts of customers at Webull Financial;

•        Apex Clearing will maintain books and records on a basis consistent with generally accepted practices in the securities industry, and will prepare and transmit to customers of Webull Financial periodic account statements, transaction confirmations, and other information regarding their account;

•        Apex Clearing will collect any applicable commissions on behalf of Webull Financial from customers of Webull Financial; Webull Financial will pay Apex Clearing fees for providing clearing services; and

•        Webull Financial indemnifies Apex Clearing and specified related persons from certain claims in connection with the Fully Disclosed Clearing Agreement.

Under the terms of an Omnibus Clearing Agreement, Apex Clearing provides clearing services to Webull Financial on an omnibus basis. The material terms of this agreement are as follows:

•        Apex Clearing will execute orders if requested by Webull Financial, provided, that Apex may reject any transaction in its sole discretion;

•        Webull Financial will generally be responsible for ensuring that transaction in and activities related to any accounts it holds with Apex under the Omnibus Apex Clearing Agreement comply with applicable law;

•        Apex Clearing may, in its sole discretion, permit customers of Webull Financial to purchase securities on margin; provided that Webull Financial has satisfied requirements for the extension of credit by Apex Clearing, including furnishing to Apex Clearing a margin agreement and consent to loan of securities executed by the customer;

•        Apex Clearing will receive and deliver all funds and securities in connection with transactions for accounts of Webull Financial in accordance with Webull Financial’s instructions, and act as custodian for securities in such accounts;

•        Apex Clearing will maintain books and records on a basis consistent with generally accepted practices in the securities industry, and will prepare and transmit to Webull Financial periodic account statements, transaction confirmations, and other information regarding any accounts of Webull Financial;

•        Webull Financial will pay Apex Clearing fees for providing clearing services;

•        Webull Financial indemnifies Apex Clearing and specified related persons from certain claims in connection with the Fully Disclosed Clearing Agreement; and

•        Webull Financial may participate in Apex Clearing’s fully-paid securities lending program.

Our Financial Products and Services

We offer our customers access to a variety of financial products to help them meet their investment goals. Our informed investors understand that different products can each serve a distinct purpose in their investment portfolios, and we provide educational materials to help them understand how to best take advantage of the products we offer. Our goal is to become a full-service investment platform offering our customers in all of the markets where we operate the financial products necessary to take control of their financial future and achieve their long-term wealth accumulation goals.

We currently offer the products listed below in the United States, our largest and most developed market. Over time, we hope to expand the breadth of financial products that we offer in all of our markets.

•        Equities and ETFs.    Our platform allows our customers to invest in U.S.-listed stocks, exchange traded funds, or ETFs, as well as American Depository Receipts. We offer customers various order types, charting functionality, and technical market data, including historical prices and valuation data that allow our customers to quickly access the markets in an efficient manner. We provide extended hours trading of certain individual stocks and ETFs.

•        Fractional Shares.    We offer fractional share trading for U.S.-listed stocks and ETFs on our Webull App, which allows our customers to invest in fractions of a share of a stock or ETF instead of buying or selling whole shares. Through our fractional share trading service, customers can purchase fractional shares for as little as 1/100,000 of a share or $5.00. Fractional trading enables our customers to diversify their investments regardless of their portfolio, removing barriers to investing in higher-priced stocks, though we only allow trading in fractional shares for a select number of stocks or ETFs. Eligible customers can trade fractional shares with no commission or minimum deposit requirements, and no account management fees or inactivity fees.

•        Options.    We offer trading multiple-listed stock options, ETFs and index options, which gives our customers a range of options products to meet their investment objectives with varying risk tolerances. Customers can use options to diversify their investment portfolio, hedge market risk or place directional “bets” efficiently from our platform into the marketplace.

•        Futures.    We launched our futures offering in March 2024. We provide access to 67 futures contracts across various sectors, including stock index, agriculture, currency, interest rates, metals, and energy. We offer a variety of contract sizes, including micro and mini contracts, to meet the varying need of our investors trading profiles, risk tolerances and account sizes.

•        Cash Sweep.    We offer cash sweep products to our customers, allowing them to earn interest on uninvested brokerage cash that we sweep to our partner banks. The interest earned compounds daily and is then paid out by the partner banks monthly, with customers able to track how much they’ve earned directly within our app. Cash deposited at these banks is eligible for Federal Deposit Insurance Corporation insurance, giving our customers peace of mind that their cash is protected as it earns a competitive return.

•        Smart Robo-Advisor.    We provide robo-advisor services through Webull Advisors, our U.S. investment advisor entity. A robo-advisor is a tool that develops individualized portfolios on behalf of our customers using the information they provide about their investment objectives. Personal preferences, such as financial goals, investment timeline, and risk tolerance levels, are measured to suggest a portfolio that is expertly developed and contains a diversified range of investment products to fit the investing needs of each customer. This robo-advisor service requires minimal human involvement, and is designed for those customers preferring a passive investment solution.

•        Retirement Accounts.    We offer retirement investment accounts and portfolio management tools for long-term investors. Account types that we offer include Traditional IRAs, Roth IRAs, and Rollover IRAs, each with no account minimums and no account fees.

Margin Financing and Stock Lending Services

We provide access to margin financing for our eligible customers in the United States, Hong Kong, Singapore, and Australia who fund a minimum of $2,000, or other minimum deposit requirements as determined by the local regulatory guidelines, in their brokerage accounts. For our customers in the United States, we provide real-time, securities-backed financing services through Apex Clearing, our clearing partner, who provides the funding for these services, and for which we earn service fees. For our customers in Hong Kong, Singapore, and Australia, Webull Securities HK, Webull Securities (Singapore) Pte. Ltd., and Webull Securities (Australia) Pty. Ltd. provide funding for such services, respectively. We introduce our margin financing services directly to our customers through the Webull App alongside an explanation of the benefits and risks of margin financing as part of a trading strategy.

Both we and Apex Clearing routinely monitor individual customer risk to mitigate potential losses. We follow the requirements set forth in the applicable regulations and, to the extent applicable, Apex Clearing’s margin rules, to manage our margin financing services. Margin limits on our platform are determined by several factors, including the nature and market value of the underlying securities within the customer’s trading portfolio. Eligible customers who have been approved may access margin funding at any point. We issue warnings and margin calls to customers whose balances have fallen below our or Apex Clearing’s limits, asking them to deposit more funds or to sell securities. We may liquidate the positions of customers who do not meet margin calls. For additional information about how we manage our customers’ margin financing risks, please see “— Risk Management — Margin Financing Risks.”

We also offer stock lending services to our customers in the United States through Apex Clearing’s Fully-Paid Securities Lending Program, or FPSL Program, subject to the terms of the Omnibus Clearing Agreement, which enables participants to earn interest income by lending certain fully-paid stocks. While a customer’s shares are on loan, they are paid a monthly income based on interest accrued on a daily basis. To participate, customers must sign a Master Securities Lending Agreement, or MSLA, with Apex Clearing, which they can do through the Webull App. Neither Webull Financial nor any Webull entity is a party to any MSLA, nor do they act as an agent in respect of any loan under the FPSL Program. In connection with the FPSL Program, Webull Financial provides certain information to Apex Clearing, and takes certain actions to facilitate operation of the FPSL Program, as summarized below:

•        Webull has the right, in its sole discretion, to determine which customers may enter into an MSLA with Apex Clearing;

•        Webull has the right, in its sole discretion, to determine which securities will be eligible for lending under the FPSL Program;

•        Webull allocates each borrowing of securities by Apex Clearing among eligible customers participating in the FPSL Program on a pro rata basis and provides that allocation information and other essential information for the administration of the FPSL Program to Apex Clearing;

•        Apex Clearing provides information to Webull Financial on a daily basis regarding customer securities on loan under the FPSL Program and all collateral deposited by Apex Clearing to the collateral account associated with the FPSL Program and administered by Wilmington Trust, National Association; and

•        On a monthly basis, Webull Financial receives accrued loan fees from Apex Clearing in respect of the FPSL Program and allocates the proceeds among the customers participating in the FPSL Program.

Once a customer enters into an MSLA with Apex Clearing, for those stocks in the customer’s account that Apex Clearing identifies as being “in-demand” according to market demand, and which Webull has approved for lending through the FPSL Program, Apex Clearing can loan the customer’s shares at its discretion — neither Webull Financial nor our customers decide the specific terms of any stock loans under the FPSL Program, such as the amount, duration and interest charged. Through the Webull App customers can see which of their shares have been loaned out and the interest generated by those shares. Apex Clearing can return the loaned out shares at any time and will return the shares immediately after the customer sells them. Proceeds generated from the FPSL Program are shared between Apex Clearing and us, and Webull Financial pays customers’ monthly income from the FPSL Program out of its portion of the proceeds.

Syndicate Services

We participate in IPO and secondary offerings as either an underwriter or a member of the syndicate selling group. We publicize to our users the opportunity to subscribe to these offerings, and are allocated shares by the lead underwriter at a discount to the offering price. We then allocate those shares among the users that subscribe to the offering at the offering price, thereby capturing the selling group spread. In deals in which we serve as underwriter, we also earn a portion of the underwriting fees.

Our Ongoing Global Expansion

To better leverage the strength of our product offerings in the United States, we typically launch our service in a new market by offering local customers access to U.S. listed equities. We also seek to participate in the local exchanges to offer customers access to local securities. In most markets, we also provide customers access to Hong Kong-listed securities through Webull Securities HK, our Hong Kong licensed broker. We believe that by offering our customers access to two of the world’s most dynamic capital markets, namely the United States and Hong Kong, as well as their local markets, we present a very attractive value proposition to investors in every market that we enter.

As we continue to expand our business globally, we are committed to obtaining and maintaining all required licenses and approvals from the relevant authorities. As of the date of this prospectus, we have obtained and maintain broker-dealer licenses, approvals and/or registrations in the United States, Canada, Hong Kong, Singapore, Indonesia, Malaysia, Thailand, Australia, Japan, the United Kingdom, South Africa and the Netherlands, laying a solid foundation for our global expansion. We have also entered into binding agreements to acquire licensed broker-dealer entities in Brazil and Mexico, pending regulatory approval.

We have designed our Webull platform to seamlessly function across different markets. Though regulatory restrictions and requirements require us to adjust certain aspects of our offering, our platform largely remains the same as we expand into new trading markets across the globe. We believe this allows us to more efficiently leverage our popularity in our current markets and expand successfully. The table below sets forth the key similarities and differences in the products and services offered through our Webull platform in the U.S., Canada, Hong Kong, Singapore, Australia, Japan, and the United Kingdom.

Aspect of Business
Region	Products Offered	Margin Financing Services	Trading and Clearing Partner(s)
United States	U.S. listed equities, ETFs, futures and options; Bank-sweep product; Robo-advisor; IRAs; IPO access; cryptocurrency trading	Available	Apex Clearing

Canada	U.S. listed equities, ETFs, and options; Canada listed securities	Not available	CI Investment Services Inc.

Hong Kong	U.S. listed equities, ETFs, and options; Hong Kong listed securities; IPO access; Mutual funds; Futures	Available	U.S. securities trades are executed through Webull Financial and cleared through Apex Clearing

Singapore	U.S. listed equities, ETFs, and options; Hong Kong listed securities; Singapore listed securities; Mutual funds	Available

U.S. securities trades are executed through Webull Financial and cleared through Apex Clearing; Hong Kong securities trades are executed and cleared through Webull Securities HK; Singapore securities trades are executed and cleared through iFast Financial

Australia	U.S. listed equities, ETFs, and options; Hong Kong listed securities; Australia listed securities; Mutual funds; cryptocurrency trading	Available

U.S. securities trades are executed through Webull Financial and cleared through Apex Clearing; Hong Kong securities trades are executed and cleared through Webull Securities HK; Australian securities trades are executed and cleared through Finclear Services Pty. Ltd.

Japan	U.S. listed equities, ETFs, and options; Japan listed equities, ETFs and exchange-traded notes	Not available	U.S. securities trading services are executed through Webull Financial and cleared through Apex Clearing

United Kingdom	U.S. listed equities	Not available	U.S. securities trading services are executed through Webull Financial and cleared through Apex Clearing

The time frame needed to launch in a new market varies significantly, and is primarily driven by how long it takes to obtain necessary regulatory approvals, which can take up to several years in certain markets. The amount of capital investment required to launch in a new market also varies significantly depending on whether we apply for a new license or acquire an existing license, local broker-dealer capital requirements, and the cost to staff local operations. However, we believe we are able to operate at a lower cost compared to both our international and local competitors because our technology is built on a global infrastructure and highly elastic. As the broker-dealer industry is heavily regulated, the barrier to entry is high, and we may not be able to obtain or maintain the relevant licenses and registrations in every target market. See “Risk Factors — Risks Relating to Regulations Applicable to our Industry — We may not be able to obtain or maintain all necessary licenses, permits, and approvals and to make all necessary registrations and filings for our business activities in multiple jurisdictions” for additional information.

We are not permitted to offer our products and services to customers outside the jurisdictions where we have obtained the required governmental licenses and authorizations. We enforce this through our client onboarding process, as the Webull licensed broker in each entity reviews the application of each potential customer to ensure, among other things, that they are a lawful resident in the jurisdiction where the applicable Webull entity is licensed or otherwise permitted to offer financial services. If, for example, an individual that is not a lawful resident of the United States or other jurisdictions in which Webull Financial is permitted to offer financial services submits a customer application to Webull Financial, he or she will not be permitted to open a trading account with Webull Financial. Such an individual would, however, be able to use the data, information, and community functions of the Webull App.

Advanced market-data and analytical tools

We empower our customers by providing easy access to the full range of market data and tools they need to take charge of their investment journey. We provide Real-time Nasdaq Basic, BMP market data and Short interest data for free globally — regardless of whether the user has opened or funded an account with us or whether we offer trading services in the geography in which the user is located. We provide free data analysis tools to help users make stock trading decisions, mainly including technical charts, alerts tools and customer screeners. We also provide financial indicator analysis providing company financial data, profitability, valuation and other financial indicators to help users assess company value and investment risks. In addition, we provide some advanced quotation services, such as Level 2 Advance powered by Nasdaq TotalView, to our customers on a monthly subscription basis. Our in-depth market data, tools and indicators benefit our users and customers by giving them easy access to a wealth of market information they may not be able to access elsewhere; this gives us a tremendous built-in advantage as we continue to expand our products to more markets. We also offer Sage Tracker, a tool that users in the United States and Australia can access with a monthly subscription that allows users to track the investment strategies of institutional investors and their holdings in specific symbols, including real-time price data, charts based on public 13D, 13G and 13F filings with the SEC.

The large number of technical indicators we offer to our customers include simple moving averages, exponential moving averages, Bollinger bands, and Keltner channels, and we are constantly developing and adding additional indicators to our platform that we think will be most helpful to our customers based on our research and customer feedback. In addition, we provide robust charting tools which empower our customers to create their own customized and layered charts and comparisons, including popular charting functions such as candlestick charts, Heiken Ashi (i.e., average bar) charts, bar charts, and line charts.

Our tools also make it easy for our customers to compare securities. We have invested a great deal of effort and thought into making our technical analysis tools in-depth without sacrificing visual appeal and accessibility. We believe our interface offers some of the most robust and in-depth trading related tools and technical indicators on the market today.

When customers navigate to the “Markets” tab of the Webull platform, they are immediately able to glean market macrostructure insights for the day using indicators like net inflow to stock indices and advances and decline distribution.

Each security has a dedicated landing page in our apps, and customers can navigate to these landing pages from the search bar, their portfolio, watchlists, or the markets page if the security is featured or highlighted that day. From these individual landing pages, customers can access our sophisticated charting tools and technical indicators and analyses to perform their own analysis of the security’s performance and inform their trading decisions. The below screenshots illustrate some of these tools and indicators.

We also provide customers macro insights into individual securities, including analysis of capital flows, support and resistance bands, and short interest. Customers can make trades directly from a security’s individual landing page.

The Webull App also provides a unique, customizable stock screener tool, which allows our customers to use filters to sift through the thousands of tradable stocks to identify those that meet their search criteria. Using our stock screener tool, customers can screen stocks using common filters such as market cap, price, P/E ratio, debt to asset ratio, and net margin; more advanced technical indicators such as MACD golden cross, bullish engulfing patterns, and three white soldiers patterns. We believe our stock screen tool is among the most sophisticated on the market, and we will continue improving this and other tools to help our customers become more informed investors.

The Webull Community

A core tenet of our platform is digitally replicating the benefits of the free exchange of ideas among a group of investors, allowing us to confer to our users an advantage historically reserved for exchange floors, trading desks, brokerages and institutional investment teams. We refer to this philosophy as “learning, sharing, investing” which we promote through our social community experience, in which all users may ask questions and propose investment ideas and strategies among peers. As of June 30, 2025, approximately 56% of our registered users have accessed at least one of our community rooms and over 3.0 million registered users have contributed to the conversation.

We have designed our best-in-class platform and native app based on the communication habits of this new generation of retail investors, providing our users with a digitally-native and social experience as members of the online Webull community. Through this community, our users can stay connected, in real time, with other investors, companies, analysts, and opinion leaders to facilitate learning, sharing, and staying informed. Webull takes investor education seriously, and we believe that learning to invest is a lifelong journey. We design ourselves and also partner with third parties to curate investment courses catering to users with different levels of experience, and we encourage our users to complete the courses by rewarding them with free access to our advanced quotation services. We also provide our users an opportunity to practice what they learn by participating in simulated trading competitions through which they can win prizes. To facilitate sharing, our mobile app features a user-driven Q&A platform and community room, where users can exchange investment ideas. To help our users stay informed of the latest news and price movements, our mobile app enables users to follow certain securities and receive push notifications of major news or significant price fluctuations. None of these digital engagement measures are intended to encourage retail investors to trade more often, invest in certain products or change their investment strategies. We also do not use any optimization functions to increase platform revenues or lead to potential conflicts between us and our customers.

We also leverage the insights and experience of our users in building community functions on our platform. On each security’s individual landing page, we have built a prediction function where users can indicate whether they are bullish or bearish on that stock. Users can also leave comments under individual securities with their thoughts about its prospects. To personalize our community features, we leverage our AI and data-analytics capabilities to highlight aspects of the Webull community that we think our customers would most enjoy.

Customer Engagement

We have built our modern, mobile-first global platform with integrated social and community features that appeal to, and speak the language of, our target customers, giving us a distinct competitive advantage over legacy operators. Our distinctive platform features have spurred our rapid user growth globally.

•        Our Users.    Registered users begin their relationship with us when they create an account, which provides free access to our platform. With their free accounts, users may access market data and educational information and participate in the Webull community. As of June 30, 2025, we had approximately 24.9 million registered users globally.

•        Our Customers.    A registered user becomes a customer of one of our licensed brokerage subsidiaries when they successfully open and fund a brokerage account. As of June 30, 2025, we had approximately 4.7 million funded accounts with average customer assets of $3,366 per funded account, and our customers on average are 37 years old, with approximately 74% of them self-reporting prior investing experience.

•        Customer Retention.    Once a customer begins trading on the Webull platform, they tend to remain on our platform. We achieved an approximately 97.1% quarterly retention rate in the second quarter of 2025. Over time, we have found that our customers tend to become increasingly proactive in managing their wealth. Our ability to retain and expand customer activity coupled with our effective customer acquisition efforts results in a powerful unit economic model when extrapolated over decades of wealth generation and investment.

Our ambition is to become the first globally connected, retail-oriented investing platform where investors everywhere can trade financial products listed on all major global exchanges seamlessly through a single account. Historically, trading platforms that have global footprints are more institutionally oriented while retail-focused brokerage firms tend to be more regional with ambitions limited to localized financial services offerings.

As of June 30, 2025, we had approximately 24.9 million registered users globally and provided our users access to market data from 46 exchanges worldwide. Our international user base and data platform are important to us for several reasons. First, users in a market where we offer trading services can apply to open and then fund their accounts, allowing us to create a cohort of customers focused on cross-border investing. Second, our global user base is instrumental in creating global brand awareness. Finally, our global user base provides us an opportunity to learn from our users, many of whom actively leverage our market data and content to create more local experiences tailored to specific countries or regions. We believe that learning from our international users and customers is particularly critical to achieving our goal of becoming a truly global platform.

Scaling Our Customer Reach

Our innovative business model and focus on retail investors makes us highly scalable. Further, we believe we will be able to achieve exponential growth by allowing our existing customers to refer the Webull platform to their friends and family through our Webull Referral Program. As newly-referred customers begin to interact with our platform, use our analytical tools, try our products and services, and engage with our Webull community, we anticipate that they in turn will refer and recommend our platform to other new users and customers, which further strengthens our platform.

Word-of-mouth marketing is a major source of our organic growth and driver of our global expansion. We make it easy for our customers to refer their friends and family to our platform. We believe that the ease-of-use of our platform, the breadth and depth of the learning tools we offer, and our reliable infrastructure naturally encourage our customers to recommend us to their friends and family.

The Webull Referral Program

Through the Webull Referral Program, we conduct promotional events throughout the year, during which customers may receive stock or cash awards for making successful referrals. Each eligible Webull customers can locate their unique referral URL link within the Promotion Center in the Webull App. Existing customers can invite their friends and family to join Webull by sending them their unique referral link by email, text message or social media platforms and are entitled to rewards upon successful referrals. The specific terms of what constitutes a successful referral vary depending on the promotional event, but generally a successful referral occurs when a new user opens and funds a Webull brokerage account with at least $100 (or its foreign currency equivalent) via an existing customer’s unique referral link during the relevant promotional period. The existing customer can only claim his or her reward after the referral is determined to be successful, by going to the Promotion Center in the Webull App and clicking the “Claim” button. Any free stock award not claimed after 30 days is forfeited and no longer available.

For each promotional event where stock is awarded, we curate a list of companies whose shares may be given away as stock awards based on the terms and conditions of that event, and customers who make successful referrals are rewarded with stocks randomly selected from this list. The companies that are selected for the free stock list vary depending on the specific promotional event. “Fractional Reward Shares” means fractional shares of any stock that satisfies the following criteria as of the date the Offer Reward is claimed; (i) the issuing company is listed on the New York Stock Exchange or NASDAQ, (ii) the issuing company has a market capitalization of at least $2 billion, and (iii) the stock has a share price between $3 and $3,000. The probabilities of the value of free stocks a customer may receive differ depending on the specific promotional event and are disclosed in the rules of the promotion.

The expense of free stock promotions is determined when eligible customers receive their free stock and is based upon the fair value of the stock transferred to the customer. We record the expense as “free stock promotions” and classify it within our “marketing and branding” expenses in our consolidated statements of comprehensive income (loss). At each reporting period, an estimated accrual for unsettled stock award is recorded as a liability with corresponding accrued marketing expense. Any changes to the fair value of the stock award from the accrual to the time the security is transferred to the customer’s account at our clearing broker is recorded as marketing expense.

Both existing (for referring customers) and new customers (for opening account and making a deposit) can receive free stocks, though the specific reward structure varies by the promotional event. Existing customers and new customers do not need to provide any consideration other than making the referral or opening a new account, respectively. There are limits to the amounts a customer can receive for each promotion or event, but there are no cumulative limits. The number of free stocks a customer is eligible to receive is based on rules of the specific promotional event. The determination of which stock will be awarded to a particular customer is a random process, with the specific probabilities varying for each promotional event. We disclose, as part of the terms and conditions of these promotional events, the value range of the stocks in the free stock list, as well the specific probabilities that a customer will be awarded a stock within a certain value range.

The Webull Affiliate Program

The Webull Affiliate Program also involves working with our vetted affiliate partners in certain jurisdictions where we operate, who use social media to express their own views and values. Affiliate partners are compensated on a cost-per-action basis. For example, an affiliate partner may be paid for each new user that uses the affiliate partner’s unique link to open and fund a Webull brokerage account. Compensation is made primarily through cash payment or by transferring stock into the affiliate partner’s Webull account. Although we carefully screen and regularly monitor our affiliate partners, we do not pre-approve all of their statements or content. See “Risk Factors — Risks Relating to Attracting, Retaining and Engaging Customers — The Webull Affiliate Program exposes us to regulatory scrutiny while our control over the participants and the content that they post about us is limited” for additional information.

Other Promotions

We also offer regular promotions through the Webull App to encourage users to apply for and fund their accounts. In addition to the Webull Referral and Affiliate Programs, we may also offer cash, free stocks or cash incentives to our customers for funding their accounts or transferring their accounts from other brokers, transferring cash or securities into their Webull account, or other specified actions.

The Growth and Scale of Our Customer Base

Our customer base has grown substantially since our inception. Our registered users reached approximately 16.2 million as of December 31, 2022, 19.8 million as of December 31, 2023, and 23.3 million as of December 31, 2024, and further increased to 24.9 million as of June 30, 2025. Our funded accounts reached approximately 3.7 million as of December 31, 2022, 4.3 million as of December 31, 2023 and 4.7 million as of December 31, 2024 and June 30,

2025. Our large registered user base of approximately 24.9 million as of June 30, 2025 represents a highly effective and efficient organic channel for attracting new users who are likely to convert to customers with funded accounts. As we further expand globally, we expect our customer base will continue to grow in a sustainable and healthy manner.

Our Dedicated Customer Service

We realize investing can be confusing. Our platform’s success depends on our ability to provide efficient and personalized service throughout each customer’s individual investment journey. Despite our best efforts to demystify jargon and create an intuitive experience, we understand that our customers may nevertheless have questions. We have a dedicated global customer service function with team members available 24/7, and have additionally embedded chatbots and other automated features. Customers are guided through the customer service function depending on how they choose to engage with our platform.

We also regularly engage with our users and customers through our Webull community and on social media to seek their feedback on our products and services, and aim to make improvements in a timely fashion.

Data Collection and Protection

We are required to collect certain information from each of our customers, including personally identifiable information. The specific information that we collect differs by jurisdiction, but generally includes identity data, such as full name, date of birth, and nationality identification number; contact data, such as email address, phone number, and mailing address; financial data, such as bank account and payment card details, personal income, and other suitability information; and profile data, such as username and password, purchases or orders, preference feedback and survey responses. We also collect information about our users in the process of providing services to them, such as geolocation data, which is used by our fraud prevention teams to protect customers from account takeovers, and data about user activity on the Webull platform.

The data that we collect is used primarily to carry out customer onboarding, including identity verification, credit or anti-money laundering checks, and other due diligence efforts, and to provide personalized services to and communicate with our customers. We do not sell customer information to third-party service providers.

Customer information is generally stored on servers located in the jurisdiction of the licensed entity providing the services. For example, all customer information for customers of Webull Financial is stored on servers in the United States. We have established stringent procedures to ensure that access to customer personal information from outside of the jurisdiction in which it is stored is restricted, temporary, and on a need-to-know basis. We use reasonable, industry standard security measures to protect information under our control from loss, misuse, and unauthorized access, disclosure, alteration, or destruction. We maintain appropriate physical, electronic and procedural safeguards, including restricting access to personal information on a need-to-know basis, and limiting the amount and type of information available for downloading or transmittal. We also regularly conduct audits to ensure the effectiveness of our system. However, no security system is impenetrable. See “Risk Factors — Risks Relating to Cybersecurity, Data Privacy, and Intellectual Property — Failure to protect customer data and privacy or to prevent security breaches relating to our platform could result in economic loss, damage our reputation, deter customers from using our products and services, and expose us to legal penalties and liability” for additional information.

Our Integrated Technology and Infrastructure

Our technology gives us a significant competitive advantage. We have developed a powerful, integrated suite of data-driven technological systems, applications, and development resources that differentiate us in the market and enable us to manage our solutions, conduct our activities, and operate efficiently. These technological systems are foundational to our company, and our innovation and development teams constantly leverage our agile software development methods to develop new products, services and technological applications that engage and serve our customers throughout their financial journeys and enable our staff to perform their jobs more efficiently.

Sleek, Convenient, and User-Friendly Technological Products

Our technology and infrastructure are centered around meeting customer needs. We emphasize building products that are sleek, easy-to-use, and convenient, without sacrificing depth, functionality, and security. We believe our target customer base of young retail investors has moved past the PC age and feels they are underserved and underappreciated by the legacy operators that have long dominated the financial services industry. Mobile-first, app-based investing is what our customers expect, and we believe our platform is poised to capture an ever-greater market share as more young retail investors enter the market. We are focused on building a truly comprehensive app-based platform that can serve retail investors in every step of the process — from opening and funding an account, to using our research, analysis, and trading tools, to engaging with our Webull community and education features. We believe that these innovations will drive customer engagement and satisfaction, which encourages more word-of-mouth referrals and in turn allows us to serve even more customers.

To ensure that we remain the most user-friendly platform on the market, we are dedicated to constantly upgrading and refreshing our various apps. We aim to grow with our customers, whose investment horizons span decades as they continue along their individual investing journeys.

Multi-Platform Interoperability

We have designed the customer-facing interfaces of the Webull mobile, tablet, desktop, and web apps, to be sleek and user-friendly while at the same time remaining professional and substantive. Our customers can trade securities, browse company and market information, make use of our industry-leading technical indicators, and participate in our robust Webull community using any device, all of which are connected to the same customer account and offer full interoperability. Our focus on refining and perfecting our products has garnered us critical acclaim, and the Webull App has been downloaded over 51.8 million times cumulatively with a 4.7 score in the U.S. iOS App Store as of June 30, 2025.

Desktop (available for Windows, Mac OS, and Linux operating systems) and web versions of the Webull App (accessed directly in-browser) include all of the functions of our Webull mobile app with additional functions, such as the ability to use widgets to create customized interfaces.

Our Robust, Scalable Infrastructure

We have refined our infrastructure with a goal of streamlining certain aspects of the customer experience to differentiate ourselves from traditional players. For example, we make the task of opening a brokerage account — historically a time-consuming and paper-intensive process — seamless and easy. We believe the ease with which customers can open accounts is a significant driver of our customer base growth. We have robust systems in place to ensure that we can handle mass numbers of account openings and have put specialized teams in place to more closely review applications in case of red flags.

Our platform is designed to be seamlessly deployed and operated across markets around the globe, and we have localized servers in each geography where we serve customers to ensure that our customers have the fastest and safest experience. Our modularized service system, in which customers are grouped on the IT back-end into smaller units which we call “containers,” allows us to provide a complete set of services to customers within each container. This allows us to extend and scale our customer services into multiple containers and ensures that even if one data center within the domain of a container experiences downtime, we can continue to serve customers on our platform seamlessly. Our robust IT infrastructure also allows us to quickly and efficiently open new accounts for customers in multiple markets.

We strive to ensure our platform’s stable performance during heightened episodes of market and systematic volatility. In January 2021, the scalability driven by our cloud-based platform and our container infrastructure allowed us to, in a single day, register more than 620,000 users, open more than 240,000 accounts, and process more than 2.6 million trades. Further, despite the extreme market volatility in 2021, our system remained available over 99.9% of the time.

Risk Management

Our risk management infrastructure combines proprietary technology developed with legal, regulatory and compliance expertise. Because these functions are critical to our ability to function and expand, we have made substantial investment in our risk management infrastructure.

Technology-Assisted Account Opening

We have robust systems in place that can handle mass numbers of account openings and have teams of specialists to handle applications that require a closer review.

Customers of Webull Financial LLC

Prospective customers of our registered U.S. broker-dealer can submit an account opening application directly on the Webull platform. To do so, they provide certain personal information, including name, date of birth, address, employment history, financial condition, and other information. We perform a series of identity verification checks by integrating with third-party vendors to ensure the authenticity of the applicant and the applicant’s government issued identification document, if applicable. Next, the identity is cross-checked against various government lists to ensure that the applicant is not subject to sanctions or other restrictions. The online application process can typically be completed in less than five minutes. The firm’s system identifies applications requiring manual review (for example, if the date of birth provided by the customer does not match the identification document), which is carried out by the firm’s experienced new accounts and/or anti-money laundering, or AML, compliance team. Once a prospective customer completes an account opening application, our automated risk management system proceeds to verify their identity and application information. If no red flags are detected, we approve the new account. Customers are notified when their accounts are approved and, after we verify the authenticity of their bank accounts, they can deposit funds into their account and begin trading immediately.

We implement comprehensive know your customer, or KYC, and AML procedures before accounts are approved. Before a customer account is opened, we conduct due diligence investigations and verify customer information through automated and manual review of both document and non-document verification methods.

Our KYC process integrates comprehensive AML measures in accordance with United States regulations. We require each prospective customer to go through Webull’s AML and customer identification program (CIP), and our Webull customer interface has embedded automation technology to electronically verify customer identity and perform AML checks through third party APIs and databases. Currently, we have integrated our apps with third-party identity providers to assist on our CIP validation and AML checks. Only once a prospective customer’s application passes Webull’s CIP and AML checks will we open their account. To further reduce the risk that the Webull platform is utilized for illicit purposes, such as money laundering, we never directly accept cash from our customers or permit third-party deposits or withdrawals.

To protect our customers, we have instituted a supplemental application and review process for customers who wish to engage in options trading. A customer seeking to trade options may submit a supplemental application, which we review to determine whether to approve an account for options trading based on the customer’s investor profile.

Customers of Webull Securities (Canada) Limited

Prospective customers of our registered Canadian broker-dealer can submit an account opening application directly on the Webull platform. To do so, they must provide proof of identity, such as their social insurance number, passport number, or driver’s license number, as well as employment history, financial details, and other information. We use third-party vendors to crosscheck a prospective customer’s name, social insurance number and residential address. Once a prospective customer completes an account opening application, our automated risk management system verifies their identity and application information. We also implement comprehensive KYC and AML procedures before accounts are approved, in accordance with Canadian regulations. We use automated technology to electronically verify customer identity and perform AML and KYC checks through third-party APIs and databases. If no red flags are detected, we approve the new account and forward the information to our carrying broker for the books and records recording. Customers are notified when their accounts are approved and, after we verify the authenticity of their bank accounts, the customer can deposit funds and begin trading.

Account approval for our customers in the Canada generally takes about five minutes, unless additional verification or enhanced customer due diligence, or ECDD, is required.

Customers of Webull Securities HK

All customer account openings in Hong Kong are carried out online through the Webull Platform. The prospective customer must first provide certain required information, such as their full legal name, date of birth, residential address, employment information, source of wealth and income. The applicant is then required to upload a copy of their current identification document, such as a Hong Kong identity card or a non-Hong Kong passport, while in the background the applicant’s data is passed to LSEG World-Check for name screening checks within its AML, sanctions, politically exposed persons, adverse media and regulatory databases. The Platform then requires the applicant to transfer an initial deposit of not less than HK$10,000 from a bank account in the applicant’s name maintained with a licensed bank in Hong Kong to Webull Securities HK’s bank account to verify the applicant’s identity. We also carry out ECDD for customers identified as being high-risk by our automated processes, for which our client services team works closely with the compliance team in deciding whether to open the account.

Customers of Webull Securities (Singapore) Pte. Ltd.

All customer account openings in Singapore are conducted online through the Webull Platform. In Singapore, customer identity verification is completed either online using Singpass or manually. Singapore citizens, Singapore permanent residents, and valid work pass holders can complete the account opening via Singpass, a Singapore government initiative that stores verified personal data on users collected from different public agencies. Customers that do not have Singpass profiles can open accounts by filling in their information manually through the Webull App and submitting a copy of their identification document to be verified by third-party eKYC provider Jumio. Jumio also provides the technology to perform a “liveliness” check, in which they verify the customer’s face against the identification document submitted to reduce the risk of non-face-to-face onboarding and impersonation. We also carry out ECDD for customers identified as being high-risk by our automated processes, for which our compliance team must make a recommendation to open the account and a member of senior management must approve that recommendation. We also conduct name screening on all customers via Refinitiv WorldCheck to ensure that no sanctioned persons are onboarded and that ECDD is applied to all identified high-risk customers, such as politically exposed persons.

The online application process generally takes less than ten minutes to complete, unless additional verification or ECDD is required.

Customer of Webull Securities (Australia) Pty. Ltd.

All customer account openings in Australia are carried out online through the Webull Platform. The prospective customer must first provide certain required information for KYC purposes, such as their full legal name, residential address, employment information, source of wealth and income. They are then required take a photo of their current identification document as well as a selfie, and we use the software of a third-party vendor to verify their identity using biometrical facial techniques. At the same time, the applicant’s data is passed to Refinitiv who then undertakes name screening checks within its databases of AML, sanctions lists, politically exposed persons, adverse media and regulatory items. We also carry out ECDD for customers identified as being high-risk by our automated processes, for which our compliance team must make a recommendation to open the account and a member of senior management must approve that recommendation.

The online application process generally takes less than ten minutes to complete, unless additional verification or ECDD is required.

Customers of Webull Securities (Japan) Co. Ltd.

All individual customer account openings in Japan are conducted online through the Webull platform and third-party eKYC vendors. During the account opening process, all potential customers provide their information through the Webull platform and submit a copy of their identification document to be verified by our third-party eKYC providers and our employees. We use the technology of our eKYC vendors to perform a “liveliness” check, where we verify the customer’s face from multiple angles against the identification document submitted, to reduce the risk of non-face-to-face onboarding and impersonation meet Japanese regulatory requirements. In addition, customers identified as high-risk based on our internal policy will be required to provide answers to several ECDD questions, and our compliance team will make an assessment on whether to open accounts for them. We also conduct name screening on all customers via Refinitiv WorldCheck to ensure that no sanctioned person is onboarded, and we apply ECDD to identified high-risk customers, such as politically exposed persons.

The online application process generally takes less than ten minutes to complete, unless additional verification or ECDD is required.

Customers of Webull Securities (UK) Ltd.

Prospective customers of our U.K. brokerage may apply for an account electronically via the Webull platform. In accordance with the U.K. Money Laundering and Terrorist Financing (Amendment) Regulations 2019 (MLR 2019), a risk-based approach designed to detect and address the risks of money laundering and terrorist financing has been implemented. The account opening and KYC procedures form an integral part of this process in which personal information is provided by the applicant to facilitate electronic identity verification and to ensure comprehensive due diligence checks are completed prior to account opening. This includes full name, date of birth, address, employment, and financial condition. We use a third-party vendor, which uses comprehensive data sources to electronically verify the identity of applicants, and where a match cannot be obtained, proof of identity and proof of address documentation are obtained from the applicant and the account is manually reviewed. We also carry out ECDD for customers identified as high-risk by our automated processes, for which our compliance team must make a recommendation to open the account and a member of senior management must approve that recommendation. We also conduct name screening on all customers via Refinitiv WorldCheck to ensure that no sanctioned person is onboarded and that ECDD is applied to all identified high-risk customers, such as politically exposed persons.

To mitigate impersonation fraud risk, we implement bank account name match controls, which reject payments from accounts that are not from a U.K. regulated credit institution in the sole or joint name of the customer. Once a customer has reached a deposit threshold of GBP2,500, the customer must provide a capture of an identification document and selfie, which we pass through our third-party vendor’s document validation, face match and passive likeness process. Where this is failed, the account is restricted and escalated for manual review.

Account approval for our customers in the U.K. generally takes about ten minutes, unless additional verification or ECDD is required.

Margin Financing Risks

We have implemented a real-time and largely automated margin call system to ensure that our customers meet their margin requirements and to continuously monitor and control the risks involved in our margin financing services business. We allow margin customers a certain threshold basic credit ratio or a limit equivalent to the customer’s equity with loan, whichever is higher. Customers may apply for higher credit limits by submitting additional financial information, including bank statements, title proof to real property, or bank reference letters.

For Webull Financial, our system is designed to ensure that customers’ trading activities are compliant with Regulation T, Apex Clearing’s margin trading rules, and our own margin trading rules. In general, we institute margin calls if a margin customer’s account margin ratio falls below certain thresholds established by Apex Clearing and us. At the end of each trading day, Apex Clearing sends us a list of customers whose balances have fallen below Apex Clearing’s requirements, which are set in accordance with Regulation T. We then issue margin calls to those customers. Additionally, we also monitor customer balances on an intra-day basis. By our rules, customers whose equity percentage falls below 25% will receive an alert that asks them to deposit more funds or sell securities to bring their equity percentage above 25%. Once a margin call is initiated, it must be met by the due date or on demand, and no new positions are allowed if a customer has an outstanding margin call. If the customer is unable to satisfy the margin call requirement within certain time limits, our risk control team may liquidate their securities positions to ensure margin compliance. Our platform also enables our customers to monitor the value of their collateral in real-time during the trade period and we forward Apex Clearing’s automated warning messages when they approach their margin limits, allowing them to proactively manage their margin positions. We also take into account the risk of options exercising when determining whether to issue margin calls or make forced liquidations.

For Webull Securities (Canada) Limited, our system is designed to ensure that customers’ trading activities are compliant with CIRO regulations, CIIS minimum margin trading rules, and our own margin trading rules. In general, we institute margin calls if the margin ratio in a customer’s account falls below certain thresholds established by our risk management system, which also monitors accounts intra-day for credit risk using real-time market data including instantaneous allocation of trades. At the beginning of each trading day, we create a list of customers whose balances have fallen below established thresholds, which are set at or above CIRO’s minimum margin expectations, and we issue margin calls to those customers. Customers whose equity percentage falls below 25% will receive a warning that asks them to deposit more funds or sell securities to bring their equity percentage above 25%. Once a margin call is initiated, it must be met by the due date or on demand, and no new positions are allowed if a customer has an outstanding margin call. If the customer is unable to satisfy the margin call requirement within certain time limits, our risk control team may liquidate their securities positions to ensure margin compliance. Our platform also enables our customers to monitor the value of their collateral in real-time during the trade period.

For Webull Securities HK, margin ratios are set for each stock symbol based on internal risk assessments in accordance with internal procedures and the relevant guidelines and Financial Resources Rules from the HK SFC, with 80% of the relevant margin requirement set as the maintenance margin level. Our system will send a margin reminder notice to the client when the relevant account’s Net Asset Value, or NAV reaches 90% of the margin requirement level, and, when the NAV drops below 80% of the margin requirement level, a force-liquidation notice will be sent, followed by a force-liquidation. Our dealing team performs real-time monitoring and action during trading hours, and our risk control team performs pre-market and post-market follow-up actions accordingly.

For Webull Securities (Singapore) Pte. Ltd., margin ratios are set for each security in accordance with our internal risk assessment and the relevant guidelines of the MAS, with 140% of the relevant margin as the initial margin, and 130% of the relevant margin requirement as the maintenance margin level. Our clients’ positions are monitored by the platform, and margin requirements are calculated on a real-time basis. A margin notice will be sent immediately when the NAV of a client’s account falls below the maintenance margin level, and a forced liquidation may be enforced when the NAV remains short of the initial margin upon the expiration of the margin notice or an unfavorable market movement during the notice period that causes drastic changes to the client’s positions. Our dealing team performs real-time monitoring and action during trading hours, and our risk control team performs pre-market and post-market follow-up actions accordingly.

For Webull Securities (Australia) Pty. Ltd., margin ratios are set for each security in accordance with internal procedures, with the lowest initial margin ratio being 50%. Ad-hoc reviews may be conducted from time to time to ensure the margin ratios of any security are commensurate with the risks. Such reviews are normally triggered by adverse news, market volatility and changes in margin ratios by the peers. All margin accounts are monitored on a real-time basis based on the latest share prices. We will send out margin notices to the clients and require them to regularize their account whenever the account’s NAV falls below the maintenance margin level. If the client fails to regularize their account after the expiration of the margin notice or the account’s NAV falls below the force liquidation level, we may enforce liquidation of the account without prior notice.

Data and Cybersecurity Risks

We maintain a dedicated team of data security personnel to constantly monitor and evaluate our security system’s performance, and we have systematically deployed rigorous measures and controls to protect our system and customers against breaches, fraud, identity theft, and other cybersecurity attacks and threats.

On the front end, we utilize industry-standard security measures, such as two-factor authentication, to verify customer identity before they can access their accounts. On the back end, we maintain stringent internal policies and practices to safeguard each customer’s non-public information such as their names, addresses, social security numbers, and bank account details. All customer non-public information is encrypted in multiple layers using the highest standard of security (the AES 256-bit standard), which. protects our customers’ personal information from hackers, even in the event of a breach or cybersecurity attack. Further, the back office applications used to access and process customer information is separate and distinct for each local brokerage globally, so that if there were a breach or cybersecurity attack, the effects would be isolated to that local brokerage. We also abide by all best practices relating to information security, including those promulgated by our third-party service providers such as AWS and Google Cloud. We regularly perform internal tests and generate security reports to ensure that our data protection systems are as up-to-date and secure as possible.

We are subject to numerous data privacy rules, including U.S. federal, state, and local and international laws, as well as industry standards and regulations, and contractual obligations relating to data privacy and the collection, protection, use, retention, security, disclosure, transfer, and general processing of personal and other data. We make every effort to safeguard the data entrusted to us in accordance with applicable laws and our data protection policies, including taking steps to reduce the potential for the improper use or disclosure of personal data, and continue to monitor regulations related to data privacy on both a domestic and international level to assess requirements and impacts on our business operations.

We maintain and segregate all customer data in local servers, and personally identifiable information, or PII, of our customers is not transmitted to or stored on servers outside of the jurisdiction in which the customer’s account is registered, except in compliance with applicable laws and our stringent data protection policies. For example, all of the PII of the customers of Webull Financial, our U.S. broker-dealer, is stored in servers located in the United States and cannot be transmitted outside of the United States or accessed by our non-U.S. employees without permission and oversight from the U.S. team. This helps us minimize the risk of data leakage and ensures we remain in compliance with applicable data-related regulations.

Our Licenses and Applicable Jurisdictions

We currently conduct our licensed brokerage business mainly in the United States, Canada, Hong Kong, Singapore, Australia, Japan, Malaysia, Thailand, and the United Kingdom. We have also obtained and maintain broker-dealer licenses, approvals and/or registrations in Indonesia, South Africa and the Netherlands, and may obtain broker-dealer licenses, approvals and/or registrations from authorities of additional jurisdictions. We are and will continue to be subject to the applicable regulatory requirements of the jurisdictions in which we maintain broker-dealer licenses, approvals and/or registrations.

Webull Financial is registered as a broker-dealer with the United States Securities and Exchange Commission and is a member in good standing of FINRA, authorized to conduct business as an introducing broker in compliance with the SEC, CFTC, NFA and FINRA rules. Webull Financial is a member of SIPC, which protects the securities customers of its members for up to $500,000 ($250,000 of cash). See “— Regulations — U.S. Regulatory Overview.”

Our subsidiary, Webull Securities (Canada) Limited, is regulated by the Canadian Investment Regulatory Organization (CIRO) as an Order Execution Only Dealer member to engage in securities equity trading.

Webull Securities HK is required to obtain licenses to conduct its business in Hong Kong pursuant to the licensing requirements of the HK SFC. Webull Securities HK currently holds a Type 1 License for dealing in securities, a Type 2 License for dealing in futures contracts, and a Type 4 License for advising on securities. These licenses have no expiry date and will remain valid unless suspended, revoked or cancelled by the SFC. We pay standard governmental annual fees to the HK SFC and are subject to continued regulatory obligations and requirements. See “— Regulations — Hong Kong Regulatory Overview.”

Webull Securities (Singapore) Ptd. Ltd. holds a Capital Markets Services License granted by the Monetary Authority of Singapore, which enables Webull Securities (Singapore) Pte. Ltd. to conduct dealing in capital markets products that are securities, exchange-traded derivatives contracts and collective investment schemes, to provide product financing and to provide custodial services. See “— Regulations — Singapore Regulatory Overview.”

Webull Securities (Australia) Pty. Ltd. holds an Australian Financial Services License granted by the Australian Securities & Investments Commission, which enables Webull Securities (Australia) Pty. Ltd. to provide financial services in securities, derivatives, deposit products, interests in managed investment schemes and standard margin lending facilities. Webull Securities (Australia) Pty, Ltd. is also a trading participant of the Australian Securities Exchange (ASX) and Cboe Australia Pty Ltd (Cboe Australia). See “— Regulations — Australia Regulatory Overview.”

Webull Securities (Japan) Co. Ltd. is registered with the Kanto Financial Bureau of the Ministry of Finance in Japan as a Type 1 and 2 financial instruments business operator, which enables Webull Securities (Japan) Co. Ltd. to engage in sales and trading of securities and derivatives, investments in funds, and investment management businesses. See “— Regulations — Japan Regulatory Overview.”

Webull Securities (UK) Ltd. is registered with the Financial Conduct Authority as an investment firm, which enables Webull Securities (UK) Ltd. to arrange (bring about) deals in investments, hold client money, arrange safeguarding and administration of assets, deal in investments as agent, and make arrangements with a view to transactions in investments. These permissions relate to clients classified as Retail and Professional. See “— Regulations — UK Regulatory Overview.”

Competition

The global market for online brokerage services is rapidly evolving and highly competitive. Our primary competitors, both in the United States and other parts of the world, include other digital brokerage companies, such as Robinhood, as well as more traditional and hybrid brokerage companies such as Fidelity, Charles Schwab and E-Trade. As we gradually transition to a full-service investment platform, we may be subject to additional competition from other players in the investment management sector.

We believe the principal competitive factors in our market include (i) product innovations, (ii) customer services, (iii) technology capabilities and infrastructure, (iv) brand appeal and (v) compliance and risk management capabilities.

We believe that we are well-positioned to effectively compete on the factors listed above. However, some of our current or future competitors may have greater financial, technical or marketing resources than we do. See “Risk Factors — Risks Relating to our Business — We face intense competition, and we may not compete effectively.”

Intellectual Property

We highly value our intellectual property, which is fundamental to our success and competitiveness. We rely on a combination of copyright and trademark law, trade secret protection and confidentiality agreements with employees to protect our intellectual property rights. As of June 30, 2025, we have registered 18 patents, 106 trademarks and 102 software copyrights.

Under the employment agreements we enter into with our employees, they acknowledge that the intellectual property developed by them in connection with their employment with us, including our in-house developed technology and know-how, are our property.

Insurance

We currently carry limited insurance in connection with our brokerage business. However, we do not carry business interruption insurance to compensate for losses that could occur to the extent not required. We also do not maintain cybersecurity insurance, general product liability insurance or key-man insurance, and only maintain limited general property insurance.

Regulations

U.S. Regulatory Overview

U.S. federal and state laws and regulations, including federal and state securities laws and regulations, apply to the brokerage and investment advisory businesses of our relevant U.S. subsidiaries, Additionally, the rules of various exchanges and self-regulatory organizations (SROs), of which certain of our U.S. subsidiaries are members or through which they conduct their business, are also applicable to the brokerage and investment advisory businesses of our U.S. subsidiaries.

The businesses that our U.S. subsidiaries conduct are limited by our arrangements with and our oversight by regulators and by relevant exchanges and SROs. Participation in new business lines, including trading of new products, participation on new exchanges, or engaging in business activities in new jurisdictions may require the applicable subsidiary to obtain licenses or other approvals from regulators, exchanges, and/or SROs. Obtaining such licenses or approvals may require the applicable subsidiary to expend significant time and resources and, as a result, may preclude our subsidiaries in the United States from expanding their business activities.

Our Regulated U.S. Entities

Webull Financial

Webull Financial LLC, or Webull Financial, is a broker-dealer and government securities broker registered with the SEC. Webull Financial has authority to conduct the following types of business:

(i)     broker retailing corporate equity securities over-the-counter;

(ii)    broker selling corporate debt securities;

(iii)   underwriter or selling group participant (corporate securities other than mutual funds);

(iv)   mutual fund retailer;

(v)    U.S. government securities broker;

(vi)   put and call (options) broker;

(vii)  non-exchange member arranging for transactions in listed securities by exchange member;

(viii) trading securities for own account;

(ix)   trading international securities; and

(x)    clearing transactions through an omnibus account maintained at another broker dealer.

Additionally, Webull Financial is registered with the Commodity Futures Trading Commission (“CFTC”) as a Futures Commission Merchant, and is a member of the National Futures Association (“NFA”), an SRO that regulates CFTC registrants.

Webull Advisors

Webull Advisors LLC, or Webull Advisors, is an investment adviser registered with the SEC. Webull Advisors provides investment advice through a robo-adviser program accessible through the Webull website and mobile application.

Main Regulatory Bodies and Self-Regulatory Organizations

Webull Financial

Webull Financial is registered as a broker-dealer with the SEC, in all 50 states and 3 territories, and is a member of six SROs, including FINRA, which are subject to SEC oversight. Consequently, Webull Financial and its personnel are subject to federal and state securities laws and regulations, including the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder, FINRA rules, and the rules and requirements of various exchanges of which it is a member.

The legal and regulatory requirements applicable to Webull Financial govern, various aspects of Webull Financial’s business, its sales and trading practices, recordkeeping, anti-money laundering program, use and safekeeping of customers’ funds and securities, financial and other reporting, supervision, misuse of material non-public information, cybersecurity, privacy, risk management, and the conduct and qualifications of directors, officers and employees. As an SEC-registered broker-dealer, Webull Financial is also subject to customer protection and capital requirements, which include, without limitation, the requirement to maintain a specified minimum net capital. SEC and FINRA rules also require Webull Financial to limit to the ratio of subordinated debt to equity in its capital composition, and constrain Webull Financial’s ability to expand its business or distribute capital under certain circumstances.

Webull Financial is also registered with the CFTC as a futures commission merchant (an “FCM”), and is a member of the NFA. FCMs are subject to extensive requirements under the Commodity Exchange Act and the rules and regulations promulgated thereunder, as well as rules promulgated by the NFA, including requirements relating to sales practices, regulatory capital, anti-money laundering, financial reporting, supervision and recordkeeping.

Webull Advisors

Webull Advisors is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940 (the “Advisers Act”). Webull Advisors and its personnel are subject to federal and state securities laws and regulations, including the Advisers Act and the rules and regulations promulgated thereunder. The legal and regulatory requirements applicable to Webull Advisors govern various aspects of its business, including, without limitation, discharge of the fiduciary duty that Webull Advisors owes to its clients, anti-fraud restrictions, disclosures to clients regarding its business, custody of client assets, recordkeeping, and marketing activities.

Any violation by Webull Financial or Webull Advisors of any applicable laws, regulations, or rules governing its business could result in administrative or court proceedings, censures, fines, penalties, disgorgement of profits, suspension or expulsion from a certain jurisdiction, SRO or market, the revocation or limitation of licenses, the issuance of cease-and-desist orders or injunctions or the suspension or disqualification of the entity and/or its officers, employees or other associated persons.

Important Regulatory Considerations for U.S. Regulated Entities

Net Capital Rule

The SEC, FINRA, CFTC, and various other U.S. regulatory agencies have strict rules and regulations regarding the maintenance of specific levels of net capital by regulated entities. Generally, a broker-dealer’s capital is its net worth plus qualified subordinated debt less deductions for certain types of assets. The Net Capital Rule requires that at least a minimum part of a broker-dealer’s assets be maintained in a relatively liquid form. SEC and FINRA rules also require notification when a broker-dealer’s net capital falls below certain predefined thresholds, limits to the ratio of subordinated debt to equity in a broker-dealer’s regulatory capital composition and constraints in the ability of a broker-dealer to expand its business or distribute capital under certain circumstances. If a broker-dealer fails to maintain required net capital, it may be subject to suspension or revocation of registration by the applicable regulatory agency. Suspension or expulsion by such regulators could result in the broker-dealer’s liquidation.

Webull Financial is subject to net capital requirements, including the Net Capital Rule (Rule 15c3-1) under the Exchange Act. As of the date of this prospectus, Webull Financial is in compliance with all applicable regulatory capital requirements.

Supervision and Compliance

Each of Webull Financial and Webull Advisors seeks to operate its business in accordance with applicable laws and regulatory requirements by employing automated compliance systems to minimize manual steps in the compliance process, and supplement such systems with reviews by experienced employees who apply judgment where needed.

Webull Financial’s automated systems address compliance matters which include, without limitation, trade and audit trail reporting, financial operations reporting, enforcement of short sale rules, margin rules and pattern day trading restrictions, review of employee activities and correspondence, archival of required records, approval and documentation of new customer accounts, surveillance of customer trading for market manipulation or abuse or violations of exchange rules, and AML and anti-fraud surveillance. Webull Advisors’ automated systems address compliance matters which include, without limitation, review of employee activities and correspondence, archival of required records, approval and documentation of new customer accounts, and AML and anti-fraud surveillance. Each of Webull Financial and Webull Advisors continues to invest in its compliance program and compliance staffing.

Webull Financial has a chief compliance officer who reports to its chief executive officer. Webull Financial’s chief executive officer, chief compliance officer, and certain other senior employees are FINRA registered principals with supervisory responsibility over the compliance aspects of its business. All employees of Webull Financial or any of its affiliates that are registered with FINRA are subject to continuing education requirements every three years. Webull Advisors has a chief executive officer who oversees its compliance program and reports to its chief executive officer.

AML and “Know Your Customer” Requirements

The Bank Secrecy Act, or the BSA, which has been amended to include certain provisions of the USA Patriot Act, imposes rigorous requirements on financial services firms, including requiring firms to collect certain information regarding its customers and to monitor customer transactions for suspicious activities. The SEC, CFTC, and various exchanges and SROs may also impose similar anti-money laundering (“AML”) and customer due diligence rules that comport with the BSA. Violations of the BSA, USA Patriot Act, and/or governmental and SRO AML rules can result in significant criminal, civil, and regulatory penalties, including substantial fines.

In accordance with such requirements, Webull Financial has established comprehensive AML and customer identification procedures. Webull Financial has a designated AML Compliance Officer, and employs a mix of automated and manual reviews for AML screening. Webull Financial collects required information via its new account opening process and screens accounts against databases for the purposes of identity verification and for review of potential negative information and appearance on government lists, including the Office of Foreign Assets and Control, Specially Designated Nationals and Blocked Persons lists and several other global or non-U.S. sanction lists. Webull Financial also implements restrictions to prevent certain types of high-risk activity, including potentially manipulative patterns of trading or higher risk patterns of money movement, and generate and review surveillance reports to identify potential money laundering, market manipulation or abuse, fraud and other suspicious activities.

Dodd-Frank Wall Street Reform and Consumer Protection Act

The Dodd-Frank Wall Street Reform and Consumer Protection Act imposes stringent reporting and disclosure requirements on the financial services industry. Each of Webull Financial and Webull Advisors conducts regular supervisory reviews of its internal controls, including financial reporting, and management monitors developments with respect to accounting and regulatory rulemaking for potential impacts to such reporting and internal controls.

Business Continuity Planning

Federal regulations and SRO rules require brokerage firms to maintain business continuity plans that describe what actions such firms will take in the event of a disaster (e.g., a fire, natural disaster or terrorist incident) that could significantly disrupt operations. Webull Financial has developed business continuity plans that explain the actions that our firm will take in the event of a significant business disruption. In the event of a significant business disruption (internal or external), we seek to continue to take, enter, and execute orders, using means of communication that are available to us, and utilize the means closest in speed and form (written or oral) to the means that we have previously used to communicate with our customers. We have backup capabilities for key operations that will be utilized in the event of a significant system outage at our main organization. In addition, we have built redundancy with respect to some systems so that certain operations can be handled remotely. Furthermore, in response to the COVID-19 pandemic, we enhanced our technical infrastructure and remote access capabilities to enable most employees, including all with critical job functions, to work remotely. We regularly evaluate opportunities to advance our business continuity plans.

U.S. Privacy and Consumer Information Security

Each of Webull Financial and Webull Advisors, in the ordinary course of its business, accesses, collects, stores, uses, transmits and otherwise processes certain types of data, including personal information, personal data, and personally identifiable information (collectively, “PII”), which subjects it to certain federal and state privacy and information security laws, rules, industry standards and regulations designed to regulate, secure and protect PII and mitigate identity theft. These laws impose obligations with respect to the collection, processing, storage, disposal, use, transfer, retention and disclosure of PII, and, with limited exceptions, give consumers the right to prevent use of their PII and disclosure of it to third parties.

The Gramm — Leach — Bliley Act, or the GLBA, specifically regulates the privacy, security, and disclosure of PII that constitutes nonpublic personal information that a financial firm collects about individuals, including potentially it’s clients and investors, in connection with the provision of financial products or services. Each of Webull Financial and Webull Advisors is required to disclose its information sharing practices to these individuals, and to abide by their decision to opt-out of certain sharing their PII in the future.

Each of Webull Financial and Webull Advisors is subject to SEC Regulation S-P, which requires that they maintain policies and procedures addressing the protection of customer information and records. This includes protecting against any anticipated threats or hazards to the security or integrity of customer records and information and against unauthorized access to or use of customer records or information. Regulation S-P also requires each of Webull Financial and Webull Advisors to provide initial and annual privacy notices to customers describing information sharing policies and informing customers of their rights. Regulation S-AM limits the sharing of PII with business affiliates for marketing purposes, and Regulation S-ID requires SEC registered broker-dealers to develop and implement a written identity theft prevention program that is designed to detect, prevent and mitigate identity theft.

In the absence of a comprehensive national data protection law in the U.S., state legislatures are rapidly adopting privacy and cybersecurity laws to protect the PII of state residents. The California Consumer Privacy Act, or the CCPA, which took effect on January 1, 2020, imposes civil penalties for violations, and confers a private right of action on consumers for damages arising due to certain data breaches. While PII that we process that is regulated by the GLBA is exempt from the CCPA, the CCPA’s definition of “personal information” is broad enough to include online identifiers provided by individuals’ devices, applications, and protocols (such as IP addresses, mobile application identifiers, and unique cookie identifiers) and individuals’ location data, if there is potential that individuals can be identified by such data. The CCPA establishes a new privacy framework for regulated businesses by, among other requirements, establishing new privacy rights for consumers in the State of California (including rights to deletion of and access to personal information), imposing special rules on the collection of consumer data from minors, creating new notice obligations and new restrictions on the “sale” of personal information (interpreted by some to include common advertising practices), and creating a new and potentially severe statutory damages framework for violations of the CCPA and for businesses that fail to implement reasonable security procedures and practices to prevent data breaches. The CCPA also offers the possibility to a consumer to recover statutory damages for certain violations and could open the door more broadly to additional risks of individual and class-action lawsuits even though the statute’s private right of action is limited in scope. The California Privacy Rights Act, or the CPRA, became effective on January 1, 2023. The CPRA amended the CCPA by, among other items, imposing additional obligations on regulated businesses and expanding consumers’ rights with respect to certain sensitive personal information. The CPRA also creates a new state agency that will be vested with authority to implement and enforce the CCPA and the CPRA.

States continue to enact legislation on matters of privacy, information security, cybersecurity, and data breach notification requirements. For example, in addition to California, various states such as Nevada, Maine, Massachusetts, Virginia and Colorado, Delaware, Connecticut, Florida, Indiana, Iowa, Montana, Oregon, Texas, Tennessee, Utah, and Virginia, have enacted data privacy laws that have gone into effective, or will go into effect through 2026, that regulate the collection, use, disclosure, and other processing of their residents’ PII, and to ensure that such PII is adequately protected from loss, misuse, unauthorized disclosure or data breach. Further, all 50 states, the District of Columbia, Guam, Puerto Rico, and other U.S. territories have separate and distinct data breach notification laws that impose, in varying degrees, an obligation to notify affected individuals and government authorities in the event of certain data or security breaches or compromises, including when a consumer’s PII has or may have been accessed or acquired by an unauthorized person. Each of Webull Financial and Webull Advisors has also adopted a privacy policy, which includes certain statements about its privacy, information security, and data security practices with regard to PII.

Canada Regulatory Overview

The regulatory environment for broker-dealers in Canada is governed by various regulatory bodies at both the federal and provincial levels. Some of the main ones which impact Webull Securities (Canada) Limited, or Webull Canada, are highlighted below.

Canadian Securities Administrators (CSA)

The CSA is an umbrella organization comprising securities regulators from each province and territory in Canada. It works to harmonize and coordinate securities regulation across the country. While there are a number of National Instruments (NI) that impact broker-dealers, the key regulation under the CSA is (NI 31-103), which provides the framework for registration requirements, obligations, and exemptions for investment dealers, including broker-dealers.

Canadian Investment Regulatory Organization (CIRO):

CIRO is a national self-regulatory organization overseeing investment dealers and trading in debt and equity marketplaces. CIRO sets rules and standards, conducts compliance reviews, and enforces securities regulations. CIRO sets and enforces rules for the business and financial conduct of Canadian investment and mutual fund firms and their representatives across Canada. All registered representatives are subject to high proficiency standards, training, and supervision by member firms.

Examples of standards established and enforced by CIRO concern KYC and suitability, know your product, best execution, conflicts of interest, market integrity, margin monitoring, capital monitoring and reporting, advertising and media, and business continuity plans.

Webull Canada is regulated by and a member of CIRO.

Hong Kong Regulatory Overview

The Securities and Futures Ordinance, including its subsidiary legislation, is the principal legislation regulating the securities and futures industry in Hong Kong, including the regulation of securities, futures and leveraged foreign exchange markets, the offering of investments to the public in Hong Kong, and intermediaries and their conduct of regulated activities. In particular, Part V of the SFO deals with licensing and registration matters.

The SFO is administered by the Securities and Futures Commission of Hong Kong, or HK SFC, which is an independent statutory body in Hong Kong set up to regulate the securities and futures markets and the non-bank leveraged foreign exchange market in Hong Kong.

In addition, the Companies (Winding Up and Miscellaneous Provisions) Ordinance including its subsidiary legislation provides that the HK SFC is responsible for authorizing the registration of prospectuses for offerings of shares and debentures in Hong Kong and/or granting exemptions from strict compliance with the provisions in the Hong Kong Companies (Winding Up and Miscellaneous Provisions) Ordinance. The SFO provides that the HK SFC is also responsible for authorizing certain securities (including the relevant offering documents) that are not shares or debentures.

The Hong Kong securities and futures industry (with respect to listed instruments) is also governed by the rules and regulations introduced and administered by the Stock Exchange and the Futures Exchange.

The SFO provides a licensing regime where a person needs to obtain a license to carry on a business in any of the following regulated activities as defined in Schedule 5 to the SFO:

License	Regulated activity
Type 1:	Dealing in securities
Type 2:	Dealing in futures contracts
Type 3:	Leveraged foreign exchange trading
Type 4:	Advising on securities
Type 5:	Advising on futures contracts
Type 6:	Advising on corporate finance
Type 7:	Providing automated trading services
Type 8:	Securities margin financing
Type 9:	Asset management
Type 10:	Providing credit rating services
*Type 11:	Dealing in OTC derivative products or advising on OTC derivative products
*Type 12:	Providing client clearing services for OTC derivative transactions
Type 13:	Providing depositary services for relevant Collective Investment Schemes

____________

*        Not yet granting licenses

Under the SFO, any person who carries on a business in a regulated activity or holds itself out as carrying on a business in a regulated activity must be licensed under the relevant provisions of the SFO to carry on that regulated activity, unless any exemption under the SFO applies. This applies to a corporation carrying on a business in a regulated activity and to any individuals acting on behalf of that corporation in carrying on such activities, as further described below. It is an offense for a person to conduct any regulated activity without the appropriate license issued by the HK SFC.

Further, if a person (whether by itself or another person on his behalf, and whether in Hong Kong or from a place outside of Hong Kong) actively markets to the public any services that it provides and such services, if provided in Hong Kong, would constitute a regulated activity, then that person is also subject to the licensing requirements under the SFO.

Our subsidiary, Webull Securities HK, is required to obtain licenses to conduct its business in Hong Kong pursuant to the licensing requirements of the HK SFC. Webull Securities HK currently holds a Type 1 License for dealing in securities, a Type 2 License for dealing in futures contracts and a Type 4 License for advising on securities. These licenses have no expiry date and will remain valid unless suspended, revoked or cancelled by the HK SFC. We pay standard governmental annual fees to the HK SFC and are subject to continued regulatory obligations and requirements.

Singapore Regulatory Overview

The Securities and Futures Act 2001, or SFA, together with other subsidiary legislation, regulates the capital markets and financial investment sector in Singapore. The SFA is administered by the Monetary Authority of Singapore, or MAS, who in turn, governs brokers, dealers, exchanges, market operators, depositories and clearing houses.

Section 82, Part 4 of the SFA states that any person who wishes to conduct any business governed by the SFA is required to obtain a capital markets services, or CMS, license, unless otherwise exempt. The regulated activities that may be obtained under the CMS license regime, per the Second Schedule of the SFA, are:

•        dealing in capital markets products;

•        advising on corporate finance;

•        fund management;

•        real estate investment trust management;

•        product financing;

•        providing credit rating services; and

•        providing custodial services.

The SFA also regulates the offering of capital markets products in Singapore. Capital markets products refers to any securities, units in a collective investment scheme, derivatives contracts and spot foreign exchange contracts for the purposes of leveraged foreign exchange trading. ‘Securities’ refer to shares, units in a business trust or any instrument conferring or representing a legal or beneficial ownership interest in a corporation, partnership or limited liability partnership and debentures.

The Financial Advisors Act 2001, or FAA, including its subsidiary legislations and regulations, regulates financial advisers and their appointed representatives in Singapore. Similarly, the FAA is administered by the MAS, and the regulated activities that it governs, as per the Second Schedule of the FAA, are:

•        Advising others, either directly or through publications or writings, and whether in electronic, print or other form, concerning any investment product.

•        Advising others by issuing or promulgating research analyses or research reports, whether in electronic, print or other form, concerning any investment product.

•        Arranging of any contract of insurance in respect of life policies, other than a contract of reinsurance.

In addition, Section 6, Part 2 of the FAA states that any person who wishes to conduct any business governed by the FAA, is required to obtain a financial advisers license unless otherwise exempt. ‘Investment product’ means —

•        any capital markets products;

•        spot foreign exchange contracts other than for the purposes of leveraged foreign exchange trading; and

•        any life policy

It is an offence for an entity to conduct any regulated activities under the SFA and FAA without the appropriate license or exemption issued by the MAS. Only an entity can be licensed/exempt from licensing by the MAS. Individuals who conduct such regulated activities under the SFA and FAA on behalf of the licensed entity are known as “representatives.”

Webull Securities (Singapore) Pte. Ltd. currently holds a CMS license to conduct the following activities:

•        dealing in capital markets products that are securities, exchange-traded derivatives contracts and collective investment schemes;

•        product financing; and

•        providing custodial services.

Webull Securities (Singapore) Pte. Ltd. is also an Exempt Financial Advisor for:

•        Advising others by issuing or promulgating research analyses or research reports, whether in electronic, print or other form, concerning securities, exchange-traded derivatives contracts and collective investment schemes.

Australia Regulatory Overview

Webull Securities (Australia) Pty. Ltd, or Webull Australia, is the holder of an Australian Financial Services Licence, or AFSL, provided by the Australian Securities and Investments Commission (“ASIC”).

Webull Australia’s AFSL authorizes it to undertake the following:

•        provide general financial product advice for (1) deposit and payment products limited to basic deposit products and deposit products other than basic deposit products, (2) derivatives, (3) interests in managed investment schemes excluding investor directed portfolio services, and (4) securities; and

•        deal in a financial product by (1) issuing, applying for, acquiring, varying, or disposing of a financial product in respect of the following classes of financial products: (a) standard margin lending facility, and (b) derivatives; and (2) applying for, acquiring, varying, or disposing of a financial product in respect of the following classes of financial products: (a) deposit and payment products, limited to basic deposit products and deposit products other than basic deposit products, (b) interests in managed investment schemes excluding investor directed portfolio services, (c) securities, and (d) derivatives.

ASIC Act 2001 and ASIC Regulatory Guides

Webull Australia is subject to the ASIC Act 2001 which requires ASIC to maintain, facilitate and improve the performance of the financial system and entities within it in the interests of commercial certainty, reducing business costs, and the efficiency and development of the economy.

In addition, as a licensee and trading participant, Webull Australia must comply with all relevant ASIC Regulatory Guides.

ASIC Market Integrity Rules (Securities Markets) 2017

As a trading participant, Webull Australia is captured by the specific ASIC Market Integrity Rules (Securities Markets) 2017 that govern trading on the Australian Market Operators such as the ASX and Cboe Australia. These rules comprise of a number of rules to include client documentation, reporting, trading, regulatory data, management structure in place.

ASIC Market Integrity Rules (Capital) 2021

These rules set out the financial requirements to include capital requirements specific to WSAPL in its capacity as the holder of an AFSL and a trading participant of the ASX and Cboe Australia. These rules act in conjunction with ASIC Regulatory Guide 166 — Financial requirements and financial conditions set out on the firm’s AFSL.

Webull Australia must have in place the following:

•        sufficient financial resources to conduct its financial services business in compliance with the Corps Act (including carrying out supervisory arrangements);

•        a financial buffer that decreases the risk of a disorderly or non-compliant wind-up if its business fails; and

•        incentives for the firm’s owners to comply through the risk of financial loss.

ASX Operating Rules

As a trading participant of the ASX, Webull Australia must comply with all operating rules and procedures, schedules, and annexures of the ASX.

Cboe Operating Rules

As a trading participant of the Cboe, Webull Australia must comply with all operating rules and procedures, of the CBOE.

Japan Regulatory Overview

Webull Securities (Japan) Co. Ltd., or Webull Japan, is registered with the Kanto Financial Bureau of the Ministry of Finance in Japan as a Type 1 and 2 financial instruments business operator, which enables Webull Japan to engage in sales and trading of securities and derivatives, and investment management business. Webull Japan is also a member of Japan Securities Dealers Association, or JSDA.

Webull Japan is also a trading participant of both the Tokyo Stock Exchange and the Osaka Stock Exchange, and must comply with the relevant rules of each of these stock exchanges.

Regulations

For Webull Japan, the Financial Instruments and Exchange Act, or FIEA, including its subsidiary legislation, such as the Order for Enforcement and Cabinet Office Order, is the principal legislation regulating various securities and other financial investment products (including derivatives) and related business operations.

Business activities covered by the FIEA include underwriting, securities dealing and brokerage, investment advice, investment management, asset management and funds management. The FIEA also covers registration, supervision, disclosure requirements, take-over bids, insider trading, business scope, major shareholders, foreign securities firms, accounting, exchanges, clearing, self-regulatory functions and customer protection.

The main regulator for Security Firms is the Financial Services Agency of Japan, or JFSA. The JFSA is the regulator responsible for the registration and supervision of financial institutions, including banks, trust banks, trust companies, funds transfer/settlement-related service providers, insurers, securities firms, investment advisors, asset managers and funds.

Below are the various registration types and major business operations permitted for each under the FIEA.

Type I Financial Instruments Business

1.      The following businesses are permitted as Paragraph 1 Securities of the FIEA:

(a)     Purchase and sale of securities, market derivatives transactions

(b)    Intermediation, brokerage or agency for purchase and sale of securities or market derivatives transactions

(c)     Intermediation, brokerage or agency for entrustment of purchase and sale of listed securities or market derivatives transactions

(d)    Secondary distribution of securities

(e)     Handling of public offering, secondary distribution or private placement of securities

2.      Over-the-counter derivatives transactions

3.      Operation of the Proprietary Trading System (PTS)

4.      Underwriting of securities

5.      Accepting deposits of cash or securities

Type II Financial Instruments Business

1.      The following businesses are permitted as Paragraph 2 Securities of the FIEA:

(a)     Purchase and sale of securities, market derivatives transactions

(b)    Intermediation, brokerage or agency for purchase and sale of securities or market derivatives transactions

(c)     Intermediation, brokerage or agency for entrustment of market derivatives transactions

(d)    Secondary distribution of securities

(e)     Handling of public offering, secondary distribution or private placement of securities

2.      Public offering or private placement (self-offering) of certain types of securities such as beneficiary certificates of investment trusts that the business operator manages as the investment trust management company, and interests in collective investment schemes that it manages as the executive partner (such as unlimited liability partner and general partner)

United Kingdom Regulatory Overview

U.K. General Data Protection Regulation (UK GDPR)

The General Data Protection Regulation, or GDPR, governs how organizations control and process personal data. Following the U.K.’s exit from the European Union, the U.K. enacted its own version of the GDPR under the European Union (Withdrawal Agreement) Act 2020, which came into force in January 2021. The U.K. GDPR applies both to UK organizations that collect, store or otherwise process the personal data of individuals residing in the U.K., and to non-U.K. organizations that offer goods or services to, or monitor the behavior of, U.K. residents.

Entities falling under the scope of the UK GDPR must explain their data collection processes in a transparent and compliant privacy policy that clearly states the legal basis for processing each category of personal information and the purposes of that processing. Appropriate technical and organizational measures must be implemented to securely store the personal data that they process to protect against data breaches.

Financial Services Firm Regulation

Webull Securities (UK) Ltd, or Webull U.K., is regulated by the Financial Conduct Authority (“FCA”) and is authorized as an investment firm, under the Markets in Financial Instruments Directive 2014/65/EU (“MiFID”), as transposed into U.K. law, to offer products and services in the U.K.

The MiFID activities that Webull U.K. carries out are (1) receipt and transmission of orders for clients PERG 13 Annex 2 Annex 2 A1, (2) execution of orders for clients PERG 13 Annex 2 Annex 2 A, (3) arranging Safekeeping and administration of financial instruments for the account of clients Part 3A of Schedule 2 to the Regulated Activities Order, and (4) foreign exchange services PERG 13.4 Financial instruments.

The MiFID products that Webull U.K. offers are (1) transferable securities, (2) transferable securities money-market instruments, and (3) units of collective investment undertakings.

As per the FCA register, Webull U.K.’s permissions include (1) holding and controlling client money, and (2) for investments, arranging deals, arranging safeguarding and administration of assets, dealing as agent and making arrangements with a view to transactions. These permissions relate to regulated activities carried out for clients classified as Retail and Professional.

Our Corporate History and Structure

We commenced our operations in February 2016 by developing and launching a mobile application providing free market information to users under Hunan Fumi Information Technology Co., Ltd., an entity incorporated in China (“Hunan Fumi”). We began offering brokerage services in the United States in May 2018 through Webull Financial LLC, a limited liability company incorporated under the laws of the State of Delaware in May 2017 (“Webull Financial”). We chose to launch our trading services in the United States first in order to take advantage of the magnitude of the market opportunity there.

In September 2019, we incorporated Webull Corporation under the laws of the Cayman Islands as our group holding company. In April 2021, one of our subsidiaries entered into a series of agreements with entities incorporated in China, including Hunan Fumi, which at the time held our primary business operations, including Webull Financial. Following the effectiveness of those agreements, our primary operations were controlled through variable interest entities, or VIE arrangements, rather than through equity ownership. We established these VIE arrangements out of an abundance of caution to comply with laws in China restricting foreign ownership of certain operations. In September 2021, we determined that the nature of our operations did not require the VIE arrangements to comply with China’s laws, so we undertook further restructuring to reduce complexity in our shareholding structure and give Webull Corporation equity ownership over our operations globally. In August 2022, we terminated the VIE arrangements, following which Hunan Fumi no longer has any affiliation with us.

To facilitate our global expansion, we have obtained broker-dealer licenses, approvals or registrations in a number of international markets including Canada, Hong Kong, Singapore, Indonesia, Malaysia, Thailand, Australia, Japan, the United Kingdom, South Africa, and the Netherlands, and are in the process of securing the licenses required to commence operations in additional markets in Latin America. As we continue to expand our business globally, we will incorporate or acquire subsidiaries and obtain required licenses and approvals for our operations in additional jurisdictions.

We historically provided our customers access to digital assets trading via our Webull App through a collaboration between Webull Pay LLC, a then wholly-owned subsidiary of ours, and a third-party digital assets platform. In July 2023, we spun off Webull Pay LLC, together with its digital assets business, into a separate entity outside of the Webull Corporation group. Pursuant to the spin-off, we ceased providing customers with access to services relating to digital assets trading through our Webull App. We undertook the spin-off, in part, due to regulatory uncertainties concerning the provision of digital asset trading services. For details on the risks relating to this spin-off, see “Risk Factors — Risks Relating to Our Products and Services — We historically provided our customers access to digital assets trading via our Webull App, which may subject us to risks.”

On July 11, 2025, Webull entered into a business combination agreement with Feather Sound II Inc., a direct wholly owned subsidiary of Webull and Webull Pay Inc., the parent company of Webull Pay LLC, pursuant to which Webull Pay Inc. will merge with and into Feather Sound II Inc., with Webull Pay Inc. surviving as a direct wholly owned subsidiary of Webull. For more information, see “Related Party Transactions — Webull Pay Business Combination.”

The following diagram illustrates our corporate structure, including our principal broker-dealer entities and other subsidiaries as of the date of this prospectus:

Property, Plants and Equipment

Our principal operations center is located in St. Petersburg, Florida, while our principal research and development center is located in Changsha, China. We completed the purchase of an office building in St. Petersburg, Florida with 157,755 usable square feet in November 2022. Our Changsha research and development center is presently located on leased premises occupying 84,295 square feet, and in December 2023, we entered into a land use agreement with City of Changsha for the right to use 288,677 square feet of land for the purpose of constructing a new research and development facility.

In addition, we also have leased offices and facilities in New York, Toronto, Hong Kong, Singapore, Tokyo, Sydney, Jakarta, Kuala Lumpur, Bangkok, London, Amsterdam, Johannesburg, Mexico City, and Sao Paulo totaling 65,310 square feet in aggregate.

We believe that our existing facilities are sufficient for our current needs, and we will obtain additional facilities, principally through leasing, to accommodate our future expansion plans.

Legal Proceedings

From time to time, we may become a party to various legal or administrative proceedings arising in the ordinary course of our business, including enforcement actions initiated by regulatory authorities, actions with respect to intellectual property infringement, violation of third-party licenses or other rights, breach of contract and labor and employment claims. We are currently not a party to, and we are not aware of any threat of, any legal or administrative proceedings that, in the opinion of our management, are likely to have any material and adverse effect on our business, financial condition, cash-flow or results of operations.

DIRECTORS AND MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information relating to the executive officers and directors of Webull:

Directors and Executive Officers	Age	Position/Title
Anquan Wang	46	Chairman of the Board of Directors and Chief Executive Officer of Webull Corporation
Anthony Denier	47	Director and President of Webull Corporation
H. C. Wang	42	Director and Chief Financial Officer of Webull Corporation
Benjamin James	45	Director and General Counsel of Webull Corporation
William Houlihan	70	Independent Director
Walter Bishop	63	Independent Director
Shen Lu	62	Chief Operating Officer of Webull Americas

Mr. Anquan Wang is our founder and has served as our chief executive officer since the inception of our company. Prior to founding our company, Mr. Wang served as the general manager of finance business of Beijing Xiaomi Pay Technology Co., Ltd. from January 2015 to March 2016. Prior to that, Mr. Wang held several positions at Alibaba Group and Ant Group from March 2006 to February 2012, including platform development architect of software technology department at Alisoft, platform and technology manager of Alibaba research at Alisoft, senior technology manager of innovative financial services department at Ant Financial Services, director of Taobao loan division at Alibaba Financial, and assistant to general manager of innovative financial services department at Ant Group. Mr. Wang received his bachelor’s degree in computer science and technology in 2005 and his master’s degree in software engineering in 2009, both from Hunan University.

Mr. Anthony Denier has served as our president since January 2024 and as our director since August 2022. Mr. Denier has also served as chief executive officer of Webull Financial since June 2017. Mr. Denier has over 20 years of experience in management, compliance and operations of U.S. and international equity, derivative and fixed income market products. From 2013 to 2017, as chief executive officer and chief compliance officer of LXM USA LLP, Mr. Denier supervised the day-to-day operations of the firm and served as the point person for all audits, both financial and compliance in scope. Mr. Denier also served as head of European equity sales and trading division at Jones Trading from 2012 to 2013. Prior to that, he held positions in several financial services companies, including ING Financial Markets, Numis Securities, Execution, LLC, Kaupthing Securities and Credit Suisse from 2000 to 2012. Mr. Denier received his bachelor’s degree in political science from Columbia University in 2000.

Mr. H. C. Wang has served as our chief financial officer since February 2021 and as our director since August 2022. Prior to joining our company, Mr. Wang served as chief financial officer at Youxin Financial from 2018 to 2020, where he led the start-up effort and subsequent spin-off of uSmart Securities. From 2016 to 2017, Mr. Wang worked at Uber China as co-head of Corporate Development Division, then at Didi Chuxing after it acquired Uber China. Prior to that, Mr. Wang worked for Goldman Sachs from 2012 to 2016 and from 2006 to 2009. Mr. Wang received two bachelor’s degrees in mathematics and biological & environmental engineering from Cornell University in 2005, and his juris doctorate degree from New York University School of Law in 2012.

Mr. Benjamin James has served as our general counsel since June 2021 and as our director since August 2022. Prior to joining our company, Mr. James was a partner in the Hong Kong office of Kirkland & Ellis International LLP, where he started working as an associate in September 2011 and then as a partner from October 2013. While at Kirkland & Ellis International LLP, he primarily focused on general corporate and securities law matters. From September 2007 to September 2011, Mr. James was an associate at several international law firms, including the Hong Kong offices of Latham & Watkins LLP and Fried, Frank, Harris, Shriver & Jacobson LLP, and the Dallas, Texas office of Vinson & Elkins LLP. He has been a member of the Texas Bar since November 2007. Mr. James received his bachelor’s degree in international studies from Brigham Young University in 2004 and his juris doctorate degree from Columbia University School of Law in 2007.

Mr. William Houlihan began service as our independent director upon consummation of the Business Combination. He has more than 40 years of diversified financial sector and business experience. Mr. Houlihan has served since 2013 as a director and audit committee chairman of Lument Finance Trust (NYSE: LFT), a mortgage REIT. He has served since 2009 as a director and financial expert on the audit committee of Avem Health Partners, previously known as

First Physicians Capital Group, a healthcare investment company, which was publicly traded prior to completion of a going-private transaction in January 2015, from April 2013 to September 2014 as non-executive chairman of its board of directors and since May 2013 as the chairman of its audit committee. He previously served as a member of the board of directors of Angel Pond Holdings Corporation, a blank check company, from May 2021 to December 2022, and as the chief financial officer for a number of blank check companies, namely Thunder Bridge Acquisition Ltd. from June 2018 to July 2019, Thunder Bridge Acquisition II, Ltd. from August 2019 to June 2021, Thunder Bridge Capital Partners III Inc. from February 2021 to December 2023, of Thunder Bridge Capital Partners IV Inc. from July 2021 until December 2024. Mr. Houlihan also served from November 2012 to June 2023 as a director and audit committee chairman for MAXEX, LLC, a privately-owned residential mortgage loan trading business. Mr. Houlihan received a master’s degree in business administration in finance from New York University Graduate School of Business and a bachelor’s degree in accounting from Manhattan College. He was licensed as a certified public accountant, but his license is currently inactive. From January 2017 to December 2021, he served as an adjunct professor at the Feliciano School of Business at Montclair State University.

On March 13, 2015, Mr. Houlihan settled an administrative proceeding brought by the SEC regarding his alleged failure to file on a timely basis required Schedule 13D amendments and Section 16(a) reports relating to his beneficial ownership of securities of FPCG. Mr. Houlihan is a member of the board of directors of FPCG and a greater than 10% beneficial owner of FPCG securities. In the settlement, Mr. Houlihan did not admit or deny the SEC’s allegations, consented to the entry of a cease and desist order requiring him not to cause any violation of Sections 13(d)(2) and 16(a) of the Exchange Act, and agreed to pay a civil penalty of $15,000 to the SEC.

Mr. Walter Bishop began service as our independent director in June 2025. He has decades of expertise in regulatory compliance, independent financial audits, and corporate governance. Since November 2023, he has served as lead independent director and audit committee chairman of Syntec Optics Holdings, Inc. (Nasdaq: OPTX), a custom optics and photonics manufacturer whose board he joined following its merger with OmniLit Acquisition Corp., a special purpose acquisition company on which he was director from April 2023 to November 2023. Mr. Bishop served from April 2019 to December 2024 as a director and audit committee chairman of Highline Management Inc., an alternative asset management company. In 2021, he served as a senior advisor to Thunder Bridge Capital Acquisition II, which merged with Indie Semiconductor (Nasdaq: INDI). From 1997 to 2019, Mr. Bishop held multiple U.S. regional management positions at Deutsche Bank (NYSE: DB), including chief operating officer for Deutsche Bank’s U.S. bank, chairman of the board and audit committee for DB Trust Company Delaware, board member and branch manager for DB Cayman Islands Branch, and head of governance for capital management and stress testing. From 1995 to 1997, he was chief administrative officer for Barclays Bank U.S., he was deputy general manager and chief financial officer for Nordbanken U.S. from 1990 to 1995, and was an audit manager for KPMG Peat Marwick from 1985 to 1990. Mr. Bishop received a Master of Business Administration from St. John’s University and his bachelor’s in public accounting from CUNY Baruch College.

Mr. Shen Lu has served as the chief operating officer of Webull Americas since January 2023. He also served as the chief operating officer of Webull Financial since June 2017. Prior to joining our company, Mr. Lu was the head of Trading Operation at Direct Match LLC, where he was in charge of overseeing U.S. Treasury ATS platform from September 2015 to April 2017. He also served as a vice president at KCG Holdings, Inc. from 2012 to 2015 and a vice president at Goldman Sachs from 2007 to 2012. Prior to that, Mr. Lu worked for UBS Securities from 2006 to 2007. He also worked for Fidelity Investments for six years from 2000 to 2006 as a senior architect and equity trader on the capital markets team. Mr. Lu received his bachelor’s degree from University of Science and Technology of China in 1986 and master’s degree in mechanical engineering from Rutgers University in 1991.

Compensation of Directors and Executive Officers

For the year ended December 31, 2024, Webull paid an aggregate of $4.0 million in cash to its executive officers, and Webull did not pay any compensation to the non-executive directors during that period. For additional information on employments agreements and indemnification agreements executed by our directors and officers, please see the section below entitled “— Related Party Transactions — Company Relationships and Related Party Transactions — Employment Agreements, Independent Director Agreements and Indemnification Agreements.”

Global Plan

In order to promote the success and enhance the value of the company, Webull has adopted the global share incentive plan (the “Global Plan”). Pursuant to the Global Plan, a maximum of 44,400,984 Webull Class A ordinary shares in aggregate are reserved as an award pool for the purpose of share incentive award grants.

The following paragraphs describe the principal terms of the Global Plan:

Types of Awards.    The Global Plan permits the awards of options, restricted shares, restricted share units or any other type of awards approved by the plan administrator.

Plan Administration.    The board of directors or a committee of one or more members of the board of directors will administer the Global Plan. The committee or the full board of directors, as applicable, will determine the participants to receive awards, the type and number of awards to be granted to each participant, and the terms and conditions of each award.

Award Agreement.    Awards granted under the Global Plan are evidenced by an award agreement that sets forth terms, conditions and limitations for each award, which may include the term of the award, the provisions applicable in the event that the grantee’s employment or service terminates, and Webull’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind the award. Standard award agreement generally provides that, in the event that the grantee causes significant loss to the company or engage in any activities or take any actions maliciously against the company, regardless of whether such grantee is still employed by Webull or not, the grantee shall return, and Webull could forfeit, all of the ordinary shares he/she obtains from the awards granted, and the grantee shall also return the aggregate market value of the ordinary shares that he/she already disposed of in cash to us.

Eligibility.    Webull may grant awards to the employees, directors and consultants of the company. However, Webull may grant options that are intended to qualify as incentive share options only to the employees and employees of Webull’s parent companies and subsidiaries.

Vesting Schedule.    In general, the plan administrator determines the vesting schedule, which is specified in the relevant award agreement.

Exercise of Options.    The plan administrator determines the exercise price for each award, which is stated in the award agreement. The vested portion of option will expire if not exercised prior to the time as the plan administrator determines at the time of its grant. However, the maximum exercisable term is ten years from the date of a grant.

Transfer Restrictions.    Awards may not be transferred in any manner by the participants other than in accordance with the exceptions provided in the Global Plan, such as transfers by will or the laws of descent and distribution.

Termination and Amendment of the Global Plan.    Unless terminated earlier, the Global Plan has a term of ten years. The board of directors has the authority to amend or terminate the plan. However, no such action may adversely affect in any material way any awards previously granted unless agreed by the participants.

The following table summarizes, as of the date of this prospectus, the outstanding options granted under the Global Plan to the directors and executive officers.

Name	Ordinary Shares Underlying Options Granted	Exercise Price ($/Share)	Date of Grant	Date of Expiration
Anthony Denier	*	0.1384	June 1, 2017	June 1, 2027
Anthony Denier	*	0.1384	January 1, 2019	January 1, 2029
Anthony Denier	*	0.1384	January 1, 2020	January 1, 2030
Shen Lu	*	0.1384	January 1, 2019	January 1, 2029
Shen Lu	*	0.1384	January 1, 2020	January 1, 2030

____________

Note: * Less than 1% of Webull’s total outstanding shares.

The following table summarizes, as of the date of this prospectus, the outstanding restricted share units granted under the Global Plan to the directors and executive officers.

Name	Restricted Shares Units Granted	Date of Grant	Date of Expiration
Anthony Denier	*	January 1, 2022	January 1, 2032
Anthony Denier	*	January 1, 2023	January 1, 2033
Anthony Denier	*	January 1, 2024	January 1, 2034
H. C. Wang	*	January 1, 2023	January 1, 2033
H. C. Wang	*	January 1, 2024	January 1, 2034
Benjamin James	*	January 1, 2023	January 1, 2033
Benjamin James	*	January 1, 2024	January 1, 2034
Shen Lu	*	January 1, 2022	January 1, 2032
Shen Lu	*	January 1, 2023	January 1, 2033
Shen Lu	*	January 1, 2024	January 1, 2034

____________

Note: * Less than 1% of Webull’s total outstanding shares.

The following table summarizes, as of the date of this prospectus, the outstanding restricted share awards granted under the Global Plan to the directors and executive officers.

Name	Restricted Shares Awards Granted	Date of Grant
Anthony Denier	*	May 1, 2021
H. C. Wang	*	May 1, 2021
Benjamin James	*	May 1, 2021
Shen Lu	*	May 1, 2021

____________

Note: * Less than 1% of Webull’s total outstanding shares.

Board of Directors

The board of directors of Webull consists of six directors. See “— Directors and Executive Officers.” The Webull Articles provide that the minimum number of directors shall be one and the exact number of directors shall be determined from time to time by the Webull board of directors, subject to the total number of directors not exceeding any maximum number fixed by an ordinary resolution of the shareholders.

A director is not required to hold any shares in Webull by way of qualification. A director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with Webull is required to declare the nature of his or her interest at a board meeting. Subject to Nasdaq listing rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or proposed contract or arrangement in which such director may be interested provided that (a) the nature of his/her interest is declared at a meeting of the directors, either specifically or by way of a general notice, and such director’s vote may be counted in the quorum at any meeting of directors at which any such contract or proposed contract or arrangement is considered, and (b) if such contract or arrangement is a transaction with a related party, such transaction has been approved by the audit committee.

The directors may exercise all the powers of the company to raise or borrow money, mortgage, or charge its undertaking, property, and assets (present or future), uncalled capital or any part thereof, and to issue debentures, debenture stock, bonds, or other securities, whether outright or as collateral security for any debt, liability, or obligation of the company or of any third party.

No Webull non-employee director has a service contract with Webull that provides for benefits upon termination of service.

Committees of the Board of Directors

The Webull board of directors has an audit committee, a compensation committee, a nominating and corporate governance committee and a risk management committee. A charter has been adopted for each of these committees. Each committee’s members and functions are described below. We also currently rely on certain “controlled company” and foreign private issuer exemptions from Nasdaq listing standards (including (i) an exemption from the rule that a majority of our board of directors must be independent directors; (ii) an exemption from the rule that director nominees must be selected or recommended solely by independent directors; (iii) an exemption from the rule that the compensation committee must be comprised solely of independent directors; and (iv) an exemption from the requirement that an audit committee be comprised of at least three members under Nasdaq Rule 5605(c)(2)(A)) and certain phase-in exemptions with respect to compliance with the audit committee requirements set forth in Nasdaq Rule 5605(c)(2) and Rule 10A-3 under the Exchange Act.

Audit Committee.    The audit committee consists of Mr. William Houlihan and Mr. Walter Bishop. Mr. Houlihan is the chairperson of the audit committee. Webull has determined that Mr. Houlihan and Mr. Bishop satisfy the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of Nasdaq and Rule 10A-3 under the Exchange Act. Webull has determined that Mr. William Houlihan qualifies as an “audit committee financial expert.” The audit committee oversees Webull’s accounting and financial reporting processes and the audits of the financial statements of the company. The audit committee is responsible for, among other things:

•        appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•        reviewing with the independent auditors any audit problems or difficulties and management’s response;

•        discussing the annual audited financial statements with management and the independent auditors;

•        reviewing the adequacy and effectiveness of Webull’s accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•        all proposed related party transactions;

•        meeting separately and periodically with management and the independent auditors; and

•        monitoring compliance with its code of business conduct and ethics, including reviewing the adequacy and effectiveness of Webull’s procedures to ensure proper compliance.

Compensation Committee.    The compensation committee consists of Mr. Anquan Wang, Mr. William Houlihan and Mr. Walter Bishop. Mr. Wang is the chairperson of the compensation committee. Webull has determined that Mr. Houlihan and Mr. Bishop satisfy the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of Nasdaq. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to the directors and executive officers. Webull’s chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee is responsible for, among other things:

•        reviewing and approving, or recommending to the board for its approval, the compensation for Webull’s chief executive officer and other executive officers;

•        reviewing and recommending to the board for determination with respect to the compensation of its non-employee directors;

•        reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

•        selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Clawback Policy

Our board has adopted a Compensation Recovery Policy (the “Clawback Policy”) designed to comply with Section 10D of the Exchange Act, the rules promulgated thereunder, and the listing standards of Nasdaq. Webull believes that it is in the best interests of Webull and its shareholders to create and maintain a culture that emphasizes integrity and accountability and that reinforces Webull’s pay-for-performance compensation philosophy. Webull’s board of directors therefore adopted the Clawback Policy, which provides for the recoupment of certain executive compensation in the event that Webull is required to prepare an accounting restatement of its financial statements due to material noncompliance with any financial reporting requirement under the federal securities laws. The Clawback Policy is administered by Webull’s Compensation Committee. Any determinations made by the Compensation Committee are final and binding on all affected individuals. The Clawback Policy applies to Webull’s current and former executive officers (as determined by the Compensation Committee in accordance with Section 10D of the Exchange Act, the rules promulgated thereunder, and the listing standards of Nasdaq) and such other senior executives or employees who may from time to time be deemed subject to the Clawback Policy by the Compensation Committee.

Nominating and Corporate Governance Committee.    The nominating and corporate governance committee consists of Mr. Anquan Wang, Mr. William Houlihan and Mr. Walter Bishop. Mr. Wang is the chairperson of the nominating and corporate governance committee. Mr. Houlihan and Mr. Bishop satisfy the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of Nasdaq. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become Webull’s directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

•        selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

•        reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

•        making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

•        advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as Webull’s compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Risk Management Committees.    The risk management committee consists of Mr. Anquan Wang, Mr. H. C. Wang, Mr. Benjamin James, Mr. Anthony Denier, and Mr. James Chao, Webull’s head of internal controls. Mr. Anquan Wang is the chairman of the risk management committee. Various of Webull’s local operating entities have also established risk management committees. The risk management committees assist the board of directors and local management in fulfilling corporate governance oversight responsibilities with regard to the identification, evaluation and mitigation of operational, strategic and external environment risks, and have overall responsibility for monitoring and approving the risk policies and associated practices of Webull. The risk management committees are responsible for, among other things:

•        ensuring that Webull is taking appropriate measures to achieve a prudent balance between risk and reward in ongoing and new business activities;

•        evaluating significant risk exposures of Webull and assessing the management’s actions to mitigate the exposures in a timely manner;

•        reviewing and deciding whether to approve all proposed settlements in accordance with Webull’s settlement guidelines; and

•        overseeing the implementation of Webull’s cybersecurity policy.

Code of Business Conduct and Ethics

The Board has adopted a code of business conduct and ethics that establishes the standards of ethical conduct applicable to all of the Company’s directors, officers, employees, and, as applicable, consultants and contractors. The code addresses, among other things, competition and fair dealing, conflicts of interest, compliance with applicable governmental laws, rules and regulations, company assets, confidentiality requirements and the process for reporting violations of the code. Any waiver of the code with respect to any director or executive officer will be promptly disclosed and posted on the Company’s website. Amendments to the code will be promptly disclosed and posted on the Company’s website. The code is also available on Webull’s website under Governance Documents at https://www.webullcorp.com/investor-relations/board. Information contained on the Company’s website is not incorporated by reference into this prospectus, and you should not consider information contained on the Company’s website to be part of this prospectus.

Duties of Directors

Under Cayman Islands law, directors owe fiduciary duties to the company, including a duty of loyalty, a duty to act honestly, and a duty to act in what they consider in good faith to be in the company’s best interests. Directors must also exercise their powers only for a proper purpose. Directors also owe to the company a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities will be of persuasive authority in the Cayman Islands. In fulfilling their duty of care to us, directors must ensure compliance with the company’s memorandum and articles of association, as amended and restated from time to time, and the class rights vested thereunder in the holders of the shares. In certain limited exceptional circumstances, a shareholder may have the right to seek damages derivatively in Webull’s name if a duty owed by the directors is breached.

The board of directors has all the powers necessary for managing, and for directing and supervising, Webull’s business affairs. The functions and powers of the board of directors include, among others:

•        convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

•        declaring dividends and distributions;

•        appointing officers and determining the term of office of the officers;

•        exercising the borrowing powers of the company and mortgaging the property of the company; and

•        approving the transfer of shares in the company, including the registration of such shares in the register of members.

Terms of Directors and Officers

Under the Webull Articles, the directors may be appointed by an ordinary resolution of the shareholders. Alternatively, the board of directors may, by the affirmative vote of a simple majority of the directors present and voting at a board meeting appoint any person as a director to fill a casual vacancy on the board or as an addition to the existing board. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Notwithstanding the foregoing, any director appointed by the board of directors shall, if still a director, retire at the next annual general meeting after his appointment and be eligible to stand for election as a director at such meeting. In addition, a director will cease to be a director if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his or her creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his or her office by notice in writing to the company; (iv) without special leave of absence from the board, is absent from three consecutive board meetings and the directors resolve that his or her office be vacated; or (v) is removed from office pursuant to any other provision of the articles of association.

Officers are appointed by and serve at the discretion of the board of directors, and may be removed by the board of directors.

Employees

As of June 30, 2025, we had a total of 1,240 employees.

The following table sets forth the numbers of our employees categorized by function as of June 30, 2025.

Function	Number of Employees
Research and development and technology	699
Marketing and branding	117
Compliance and risk management	103
Operations, customer service and other administrative	321
Total	1,240

We enter into standard labor contracts with our employees. We also enter into non-compete and confidentiality agreements with senior management and key personnel.

We believe that we maintain a good working relationship with our employees, and we have not experienced any major labor disputes. None of our employees are represented by a labor union.

MATERIAL CONTRACTS AND RELATED PARTY TRANSACTIONS

Material Contracts Relating to the Company’s Operations and Financing

Omnibus Clearing Agreement

The Company has entered into the Omnibus Clearing Agreement and the Fully Disclosed Clearing Agreement with Apex Clearing, as its clearing partner, to clear and settle all stock and securities trades. For a description of the material terms of the Omnibus Clearing Agreement and the Fully Disclosed Clearing Agreement, see the section entitled “Business — Business Overview — Investing through the Webull Platform,” which is incorporated herein and qualified by reference to the Omnibus Clearing Agreement and the Fully Disclosed Clearing Agreement filed as Exhibits 10.12 and 10.13, respectively, to the registration statement of which this prospectus forms a part.

Standby Equity Purchase Agreement

For more information on the Purchase Agreement that was executed on July 1, 2025, see the information included in the section entitled “Committed Equity Financing” which is incorporated by reference in this section. As of the date of this prospectus, which forms a part of the post-effective amendment no. 1 to the initial registration statement related to this offering that was initially filed on July 18, 2025 with the SEC, Webull has issued and sold to the Selling Securityholder 9,750,000 Webull Class A Ordinary Shares (excluding the 159,236 Commitment Shares) and raised proceeds of approximately $149.2 million under the Purchase Agreement in connection with such sales.

Material Contracts Relating to the Business Combination

Auxo Support Agreement

Concurrently with the execution and delivery of the Business Combination Agreement, SKGR, Webull and the Initial SKGR Shareholders entered into a support agreement, pursuant to which, each Initial SKGR Shareholder agreed, among other things, (a) at any meeting of SKGR Shareholders called to seek SKGR Shareholders’ approval of the transactions in connection with the Business Combination and the amendment to the memorandum and articles of association of SKGR to extend the deadline for the Business Combination (the “SPAC Shareholder Extension Approval”), or in connection with any written consent of SKGR Shareholders or in any other circumstances upon which a vote, consent or other approval with respect to the Business Combination Agreement and the transactions contemplated therein, such Initial SKGR Shareholder (i) agreed to, if a meeting is held, appear at such meeting or otherwise cause the SKGR Class B Ordinary Shares held by such Initial SKGR Shareholder to be counted as present at such meeting for purposes of establishing a quorum, and (ii) vote or cause to be voted the SKGR Class B Ordinary Shares held by such Initial SKGR Shareholder in favor of the relevant SKGR Shareholders’ approvals or SPAC Shareholder Extension Approval; and (b) subject to the exceptions set forth in the Auxo Support Agreement, agreed to become subject to certain transfer restrictions with respect to (i) any Webull Class A Ordinary Shares held by each Initial SKGR Shareholder immediately after the effective time of the First Merger during a period of twelve (12)-months from and after the Closing Date, (ii) Webull Warrants or Webull Class A Ordinary Shares underlying such warrants held by each Initial SKGR Shareholder immediately after the effective time of the First Merger until thirty (30) days after the Closing Date. Among other exceptions, the transfer restrictions do not apply to (i) transfers made after the date on which the closing price of the Webull Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) for any twenty (20) Trading Days (as defined in the Auxo Support Agreement) within a thirty (30)-Trading Day period commencing at least one hundred and fifty (150) days after the Closing Date; and (ii) transfers of up to twenty-five percent (25%) of the number of Webull Class A Ordinary Shares (as of immediately following the Closing) (which shall exclude any Webull Class A Ordinary Shares acquired by the Initial SKGR Shareholders upon the conversion, exercise or exchange of Webull Warrants) held by the Initial SKGR Shareholders in order to satisfy, reduce or defray any actual or potential taxes imposed (or in the Initial SKGR Shareholders’ reasonable judgment expected to be imposed) on the Initial SKGR Shareholders or their affiliates as a result of any failure of the Mergers to qualify for the Intended Tax Treatment (for the avoidance of doubt, the Initial SKGR Shareholders may avail themselves of this exception regardless of the amount of such actual or potential taxes imposed). Webull, SKGR, the Auxo and each other Initial SKGR Shareholders acknowledge and agree that the Mergers are intended to qualify both as a reorganization within the meaning of Section 368(a) of the Code and as an exchange described in Section 351 of the Code (the “Intended Tax Treatment”). For additional information on such transfer restrictions on the Webull Class A Ordinary Shares held by the Initial SKGR Shareholders, see “Risk Factors — Risks Relating to Ownership of Securities of Webull and this Offering — Future resales of Webull Ordinary Shares issued to Webull shareholders and other significant shareholders may cause the market price of the Webull Class A Ordinary Shares to drop significantly, even if Webull’s business is doing well.”

The Existing Webull Shareholders also agreed to be subject to transfer restrictions of their Webull Class A Ordinary Shares following the Closing Date. For additional information on such transfer restrictions on the Webull Class A Ordinary Shares held by the Existing Webull Shareholders, see “Description of Securities and Articles of Association — The Webull Articles — Transfer of Ordinary Shares” and a copy of the Webull Articles filed as Exhibit 3.1 to the registration statement of which this prospectus forms a part.

Following the date of the Business Combination Agreement, SKGR and the Auxo entered into additional Non-Redemption Agreements (the “Additional Non-Redemption Agreements”) with the certain SKGR Shareholders. Pursuant to such Additional Non-Redemption Agreements, (i) on the Closing Date and immediately prior to the First Merger Effective Time, the Auxo surrendered to SKGR and forfeited for no consideration 175,150 SKGR Class B Ordinary Shares held by Auxo in the aggregate, (ii) SKGR issued to the SKGR Shareholders that are parties to the Additional Non-Redemption Agreements for no additional consideration one SKGR Class A Ordinary Share for each SKGR Class B Ordinary Shares surrendered to SKGR by Auxo, and (iii) in exchange for such issuance, the relevant SKGR Shareholders waived, and agreed not to elect or otherwise exercise, his, her or its redemptions in connection with the Business Combination. Pursuant to the terms of the Auxo Support Agreement, the Auxo forfeited 824,850 additional SPAC Class B Ordinary Shares upon the request of Webull.

In addition, on the terms and subject to the conditions of the Auxo Support Agreement, following the Closing until 30 days following the expiration of the statute of limitations for the applicable taxes (or if an audit is commenced during this period, until the completion of the audit), subject to the occurrence of certain triggering events, Webull agreed to indemnify Auxo and each other Initial SKGR Shareholder for any U.S. federal (and applicable U.S. state and U.S. local) income taxes, together with any interests and penalties (the “Indemnifiable Amounts”) payable by Auxo or the other Initial SKGR Shareholders, as applicable, solely arising from or attributable to the failure of the Mergers to qualify for the Intended Tax Treatment, provided, however, that Webull shall not have any liability in respect of any Indemnifiable Amounts to the extent that the aggregate amount of such Indemnifiable Amounts exceeds $5,000,000.

Indemnity Letter Agreement

On December 5, 2024, Webull and the Initial SKGR Shareholders entered into an Indemnity Letter Agreement (the “Indemnity Letter Agreement”). The Indemnity Letter Agreement provides that, among other things, Webull shall indemnify, to the extent permitted by law, the Initial SKGR Shareholders against losses resulting from or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus, any issuer free writing prospectus, any information of Webull that it has filed or is required to file pursuant to Rule 433(d) under the Securities Act, any written communication (within the meaning of Rule 405 under the Securities Act) with investors, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. In connection with the registration statement in which an Initial SKGR Shareholder is participating, such Initial SKGR Shareholder shall furnish to Webull in writing the SPAC Insider Information (as defined in the Indemnity Letter Agreement) and to the extent permitted by law, shall indemnify Webull against losses resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus, any issuer free writing prospectus, any Webull information that Webull has filed or is required to file pursuant to Rule 433(d) under the Securities Act, any written communication with investor, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such untrue statement or alleged untrue statement or omission or alleged omission of a material fact are made in reliance upon any information or affidavit furnished in writing by such Initial SKGR Shareholder expressly for use therein. Insofar as indemnification of liabilities arising under the Securities Act may be permitted to executive officers and directors or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Registration Rights Agreement

Webull entered into the Registration Rights Agreement with the Initial SKGR Shareholders and the Existing Webull Shareholders. For additional information on the Registration Rights Agreement, please see below “— Related Party Transactions — Business Combination Related Agreements — Registration Rights Agreement,” which is incorporated herein.

Warrant Assignment Agreement

On the Closing Date, SKGR, Webull and Continental Stock Transfer & Trust Company entered into the Warrant Assignment Assumption and Amendment Agreement, pursuant to which, among other things, SKGR assigned to Webull, and Webull assumed, all of SKGR’s rights, title, interests, and liabilities and obligations in and under the Warrant Agreement, dated June 23, 2022, by and between SKGR and Continental Stock Transfer & Trust Company (the “Existing Warrant Agreement”). In connection with such assignment, each SKGR Warrant converted into a Webull Warrant and each Webull Warrant shall continue to have and be subject to substantially the same terms and conditions as were provided in the Existing Warrant Agreement. For more information on the Webull Warrants, see “Description of Securities and Articles of Association — Warrants — Webull Public Warrants.”

Incentive Warrant Agreement

On the Closing Date, Webull and Continental Stock Transfer & Trust Company entered into a warrant agreement (the “Incentive Warrant Agreement”), pursuant to which, in connection with the Mergers and on the Closing Date, Webull issued to (i) each SKGR Shareholder (other than the Initial SKGR Shareholders or any holder of SKGR treasury shares) one Incentive Warrant to purchase one Webull Class A Ordinary Share at an initial price of $10.00 per share (subject to adjustment pursuant to the terms of the Incentive Warrant Agreement for capitalization, share dividends or split-up) for each SKGR Class A Ordinary Share in respect of which the holder thereof did not validly exercise his or her redemption right, and (ii) certain shareholders of Webull, an aggregate of 20,000,000 Webull Incentive Warrants. On June 30, 2025, Webull redeemed all of the issued and outstanding Webull Incentive Warrants pursuant to the terms of the Incentive Warrant Agreement. Prior to the redemption, a total of 20,453,945 Webull Incentive Warrants were exercised and each converted into one Webull Class A Ordinary Share at an exercise price of $10.00 per share, resulting in aggregate gross proceeds to Webull of approximately $204.5 million. The remaining 459,144 Webull Incentive Warrants that were not exercised on or prior to June 30, 2025 were redeemed at $0.01 per warrant.

Service Provider Subscription Agreements

Following the consummation of the Business Combination, Webull also executed two subscription agreements on April 29, 2025 with certain service providers pursuant to which Webull issued 100,000 Webull Class A Ordinary Shares in satisfaction for certain of the fees and expenses that such service providers had incurred. The Webull Class A Ordinary Shares were issued at a deemed $10.00 price per share and were issued pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act.

Employment Agreements, Independent Director Agreements and Indemnification Agreements

Webull has entered into employment agreements with each of the executive officers, independent director agreements with each of its non-employee directors and indemnification agreements with each of its directors and officers. For additional information on the employments agreements, independent director agreements and the indemnification agreements, please see the section below entitled “— Related Party Transactions — Company Relationships and Related Party Transactions — Employment Agreements, Independent Director Agreements and Indemnification Agreements,” which is incorporated herein.

Related Party Transactions

Business Combination Related Agreements

Registration Rights Agreement

On the Closing Date, Webull, the Initial SKGR Shareholders and the Existing Webull Shareholders entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which Webull granted the Initial SKGR Shareholders and the Existing Webull Shareholders, registration rights and committed to use commercially reasonable efforts to file a resale shelf registration statement on Form F-3 following the Closing Date, once eligible to do so, if any of the registrable securities proposed to be sold by a holder of registration rights may at that point not be sold unconditionally without registration in any ninety (90) day period pursuant to Rule 144 promulgated under the Securities Act. As of the date of this prospectus, holders of 334,870,669 Webull Ordinary Shares, being 67.7% of Webull’s issued and outstanding Webull Ordinary Shares, have registration rights under the Registration Rights Agreement.

The Registration Rights Agreement also provides that Webull will pay certain expenses relating to such registrations and indemnify the Initial SKGR Shareholders and the applicable shareholders of Webull against certain liabilities. The rights granted under the Registration Rights Agreement supersede any prior registration, qualification or similar rights of the parties with respect to the securities of Webull such parties held. For more information, also see “Plan of Distribution” and “Risk Factors — Risks Relating to Ownership of Securities of Webull and this Offering — The grant and future exercise of registration rights may adversely affect the market price of Webull Securities” and see “Risk Factors — Risks Relating to Ownership of Securities of Webull and this Offering — Future resales of Webull Ordinary Shares issued to Webull shareholders and other significant shareholders may cause the market price of the Webull Class A Ordinary Shares to drop significantly, even if Webull’s business is doing well.”

Webull Pay Business Combination

On July 11, 2025, Webull entered into a business combination agreement (the “Initial Business Combination Agreement”) with Feather Sound II Inc., a direct wholly owned subsidiary of Webull, and Webull Pay Inc. (“Webull Pay”), the parent company of Webull Pay LLC, pursuant to which Webull Pay will merge with and into Feather Sound II Inc., with Webull Pay surviving as a direct wholly owned subsidiary of Webull (the “Webull Pay Transaction”). On August 20, 2025, Webull entered into an amendment to the Webull Pay Business Combination Agreement (the Initial Business Combination Agreement as amended, the “Webull Pay Business Combination Agreement”), permitting Webull to issue Webull Class A Ordinary Shares or Webull Class B Ordinary Shares in connection with the consummation of the Webull Pay Transaction. At the effective time of the Webull Pay Transaction, (a) each Webull Pay ordinary share and preferred share issued and outstanding will be automatically cancelled and cease to exist, and each Webull Pay shareholder will receive its portion of the Webull Pay Merger consideration, which consists of a combination of Webull Ordinary Shares and cash, and (b) each Webull Pay phantom share will be automatically cancelled and in exchange each holder of Webull Pay phantom shares will receive a combination of Webull Ordinary Shares and cash.

The closing the Webull Pay Transaction is expected to take place in September 2025, subject to satisfaction or waiver of customary conditions including, among other things, that the representations and warranties of the parties are true, correct and complete as of the closing date, the performance by all parties of their respective covenants, agreements, and obligations, and the receipt of all required approvals, licenses, consents, and filings necessary to consummate the transaction.

Water Castle Az Inc. and Webull Partners Limited, our share-award platform entity for certain Webull employees, which includes certain of our officers and directors, each hold a significant interest in Webull Pay. As described in more detail in the Webull Pay Business Combination Agreement, Webull expects to issue an aggregate total of 2,676,468 Webull Ordinary Shares, of which (i) 870,989 Webull Ordinary Shares will be issued and $10,565,108.20 in cash will be paid to Water Castle Az Inc, and (ii) 567,812 Webull Ordinary Shares will be issued and $6,887,563.31 in cash will be paid to Webull Partners Limited, in each case in exchange for their respective interests in Webull Pay.

A special committee of independent directors consisting of William Houlihan and Walter Bishop was formed by the board of directors of Webull to evaluate and negotiate the terms of the Webull Pay Transaction due to Mr. Anquan Wang’s and Webull Partners Limited’s respective interests in Webull Pay. Pursuant to the mandate of the special committee, it was granted the power by the board of directors to approve and enter into a definitive agreement in connection with the proposed Webull Pay Transaction. In addition, as a related party transaction, Webull’s audit committee (with Mr. Anquan Wang recusing himself) also reviewed and approved the Webull Pay Transaction in accordance with the terms of its charter. The foregoing description of the Webull Pay Transaction is qualified by reference to the Initial Business Combination Agreement, and its amendment, which are filed as Exhibits 10.19 and 10.20 to the registration statement of which this prospectus forms a part.

The Company expects to account for the merger using the acquisition method of accounting. Webull has been determined as the “legal” and “accounting” acquirer and Webull Pay Inc., as the acquiree.

Company Relationships and Related Party Transactions

Employment Agreements, Independent Director Agreements and Indemnification Agreements

Webull has entered into employment agreements with each of its executive officers. Webull may terminate employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to Webull’s detriment, or misconduct or a failure to perform agreed duties. Webull may also terminate an executive officer’s employment without cause upon three-month advance written notice. In such case of termination by Webull, Webull will provide severance payments to the executive officer as may be agreed between the executive officer and us. The executive officer may resign at any time with a three-month advance written notice.

Each executive officer has agreed to hold, both during and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of Webull’s confidential information or trade secrets, any confidential information or trade secrets of Webull’s customers or prospective customers, or the confidential or proprietary information of any third-party received by Webull and for which Webull have confidential obligations. The executive officers have also agreed to disclose in confidence to Webull all inventions, designs and trade secrets which they conceive, develop or reduce to practice during the executive officer’s employment with Webull and to assign all right, title and interest in them to Webull, and assist Webull in obtaining and enforcing patents, copyrights and other legal rights for these inventions, designs and trade secrets.

In addition, each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of his or her employment and typically up to two years following the last date of employment. Specifically, each executive officer has agreed not to (i) approach Webull’s customers, service providers, suppliers or contacts or other persons or entities introduced to the executive officer in his or her capacity as a representative of Webull for the purpose of doing business with such persons or entities that will harm Webull’s business relationships with these persons or entities; (ii) assume employment with or provide services to any of Webull’s competitors, or engage, whether as principal, partner, licensor or otherwise, any of Webull’s competitors, without Webull’s express consent; (iii) seek directly or indirectly, to solicit the employment or services of, or hire or engage, any person who is known to be employed or engaged by Webull; or (iv) otherwise interfere with Webull’s business or accounts.

Webull has entered into independent director agreements with each of its non-employee directors. Each agreement provides for an initial one-year term, subject to automatic renewal unless otherwise terminated in accordance with its terms. Either party may terminate the agreement at any time upon thirty (30) days’ prior written notice to the other party, or such shorter period as may be mutually agreed. A director may resign at any time by written notice, and Webull may remove a director in accordance with applicable law and Webull’s governing documents. The agreements do not provide for severance payments or other benefits upon termination.

Each independent director has agreed to hold, both during and after the termination of his or her appointment, in strict confidence and not to use, except as required in the performance of his or her duties as a director or as required by applicable law, any of Webull’s confidential information or trade secrets, any confidential information or trade secrets of Webull’s customers or prospective customers, or any confidential or proprietary information of a third party received by Webull and for which Webull has confidentiality obligations. Each independent director has also agreed to use such information solely in connection with his or her responsibilities as a director and to take reasonable steps to prevent any unauthorized disclosure or use.

In addition, each independent director has agreed to be bound by customary non-solicitation and non-interference covenants during the term of his or her appointment and for a period of one year following the end of such appointment. Specifically, each independent director has agreed not to (i) solicit or induce any employee, independent contractor, customer, supplier, or business partner of Webull to terminate or otherwise adversely alter their relationship with Webull; (ii) engage in or assume a position with any business entity that is competitive with Webull, if such engagement would result in a conflict of interest prohibited by Webull’s policies; or (iii) take any action that would interfere with or harm Webull’s business operations, client relationships, or corporate opportunities.

Webull also has entered into indemnification agreements with each of its directors and executive officers. Under these agreements, Webull agrees to indemnify the directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of Webull.

Insofar as indemnification of liabilities arising under the Securities Act may be permitted to executive officers and directors or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Global Plan

In order to promote the success and enhance the value of the company, Webull has adopted the Global Plan. For additional information on the Global Plan, see “Directors and Management — Global Plan,” which is incorporated herein.

Other Related Party Transactions

Webull had historically extended interest-free loans to (i) Mr. Anquan Wang, its founder, chairman of the board and chief executive officer, and his family member, (ii) Mr. Jun Yuan, (iii) Mr. Xinyu Yi, its former director and vice president, and (iv) Mr. Anthony Denier, chief executive officer of Webull Financial, for capital contribution to the subsidiaries and personal use. These loans generally have indefinite terms, except for the one extended to Mr. Xinyu Yi which has been repaid in full. As of the date of this prospectus, the outstanding balance amount for such loans have been fully repaid.

COMMITTED EQUITY FINANCING

On July 1, 2025, we entered into the Purchase Agreement with the Selling Securityholder. The following summary of the terms of the Purchase Agreement is only a summary and is qualified by reference to the Purchase Agreement, which is included as Exhibit 10.17 to this Registration Statement on Form F-1. Pursuant to the Purchase Agreement, we have the right, but not the obligation, to sell to the Selling Securityholder up to $1,000,000,000 of Webull Class A Ordinary Shares, subject to certain limitations and conditions set forth in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Sales of our Webull Class A Ordinary Shares to the Selling Securityholder under the Purchase Agreement, and the timing of any such sales, are at our option. In accordance with our obligations under the Purchase Agreement, we have filed the registration statement of which this prospectus forms a part with the SEC to register under the Securities Act the resale by the Selling Securityholder of up to 75,159,236 Webull Class A Ordinary Shares, consisting of 159,236 Commitment Shares that we issued to the Selling Securityholder as payment of a commitment fee for the Selling Securityholder’s obligations under the Purchase Agreement, and 75,000,000 Webull Class A Ordinary Shares that we have registered for resale in connection with the registration statement of which this prospectus forms a part. As of the date of this prospectus, which forms a part of the post-effective amendment no. 1 to the initial registration statement related to this offering that was initially filed on July 18, 2025 with the SEC, Webull has issued and sold to the Selling Securityholder 9,750,000 Webull Class A Ordinary Shares (excluding the 159,236 Commitment Shares) and raised proceeds of approximately $149.2 million under the Purchase Agreement in connection with such sales.

We do not have the right to commence any sales of our Webull Class A Ordinary Shares to the Selling Securityholder under the Purchase Agreement until the date on which all of the conditions to the Selling Securityholder’s purchase obligation set forth in the Purchase Agreement have been satisfied, including that the registration statement of which this prospectus forms a part be declared effective by the SEC and the final form of this prospectus is filed with the SEC. Upon the satisfaction of the conditions to the Selling Securityholder’s purchase obligation set forth in the Purchase Agreement, we may, from time to time, until 36 months following the date of the Purchase Agreement, direct the Selling Securityholder to purchase a specified amount of our Webull Class A Ordinary Shares (each such sale, an “Advance”) by delivering written notice to the Selling Securityholder (each, an “Advance Notice”).

We will not receive any proceeds from the sale of the securities by the Selling Securityholder. However, any Webull Class A Ordinary Shares sold by Webull to the Selling Securityholder pursuant to the terms of the Purchase Agreement and issued pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act will be sold to the Selling Securityholder at a variable price determined pursuant to the terms of the Purchase Agreement. The Purchase Price will be calculated pursuant to the Purchase Agreement by multiplying the Market Price by 97.50%, and will in any event be no less than the $0.00001 par value per Webull Class A Ordinary Share.

The “Market Price” will be determined pursuant to the Purchase Agreement and will equal to the volume weighted average price of the Webull Class A Ordinary Shares as reported by Bloomberg L.P. through its “AQR” function (the “VWAP”) of the Ordinary Shares during the relevant Pricing Period (as defined below).

“Pricing Period” means the period on an applicable date commencing with the receipt by Webull of written confirmation that the Selling Securityholder has received a written notice by Webull setting forth the number of Webull Class A Ordinary Shares that Webull desires to issue and sell to the Selling Securityholder, and ending at 4:00 p.m. New York City time on the same trading day (unless otherwise agreed by Webull and the Selling Securityholder, or such a Pricing Period is terminated pursuant to the terms of the Purchase Agreement), provided however, the Selling Securityholder may delay the commencement of such Pricing Period until such time that the Selling Securityholder has received confirmation that the transfer agent of Webull has credited the Selling Securityholder’s account (or its designee’s account) at DTC through its Deposit Withdrawal at Custodian System (or by such other means of delivery as may be mutually agreed upon by the parties to the Purchase Agreement) with a number of Webull Class A Ordinary Shares equal to the number of Webull Class A Ordinary Shares that Webull elects to sell to the Selling Securityholder, in which case such Pricing Period shall commence upon receipt by Webull of written confirmation (which may be by e-mail) of receipt of such Webull Class A Ordinary Shares by the Selling Securityholder.

There is no upper limit on the subscription price per share that the Selling Securityholder could be obligated to pay for our Webull Class A Ordinary Shares.

If the total number of Webull Class A Ordinary Shares traded during the Pricing Period is less than the Volume Threshold, then the number of Webull Class A Ordinary Shares issued and sold pursuant to an Advance Notice shall be reduced to the greater of (a) 30% of the trading volume of the Webull Class A Ordinary Shares on Nasdaq during such Pricing Period as reported by Bloomberg L.P., or (b) the number of Webull Class A Ordinary Shares sold by the Selling Securityholder during such Pricing Period, but in each case not to exceed the amount requested in the Advance Notice. The “Volume Threshold” means a number of Webull Class A Ordinary Shares equal to the quotient of (a) the number of Webull Class A Ordinary Shares requested to be sold by the Company in an Advance Notice divided by (b) 0.30.

We will control the timing and amount of any sales of Webull Class A Ordinary Shares to the Selling Securityholder. Actual sales of our Webull Class A Ordinary Shares to the Selling Securityholder under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, which may include, among other things, market conditions, the trading price of our Webull Class A Ordinary Shares and determinations by us as to the appropriate sources of funding for our business and operations.

The Selling Securityholder will not be obligated to subscribe to any Webull Class A Ordinary Shares under the Purchase Agreement which, when aggregated with all other shares then beneficially owned by the Selling Securityholder and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Selling Securityholder and its affiliates to exceed 4.99% of the outstanding voting power or number of our Webull Class A Ordinary Shares.

The net proceeds under the Purchase Agreement to us will depend on the frequency and prices at which we sell Webull Class A Ordinary Shares to the Selling Securityholder. We expect that any proceeds received by us from such sales to the Selling Securityholder will be used for working capital and general corporate purposes. For more information, also see the section entitled “Use of Proceeds.”

As consideration for the Selling Securityholder’s commitment to purchase Webull Class A Ordinary Shares at our direction upon the terms and subject to the conditions set forth in the Purchase Agreement, we agreed to pay the Selling Securityholder, (i) a structuring fee in the amount of $25,000 and (ii) 159,236 Commitment Shares. The Commitment Shares reflect a number of Webull Class A Ordinary Shares that is equal to 0.20% of the 1,000,000,000 Commitment Amount divided by the last closing price of the Webull Class A Ordinary Shares as of the date of signing of the Purchase Agreement (on July 1, 2025, the last reported prices of the Webull Class A Ordinary Shares, as reported on the Nasdaq, was $12.56).

The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

We will not effect any sales under the Purchase Agreement and the Selling Securityholder will not have any obligation to purchase Webull Class A Ordinary Shares under the Purchase Agreement to the extent that after giving effect to such purchase and sale the aggregate number of Webull Class A Ordinary Shares issued under the Purchase Agreement together with any Webull Class A Ordinary Shares issued in connection with any other transactions that may be considered part of the same series of transactions, where the number of shares issued would exceed the Exchange Cap representing 19.99% of our issued and outstanding Webull Ordinary Shares (including Webull Class A Ordinary Shares and Webull Class B Ordinary Shares on as-converted basis). Thus, we may not have access to the right to sell the full $1,000,000,000 shares of Webull Class A Ordinary Shares to the Selling Securityholder.

Unless (i) Webull obtains shareholder approval pursuant to Nasdaq Rule 5635(d) to issue Webull Class A Ordinary Shares in excess of the Exchange Cap, or (ii) takes actions required pursuant to Nasdaq Rule 5615(a)(3) to duly and validly rely on an exemption for foreign private issuers from applicable rules and regulations of Nasdaq (as defined herein) by adopting a home country practice that allows Webull to issue Webull Class A Ordinary Shares to the Selling Securityholder in connection with the Purchase Agreement without regard to the limitations imposed by Nasdaq Rule 5635(d), Webull may not effect any sales under the Purchase Agreement to the extent that after giving effect to such sales the aggregate number of Webull Class A Ordinary Shares issued under the Purchase Agreement together with any Webull Ordinary Shares issued in connection with any other transactions that may be considered part of the same series of transactions, where the number of shares issued would exceed 96,891,594 Webull Ordinary Shares, i.e. the number of shares representing 19.99% of Webull’s outstanding Webull Ordinary Shares (including

Webull Class A Ordinary Shares and Webull Class B Ordinary Shares on an as converted basis) as of the date of execution of the Purchase Agreement, subject to certain limited exceptions. If Webull obtains shareholder approval to issue Webull Class A Ordinary Shares in excess of the Exchange Cap or takes actions to adopt a home country practice that would allow Webull to issue Webull Class A Ordinary Shares to the Selling Securityholder in connection with the Purchase Agreement without regard to the limitations imposed by Nasdaq Rule 5635(d), in each case as described above, Webull may register the resale by the Selling Securityholder of additional Webull Class A Ordinary Shares sold by Webull to the Selling Securityholder pursuant to the Purchase Agreement by filing a post-effective amendment to the registration statement of which this prospectus forms a part or by filing one or more additional registration statements. Therefore, the 75,159,236 Webull Class A Ordinary Shares registered for resale under the registration statement of which this prospectus forms a part are not all of the Webull Class A Ordinary Shares that may be sold pursuant to the Purchase Agreement.

We do not know what the subscription price for the Webull Class A Ordinary Shares will be and therefore cannot be certain as to the number of Webull Class A Ordinary Shares we might issue to the Selling Securityholder under the Purchase Agreement.

We provide more information about how the Selling Securityholder may sell or otherwise dispose of the Webull Class A Ordinary Shares offered for resale pursuant to this prospectus in the section entitled “Plan of Distribution.” We will bear all costs, expenses, and fees in connection with the registration of the Webull Class A Ordinary Shares offered hereby. The Selling Securityholder will receive all commissions and discounts, if any, attributable to its sales of the Webull Class A Ordinary Shares offered hereby. Though we have been advised by Selling Securityholder and the Selling Securityholder represents in the Purchase Agreement, that the Selling Securityholder is purchasing the Webull Class A Ordinary Shares for its own account, for investment purposes in which it takes investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute such shares in violation of the Securities Act or any other applicable securities laws, the Selling Securityholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act and any profits on the sales of shares of the Webull Class A Ordinary Shares by the Selling Securityholder and any discounts, commissions or concessions received by the Selling Securityholder are deemed to be underwriting discounts and commissions under the Securities Act. Please see the section of this prospectus entitled “Selling Securityholder” for additional information regarding the Selling Securityholder.

As further described below under “— Effect of Sales of Webull Class A Ordinary Shares under the Purchase Agreement on Securityholders” and in other sections of this prospectus, there are substantial risks to stockholders as a result of the sale and issuance of the Webull Class A Ordinary Shares to the Selling Securityholder under the Purchase Agreement. These risks include the potential for substantial dilution and significant declines in the share price of our securities. See “Risk Factors” beginning on page 9 of this prospectus for more information.

Conditions to Each Advance

The Selling Securityholder’s obligation to accept Advance Notices that are timely delivered by us under the Purchase Agreement is subject to the satisfaction, at the applicable date of delivery of an Advance Notice, of certain conditions, including:

(i)     Accuracy of the Company’s Representations and Warranties.    The representations and warranties of Webull in the Purchase Agreement shall be true and correct in all material respects as of date Webull is deemed to have delivered an Advance Notice to the Selling Securityholder, subject to the terms of the Purchase Agreement (except to the extent such representations and warranties are as of another date, such representations and warranties shall be true and correct as of such other date).

(ii)    Registration of the Ordinary Shares with the SEC.    There is an effective registration statement pursuant to which the Selling Securityholder is permitted to utilize the prospectus thereunder to resell all of the Webull Class Ordinary Shares issuable pursuant to such Advance Notice.

(iii)   Authority.    Webull shall have obtained all permits and qualifications required by any applicable state for the offer and sale of all the Webull Class A Ordinary Shares issuable pursuant to an Advance Notice or shall have the availability of exemptions therefrom. The sale and issuance of such Ordinary Shares shall be legally permitted by all laws and regulations to which Webull is subject.

(iv)   No Material Outside Event.    No Material Outside Event (as defined in the Purchase Agreement) shall have occurred and be continuing.

(v)    Board.    (I) The board of directors of Webull has approved the transactions contemplated by the Transaction Documents (as defined in the Purchase Agreement), (II) said approval has not been amended, rescinded or modified and remains in full force and effect as of the date hereof, and (III) a true, correct and complete copy of such resolutions duly adopted by the board of directors of Webull shall have been provided to the Selling Securityholder.

(vi)   Performance by the Company.    Webull shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by Webull at or prior the applicable Condition Satisfaction Date (as defined in the Purchase Agreement).

(vii)  No Injunction.    No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or materially and adversely affects any of the transactions contemplated by the Transaction Documents.

(viii) No Suspension of Trading in or Delisting of Ordinary Shares.    (I) Trading in the Webull Class A Ordinary Shares shall not have been suspended by the SEC, the Principal Market or FINRA, (II) Webull shall not have received any final or non-appealable notice that the listing or quotation of the Webull Class A Ordinary Shares on the Principal Market shall be terminated on a date certain (unless, prior to such date certain, the Webull Class A Ordinary Shares are listed or quoted on any subsequent Principal Market (as defined in the Purchase Agreement)), nor shall there have been imposed any suspension of, or restriction on, accepting additional deposits of the Webull Class A Ordinary Shares, electronic trading or book-entry services by DTC with respect to the Webull Class A Ordinary Shares that is continuing, and (III) Webull shall not have received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Webull Class A Ordinary Shares, electronic trading or book-entry services by DTC with respect to the Webull Class A Ordinary Shares is being imposed or is contemplated (unless, prior to such suspension or restrictions, DTC shall have notified the Company in writing that DTC has determined not to impose any such suspension or restriction), and (IV) all of the Webull Class A Ordinary Shares issuable pursuant to the applicable Advance Notice shall be eligible for deposit at the brokerage account provided by the Selling Securityholder for the delivery of such Webull Class A Ordinary Shares.

(ix)   Authorized.    All of the Webull Class A Ordinary Shares issuable pursuant to an applicable Advance Notice shall have been duly authorized by all necessary corporate action of Webull. All Webull Class A Ordinary Shares relating to any prior Advance Notices required to have been received by the Selling Securityholder under the Purchase Agreement shall have been delivered to the Selling Securityholder in accordance with the Purchase Agreement.

(x)    Executed Advance Notice.    The representations contained in any Advance Notice shall be true and correct in all material respects as of the applicable Condition Satisfaction Date.

(xi)   Material Non-Public Information.    Neither the Company nor the Selling Securityholder shall be in possession of any material non-public information regarding the Company.

Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

•        36 months following the date of the Purchase Agreement; and

•        the date on which the Selling Securityholder shall have purchased Webull Class A Ordinary Shares under the Purchase Agreement for an aggregate gross purchase price equal to $1,000,000,000;

We also have the right to terminate the Purchase Agreement at any time, at no cost or penalty, upon two (2) trading days’ prior written notice to the Selling Securityholder, provided that there are no outstanding Advance Notices under which we are to issue Webull Class A Ordinary Shares.

We and the Selling Securityholder may also agree to terminate the Purchase Agreement by mutual written consent. Neither we nor the Selling Securityholder may assign or transfer their respective rights and obligations under the Purchase Agreement, and no provision of the Purchase Agreement may be modified or waived by us or the Selling Securityholder other than by an instrument in writing signed by both parties.

No Short-Selling by the Selling Securityholder

The Selling Securityholder has agreed that it and its affiliates will not engage in any short sales during the term of the Purchase Agreement with respect to the Webull Class A Ordinary Shares. The Purchase Agreement stipulates that the Selling Securityholder may sell our Webull Class A Ordinary Shares to be issued pursuant to an Advance Notice, following receipt of the Advance Notice, but prior to receiving such shares and may sell other Webull Class A Ordinary Shares acquired pursuant to the Purchase Agreement that the Selling Securityholder has continuously held from a prior date of acquisition.

Effect of Sales of Webull Class A Ordinary Shares under the Purchase Agreement on Securityholders

All Webull Class A Ordinary Shares that may be issued or sold by us to the Selling Securityholder under the Purchase Agreement, when registered under the Securities Act for resale by the Selling Securityholder in this offering are expected to be freely tradable. The Webull Class A Ordinary Shares being registered for resale in this offering may be issued and sold by us to the Selling Securityholder from time to time at its discretion over the term of the Purchase Agreement. The Webull Class A Ordinary Shares offered for resale pursuant to this prospectus represent a substantial percentage of our total issued and outstanding securities and our public float. In fact, the Webull Ordinary Shares that may still be offered for resale pursuant to this prospectus represent approximately 13.2% of the Webull Ordinary Shares issued and outstanding as of the date of this prospectus. The resale by the Selling Securityholder of a significant amount of shares registered for resale at any given time, or the perception that such sales may occur, could cause the market price of our Webull Class A Ordinary Shares and Webull Public Warrants to decline significantly and to be highly volatile. The frequency of sales by the Selling Securityholder could also cause the market price of our securities to decline or increase the volatility in the market price of our securities. Sales of shares of our Webull Class A Ordinary Shares, if any, to the Selling Securityholder under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Securityholder all, some or none of the shares of our Webull Class A Ordinary Shares that may be available to sell to the Selling Securityholder pursuant to the Purchase Agreement.

If and when we do elect to sell Webull Class A Ordinary Shares to the Selling Securityholder pursuant to the Purchase Agreement, the Selling Securityholder may resell all, some or none of such shares in its discretion and at different prices subject to the terms of the Purchase Agreement. We do not know when or in what amount the Selling Securityholder will sell its securities hereunder following the effective date of the registration statement of which this prospectus forms a part. We do not know how long the Selling Securityholder will hold the Webull Class A Ordinary Shares before selling them, and we are not aware of any existing arrangements between the Selling Securityholder and any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the Webull Class A Ordinary Shares being offered for resale by this prospectus. The issuance, if any, of Webull Class A Ordinary Shares to the Selling Securityholder pursuant to the Purchase Agreement will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders would be diluted. Although the number of shares that existing shareholders own would not decrease as a result of sales, if any, under the Purchase Agreement, the shares owned by our existing shareholders would represent a smaller percentage of our total outstanding Webull Class A Ordinary Shares after any such issuance.

As a result, investors who purchase shares from the Selling Securityholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Securityholder in this offering as a result of future sales made by us to the Selling Securityholder at prices lower than the prices such investors paid for their shares. In addition, if we sell a substantial number of shares to the Selling Securityholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of the Purchase Agreement arrangement with the Selling Securityholder may make it more difficult for us to sell equity or equity-related securities in the future at a desirable time and price.

Because the purchase price per share to be paid by the Selling Securityholder for the shares that we may elect to sell to the Selling Securityholder under the Purchase Agreement, if any, will fluctuate based on the market price of our Webull Class A Ordinary Shares during the applicable Pricing Period, as of the date of this prospectus, we cannot reliably predict the number of Webull Class A Ordinary Shares that we will sell to the Selling Securityholder under the Purchase Agreement, the actual purchase price per Webull Class A Ordinary Share to be paid by the Selling Securityholder for those shares, or the actual gross proceeds to be raised by us from those sales, if any.

Further, despite a potential decline in the public trading price of our securities, the Selling Securityholder may still experience a positive rate of return on the securities they purchased and may have an incentive to sell due to the differences in the purchase prices for the Webull Class A Ordinary Shares and the public trading price of our Webull Class A Ordinary Shares. Our public securityholders may not experience a similar rate of return on the securities they purchased due to differences in their purchase prices and the current trading price. The Selling Securityholder is deemed to have purchased the Commitment Shares at $12.56 per share and as of the date of this prospectus does not hold any of the Commitment Shares anymore. Further, as described in more detail above, Webull will be selling Webull Class A Ordinary Shares to the Selling Securityholder pursuant to the Purchase Agreement at variable prices and at a 2.5% discount to the Market Price.

As of the date of this prospectus, Webull had (i) 411,508,855 Webull Class A Ordinary Shares and 82,988,016 Webull Class B Ordinary Shares issued and outstanding, and (ii) 9,675,386 Webull Warrants issued and outstanding. Webull also has 44,400,984 Webull Class A Ordinary Shares reserved for issuance pursuant to its Global Plan (as defined herein).

Potential sales by our significant shareholders could also have a significant negative impact on the market price of our securities while sales to and by the Selling Securityholder under the Purchase Agreement occur. Immediately following the consummation of the Business Combination, 455,599,003 Webull Ordinary Shares (including 82,988,016 Webull Class B Ordinary Shares) were held by the Existing Webull Shareholders and were subject to the transfer restrictions in the Webull Articles and 3,892,884 Webull Ordinary Shares were held by the Initial SKGR Shareholders and certain non-redemption agreement investors and were subject to the transfer restrictions in the Auxo Support Agreement. However, certain lock-up restrictions entered into in connection with the Business Combination will expire one year after the Closing Date (with respect to the Webull Ordinary Shares held by the Initial SKGR Shareholders and certain non-redemption agreement investors) and one hundred eighty days after the Closing Date (with respect to Webull Ordinary Shares held by Existing Webull Shareholders). The lock-up restrictions described in the foregoing are subject to specified exceptions that may result in earlier transfers or releases of such securities. For instance, the release of Webull Class A Ordinary Shares from the transfer restrictions may occur if the Webull Class A Ordinary Shares trade above $12.00 for twenty (20) trading days within a thirty (30)-trading day period. For more information on securities eligible for future sale, including securities not covered by this resale prospectus and the different resale options that certain of our shareholders may have with respect to the securities that are currently subject to transfer restrictions as described in the foregoing, see the section entitled “Securities Eligible for Future Sale” and “Risk Factors” in this prospectus.

DESCRIPTION OF SECURITIES AND ARTICLES OF ASSOCIATION

The following description of the material terms of the securities of Webull includes a summary of specified provisions of the Webull Articles. This description is qualified by reference to the Webull Articles filed as Exhibit 3.1 to the registration statement of which this prospectus forms a part, and all capitalized terms used in this section are as defined in the Webull Articles, unless elsewhere defined herein.

Webull is a Cayman Islands exempted company with limited liability and its affairs are governed by the Webull Articles, the Cayman Companies Act, and the common law of the Cayman Islands.

The Webull Articles authorize the issuance of up to 4,000,000,000 Class A Ordinary Shares of par value of US$0.00001 each and 1,000,000,000 Class B Ordinary Shares of par value of US$0.00001 each. As of the date of this prospectus, Webull has 411,508,855 Webull Class A Ordinary Shares and 82,988,016 Webull Class B Ordinary Shares issued and outstanding. All Webull Ordinary Shares issued and outstanding are fully paid and non-assessable.

The Webull Articles

The following are summaries of material provisions of the Webull Articles and the Cayman Companies Act insofar as they relate to the material terms of the Webull Ordinary Shares.

Objects of the Company.    Under the Webull Articles, the objects of the company are unrestricted and Webull has the full power and authority to carry out any object not prohibited by the Cayman Islands law.

Ordinary Shares.    Webull’s ordinary shares are divided into Webull Class A Ordinary Shares and Webull Class B Ordinary Shares. Holders of Webull’s Class A Ordinary Shares and Webull Class B Ordinary Shares have the same rights except for voting and conversion rights. Webull’s Ordinary Shares are issued in registered form and are issued when registered in the books and records of Webull’s registrar and transfer agent, Continental Stock Transfer & Trust Company. Webull may not issue shares to bearer. Webull’s shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Conversion.    Webull Class B Ordinary Shares may be converted into the same number of Webull Class A Ordinary Shares by the holders thereof at any time, while Webull Class A Ordinary Shares cannot be converted into Webull Class B Ordinary Shares under any circumstances. Upon any sale, transfer, assignment or disposition of Webull Class B Ordinary Shares by a holder thereof to any person other than holders of Webull Class B Ordinary Shares or their affiliates, or upon a change of ultimate beneficial ownership of any Webull Class B Ordinary Share to any person who is not an affiliate of the holder thereof, such Webull Class B Ordinary Shares shall be automatically and immediately converted into the same number of Webull Class A Ordinary Shares.

Dividends.    The holders of Webull Ordinary Shares are entitled to such dividends as may be declared by Webull’s board of directors or declared by Webull’s shareholders by ordinary resolution (provided that no dividend may be declared by Webull’s shareholders which exceeds the amount recommended by the directors). The Webull Articles state that dividends may be declared and paid out of the funds of Webull lawfully available therefor. Under the laws of the Cayman Islands, the company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights.    Holders of Webull Class A Ordinary Share and Webull Class B Ordinary Share shall, at all times, vote together as one class on all matters submitted to a vote by Webull’s shareholders at any general meeting of the company. Each Webull Class A Ordinary Share shall be entitled to one vote on all matters subject to the vote at general meetings of the company, and each Webull Class B Ordinary Share shall be entitled to 20 votes on all matters subject to the vote at general meetings of the company. A resolution put to the vote of the meeting shall be decided on a poll and not on a show of hands. A poll may be demanded by the chairperson of such meeting or any one shareholder having the right to vote on the resolution present in person or by proxy.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast at a meeting. A special resolution will be required for important matters such as a change of name or making changes to the Webull Articles. A special resolution may also be passed by a unanimous written resolution signed by all the shareholders of the company and an ordinary resolution also includes a written resolution passed by the requisite majority in accordance with the Webull Articles, as permitted by the Cayman Companies Act and the Webull Articles. Webull’s shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders.    As a Cayman Islands exempted company, Webull is not obliged by the Cayman Companies Act to call shareholders’ annual general meetings. The Webull Articles provide that it may (but is not obliged to) in each year hold a general meeting as Webull’s annual general meeting in which case Webull shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by the directors.

Shareholders’ general meetings may be convened by a majority of Webull’s board of directors. Advance notice of at least ten calendar days is required for the convening of Webull’s annual general shareholders’ meeting (if any) and any other general meeting of Webull’s shareholders. A quorum required for any general meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third of all votes attaching to the issued and outstanding shares in the company entitled to vote at general meeting.

The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The Webull Articles provide that upon the written requisition of any one or more of Webull’s shareholders who together hold shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of the company that as at the date of the deposit carry the right to vote at general meetings of the company, Webull’s board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, the Webull Articles do not provide Webull’s shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares.    Subject to the restrictions set out in the Webull Articles as set out below, any of Webull’s shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by Webull’s board of directors.

The board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which Webull has a lien. The board of directors may also decline to register any transfer of any ordinary share unless:

•        the instrument of transfer is lodged with Webull, accompanied by the certificate (if any) for the ordinary shares to which it relates and such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer;

•        the instrument of transfer is in respect of only one class of shares;

•        the instrument of transfer is properly stamped, if required;

•        in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

•        a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as the directors may from time to time require is paid to Webull in respect thereof.

If the directors refuse to register a transfer they shall, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on ten calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with the rules of Nasdaq, be suspended and the register closed at such times and for such periods as the board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any calendar year.

However, subject to certain exceptions set forth in the Webull Articles, during the Lock-Up Period, the Lock-Up Shareholders shall not transfer any Lock-Up Shares; provided that, notwithstanding the foregoing, each Lock-Up Shareholder may transfer Lock-Up Shares held by such Lock-Up Shareholder with the prior written consent of a majority of the Directors then in office or a duly authorized committee of the Board.

Liquidation.    On the winding up of the company, if the assets available for distribution amongst Webull’s shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst Webull’s shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to the company for unpaid calls or otherwise. If Webull’s assets available for distribution are insufficient to repay all of the share capital, such assets shall be distributed so that, as nearly as may be, the losses are borne by Webull’s shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares.    The board of directors may from time to time make calls upon shareholders for any moneys unpaid on their shares in a notice served to such shareholders at least fourteen calendar days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares.    Webull may issue shares on terms that such shares are subject to redemption, at Webull’s option or at the option of the holders of these shares, on such terms and in such manner as may be determined, before the issue of such shares, by either the board of directors or by Webull’s shareholders by special resolution. The company may also repurchase any of Webull’s shares on such terms and in such manner as have been approved by the board of directors or by an ordinary resolution of Webull’s shareholders. Under the Cayman Companies Act, the redemption or repurchase of any share may be paid out of the Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Cayman Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, the company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares.    If at any time, Webull’s share capital is divided into different classes of shares, the rights attached to any class of shares, subject to any rights or restrictions for the time being attached to any class of shares, may be varied (including where the rights are materially adversely varied) with the consent in writing of the holders holding not less than two-thirds of the issued shares of that class or with the sanction of a special resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of the class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be varied by, inter alia, the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by the company. The rights of the holders of shares shall not be deemed to be varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Issuance of Additional Shares.    The Webull Articles authorize Webull’s board of directors to issue additional Webull Ordinary Shares from time to time as the board of directors shall determine, to the extent of available authorized but unissued shares, without the need for any approval or consent from Webull’s shareholders.

The Webull Articles also authorize Webull’s board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:

•        the designation of the series;

•        the number of shares of the series;

•        the dividend rights, dividend rates, conversion rights, voting rights; and

•        the rights and terms of redemption and liquidation preferences.

The board of directors may issue preference shares without action by Webull’s shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records.    Holders of Webull’s ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of Webull’s list of shareholders or Webull’s corporate records (save for Webull’s memorandum and articles of association, Webull’s register of mortgages and charges and any special resolutions of Webull’s shareholders). However, Webull will provide Webull’s shareholders with annual audited financial statements. We also may, but are not required to, furnish to the SEC, on Form 6-K, unaudited financial information after each of our first three fiscal quarters. The SEC maintains a website at http://www.sec.gov that contains reports and other information that the Company files with or furnishes electronically to the SEC.

Anti-Takeover Provisions.    Some provisions of the Webull Articles may discourage, delay or prevent a change of control of the company or management that shareholders may consider favorable, including provisions that:

•        authorize Webull’s board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by Webull’s shareholders; and

•        limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, the directors may only exercise the rights and powers granted to them under the Webull Articles for a proper purpose and for what they believe in good faith to be in the best interests of the company.

Exempted Company.    Webull is an exempted company with limited liability under the Cayman Companies Act. The Cayman Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•        is not required to open its register of members for inspection;

•        does not have to hold an annual general meeting;

•        may have a capital divided into shares of no par value;

•        may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as a limited duration company; and

•        may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Exclusive Forum.    Unless Webull consents in writing to the selection of an alternative forum, the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) shall be the exclusive forum within the United States for the resolution of any complaint asserting a cause of action arising out of or relating in any way to the federal securities laws of the United States, regardless of whether such legal suit, action, or proceeding also involves parties other than Webull. However, the enforceability of similar federal court choice of forum provisions in other companies’ organizational documents has been challenged in legal proceedings in the United States, and it is possible that a court could find this type of provision to be inapplicable, unenforceable, or inconsistent with other documents that are relevant to the filing of such lawsuits. If this exclusive forum provision is held to be illegal, invalid or unenforceable under applicable law, the legality, validity or enforceability of the rest of articles of association shall not be affected and this exclusive forum provision shall be interpreted and construed to the maximum extent possible to apply in the relevant jurisdiction with whatever modification or deletion may be necessary so as best to give effect to Webull’s intention. In addition, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accepting or consenting to this forum selection provision does not represent you are waiving compliance with federal securities laws and the rules and regulations thereunder.

Indemnification of Directors and Officers.    The laws of the Cayman Islands do not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the indemnified person’s own fraud, dishonesty, willful default, willful neglect, fraud or against the consequences of committing a crime.

The Webull Articles provide that every director (including alternate director), secretary, or other officer for the time being and from time to time of Webull (but not including Webull’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of Webull’s business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, without limitation to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning Webull or its affairs in any court whether in the Cayman Islands or elsewhere.

Webull also entered into indemnification agreements with its directors and executive officers under the laws of the Cayman Islands, pursuant to which Webull agrees to indemnify each such person against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of Webull. Webull’s obligations under the indemnification agreements will be subject to certain customary restrictions and exceptions. The form of such indemnification agreement are filed as an exhibit of this Registration Statement.

In addition, the Registrant maintains standard policies of insurance under which coverage is provided to its directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, Webull has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Warrants

Webull Public Warrants

Upon the consummation of the Business Combination, each SKGR Public Warrant outstanding immediately prior to such Business Combination was assumed by Webull and converted into a Webull Public Warrant. As of the Closing Date, there were 17,271,990 Webull Warrants (including 6,792,000 Webull Private Warrants) issued and outstanding. As of the date of this prospectus, there remain 9,675,386 Webull Warrants issued and outstanding and no Webull Private Warrants and no Webull Incentive Warrants remain issued and outstanding. Each Webull Public Warrant continues to have and be subject to substantially the same terms and conditions as were applicable to such SKGR Public Warrant immediately prior to the consummation of the Business Combination (including any redemption rights provisions). Each Webull Warrant entitles the holder thereof the right to acquire one Webull Class A Ordinary Shares at an exercise price of $11.50 per share (subject to adjustments) from thirty (30) days after the Closing Date and will expire on earliest to occur of: (x) at 5:00 p.m., New York City time on the date that is five (5) years after the Closing Date, (y) the liquidation of Webull, and (z) at 5:00 p.m., New York City time on the Redemption Date (as defined in the Warrant Assignment Agreement).

Redemption of Webull Public Warrants

Not less than all of the outstanding Webull Public Warrants may be redeemed, at the option of Webull, at any time while they are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the registered holders of the Webull Public Warrants, at a redemption price of $0.01 per Webull Public Warrant; provided that (a) the last reported sales price of the Webull Class A Ordinary Shares for any twenty (20) Trading Days (as defined in the Warrant Assignment Agreement) within the thirty (30) Trading-Day period ending on the third Trading Day prior to the date on which notice of the redemption is given equals or exceeds $18.00 per Webull Class A Ordinary Share (subject to adjustment), and (b) there is an effective registration statement covering the issuance of the Webull Class A Ordinary Shares issuable upon exercise of the Webull Public Warrants, and a current prospectus relating thereto, available throughout the period of not less than thirty (30) days prior to the redemption date or Webull has elected to require the exercise of the Webull Public Warrants on a “cashless basis” pursuant to the terms of the Warrant Assignment Agreement.

In the event that Webull elects to redeem the Webull Public Warrants, Webull shall fix a date for redemption (the “Webull Public Warrant Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by Webull not less than thirty (30) days prior to the Webull Public Warrant Redemption Date to the registered holders of the Webull Public Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner provided in the Warrant Assignment Agreement shall be conclusively presumed to have been duly given whether or not the registered holder received such notice.

The Webull Public Warrants may be exercised for cash (or on a “cashless basis” pursuant to the terms of the Warrant Assignment Agreement, if applicable) at any time after the notice of redemption shall have been given by Webull and prior to the Webull Public Warrant Redemption Date. In the event that Webull determines to redeem the Webull Public Warrants or require all holders of Webull Public Warrants to exercise their Webull Public Warrants on a “cashless basis” pursuant to the terms of the Warrant Assignment Agreement, the notice of redemption shall contain instructions on how to calculate the number of Webull Class A Ordinary Shares to be received upon exercise of the Webull Public Warrants. On and after the Webull Public Warrant Redemption Date, the record holder of the Webull Public Warrants shall have no further rights except to receive, upon surrender of the Webull Public Warrants, the price per Webull Public Warrant at which any Webull Public Warrants are redeemed.

The foregoing summary of the terms of the Webull Warrants is only a summary and is qualified by reference to the Warrant Assignment Agreement, which is included as Exhibit 4.4 to the registration statement of which this prospectus forms a part. For more information, also see “Risk Factors — Risks Relating to Ownership of Securities of Webull and this Offering — We may redeem unexpired Webull Public Warrants or Webull Incentive Warrants prior to their exercise at a time that is disadvantageous to you, thereby making such warrants worthless” and “Risk Factors — Risks Relating to Ownership of Securities of Webull and this Offering — Holders of Webull Warrants will only be able to exercise their Webull Warrants on a “cashless basis” under certain circumstances, and if they do so, they will receive fewer Webull Class A Ordinary Shares from such exercise than if such warrants were exercised for cash.”

Webull Incentive Warrants

Upon the consummation of the Business Combination, Webull issued 20,913,089 Webull Incentive Warrants to certain Existing Webull Shareholders and SKGR Shareholders who did not redeem their SKGR Class A Ordinary Shares in connection with the Business Combination. Each Webull Incentive Warrant entitled the holder thereof to purchase one Webull Class A Ordinary Share at an initial exercise price of $10.00 per share (subject to adjustment pursuant to the terms of the Incentive Warrant Agreement). On June 30, 2025, Webull redeemed all of the issued and outstanding Webull Incentive Warrants pursuant to the terms of the Incentive Warrant Agreement. Prior to the redemption, a total of 20,453,945 Webull Incentive Warrants were exercised and each converted into one Webull Class A Ordinary Share at an exercise price of $10.00 per share, resulting in aggregate gross proceeds to Webull of approximately $204.5 million. The remaining 459,144 Webull Incentive Warrants that were not exercised on or prior to June 30, 2025 were redeemed at $0.01 per warrant.

Listing

The Webull Class A Ordinary Shares and Webull Warrants began trading on April 11, 2025 on Nasdaq under the symbols “BULL” and “BULLW,” respectively. On June 30, 2025, Webull redeemed all of the Incentive Warrants that initially started trading on Nasdaq under the symbol “BULLZ” on April 11, 2025. Following the redemption deadline, the Webull Incentive Warrants ceased trading on Nasdaq and no Webull Incentive Warrants are issued and outstanding.

MATERIAL TAX CONSIDERATIONS

Material U.S. Federal Income Tax Considerations

The following discussion is a summary of certain material U.S. federal income tax considerations of U.S. Holders’ ownership and disposition of Webull Class A Ordinary Shares. This discussion applies only to Webull Class A Ordinary Shares that are held as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).

The following does not purport to be a complete analysis of all potential tax considerations arising in connection with ownership and disposition of the Webull Class A Ordinary Shares. The effects and considerations of other U.S. federal tax laws, such as estate and gift tax laws, alternative minimum tax or Medicare contribution tax and any applicable state, local or non-U.S. tax laws, are not discussed. This discussion is based on the Code, U.S. Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. Webull has not sought nor will seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS will not take or that a court will not sustain a contrary position to the tax considerations discussed below.

This discussion addresses only the tax considerations with respect to the ownership and disposition of Webull Class A Ordinary Shares and does not address the tax considerations with respect to Webull Class B Ordinary Shares, Webull Warrants or any other Webull Securities that are not Webull Class A Ordinary Shares. In addition, it does not address considerations relevant to holders’ particular circumstances or holders subject to special rules, including, without limitation:

•        persons that are not U.S. Holders;

•        Auxo and its direct and indirect owners, the Initial SKGR Shareholders, officers or directors of SKGR;

•        banks, insurance companies, and certain other financial institutions;

•        regulated investment companies and real estate investment trusts;

•        brokers, dealers or traders in securities;

•        traders in securities that elect to mark to market;

•        tax-exempt organizations or governmental organizations;

•        U.S. expatriates and former citizens or long-term residents of the United States;

•        persons holding any Webull Class A Ordinary Shares, as the case may be, as part of a hedge, straddle, constructive sale or other risk reduction strategy, or as part of a conversion transaction or other integrated investment;

•        persons required to accelerate any item of gross income with respect to Webull Class A Ordinary Shares, as the case may be, as a result of such income being taken into account in an applicable financial statement;

•        persons that actually or constructively own 10% or more (by vote or value) of the outstanding Webull Ordinary Shares;

•        S corporations, partnerships or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

•        persons subject to the “base erosion and anti-abuse” tax;

•        U.S. Holders having a functional currency other than the U.S. dollar;

•        persons who hold or received Webull Class A Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation; and

•        pension plans and tax-qualified retirement plans.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Webull Class A Ordinary Shares, the tax treatment of an owner of such entity or arrangement generally will depend on the status of the owner, the activities of the entity or arrangement and certain determinations made at the owner level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes and the owners in such entities or arrangements should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THE U.S. FEDERAL INCOME TAX CONSIDERATIONS OF ACQUIRING, HOLDING OR DISPOSING OF WEBULL CLASS A ORDINARY SHARES FOR ANY PARTICULAR HOLDER DEPENDS ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE AND WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE AND LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO THEM, IN LIGHT OF THEIR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES AND THE U.S. FEDERAL INCOME TAX CONSIDERATIONS OF OWNING AND/OR DISPOSING OF WEBULL CLASS A ORDINARY SHARES.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of Webull Class A Ordinary Shares, as the case may be, that is for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a “United States person” (within the meaning of Section 7701(a)(30) of the Code) for U.S. federal income tax purposes.

Dividends and Other Distributions on Webull Class A Ordinary Shares

Distributions on Webull Class A Ordinary Shares will generally be taxable as a dividend for U.S. federal income tax purposes to the extent paid from Webull’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of Webull’s current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Webull Class A Ordinary Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the Webull Class A Ordinary Shares and will be treated as described below under the heading “— Sale, Exchange, Redemption or Other Taxable Disposition of Webull Class A Ordinary Shares.” Webull may not determine its earnings and profits on the basis of U.S. federal income tax principles, however, in which case any distribution paid by Webull will be treated as a dividend.

Dividends paid by Webull to corporate U.S. Holders generally will be taxed at regular rates and will not qualify for the dividends received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Dividends paid by Webull to non-corporate U.S. Holders may qualify for the lower applicable long-term capital gains rate only if Webull is a “qualified foreign corporation” and other requirements are met. A non-U.S. corporation, such as Webull, will be treated as a “qualified foreign corporation” (i) with respect to dividends paid by such non-U.S. corporation on shares that are readily tradable on an established securities market in the United States or (ii) if such non-U.S. corporation is eligible for the benefits of a comprehensive income tax treaty with the United States that includes an exchange of information program. However, a non-U.S. corporation will not be treated as a qualified foreign corporation if it is a PFIC in the taxable year in which the dividend is paid or the preceding taxable year. The Webull Class A Ordinary Shares are expected to be listed on the Nasdaq, which is an established securities market for such purposes. There can be no assurance, however, that the Class A Ordinary Shares will be considered readily tradeable on an established securities market in later years.

Sale, Exchange, Redemption or Other Taxable Disposition of Webull Class A Ordinary Shares

Subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Rules,” upon any sale, exchange, redemption or other taxable disposition of the Webull Class A Ordinary Shares, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the amount realized (i.e., sum of the amount of cash and the fair market value of any other property received in such sale, exchange, redemption or other taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in such Webull Class A Ordinary Shares. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such Webull Class A Ordinary Shares exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations. This gain or loss generally will be treated as U.S. source gain or loss.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of Webull Class A Ordinary Shares could be materially different from that described above if Webull is treated as a PFIC.

A non-U.S. corporation will be classified as a PFIC if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Based on the composition of the income, assets and operations of Webull and its subsidiaries for 2024, Webull does not believe it was a PFIC for the taxable year ending December 31, 2024. However, whether Webull is treated as a PFIC for any taxable year is a factual determination that can only be made after the close of such taxable year, involves extensive factual investigation, including ascertaining the fair market value of all its assets on a quarterly basis and the character of each item of income that it earns, and, thus, is subject to significant uncertainty and change. Accordingly, there can be no assurance with respect to Webull’s status as a PFIC for the taxable year ending December 31, 2024, the current taxable year, or any future taxable year.

Changes in the composition of Webull’s income or assets may cause Webull to become a PFIC. The determination of whether Webull will be a PFIC for any taxable year may depend in part upon the value of its goodwill not reflected on its balance sheet (which may depend upon the market value of the Webull Class A Ordinary Shares from time to time, which may be volatile). It is also possible that the IRS may challenge Webull’s classification or valuation of its goodwill, which may result in our being or becoming a PFIC for the current or one or more future taxable years.

Under the PFIC rules, if Webull were considered a PFIC at any time that a U.S. Holder owns Webull Class A Ordinary Shares, Webull would continue to be treated as a PFIC with respect to such investment unless (i) it ceased to be a PFIC and (ii) the U.S. Holder made a “deemed sale” election under the PFIC rules. If such election is made, a U.S. Holder will be deemed to have sold its Webull Class A Ordinary Shares at their fair market value on the last day of the last taxable year in which Webull is classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the deemed sale election, the Webull Class A Ordinary Shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless Webull subsequently becomes a PFIC.

For each taxable year that Webull is treated as a PFIC with respect to a U.S. Holder’s Webull Class A Ordinary Shares, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge) of its Webull Class A Ordinary Shares (collectively the “Excess Distribution Rules”), unless the U.S. Holder makes a valid QEF (as defined below) election or mark-to-market election as discussed below. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the Webull Class A Ordinary Shares will be treated as excess distributions.

Under these excess distribution rules:

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Webull Class A Ordinary Shares;

•        the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of Webull’s first taxable year in which Webull is a PFIC, will be taxed as ordinary income;

•        the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for individual or corporate taxpayers, as applicable; and

•        an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

If Webull is a PFIC, a U.S. Holder of Webull Class A Ordinary Shares may avoid taxation under the Excess Distribution Rules described above by making a “qualified electing fund” (“QEF”) election. However, a U.S. Holder may make a QEF election with respect to its Webull Class A Ordinary Shares only if Webull provides U.S. Holders on an annual basis with certain financial information specified under applicable U.S. Treasury Regulations. Webull does not intend to provide U.S. Holders with the required information on an annual basis to allow U.S. Holders to make a QEF election with respect to the Webull Class A Ordinary Shares in the event Webull is treated as a PFIC for any taxable year. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election.

Alternatively, if Webull is a PFIC and Webull Class A Ordinary Shares constitute “marketable stock,” a U.S. Holder may avoid the application of the Excess Distribution Rules discussed above if such U.S. Holder makes a “mark-to-market” election with respect to such shares for the first taxable year in which it holds (or is deemed to hold) Webull Class A Ordinary Shares and each subsequent taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Webull Class A Ordinary Shares at the end of such year over its adjusted basis in its Webull Class A Ordinary Shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Webull Class A Ordinary Shares over the fair market value of its Webull Class A Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Webull Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Webull Class A Ordinary Shares will be treated as ordinary income.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq (on which Webull Class A Ordinary Shares are listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Webull Class A Ordinary Shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to Webull Class A Ordinary Shares under their particular circumstances.

If Webull is a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if Webull receives a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC, or the U.S. Holder otherwise was deemed to have disposed of an interest in the lower-tier PFIC. There can be no assurance that Webull will have timely knowledge of the status of any lower-tier PFIC or provide information that may be required for a U.S. Holder to make or maintain a QEF election with respect to such lower-tier PFIC. A mark-to-market election generally would not be available with respect to such lower-tier PFIC.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF, purging and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders are urged to consult their own tax advisors concerning the application of the PFIC rules to Webull Class A Ordinary Shares under their particular circumstances.

Foreign Financial Asset Reporting

Certain U.S. Holders may be required to report their holdings of certain foreign financial assets, including equity of foreign entities, if the aggregate value of all of these assets exceeds $50,000 at the end of a taxable year or $75,000 at any time during a taxable year (or, for certain individuals living outside the United States and married individuals filing joint returns, certain higher thresholds). Webull Class A Ordinary Shares are expected to constitute foreign financial assets subject to these requirements unless held in an account at certain financial institutions. U.S Holders should consult their own tax advisers regarding the application of these and other applicable reporting requirements.

Information Reporting and Backup Withholding

Information reporting requirements and backup withholding may apply to distributions on the Webull Class A Ordinary Shares, and the proceeds from the sale or other taxable disposition of the Webull Class A Ordinary Shares effected within the United States (and, in certain cases, outside the United States), in each case other than U.S. Holders that are exempt recipients (such as certain corporations). Backup withholding at the current rate of 24% may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. U.S. Holders should consult their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding generally may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

The preceding discussion of certain material U.S. federal tax considerations is for general information purposes only. It is not tax advice to holders of Webull Class A Ordinary Shares. Each such holder should consult its own tax advisor regarding the particular U.S. federal, state and local, and non-U.S. tax considerations of holding and disposing of Webull Class A Ordinary Shares, including the consequences of any proposed change in applicable law.

Cayman Islands Tax Considerations

The following summary contains a description of certain Cayman Islands income tax consequences of the acquisition, ownership, and disposition of Webull Ordinary Shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of Cayman Islands and regulations thereunder as of the date hereof, which are subject to change.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding, or selling any shares under the laws of their country of citizenship, residence or domicile.

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the Webull Ordinary Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws:

Payments of dividends and capital in respect of Webull Securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of Webull Ordinary Shares, nor will gains derived from the disposal of the Webull Ordinary Shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of Webull Securities or on an instrument of transfer in respect of a Webull Security, unless such instrument is executed in, or, after execution, brought within the jurisdiction of the Cayman Islands.

The Tax Concessions Act

Undertaking as to Tax Concessions

In accordance with Section 6 of the Tax Concessions Act (Revised) of the Cayman Islands, Webull plans to apply an undertaking from the Governor in Cabinet:

(a)     that no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to Webull or its operations; and

(b)    in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

(i)     on or in respect of the shares, debentures or other obligations of Webull; or

(ii)    by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Act.

These concessions shall usually be for a period of TWENTY years from the date of such undertaking.

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains, or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to Webull levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands.

BENFICIAL OWNERSHIP

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of:

•        each beneficial owner of more than 5% of the outstanding Webull Ordinary Shares;

•        each executive officer or a director of the Company; and

•        all of the Company’s executive officers and directors as a group.

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Except as otherwise noted herein, the number and percentage of Webull Ordinary Shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any Webull Ordinary Shares as to which the holder has sole or shared voting power or investment power and also any Webull Ordinary Shares which the holder has the right to acquire within 60 days of the date of this prospectus through the exercise of any option, warrant or any other right. Any securities not outstanding which are subject to such options, warrants, rights or conversion privileges shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of the class by any other person.

Each outstanding Webull Class A Ordinary Share is entitled to one vote on all matters submitted to a vote of shareholders. Each Webull Class B Ordinary Share is entitled to 20 votes on all matters submitted to a vote of shareholders. Holders of Webull Ordinary Shares have no cumulative voting rights.

The beneficial ownership of the Webull Ordinary Shares is based on 411,508,855 Webull Class A Ordinary Shares and 82,988,016 Webull Class B Ordinary Shares issued and outstanding. The beneficial ownership disclosure in the table below does not reflect any shares to be issued in connection with the consummation of the Webull Pay Transaction. For more information on the shares issuable and recipients of Class A Ordinary Shares or Class B Ordinary Shares in connection with the consummation of the Webull Pay Transaction, please see “Related Party Transactions — Webull Pay Business Combination” and “Item 7. Recent Sales of Unregistered Securities” in “Part II. Information Not Required in the Prospectus” of the registration statement of which this prospectus forms a part. The following table also does not reflect any Webull Ordinary Shares that may be purchased in the offering covered by this prospectus.

Name of Beneficial Owner	Webull Class A Ordinary Shares		% of Total Webull Class A Ordinary Shares	Webull Class B Ordinary Shares	% of Total Webull Class B Ordinary Shares	% of Total Webull Ordinary Shares	% of Voting Power†
Directors and Executive Officers**:
Anquan Wang(1)	10,263,484	(2)	2.5%	82,988,016	100%	18.9%	80.6%
Anthony Denier(3)	—		—	—	—	—	—
H. C. Wang(3)	—		—	—	—	—	—
Benjamin James(3)	—		—	—	—	—	—
Shen Lu(3)	—		—	—	—	—	—
William Houlihan	—		—	—	—	—	—
Walter Bishop	—		—	—	—	—	—

Name of Beneficial Owner	Webull Class A Ordinary Shares	% of Total Webull Class A Ordinary Shares	Webull Class B Ordinary Shares	% of Total Webull Class B Ordinary Shares	% of Total Webull Ordinary Shares	% of Voting Power†
All Directors and Executive Officers as a Group(3)	10,263,484	2.5%	82,988,016	100%	18.9%	80.6%
5.0% Shareholders:***
Tianjin Nuofeng Enterprise Management Consulting Partnership (Limited Partnership)(4)	37,594,146	9.1%	—	—	7.6%	1.8%
Hillhouse entities(5)	33,080,846	8.0%	—	—	6.7%	1.6%
NotNull Inc.(6)	29,758,301	7.2%	—	—	6.0%	1.4%
Bojiang Capital entities(7)	29,151,428	7.1%	—	—	5.9%	1.4%
PEAK6 entities(8)	27,567,832	6.7%	—	—	5.6%	1.3%
HS Investments IV Limited(9)	28,592,200	6.9%	—	—	5.8%	1.4%
SIG Global China Fund I, LLLP(10)	24,152,813	5.9%	—	—	4.9%	1.2%

____________

*        Less than 1%.

**      The business address of Mr. Anquan Wang is Building 4, Fund Town at Binjiang Jingguan Road, Yuelu District, Changsha, Hunan, the People’s Republic of China, while the business address of Mr. Anthony Denier is 44 Wall Street, 2nd Floor, New York, New York 10005, the business address of Mr. H. C. Wang, Mr. Benjamin James, Mr. Shen Lu, Mr. William Houlihan and Mr. Walter Bishop is 200 Carillon Parkway, St. Petersburg, Florida 33716.

***    Solely based on information provided by such beneficial holder as reported on the Schedule 13G filed by such beneficial holder with the SEC.

†        For each person or group included in this column, percentage of total voting power represents voting power based on both Webull Class A Ordinary Shares and Webull Class B Ordinary Shares held by such person or group with respect to all outstanding shares of Webull Class A Ordinary Shares and Webull Class B Ordinary Shares as a single class. Each holder of Webull Class A Ordinary Shares is entitled to one vote per share. Each holder of Webull Class B Ordinary Shares is entitled to 20 votes per share. Webull Class B Ordinary Shares are convertible at any time by the holder into Webull Class A Ordinary Shares on a one-for-one basis, while Webull Class A Ordinary Shares are not convertible into Webull Class B Ordinary Shares under any circumstances.

(1)      Represents (i) 10,263,484 Webull Class A Ordinary Shares held of record by Webull Partners Limited, and (ii) 82,988,016 Webull Class B Ordinary Shares held by Water Castle Az Inc. (A) Mr. Anquan Wang is the sole member of the advisory committee of a trust, on behalf of which Webull Partners Limited is the record holder of 10,263,484 Webull Class A Ordinary Shares awarded or to be awarded to certain employees, directors and officers of Webull, and, accordingly, Mr. Anquan Wang has voting and dispositive control over such 10,263,484 Webull Class A Ordinary Shares; and (B) The voting power of Water Castle Az Inc. is fully retained by Pozijie Inc., a British Virgin Islands company wholly-owned by Mr. Anquan Wang. Accordingly, Mr. Anquan Wang has voting and investment discretion with respect to, and may be deemed to beneficially own, any Webull Class A Ordinary Shares issuable upon conversion of the Webull Class B Ordinary Shares held of record by Water Castle Az Inc. The registered office address of Webull Partners Limited is Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands. The registered office address of Water Castle Az Inc. is Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

(2)     Does not reflect 34,645,867 Webull Class A Ordinary Shares held of record by Tianjin Yirong Business Management Consulting Partnership (Limited Partnership), Tianjin Honghe Business Management Consulting Partnership (Limited Partnership), HongHe Venture Fund I, L.P., Tianjin Mobai Xinyuan Management Consulting Partnership (Limited Partnership) and Tianjin Mobai Fuxing Management Consulting Partnership (Limited Partnership) (such entities together, the “Hongdao and Mobai Entities”) and that may be voted by Mr. Anquan Wang under the Proxy Agreement (as defined below) assuming the Applicable Portion (as defined below) equals 100% and that the Hongdao and Mobai Entities continue to hold and do not sell the 34,645,867 Webull Class A Ordinary Shares they beneficially own subsequently to the date of this prospectus. Mr. Anquan Wang entered into a proxy agreement on August 15, 2025 with the Hongdao and Mobai Entities (the “Proxy Agreement”), pursuant to which the Hongdao and Mobai Entities agree that Mr. Anquan Wang may vote an Applicable Portion of all Webull Class A Ordinary Shares currently held, or subsequently acquired and held, by the Hongdao and Mobai Entities (the “Proxy Shares”), in such manner as Mr. Anquan Wang determines in his sole discretion. “Applicable Portion” shall mean (i) at any time in which Mr. Anquan Wang holds less than sixty-seven percent (67%) of the total voting power of all issued and outstanding Webull Ordinary Shares without giving effect to the Proxy Agreement (the “Proxy Condition”), all of the Proxy Shares, and (ii) at any time in which the Proxy Condition is not met, a number of Webull Ordinary Shares for which the acquisition of voting rights would not exceed the two percent limitation set forth in Section 13(d)(6)(B) of the Exchange Act during any twelve-month period (calculated together with any other acquisitions of Webull Ordinary Shares by Mr. Anquan Wang during such period). For the avoidance of doubt, the effect of such Proxy Agreement with the Hongdao and Mobai Entities shall be to provide Mr. Anquan Wang with a voting proxy over an increasing portion of the Proxy Shares during each succeeding twelve-month period until the Applicable Portion equals 100%, without any such increase constituting an “acquisition” of more than two percent of the Webull Ordinary Shares for purposes of Section 13(d) of the Exchange Act. The business address of Tianjin Yirong Business Management Consulting Partnership (Limited Partnership) and Tianjin Honghe Business Management Consulting Partnership (Limited Partnership) is No. 7 Dong Si Huan Bei Lu, Chaoyang District, Beijing, China. The business address of HongHe Venture Fund I, L.P. is Tower 3, Grand Yoho, 9 Long Yat Road, Yuan Long, Hong Kong. The address of Tianjin Mobai Xinyuan Management Consulting Partnership (Limited Partnership) and Tianjin Mobai Fuxing Management Consulting Partnership (Limited Partnership) is #1725, Tianjin Binhai China Trade Center, China (Tianjin) Pilot Free Trade Zone, Tianjin, China.

(3)      These directors and officers are beneficiaries of 8,887,297 of the Webull Class A Ordinary Shares that are held of record by Webull Partners Limited under a trust, as described in the footnote (1) above. Mr. Anquan Wang is the sole member of the advisory committee of such trust and has voting and dispositive control over any shares prior to their distribution to the trust beneficiaries. None of the directors and officers that are beneficiaries of the 8,887,297 Webull Class A Ordinary Shares held of record by Webull Partners Limited will own more than 1% of the issued and outstanding Webull Class A Ordinary Shares if the trust distributes the shares it holds to such beneficiaries.

(4)      Represents 37,594,146 Webull Class A Ordinary Shares held by Tianjin Nuofeng Enterprise Management Consulting Partnership (Limited Partnership). Its general partner is Gopher Asset Management Co., Ltd., which is wholly owned by Shanghai Noah Investment Management Co., Ltd. Mr. Zhe Yin serves as Executive Director of Shanghai Noah Investment Management Co. and has voting and investment control over the shares held by Tianjin Nuofeng Enterprise Management Consulting Partnership (Limited Partnership). The business address of the above listed entities and individuals is Noah Wealth Center, No. 1226 South Shenbin Road, Minhang District, Shanghai, China.

(5)      Represents Webull Class A Ordinary Shares held by WBL Holding L.P. (“WBL”) and WBL2 Holdings Limited (“WBL2”). Hillhouse Investment Management, Ltd (“HIM”) acts as the sole management company of Hillhouse Focused Fund Growth V, L.P. (“Growth Fund”). Each of WBL and WBL2 is wholly owned by Growth Fund. HIM is deemed to be the beneficial owner of, and to control the voting power of, the Webull Class A Ordinary Shares held by WBL and WBL2. The address of the business office of HIM is Office #122, Windward 3 Building, Regatta Office Park, West Bay Road, Grand Cayman, Cayman Islands, KY1-9006.

(6)      Represents 29,758,301 Webull Class A Ordinary Shares held of record by NotNull Inc., whose voting power is fully retained by ToString Inc. ToString Inc. is wholly-owned by Mr. Jun Yuan. Accordingly, Mr. Jun Yuan has voting and investment discretion with respect to, and may be deemed to beneficially own, the Webull Class A Ordinary Shares held of record by NotNull Inc. The address of Mr. Jun Yuan is Apt 203, Block 9, Section 2, Fenglin Lvzhou, Guanshaling, Yuelu District, Changsha, Hunan, China.

(7)      Represents 7,127,532 Webull Class A Ordinary Shares held by Changxing Boyi Equity Investment Fund Management Centre (Limited Partnership), 11,011,948 Webull Class A Ordinary Shares held by Anji Boye Investment Partnership (Limited Partnership) and 11,011,948 Webull Class A Ordinary Shares held by Lishui Bojiang Chuangfu 2nd Equity Investment Partnership (Limited Partnership). Shanghai Bojiang Investment Management Co., Ltd. serves as the General Partner of Changxing Boyi Equity Investment Fund Management Centre (Limited Partnership), Anji Boye Investment Partnership (Limited Partnership) and Lishui Bojiang Chuangfu 2nd Equity Investment Partnership (Limited Partnership) (collectively referred to as the “Bojiang Capital entities”). Shanghai Bojiang Investment Management Co., Ltd. is wholly owned by Bojiang Group Co., Ltd. Tian Luo controls Bojiang Group Co., Ltd. by beneficially owning 49.76% equity interest therein. Shanghai Bojiang Investment Management Co., Ltd., Bojiang Group Co., Ltd. and Tian Luo possess power to direct the voting and disposition of the shares owned by Bojiang Capital entities and may be deemed to have indirect beneficial ownership of the shares held by Bojiang Capital entities. Shanghai Bojiang Investment Management Co., Ltd., Bojiang Group Co., Ltd. and Tian Luo own no securities of the Issuer directly. The address of Lishui Bojiang Chuangfu 2nd Equity Investment Partnership (Limited Partnership) is Room 3119, Building #1, No. 16 Tongyuan Road, Da Gang Tou, Liandu District, Lishui City,Zhejiang Province, China. The address of Changxing Boyi Equity Investment Fund Management Centre (Limited Partnership) is No. 668 Lvzhou Avenue, Bailian Village, Sian Town, Changxing County, Huzhou City, Zhejiang Province, China. The address of Anji Boye Investment Partnership (Limited Partnership) is Room 217, Building #1, Lingfeng Village, Lingfeng Street, Anji County, Huzhou City, Zhejiang Province, China. The address of Shanghai Bojiang Investment Management Co., Ltd. is 35F, Huafeng International No. 200 Xingye St., Qianjiang CBD, Hangzhou, China. The address of Bojiang Group Co., Ltd. is 35F, Huafeng International No. 200 Xingye St., Qianjiang CBD, Hangzhou, China. The address of Tian Luo is 35F, Huafeng International No. 200 Xingye St., Qianjiang CBD, Hangzhou, China.

(8)     Represents (i) 24,563,791 Webull Class A Ordinary Shares held by PEAK6 Group LLC, (ii) 1,004,041 Webull Class A Ordinary Shares held by PEAK6 Capital Management LLC and (iii) 1,000,000 Webull Class A Ordinary Shares held by PEAK6 Foundation. PEAK6 Capital Management LLC is majority owned by PEAK6 Group LLC, which is owned by PEAK6 Investments LLC, which is primarily owned by PEAK6 LLC. Matthew Hulsizer and Jennifer Just are the majority direct and/or indirect ultimate beneficial owners of PEAK6 LLC and serve as board members for PEAK6 Foundation. The address of PEAK6 LLC is 2010 E. 6th St., Austin, TX 78702. The address of PEAK6 Investments LLC is 2010 E. 6th St., Austin, TX 78702. The address of PEAK6 Group LLC is 2010 E. 6th St., Austin, TX 78702. The address of PEAK6

Capital Management LLC is 141 W. Jackson Blvd., Suite 500, Chicago, IL 60604. The address of PEAK6 Foundation is 141 W. Jackson Blvd., Suite 500, Chicago, IL 60604. The address of Matthew Hulsizer is 2010 E. 6th St., Austin, TX 78702. The address of Jennifer Just is 2010 E. 6th St., Austin TX 78702.

(9)      Represents (i) 21,444,146 Webull Class A Ordinary Shares that are held in nominee form for the benefit of HS Investments IV C L.P., (ii) 6,227,397 Webull Class A Ordinary Shares that are held in nominee form for the benefit of Hedosophia Partners IV L.P., and (iii) 920,657 Webull Class A Ordinary Shares that are held in nominee form for the benefit of Hedosophia Long Term Capital II L.P. Hedosophia Partners IV GP Limited manages and directly controls HS Investments IV C L.P. and Hedosophia Partners IV L.P, each as general partner, thus Hedosophia Partners IV GP Limited may be deemed to have sole power to vote and dispose of these shares held by HS Investments IV C L.P. and Hedosophia Partners IV L.P. The board of directors of Hedosophia Partners IV GP Limited comprises Rob King, Fred Hervouet and Simon Williams. The address of each of HS Investments IV C L.P., Hedosophia Partners IV L.P. and Hedosophia Long Term Capital II L.P. is 3rd Floor, Suite 5, Weighbridge House, Lower Pollet, St. Peter Port, Guernsey GY1 1WL.

(10)    Represents 24,152,813 Webull Class A Ordinary Shares held by SIG Global China Fund I, LLLP. SIG Asia Investment, LLLP is the investment manager to SIG Global China Fund I, LLLP, and as such may exercise voting and dispositive power over these shares. HCM Asia, Inc. is the investment manager to SIG Asia Investment, LLLP and as such may exercise voting and dispositive power over these shares. The address of the principal business office of each of SIG Asia Investment, LLLP and SIG Global China Fund I, LLLP is 251 Little Falls Drive Wilmington, DE 19808. The address of the principal business office of HCM Asia, Inc. is 401 E. City Avenue Suite 220, Bala Cynwyd, PA 19004.

For further information regarding material transactions between us and principal shareholders, see “Material Contracts and Related Party Transactions.”

Holders

As of the date of this prospectus, we had 71 shareholders of record of Webull Class A Ordinary Shares, one shareholder of record of Webull Class B Ordinary Shares and one holder of record for the Webull Public Warrants. The actual number of shareholders is greater than this number of record holders and includes shareholders who are beneficial owners but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include shareholders whose shares may be held in trust or by other entities.

Controlling Persons

As of the date of this prospectus, Mr. Anquan Wang beneficially owns approximately 18.9% of the outstanding Webull Ordinary Shares, including all of the outstanding Webull Class B Ordinary Shares, which represent approximately 80.1% of Webull’s total voting power, as described in beneficial ownership table above.

SELLING SECURITYHOLDER

This prospectus relates to the offer and sale from time to time by the Selling Securityholder of up to (a) 159,236 Webull Class A Ordinary Shares issued pursuant to the Purchase Agreement to the Selling Securityholder as Commitment Shares at a deemed $12.56 purchase price per share, and (b) 75,000,000 Webull Class A Ordinary Shares that Webull may, in its discretion, elect to issue and sell to the Selling Securityholder, from time to time, pursuant to the Purchase Agreement. The prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or similar transactions. As of the date of this prospectus, which forms a part of the post-effective amendment no. 1 to the initial registration statement related to this offering that was initially filed on July 18, 2025 with the SEC, Webull has issued and sold to the Selling Securityholder 9,750,000 Webull Class A Ordinary Shares (excluding the 159,236 Commitment Shares) and raised proceeds of approximately $149.2 million under the Purchase Agreement in connection with such sales. As used in this prospectus, the term “Selling Securityholder” means YA II PN, Ltd., a Cayman Islands exempt limited partnership, and the pledgees, donees, transferees, assignees, successors, designees, and others who later come to hold any of the Selling Securityholder’s interest in the Webull Class A Ordinary Shares other than through a public sale.

We are registering the resale of the Webull Class A Ordinary Shares covered by this prospectus pursuant to the registration requirements under the Purchase Agreement. We will not receive any proceeds from the sale of the securities by the Selling Securityholder. However, any Webull Class A Ordinary Shares sold by Webull to the Selling Securityholder pursuant to the terms of the Purchase Agreement and issued pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act will be sold to the Selling Securityholder at a variable price determined pursuant to the terms of the Purchase Agreement. The Purchase Price will be calculated pursuant to the Purchase Agreement by multiplying the Market Price by 97.50%, and will in any event be no less than the $0.00001 par value per Webull Class A Ordinary Share. The “Market Price” will be determined pursuant to the Purchase Agreement and will equal to the VWAP of the Ordinary Shares during the relevant Pricing Period. “Pricing Period” means the period on an applicable date commencing with the receipt by Webull of written confirmation that the Selling Securityholder has received a written notice by Webull setting forth the number of Webull Class A Ordinary Shares that Webull desires to issue and sell to the Selling Securityholder, and ending at 4:00 p.m. New York City time on the same trading day (unless otherwise agreed by Webull and the Selling Securityholder, or such a Pricing Period is terminated pursuant to the terms of the Purchase Agreement), provided however, the Selling Securityholder may delay the commencement of such Pricing Period until such time that the Selling Securityholder has received confirmation that the transfer agent of Webull has credited the Selling Securityholder’s account (or its designee’s account) at DTC through its Deposit Withdrawal at Custodian System (or by such other means of delivery as may be mutually agreed upon by the parties to the Purchase Agreement) with a number of Webull Class A Ordinary Shares equal to the number of Webull Class A Ordinary Shares that Webull elects to sell to the Selling Securityholder, in which case such Pricing Period shall commence upon receipt by Webull of written confirmation (which may be by e-mail) of receipt of such Webull Class A Ordinary Shares by the Selling Securityholder. As a result, investors who purchase shares from the Selling Securityholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Securityholder in this offering as a result of future sales made by us to the Selling Securityholder at prices lower than the prices such investors paid for their shares. In addition, if we sell a substantial number of shares to the Selling Securityholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of the Purchase Agreement arrangement with the Selling Securityholder may make it more difficult for us to sell equity or equity-related securities in the future at a desirable time and price. Please see the section of this prospectus entitled “Committed Equity Financing” for more information on the Purchase Agreement.

Because the purchase price per share to be paid by the Selling Securityholder for the shares that we may elect to sell to the Selling Securityholder under the Purchase Agreement, if any, will fluctuate based on the market price of our Webull Class A Ordinary Shares during the applicable Pricing Period, as of the date of this prospectus, we cannot reliably predict the number of Webull Class A Ordinary Shares that we will sell to the Selling Securityholder under the Purchase Agreement, the actual purchase price per Webull Class A Ordinary Share to be paid by the Selling Securityholder for those shares, or the actual gross proceeds to be raised by us from those sales, if any.

Though we have been advised by Yorkville and Yorkville represents in the Purchase Agreement, that Yorkville is purchasing the Webull Class A Ordinary Shares for its own account, for investment purposes in which it takes investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute such shares in violation of the Securities Act or any other applicable securities laws, Yorkville is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act and any profits on the sales of shares of the Webull Class A Ordinary Shares by Yorkville and any discounts, commissions or concessions received by Yorkville are deemed to be underwriting discounts and commissions under the Securities Act. Please see the section of this prospectus entitled “Committed Equity Financing” for a description of the Purchase Agreement and the section entitled “Selling Securityholder” for additional information regarding the Selling Securityholder.

Further, we have agreed to indemnify the Selling Securityholder in connection with any resales pursuant to this prospectus, as described in more detail in “Plan of Distribution.” We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

The Webull Class A Ordinary Shares offered for resale pursuant to this prospectus represent a substantial percentage of our total issued and outstanding securities and our public float. In fact, the Webull Ordinary Shares that may still be offered for resale after the resales that already occurred pursuant to this prospectus represent approximately 13.2% of the Webull Ordinary Shares issued and outstanding as of the date of this prospectus. If and when we do elect to sell Webull Class A Ordinary Shares to the Selling Securityholder pursuant to the Purchase Agreement, the Selling Securityholder may resell all, some or none of such shares in its discretion and at different prices subject to the terms of the Purchase Agreement. We do not know when or in what amount the Selling Securityholder will sell its securities hereunder following the effective date of the registration statement of which this prospectus forms a part.

The sale of the Webull Class A Ordinary Shares being offered pursuant to this prospectus, or the perception that these sales could occur, could result in a significant decline in the public trading price of our securities and could impair our ability to raise capital through the sale of additional securities. Despite a potential decline in the public trading price of our securities, the Selling Securityholder may still experience a positive rate of return on the securities they purchased and may have an incentive to sell due to the differences in the purchase prices for the Webull Class A Ordinary Shares and the public trading price of our Webull Class A Ordinary Shares. Our public securityholders may not experience a similar rate of return on the securities they purchased due to differences in their purchase prices and the current trading price. The Selling Securityholder is deemed to have purchased the Commitment Shares at $12.56 per share and as of the date of this prospectus does not hold any of the Commitment Shares anymore. Further, as described in more detail above, Webull will be selling Webull Class A Ordinary Shares to the Selling Securityholder pursuant to the Purchase Agreement at variable prices and at a 2.5% discount to the Market Price. The frequency of sales by the Selling Securityholder could also cause the market price of our securities to decline or increase the volatility in the market price of our securities. Sales of shares of our Webull Class A Ordinary Shares, if any, to the Selling Securityholder under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Securityholder all, some or none of the shares of our Webull Class A Ordinary Shares that may be available to sell to the Selling Securityholder pursuant to the Purchase Agreement. For more information also see “Committed Equity Financing — Effect of Sales of Webull Class A Ordinary Shares under the Purchase Agreement on Securityholders.”

We provide more information about how the Selling Securityholder may sell or otherwise dispose of the Webull Class A Ordinary Shares offered for resale pursuant to this prospectus in the section entitled “Plan of Distribution.” We will bear all costs, expenses, and fees in connection with the registration of the Webull Class A Ordinary Shares offered hereby. The Selling Securityholder will receive all commissions and discounts, if any, attributable to its sales of the Webull Class A Ordinary Shares offered hereby.

The table below sets forth, as of the date of this prospectus, the name of the Selling Securityholder for which we are registering the resale of Webull Class A Ordinary Shares to the public and the aggregate amount of shares that the Selling Securityholder may offer pursuant to this prospectus.

The beneficial ownership over the Webull Class A Ordinary Shares held or to be issued to the Selling Securityholder is described in the table below. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, Class A Ordinary Shares subject to options or other rights (as set forth above)

held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Based on the information provided to us by the Selling Securityholder, the Selling Securityholder is not a registered broker-dealer and is affiliated with a registered broker-dealer, but (i) the Selling Securityholder acquired the securities in the ordinary course of business and had no agreement or understanding, directly or indirectly, with any person to distribute such securities, and (ii) the Selling Securityholder may affect resales through its broker-dealer affiliate, which may receive customary commissions and fees.

The number of shares in the column entitled “Maximum Number of Webull Class A Ordinary Shares to be Offered” represents all of the Webull Class A Ordinary Shares being offered for resale by the Selling Securityholder under this prospectus. We cannot advise you as to whether the Selling Securityholder will in fact sell any or all of such securities. In addition, the Selling Securityholder may sell, transfer or otherwise dispose of, at any time and from time to time, the securities in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law. We do not know how long the Selling Securityholder will hold the Webull Class A Ordinary Shares before selling them, and we are not aware of any existing arrangements between the Selling Securityholder and any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the Webull Class A Ordinary Shares being offered for resale by this prospectus. As disclosed in the below table, as of the date of this prospectus, which forms a part of the post-effective amendment no. 1 to the initial registration statement related to this offering that was initially filed on July 18, 2025 with the SEC, Webull has issued and sold to the Selling Securityholder 9,750,000 Webull Class A Ordinary Shares (excluding the 159,236 Commitment Shares) and raised proceeds of approximately $149.2 million under the Purchase Agreement in connection with such sales.

Selling securityholder information for any additional selling securityholder will be set forth in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus forms a part. Any such prospectus supplement or post-effective amendment may add, update, substitute, or change the information contained in this prospectus, including the identity of any selling securityholder and the number of securities of the Company registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See the section entitled “Plan of Distribution.”

The percentage of Webull Class A Ordinary Shares beneficially owned by the Selling Securityholder shown in the table below is based on an aggregate of 411,508,855 Webull Class A Ordinary Shares issued and outstanding on September 8, 2025. Because the purchase price to be paid by the Selling Securityholder for Webull Class A Ordinary Shares, if any, that we may elect to sell to the Selling Securityholder in one or more Advances from time to time under the Purchase Agreement will be determined on the applicable Advance Dates for such Advances, the actual number of Webull Class A Ordinary Shares that we may sell to the Selling Securityholder under the Purchase Agreement may be fewer than the number of shares being offered for resale under this prospectus.

Name of Selling Securityholder	Number of Webull Class A Ordinary Shares Beneficially Owned		Maximum Number of Webull Class A Ordinary Shares Being Offered		Webull Class A Ordinary Shares Beneficially Owned After the Offered Webull Class A Ordinary Shares Are Sold
	Number(1)	Percent			Number(2)	Percent
YA II PN, Ltd.(3)	0	*%	75,159,236	(4)	0	—

____________

*        Represents less than 1%.

(1)      In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that the Selling Securityholder may be required to purchase under the Purchase Agreement, because the issuance of such shares is at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of the Selling Securityholder’s control, including the registration statement that includes this prospectus becoming and remaining effective. Further, the Purchase Agreement prohibits us from issuing and selling any Webull Class A Ordinary Shares to the Selling Securityholder to the extent such shares, when aggregated with all other Webull Class A Ordinary Shares then beneficially owned by the Selling Securityholder, would cause the Selling Securityholder’s beneficial ownership of Webull Class A Ordinary Shares to exceed an 4.99% ownership limitation. The Purchase Agreement also prohibits us from issuing or selling Webull Class A Ordinary Shares under the Purchase Agreement in excess of the Exchange Cap, unless we obtain stockholder approval to do so, or unless otherwise permitted under Nasdaq rules.

(2)      Assumes the resale of all Webull Class A Ordinary Shares being offered pursuant to this prospectus.

(3)      Investment decisions for YA II PN, Ltd. are made by Mr. Angelo. The business address for YA II PN, Ltd. is 1012 Springfield Avenue, Mountainside, New Jersey 07092.

(4)      As of the date of this prospectus, which forms a part of the post-effective amendment no. 1 to the initial registration statement related to this offering that was initially filed on July 18, 2025 with the SEC, Webull has issued and sold to the Selling Securityholder 9,750,000 Webull Class A Ordinary Shares (excluding the 159,236 Commitment Shares) and raised proceeds of approximately $149.2 million under the Purchase Agreement in connection with such sales.

Material Relationships with Selling Securityholder

Except for the transactions contemplated by the Purchase Agreement, and as set forth in the section entitled “Plan of Distribution” in this prospectus, the Selling Securityholder has not had any material relationship with us within the past three years. See the section entitled “Material Contracts and Related Party Transactions” and “Committed Equity Financing” for additional information.

PLAN OF DISTRIBUTION

This prospectus relates to the offer and sale from time to time by the Selling Securityholder of up to (a) 159,236 Webull Class A Ordinary Shares issued pursuant to the Purchase Agreement to the Selling Securityholder as Commitment Shares at a deemed $12.56 purchase price per share, and (b) 75,000,000 Webull Class A Ordinary Shares that Webull may, in its discretion, elect to issue and sell to the Selling Securityholder, from time to time, pursuant to the Purchase Agreement. As of the date of this prospectus, which forms a part of the post-effective amendment no. 1 to the initial registration statement related to this offering that was initially filed on July 18, 2025 with the SEC, Webull has issued and sold to the Selling Securityholder 9,750,000 Webull Class A Ordinary Shares (excluding the 159,236 Commitment Shares) under the Purchase Agreement. As used in this prospectus, the term “Selling Securityholder” means YA II PN, Ltd., a Cayman Islands exempt limited partnership, and the pledgees, donees, transferees, assignees, successors, designees, and others who later come to hold any of the Selling Securityholder’s interest in the Webull Class A Ordinary Shares other than through a public sale. The prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or similar transactions. For more information on Webull Class A Ordinary Shares eligible for future sale, including different resale options that the Selling Securityholder named herein may have in addition to resales covered by this prospectus, see the section entitled “Securities Eligible for Future Sale” and “Risk Factors” in this prospectus. For more information on the Purchase Agreement, risks related thereto and use of proceeds, see “Committed Equity Financing,” “Risk Factors — Risks Relating to Ownership of Securities of Webull and this Offering” and “Use of Proceeds.”

The shares may be sold or distributed from time to time by the Selling Securityholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. We will not receive any of the proceeds from the sale of the securities by the Selling Securityholder. We may receive up to $1,000,000,000 aggregate gross proceeds under the Purchase Agreement from any sales we make to the Selling Securityholder pursuant to the Purchase Agreement. As of September 8, 2025, we have raised proceeds of approximately $149.2 million under the Purchase Agreement. The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell shares of common stock to the Selling Securityholder after the date of this prospectus.

The sale of the Webull Class A Ordinary Shares offered by this prospectus could be effected in one or more of the following methods:

•        ordinary brokers’ transactions;

•        transactions involving cross or block trades;

•        through brokers, dealers, or underwriters who may act solely as agents;

•        “at the market” into an existing market for our common stock;

•        in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•        in privately negotiated transactions; or

•        any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Though we have been advised by Yorkville and Yorkville represents in the Purchase Agreement, that Yorkville is purchasing the Webull Class A Ordinary Shares for its own account, for investment purposes in which it takes investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute such shares in violation of the Securities Act or any other applicable securities laws, Yorkville is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act and any profits on the sales of shares of the Webull Class A Ordinary Shares by Yorkville and any discounts, commissions or concessions received by Yorkville are deemed to be underwriting discounts and commissions under the Securities Act. Please see the section of this prospectus entitled “Committed Equity Financing” for a description of the Purchase Agreement and the section entitled “Selling Securityholder” for additional information regarding the Selling Securityholder.

The Selling Securityholder has informed us that it intends to use one or more registered broker-dealers, which may include an affiliate of the Selling Securityholder, to effectuate all sales, if any, of our Webull Class A Ordinary Shares that it may acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then-current market price. Such registered broker-dealer including any affiliate of the Selling Securityholder may, in some circumstances (for instance if such registered broker-dealer’s involvement is not limited to receiving commission not in excess of the usual and customary distributors’ or sellers’ commissions), be considered to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Selling Securityholder has informed us that each such broker-dealer may receive commissions from the Selling Securityholder for executing such sales for the Selling Securityholder and, if so, such commissions will not exceed customary brokerage commissions. Any affiliated broker-dealer that may participate in the distribution of shares pursuant to this prospectus will do so in compliance with the provisions of Regulation M under the Exchange Act, and, to the extent applicable, FINRA Rule 5121.

Upon our being notified by any Selling Securityholder that any material arrangement has been entered into with a broker-dealer for the sale of securities offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

•        the name of the participating broker-dealer(s);

•        the specific securities involved;

•        the initial price at which such securities are to be sold;

•        the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and

•        other facts material to the transaction.

Brokers, dealers, underwriters, or agents participating in the distribution of the Webull Class A Ordinary Shares offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Securityholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of Webull Class A Ordinary Shares sold by the Selling Securityholder may be less than or in excess of customary commissions. Neither we nor the Selling Securityholder can presently estimate the amount of compensation that any agent will receive from any purchasers of Webull Class A Ordinary Shares sold by the Selling Securityholder.

Except as described herein, we know of no existing arrangements between the Selling Securityholder or any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the Webull Class A Ordinary Shares offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement, or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Securityholder, including with respect to any compensation paid or payable by the Selling Securityholder to any brokers, dealers, underwriters, or agents that participate in the distribution of such shares by the Selling Securityholder, and any other related information required to be disclosed under the Securities Act.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the Webull Class A Ordinary Shares covered by this prospectus by the Selling Securityholder. Further, as consideration for its irrevocable commitment to purchase our Webull Class A Ordinary Shares under the Purchase Agreement, we have issued to the Selling Securityholder 159,236 Webull Class A Ordinary Shares as Commitment Shares upon execution of the Purchase Agreement. In addition, we have paid the Selling Securityholder a structuring fee of $25,000 in connection with the structuring of the transactions by the Selling Securityholder under the Purchase Agreement.

We also have agreed to indemnify the Selling Securityholder and certain other persons against certain liabilities in connection with the offering of Webull Class A Ordinary Shares offered hereby, including liabilities arising under the Securities Act, or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The Selling Securityholder has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the Selling Securityholder specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

The Selling Securityholder has represented to us that at no time prior to the date of the Purchase Agreement has the Selling Securityholder or any entity managed or controlled by the Selling Securityholder engaged in or effected, in any manner whatsoever, directly or indirectly, for its own account or for the account of any of its affiliates, any short sale or any transaction that establishes a net short position with respect to our Webull Class A Ordinary Shares. The Selling Securityholder has agreed that, during the term of the Purchase Agreement, none of the Selling Securityholder, its officers, its sole member, or any entity managed or controlled by the Selling Securityholder will enter into or effect, directly or indirectly, any of the foregoing transactions for its own account or for the account of any other such person or entity.

We have advised the Selling Securityholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Securityholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our Webull Class A Ordinary Shares offered by this prospectus have been sold by the Selling Securityholder.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus with a plan of distribution. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable shares of Webull Class A Ordinary Shares pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Securityholder will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholder may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus.

The Selling Securityholder have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholder also may transfer the securities in other circumstances, in which case the donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus forms a part, will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that such a donee, pledgee, transferee or successor intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus forms a part to name specifically such person as a Selling Securityholder.

The Selling Securityholder may solicit offers to purchase the securities directly from, and they may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities.

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

SECURITIES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of Webull Class A Ordinary Shares or Webull Warrants or exercises thereof resulting in sales of Webull Class A Ordinary Shares in the public market could adversely affect market prices prevailing from time to time for such securities. Furthermore, because only a limited number of Webull Class A Ordinary Shares are currently available for sale after the closing of our Business Combination due to contractual and legal restrictions on resale as described below, there may be sales of substantial amounts of Webull Class A Ordinary Shares in the public market after the restrictions lapse. This may adversely affect the prevailing market prices of our securities and our ability to raise equity capital in the future.

As of the date of this prospectus, Webull had (i) 411,508,855 Webull Class A Ordinary Shares and 82,988,016 Webull Class B Ordinary Shares issued and outstanding, and (ii) 9,675,386 Webull Warrants issued and outstanding. Webull also has 44,400,984 Webull Class A Ordinary Shares reserved for issuance pursuant to its Global Plan. Immediately following the consummation of the Business Combination, 455,599,003 Webull Ordinary Shares (including 82,988,016 Webull Class B Ordinary Shares) were held by the Existing Webull Shareholders and were subject to the transfer restrictions in the Webull Articles and 3,892,884 Webull Ordinary Shares were held by the Initial SKGR Shareholders and certain non-redemption agreement investors and were subject to the transfer restrictions in the Auxo Support Agreement. The Webull Class A Ordinary Shares issued upon exercise of Webull Incentive Warrants or received by CCM or by certain of our service providers in settlement of certain of their fees and expenses are not subject to any contractual transfer restrictions. For more information on the lock-up restrictions and exceptions thereto, see below under “— Lock-up Agreements.” Webull has filed the Other Registration Statement to register for resale a portion of the shares held by the Existing Webull Shareholders. The number of shares registered for resale under such Other Registration Statement includes 25% of the shares that may be released from the transfer restrictions under a provision of the Webull Articles, 25% of the Webull Class B Ordinary Shares beneficially held (as of the date of the initial filing with the SEC of the Other Registration Statement on May 1, 2025) by our founder, Anquan Wang and held of record by Water Castle Az Inc., all of the Webull Class A Ordinary Shares held (as of the date of the initial filing with the SEC of the Other Registration Statement on May 1, 2025) by Webull Partners Limited (which is the record holder of certain Webull Class A Ordinary Shares beneficially held by certain of Webull’s directors and officers) and all of the shares held (as of the date of the initial filing with the SEC of the Other Registration Statement on May 1, 2025) by the Initial SKGR Shareholders and the investors party to the Non-Redemption Agreements and Additional Non-Redemption Agreements. The up to (i) 147,445,012 Webull Ordinary Shares and (ii) 6,792,000 Webull Class A Ordinary Shares issuable upon exercise of the Webull Private Warrants (assuming an exercise for cash) by Auxo offered for resale pursuant to the prospectus included in such Other Registration Statement represent approximately 31.2% of the Webull Ordinary Shares issued and outstanding as of the date of this prospectus.

Following the expiration of the lock-up on such Webull Ordinary Shares pursuant to the Webull Articles or the Auxo Support Agreement, 106,698,008 Webull Class A Ordinary Shares covered by the prospectus that forms a part of the Other Registration Statement will be transferable without any restrictions as long as the Other Registration Statement remains effective or an exemption from registration under Rule 144 under the Securities Act is available. Once the transfer restrictions in the Webull Articles expire, the balance of the Webull Class A Ordinary Shares held by the Webull Existing Shareholders and that are not covered by the prospectus included in the Other Registration Statement may be registered for resale in a subsequent registration statement or may be sold subject to availability of Rule 144.

The 82,988,016 Webull Class B Ordinary Shares issued and outstanding as of the date of this prospectus are “restricted securities,” as that phrase is defined in Rule 144, and are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration and for sale under Rule 144 under the Securities Act. Upon conversion of the 20,747,004 Webull Class B Ordinary Shares into 20,747,004 Webull Class A Ordinary Shares covered by the prospectus included in the Other Registration Statement and following the expiration of the lock-up pursuant to the Webull Articles on such shares, such Webull Ordinary Shares will be transferable without any restrictions as long as the Other Registration Statement remains effective or an exemption from registration under Rule 144 under the Securities Act is available. Once the transfer restrictions in the Webull Articles expire with respect to such shares, the balance of the Webull Class A Ordinary Shares issuable upon conversion of Webull Class B Ordinary Shares held by our founder and that are not covered by the prospectus included in the Other Registration Statement may be registered for resale in a subsequent registration statement or may be sold subject to availability of Rule 144.

All of the 9,675,386 Webull Warrants issued and outstanding as of the date of this prospectus are currently transferable without any restrictions, except for any Webull Warrants held by one of our “affiliates,” as that term is defined in Rule 144 under the Securities Act. If any of shares issued upon exercise of Webull Warrants are held by an

“affiliate,” as that term is defined in Rule 144 under the Securities Act, any Webull Class A Ordinary Shares issuable upon exercise of Webull Warrants will be freely transferable to the extent that an exemption from registration under Rule 144 under the Securities Act is available or such shares, to the extent they are not already registered for resale by such affiliate on the Other Registration Statement, are subsequently registered for resale pursuant to the Securities Act.

The Webull Class A Ordinary Shares that were issued upon exercise of the Webull Incentive Warrants will be transferable without any restrictions as long as the Other Registration Statement remains effective or an exemption from registration under Rule 144 under the Securities Act is available. If any of shares issued upon exercise of Webull Incentive Warrants are held by an “affiliate,” as that term is defined in Rule 144 under the Securities Act, any Webull Class A Ordinary Shares issued upon exercise of Webull Incentive Warrants will be freely transferable to the extent that an exemption from registration under Rule 144 under the Securities Act is available or such shares (to the extent not covered by the Other Registration Statement) are subsequently registered for resale pursuant to the Securities Act.

The Webull Class A Ordinary Shares sold to Yorkville by Webull pursuant to the Purchase Agreement are registered for resale under the Securities Act and will be freely transferable without restrictions by Yorkville as long as the registration statement of which this prospectus forms a part remains effective.

The 2,676,468 Webull Ordinary Shares that are expected to be issued in connection with the Webull Pay Transaction will not be locked up. Given such shares are expected to be issued in a private placement, such shares are “restricted securities,” as that phrase is defined in Rule 144, and are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration and for sale under Rule 144 under the Securities Act.

Rule 144

In general, a person who has beneficially owned our securities that are restricted shares for at least six months would be entitled to sell such securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, the sale and (ii) we are subject to, and in compliance with certain of, the Exchange Act periodic reporting requirements for at least 90 days before the sale. If such person has beneficially owned such securities for at least one year, then the requirement in clause (ii) will not apply to the sale.

Persons who have beneficially owned our securities that are restricted shares for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•        1% of the number of our Webull Class A Ordinary Shares or Webull Public Warrant (as applicable) then outstanding; or

•        the average weekly trading volume of our Webull Class A Ordinary Shares or Webull Public Warrant (as applicable) on the Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale provided, in each case, that we are subject to, and in compliance with certain of, the Exchange Act periodic reporting requirements for at least 90 days before the sale. Such sales must also comply with the manner of sale and notice provisions of Rule 144.

Equity Incentive Plans

On August 27, 2025, we filed a registration statement on Form S-8 under the Securities Act to register 44,400,984 Webull Class A Ordinary Shares reserved for issuance pursuant to our Global Plan. The Webull Class A Ordinary Shares covered by such registration statement are eligible for sale in the public markets, subject to vesting restrictions and any applicable holdings periods, any applicable lock-up agreements and Rule 144 limitations applicable to affiliates.

Lock-up Agreements

The Webull Articles include certain transfer restrictions applicable to the Existing Webull Shareholders. Pursuant to the Auxo Support Agreement and the Webull Articles, (i) the Initial SKGR Shareholders and certain non-redemption agreement investors and (ii) the Existing Webull Shareholders, respectively, are restricted, subject to certain exceptions, from selling any of their Webull Class A Ordinary Shares for one year after the consummation of the Business Combination, in the case of the Initial SKGR Shareholders and certain non-redemption agreement investors, and for 180 days after the consummation of the Business Combination in the case of the Existing Webull Shareholders. The Auxo Support Agreement permits a release of the Webull Class A Ordinary Shares subject to lock-up if after the Closing Date, the closing price of the Webull Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) for any twenty (20) Trading Days (as defined in the Auxo Support Agreement) within a thirty (30)-Trading Day period commencing at least one hundred and fifty (150) days after the Closing Date. 25% of the shares held by the Initial SKGR Shareholders were released from the Auxo Support Agreement lock-up immediately as of the Closing Date, as provided by the Auxo Support Agreement, in order to satisfy, reduce or defray any actual or potential taxes imposed (or in the Initial SKGR Shareholders’ reasonable judgment expected to be imposed) on the Initial SKGR Shareholders or their affiliates as a result of the Business Combination potentially not qualifying for the Intended Tax Treatment.

The Webull Articles also provide that a majority of the directors of Webull then in office or a duly authorized committee of the Webull board of directors may release the Webull Class A Ordinary Shares held by the Existing Webull Shareholders from the lock-up included in the Webull Articles. Further, the Webull Articles provide that following the date on which the closing price of the Webull Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) for any twenty (20) Trading Days (as defined in the Webull Articles) within a thirty (30)-Trading Day period, Webull may, at its discretion, release up to twenty-five percent (25%) of the shares held by an Existing Webull Shareholder (determined as of the date immediately before the date of such determination) from the transfer restrictions included in the Webull Articles; provided that if Webull releases any of the shares subject to lock-up, the same percentage of lock-up shares held by other Existing Webull Shareholders as the percentage of the shares subject to lock-up that are subject to the release shall be deemed to have also been simultaneously released; provided further that the foregoing shall not apply to any shares held by Water Castle Az Inc., NotNull Inc., Webull Partners Limited (which are the record holders of certain shares held by certain of Webull’s directors and officers) and any other person to whom any such person may transfer any shares subject to lock-up. The foregoing descriptions of the Webull Articles and the Auxo Support Agreement and the rights and restrictions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms of the Webull Articles and the Auxo Support Agreement.

EXPENSES OF THE OFFERING

We estimate that our expenses in connection with this offering of Webull Class A Ordinary Shares for resale, other than discounts and commissions, will be as follows:

Expenses	Amount
U.S. Securities and Exchange Commission registration fee		$143,951.06
Transfer agent fee	$	*
Printing and engraving expenses		$50,000.00	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous costs	$	*
Total	$	*

____________

*        Estimated solely for purposes of this section. Actual expenses may vary. Some of these fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholder will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

In connection with the execution of the Purchase Agreement, Webull issued 159,236 Webull Class A Ordinary Shares to the Selling Securityholder as Commitment Shares pursuant to the Purchase Agreement on July 1, 2025. The Commitment Shares were issued at a deemed $12.56 purchase price per share. The Commitment Shares reflect a number of Ordinary Shares that is equal to 0.20% of the Commitment Amount divided by the last closing price of the Webull Class A Ordinary Shares as of the date of signing of the Purchase Agreement (on July 1, 2025, the last reported prices of the Webull Class A Ordinary Shares, as reported on the Nasdaq, was $12.56). Such Commitment Shares were issued to the Selling Securityholder as consideration for the Selling Securityholder’s irrevocable commitment to purchase Webull Class A ordinary Shares at Webull’s election and in Webull’s discretion from time to time from the date of the Purchase Agreement until 36 months following the date of the Purchase Agreement, upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement. Webull also paid the Selling Securityholder a structuring fee of $25,000 in connection with the execution of the Purchase Agreement. For more information on the Purchase Agreement, also see “Committed Equity Financing.”

LEGAL MATTERS

The validity of the Webull Class A Ordinary Shares offered pursuant to this prospectus has been passed on by Ogier, as our counsel with respect to certain legal matters as to Cayman Islands law.

EXPERTS

The consolidated financial statements of Webull as of December 31, 2024 and 2023, and for each of the years in the three year period ended December 31, 2024 have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The registered business address of KPMG LLP is 345 Park Avenue, New York, New York 10154.

ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

Webull is incorporated in the Cayman Islands as an exempted company with limited liability in order to enjoy the following benefits:

•        economic stability;

•        an effective judicial system;

•        a favorable tax system;

•        the absence of exchange control or currency restrictions; and

•        the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:

•        the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

•        Cayman Islands companies may not have standing to sue before the federal courts of the United States.

The memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between Webull, its officers, directors and shareholders, be arbitrated.

Certain of Webull’s directors and executive officers reside outside the United States, and most of the assets of its non-U.S. subsidiaries are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States against Webull or those non-U.S. resident persons based on the civil liabilities or judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Webull has been informed by Ogier, its counsel as to Cayman Islands law, that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against Webull or its directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against Webull or its directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States. Webull has also been advised by Ogier that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any reexamination of the merits of the underlying dispute, based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (which may include amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The mailing address of Webull’s principal executive office is: 200 Carillon Parkway, St. Petersburg, Florida 33716, Attention: Benjamin James, General Counsel, and its telephone number is +1 (917) 725-2448. Webull’s agent for U.S. federal securities law purposes is Webull Holdings (US) Inc., 200 Carillon Parkway, St. Petersburg, Florida 33716. We maintain a corporate website at www.webullcorp.com. The reference to our website is an inactive textual reference only and information contained therein or connected thereto are not incorporated into this prospectus or the registration statement of which it forms a part.

INDEX TO FINANCIAL STATEMENTS

Webull Corporation

Report of Independent Registered Public Accounting Firm

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial position of Webull Corporation and subsidiaries (the Company) as of December 31, 2024 and 2023, the related consolidated statements of operations and comprehensive (loss) income, changes in shareholders’ deficit, and cash flows for each of the years in the three-year period ended December 31, 2024, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2024, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as the Company’s auditor since 2022.

New York, New York
April 25, 2025

Webull Corporation
Consolidated Statements of Financial Position

	December 31,
	2024	2023
Assets
Cash and cash equivalents	$270,728,008	$372,340,353
Cash and cash equivalents segregated under federal and foreign requirements	939,232,153	621,802,114
Receivables from brokers, dealers, and clearing organizations	262,093,040	60,717,238
Receivables from customers, net	301,107,428	14,877,829
Prepaid expenses and other current assets	50,344,836	67,403,943
Customer-held fractional shares	108,252,531	45,528,829
Total current assets	1,931,757,996	1,182,670,306

Right-of-use assets	66,293,751	11,907,557
Property and equipment, net	33,629,770	34,298,383
Intangible assets, net	19,415,963	21,397,953
Goodwill	5,197,438	5,197,438
Deferred tax assets	12,374,499	4,646,193
Other	—	19,301
Total non-current assets	136,911,421	77,466,825
Total assets	$2,068,669,417	$1,260,137,131

Liabilities, mezzanine equity, and shareholders’ equity
Payables due to customers	$1,378,625,130	$624,728,444
Payables due to brokers, dealers, and clearing organizations	1,490,537	2,661,653
Lease liabilities – current portion	4,969,959	3,474,199
Accounts payable and other accrued expenses	61,079,799	49,650,338
Total current liabilities	1,446,165,425	680,514,634

Lease liabilities – non-current portion	10,438,555	9,594,373
Deferred tax liabilities	5,292,255	5,771,900
Total non-current liabilities	15,730,810	15,366,273
Total liabilities	1,461,896,235	695,880,907

Commitments and contingencies (Note 24)	—	—

Mezzanine equity
Convertible redeemable preferred shares (aggregate liquidation preference of $644,132,365 and $604,506,258 as of December 31, 2024 and 2023, respectively; and aggregate redemption value of $2,861,748,733 and $2,326,363,413 as of December 31, 2024 and 2023, respectively; Note 15)	2,861,748,733	2,326,363,413
Total mezzanine equity	2,861,748,733	2,326,363,413

Webull Corporation
Consolidated Statements of Financial Position — (Continued)

	December 31,
	2024	2023
Shareholders’ deficit
Class A ordinary shares ($0.0001 par value; 4,000,000,000 shares authorized, 143,531,581 and 139,307,224 shares issued and outstanding, respectively, as of December 31, 2024; 4,000,000,000 shares authorized, 143,531,581 and 137,077,382 shares issued and outstanding, respectively, as of December 31, 2023)	13,931	13,708
Class B ordinary shares ($0.0001 par value, 1,000,000,000 shares authorized as of December 31, 2024 and 2023, no shares issued and outstanding as of December 31, 2024 and 2023)	—	—
Treasury shares (4,224,356 and 6,454,198 shares as of December 31, 2024 and 2023, respectively)	—	—
Additional paid in capital	—	—
Accumulated deficit	(2,241,066,624)	(1,755,921,317)
Accumulated other comprehensive loss	(15,195,946)	(6,859,801)
Total shareholders’ deficit	(2,256,248,639)	(1,762,767,410)
Noncontrolling interest	1,273,088	660,221
Total deficit	(2,254,975,551)	(1,762,107,189)
Total liabilities, mezzanine equity, and total deficit	$2,068,669,417	$1,260,137,131

The accompanying notes are an integral part of the consolidated financial statements.

Webull Corporation
Consolidated Statements of Operations and Comprehensive (Loss) Income
For the Years Ended December 31, 2024, 2023 and 2022

	2024	2023	2022
Revenues
Equity and option order flow rebates	$197,069,562	$192,232,715	$278,981,134
Interest related income	130,451,877	155,792,329	91,882,243
Handling charge income	49,044,700	30,677,177	8,500,321
Other revenues	13,663,533	10,900,349	8,969,222
Total revenues	390,229,672	389,602,570	388,332,920
Operating expenses
Brokerage and transaction	79,306,618	66,418,918	59,764,117
Technology and development	63,840,463	52,156,468	46,773,114
Marketing and branding	138,721,231	152,258,002	140,280,587
General and administrative	122,714,628	95,789,803	72,960,209
Total operating expenses	404,582,940	366,623,191	319,778,027
Other (income) expense, net	(2,302,693)	2,801,285	2,869,397
(Loss) income from continuing operations, before income taxes	(12,050,575)	20,178,094	65,685,496
Provision for income taxes	13,823,355	16,140,571	32,211,527
(Loss) income from continuing operations, net of tax	(25,873,930)	4,037,523	33,473,969
Income from discontinued operations, net of tax (Note 4)	2,691,778	1,784,465	16,603,657
Net (loss) income	(23,182,152)	5,821,988	50,077,626
Less net loss attributable to noncontrolling interest (Note 5)	(488,504)	(247,296)	—
Net (loss) income attributable to the Company	(22,693,648)	6,069,284	50,077,626
Preferred shares redemption value accretion	(495,088,038)	(340,080,000)	(51,409,749)
Net loss attributable to ordinary shareholders	$(517,781,686)	$(334,010,716)	$(1,332,123)

Amounts attributable to ordinary shareholders
(Loss) income from continuing operations	$(25,873,930)	$4,037,523	$33,473,969
Less loss from continuing operations attributable to noncontrolling interest	(488,504)	(247,296)	—
(Loss) income from continuing operations attributable to the Company	(25,385,426)	4,284,819	33,473,969
Preferred shares redemption value accretion	(495,088,038)	(340,080,000)	(51,409,749)
Loss from continuing operations attributable to ordinary shareholders	(520,473,464)	(335,795,181)	(17,935,780)
Income from discontinued operations attributable to ordinary shareholders	2,691,778	1,784,465	16,603,657
Net loss attributable to ordinary shareholders	$(517,781,686)	$(334,010,716)	$(1,332,123)

Loss per share from continuing operations attributable to ordinary shareholders (Note 19)
Basic and diluted	$(3.75)	$(2.43)	$(0.13)
Income per share from discontinued operations attributable to ordinary shareholders
Basic and diluted	$0.02	$0.01	$0.12
Net loss attributable to ordinary shareholders
Basic and diluted	$(3.73)	$(2.42)	$(0.01)
Weighted-average shares outstanding
Basic and diluted	138,828,900	137,965,591	134,489,965

Webull Corporation
Consolidated Statements of Operations and Comprehensive (Loss) Income — (Continued)
For the Years Ended December 31, 2024, 2023 and 2022

	2024	2023	2022
Net (loss) income	$(23,182,152)	$5,821,988	$50,077,626
Other comprehensive (loss) income, net of tax:
Change in cumulative foreign currency translation adjustment	(8,430,811)	1,660,040	(3,551,836)
Other comprehensive (loss) income	(8,430,811)	1,660,040	(3,551,836)
Comprehensive (loss) income	(31,612,963)	7,482,028	46,525,790
Less comprehensive loss attributable to noncontrolling interest	(488,504)	(247,296)	—
Less foreign currency translation adjustment attributable to noncontrolling interest	(94,666)	(2,713)	—
Preferred shares redemption value accretion	(495,088,038)	(340,080,000)	(51,409,749)
Comprehensive loss attributable to ordinary shareholders	$(526,117,831)	$(332,347,963)	$(4,883,959)

The accompanying notes are an integral part of the consolidated financial statements.

Webull Corporation
Consolidated Statements of Changes in Shareholders’ Deficit
For the Years Ended December 31, 2024, 2023 and 2022

	Class A Ordinary		Treasury Share Reserve		Additional Paid-In Capital	Subscription Receivable	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Shareholders’ Deficit	Noncontrolling Interest	Total Deficit
	Shares	Amount	Shares	Amount
Balance as of December 31, 2021	134,486,491	$13,449	(6,370,243)	$—	$—	$(3,449)	$(1,473,025,700)	$(4,970,718)	$(1,477,986,418)	$—	$(1,477,986,418)
Issuances of vested restricted stock awards	1,267,639	127	1,267,639	—	—	—	—	—	127	—	127
Issuance of shares to treasury share reserve	—	—	(2,674,846)	—	—	—	—	—	—	—	—
Share-based compensation	—	—	—	—	30,085,992	—	—	—	30,085,992	—	30,085,992
Receipt of subscription receivable	—	—	—	—	—	3,449	—	—	3,449	—	3,449
Net income	—	—	—	—	—	—	50,077,626	—	50,077,626	—	50,077,626
Preferred shares redemption value accretion	—	—	—	—	(30,085,992)	—	(21,323,757)	—	(51,409,749)	—	(51,409,749)
Foreign currency translation adjustment, net of $0 income taxes	—	—	—	—	—	—	—	(3,551,836)	(3,551,836)	—	(3,551,836)
Balance as of December 31, 2022	135,754,130	$13,576	(7,777,450)	$—	$—	$—	$(1,444,271,831)	$(8,522,554)	$(1,452,780,809)	$—	$(1,452,780,809)
Issuances of vested restricted stock awards	1,323,252	132	1,323,252	—	(132)	—	—	—	—	—	—
Share-based compensation	—	—	—	—	29,375,956	—	—	—	29,375,956	—	29,375,956
Spin-off of subsidiary to shareholders	—	—	—	—	—	—	(7,014,594)	—	(7,014,594)	—	(7,014,594)
Acquisition of PT Webull Sekuritas Indonesia	—	—	—	—	—	—	—	—	—	910,230	910,230
Net income attributable to the Company	—	—	—	—	—	—	6,069,284	—	6,069,284	—	6,069,284
Net loss attributable to noncontrolling interest	—	—	—	—	—	—	—	—	—	(247,296)	(247,296)
Preferred shares redemption value accretion	—	—	—	—	(29,375,824)	—	(310,704,176)	—	(340,080,000)	—	(340,080,000)
Foreign currency translation adjustment, net of $0 income taxes	—	—	—	—	—	—	—	1,662,753	1,662,753	(2,713)	1,660,040
Balance as of December 31, 2023	137,077,382	$13,708	(6,454,199)	$—	$—	$—	$(1,755,921,317)	$(6,859,801)	$(1,762,767,410)	$660,221	$(1,762,107,189)

Webull Corporation
Consolidated Statements of Changes in Shareholders’ Deficit — (Continued)
For the Years Ended December 31, 2024, 2023 and 2022

	Class A Ordinary		Treasury Share Reserve		Additional Paid-In Capital	Subscription Receivable	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Shareholders’ Deficit	Noncontrolling Interest	Total Deficit
	Shares	Amount	Shares	Amount
Increase in noncontrolling interest attributable to loan conversion	—	—	—	—	—	—	—	—	—	1,196,037	1,196,037
Issuances of vested restricted stock awards	1,791,669	179	1,791,669	—	(179)	—	—	—	—	—	—
Options exercised	438,173	44	438,173	—	48,947	—	—	—	48,991	—	48,991
Share-based compensation	—	—	—	—	32,587,611	—	—	—	32,587,611	—	32,587,611
Net loss attributable to the Company	—	—	—	—	—	—	(22,693,648)	—	(22,693,648)	—	(22,693,648)
Net loss attributable to noncontrolling interest	—	—	—	—	—	—	—	—	—	(488,504)	(488,504)
Preferred shares redemption value accretion	—	—	—	—	(32,636,379)	—	(462,451,659)	—	(495,088,038)	—	(495,088,038)
Foreign currency translation adjustment, net of $0 income taxes	—	—	—	—	—	—	—	(8,336,145)	(8,336,145)	(94,666)	(8,430,811)
Balance as of December 31, 2024	139,307,224	$13,931	(4,224,356)	$—	$—	$—	$(2,241,066,624)	$(15,195,946)	$(2,256,248,639)	$1,273,088	$(2,254,975,551)

The accompanying notes are an integral part of the consolidated financial statements.

Webull Corporation
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2024, 2023 and 2022

	2024	2023	2022
Cash flows from operating activities:
Net (loss) income	$(23,182,152)	$5,821,988	$50,077,626
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Deferred tax expense	(7,743,603)	(1,083,233)	(5,427,880)
Depreciation and amortization	3,506,395	2,778,476	1,423,830
Gain on forgiveness of accrued interest	—	—	(1,414,529)
Non-cash loss on deconsolidation of subsidiaries	—	—	963,138
Provision for contingent liabilities	1,236,905	326,711	(252,949)
Provision for expected credit losses	332,076	—	—
Share-based compensation	32,587,611	29,411,885	30,022,322
Unrealized foreign exchange (gain) loss	(419,753)	14,270	1,418,131
Net effect of changes in assets and liabilities:
Net receivables from brokers, dealers and clearing organizations	(202,094,775)	(26,008,752)	1,561,079
Net customer receivables and customer payables	466,726,102	545,640,513	1,602,492
Customer-held fractional shares	(62,723,702)	(45,042,939)	(485,890)
Prepaid expenses and other current assets	17,053,709	(27,617,754)	(16,225,779)
Operating lease right-of-use assets	(54,386,194)	(819,913)	(2,510,736)
Accounts payable and other accrued expenses	11,979,068	(13,754,009)	(94,978,200)
Operating lease liabilities-current	1,495,760	963,137	1,025,006
Operating lease liabilities-non-current	847,942	(33,548)	1,989,338
Net cash provided by (used in) operating activities	185,215,389	470,596,832	(31,213,001)

Cash flows from investing activities:
Purchase of property and equipment and intangible assets	(2,412,229)	(4,543,933)	(31,550,704)
Proceeds from sale of investment securities	—	—	239,937
Purchases of investment securities	—	—	(1,009,400)
Cash paid for acquisition, net of cash acquired	—	(5,495,863)	(109,163)
Net cash used in investing activities	(2,412,229)	(10,039,796)	(32,429,330)

Cash flows from financing activities:
Proceeds from issuance of preferred shares	40,297,282	20,000,000	—
Borrowing from revolving credit agreement	5,000,000	—	—
Principal payments made on revolving credit agreement	(5,000,000)	—	—
Proceeds from exercise of options	48,991	—	—
Spin-off of subsidiary to shareholders	—	(7,162,982)	—
Receipt of preferred shares subscription receivable	—	—	73,723,814
Payment of preferred share repurchase payable	—	—	(55,000,006)
Receipt of ordinary shares subscription receivable	—	—	3,449
Repayment of loan	—	—	(10,839,877)
Proceeds from exercise of preferred share warrant	—	—	10,000,000
Net cash provided by financing activities	40,346,273	12,837,018	17,887,380

Webull Corporation
Consolidated Statements of Cash Flows — (Continued)
For the Years Ended December 31, 2024, 2023 and 2022

	2024	2023	2022
Net increase (decrease) in cash, cash equivalents, segregated cash and cash of discontinued operations	223,149,433	473,394,054	(45,754,951)
Effect of exchange rate changes	(7,331,739)	2,451,391	(5,447,352)
Cash, cash equivalents, segregated cash, and cash of discontinued operations at beginning of the year	994,142,467	518,297,022	569,499,325
Cash, cash equivalents, segregated cash, and cash of discontinued operations at end of the year	$1,209,960,161	$994,142,467	$518,297,022

Cash, cash equivalents, segregated cash and cash of discontinued operations
Cash and cash equivalents	$270,728,008	$372,340,353	$436,219,931
Segregated cash	939,232,153	621,802,114	61,096,843
Cash of discontinued operations (Note 5)	—	—	20,980,248
Cash, cash equivalents, segregated cash and cash of discontinued operations at end of the year	$1,209,960,161	$994,142,467	$518,297,022

Non-cash investing and financing activities:
Accretion to preferred shares redemption value	$495,088,038	$340,080,000	$51,409,749
Conversion of loan payable to noncontrolling interest	$1,196,037	$—	$—
Note receivable issuance	$—	$2,852,106	$—
Supplemental disclosure:
Income taxes paid	$15,965,370	$19,474,921	$55,169,843
Interest paid	$26,042	$—	$—

The accompanying notes are an integral part of the consolidated financial statements.

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 1 — DESCRIPTION OF BUSINESS

Organization

Webull Corporation (“Webull Corp” and, together with its subsidiaries, “Webull”, the “Company”, “we”, or “us”) was incorporated in the Cayman Islands with limited liability in September 2019, and its corporate headquarters is located in St. Petersburg, Florida.

Business Overview

We operate a digital investment platform built upon a next-generation, global infrastructure. Our investment platform provides customers with extensive features and functions that go beyond what is offered by most retail investment platforms in the market today. Our platform allows retail investors worldwide to trade securities through our licensed broker dealer subsidiaries located in various parts of the world, including the United States (“US”), Canada, the United Kingdom (“UK”), Australia, Hong Kong, Indonesia, Singapore, Malaysia, Thailand, Japan, South Africa, and the Netherlands.

In the US, which is our principal market, Webull Financial LLC, our US broker dealer subsidiary, utilizes a clearing organization to handle the clearing of the security transactions of our account holders. Most of our customer accounts were cleared on a fully disclosed basis during the years 2022 and 2023. During 2024, we migrated most of our US client accounts to an omnibus basis with our clearing organization.

We generally refer to our platform users throughout our consolidated financial statements as customers. However, most of our platform users do not meet the definition of a customer under ASC 606, Revenues from Contracts with Customers. As particularly discussed in Note 2 — Summary of Significant Accounting Principles — Revenue Recognition, our customers from which we earn and receive revenue are the following: (i) market makers in which we route platform users’ trading orders, (ii) platform users who pay us index option fees, large order option fees, future contract commissions or fixed income execution fees, and (iii) our international platform users who pay trading commissions.

Changes in Capital Structure

Change to Authorized Share Capital

On April 10, the Company increased its authorized share capital to 4,000,000,000 Class A Ordinary Shares and 1,000,000,000 Class B Ordinary Shares by means of a fifth amendment to our memorandum of association.

Preferred Share Repurchase

On April 10, 2025, immediately prior to the closing of the Amended BCA, the Company repurchased 3,017,119 Series D Preferred Shares from certain preferred shareholders in exchange for promissory notes with an aggregate principal balance of $100,000,000. The promissory notes mature on April 9, 2027 and their principal balance may be paid in whole or in part prior to maturity. The promissory notes require quarterly interest payments in arrears based on the Federal Reserve’s Daily Secured Overnight Financing Rate plus a spread. The required spread for the first year is one percent and four percent for the second year the promissory notes are outstanding. The effective rate as of April 10, 2025 is 5.4%

Conversion of Preferred Shares

On April 10, 2025, after the Company’s repurchase of 3,017,119 Series D, all remaining Preferred Shares converted into 80,188,056 Class A Ordinary Shares.

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 1 — DESCRIPTION OF BUSINESS (cont.)

Stock Split

On April 10, 2025, immediately after the conversion of Preferred Shares and prior to the effectuation of the mergers as discussed in the Amended BCA, Webull increased its outstanding Class A Ordinary Shares by a factor of 3.3593 per outstanding share.

Closing of Business Combination

On April 10, 2025, the Company closed on a business combination transaction with SK Growth Opportunities Corporation, as particularly described in Note 5 — Acquisitions — Business Combination Agreement. In connection with the closing of the business combination, the Company (i) received net trust proceeds of $366,702, (ii) issued an aggregate of 5,852,239 Class A Ordinary Shares to SKGR shareholders and affiliates, (iii) issued an aggregate of 312,065,312 Class A Ordinary Shares to former Webull preferred shareholders, (iv) issued an aggregate of 56,321,319 Class A Ordinary Shares to Webull shareholders, (v) issued 82,988,016 Class B Ordinary Shares to its founder, (vi) issued an aggregate of 20,913,089 incentive warrants to SKGR shareholders and certain Webull shareholders, and (vii) assumed an aggregate of 17,271,990 SKGR issued and outstanding warrants.

We have retroactively reflected certain changes made to our capital structure on April 10, 2025 in our consolidated financial statements as of the earliest period presented. The capital structure changes consist of (i) a stock split and (ii) an increase to the authorized number of Class A Ordinary Shares and Class B Ordinary Shares as discussed in Note 29 — Subsequent Events. The changes made (i) increased the amount of issued, authorized and outstanding Class A Ordinary and Class B Ordinary Shares on our Consolidated Statements of Financial Position and disclosed in Note 16 — Ordinary Shares, (ii) increased the number of weighted-average shares outstanding used in the computation of loss per share on our Consolidated Statements of Operations and Comprehensive (Loss) Income, (iii) increased the number of share-based awards and decreased the exercise prices of our Option Awards as disclosed in Note 19 — Share-Based Compensation, (iv) increased the conversion ratio for our Preferred Shares as disclosed in Note — 15 Convertible Redeemable Preferred Shares, and (v) increased the number of potential ordinary shares outstanding as disclosed in Note 19 — Net Loss Per Share.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

The significant accounting policies used in the preparation of the accompanying consolidated financial statements are summarized below.

Basis of Presentation

Our consolidated financial statements have been prepared in accordance with the accounting principles generally accepted in the United States (“US GAAP”). Our consolidated financial statements include the financial statements of Webull Corporation and all of its direct and indirect subsidiaries. All intercompany balances and transactions have been eliminated.

Certain reclassifications have been made to prior period amounts to conform to the current period’s presentation. The impact of these reclassifications is immaterial to the presentation of the audited financial statements taken as a whole and had no impact on net income.

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (cont.)

The following presents our significant consolidated subsidiaries, all of which are wholly owned either directly or indirectly by Webull Corporation:
Significant Subsidiary	Date of Incorporation/Establishment	Domicile Location	Principal Activity
Webull Financial LLC	May 24, 2017	United States	Broker Dealer
Webull Holdings (US) Inc.	May 16, 2017	United States	Holding Company
Webull Holdings (Singapore) Pte. Ltd.	May 12, 2021	Singapore	Holding Company
Webull Securities (Singapore) Pte. Ltd.	May 12, 2021	Singapore	Broker Dealer
Webull Securities Limited	December 11, 2017	Hong Kong	Broker Dealer
Webull Securities (Japan) Co., Ltd.*	March 23, 1948	Japan	Broker Dealer
HongKong Webull Limited	September 19, 2019	Hong Kong	Holding Company
Hunan Weibu Information Technology Co., Ltd.	September 6, 2021	Mainland China	Technology Support and Development Subsidiary

____________

*        Formerly known as Madison Securities Co., Ltd.

Variable Interest Entities

We evaluate our ownership, contractual and other interests in entities to determine if we have a variable interest in an entity. These evaluations are complex, involve judgment, and the use of estimates and assumptions based on available historical and prospective information, among other factors. If we determine that an entity for which we hold a contractual or ownership interest in is a variable interest entity and that we are the primary beneficiary, we consolidate such entity in our consolidated financial statements. The primary beneficiary of a VIE is the party that meets both of the following criteria: (1) has the power to make decisions that most significantly affect the economic performance of the VIE; and (2) has the obligation to absorb losses or the right to receive benefits that in either case could potentially be significant to the VIE. We continually assess whether any changes to our interest in or relationship with the VIE impacts our prior determination of us being considered the primary beneficiary.

If it is determined we are no longer the primary beneficiary of a VIE and no longer have a controlling financial interest in the VIE, we deconsolidate the entity and apply other applicable US GAAP.

Use of Estimates

The preparation of the consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported revenues and expenses during the reporting period and accompanying notes. Making estimates requires management to exercise significant judgment. It is reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the future due to one or more future confirming events.

Such estimates reflected in our consolidated financial statements include, but are not limited to, the fair value of share-based compensation expense, redemption value of our redeemable preferred shares, depreciable lives of property and equipment, useful lives of intangible assets, purchase price allocation for business combinations, allowances for expected credit losses, loss contingency accruals, present value of lease liabilities, and provision for income tax, including unrecognized tax benefits and deferred tax asset valuation allowances. These estimates are based on historical experience and on various other assumptions that are believed to be reasonable. Actual results could differ from those estimates.

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (cont.)

Segment Reporting

We operate as a single reportable segment under Accounting Standards Codification (“ASC”) Topic 280, Segment Reporting. For further information on our single reportable segment determination and required segment disclosures, refer to Note 27 — Segment Information.

Cash and Cash Equivalents

Cash and cash equivalents represent demand deposits held at banks which are unrestricted as to withdrawal or use and highly liquid investments with original maturities of less than 90 days. As of December 31, 2024 and 2023, our cash and cash equivalents were $270,728,008 and $372,340,353, respectively, and consisted of demand deposits held at various banks.

Cash and Cash Equivalents Segregated for Federal and Foreign Requirements

We are required to segregate cash and cash equivalents for the exclusive benefit of customers in accordance with federal and foreign regulatory requirements. Our US broker dealer is required to segregate cash and cash equivalents in accordance with the provision of Rule 15c3-3 under the Exchange Act. Certain of our international broker dealers are required to segregate cash and cash equivalents in accordance with the regulatory authority of the country in which they operate. As of December 31, 2024 and 2023, we held segregated cash and cash equivalents of $939,232,153 and $621,802,114, respectively.

Foreign Currency Translation

Our operating results are reported in the consolidated statement of operations and other comprehensive (loss) income pursuant to ASC Topic 220, Income Statement — Reporting Comprehensive Income (“ASC 220”). ASC 220 defines comprehensive income as consisting of all components of net income and all components of other comprehensive income. Our other comprehensive (loss) income is comprised of gains and losses resulting from translating our subsidiaries’ foreign currency financial statements during consolidation. Our reporting currency is the U.S. dollar and our foreign subsidiaries use functional currencies other than the US dollar. A foreign subsidiary’s assets and liabilities are translated into US dollars at period-end exchange rates and its revenues and expenses are translated at average exchange rates during the period. The translation gain or loss is included within accumulated other comprehensive (loss) income within our statement of financial position, net of tax, where applicable.

Current Expected Credit Losses

We account for current expected credit losses on our financial instruments in accordance with ASC Topic 326, Financial Instruments — Credit Losses (“ASC 326”). ASC 326 impacts the impairment model for certain financial assets by requiring a current expected credit loss (“CECL”) methodology to estimate expected credit losses over the entire life of the financial asset.

ASC 326 does afford us the ability to determine that there are no expected credit losses in certain circumstances (e.g., based on the credit quality of the customer). We utilize the practical expedient in determining (i) the allowance for credit losses with respect to our receivables from customers, net and (ii) the amount of our indemnification obligation that represents off balance sheet credit exposure in connection with the debit balances of our platform users’ accounts that are on a fully disclosed basis with our clearing broker.

Receivables from Brokers, Dealers, and Clearing Organizations

Our receivables from brokers, dealers, and clearing organizations are trade receivables which are typically short-term in nature and were not 30 days past due as of December 31, 2024 and 2023. We determined no allowance for credit losses was required for these trade receivables.

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (cont.)

Receivables from customers, net

Our receivables from customers, net primarily consist of fully collateralized margin loans originated from our broker-dealer subsidiaries. The value of our receivables from customers, net represents the amount of margin loaned. Margin loans are collateralized by our customers’ securities balances and are reported at their outstanding principal balance, net of an allowance for credit losses. We utilize a collateral maintenance program whereby we monitor margin levels and require customers to deposit additional collateral, or reduce margin positions, to meet minimum collateral requirements.

We apply the practical expedient to estimate an allowance for credit losses on our receivables from customers, net. We record an allowance for the unsecured portion of margin loans, which represents the amount by which the margin loan exceeds the fair value of its collateral. We based our decision to use the practical expedient on the following: (i) utilization of a collateral maintenance program, (ii) collateral is comprised of liquid securities with readily determinable fair values, and (iii) credit losses on fully secured margin loans are expected to be minimal. We have established an allowance for credit losses as of December 31, 2024 and 2023 in the amount of $1,114,751 and $225,572, respectively. We have classified the change in the allowance as a brokerage and transaction expense within the consolidated statements of operations and comprehensive (loss) income.

We write-off unsecured balances when we deem the balance to be uncollectible.

Off Balance Sheet Credit Exposure

We have an indemnification obligation to our clearing broker for any debit balance in customer accounts that are on a fully disclosed basis. Most debit balances represent margin loans that are generated in the normal course of securities trading when customers purchase securities on margin; margin loans are originated as secured debits fully covered by the customers’ securities. If the value of the customers’ securities drops below the originated loan amount and the customers do not provide additional collateral, we have an obligation to indemnify our clearing broker for any losses.

Other debit balances may result from, but not limited to, fraudulent, unlawful, or otherwise unusual user behavior, such as when platform users initiate deposits into their accounts, trade on our platform and incur losses, and then reverse the deposits, resulting in a debit balance in platform users’ accounts. We also indemnify our clearing broker for these debit balances, which typically are small in value.

In 2024, we changed to the practical expedient for determining our indemnification obligation for credit losses with respect to the margin loans of our fully disclosed platform users. The change resulted in a decrease of $557,103 to our indemnification obligation. We based our decision to use the practical expedient on the following: (i) utilization of a collateral maintenance program, (ii) collateral is comprised of liquid securities with readily determinable fair values, and (iii) credit losses on fully secured margin loans are expected to be minimal.

As of December 31, 2024 we determined we had no indemnification obligation to recognize. As of December 31, 2023, we had estimated and recognized an indemnification obligation of $557,103 and classified it within accounts payable and other accrued expenses in our consolidated statements of financial position.

Apex Clearing originates margin loans and determines the margin criteria with respect to brokerage accounts that are on a fully introduced basis. We do not carry these margin loans on our consolidated statement of financial position.

We originate margin loans and determine the margin criteria with respect to brokerage accounts that are on an omnibus basis. We do carry these margin loans on our consolidated statements of financial position within customer receivables, net.

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (cont.)

Fractional Shares Program

We enable our platform users to purchase and sell fractional shares through our fractional shares program operated by our clearing broker for both fully disclosed accounts and accounts cleared on an omnibus basis.

For fully introduced accounts, we have determined that we have no obligation to repurchase customer fractional shares and fractional share transactions do not pass through our accounts. We are acting solely as an agent in the transmission of our platform users’ fractional share transactions to Apex Clearing for fulfillment. The platform users are customers of Apex Clearing, and Apex Clearing has accepted the repurchase obligation pursuant to the terms of the Apex Fractional Share Program. Therefore, fractional share balances held by fully introduced accounts are not reflected in our financial statements.

For accounts cleared on an omnibus basis, when platform users purchase fractional shares, their credit balance is reduced and the fractional shares are held at our clearing broker in our omnibus account. We also recognize the cash received for fractional share purchases as pledged collateral, recorded as customer-held fractional shares, with the fractional share repurchase obligation as an offsetting liability. This is because we determined that we did not meet the criteria for derecognition under ASC 860 were not met.

We have elected to apply fair value measurement to our customer-held fractional shares and our repurchase obligation at fair value at each reporting period. Changes in the fair value of the customer-held fractional shares are offset with the corresponding changes in the value of the fractional share repurchase obligation with no realized or unrealized gains or losses recognized in our consolidated statements of operations and comprehensive (loss) income. The value of fractional shares held by users cleared on an omnibus basis as of December 31, 2024 and 2023, was $108,252,531 and $45,528,829. We have classified the offsetting fractional share repurchase obligation within payables to customers on our consolidated statements of financial position. See Note 25 — Fair Value Measurement for more information on the fair value measurement.

We do not earn revenue from our platform users in connection with their fractional share transactions. We do earn revenue from market makers with regard to our platform users’ fractional share transactions.

Receivables from and Payables to Brokers, Dealers and Clearing Organizations

Receivables from and payables to brokers, dealers and clearing organizations include receivables and payables from unsettled trades, receivables arising from equity and option order flow revenues earned as an introducing broker from exchanges or market makers, cash deposits maintained at clearing organizations and amounts payable to clearing organizations.

Payables due to Customers

Our payables due to customers include the cash we are holding for customers’ brokerage accounts we carry on an omnibus basis and our recorded fractional share repurchase obligation. At December 31, 2024, our payables due to customers consisted of $1,270,372,599 of customer cash and a fractional share repurchase obligation of $108,252,531. At December 31, 2023, our payables due to customers consisted of $579,199,615 of customer cash and a fractional share repurchase obligation of $45,528,829.

Leases

We review all relevant contracts to determine if the contract contains a lease at its inception date. A contract contains a lease if the contract conveys to us the right to control the use of an underlying asset for a period of time in exchange for consideration. If we determine that a contract contains a lease, we recognize in our consolidated statement of financial position a lease liability and a corresponding right-of-use asset on the commencement date of the lease. The lease liability is initially measured at the present value of the future lease payments over the lease term. The interest rate used to determine the present value of the future lease payments is our incremental borrowing rate

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (cont.)

because the interest rate implicit in our leases is not readily determinable. Our incremental borrowing rate is estimated to approximate the interest rate that we would pay to borrow on a collateralized basis with similar terms and payments as the lease. An operating lease right-of-use asset (“ROU”) is initially measured at the value of the lease liability plus initial direct costs incurred and any prepayments of rent less any lease incentives.

Our leases are primarily for the lease of corporate office space around the world. Our leases have remaining terms of one to nine years, and some include options to terminate the lease upon notice. We consider these options when determining the lease term used to calculate the right-of-use asset and the lease liability when we are reasonably certain we will exercise such option. Our leases do not contain any residual value guarantees, financial restrictions or covenants.

In 2024, we entered into a land lease agreement for the right to use 288,690 square feet of land in Changsha, China. The purpose of the land lease is for the future construction of a research and development center. The land lease expires on December 4, 2063.

We have elected not to recognize right-of-use assets and lease liabilities for short-term leases that have a lease term of 12 months or less. We recognize the lease payments associated with our short-term leases as an expense on a straight-line basis over the lease term. Our operating leases contain both lease components and non-lease components. Non-lease components are distinct elements of a contract that are not related to securing the use of the underlying assets, such as common area maintenance and other management costs. We have elected to measure the lease liability by combining the lease and non-lease components as a single lease component. Fixed payments and variable payments that depend on a rate or index that relate to the lease and non-lease components are included within the measurement of the lease liability and right-of-use asset. Certain of the non-lease components are variable in nature and not based on an index or rate and, accordingly, are not included in the measurement of the lease liability and right-of-use asset, rather they are recognized in the period in which they become determinable.

Operating lease expense is recognized on a straight-line basis over the lease term and is included in general and administrative expense in our consolidated statements of operations and other comprehensive (loss) income.

We have leased portions of office space we own to two third parties. These leases were determined to be operating leases. Accordingly, lease income is recognized on a straight-line basis over the term of the lease. We have elected to account for leases and non-lease components as a single component and have elected to exclude sales tax from the consideration in the contract. Lease income is reported as other revenue on our consolidated statements of operations and other comprehensive (loss) income. We recognized operating lease income of $1,135,608, $1,102,459 and $127,768 for the years ended December 31, 2024, 2023 and 2022, respectively.

Asset Acquisitions

We account for the acquisition of an entity as an asset acquisition when substantially all the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets. In accordance with ASC 805, Business Combinations, the value of the consideration paid in an asset acquisition is allocated to the individual assets acquired or liabilities assumed based on their relative fair values with no resulting goodwill.

Business Combinations

We account for acquisitions of entities or asset groups that qualify as businesses in accordance with ASC 805, Business Combinations. The purchase price of the acquisition is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. The excess of the purchase price over the fair value of the net assets acquired is recorded as goodwill. During the measurement period, which may be up to one year from the acquisition date, we may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded in the consolidated statements of operations and comprehensive (loss) income.

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (cont.)

Goodwill

Goodwill represents the excess of the purchase price over the fair value of net assets acquired in a business combination and is allocated to reporting units expected to benefit from the business combination. We test goodwill for impairment at least annually, in the fourth quarter, or whenever events or changes in circumstances indicate that goodwill might be impaired. In testing for goodwill impairment, we first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If, after assessing the totality of events or circumstances, we determine it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then additional impairment testing is not required. However, if we conclude otherwise, we proceed to a quantitative assessment.

The quantitative assessment compares the estimated fair value of a reporting unit to its book value, including goodwill. If the fair value exceeds book value, goodwill is considered not to be impaired and no additional steps are necessary. However, if the book value of a reporting unit exceeds its fair value, an impairment loss will be recognized in an amount equal to that excess, limited to the total amount of goodwill allocated to that reporting unit.

As of December 31, 2024, we performed a qualitative assessment of our goodwill. Based upon our assessment, we noted no qualitative factors that indicate our goodwill is more than likely impaired; and, therefore, we did not perform the quantitative assessment.

Property, Equipment, and Intangible Assets

Property and Equipment, net

Our property and equipment, except for land, is carried at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over the following estimated useful lives:
Property and Equipment	Useful Life
(in Years)
Land	N/A
Office buildings	30 – 39
Building improvements	5
Site improvements	15
Electronic equipment	3 – 5
Office equipment	3 – 10
Leasehold improvements	Shorter of lease term or useful life

Repairs and maintenance that do not enhance or extend an asset’s useful life are expensed as incurred.

Intangible Assets, net

Our intangible assets and their respective useful lives are presented below:
Intangible Assets	Useful Life
(in Years)
Domain	Indefinite
Operating license	Indefinite
Stock exchange trading right	Indefinite
Trademarks	Indefinite
Copyrights and patents	10
Software	2

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (cont.)

Our indefinite-lived intangible assets are reviewed for impairment at least annually or whenever events or changes in circumstances exist that may indicate that an intangible asset is impaired. We have elected to perform a qualitative assessment by evaluating all relevant events and circumstances to determine if it is more likely than not that the indefinite-lived intangible assets are impaired; this includes considering any potential effect on significant inputs to determine the fair value of the indefinite-lived intangible assets. When it is more likely than not that an indefinite-lived intangible asset is impaired, we calculate the fair value of the intangible asset and perform a quantitative impairment test. For the years ended, December 31, 2024, 2023 and 2022, we did not recognize an impairment relating to our indefinite-lived intangible assets.

Software includes both purchased and internally-developed software. Internally-developed software is capitalized when preliminary project efforts are successfully completed, it is probable that both the project will be completed and the software will be used as intended, and the useful life is more than one year. Capitalized costs consists of compensation for employees (inclusive of share-based compensation) and costs incurred for significant upgrades and functionality enhancements. Other costs are expensed as incurred.

Our finite-lived intangible assets are amortized over their respective useful lives using the straight-line method. Our finite-lived intangible assets are reviewed for impairment at least annually or whenever events or changes in circumstances exist that may indicate that an intangible asset is impaired. For the years ended, December 31, 2024, 2023 and 2022, we did not recognize an impairment relating to our finite-lived intangible assets.

Loss Contingencies

We are subject to claims and lawsuits in the ordinary course of business, including arbitration and other litigation, some of which include claims for substantial or unspecified damages. We are also the subject of inquiries, investigations, and proceedings by regulatory and other governmental agencies.

We review our lawsuits, regulatory inquiries and other legal proceedings on an ongoing basis and provide disclosures and record loss contingencies in accordance with the loss contingencies accounting guidance. We establish an accrual for losses at management’s best estimate when we assess that it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. If the reasonable estimate is a range and no amount within that range is considered a better estimate than any other amount, an accrual is recorded based on the bottom amount of the range. Accruals for loss contingencies are recorded in accrued expenses and other current liabilities on the consolidated statement of financial position and expensed in other expenses in our consolidated statements of operations and other comprehensive (loss) income. We monitor these matters for developments that would affect the likelihood of a loss and the accrued amount, if any, and adjust the amount as appropriate.

Fair Value Measurements

We account for our investments in securities and our financial liabilities arising from securities sold not yet purchased in accordance with ASC Topic 820, Fair Value Measurements (“ASC 820”), which defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. Under ASC 820, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on measurement dates. ASC 820 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available.

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (cont.)

Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of us. Unobservable inputs reflect the Company’s assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is broken down into three levels based on the reliability of inputs:
Level 1 —

Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not applied to Level 1 securities. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 —	Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.
Level 3 —	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

Securities owned and securities sold not yet purchased and traded on a national securities exchange are stated at the last quotations on the day of the valuation; other securities for which no sales were reported on that date are stated at the last quoted bid price. Restricted securities or other securities for which quotations are not available are valued by management on an individual basis.

The year-end values of our securities owned and securities sold not yet purchased is presented in Note 25. There can be no assurance that we could purchase or sell a security at the price used to calculate the year-end fair value. Changes in the estimated fair value of securities may be less frequent and of greater magnitude than changes in the price of securities valued at their last sale price, by an independent pricing service, or based on market quotations. Those estimated values do not necessarily represent the amounts that may be ultimately realized, due to the occurrence of future circumstances that cannot be reasonably determined. We use our inventory of securities for our customer reward program. New customers opening an account may qualify to receive shares or fractional shares of stock transferred into their account from our portfolio of securities owned. At the time the security is transferred to the customer’s account at our clearing broker, the marketing expense is determined at fair value of the securities transferred.

Revenue Recognition

We utilize the guidance of ASC 606, Revenue from Contracts with Customers to identify our customers for purposes of revenue recognition and accounting for consideration payable to customers. We have determined that our market makers are customers as we route our platform users’ trading orders to market makers in an agency capacity, as we do not buy or resell securities from or to platform users or market makers, in return for the market makers’ payments for order flow. In limited circumstances, we charge trading fees to our platform users; and, therefore, we have determined that (i) our platform users who pay us index option fees, large order option fees, futures contract commissions or fixed income execution fees and (ii) our international platform users who pay trading commissions are considered customers under ASC 606.

We recognize revenue from contracts with customers when we satisfy our performance obligations by transferring the promised services to our customers. A service is transferred to a customer when the customer obtains control of that service. A performance obligation may be satisfied at a point in time or over time. Revenue from a performance obligation satisfied at a point in time is recognized at the point in time that we determine the customer obtains control over the promised service. Revenue from a performance obligation satisfied over time is recognized by measuring our progress in satisfying the performance obligation in a manner that depicts the transfer of the services to the customer. The amount of revenue recognized reflects the consideration we expect to receive in exchange for those promised services (i.e., the “Transaction Price”). In the event we have consideration payable to a customer, we account for consideration payable as a reduction to the Transaction Price when (i) the payment is not in exchange for a distinct good or service or (ii) the fair value of the consideration payable to the customer exceeds the fair value of the distinct good or service received from the customer in which case the excess fair value is accounted as a reduction to the

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (cont.)

Transaction Price. Our revenues from contracts with customers are recognized when the performance obligations are satisfied at an amount that reflects the consideration expected to be received in exchange for such services. Most of our performance obligations are satisfied at a point in time upon the successful execution of a platform user’s trade order.

No significant judgement is required to assess the timing of satisfaction of our performance obligations, the Transaction Price or the amounts allocated to distinct performance obligations. The payment terms with our customers do not give rise to a significant financing component as the period between when we satisfy our performance obligations and when our customers are required to pay is one year or less. Our revenue does not include any variable consideration.

Our significant sources of revenue are as follows:

(i)     Equity and Option Order Flow Rebates

We primarily earn transaction-based revenues from routing users’ orders for options and equities to market makers. The transaction-based revenue for options is on a per contract basis, while for equities it is based on a percentage of the notional value of the underlying securities.

The Company primarily earns order flow revenues from routing users’ orders for equities and options to market makers on a trade-date basis when the performance obligation is satisfied, which is at the point in time when a routed order is executed by the market maker. The rebates are determined differently depending on the type of assets being traded. The rebates for options are on a per contract basis, while that for equities is primarily based on the notional value of the underlying securities. For each trade type, the Company negotiates the same rate for its orders across the market makers and exchanges to which it routes.

Payments for order flow are collected monthly, in arrears. No significant judgment is required to assess the timing of satisfaction of our performance obligations, the transaction price or the amounts allocated to distinct performance obligations. The payment terms with customers do not give rise to a significant financing component as the period between when we perform and when the customer pays is one year or less and does not include variable consideration.

(ii)    Stock Loan Income

We receive stock loan rebates from our clearing broker that represents interest earned on fully paid stocks that customers lend to our clearing broker and are recognized over the period of time that the lending activities are outstanding and accrued monthly. Hard to borrow rebates are fees charged to customers for locating securities that are in high demand and are recognized over the period of time that the lending activities are outstanding and accrued monthly. Stock loan income is recorded as interest related income in the consolidated statements of operations and other comprehensive (loss) income.

(iii)   Handling Charge Income

Our handling charge income is mainly generated from option trading activity. Our option related handling charge income consists of trade fees, which represent pass-through fees charged by regulatory authorities and exchanges, and fees we charge on our customers’ index and large option orders. We also include within handling charge income the commissions we earn on our customers’ futures trading transactions and the commissions our non-US broker dealers charge their customers for securities transactions, including the related trade fees.

These fees are earned and recognized on a trade date basis, which is when our performance obligation is satisfied.

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (cont.)

(iv)    Syndicate Fees

The Company participates in IPO, secondary, and SPAC offerings as a member of the syndicate selling group. As a member of the selling group, the Company does not commit any capital. The Company publicizes to its users the opportunity to subscribe to offerings in which the Company is a selling group member. The Company is allocated shares by the lead underwriter at a discount to the offering price. The Company then allocates those shares among the users that subscribe to the offering at the offering price, thereby capturing the selling group spread. Revenue is recognized when realized on the trade date of the sale of allocated shares to users. Syndicate fees are recorded as other revenues in the consolidated statements of operations and other comprehensive (loss) income.

(v)     Trade Fees

Trade fees are fees charged to customers which most often, but not exclusively, represent the pass-through of trading fees charged to the Company by regulatory authorities and exchange fees passed through to the Company by market makers, which may include SEC fees, OCC fees, and index option per contract charges. Trade fees are recorded within handling charge income in the consolidated statements of operations and other comprehensive (loss) income.

(vi)    Market Information and Data Income

Our platform users can subscribe to certain equity and option market pricing information and other market data. We offer monthly or annual subscriptions. Revenue from these subscriptions is earned over the term of the subscription and recorded within other revenues in the consolidated statements of operations and comprehensive (loss) income.

(vii)  Interest Income

Interest income includes (i) interest rebates received from our clearing broker on platform users’ accounts that are on a fully disclosed basis, (ii) interest earned on our platform users’ cash balances that are on an omnibus basis with our clearing broker, (iii) interest earned on our corporate cash and cash equivalents, and (iv) a spread we earn on our platform users’ cash balances participating in our off-balance sheet bank sweep program. Our interest income is accrued monthly.

(viii) Margin Loan Income

We receive a portion, in the form of a rebate, of the margin loan interest our clearing broker earns from our platform users’ margin accounts that are on a fully disclosed basis. We also earn margin loan interest on our platform users’ margin accounts that are on an omnibus basis with our clearing broker. Margin loan income is recorded as interest related income in the consolidated statements of operations and other comprehensive (loss) income.

Consideration Payable to Customers

We offer marketing promotions to our platform users that are intended to increase the amount of platform users’ assets on the Company’s platform by incentivizing platform users to deposit more cash or transfer securities from other third-party brokerages into their Webull brokerage account in return for a promotional payment in cash or shares. These promotions are not linked to any historical trading activity and do not require future trading activity on the part of the platform user. Once the platform user completes the specific action, the platform user has then earned the promotional payment and there is no further requirement on the part of the platform user. For our platform users who are not determined to be customers, we account for these promotional payments as marketing and branding expense. However, with respect to our platform users that have been determined to be customers under ASC 606, we have determined that we are not receiving a distinct good or service for these promotional payments; and, accordingly, we account for the consideration payable as a reduction in revenue.

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (cont.)

For the years ended December 31, 2024, 2023 and 2022, we classified $3,623,929, $518,110 and $541,356, respectively, of promotional expenses as a reduction to handling charge income within our consolidated statements of operations and comprehensive (loss) income.

Brokerage and Transaction

Brokerage and transaction costs primarily consist of clearing and operation costs, market information and data fees, and handling charge expenses. Clearing costs mainly represent services fees paid to our clearing broker, and operation costs consist of customer verification fees, transaction fees, and customer debit balances for which we are responsible. Market information and data fees mainly represent the information and data fees paid to stock exchanges and market data providers. Handling charge expenses mainly represent fees charged by the Options Clearing Corporation for the clearing of settled option transactions.

Technology and Development

Technology and development costs consist of research and development expenses and related costs, cloud service fees and system cost. Cloud service fees represent the data storage and computing service fees. System cost represents fees to software providers to access and use their systems. These costs are expensed as incurred.

Marketing and Branding

Marketing and branding expenses primarily consist of advertising and promotion costs, mainly including free stock promotions, cash matches on deposits/transfers, traffic acquisition and brand advertising, as well as expenses for personnel engaged in marketing and business development activities. Marketing and branding expenses are expensed as incurred in the consolidated statements of operation and other comprehensive (loss) income. The expense of free stock promotions is determined when an eligible customer receives free stocks. The expense is determined by the fair value of the stock transferred to customers. At the end of a reporting period, the Company estimates an unsettled stock award obligation and records a corresponding estimated free stock promotion expense.

General and Administrative

General and administrative expenses consist of compensation and benefits, office expenses, travel expenses, property management expenses, professional service fees, rental payments on office and related occupancy costs, depreciation, and amortization expenses.

Deferred Equity Offering Costs

We have incurred direct costs with respect to our ongoing efforts to raise capital from the public markets through the issuance of our ordinary shares in the United States. We have deferred these costs through capitalization. Upon the closing of an equity offering, we will reclassify these deferred costs as a reduction in paid in capital within the consolidated statements of financial position. As of December 31, 2024 and 2023, we have capitalized $7,603,867 and $2,340,539, respectively, of related costs. These costs have been classified in prepaid expenses and other current assets within our consolidated statements of financial position.

Foreign Currency Exchange Gains or Losses

Foreign currency exchange gains or losses result from transactions and account balances denominated in currencies other than the functional currency of the entity to which they relate. Such transactions and account balances are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are remeasured at the applicable rates of exchange in effect at that date. Foreign currency exchange gains or losses resulting from the settlement of such transactions and from remeasurement at period-end are classified within other expense, net in the consolidated statements of operation and other comprehensive (loss) income.

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (cont.)

Employee Retirement Benefits

United States

We have a retirement savings plan in the US that qualifies under Section 401(k) of the Internal Revenue Code (“401(k) Plan”). Eligible employees may contribute a portion of their salary into the 401(k) Plan, subject to certain limitations. In 2023, we began matching employee contributions each pay period at 50% up to 2.5% of pre-tax earnings. We have recognized 340,367, and $31,261 of employee benefits expense from such contributions for the years ended December 31, 2024 and 2023, respectively.

Mainland China

Our employees located in mainland China are entitled to benefits pension insurance through a PRC government-mandated defined contribution plan. Mainland China labor regulations require that we make contributions to the government for these benefits based on certain percentages of our employees’ salaries, up to a maximum amount specified by the local government. We have no obligation for benefits beyond the required contribution. We incurred $4,664,052, $3,009,712 and $5,220,133 of employee benefit expense relating to such contributions for the years ended December 31, 2024, 2023 and 2022, respectively.

Hong Kong

We make retirement contributions on behalf of our Hong Kong employees in accordance with the Mandatory Provident Fund, a government-mandated retirement program. We have no obligation for benefits beyond the required contributions. We incurred $72,453, $65,214 and $46,889 of employee benefit expense relating to such contributions for the years ended December 31, 2024, 2023 and 2022, respectively.

Singapore

We are required to contribute to a retirement plan on behalf of our employees in accordance with Singapore’s Central Provident Fund. We incurred $311,149, $358,879 and $236,175 of employee benefit expense relating to such contributions for the years ended December 31, 2024, 2023 and 2022, respectively.

Japan

We are required to contribute to Japan’s Employees’ Pension Insurance system for our employees. We incurred $288,095, $140,256 and $81,128 of employee benefit expense relating to such contributions for the years ended December 31, 2024, 2023 and 2022, respectively.

Others

We operate in other countries throughout the world. The aggregate amount of required statutory retirement contributions for our other jurisdictions was $739,351, $305,333 and $102,517 for the years ended December 31, 2024, 2023 and 2022, respectively.

Share-based Compensation

We apply the guidance of ASC Topic 718, Compensation — Stock Compensation (ASC 718) with regard to our share-based awards issued to employees and non-employees. Accordingly, we must review each share-based award to determine the appropriate classification as either an equity or liability award. Our outstanding awards were determined to be equity awards and are classified as such as of December 31, 2024 and 2023.

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (cont.)

ASC 718 requires share-based compensation to be based on fair value. The fair value of our share-based awards is measured at the grant date which is when vesting commences. The grant date fair value is the basis for determining the amount of share-based compensation to recognize from the issuance of a share-based award. We record share-based compensation as an operating expense.

We recognize share-based compensation using the graded vesting method of attribution and account for forfeitures in the period in which the share-based award is forfeited. See Note 18 — Share-Based Compensation for further information on our share-based awards and the share-based compensation we recognized for the years ended December 31, 2024, 2023 and 2022.

Convertible Redeemable Preferred Shares

We have various series of convertible redeemable preferred shares issued and outstanding. Our preferred shares have voting, dividend, redemption, conversion, and liquidation rights. See Note 15 — Convertible Redeemable Preferred Shares for further discussion on these rights.

We evaluate our preferred share issuances under the guidance of ASC Topic 480, Distinguishing Liabilities from Equity (“Topic 480”) to determine if our preferred shares are required to be accounted for as a liability. We have determined that our preferred shares are not mandatorily redeemable and, accordingly, not required to be classified as a liability.

We also evaluate the embedded features of our preferred share issuance under the guidance of ASC Topic 815, Derivatives and Hedging (“ASC 815”) to determine if the embedded features meet the requirements for bifurcation and separate accounting apart from the preferred shares. We have determined that none of the embedded features meet ASC 815’s definition of a derivative; therefore, the embedded features are not required to be separately valued and bifurcated from the preferred shares carrying amount.

We have classified our preferred shares as mezzanine equity within our consolidated statements of financial position following the SEC’s guidance as codified in ASC 480-10-S99-3A. We made this determination because events that may cause our preferred shares to be redeemable in the future are not solely within our control. We have also made the determination that the redemption of such shares is probable and have elected to recognize changes in our preferred shares maximum redemption value at the end of each reporting period. We have classified this change as preferred shares redemption value accretion in determining our net loss attributable to ordinary shareholders within our consolidated statements of operation and other comprehensive (loss) income. For the years ended December 31, 2024, 2023 and 2022, we recognized preferred shares redemption value accretion of $495,088,038, $340,080,000 and 51,409,749, respectively.

Income Taxes

Our income tax expense is an estimate of current income taxes payable in the current fiscal year based on reported income before income taxes. Deferred income taxes reflect the effect of temporary differences and carryforwards that we recognize for financial reporting and income tax purposes at enacted tax rates expected to be in effect when taxes are actually paid or recovered.

We account for income taxes in accordance with ASC Topic 740, Income Taxes (“ASC 740”). ASC 740 requires the use of the asset and liability method, which requires recognition of deferred income tax assets and liabilities for the expected future tax consequences of events that have been recognized in our consolidated financial statements, but have not been reflected in our taxable income. Deferred tax assets are evaluated for future realization and reduced by a valuation allowance to the extent we believe that they will not be realized. We consider many factors when assessing the likelihood of future realization of our deferred tax assets including, but not limited to, historical cumulative loss experience and expectations of future earnings, tax planning strategies, and the carry-forward periods available for tax reporting purposes. Our judgment regarding future profitability may change due to many factors, including future

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (cont.)

market conditions and the ability to successfully execute business plans and/or tax planning strategies. Should there be a change in the ability to recover deferred tax assets, our tax provision would increase or decrease in the period in which the assessment is changed.

We recognize a tax benefit from an uncertain tax position when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation, based on the technical merits. Income tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized. We account for uncertain tax positions, including net interest and penalties, as a component of income tax expense or benefit. We make adjustments to these uncertain tax positions in accordance with applicable income tax guidance and based on changes in facts and circumstances. To the extent that the final tax outcome of these matters is different from the amounts recorded, such differences will affect the provision for income taxes in the period in which such determination is made and could have a material impact to our consolidated financial statements and operating results.

Earnings per Share

Basic and diluted earnings per share are computed using the two-class method, which considers participating securities as a separate class of shares. Our participating securities consist of our Class A and Class B ordinary shares and all series of our convertible redeemable preferred stock. Under the two-class method, net income is allocated to participating securities based upon their participating rights, and net loss is allocated when the participating securities have a contractual obligation to share losses. We have not allocated net loss to the convertible redeemable preferred stock as the preferred shareholders do not have a contractual obligation to share in our losses. We also have not presented basic and diluted earnings per share for Class B ordinary shares as these shares have not been issued and the only difference between the rights of the share classes relates to voting. We have calculated basic and diluted loss per share based upon the loss from continuing operations attributable to ordinary shareholders. See Note 19 — Loss Per Share for the computation of basic and diluted per share amounts.

Basic earnings per share is computed by dividing net income available to our ordinary shareholders, adjusted to exclude earnings allocated to participating securities, by the weighted-average number of shares of ordinary shares outstanding during the period. Diluted earnings per share is computed on the basis of the weighted-average number of shares of ordinary shares plus the effect of dilutive potential ordinary shares outstanding during the period.

Concentrations

Concentrations of Revenue

Of the counterparties with whom we conducted business during the year ended December 31, 2024, we had three counterparties who each made up 10% or more of our revenues. Their revenue percentages were approximately 24%, 19% and 11%.

Of the counterparties with whom we conducted business during the year ended December 31, 2023, we had three counterparties who each made up 10% or more of our revenues. Their revenue percentages were approximately 41%, 24% and 11%.

Of the counterparties with whom we conducted business during the year ended December 31, 2022, we had three counterparties who each made up 10% or more of our revenues. Their revenue percentages were approximately 26%, 22% and 14%.

Concentration of Receivables

As of December 31, 2024 and 2023, we had one counterparty with current, outstanding receivable balances exceeding 10% of our receivables from brokers, dealers, and clearing organization. The counterparty’s receivables represented approximately 85% and 76% of such receivables as of December 31, 2024 and 2023, respectively.

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (cont.)

Execution and Clearing

In the US, we utilize a single third-party clearing broker for the security transactions of our platform users. In the event our clearing broker does not fulfill its obligation we may be exposed to adverse risks.

Credit Risk

We engage in various investment and brokerage activities in which the counterparties primarily include broker-dealers, banks, and other financial institutions. In the event counterparties do not fulfill their obligations, we may be exposed to risk. The risk of default depends on the creditworthiness of the counterparty or issuer of the instrument. Our policy is to act only as an agent in a transaction and to review the credit standing of each counterparty as necessary.

We maintain our cash and cash equivalents and cash segregated under federal and foreign requirements in financial institutions throughout the world. As of December 31, 2024, financial institutions in the U.S., mainland China, and Hong Kong held approximately 81%, 2%, and 6%, respectively, of our total cash. As of December 31, 2023, financial institutions in the U.S., mainland China, and Hong Kong held approximately 72%, 10%, and 5%, respectively, of our total cash. Our cash in accounts at financial institutions exceed insured limits. We are subject to credit risk to the extent any financial institution we use is unable to fulfill their contractual obligations. We have not experienced any losses in such accounts, and we believe that we have placed our cash on deposit with financial institutions which are financially stable. We do not believe we are subject to any significant credit risk.

Off-Balance Sheet Risk

Securities sold not yet purchased represent obligations of us to deliver securities at a future date. These transactions result in off-balance sheet risk in an amount by which future fair values may exceed the amount reflected in the statement of financial position. We may, at our discretion, purchase the securities at prevailing market prices at any time. The value of securities sold not yet purchased at December 31, 2024 and 2023 was $2,196 and $2,083, respectively.

Foreign Currency Risk

Our consolidated financial statements are prepared using the US dollar as our reporting currency. Our non-US subsidiaries operating around the world primarily use the currency of their country of domicile as their functional currency. Each of our non-US subsidiaries’ financial statements is first prepared in its functional currency and then translated into our reporting currency. Changes in foreign exchange rates between the US dollar and the functional currencies of our non-US subsidiaries may result in material foreign currency translation gains and/or losses that are accounted for as an item of other comprehensive (loss) income within our statements of operations and other comprehensive (loss) income.

We also enter into transactions that result in monetary assets and liabilities that are denominated in a foreign currency. These transactions are remeasured each reporting period and may result in material foreign currency exchange gains and/or losses depending on changes in the applicable foreign exchange rate. Our cash accounts at financial institutions are mainly held in U.S. dollar denominated accounts to limit foreign currency risk. As of December 31, 2024 and 2023, approximately 90% and 89%, respectively, of our total cash balances were held in US dollar denominated accounts.

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 3 — RECENT ACCOUNTING PRONOUNCEMENTS

Recently Adopted Accounting Pronouncements

In October 2021, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. This guidance requires contract assets and contract liabilities from contracts with customers that are acquired in a business combination to be recognized and measured as if the acquirer had originated the original contract. The guidance is effective for fiscal years beginning after December 15, 2023 on a prospective basis, including interim periods within those fiscal years. The Company adopted this guidance effective January 1, 2024 without any material impact to our financial statements.

In November 2023, the FASB issued Accounting Standards Update 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures.” The amendments in guidance improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. This guidance is effective for fiscal years beginning after December 15, 2024, and interim periods within fiscal years beginning after December 15, 2024. The amendments are required to be applied retrospectively to all prior periods presented in the Company financial statements. The Company adopted this guidance effective January 1, 2024 and has applied it on a retroactive basis. The adoption of this guidance did not have a material impact on our consolidated financial statements and related disclosures. For further information, refer to Note 27 — Segment Information.

In January 2025, the SEC issued Staff Accounting Bulletin No. 122 (“SAB 122”) which rescinds the interpretive guidance in Section FF of Topic 5 in the Staff Accounting Bulletin Series entitled Accounting for Obligations to Safeguard Crypto-Assets and Entity Holds for its Platform Users, which required entities that had an obligation to safeguard their platform users’ digital assets to recognize a safeguarding liability and offsetting asset on the entity’s statement of financial position at fair value with remeasurement each reporting period. SAB 122 requires the effect of the rescission on a fully retrospective basis in annual periods beginning after December 15, 2024. As permitted, we early adopted SAB 122. The adoption of this guidance did not have a material impact on our consolidated financial statements disclosures for the years ended December 31, 2024 and 2023 as we had already derecognized the safeguarding liability and asset recorded in the December 31, 2022 consolidated statement of financial position from our balance sheet when we spun-off our digital asset business on July 14, 2023.

Recently Issued Accounting Pronouncements Not Yet Adopted

In October 2023, the FASB issued Accounting Standards Update 2023-06, “Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative.” This amendment will impact various disclosure areas, including the statement of cash flows, accounting changes and error corrections, earnings per share, debt, equity, derivatives, and transfers of financial assets. The amendments in this guidance will only become effective if the SEC removes the related disclosures requirements from Regulation S-X or Regulation S-K by June 30, 2027. Early adoption is prohibited. We are currently evaluating the impacts of the amendment on our consolidated financial statements.

In December 2023, the FASB issued Accounting Standards Update 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures.” This guidance provides amendments related to the rate reconciliation and income taxes paid disclosures that improve the transparency of income tax disclosures by requiring (1) consistent categories and greater disaggregation of information in the rate reconciliation and (2) income taxes paid disaggregated by jurisdiction. Other amendments with this guidance improve the effectiveness and comparability of disclosures by (1) adding disclosures of pretax income or loss and income tax expense or benefit to be consistent with U.S. Securities and Exchange Commission Regulation S-X 210.4-08(h), Rules of General Application — General Notes to Financial Statements: Income Tax Expense, and (2) removing disclosures that no longer are considered cost beneficial or relevant. The guidance is effective for fiscal years beginning after December 15, 2024 with early adoption permitted.

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 3 — RECENT ACCOUNTING PRONOUNCEMENTS (cont.)

The guidance should be applied on a prospective basis, although retrospective application is permitted. We are in process of evaluating the impact of these amendments on our prospective reporting disclosures.

In June 2024, the SEC adopted final rules under SEC Release No. 33-11275 and 34-99678, “The Enhancement and Standardization of Climate-Related Disclosure for Investors” (the “Final Rules”), which will require registrants to provide certain climate-related information in their registration statements and annual reports. The Final Rules will require information about a registrant’s climate-related risks that have materially impacted, or are reasonably likely to have a material impact on, its business strategy, results of operations, or financial condition. The Final Rules will also require certain disclosures related to severe weather events and other natural conditions in a registrant’s audited financial statements. The disclosure requirements of the Final Rules will begin phasing in for annual periods beginning in fiscal year 2025. In April 2024, the SEC issued an order staying the Final Rules pending judicial review. On March 27, 2025, the SEC announced that it had voted to end its defense of the Final Rules. However, we are currently monitoring (i) the U.S. Court of Appeals for the Eight Circuit (the “Eight Circuit”) to see if the Eight Circuit will make a ruling on the legal challenges made with respect to the Final Rules and (ii) the new SEC Administration’s approach to climate-related disclosures.

In November 2024, the FASB issued Accounting Standards Update 2024-03, “Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses.” This guidance provides amendments that require a public business entity to disclose certain disaggregated information about its expenses in the notes to its financial statements to help investors to (i) better understand the entity’s performance, (ii) better assess the entity’s prospects for future cash flows, and (iii) compare an entity’s performance over time and with that of other entities. The amendments are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods with annual reporting periods beginning after December 15, 2027. Early adoption is permitted. We do not expect these amendments to have a material impact on our consolidated financial statements.

NOTE 4 — DISCONTINUED OPERATIONS

On July 14, 2023, we entered into a series of transactions that spun off our digital asset business to our ordinary and preferred shareholders (the “Spin-off Transaction”). This was accomplished by first transferring Webull Pay LLC, Webull Pay Pte. Ltd., and Webull Pay (Australia) Pty. Ltd. to Webull Pay Inc., a newly created entity incorporated in the Cayman Islands with limited liability and then transferring all our ownership in Webull Pay Inc. to our shareholders in proportion to their ownership of us as a distribution. However, certain of our shareholders elected to receive their distribution in cash instead of shares in Webull Pay Inc. The aggregate amount of the cash distribution was $2,852,106 and was paid during 2024. Immediately prior to the Spin-off Transactions, we had entered into a loan agreement whereby Webull Pay Inc. was obligated to reimburse us for the cash distribution. The loan agreement provided for a non-interest-bearing loan with an initial maturity date of July 13, 2024 and a principal amount of $2,852,106 and was secured with the equity interests of entities that Webull Pay Inc. owned. The principal amount was repaid in its entirety during 2024.

The Spin-off Transaction was accounted for as a nonreciprocal transfer to our owners and the distribution was recorded within our consolidated statements of changes in shareholders deficit based upon the carrying value of the net assets of Webull Pay Inc. The net assets of Webull Pay Inc. represent the net assets of Webull Pay LLC, Webull Pay Pte. Ltd., and Webull Pay (Australia) Pty. Ltd., as the transfer of these entities to Webull Pay Inc. was determined to be a common control transaction. The net asset value of Webull Pay Inc. distributed to our shareholders was $7,014,594.

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 4 — DISCONTINUED OPERATIONS (cont.)

The following table presents the composition of Webull Pay Inc.’s net assets deconsolidated as of July 14, 2023:

Assets:
Cash and cash equivalents and segregated cash	$7,162,982
Receivables from brokers, dealers, and clearing organizations	479,145
Prepaid expenses and other assets	666,872
Right-of-use asset	173,623
Liabilities:
Accrued expenses and other current liabilities	(1,290,637)
Operating lease liabilities	(177,391)
Net assets distributed	$7,014,594

As a result of the Spin-off Transaction, we no longer have significant involvement with Webull Pay Inc. or its subsidiaries and are no longer required to consolidate them.

The following table presents the major classes of line items constituting pretax income of the discontinued operations for the years ended 2024, 2023 and 2022:

	2024	2023	2022
Revenues:
Handling charge income	$—	$3,990,950	$16,491,869
Interest related income and other	—	23,619	76,010
Operating Expenses:
Brokerage and transaction	—	3,918	4,350
Marketing and branding	—	118,874	700,994
General and administrative	—	1,586,587	3,202,480
Pretax income of discontinued operations	—	2,305,190	12,660,055
Income tax (benefit) expense attributable to discontinued operations	(2,691,778)	520,725	(3,943,602)
Income from discontinued operations	$2,691,778	$1,784,465	$16,603,657

Our discontinued operations had total operating and financing cash used in discontinued operations of $1,904,163 and $11,928,000 respectively, and no cash flows from investing activities for the year ended December 31, 2023. Our discontinued operations had cash provided from operations of $6,638,275 and no cash flows from investing or financing activities for the year ended December 31, 2022.

NOTE 5 — ACQUISITIONS

Asset Acquisition — Indonesian Operating License

On January 18, 2023, Webull Securities Limited acquired an 80.1% equity interest in PT Mahastra Andalan Sekuritas, subsequently renamed PT Webull Sekuritas Indonesia (“Webull Indonesia”), for $3,663,788. The acquisition was accounted for using the asset acquisition method as substantially all the fair value of the gross assets acquired, excluding cash and cash equivalents and segregated cash, is concentrated in the indefinite-lived operating license which is classified as an intangible asset. Webull Indonesia is a licensed broker-dealer in Indonesia. The acquisition of Webull Indonesia further expands our operations in Asia.

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 5 — ACQUISITIONS (cont.)

The following table presents, on a condensed basis, the estimated fair values of the assets, liabilities and net assets that were acquired:

Assets:
Cash and cash equivalents and segregated cash	$2,119,445
Receivables from brokers, dealers, and clearing organizations	88,455
Receivables from customers	52,551
Prepaid expenses and other assets	153,342
Intangible asset	2,962,202
Liabilities:
Payables due to customers	(88,210)
Payables due to brokers, dealers, and clearing organizations	(52,468)
Accrued expenses and other liabilities	(9,614)
Deferred tax liability	(651,684)
Net assets acquired	$4,574,019

The 80.1% equity interest provides us with a controlling financial interest through voting interests; and, consequently, we consolidate Webull Indonesia and recognize a noncontrolling interest which represents the 19.9% of equity interests in Webull Indonesia that are not owned by us. Upon the asset acquisition, we have initially recognized a noncontrolling interest in the amount of $910,230. As of December 31, 2024 and 2023 our equity interest in Webull Indonesia was unchanged at 80.1%. For the years ended December 31, 2024 and 2023, the Company’s net loss attributable to noncontrolling interest was $488,504 and $247,296, respectively. The carrying value of the Company’s noncontrolling interest as of December 31, 2024 and 2023 was $1,273,088 and $660,221, respectively.

Asset Acquisition — Brazil Operating License

On December 28, 2023, Webull Securities Holdings (Brazil) ltda., a subsidiary of Webull Holdings (Singapore) Pte. Ltd., entered into a Share Purchase Agreement (the “Purchase Agreement”) for the acquisition of 100% of the share capital of H.H. Picchioni S.A. Corretora de Cambio e Valores Mobiliarios (“Picchioni”), a corporation organized under the laws of the Federative Republic of Brazil. The aggregate purchase price is 10,000,000 Brazilian Reals (“BRL”), which as of December 28, 2023 was equivalent to $2,060,836. The purchase price is subject to potential adjustment based upon the change in Picchioni’s net equity as of the closing date and 60 days prior to the closing date. An adjustment may result in an increase or decrease in the purchase price in the amount of the change. The closing of the Purchase Agreement will occur upon the Central Bank of Brazil’s unconditional approval of Picchioni’s change of control.

Upon the execution of the Purchase Agreement, we made the following payments: (1) a nonrefundable payment of BRL 2,500,000 or the equivalent of $510,502, and (2) a payment of BRL 7,500,000 or the equivalent of $1,531,484 to an escrow account to be paid upon the closing of the Purchase Agreement and subject to the potential purchase price adjustment. We expect the transaction to close before December 31, 2025.

The acquisition of Picchioni will provide us with a broker-dealer license in Brazil and further expand our operations in Latin America. We expect to account for this acquisition using the asset acquisition method of accounting.

Business Combination

On October 28, 2023, Webull Holdings (Singapore) Pte. Ltd. entered into a sale and purchase agreement (the “SPA”) for the acquisition of 100% of the share capital of Miflink, S.A.P.I. de C.V. (“Miflink”) and Vifaru, S.A. de C.V., Casa de Bolsa (“Vifaru”), both companies are incorporated under the laws of Mexico. The aggregate purchase price is $17,000,000, subject to potential adjustment for a net balance excess or deficit as determined as of the closing date. The net balance is determined on a combined basis for Miflink and Vifaru, including their subsidiaries, and

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 5 — ACQUISITIONS (cont.)

calculated as cash, including restricted cash held for regulatory purposes, less debts, excluding liabilities incurred in normal course of operations. A net balance excess or deficit will occur in the event the net balance is greater or less than $5,000,000. If the net balance excess or deficit is greater than $50,000, then an adjustment to the purchase price will equal the amount of the excess or deficit.

On November 23, 2023, Webull Holdings (Singapore) Pte. Ltd. made a first payment in the amount of $5,000,000 as the seller satisfied certain initial closing obligations. Upon making the first payment, Webull Holdings (Singapore) Pte. Ltd. obtained all of the voting equity interests in Miflink. After receiving unconditional approval of the acquisition of Vifaru from the National Banking and Securities Commission of Mexico, Webull Holdings (Singapore) Pte. Ltd. will make a final payment in the amount of $12,000,000 in either cash or Series D convertible preferred stock of Webull Corporation or any combination of such as agreed to by Webull and the sellers, subject the net balance excess or deficit adjustment and any indemnification adjustments as provided by the SPA.

The first payment of $5,000,000 was attributed to the acquisition of Miflink as it was made concurrently with obtaining control of Miflink. The remaining payments to be made will be applied to the acquisition of Vifaru. The acquisition of Vifaru is expected to close before December 31, 2025.

On November 10, 2023, Webull Holdings Singapore made a pre-acquisition loan to Miflink (the “Pre-acquisition Loan”) of $2,000,000 to fund its operations. This loan became an intercompany loan upon the closing of the Miflink acquisition. The elimination of the Pre-acquisition Loan is treated as additional consideration and included in the purchase price.

On October 2024, Webull Holdings Singapore notified the seller that it has exercised its right to designate Webull Securities Limited as a deemed purchaser under the SPA. Webull Securities Limited has all the rights and obligations in connection with the SPA.

The fair value of the consideration transferred for the acquisition of Miflink was $7,000,000 (the “Purchase Consideration”). The following presents the components of the Purchase Consideration.

Cash consideration	$5,000,000
Elimination of pre-acquisition loan	2,000,000
Fair value of consideration transferred	$7,000,000

The excess of the Purchase Consideration over the fair value of net tangible and identifiable intangible assets acquired was recorded as goodwill, which is not deductible for income tax purposes. Goodwill is primarily attributed to the assembled workforce of Miflink. The fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed are based upon management’s estimates and assumptions as of the acquisition date. The recorded amount of goodwill is subject to revision based upon the net balance excess or deficit adjustment which will be determined following the closing of the acquisition of Vifaru, as the net balance adjustment is calculated on a combined basis of Miflink and Vifaru. The following table presents the fair value of the net assets acquired.

Cash and cash equivalents	$1,048,480
Prepaid expenses and other assets	708,912
Software	657,793
Goodwill	5,197,438
Accrued expenses and other current liabilities	(612,623)
Net assets acquired	$7,000,000

Tangible net assets were valued at their respective carrying amounts as of the acquisition date, as these amounts approximated fair value.

Pro forma results of operations of Miflink have not been presented as the effect of this acquisition was not material to our consolidated statements of operations and comprehensive (loss) income.

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 5 — ACQUISITIONS (cont.)

Business Combination Agreement

On February 10, 2024, we formed Feather Sound I, Inc. (“Feather Sound I”) and Feather Sound II, Inc. (“Feather Sound II”), each an exempted company incorporated in the Cayman Islands with limited liability, to enter into a business combination agreement as further discussed below.

On February 27, 2024, Webull Corporation, Feather Sound I and Feather Sound II entered into a business combination agreement (the “BCA”) with SK Growth Opportunities Corporation (“SKGR”), an exempted company limited by shares incorporated under the laws of the Cayman Islands. The BCA was unanimously approved by the board of directors of Webull and SKGR, and the closing of the transactions as contemplated by the BCA is subject to the satisfaction of certain customary closing conditions.

On December 5, 2024, the parties to the BCA entered into an Amendment to Business Combination Agreement (the “Amended BCA”). The Amended BCA provides for, among other things, (i) a change in the agreed upon enterprise value from $7,700,000,000 to $5,000,000,000 and (ii) the issuance of an aggregate of 20,000,000 incentive warrants to certain shareholders of Webull.

NOTE 6 — RECEIVABLES FROM AND PAYABLES TO BROKERS, DEALERS AND CLEARING ORGANIZATIONS

Our receivables from and payables to brokers, dealers and clearing organizations consisted of the following as of December 31, 2024 and 2023:

	2024	2023
Receivable from brokers, dealers, and clearing organizations:
Receivable from brokers and dealers	$38,047,956	$12,953,439
Receivable from clearing organization	224,045,084	47,763,799
Total	$262,093,040	$60,717,238
Payable to brokers, dealers, and clearing organizations:
Payable to brokers and dealers	$1,192,873	$2,661,653
Payable due to clearing organizations	297,664	—
Total	$1,490,537	$2,661,653

NOTE 7 — CONTRACT BALANCES

We classify our right to consideration in exchange for services transferred to a customer as either a receivable or a contract asset. A receivable is a right to consideration that is unconditional as compared to a contract asset which is a right to consideration that is conditional upon factors other than the passage of time. We recognize accounts receivable in our consolidated statement of financial position when we perform a service in advance of receiving consideration and have an unconditional right to receive consideration.

Contract assets are recognized when we have transferred services to a customer before payment is received or is due, and our right to consideration is conditional on future performance or other factors in the contract.

Contract liabilities are recognized when we receive consideration from customers in advance of us satisfying our performance obligations under the contract and are recognized as revenue either when a milestone is met, and we have an unconditional right to receive the consideration or when the performance obligation is satisfied. As of December 31, 2024 and 2023, we have recognized contract liabilities in connection with our market data subscription services and have classified it in accrued expenses and other current liabilities in the consolidated statements of financial position.

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 7 — CONTRACT BALANCES (cont.)

The following table presents the balances related to enforceable contracts as of December 31, 2024 and 2023:

Contract balances:	2024	2023
Accounts receivable	$265,864,685	$61,411,007
Contract assets	$—	$—
Contract liabilities	$450,360	$326,044

Accounts receivable are classified within receivables from brokers, dealers, and clearing organizations and prepaid expenses and other current assets within the consolidated statements of financial position.

The following table presents the changes in contract assets for the years ended December 31, 2024 and 2023:

	2024	2023
Contract assets as of beginning of year	$—	$187,500
Collection of prior year contract assets	—	(187,500)
Net increase in contract assets during the year	—	—
Contract assets as of end of year	$—	$—

The following table presents the changes in contract liabilities for the years ended December 31, 2024 and 2023:

	2024	2023
Contract liabilities as of beginning of year	$326,044	$264,340
Revenue recognized from prior year contract liabilities	(326,044)	(264,340)
Net increase in contract liabilities during the year	450,360	326,044
Contract liabilities as of end of year	$450,360	$326,044

NOTE 8 — PREPAID EXPENSES AND OTHER CURRENT ASSETS

Our prepaid expenses and other current assets consist of the following as of December 31, 2024 and 2023:

	2024	2023
Prepaid expenses(1)	$3,123,125	$16,070,168
Deposit settlement receivables	22,700,382	12,210,112
Federal income tax receivable	1,425,403	8,190,754
Deposits	4,983,679	20,106,374
Deferred equity issuance costs	7,603,867	2,340,539
Accounts receivables	3,771,645	693,769
Non-income based foreign tax receivable	1,568,822	1,895,925
Note receivable	—	2,852,106
Other	5,167,913	3,044,196
Total	$50,344,836	$67,403,943

____________

(1)      Includes $13,772,358 of unamortized sponsorship fees as of December 31, 2023. See Note 24 — Commitments and Contingencies for sponsorship details.

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 9 — PROPERTY AND EQUIPMENT, NET

Our property and equipment consisted of the following as of December 31, 2024 and 2023:

	2024	2023
Property and equipment:
Office buildings	$22,082,349	$21,679,642
Land	5,000,000	5,000,000
Building improvements	2,186,959	2,190,569
Leasehold improvements	3,077,471	2,930,706
Office equipment	2,287,029	2,229,709
Electronic equipment	3,522,767	2,817,121
Site improvements	1,265,886	1,114,362
Construction in process	1,114,097	319,550
Less: accumulated depreciation	(6,906,788)	(3,983,276)
Property and equipment, net	$33,629,770	$34,298,383

In November 2022, we acquired a 5-story office building located in St. Petersburg, Florida to function as our corporate headquarters. The total cost of the office building was $29,502,000, including land, building improvements, and site improvements and was paid in cash. We lease a floor of the office building to a corporate tenant. See Note 13 — Leases for details of the lease agreement.

Depreciation expense was $3,010,300, $2,675,628 and $1,261,687 for the years ended December 31, 2024, 2023 and 2022 and is recorded in general and administrative expenses in our consolidated statements of operations and other comprehensive (loss) income.

NOTE 10 — INTANGIBLE ASSETS, NET

The following table presents the components of our intangible assets:

	2024	2023
Finite-lived intangible assets:
Software	$955,466	$916,069
Copyrights	61,040	62,744
Other	8,773	9,020
Less: accumulated amortization	(529,883)	(71,110)
Net finite-lived intangible assets	495,396	916,723
Indefinite-lived intangible assets:
Operating licenses	18,689,581	20,247,909
Stock exchange trading right	128,821	128,062
Trademarks	87,038	89,709
Other	15,127	15,550
Intangible assets, net	$19,415,963	$21,397,953

Amortization expense was $496,095, $102,848 and $5,837 for the years ended December 31, 2024, 2023 and 2022. There was no impairment of intangible assets for the years ended December 31, 2024, 2023 and 2022.

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 10 — INTANGIBLE ASSETS, NET (cont.)

The following is the estimated future amortization expense of finite-lived intangible assets as of December 31, 2024.

2025	$446,784
2026	6,076
2027	6,076
2028	6,076
2029	6,076
Thereafter	24,308
Total	$495,396

The weighted-average remaining amortization period for finite-lived intangible assets is 1.1 years.

NOTE 11 — GOODWILL

The following table summarizes the carrying amount of goodwill:

Beginning balance – January 1, 2023	$—
Miflink business combination(1)	5,197,438
Impairment	—
Ending balance – December 31, 2023	5,197,438
Impairment	—
Ending balance – December 31, 2024	$5,197,438

____________

(1)      Represents the addition of goodwill from the acquisition of Miflink. See Note 5 — Acquisitions for further acquisition related details.

There was no impairment of goodwill for the years ended December 31, 2024, 2023 and 2022.

NOTE 12 — ACCOUNTS PAYABLE AND OTHER ACCRUED EXPENSES

Our accounts payable and other accrued expenses consist of the following as of December 31, 2024 and 2023:

	2024	2023
Accounts payable	$9,666,387	$15,440,048

Other accrued expenses:
Accrued compensation and benefits expenses	23,780,237	18,305,434
Accrued marketing and branding expenses	9,937,744	3,151,604
Accrued data and cloud services fee	2,029,746	1,779,591
Contingent liabilities	2,206,905	1,095,000
Professional fees payable	4,185,803	3,545,631
Security deposit	1,847,861	1,837,861
Unpaid spin-off distribution	—	2,852,106
Taxes payable	2,274,769	407,209
Indemnification obligation	—	557,102
Other	5,150,347	678,752
Total	$61,079,799	$49,650,338

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 13 — LEASES

Lessor

On November 16, 2022 and April 19, 2023, we entered into office lease agreements (the “Office Leases”) whereby we leased 30,744 and 3,843, respectively, rentable square feet of our corporate headquarters located in St. Petersburg, Florida to two corporate tenants. The lease dated November 16, 2022 is for a 10-year non-cancellable term, and the lease dated April 19, 2023 is for a 2-year non-cancellable term. Both leases provide the tenants with two options to extend for five years each under prevailing market terms and conditions upon option exercise. The weighted average remaining non-cancellable lease term is 7.9 years as of December 31, 2024. For the years ended December 31, 2024, 2023 and 2022, we recognized operating lease income of $1,135,608, $1,102,459 and $127,768, respectively.

The Office Lease contains additional rent which consists of after-hours HVAC fees, reimbursement of operating expenses and taxes that exceed a predefined threshold. This additional rent has been determined to be a variable lease payment and is recognized in the period in which the reimbursable amounts are determinable.

The Office Lease contains no guarantee of residual value upon lease termination. To mitigate this risk, we have received a tenant security deposit and have obtained property casualty and liability insurance.

The following is a maturity analysis of the annual undiscounted cash flows to be received with respect to the Office Leases as of December 31, 2024:

2025	$974,622
2026	979,145
2027	1,008,506
2028	1,038,789
2029	1,069,994
Thereafter	3,158,279
Total	$8,229,335

Lessee

Our operating lease cost for the years ended December 31, 2024, 2023 and 2022 was $4,983,212, $3,499,918 and $1,929,884, respectively, and was recorded in general and administrative expenses on our consolidated statements of operations and other comprehensive (loss) income. We classify operating lease payments as cash outflows from operating activities in the consolidated statements of cash flows.

We also present the change in the carrying amount of the right-of-use assets and operating lease liabilities as two adjustments in determining net cash provided by operating activities.

The following table presents balances reported in our consolidated statements of financial position related to our operating leases as of December 31, 2024 and 2023:

	2024	2023
Right-of-use assets	$66,293,751	$11,907,557

Lease liabilities – current	$4,969,959	$3,474,199
Lease liabilities – non-current	10,438,555	9,594,373
Total lease liabilities	$15,408,514	$13,068,572

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 13 — LEASES (cont.)

During 2024, the Company recognized a right-of-use asset in connection with a land lease in Changsha, China. The land lease is for 288,680 square feet of land and will be used for the purpose of constructing a research and development center. As of December 31, 2024, the carrying amount of the right-of-use asset was $53,825,646. The land lease expires on December 4, 2063.

The following is a summary of supplemental information pertaining to our operating leases as of December 31, 2024, 2023 and 2022:

	2024	2023	2022
Weighted average remaining lease term (in years)	5.44	5.65	6.02
Weighted average discount rate	5.28%	4.69%	4.71%

Cash payments for operating leases	$47,136,626	$3,349,052	$1,665,561
Lease liabilities arising from obtaining right-of-use assets	$4,745,979	$3,584,020	$4,340,721

The following is a maturity analysis of the annual undiscounted cash flows to be paid on operating leases as of December 31, 2024:

2025	$5,611,005
2026	3,277,749
2027	2,484,428
2028	1,373,566
2029	1,266,921
Thereafter	3,571,652
Total undiscounted operating lease payments	17,585,321
Less: imputed interest	2,176,807
Present value of lease liabilities	$15,408,514

NOTE 14 — REVOLVING CREDIT AGREEMENT

On September 6, 2024, Webull Financial LLC, our U.S. broker dealer subsidiary (“Webull Financial”), as borrower, and Webull Corporation, as guarantor, entered into a revolving credit agreement with a national bank (the “Revolving Loan”). The Revolving Loan provides for loans up to an aggregate principal amount of $75,000,000. The Revolving Loan’s outstanding principal is prepayable in whole or in part and any outstanding principal matures on September 5, 2025.

The Revolving Loan requires monthly interest payments made in arrears. The interest payments are calculated using a daily rate that is based on the greater of (i) the secured overnight financing rate as administered by the Federal Reserve Bank of New York for such day plus 0.11448%, (ii) the Federal Funds Rate for such day, and (iii) 0.25% plus 2.5% per annum, which was 6.94% as of December 31, 2024. We also are required to pay a quarterly commitment fee at a rate of 0.50% per annum on the average daily unused portion of available credit. During the year ended December 31, 2024, we incurred a total of $122,778 in commitment fees, which were recorded as interest expense. As of December 31, 2024, we had no outstanding principal balance under the Revolving Loan.

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 14 — REVOLVING CREDIT AGREEMENT (cont.)

The Revolving Loan contains financial covenants. Webull Financial shall at all times maintain (i) a tangible net worth of not less than $110,000,000, (ii) excess net capital of not less than $75,000,000, and (iii) a total assets to total regulatory capital ratio of not more than 8.0 to 1.0. As of December 31, 2024, Webull Financial was in compliance with the Revolving Loan’s financial covenants.

NOTE 15 — CONVERTIBLE REDEEMABLE PREFERRED SHARES

We have various series of convertible redeemable preferred shares (collectively, “Preferred Shares”) issued and outstanding. The table below presents the number of authorized and outstanding shares of our various series convertible redeemable preferred shares as of December 31, 2024 and 2023.

	2024		2023
Series	Authorized	Issued and Outstanding	Authorized	Issued and Outstanding
A-1	16,518,502	15,181,000	16,518,502	15,181,000
A-2	14,244,000	14,244,000	14,244,000	14,244,000
A-3	3,536,099	2,828,899	3,536,099	2,828,899
B-1	13,111,999	13,111,999	13,111,999	13,111,999
B-2	9,090,900	9,090,900	9,090,900	9,090,900
B-3	2,100,000	2,100,000	2,100,000	2,100,000
C	13,684,800	13,684,800	13,684,800	13,684,800
D	15,000,000	12,963,577	15,000,000	11,747,760
	87,286,300	83,205,175	87,286,300	81,989,358

During the year ended December 31, 2022, we issued 2,100,000 shares of Series B-3 preferred shares in connection with an exercise of a Series B-3 preferred stock warrant that was issued during 2020. Total proceeds from the exercise were $10,000,000. Upon exercise of the warrant, the intrinsic value of the preferred stock was $40,379,000. We also recognized preferred stock redemption value accretion in the same amount upon issuance of the preferred stock.

As of January 1, 2022, we had an outstanding preferred share subscription receivable in the amount of $73,723,814 that originated from our July 16, 2020 original issuance of preferred shares Series A-1 through B-2. During the year ended December 31, 2022, we received the entire receivable balance.

On April 19, 2023, we issued 603,424 shares of Series D preferred shares to an accredited investor for total proceeds of $20,000,000.

On April 26, 2023, by way of a fourth amendment to our memorandum of association, our share capital with respect to our Series D preferred shares was increased to 15,000,000 shares from 11,144,336 to accommodate future Series D issuances.

On January 10, 2024, we issued 1,215,817 shares of Series D preferred shares to an accredited investor for total proceeds of $40,297,282.

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 15 — CONVERTIBLE REDEEMABLE PREFERRED SHARES (cont.)

The following table provides a breakdown of our various series of convertible redeemable preferred shares that are aggregated on our consolidated statements of financial position as well as presents the activity for the year ended December 31, 2022, 2023 and 2024.

	Series A-1 Preferred Shares		Series A-2 Preferred Shares		Series A-3 Preferred Shares		Series B-1 Preferred Shares		Series B-2 Preferred Shares
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Beginning balances as of January 1, 2022	15,181,000	$323,106,619	14,244,000	$304,421,139	2,828,899	$60,508,715	13,111,999	$284,731,410	9,090,900	$201,638,532
Issuance of Preferred Shares	—	—	—	—	—	—	—	—	—	—
Receipt of subscription receivable	—	—	—	—	—	—	—	—	—	—
Preferred Shares redemption value accretion	—	(21,004,739)	—	(16,265,019)	—	(3,082,066)	—	(3,347,911)	—	6,724,896
Balances as of December 31, 2022	15,181,000	$302,101,880	14,244,000	$288,156,120	2,828,899	$57,426,649	13,111,999	$281,383,499	9,090,900	$208,363,428
Issuance of Preferred Shares	—	—	—	—	—	—	—	—	—	—
Preferred Shares redemption value accretion	—	50,400,940	—	46,008,120	—	9,052,478	—	37,500,317	—	21,909,069
Balances as of December 31, 2023	15,181,000	$352,502,820	14,244,000	$334,164,240	2,828,899	$66,479,127	13,111,999	$318,883,816	9,090,900	$230,272,497
Issuance of Preferred Shares	—	—	—	—	—	—	—	—	—	—
Preferred Shares redemption value accretion	—	132,985,560	—	122,213,520	—	24,187,086	—	104,371,512	—	65,636,298
Balances as of December 31, 2024	15,181,000	$485,488,380	14,244,000	$456,377,760	2,828,899	$90,666,213	13,111,999	$423,255,328	9,090,900	$295,908,795
	Series B-3 Preferred Shares		Series C Preferred Shares		Series D Preferred Shares		Series A-1 thru B-2 Subscription Receivable	Total Preferred Shares
	Shares	Amount	Shares	Amount	Shares	Amount		Shares	Amount
Beginning balances as of January 1, 2022	—	$—	13,684,800	$325,277,607	11,144,336	$405,189,642	$(73,723,814)	79,285,934	1,831,149,850
Issuance of Preferred Shares	2,100,000	10,000,000	—	—	—	—	—	2,100,000	10,000,000
Receipt of subscription receivable	—	—	—	—	—	—	73,723,814	—	73,723,814
Preferred Shares redemption value accretion	—	40,379,000	—	46,538,409	—	1,467,179	—	—	51,409,749
Balances as of December 31, 2022	2,100,000	$50,379,000	13,684,800	$371,816,016	11,144,336	$406,656,821	$—	81,385,934	$1,966,283,413
Issuance of Preferred Shares	—	—	—		603,424	20,000,000	—	603,424	20,000,000
Preferred Shares redemption value accretion	—	5,586,000	—	23,811,552	—	145,811,524	—	—	340,080,000
Balances as of December 31, 2023	2,100,000	$55,965,000	13,684,800	$395,627,568	11,747,760	$572,468,345	$—	81,989,358	$2,326,363,413
Issuance of Preferred Shares	—	—	—	—	1,215,817	40,297,282	—	1,215,817	40,297,282
Preferred Shares redemption value accretion	—	12,810,000	—	62,950,080	—	(30,066,018)	—	—	495,088,038
Balances as of December 31, 2024	2,100,000	$68,775,000	13,684,800	$458,577,648	12,963,577	$582,699,609	$—	83,205,175	$2,861,748,733

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 15 — CONVERTIBLE REDEEMABLE PREFERRED SHARES (cont.)

The major rights of our Preferred Shares are discussed below:

Voting Rights

Each holder of our Preferred Shares is entitled to the number of votes as the number of Class A ordinary shares into which each holder’s preferred shares are convertible. Preferred shareholders and ordinary shareholders vote on all matters as a single class.

Dividend Rights

In the event our board declares a dividend, our Preferred Shares are entitled to receive a non-cumulative dividend of 8% per annum based on their respective original issue price prior to any ordinary share receiving a dividend. If the declared dividend is sufficient to cover the 8% minimum dividend, then the Preferred Shares will participate in the remaining dividend amount on an as-converted basis with the ordinary shares. As of December 31, 2024, no dividends have been declared or paid on Preferred Shares.

Conversion Rights

Our Preferred Shares have an optional conversion feature and an automatic conversion feature. Upon a conversion, the Preferred Shares are convertible into Class A ordinary shares. The current conversion ratio for our Preferred Shares is 1 for 3.3593 and may change in the future due to standard antidilutive adjustments. Preferred shareholders may convert their preferred share holdings at any time in whole or in part. Our Preferred Shares will automatically convert in the event of a qualified public offering or an alternative listing, including through merger with an existing listed company or a special-purpose acquisition company. Our Series C preferred shares will automatically convert in the event holders of more than 50% of such shares elect to convert their shares. Our Series D preferred shares will automatically convert in the event holders of more than 66% of such shares elect to convert their shares. As of December 31, 2024, no holders have elected to convert their preferred shares.

Redemption Rights

In the event an automatic conversion or liquidation event has not occurred, our Preferred Shares become redeemable at the option of the holder on the earlier of June 10, 2026, or the date in which the principal business cannot be continued due to certain adverse circumstances (e.g., material integrity problems or fraud of our cofounders, loss of our business qualification, licenses, permits, etc.). The redemption amount payable to the holders is determined as the higher of a 10% per annum return from the preferred shares original issuance date through the date of redemption or the fair market value on the redemption date. As of December 31, 2024, no event has occurred which would allow holders of our Preferred Shares to exercise their redemption option.

The following presents the aggregate and per share redemption value of each preferred share series as of December 31, 2024 and 2023:

Series	2024		2023
	Total	Per Share	Total	Per Share
A-1	$485,488,380	$31.98	$352,502,820	$23.22
A-2	456,377,760	$32.04	334,164,240	$23.46
A-3	90,666,213	$32.05	66,479,127	$23.50
B-1	423,255,328	$32.28	318,883,816	$24.32
B-2	295,908,795	$32.55	230,272,497	$25.33
B-3	68,775,000	$32.75	55,965,000	$26.65
C	458,577,648	$33.51	395,627,568	$28.91
D	582,699,609	$44.95	572,468,345	$48.73
	$2,861,748,733		$2,326,363,413

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 15 — CONVERTIBLE REDEEMABLE PREFERRED SHARES (cont.)

Liquidation Rights

Our Preferred Shares are entitled to a liquidation preference in the event of a liquidation event. A liquidation event may include the following items:

•        Any consolidation, reorganization, merger or any other arrangement whereby our shareholders prior to such transaction do not own at least 50% of the surviving entity.

•        A sale, lease, transfer or other disposition of all or substantially all of our assets.

•        Exclusive licensing of all or substantially all of our intellectual property rights to a third party.

•        Any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary.

As of December 31, 2024, no event has occurred which would allow holders of our Preferred Shares to exercise their liquidation rights.

The following presents the liquidation preferences of our preferred shares by series as of December 31, 2024 and 2023:

As of December 31, 2024
Series	Outstanding Shares	Original Issue Price	Liquidation Multiplier	Liquidation Preference
A-1	15,181,000	$0.45	1.2	$8,197,740
A-2	14,244,000	$0.91	1.0	12,962,040
A-3	2,828,899	$0.97	1.0	2,744,032
B-1	13,111,999	$2.29	1.0	30,026,478
B-2	9,090,900	$3.85	1.0	34,999,965
B-3	2,100,000	$5.00	1.0	10,500,000
C	13,684,800	$8.41	1.0	115,089,168
D	12,963,577	$33.14	1.0	429,612,942
Aggregate liquidation preference				$644,132,365
As of December 31, 2023
Series	Outstanding Shares	Original Issue Price	Liquidation Multiplier	Liquidation Preference
A-1	15,181,000	$0.46	1.2	$8,379,912
A-2	14,244,000	$0.94	1.0	13,389,360
A-3	2,828,899	$0.99	1.0	2,800,610
B-1	13,111,999	$2.29	1.0	30,026,477
B-2	9,090,900	$3.85	1.0	34,999,965
B-3	2,100,000	$5.00	1.0	10,500,000
C	13,684,800	$8.41	1.0	115,089,168
D	11,747,760	$33.14	1.0	389,320,766
Aggregate liquidation preference				$604,506,258

In an event of liquidation, the order of liquidation distribution is first Series D followed by Series C, B-3, B-2, B-1, A-3, A-2 and then A-1. If in the event of a liquidation our assets are insufficient to distribute and satisfy a particular Series’ liquidation preference in its entirety, then the assets available for distribution will be distributed ratably in proportion to the holders of that respective preferred series’ liquidation preference.

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 15 — CONVERTIBLE REDEEMABLE PREFERRED SHARES (cont.)

Right of Participation

Our holders of Preferred Shares (“Participation Right Holders”) have rights of participation (“Right of Participation”) with respect to the issuance of new equity securities. The Right of Participation does not apply to the following issuances of securities:

•        Ordinary shares issued or reserved under our Global Share Incentive Plan.

•        Ordinary shares issued in connection with a share split, consolidation or share dividend.

•        Ordinary shares issuable upon conversion of our Preferred Shares.

•        Equity securities issued in connection with a public offering.

•        Any equity securities issued in connection with the acquisition of another corporation or entity by consolidation, merger, purchase of assets, or other reorganization in which we acquire, in a single transaction or a series of related transactions, all or substantially all assets of other corporation or entity or 50% percent or more of the equity ownership or voting power of such other corporation or entity.

The Right of Participation shall immediately and automatically expire, terminate, and cease to have any force or effect upon the consummation of a qualified public listing or upon receipt by Participation Right Holders of all liquidation proceeds payable in accordance with our articles following a liquidation event.

NOTE 16 — ORDINARY SHARES

We have two authorized classes of ordinary share capital: Class A and Class B ordinary shares (collectively, referred to as Ordinary Shares). As of December 31, 2024 and 2023, we had authorized Class A ordinary shares of 4,000,000,000. We had 143,531,581 and 139,307,224 Class A ordinary shares issued and outstanding, respectively, as of December 31, 2024; and we had 143,531,581 and 137,077,382 Class A ordinary shares issued and outstanding, respectively, as of December 31, 2023. As of December 31, 2024 and 2023, we had authorized Class B ordinary shares of 1,000,000,000 and had no Class B ordinary shares issued or outstanding.

The par value of our Ordinary Shares is $0.0001 per share. Our Class B ordinary shares are reserved for our founders as the Class A ordinary shares held by our founders are automatically convertible into an equal number of Class B ordinary shares immediately upon the completion of a public offering or an alternative listing, including through merger with an existing listed company or a special-purpose acquisition company. With the exception for voting and conversion rights, the Class A and Class B ordinary shares are identical.

Voting Rights

Our Class A ordinary shares are entitled to one vote, and our Class B ordinary shares are entitled to 20 votes. Class A and Class B vote together as one class on all matters requiring a shareholder vote.

Conversion Rights

As mentioned above, our Class A ordinary shares held by our founders are convertible into Class B upon a public offering or alternative listing. Class B ordinary shares may be converted to an equal number of Class A ordinary shares. No other Class A ordinary shares may be converted into Class B ordinary shares. As of December 31, 2024 and 2023, our founders own 112,744,651 of Class A ordinary shares that may convert into an equal amount of Class B ordinary shares in the future.

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 16 — ORDINARY SHARES (cont.)

Dividend Rights

Subject to the rights of our Preferred Shares, the holders of our Ordinary Shares will be entitled to receive ratable dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for the payment of dividends. As of December 31, 2024, we have not declared or paid a dividend.

Right to Receive Liquidation Distributions

If we liquidate, dissolve or wind up, after all liabilities and, if applicable, the holders of our Preferred Shares have been paid in full according to their respective liquidation preference, the holders of our Ordinary Shares will be entitled to share ratably in all remaining assets.

No Preemptive or Similar Rights

The rights, preferences and privileges of the holders of our Ordinary Shares are subject to, and may be adversely affected by, the rights of the holders of our Preferred Shares. Our Ordinary Shares have no preemptive rights or similar rights with respect to a conversion of Preferred Shares, which may result in significant dilution.

Treasury Shares

As of December 31, 2024 and 2023, Webull Partners Limited, our share-award platform entity for certain employees, has been issued a total of 11,466,312 Class A ordinary shares. Of such shares, 7,241,955 and 5,012,112 are accounted for as issued and outstanding as they relate to certain exercises of employee options and vested RSAs as of December 31, 2024 and 2023, respectively. The remaining balance of 4,224,356 as of December 31, 2024 is reserved for future vesting of RSAs and option exercises. We have treated the reserved share amount as issued but not outstanding and presented them as treasury shares in our consolidated statement of financial position and consolidated statement of changes in shareholders’ deficit. The treasury shares have no cost basis.

NOTE 17 — RESTRICTED NET ASSETS

Our subsidiaries located in mainland China (“Mainland China Subsidiaries”) are required to maintain a statutory common reserve by means of an annual appropriation of at least 10% of their annual after-tax profits as reported under Company Law of the People’s Republic of China until the accumulated statutory common reserve balance has reached 50% of registered capital. The maximum statutory reserve required for our mainland China Subsidiaries was $10,193,717 and $150,287,435 as of December 31, 2024 and 2023, respectively. The decrease in the maximum required statutory reserve was attributable to the Mainland China Subsidiaries decreasing their registered capital with the appropriate government authority. As of December 31, 2024 and 2023, we had an accumulated statutory appropriation balance of $13,651,398 and $11,309,831, respectively.

Additionally, the PRC has laws and regulations that limit the distributions that may be made to us from our mainland China Subsidiaries. The amount restricted is the aggregate of the paid-in-capital and accumulated statutory appropriations of our PRC Subsidiaries. As of December 31, 2024 and 2023, our mainland China Subsidiaries had $33,958,923 and $31,617,357 of restricted net assets unavailable to be distributed to us.

NOTE 18 — SHARE-BASED COMPENSATION

We have established a Global Share Incentive Plan (the “Incentive Plan”) for the purpose of providing share-based compensation as incentives and rewards to employees and consultants. As of December 31, 2024, the Incentive Plan has reserved 49,567,006 shares for share-based awards. The Incentive Plan may issue share-based awards in the form of equity options (“Share Options”), restricted share units (“RSUs”), and restricted share awards (“RSAs”).

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 18 — SHARE-BASED COMPENSATION (cont.)

Our share-based awards generally vest in accordance with the following schedule:

•        50% at the second anniversary of the grant date

•        25% at the third anniversary of the grant date

•        25% at the fourth anniversary of the grant date

Vesting commences on the grant date. Upon termination of employment, unvested share-based awards are subject to forfeiture. The share-based awards are not transferable and may not be sold, pledged or otherwise transferred, and grantees are not entitled to vote the restricted shares or receive dividends paid on the restricted shares.

Share Options

During 2024, 2023 and 2022, we granted 3,549,705, 3,301,855 and 4,469,078 Share Options, respectively, to employees with a weighted average grant-date fair value of $6.56, $4.14 and $6.08 per option, respectively. We estimated the fair value of the Share Options on the date of grant with the assistance of an independent third-party valuation specialist. The fair value of the Share Options was determined using the Black-Scholes pricing model. The following are the weighted average of significant assumptions used in the model:

	2024	2023	2022
Dividend yield	0%	0%	0%
Risk-free interest rate	2.3%	3.8%	1.5%
Expected volatility(1)	59.8%	50.0%	38.1%
Expected term	2.75 years	2.75 years	10 years

____________

(1)      Expected volatility of the underlying ordinary shares of the Company was estimated based on the average historical volatility of comparable companies for the period before grant date with time frames equal to the life of the options.

A summary of the Share Option activity for the year ended December 31, 2024 is as follows:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
	(in Years)
Outstanding at January 1, 2024	30,838,928	$0.14	5.98	$201,186,310
Granted	3,549,705	$0.14
Exercised	(438,173)	$0.14
Cancelled/forfeited	(1,459,716)	$0.14
Outstanding at December 31, 2024	32,490,744	$0.13	5.26	$304,071,390

Exercisable at December 31, 2024	25,682,265	$0.13	4.53	$240,352,826

There were 438,173 options exercised during the year ended December 31, 2024 with an aggregate intrinsic value of $4,099,990. Cash proceeds received were $48,991. There were no options exercised in 2023 or 2022.

As of December 31, 2024, unrecognized compensation expense related to Share Options was $15,649,655 and expected to be recognized over a weighted-average period of 1.25 years.

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 18 — SHARE-BASED COMPENSATION (cont.)

The following is a summary of the non-vested Share Option activity for the year ended December 31, 2024:

	Options	Weighted Average Grant-Date Fair Value
Non-vested at January 1, 2024	9,700,553	$4.19
Granted	3,549,705	$6.56
Vested	(4,847,631)	$4.18
Exercised	(148,434)	$4.18
Cancelled/forfeited	(1,445,718)	$5.23
Non-vested at December 31, 2024	6,808,475	$5.21

The total fair value of options vested during the year ended December 31, 2024 was $20,258,735.

Restricted Share Units (“RSUs”)

We granted 2,862,298, 1,685,864 and 2,195,040 of RSUs during the years ended December 31, 2024, 2023 and 2022, respectively. We used an independent fair value specialist to assist us with estimating the fair value of our ordinary shares on the grant date. The fair value used for RSUs granted during the years ended December 31, 2024, 2023 and 2022 was $6.75, $4.32 and $6.30, respectively.

A summary of the Restricted Share Unit activity for the year ended December 31, 2024, is as follows:

	RSUs	Weighted Average Grant-Date Fair Value
Outstanding at January 1, 2024	5,006,247	$4.38
Granted	2,862,298	$6.75
Cancelled/forfeited	(174,120)	$5.60
Outstanding at December 31, 2024	7,694,425	$5.21

As of December 31, 2024, the total unrecognized compensation expense related to RSUs was $12,506,740 and expected to be recognized over a weighted average period of approximately 1.31 years.

The following is a summary of the non-vested Restricted Share Unit activity for the year ended December 31, 2024:

	RSUs	Weighted Average Grant-Date Fair Value
Non-vested at January 1, 2024	3,668,839	$4.86
Granted	2,862,298	$6.75
Vested	(2,145,356)	$5.06
Cancelled/forfeited	(174,120)	$5.60
Non-vested at December 31, 2024	4,211,661	$5.97

The total fair value of RSUs vested during the year ended December 31, 2024, was $10,849,348.

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 18 — SHARE-BASED COMPENSATION (cont.)

Restricted Share Award (“RSAs”)

We granted 496,218 RSAs during the year ended December 31, 2024. We did not grant any RSAs during 2023 or 2022. A summary of the Restricted Share Award activity for the year ended December 31, 2024, is as follows:

	RSAs	Weighted Average Grant-Date Fair Value
Outstanding at January 1, 2024	5,181,794	$2.85
Granted	496,218	$6.66
Cancelled/forfeited	—	$—
Outstanding at December 31, 2024	5,678,012	$3.19

As of December 31, 2024, the total unrecognized compensation expense related to RSAs was $310,237 and expected to be recognized over a weighted average period of approximately 0.42 years.

A summary of the non-vested Restricted Share Award activity for the year ended December 31, 2024, is as follows:

	RSAs	Weighted Average Grant-Date Fair Value
Non-vested at January 1, 2024	2,590,900	$2.85
Granted	496,219	$6.66
Vested	(1,791,669)	$3.91
Cancelled/forfeited	—	$—
Non-vested at December 31, 2024	1,295,450	$2.85

The total fair value of RSAs vested during the year ended December 31, 2024, was $7,000,507.

Compensation Expense Allocation

We recognized compensation expense from share-based awards in the amount of $32,587,611, $29,411,885 and $30,022,321 for the years ended December 31, 2024, 2023 and 2022, using the graded vesting method of attribution. We account for forfeitures as they occur. The compensation expense was recorded in the consolidated statement of operations and comprehensive (loss) income as follows:

	2024	2023	2022
General and administrative	$22,269,185	$19,963,974	$19,854,253
Technology and development	8,290,375	7,748,683	7,281,599
Marketing and branding	2,028,051	1,699,228	2,886,469
Total	$32,587,611	$29,411,885	$30,022,321

We did not recognize a tax benefit related to share-based compensation for the years ended December 31, 2024, 2023 and 2022.

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 19 — NET LOSS PER SHARE

The following presents the calculation of basic and diluted loss per share for the years ended December 31, 2024, 2023 and 2022:

	2024	2023	2022
(Loss) income from continuing operations attributable to the Company	$(25,385,426)	$4,284,819	$33,473,969
Preferred shares redemption value accretion	(495,088,038)	(340,080,000)	(51,409,749)
Loss from continuing operations attributable to ordinary shareholders	$(520,473,464)	$(335,795,181)	$(17,935,780)

Weighted-average shares outstanding – basic and diluted	138,828,900	137,965,591	134,489,965
Basic and diluted earnings per share	$(3.75)	$(2.43)	$(0.13)

The following table summarizes potential ordinary shares outstanding that were excluded from the calculation of diluted net loss per ordinary share because their effect would have been anti-dilutive:

	2024	2023	2022
Options	32,490,743	30,717,331	28,716,868
RSAs	1,295,450	2,590,897	5,181,794
RSUs	7,694,426	5,006,247	3,448,445
Convertible redeemable preferred shares:
Series A-1	50,997,533	50,997,533	50,997,533
Series A-2	47,849,869	47,849,869	47,849,869
Series A-3	9,503,120	9,503,120	9,503,120
Series B-1	44,047,138	44,047,138	44,047,138
Series B-2	30,539,060	30,539,060	30,539,060
Series B-3	7,054,530	7,054,530	7,054,530
Series C	45,971,348	45,971,348	45,971,348
Series D	43,548,544	39,464,250	37,437,167
Total convertible redeemable preferred shares	279,511,142	275,426,850	273,399,768
Total potential ordinary shares outstanding	320,991,761	313,741,326	310,746,876

NOTE 20 — REVENUES

The following tables present a breakdown of our revenue categories presented within our consolidated statements of operations and other comprehensive (loss) income.

Equity and Option Order Flow Income:

	2024	2023	2022
Option order flow rebates	$135,634,071	$141,010,186	$191,783,801
Equity order flow rebates	61,435,491	51,222,529	87,197,333
Total	$197,069,562	$192,232,715	$278,981,134

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 20 — REVENUES (cont.)

Interest and Other Related Income:

	2024	2023	2022
Stock lending	$26,089,934	$56,052,479	$46,311,899
Margin financing	29,962,306	23,226,972	22,162,271
Customer bank deposits	61,476,142	61,679,840	19,082,384
Corporate bank deposits	12,923,495	14,833,038	4,325,689
Total	$130,451,877	$155,792,329	$91,882,243

Handling Charge Income:

	2024	2023	2022
Options	$28,382,630	$28,230,750	$7,847,738
Platform and trading fees	20,662,070	2,446,427	652,583
Total	$49,044,700	$30,677,177	$8,500,321

Other Revenue:

	2024	2023	2022
Data subscription income	$7,236,303	$6,756,403	$6,015,237
Co-marketing income	225,048	487,006	1,371,198
Syndicate fees	968,397	954,798	1,051,444
Lease income	1,135,608	1,102,459	127,768
Other	4,098,177	1,599,683	403,575
Total	$13,663,533	$10,900,349	$8,969,222

NOTE 21 — OPERATING EXPENSES

The following tables present a breakdown of our expense categories as presented within our consolidated statements of operations and other comprehensive (loss) income.

Brokerage and Transaction:

	2024	2023	2022
Clearing and operation cost	$52,722,425	$43,833,078	$39,490,080
Market and data fees	16,056,015	12,720,971	11,631,838
Handling charge expense	10,528,178	9,864,869	8,642,199
Total	$79,306,618	$66,418,918	$59,764,117

Technology and Development:

	2024	2023	2022
Employee compensation benefits	$43,399,693	$35,111,616	$34,381,625
Cloud service fees	13,280,129	11,806,489	8,928,904
System costs	7,160,641	5,238,363	3,462,585
Total	$63,840,463	$52,156,468	$46,773,114

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 21 — OPERATING EXPENSES (cont.)

Our research and development costs mainly consist of employee salaries and share-based compensation and are classified within our technology and development expense categories. Our research and development costs are expensed when incurred and for the years ended December 31, 2024, 2023 and 2022 were $32,699,364, $31,955,946, and $28,120,179, respectively.

Marketing and Branding:

	2024	2023	2022
Advertising and promotions	$108,190,912	$92,182,380	$92,412,497
Free stock promotions	23,980,001	55,225,961	40,371,848
Employee compensation and benefits	6,550,318	4,849,661	7,496,242
Total	$138,721,231	$152,258,002	$140,280,587

General and Administrative:

	2024	2023	2022
Employee compensation and benefits	$77,187,479	$61,466,048	$45,543,590
Compliance fees	11,212,942	8,740,324	7,457,835
Office related	14,677,995	10,078,418	6,607,901
Professional services	10,586,397	9,966,117	8,939,260
Depreciation and amortization of right-of-use assets	6,669,419	4,675,664	3,500,581
Other	2,380,396	863,232	911,042
	$122,714,628	$95,789,803	$72,960,209

NOTE 22 — OTHER EXPENSE, NET

The following table presents a breakdown of our other expense and income categories that were presented on a net basis within our consolidated statements of operations and comprehensive (loss) income.

	2024	2023	2022
Foreign currency exchange (gain) loss	$(1,972,531)	$2,295,582	$(5,509,581)
Adjustment to indemnification obligation	(531,991)	324,907	(252,949)
Interest expense	122,778	—	—
Forgiveness of accrued interest	—	—	(1,414,406)
Loss on deconsolidation of VIEs	—	—	11,501,952
Other expense	79,051	180,796	(1,455,619)
Other expense, net	$(2,302,693)	$2,801,285	$2,869,397

NOTE 23 — INCOME TAXES

Income Before Income Taxes

The below table presents the jurisdictional composition of our income from continuing operations before income taxes for the years ended December 31, 2024, 2023 and 2022:

	2024	2023	2022
United States	$38,850,319	$15,544,735	$53,794,019
Non-US	(50,900,894)	4,633,359	11,891,477
(Loss) income from continuing operations, before income taxes	$(12,050,575)	$20,178,094	$65,685,496

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 23 — INCOME TAXES (cont.)

Income Tax Provision

For the years ended December 31, 2024, 2023 and 2022, the current and deferred tax expense allocated to continuing operations were as follows:

	2024	2023	2022
Current:
US Federal	$12,771,794	$5,663,364	$13,270,683
US State	5,022,876	2,928,137	3,311,355
Non-US	3,772,288	8,632,303	21,057,369
Total current tax expense	21,566,958	17,223,804	37,639,407

Deferred:
US Federal	(3,750,091)	(863,989)	(2,402,855)
US State	(1,074,479)	(281,452)	(428,427)
Non-US	(2,919,033)	62,208	(2,596,598)
Total deferred tax expense	(7,743,603)	(1,083,233)	(5,427,880)
Total provision for income taxes	$13,823,355	$16,140,571	$32,211,527

Tax Rate Reconciliation

Our effective tax rate was (114.71)%, 79.98% and 49.03% for the years ended December 31, 2024, 2023 and 2022. A reconciliation between the income tax expense computed by applying the Cayman Island’s statutory income tax rate of 0% to income from continuing operations before income taxes and actual income tax expense were as follows:

	2024	2023	2022
Cayman Island income tax at statutory rate	—%	—%	—%

Effect of rates different than statutory
Australia	7.21%	(22.78)%	(0.44)%
Brazil	9.02%	(0.97)%	—%
Canada	17.16%	(0.44)%	—%
Hong Kong	21.61%	(14.89)%	(7.84)%
Japan	18.69%	(13.85)%	(1.30)%
Mainland China	(28.36)%	23.53%	31.40%
Mexico	18.61%	(0.04)%	—%
Singapore	32.61%	16.91%	(3.18)%
United States – Federal	(70.76)%	23.56%	19.20%
United States – State	(15.85)%	5.20%	3.15%
Other countries	21.07%	(8.15)%	(1.21)%
Change in valuation allowance	(134.41)%	50.44%	4.20%
Change in unrecognized tax benefit	(15.50)%	8.83%	7.68%
Return to provision differences – United States Federal	(7.63)%	6.55%	1.46%
Other	11.82%	6.08%	(4.09)%
Total	(114.71)%	79.98%	49.03%

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 23 — INCOME TAXES (cont.)

Deferred Tax Assets and Liabilities

Deferred tax assets and liabilities reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of the deferred tax assets and liabilities are as follows:

	2024	2023
Deferred tax assets
Net operating loss carryforwards	$36,533,676	$20,536,474
Compensation accruals	9,058,023	4,771,220
Lease liabilities	3,022,320	2,456,883
Other	1,921,076	987,996
Total deferred tax assets	50,535,095	28,752,573
Less: valuation allowance	(34,628,089)	(21,043,136)
Deferred tax assets, net of valuation allowance	15,907,006	7,709,437

Deferred tax liabilities
Right of use assets	(2,704,189)	(2,154,329)
Intangibles	(5,233,634)	(5,712,800)
Property and equipment	(886,939)	(968,015)
Total deferred tax liabilities	(8,824,762)	(8,835,144)

Net deferred tax asset	$7,082,244	$(1,125,707)

We have income tax net operating loss carryforwards related to our international operations of $150,076,377. The below table presents the expiration of our net operating losses by jurisdiction as of December 31, 2024:

Jurisdiction	Net Operating Loss Carryforwards	Expiration
Australia	$17,526,497	Indefinite
Brazil	3,294,408	Indefinite
Canada	9,219,682	2041 – 2044
Hong Kong	22,335,355	Indefinite
Japan	30,001,355	2025 – 2024
Mainland China	1,260,186	2027 – 2029
Mexico	14,650,709	2031 – 2044
Singapore	30,833,631	Indefinite
United Kingdom	7,175,137	Indefinite
United States – Federal	431,676	Indefinite
Others	13,347,741	*
Total	$150,076,377

____________

*        Of the other foreign net operating loss carryforwards, $11,581,596 expires between 2027 and 2034 and $1,766,145 have an indefinite expiration term.

Management assesses the available positive and negative evidence to estimate whether sufficient future taxable income will be generated to permit use of the existing deferred tax assets. A significant piece of objective negative evidence evaluated was the cumulative loss incurred over the three-year period ended December 31, 2024. Such objective evidence limits the ability to consider other subjective evidence, such as our projections for future growth.

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 23 — INCOME TAXES (cont.)

On the basis of this evaluation, as of December 31, 2024, a valuation allowance of $34,628,089 has been recorded to recognize only the portion of the deferred tax asset that is more likely than not to be realized. The net change in our valuation allowance for the year ended December 31, 2024 was an increase of $13,584,953. The amount of the deferred tax asset considered realizable, however, could be adjusted if estimates of future taxable income during the carryforward period are reduced or increased or if objective negative evidence in the form of cumulative losses is no longer present and additional weight is given to subjective evidence such as our projections for growth.

Tax on Unremitted Foreign Earnings

In general, it is our practice and intention to reinvest the earnings of our foreign subsidiaries in those operations. As of December 31, 2024, we have not made a provision for foreign withholding taxes on approximately $317,352,026 of the excess of the amount for financial reporting over the tax basis of investments in foreign subsidiaries that is indefinitely reinvested. The jurisdictions to which this excess is attributable are United States and Mainland China in the amounts of $161,440,229 and $155,911,797, respectively. The estimated unrecorded amount of deferred tax liability related to investments in these foreign subsidiaries was $56,227,659 as of December 31, 2024. The jurisdictions to which the estimated unrecorded deferred tax liability is attributable are United States and Mainland China in the amounts of $48,432,069 and $7,795,590, respectively.

Unrecognized Tax Benefit

The following is a rollforward of our unrecognized tax benefits as of December 31, 2024:

Total unrecognized tax benefit – January 1, 2023	$18,101,120
Increase for prior year tax positions	180,919
Increase for year 2023 tax positions	1,808,018
Settlements with taxing authorities	(401,891)
Total unrecognized tax benefit – December 31, 2023	19,688,166
Adjustment to prior year tax positions	(26,739)
Increase for current year tax positions	2,183,671
Settlements with taxing authorities	(157,542)
Total unrecognized tax benefit – December 31, 2024	$21,687,556

Included in the balance of unrecognized tax benefits as of December 31, 2024 are $648,840 of tax benefits that, if recognized, would affect the effective tax rate.

We recognize interest accrued related to unrecognized tax benefits and penalties as income tax expense. Related to the unrecognized tax benefits noted above, we accrued penalties of $21,148 and interest of $36,253 during 2024 and, in total, as of December 31, 2024, recognized a liability for penalties of $113,290 and interest of $69,559. During 2023, we accrued penalties and interest of $45,229 and $16,348, respectively, and had recognized, in total, a liability for penalty and interest of $92,142 and $57,957, respectively.

We are subject to taxation in the various foreign jurisdictions. The table below outlines the open tax years of the material jurisdictions.

Material Jurisdictions	Open Years
United States	2021 – 2024
Singapore	2021 – 2024
Japan	2014 – 2024
Mainland China	2021 – 2024
Hong Kong	2017 – 2024

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 24 — COMMITMENTS AND CONTINGENCIES

Commitments

In September of 2021, we entered into a sponsorship agreement with the Brooklyn Nets LLC (commonly known as “Brooklyn Nets”), a professional basketball team in the National Basketball Association (“NBA”). The sponsorship agreement allowed us to be an official sponsor of the Brooklyn Nets and their Women’s National Basketball Association (“WNBA”) affiliate the New York Liberty through their final game of the 2023-2024 NBA season, which was in September 2024. The sponsorship included the placement of a Webull-branded patch on players’ uniforms and various media, marketing, and promotional activities. The total sponsorship fee commitment was $90,000,000. During 2024, 2023 and 2022, we made $11,000,000, $22,000,000 and $37,000,000, respectively, in sponsorship payments.

On December 5, 2023, Hunan Shuibao Zhiye Co. Ltd., a subsidiary of ours located in Changsha, China, entered into an agreement with the City of Changsha for the right to use 288,680 square feet of land located in Riverside New Town Area, Yuelu District for the purposes of constructing a research and development center (the “Land Use Agreement”). The Land Use Agreement had required that construction commence by October 4, 2024, but on October 9, 2024 the construction commencement date was extended to October 4, 2025. Construction is required to be completed by December 31, 2026. The Land Use Agreement expires on December 4, 2063.

Contingencies

General Matters

We are subject to contingencies arising in the ordinary course of our business, including contingencies related to legal, regulatory, non-income tax and other matters. We record an accrual for loss contingencies at management’s best estimate when we determine that it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. If the reasonable estimate is a range and no amount within that range is considered a better estimate than any other amount, an accrual is recorded based on the bottom amount of the range. If a loss is not probable, or a probable loss cannot be reasonably estimated, no accrual is recorded. Amounts accrued for contingencies in the aggregate were $2,206,905 and $970,000 as of December 31, 2024 and 2023, respectively.

Regulatory Matters

The securities industry is highly regulated and many aspects of our business involve substantial risk of liability. Recently, there has been an increase in litigation and regulatory investigations involving the brokerage and cryptocurrency industries. Federal and state regulators, exchanges, or other SROs investigate issues related to regulatory compliance that may result in enforcement action. We are also subject to periodic regulatory audits and inspections that could in the future lead to enforcement investigations or actions.

Indemnification Agreement

We have an indemnification obligation to our clearing broker for any debit balance in customer accounts that are on an introduced basis. Debit balances may result from, but not limited to, fraudulent, unlawful, or otherwise customer behavior and insufficient collateral with respect to customers’ margin/securities lending balances. As of December 31, 2023, we had estimated and recorded a contingent liability in the amount of $557,103. However, we determined that as of December 31, 2024 we had no contingent liability and, therefore, have reversed the prior year accrual.

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 25 — FAIR VALUE MEASUREMENT

Our financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2024 are as follows:

	December 31, 2024
	Level 1	Level 2	Level 3	Total
Assets
Financial instruments owned
Equities(1)	$529,984	$—	$—	$529,984
U.S Treasury Bills(2)	233,445,264	—	—	233,445,264
FX forward contract(1)	60,879			60,879
Customer-held fractional shares	108,252,531	—	—	108,252,531
Total financial assets	$342,288,658	$—	$—	$342,288,658

Liabilities
Financial instruments sold not yet purchased(3)
Equity options	$2,196	$—	$—	$2,196
Fractional share repurchase obligation(3)	108,252,531	—	—	108,252,531
Total financial liabilities	$108,254,727	$—	$—	$108,254,727

____________

(1)      Fair value of financial instruments owned are classified within prepaid expenses and other current assets on the consolidated statements of financial position.

(2)      Represents U.S. Treasury Bills with an original maturity of less than 90 days and are included within cash and cash equivalents segregated under federal and foreign requirements within our consolidated statements of financial position.

(3)      Fair value of obligation is classified within payables due to customers on the consolidated statements of financial position.

During the year ended December 31, 2024, there were no transfers between levels for financial assets and liabilities.

Our financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2023 are as follows:

	December 31, 2023
	Level 1	Level 2	Level 3	Total
Assets
Financial instruments owned
Equities(1)	$562,051	$—	$—	$562,051
U.S Treasury Bills(2)	189,143,720	—	—	189,143,720

Customer-held fractional shares	45,528,829	—	—	45,528,829
Total financial assets	$235,234,600	$—	$—	$235,234,600

Liabilities
Financial instruments sold not yet purchased(3)
Equity options	$2,083	$—	$—	$2,083
Fractional share repurchase obligation(3)	45,528,829	—	—	45,528,829
Total financial liabilities	$45,530,912	$—	$—	$45,530,912

____________

(1)      Fair value of financial instruments owned are classified within prepaid expenses and other current assets on the consolidated statements of financial position.

(2)      Represents U.S. Treasury Bills with an original maturity of less than 90 days and are included within cash and cash equivalents segregated under federal and foreign requirements within our consolidated statements of financial position.

(3)      Fair value of obligation is classified within payables due to customers on the consolidated statements of financial position.

During the year ended December 31, 2023, there were no transfers between levels for financial assets and liabilities.

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 26 — RELATED PARTY BALANCES AND TRANSACTIONS

Revenues, Expenses and Receivables

Apex Clearing LLC (“Apex Clearing”) is controlled by Peak 6, a minority common and preferred shareholder of Webull Corporation. Until April 1, 2023, Apex Crypto LLC (“Apex Crypto”) was controlled by Peak 6 and considered a related party because Matthew Hulsizer is a co-founder of Peak 6 and served as a board member of Webull Corporation until May 9, 2024

The following table presents related party revenue and expenses for the years ended December 31, 2024, 2023 and 2022, and related party receivables as of December 31, 2024, 2023 and 2022, in connection with Apex Clearing and Apex Crypto entities.

		2024	2023	2022
Revenue earned from related parties
Apex Clearing	(a)	$34,538,949	$151,034,036	$109,116,706
Apex Crypto	(b)	—	2,159,091	16,491,869
Total related party revenue		$34,538,949	$153,193,127	$125,608,575

Expenses incurred from related parties
Apex Clearing	(a)	$14,285,014	$40,110,407	$41,327,759
Apex Crypto	(b)	—	111,963	700,995
Total related party expenses		$14,285,014	$40,222,370	$42,028,754

Amounts due from related parties
Apex Clearing	(a)	$—	$45,804,660	$14,502,535
Apex Crypto	(b)	—		703,178
Total amount due from related parties		$—	$45,804,660	$15,205,713

____________

(a)      Apex Clearing is our clearing broker. Apex Clearing was considered a related party until May 9, 2024, the date Matthew Hulsizer resigned from our board of directors. We receive revenue from Apex Clearing that primarily represents interest and fully paid stock lending income derived from cash balances and positions on accounts we have introduced to Apex Clearing. Expenses primarily represent clearing costs. The revenue and expenses in the above table are through May 9, 2024, the date Apex Clearing was no longer determined to be a related party. As of December 2023, we were owed $45,804,660 from Apex Clearing. We have classified this receivable within receivables from brokers, dealers, and clearing organizations in our consolidated statements of financial position.

(b)      Represents the revenue and expenses of Webull Pay LLC prior to its spin-off and while Apex Crypto was considered a related party. Webull Pay LLC had a Software and Services Agreement with Apex Crypto whereby we earned fee revenue determined by a volume-based tiered pricing model based upon the notional value of the trading activity of our platform users that entered into digital-asset trading transactions with Apex Crypto. Expenses from Apex Crypto represent advertising and marketing expenses related to the Software and Services Agreement. We have classified the revenue and expenses within discontinued operations within our consolidated statements of operations and comprehensive (loss) income.

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 27 — SEGMENT REPORTING

We operate as a single reportable segment. This determination is based upon the financial information reviewed by our Chief Operating Decision Maker (“CODM”). Our CODM is our management committee, which is comprised of the Company’s Chief Executive Officer, President and Chief Financial Officer who collectively assess the performance of the Company and allocate resources across the Company. The internal reporting used collectively by the management committee is presented on a consolidated basis. The accounting policies of the segment are the same as those described in Note 2. The CODM evaluates the Company’s performance and allocates resources based upon consolidated business metrics, including not limited to registered users, funded accounts, equity notional volume and option contract volume, and financial metrics, which include consolidated revenue, adjusted operating income, adjusted net income and consolidated total assets. Certain information provided to the CODM presents operating expenses on a different basis than that presented in the consolidated statements of operations and comprehensive (loss) income.

The following table presents significant expenses provided to the CODM for the years ended December 31, 2024, 2023 and 2022.

	2024	2023	2022
Revenues
Equity and option order flow rebates	$197,069,562	$192,232,715	$278,981,134
Interest related income	130,451,877	155,792,329	91,882,243
Handling charge income	49,044,700	30,677,177	8,500,321
Other revenues	13,663,533	10,900,349	8,969,222
Total revenues	390,229,672	389,602,570	388,332,920
Segment expenses
Brokerage and transaction(1)	79,306,618	66,418,918	59,764,117
Technology and development(1)	55,550,088	44,407,785	39,491,515
Marketing and branding(1)	136,693,180	150,558,774	137,394,118
General and administrative(1)	100,445,443	75,825,829	53,105,956
Other segment items(2)	32,587,611	29,411,885	30,022,321
Total operating expenses per consolidated statements of operations and comprehensive (loss) income	404,582,940	366,623,191	319,778,027
Operating (loss) income	(14,353,268)	22,979,379	68,554,893
Other (income) expense, net	(2,302,693)	2,801,285	2,869,397
Provision for income taxes	13,823,355	16,140,571	32,211,527
Income from discontinued operations, net of tax	2,691,778	1,784,465	16,603,657
Net (loss) income	$(23,182,152)	$5,821,988	$50,077,626

____________

(1)      Excludes share-based compensation. See Note 18 for operating expense allocation.

(2)      Other segment items represent share-based compensation.

As we are a single segment entity, the significant segment expenses required to be disclosed under ASC 280 are presented throughout the consolidated financial statements including the consolidated statements of operations and comprehensive (loss) income, consolidated statements of cash flows, Note 20 — Revenues and Note 21 — Expenses.

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 27 — SEGMENT REPORTING (cont.)

Our single segment total assets are equivalent to our total consolidated assets as reported on our consolidated statements of financial position.

Geographic Area Information

The following table presents our revenues, by geographic area, for the years ended December 31, 2024, 2023 and 2022 from external customers, excluding interest received on corporate bank deposits in the amount of $12,923,495, $14,833,038 and $4,325,689 for the years ended December 31, 2024, 2023 and 2022, respectively.

	2024	2023	2022
Revenues:
USA	$355,022,439	$363,746,474	$375,653,156
Hong Kong	6,692,262	5,066,724	6,427,891
Singapore	10,923,140	5,590,646	1,626,800
Others	4,668,336	365,688	299,384
Total	$377,306,177	$374,769,532	$384,007,231

The following table presents long-lived assets by category and by geographic area as of December 2024 and 2023.

	2024	2023
Right-of-use assets:
Mainland China	$56,198,584	$2,777,221
USA	6,648,247	5,616,601
Others	3,446,920	3,513,735
Total	$66,293,751	$11,907,557

Property and equipment, net:
USA	$30,347,719	$30,611,515
Others	3,282,051	3,686,868
Total	$33,629,770	$34,298,383

Intangible assets, net:
Japan	$15,111,688	$16,693,046
Indonesia	3,094,718	3,127,825
Others	1,209,557	1,577,082
Total	$19,415,963	$21,397,953

Goodwill:
Mexico	$5,197,438	$5,197,438

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 28 — CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

We have performed a test on the restricted net assets of our subsidiaries in accordance with Securities and Exchange Commission Regulation S-X Rule 4-08(e)(3) and determined the aggregate restricted net assets of our subsidiaries exceed 25% of our consolidated net assets as of December 31, 2024 and 2023. The following condensed financial information as of and for the years ended December 31, 2024 and 2023 represents the financial information of Webull Corporation, the ultimate parent of consolidated subsidiaries, and has been prepared in accordance with SEC Regulation S-X Rule 5-04 and Rule 12-04.

Condensed Statement of Financial Position:

	2024	2023
Assets
Cash and cash equivalents	$25,975,604	$5,777,326
Prepaid expenses and other current assets	7,739,569	5,219,813
Advances to subsidiaries	390,811,557	334,853,972
Note receivable from subsidiary	42,100,000	42,100,000
Investment in subsidiaries	353,629,225	324,524,687
Total assets	$820,255,955	$712,475,798

Liabilities
Accounts payable and other accrued expenses	$5,950,394	$7,324,865
Advances from subsidiaries	59,500,001	20,000,000
Total liabilities	65,450,395	27,324,865

Mezzanine equity
Convertible redeemable preferred shares (aggregate liquidation preference of $644,132,365 and $604,496,457 as of December 31, 2024 and 2023, respectively; and aggregate redemption value of $2,861,748,733 and $2,326,363,413 as of December 31, 2024 and 2023, respectively; Note 15)	2,861,748,733	2,326,363,413
Total mezzanine equity	2,861,748,733	2,326,363,413

Shareholders’ deficit	(2,106,943,173)	(1,641,212,480)
Total liabilities, mezzanine equity and shareholders’ deficit	$820,255,955	$712,475,798

Condensed Statement of Operations and Comprehensive Loss:

	2024	2023	2022
Revenues	$—	$—	$—
Operating expenses	7,001,102	3,194,193	8,408,161
Other income, net	3,770,837	2,663,713	1,105,532
Income before income taxes	(3,230,265)	(530,480)	(7,302,629)
Provision for income taxes	—	—	—
Net loss	(3,230,265)	(530,480)	(7,302,629)
Preferred shares redemption value accretion	(495,088,038)	(340,080,000)	(51,409,749)
Net loss attributable to ordinary shareholders	$(498,318,303)	$(340,610,480)	$(58,712,378)

Net loss	$(3,230,265)	$(530,480)	$(7,302,629)
Other comprehensive income, net of tax	—	—	—
Total comprehensive loss attributable to ordinary shareholders	(3,230,265)	(530,480)	(7,302,629)
Preferred shares redemption value accretion	(495,088,038)	(340,080,000)	(51,409,749)
Total comprehensive loss attributable to ordinary shareholders	$(498,318,303)	$(340,610,480)	$(58,712,378)

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 28 — CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (cont.)

Condensed Statement of Cash Flows:

	2024	2023	2022
Cash flows from operating activities:
Net loss	$(3,230,265)	$(530,480)	$(7,302,629)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	3,483,072	437,004	4,423,070
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(2,519,756)	(3,706,010)	(189,272)
Advances to/from subsidiaries	(16,457,584)	(100,275,599)	(40,177,171)
Accrued expenses and other liabilities	(1,423,462)	3,411,470	624,363
Net cash used in operating activities	(20,147,995)	(100,663,615)	(42,621,639)

Cash flows from investing activities:
Note receivable due from subsidiary	—	(12,100,000)	(30,000,000)
Net cash used in investing activities	—	(12,100,000)	(30,000,000)

Cash flows from financing activities:
Receipt of preferred stock sale proceeds	40,297,282	20,000,000	—
Spin-off of subsidiary to shareholders	—	(7,014,594)	—
Proceeds from exercise of options	48,991	—	—
Receipt of preferred stock subscription receivable	—	—	73,723,814
Receipt of preferred stock warrant exercise proceeds	—	—	10,000,000
Payment of preferred shares repurchase payable	—	—	(55,000,005)
Net cash provided by financing activities	40,346,273	12,985,406	28,723,809

Net increase (decrease) in cash and cash equivalents	20,198,278	(99,778,209)	(43,897,830)
Cash and cash equivalents at beginning of year	5,777,326	105,555,535	149,453,365
Cash and cash equivalents at end of year	$25,975,604	$5,777,326	$105,555,535

Supplemental cash flow information:
Cash paid for interest and taxes	$—	$—	$—

Non cash investing and financing activities:
Note receivable from Webull Pay, Inc.	$—	$2,852,106	$—
Preferred shares redemption value accretion	$495,088,038	$340,080,000	$51,409,749

NOTE 29 — SUBSEQUENT EVENTS

We have evaluated subsequent events for recognition and disclosure through April 25, 2025, the date our consolidated financial statements were issued.

Revolving Credit Agreement

On February 21, 2025, Webull Financial terminated the revolving credit agreement it entered into on September 6, 2024. Simultaneously with the revolving credit agreement termination, Webull Financial entered into a syndicated credit agreement (the “Syndicated Loan”) that provides for loans up to an aggregate principal amount of $150,000,000. Any outstanding principal under the Syndicated Loan is prepayable in whole or in part and matures on February 20, 2026.

Webull Corporation
Notes to the Consolidated Financial Statements
For the Years Ended December 31, 2024, 2023 and 2022

NOTE 29 — SUBSEQUENT EVENTS (cont.)

The Syndicated Loan requires monthly interest payments made in arrears. The interest payments are calculated using a daily rate that is based on the greater of (i) the secured overnight financing rate as administered by the Federal Reserve Bank of New York for such day plus 0.11448%, (ii) the Federal Funds Rate for such day, and (iii) 0.25% plus 2.5% per annum, which was 6.93% as of February 21, 2025. We also are required to pay a quarterly commitment fee at a rate of 0.50% per annum on the average daily unused portion of available credit.

The Syndicated Loan contains financial covenants. Webull Financial shall at all times maintain (i) a tangible net worth of not less than $135,000,000, (ii) excess net capital of not less than $75,000,000, and (iii) a ratio of total assets to total regulatory capital of not more than 8.0 to 1.0.

Share Purchase Agreement

On March 3, 2025, Webull Securities Limited entered into an agreement to purchase 18,300 shares (the “Share Purchase”) from the noncontrolling shareholder of Webull Indonesia for IDR 27,174,772,385 or the equivalent of $1,643,470. The Share Purchase is contingent on the approval from the Financial Services Authority of the Republic of Indonesia. Once regulatory approval is received, the Share Purchase will close. After closing, Webull Securities Limited’s ownership in Webull Indonesia will increase to 95.1%.

Webull Corporation
Condensed Consolidated Statements of Financial Position

	June 30, 2025	December 31, 2024
	(Unaudited)
Assets
Cash and cash equivalents	$476,682,552	$270,728,008
Cash and cash equivalents segregated under federal and foreign requirements	1,190,513,861	939,232,153
Receivables from brokers, dealers, and clearing organizations	307,518,448	262,093,040
Receivables from customers, net	306,401,011	301,107,428
Prepaid expenses and other current assets	82,585,247	50,344,836
Customer-held fractional shares	127,456,614	108,252,531
Total current assets	2,491,157,733	1,931,757,996

Right-of-use assets	64,192,028	66,293,751
Property and equipment, net	32,894,047	33,629,770
Intangible assets, net	20,477,208	19,415,963
Goodwill	5,197,438	5,197,438
Deferred tax assets	9,727,864	12,374,499
Other non-current assets	1,000,000	—
Total non-current assets	133,488,585	136,911,421
Total assets	$2,624,646,318	$2,068,669,417
Liabilities, mezzanine equity, and shareholders’ equity (deficit)
Payables due to customers	$1,693,545,054	$1,378,625,130
Payables due to brokers, dealers, and clearing organizations	3,877,449	1,490,537
Lease liabilities – current portion	3,375,029	4,969,959
Accounts payable and other accrued expenses	55,998,312	61,079,799
Total current liabilities	1,756,795,844	1,446,165,425

Lease liabilities – non-current portion	9,618,423	10,438,555
Unsecured promissory notes	100,000,000	—
Deferred tax liabilities	5,676,865	5,292,255
Total non-current liabilities	115,295,288	15,730,810
Total liabilities	1,872,091,132	1,461,896,235

Commitments and Contingencies (Note 15)	—	—

Mezzanine equity
Convertible redeemable preferred shares (aggregate liquidation preference of $0 and $644,132,365 as of June 30, 2025 and December 31, 2024, respectively; and aggregate redemption value of $0 and $2,861,748,733 as of June 30, 2025 and December 31, 2024, respectively; Note 7)	—	2,861,748,733
Total mezzanine equity	—	2,861,748,733

Webull Corporation
Condensed Consolidated Statements of Financial Position — (Continued)

	June 30, 2025	December 31, 2024
	(Unaudited)
Shareholders’ equity (deficit)
Class A ordinary shares ($0.00001 par value; 4,000,000,000 shares authorized, 401,599,619 and 401,072,472 shares issued and outstanding as of June 30, 2025, respectively; and 143,531,581 and 139,307,224 shares issued and outstanding as of December 31, 2024, respectively)	4,012	1,393
Class B ordinary shares ($0.00001 par value, 1,000,000,000 shares authorized, 82,988,016 shares issued and outstanding as of June 30, 2025 and no shares as of December 31, 2024)	830	—
Treasury shares (527,147 and 4,224,356 shares as of June 30, 2025 and December 31, 2024, respectively)	—	—
Additional paid in capital	2,987,559,282	—
Accumulated deficit	(2,231,782,461)	(2,241,054,086)
Accumulated other comprehensive loss	(4,226,213)	(15,195,946)
Total shareholders’ equity (deficit)	751,555,450	(2,256,248,639)
Noncontrolling interest	999,736	1,273,088
Total equity (deficit)	752,555,186	(2,254,975,551)
Total liabilities, mezzanine equity, and total equity (deficit)	$2,624,646,318	$2,068,669,417

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

Webull Corporation
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Revenues
Equity and option order flow rebates	$68,688,838	$43,316,935	$132,800,020	$87,229,052
Interest related income	36,286,533	31,898,791	67,426,597	64,396,420
Handling charge income	20,105,503	10,365,426	37,652,513	20,069,935
Other revenues	6,412,476	4,314,736	10,983,055	7,136,201
Total revenues	131,493,350	89,895,888	248,862,185	178,831,608
Operating expenses
Brokerage and transaction	34,800,716	18,963,229	58,046,172	36,896,073
Technology and development	19,140,449	15,000,146	36,065,341	29,890,228
Marketing and branding	30,300,834	33,182,512	53,291,872	67,196,577
General and administrative	50,976,724	31,615,955	84,597,444	63,524,796
Total operating expenses	135,218,723	98,761,842	232,000,829	197,507,674
Other expense, net	17,659,796	1,416,988	18,749,213	1,443,480
Loss before income taxes	(21,385,169)	(10,282,942)	(1,887,857)	(20,119,546)
Provision for income taxes	6,999,777	1,397,200	13,558,002	4,112,661
Net loss	(28,384,946)	(11,680,142)	(15,445,859)	(24,232,207)
Less net loss attributable to noncontrolling interest (Note 4)	(110,919)	(104,600)	(257,639)	(226,420)
Net loss attributable to the Company	(28,274,027)	(11,575,542)	(15,188,220)	(24,005,787)
Preferred shares redemption value accretion	—	(11,096,312)	(21,702,737)	(1,098,804,125)
Fair value of ordinary shares issued to preferred shareholders	(513,080,828)	—	(513,080,828)	—
Fair value of ordinary share warrants issued to preferred shareholders	(15,600,000)	—	(15,600,000)	—
Excess carrying value of preferred shares repurchased	38,093,537	—	38,093,537	—
Net loss attributable to ordinary shareholders	$(518,861,318)	$(22,671,854)	$(527,478,248)	$(1,122,809,912)

Net loss per share attributable to ordinary shareholders (Note 11)
Basic and diluted	$(1.20)	$(0.16)	$(1.84)	$(8.12)
Weighted-average shares outstanding
Basic and diluted	431,390,035	138,878,054	286,155,488	138,346,243

Net loss	$(28,384,946)	$(11,680,142)	$(15,445,859)	$(24,232,207)
Other comprehensive income (loss), net of tax:
Change in cumulative foreign currency translation adjustment	9,212,371	(1,273,322)	10,954,020	(4,046,056)
Other comprehensive income (loss)	9,212,371	(1,273,322)	10,954,020	(4,046,056)

Webull Corporation
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss — (Continued)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Comprehensive loss	(19,172,575)	(12,953,464)	(4,491,839)	(28,278,263)
Less comprehensive loss attributable to noncontrolling interest	(110,919)	(104,600)	(257,639)	(226,420)
Less foreign currency translation adjustment attributable to noncontrolling interest	12,414	(2,438)	(15,713)	(12,873)
Preferred shares redemption value accretion	—	(11,096,312)	(21,702,737)	(1,098,804,125)
Fair value of ordinary shares issued to preferred shareholders	(513,080,828)	—	(513,080,828)	—
Fair value of ordinary share warrants issued to preferred shareholders	(15,600,000)	—	(15,600,000)	—
Excess carrying value of preferred shares repurchased	38,093,537	—	38,093,537	—
Comprehensive loss attributable to ordinary shareholders	$(509,661,361)	$(23,942,738)	$(516,508,515)	$(1,126,843,095)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

Webull Corporation
Unaudited Condensed Consolidated Statements of Changes in Shareholders’ Equity (Deficit)

For the Three and Six Months Ended June 30, 2025

	Class A Ordinary		Class B Ordinary		Treasury Share Reserve		Additional Paid-in- Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Shareholders’ (Deficit) Equity	Noncontrolling Interest	Total (Deficit) Equity
	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of December 31, 2024	139,307,224	$1,393	—	$—	(4,224,356)	$—	$—	$(2,241,054,086)	$(15,195,946)	$(2,256,248,639)	$1,273,088	$(2,254,975,551)
Share-based compensation	—	—	—	—	—	—	8,069,045	—	—	8,069,045	—	8,069,045
Net loss attributable to the Company	—	—	—	—	—	—	—	13,085,807	—	13,085,807	—	13,085,807
Net loss attributable to noncontrolling interest	—	—	—	—	—	—	—	—	—	—	(146,720)	(146,720)
Preferred shares redemption value increase	—	—	—	—	—	—	(8,069,045)	(13,633,692)	—	(21,702,737)	—	(21,702,737)
Foreign currency translation adjustment, net of $0 income taxes	—	—	—	—	—	—	—	—	1,769,776	1,769,776	(28,127)	1,741,649
Balance as of March 31, 2025 (Unaudited)	139,307,224	1,393	—	—	(4,224,356)	—	—	(2,241,601,971)	(13,426,170)	(2,255,026,748)	1,098,241	(2,253,928,507)

Issuances of vested restricted stock awards	3,697,209	37	—	—	3,697,209	—	(37)	—	—	—	—	—
Share-based compensation	—	—	—	—	—	—	26,969,402	—	—	26,969,402	—	26,969,402
Conversion of preferred shares to ordinary shares	269,381,830	2,694	—	—	—	—	2,745,355,239	—	—	2,745,357,933	—	2,745,357,933
Redesignation of ordinary shares	(82,988,016)	(830)	82,988,016	830	—	—	—	—	—	—	—	—
Issuance of ordinary shares to SKGR shareholders	5,852,239	59	—	—	—	—	(59)	—	—	—	—	—
Issuance of ordinary shares to settle accounts payable	100,000	1	—	—	—	—	1,442,999	—	—	1,443,000	—	1,443,000
Private warrants exercised	1,777,844	18	—	—	—	—	(18)	—	—	—	—	—
Incentive warrants exercised	20,453,945	205	—	—	—	—	204,539,245	—	—	204,539,450	—	204,539,450
Public warrants exercised	804,604	8	—	—	—	—	9,252,938	—	—	9,252,946	—	9,252,946
Repurchase of preferred shares	—	—	—	—	—	—	—	38,093,537	—	38,093,537	—	38,093,537
Net loss attributable to the Company	—	—	—	—	—	—	—	(28,274,027)	—	(28,274,027)	—	(28,274,027)
Net loss attributable to noncontrolling interest	—	—	—	—	—	—	—	—	—	—	(110,919)	(110,919)
Issuance of incentive shares to preferred shareholders	42,685,593	427	—	—	—	—	(427)	—	—	—	—	—
Foreign currency translation adjustment, net of $0 income taxes	—	—	—	—	—	—	—	—	9,199,957	9,199,957	12,414	9,212,371
Balance as of June 30, 2025 (Unaudited)	401,072,472	$4,012	82,988,016	$830	(527,147)	$—	$2,987,559,282	$(2,231,782,461)	$(4,226,213)	$751,555,450	$999,736	$752,555,186

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

Webull Corporation
Unaudited Condensed Consolidated Statements of Changes in Shareholders’ Equity (Deficit)

For the Three and Six Months Ended June 30, 2024

	Class A Ordinary		Class B Ordinary		Treasury Share Reserve		Additional Paid-in- Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Shareholders’ (Deficit) Equity	Noncontrolling Interest	Total (Deficit) Equity
	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of December 31, 2023	137,077,382	$1,371	—	$—	(6,454,199)	$—	$—	$(1,755,908,980)	$(6,859,801)	$(1,762,767,410)	$660,221	$(1,762,107,189)
Issuances of vested restricted stock awards	496,219	5	—	—	496,219	—	(5)	—	—	—	—	—
Options exercised	436,074	4	—	—	436,074	—	48,696	—	—	48,700	—	48,700
Share-based compensation	—	—	—	—	—	—	12,136,815	—	—	12,136,815	—	12,136,815
Net income attributable to the Company	—	—	—	—	—	—	—	(12,430,245)	—	(12,430,245)	—	(12,430,245)
Net loss attributable to noncontrolling interest	—	—	—	—	—	—	—	—	—	—	(121,820)	(121,820)
Preferred shares redemption value accretion	—	—	—	—	—	—	(12,185,506)	(1,075,522,307)	—	(1,087,707,813)	—	(1,087,707,813)
Foreign currency translation adjustment, net of $0 income taxes	—	—	—	—	—	—	—	—	(2,762,299)	(2,762,299)	(10,435)	(2,772,734)
Balance as of March 31, 2024 (Unaudited)	138,009,675	1,380	—	—	(5,521,906)	—	—	(2,843,861,532)	(9,622,100)	(2,853,482,252)	527,966	(2,852,954,286)

Issuances of vested restricted stock awards	1,295,450	13	—	—	1,295,450	—	(13)	—	—	—	—	—
Share-based compensation	—	—	—	—	—	—	8,474,119	—	—	8,474,119	—	8,474,119
Net loss attributable to the Company	—	—	—	—	—	—	—	(11,575,542)	—	(11,575,542)	—	(11,575,542)
Net loss attributable to noncontrolling interest	—	—	—	—	—	—	—	—	—	—	(104,600)	(104,600)
Preferred shares redemption value increase	—	—	—	—	—	—	(8,474,106)	(2,622,206)	—	(11,096,312)	—	(11,096,312)
Foreign currency translation adjustment, net of $0 income taxes	—	—	—	—	—	—	—	—	(1,270,884)	(1,270,884)	(2,438)	(1,273,322)
Balance as of June 30, 2024 (Unaudited)	139,305,125	$1,393	—	$—	(4,226,456)	$—	$—	$(2,858,059,280)	$(10,892,984)	$(2,868,950,871)	$420,928	$(2,868,529,943)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

Webull Corporation
Unaudited Condensed Consolidated Statements of Cash Flows

	For the Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(15,445,859)	$(24,232,207)
Adjustments to reconcile net loss to net cash provided by operating activities:
Deferred tax expense	3,031,244	(3,071,805)
Depreciation and amortization	1,506,006	1,790,686
Provision for contingent liabilities	—	(225,412)
Provision for expected credit losses	258,665	—
Share-based compensation	35,038,447	20,610,934
Unrealized foreign exchange loss	(1,542,302)	(154,018)
Write-off of deferred equity offering costs	7,603,867	—
Net effect of changes in assets and liabilities:
Net receivables from brokers, dealers and clearing organizations	(43,721,591)	(57,279,747)
Net customer receivables and customer payables	311,899,108	199,543,371
Customer-held fractional shares	(19,204,083)	(28,083,311)
Prepaid expenses and other current assets	(1,593,216)	5,451,174
Operating lease right-of-use assets	2,101,723	(56,144,310)
Accounts payable and other accrued expenses	(5,446,577)	1,292,018
Operating lease liabilities-current	(1,603,447)	1,572,952
Operating lease liabilities-non-current	(820,132)	1,562,350
Net cash provided by operating activities	272,061,853	62,632,675

Cash flows from investing activities:
Purchase of property and equipment and intangible assets	(402,315)	(971,028)
Investment in limited liability company units	(1,000,000)	—
Net cash used in investing activities	(1,402,315)	(971,028)

Cash flows from financing activities:
Proceeds from sale of preferred shares	—	40,297,282
Proceeds from exercise of options	—	48,700
Proceeds from incentive warrants exercised	168,270,630	—
Proceeds from public warrants exercised	9,252,946	—
Borrowing from revolving credit agreement	30,000,000	—
Principal payments made on revolving credit agreement	(30,000,000)	—
Principal payments made on insurance premium financing agreement	(470,751)	—
Net cash provided by financing activities	177,052,825	40,345,982

Net increase in cash, cash equivalents and segregated cash	447,712,363	102,007,629
Effective of exchange rate changes	9,523,889	(2,764,555)
Cash, cash equivalents and segregated cash at beginning of the period	1,209,960,161	994,142,467
Cash, cash equivalents and segregated cash at end of the period	$1,667,196,413	$1,093,385,541

Cash, cash equivalents and segregated cash
Cash and cash equivalents	$476,682,552	$335,912,084
Segregated cash	1,190,513,861	757,473,457
Cash, cash equivalents and segregated cash at end of the period	$1,667,196,413	$1,093,385,541

Webull Corporation
Unaudited Condensed Consolidated Statements of Cash Flows — (Continued)

	For the Six Months Ended June 30,
	2025	2024
Non-cash financing activities:
Equity issuance costs offset against offering proceeds	$430,066	$—
Insurance premium financing agreement	$2,166,090	$—
Ordinary share warrants issued to preferred shareholders	$15,600,000	$—
Ordinary shares issued to preferred shareholders	$513,080,828	$—
Ordinary shares issued to settle accounts payable	$1,443,000	$—
Preferred shares redemption value accretion	$(21,702,737)	$(1,098,804,125)
Promissory notes issued to repurchase preferred shares	$100,000,000	$—
Reclassification of repurchased preferred shares’ excess carrying value from mezzanine equity to shareholders’ equity	$38,093,537	$—
Reclassification of mezzanine equity to shareholders’ equity from conversion of redeemable preferred shares	$2,745,357,933	$—

Supplemental disclosure:
Income taxes paid	$6,281,913	$8,807,037
Interest paid	$233,350	$—

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

Webull Corporation
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2025

NOTE 1 — DESCRIPTION OF BUSINESS

Organization

Webull Corporation (“Webull” and, together with its subsidiaries, the “Company”, “we”, or “us”) was incorporated in the Cayman Islands with limited liability in September 2019, and its corporate headquarters is located in St. Petersburg, Florida.

Business Overview

We operate a digital investment platform built upon a next-generation, global infrastructure. Our investment platform provides customers with extensive features and functions that go beyond what is offered by most retail investment platforms in the market today. Our platform allows retail investors worldwide to trade securities through our licensed broker dealer subsidiaries located in various parts of the world, including the United States (“US”), Canada, the United Kingdom (“UK”), Australia, Hong Kong, Indonesia, Singapore, Malaysia, Thailand, Japan, South Africa, and the Netherlands.

In the US, which is our principal market, Webull Financial LLC, our US broker dealer subsidiary, utilizes a clearing organization to handle the clearing of the security transactions of our account holders. Most of our customer accounts were cleared on an omnibus basis with our clearing organization during the three and six months ended June 30, 2025 and 2024.

We generally refer to our platform users throughout our condensed consolidated financial statements as customers. However, most of our platform users do not meet the definition of a customer under ASC 606, Revenues from Contracts with Customers. As particularly discussed in Note 2 — Summary of Significant Accounting Principles — Revenue Recognition, our customers from which we earn and receive revenue are the following: (i) market makers who execute our platform users’ trading orders and pay us a rebate, (ii) platform users who pay us index option fees, large order option fees, future contract commissions, fixed income execution fees, or subscription fees to our Webull Premium service and (iii) our international platform users who pay trading commissions.

Changes in Capital Structure

Change to Authorized Share Capital

On April 10, 2025 the Company increased its authorized share capital to 4,000,000,000 Class A ordinary shares and 1,000,000,000 Class B ordinary shares and changed the par value of its authorized share capital to $0.00001 by means of a fifth amendment to our memorandum of association.

Stock Split

On April 10, 2025, immediately after the conversion of the Company’s preferred shares and prior to the effectuation of the mergers as discussed in Note 5 — Recapitalization Transaction, Webull increased its outstanding Class A ordinary shares by a factor of 3.3593 per outstanding share.

We have retroactively reflected certain changes made to our capital structure on April 10, 2025 in our condensed consolidated financial statements as of the earliest period presented. The capital structure changes consist of (i) a stock split and (ii) an increase to the authorized number of Class A ordinary shares and Class B ordinary shares. The changes made (i) increased the amount of issued, authorized and outstanding Class A ordinary and Class B ordinary shares on our Condensed Consolidated Statements of Financial Position and disclosed in Note 8 — Ordinary Shares, (ii) increased the number of weighted-average shares outstanding used in the computation of loss per share on our condensed consolidated statements of operations and comprehensive loss, (iii) increased the number of share-based awards and decreased the exercise prices of our option awards as disclosed in Note 10 — Share-Based Compensation, (iv) increased the conversion ratio for our preferred shares as disclosed in Note — 7 Convertible Redeemable Preferred Shares, and (v) increased the number of potential ordinary shares outstanding as disclosed in Note 10 — Net Loss Per Share.

Webull Corporation
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2025

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Basis of Presentation

Our accompanying condensed consolidated financial statements have been prepared in accordance with the accounting principles generally accepted in the United States (“US GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commissions (the “SEC”) for interim financial reporting. The condensed consolidated financial statements are unaudited, and in management’s opinion, include all adjustments, including normal recurring adjustments and accruals necessary for a fair presentation of the results for the interim periods presented. US GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of income and expenses during the reported periods. Operating results are not necessarily indicative of the results that may be expected for the full fiscal year ending December 31, 2025, or any future period. There have been no material changes in our significant accounting policies as described in our audited annual consolidated financial statements for the year ended December 31, 2024.

Certain reclassifications have been made to prior period amounts to conform to the current period’s presentation. The impact of these reclassifications is immaterial to the presentation of the unaudited condensed consolidated financial statements taken as a whole and had no impact on previously reported net loss.

Basis of Consolidation

Our condensed consolidated financial statements include the financial statements of Webull Corporation and all its subsidiaries. All intercompany balances and transactions have been eliminated.

Segment Reporting

We operate as a single reportable segment. This determination is based upon the financial information reviewed by our Chief Operating Decision Maker (“CODM”). Our CODM is our management committee, which is comprised of the Company’s Chief Executive Officer, President and Chief Financial Officer who collectively assess the performance of the Company and allocate resources across the Company. The internal reporting used collectively by the management committee is presented on a consolidated basis. The accounting policies of the segment are the same as those described in Note 2 to our annual consolidated financial statements. The CODM evaluates the Company’s performance and allocates resources based upon consolidated business metrics, including not limited to registered users, funded accounts, equity notional volume and option contract volume, and financial metrics, which include consolidated revenue, adjusted operating income, adjusted net income and condensed consolidated total assets. Certain information provided to the CODM presents operating expenses on a different basis than that presented in the consolidated statements of operations and comprehensive loss. The operating expenses reviewed by the CODM are presented with share-based compensation excluded. See Note 21 — Segment Reporting for the presentation of segment revenues and operating expenses provided to the CODM for the three and six months ended June 30, 2025 and 2024.

Concentrations

Concentrations of Revenue

Of the counterparties with whom we conducted business during the six months ended June 30, 2025, we had four counterparties who each made up 10% or more of our revenues. Their revenue percentages were 17.7%, 16.3%, 11.3%, and 10.6%.

Of the counterparties with whom we conducted business during the six months ended June 30, 2024, we had three counterparties who each made up 10% or more of our revenues. Their revenue percentages were approximately 29%, 19% and 14%.

Webull Corporation
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2025

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (cont.)

Concentration of Receivables

As of June 30, 2025, we had two counterparties with current, outstanding receivable balances exceeding 10% of our receivables from brokers, dealers, and clearing organization. The counterparty’s receivables represent 78.1% and 10.1%, respectively, of such receivables.

As of December 31, 2024, we had one counterparty with current, outstanding receivable balances exceeding 10% of our receivables from brokers, dealers, and clearing organization. The counterparty’s receivables represent 85% of such receivables.

Execution and Clearing

In the US, we utilize a single third-party clearing broker for the security transactions of our platform users. In the event our clearing broker does not fulfill its obligation we may be exposed to adverse risks.

Foreign Currency Risk

Our condensed consolidated financial statements are prepared using the US dollar as our reporting currency. Our non-US subsidiaries operating around the world primarily use the currency of their country of domicile as their functional currency. Each of our non-US subsidiaries’ financial statements is first prepared in its functional currency and then translated into our reporting currency. Changes in foreign exchange rates between the US dollar and the functional currencies of our non-US subsidiaries may result in material foreign currency translation gains and/or losses that are accounted for as an item of other comprehensive income (loss) within our condensed consolidated statements of operations and other comprehensive loss.

We also enter into transactions that result in monetary assets and liabilities that are denominated in a foreign currency. These transactions are remeasured each reporting period and may result in material foreign currency exchange gains and/or losses depending on changes in the applicable foreign exchange rate.

Our cash accounts at financial institutions are mainly held in U.S. dollar denominated accounts to limit foreign currency risk. As of June 30, 2025 and December 31, 2024, 91% and 90%, respectively, of our total cash balances were held in US dollar denominated accounts.

Contra Revenue

We offer marketing promotions to our platform users that are intended to increase the amount of platform users’ assets on our platform by incentivizing platform users to deposit more cash or transfer securities from other third-party brokerages into their Webull brokerage account in return for a promotional payment in cash or free shares. For our platform users who have been determined to be customers under ASC 606, we account for these promotional payments as a reduction in revenue. For the three months ended June 30, 2025 and 2024, we recorded $5,087,904 and $734,916, respectively, of promotional payments as a reduction in revenue. For the six months ended June 30, 2025 and 2024, we recorded $7,912,560 and $1,812,200, respectively, of promotional payments as a reduction in revenue.

NOTE 3 — RECENT ACCOUNTING PRONOUNCEMENTS

Recently Adopted Accounting Pronouncements

In December 2023, the FASB issued Accounting Standards Update 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures.” This guidance provides amendments related to the rate reconciliation and income taxes paid disclosures that improve the transparency of income tax disclosures by requiring (1) consistent categories and greater disaggregation of information in the rate reconciliation and (2) income taxes paid disaggregated by jurisdiction. Other amendments with this guidance improve the effectiveness and comparability of disclosures by (1) adding disclosures of pretax income or loss and income tax expense or benefit to be consistent with U.S. Securities

Webull Corporation
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2025

NOTE 3 — RECENT ACCOUNTING PRONOUNCEMENTS (cont.)

and Exchange Commission Regulation S-X 210.4-08(h), Rules of General Application — General Notes to Financial Statements: Income Tax Expense, and (2) removing disclosures that no longer are considered cost beneficial or relevant. The guidance is effective for fiscal years beginning after December 15, 2024 with early adoption permitted. We adopted this guidance effective January 1, 2025 on a prospective basis. The adoption of this guidance did not have a material impact on our unaudited condensed consolidated financial statements and related disclosures and is not expected to have a material impact on our audited consolidated financial statements and related disclosures for the year ended December 31, 2025.

Recently Issued Accounting Pronouncements Not Yet Adopted

In October 2023, the FASB issued Accounting Standards Update 2023-06, “Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative.” This amendment will impact various disclosure areas, including the statement of cash flows, accounting changes and error corrections, earnings per share, debt, equity, derivatives, and transfers of financial assets. The amendments in this guidance will only become effective if the SEC removes the related disclosures requirements from Regulation S-X or Regulation S-K by June 30, 2027. Early adoption is prohibited. We are currently evaluating the impacts of the amendment on our consolidated financial statements.

In March 2024, the SEC issued rules under SEC Release No. 33-11275 and 34-99678, “The Enhancement and Standardization of Climate-Related Disclosure for Investors” (the “Final Rules”), which will require registrants to provide certain climate-related information in their registration statements and annual reports. The Final Rules will require information about a registrant’s climate-related risks that have materially impacted, or are reasonably likely to have a material impact on, its business strategy, results of operations, or financial condition. The Final Rules will also require certain disclosures related to severe weather events and other natural conditions in a registrant’s audited financial statements. The disclosure requirements of the Final Rules will begin phasing in for annual periods beginning in fiscal year 2025. In April 2024, the SEC issued an order staying the Final Rules pending judicial review. On March 27, 2025, the SEC announced that it had voted to end its defense of the Final Rules. However, we are currently monitoring (i) the U.S. Court of Appeals for the Eighth Circuit (the “Eighth Circuit) to see if the Eighth Circuit will make a ruling on the legal challenges made with respect to the Final Rules and (ii) the new SEC Administration’s approach to climate-related disclosures.

In November 2024, the FASB issued Accounting Standards Update 2024-03, “Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses.” This guidance provides amendments that require a public business entity to disclose certain disaggregated information about its expenses in the notes to its financial statements to help investors to (i) better understand the entity’s performance, (ii) better assess the entity’s prospects for future cash flows, and (iii) compare an entity’s performance over time and with that of other entities. The amendments are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods with annual reporting periods beginning after December 15, 2027. Early adoption is permitted. We do not expect these amendments to have a material impact on our consolidated financial statements.

In May 2025, the FASB issued Accounting Standards Update 2025-03 (“ASU 2025-03”), “Business Combinations (Topic 805) and Consolidation (Topic 810) — Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity.” This guidance provides amendments that require an entity involved in an acquisition transaction effected primarily by exchanges equity interests when the legal acquiree is a VIE that meets the definition of a business to consider the factors in paragraphs 805-10-55-12 through 55-15 to determine which entity is the accounting acquirer. This amendment effectively replaces the current requirement that the primary beneficiary always is the acquirer with an assessment that requires an entity to consider factors to determine which entity is the accounting acquirer. The amendments in ASU 2025-03 are effective for all entities for annual periods beginning after December 15, 2026, and interim reporting periods within those annual reporting periods and provides for adoption prospectively. Early adoption is permitted. We do not expect these amendments to have a material impact on our consolidated financial statements.

Webull Corporation
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2025

NOTE 3 — RECENT ACCOUNTING PRONOUNCEMENTS (cont.)

In May 2025, the FASB issued Accounting Standards Update 2025-04 (“ASU 2025-04”), “Compensation — Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606) — Clarifications to Share-Based Consideration Payable to a Customer.” The amendments in ASU 2025-04 reduce diversity in practice for accounting for share-based consideration payable to a customer and will prohibit revenue recognition from being delayed when an entity grants awards that are not expected to vest. The amendments in ASU 2025-04 are effective for annual reporting periods, including interim reporting periods within annual reporting periods, beginning after December 15, 2026. An entity may apply the amendments on a modified retrospective or a retrospective basis. Early adoption is permitted.

In July 2025, the FASB issued Accounting Standards Update 2025-03 (“ASU 2025-05”), “Financial Instruments — Credit Losses (Topic 326) — Measurement of Credit Losses for Accounts Receivable and Contract Assets.” The amendments contained in this guidance provide (i) all entities with a practical expedient and (ii) entities other than public business entities with an accounting policy election when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606. In developing reasonable and supportable forecasts as part of estimating expected credit losses, an entity may elect a practical expedient that assumes that current conditions as of the balance sheet date do not change for the remaining life of the asset. The amendments in ASU 2025-05 are effective for annual reporting periods beginning after December 31, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted in both interim and annual reporting periods in which financial statements have not yet been issued or made available for issuance. We do not expect these amendments to have a material impact on our consolidated financial statements.

NOTE 4 — NONCONTROLLING INTEREST

On January 18, 2023, Webull Securities Limited acquired an 80.1% equity interest in PT Mahastra Andalan Sekuritas, subsequently renamed PT Webull Sekuritas Indonesia (“Webull Indonesia”), for $3,663,788. The 80.1% equity interest provides us with a controlling financial interest through voting interests; and, consequently, we consolidate Webull Indonesia and recognize a noncontrolling interest which represents the 19.9% of equity interests in Webull Indonesia that are not owned by us. Upon acquiring the equity interest in Webull Indonesia, we initially recognized a noncontrolling interest in the amount of $910,230. As of June 30, 2025, our equity interest in Webull Indonesia was unchanged at 80.1%. For the three and six months ended June 30, 2025, the Company’s net loss attributable to noncontrolling interest was $110,919 and $257,639, respectively. For the three and six months ended June 30, 2024, the Company’s net loss attributable to noncontrolling interest was $104,600 and $226,420, respectively. The carrying value of the Company’s noncontrolling interest as of June 30, 2025 and December 31, 2024 was $999,736 and $1,273,088, respectively.

NOTE 5 — RECAPITALIZATION TRANSACTION

Business Combination Agreement

On February 10, 2024, we formed Feather Sound I, Inc. (“Feather Sound I”) and Feather Sound II, Inc. (“Feather Sound II”), each an exempted company incorporated in the Cayman Islands with limited liability, to enter into a business combination agreement as further discussed below.

On February 27, 2024, Webull Corporation, Feather Sound I and Feather Sound II entered into a business combination agreement (the “BCA”) with SK Growth Opportunities Corporation (“SKGR”), an exempted company limited by shares incorporated under the laws of the Cayman Islands.

On December 5, 2024, the parties to the BCA entered into an Amendment to Business Combination Agreement (the “Amended BCA”). The Amended BCA provides for, among other things, (i) a change in the agreed upon enterprise value from $7,700,000,000 to $5,000,000,000 and (ii) the issuance of an aggregate of 20,000,000 incentive warrants to certain shareholders of Webull.

On April 10, 2025, the business combination transaction closed (the “Closing Date”).

Webull Corporation
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2025

NOTE 5 — RECAPITALIZATION TRANSACTION (cont.)

Mergers

The business combination transaction was effectuated by a series of mergers. First, Feather Sound I merged with SKGR (the “First Merger”) with SKGR surviving the merger as a wholly-owned subsidiary of Webull Corporation. Second, SKGR merged with Feather Sound II (the “Second Merger”) with Feather Sound II surviving as a wholly-owned subsidiary of Webull Corporation.

Capital Restructure

On the Closing Date, immediately prior to the First Merger, the following actions occurred and were effected:

i.       each preferred share of the Company issued and outstanding was converted into one Class A ordinary share.

ii.      the fifth amended and restated memorandum and articles of association of the Company were adopted and became effective, which, among other items, increased the Company’s Class A and Class B ordinary shares to 4,000,000,000 and 1,000,000,000, respectively, decreased the par value of ordinary share capital to $0.00001, and removed preferred shares from the Company’s authorized capital.

iii.     each Class A ordinary share, excluding ordinary shares held by holding vehicles controlled by our founder, were increased by a factor of 3.3593 (the “Stock Split Factor”).

iv.      each Class A ordinary share held by holding vehicles controlled by our founder were increased by the Stock Split Factor and redesignated as Class B ordinary shares.

v.       each option granted and outstanding under the Company’s 2021 Global Share Incentive Plan became an option to purchase the Company’s Class A ordinary shares, exercisable for the number of shares and at the per share exercise price as adjusted by the Stock Split Factor and otherwise subject to the same terms and conditions that applied prior to the stock split.

vi.     each restricted share unit granted and outstanding under the Company’s 2021 Global Share Incentive Plan was cancelled in exchange for a right to acquire a number of the Company’s Class A ordinary shares as adjusted by the Stock Split Factor and otherwise subject to the same terms and conditions that applied to the restricted share unit prior to the stock split.

vii.    Each restricted share granted and outstanding under the Company’s 2021 Global Share Incentive Plan was increased by the Stock Split Factor and subject to the same terms and conditions as were applicable prior to the stock split.

Summary of Recapitalization

On the Closing Date, the Company (i) received net trust proceeds of $366,702, (ii) issued an aggregate of 5,852,239 Class A ordinary shares to SKGR shareholders and affiliates, (iii) issued an aggregate of 312,065,312 Class A ordinary shares to former Webull preferred shareholders, (iv) issued 82,988,016 Class B ordinary shares to its founder, (v) issued an aggregate of 20,913,089 incentive warrants to SKGR shareholders and certain Webull shareholders, and (vi) assumed an aggregate of 17,271,990 SKGR issued and outstanding warrants.

Webull Corporation
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2025

NOTE 5 — RECAPITALIZATION TRANSACTION (cont.)

Accounting Treatment

The Company has been determined to be both the “legal” and “accounting” acquirer and SKGR is the “acquired” company. SKGR does not meet the U.S. GAAP definition of a business as its net assets are predominantly cash and investments held in a trust account for the sole purpose of effectuating a business combination transaction. As such, the Company has determined (i) that the business combination transaction is not within the scope of ASC 805 — Business Combinations (“ASC 805) and (ii) the business combination transaction is representative of a recapitalization transaction as the Company is effectively issuing its Class A ordinary shares and other securities for the cash held in SKGR’s trust account.

NOTE 6 — LEASES

Our operating lease cost for the six months ended June 30, 2025 and 2024 was $2,836,006 and $2,087,808, respectively, and was recorded in general and administrative expenses on our condensed consolidated statements of operations and comprehensive loss. We classify operating lease payments as cash outflows from operating activities in the condensed consolidated statements of cash flows. We also present the change in the carrying amount of the right-of-use assets and operating lease liabilities as two adjustments in determining net cash provided by operating activities.

The following table presents balances reported in our condensed consolidated statements of financial position related to our operating leases as of June 30, 2025 and December 31, 2024:

	June 30, 2025	December 31, 2024
Right-of-use assets	$64,192,028	$66,293,751

Lease liabilities – current	$3,375,029	$4,969,959
Lease liabilities – non-current	9,618,423	10,438,555
Total lease liabilities	$12,993,452	$15,408,514

The following is a summary of supplemental information pertaining to our operating leases for the six months ended June 30, 2025 and 2024:

	June 30, 2025	June 30, 2024
Cash payments for operating leases	$2,054,585	$44,927,899
Lease liabilities arising from obtaining right-of-use assets	$1,152,336	$5,688,671

NOTE 7 — CONVERTIBLE REDEEMABLE PREFERRED SHARES

We had various series of convertible redeemable preferred shares (collectively, “Preferred Shares”) authorized and outstanding prior to April 10, 2025, the closing date of the business combination transaction with SKGR, as further discussed in Note 5 — Recapitalization Transaction. After the closing of the business combination transaction, we no longer have authorized and outstanding convertible redeemable preferred shares due to (i) the Company repurchasing a portion of Series D preferred shares from certain preferred shareholders prior to closing (the “Preferred Share Repurchase”), (ii) all remaining outstanding Preferred Shares after the Preferred Share Repurchase were automatically converted into Class A ordinary shares in connection with the business combination agreement, and (iii) contemporaneously with the closing we amended and restated our articles of association to remove preferred shares as an authorized share capital of the Company.

Webull Corporation
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2025

NOTE 7 — CONVERTIBLE REDEEMABLE PREFERRED SHARES (cont.)

The table below presents our various series convertible redeemable preferred shares that were authorized and outstanding as of December 31, 2024.

December 31, 2024
Series	Authorized	Issued and Outstanding
A-1	16,518,502	15,181,000
A-2	14,244,000	14,244,000
A-3	3,536,099	2,828,899
B-1	13,111,999	13,111,999
B-2	9,090,900	9,090,900
B-3	2,100,000	2,100,000
C-1	13,684,800	13,684,800
D	15,000,000	12,963,577
	87,286,300	83,205,175

Preferred Share Repurchase

On April 10, 2025, immediately prior to the Company’s Preferred Shares converting in accordance with the business combination agreement, the Company repurchased 3,017,119 Series D Preferred Shares, with a carrying amount of $138,093,537, from certain preferred shareholders in exchange for promissory notes with an aggregate principal balance of $100,000,000. The difference between the carrying value of the repurchased shares and the aggregate principal balance issued as consideration was $38,093,537, which was recorded as a decrease to the net loss attributable to the Company in determining the net loss attributable to ordinary shareholders for purposes of calculating earnings per share for the three and six months ended June 30, 2025.

Conversion of Preferred Shares

On April 10, 2025, after the Preferred Share Repurchase, all remaining Preferred Shares converted into 269,381,830 Class A ordinary shares. The carrying value of the Preferred Shares at the date of conversion was $2,745,357,933 and was reclassified from mezzanine equity to additional paid-in-capital.

The following table presents the activity of our various series of convertible redeemable preferred shares for the three and six months ended June 30, 2025.

	Series A-1 Preferred Shares		Series A-2 Preferred Shares		Series A-3 Preferred Shares		Series B-1 Preferred Shares
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Beginning balances as of December 31, 2024	15,181,000	$485,488,380	14,244,000	$456,377,760	2,828,899	$90,666,213	13,111,999	$423,255,328
Preferred Shares redemption value accretion	—	5,920,590	—	5,127,840	—	1,018,404	—	3,146,879
Ending balances as of March 31, 2025	15,181,000	491,408,970	14,244,000	461,505,600	2,828,899	91,684,617	13,111,999	426,402,207
Repurchase of preferred shares	—	—	—	—	—	—	—	—
Conversion of preferred shares to ordinary shares	(15,181,000)	(491,408,970)	(14,244,000)	(461,505,600)	(2,828,899)	(91,684,617)	(13,111,999)	(426,402,207)
Ending balances as of June 30, 2025	—	$—	—	$—	—	$—	—	$—

Webull Corporation
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2025

NOTE 7 — CONVERTIBLE REDEEMABLE PREFERRED SHARES (cont.)

	Series B-2 Preferred Shares		Series B-3 Preferred Shares		Series C Preferred Shares		Series D Preferred Shares		Total Preferred Shares
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Beginning balances as of December 31, 2024	9,090,900	$295,908,795	2,100,000	$68,775,000	13,684,800	$458,577,648	12,963,577	$582,699,609	83,205,175	$2,861,748,733
Preferred Shares redemption value accretion	—	909,090	—	—	—	(5,063,376)	—	10,643,310	—	21,702,737
Ending balances as of March 31, 2025	9,090,900	296,817,885	2,100,000	68,775,000	13,684,800	453,514,272	12,963,577	593,342,919	83,205,175	2,883,451,470
Repurchase of preferred shares	—	—	—	—	—	—	(3,017,119)	(138,093,537)	(3,017,119)	(138,093,537)
Conversion of preferred shares to ordinary shares	(9,090,900)	(296,817,885)	(2,100,000)	(68,775,000)	(13,684,800)	(453,514,272)	(9,946,458)	(455,249,382)	(80,188,056)	(2,745,357,933)
Ending balances as of June 30, 2025	—	$—	—	$—	—	$—	—	$—	—	$—

Share Issuance

On January 10, 2024, we issued 1,215,817 shares of Series D preferred shares to an accredited investor for total proceeds of $40,297,282.

The following table presents the activity of our various series of convertible redeemable preferred shares for the three and six months ended June 30, 2024.

	Series A-1 Preferred Shares		Series A-2 Preferred Shares		Series A-3 Preferred Shares		Series B-1 Preferred Shares
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Beginning balances as of December 31, 2023	15,181,000	$352,502,820	14,244,000	$334,164,240	2,828,899	$66,479,127	13,111,999	$318,883,816
Issuance of Preferred Shares	—	—	—	—	—	—	—	—
Preferred Shares redemption value accretion	—	228,170,430	—	212,805,360	—	42,207,173	—	191,566,305
Ending balances as of March 31, 2024	15,181,000	580,673,250	14,244,000	546,969,600	2,828,899	108,686,300	13,111,999	510,450,121
Preferred Shares redemption value accretion	—	910,860	—	712,200	—	169,734	—	786,720
Ending balances as of June 30, 2024	15,181,000	$581,584,110	14,244,000	$547,681,800	2,828,899	$108,856,034	13,111,999	$511,236,841

Webull Corporation
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2025

NOTE 7 — CONVERTIBLE REDEEMABLE PREFERRED SHARES (cont.)

	Series B-2 Preferred Shares		Series B-3 Preferred Shares		Series C Preferred Shares		Series D Preferred Shares		Total Preferred Shares
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Beginning balances as of December 31, 2023	9,090,900	$230,272,497	2,100,000	$55,965,000	13,684,800	$395,627,568	11,747,760	$572,468,345	81,989,358	$2,326,363,413
Issuance of Preferred Shares	—	—	—	—	—	—	1,215,817	40,297,282	1,215,817	40,297,282
Preferred Shares redemption value accretion	—	129,272,598	—	28,959,000	—	176,533,920	—	78,193,027	—	1,087,707,813
Ending balances as of March 31, 2024	9,090,900	359,545,095	2,100,000	84,924,000	13,684,800	572,161,488	12,963,577	690,958,654	83,205,175	3,454,368,508
Preferred Shares redemption value accretion	—	4,545,450	—	147,000	—	1,231,632	—	2,592,716	—	11,096,312
Ending balances as of June 30, 2024	9,090,900	$364,090,545	2,100,000	$85,071,000	13,684,800	$573,393,120	12,963,577	$693,551,370	83,205,175	$3,465,464,820

The major rights of our Preferred Shares, prior to their conversion, were as follows:

Voting Rights

Each holder of our Preferred Shares was entitled to the number of votes as the number of Class A ordinary shares into which each holder’s preferred shares were convertible. Preferred shareholders and ordinary shareholders vote on all matters as a single class.

Dividend Rights

In the event our board declared a dividend, our Preferred Shares were entitled to receive a non-cumulative dividend of 8% per annum based on their respective original issue price prior to any ordinary share receiving a dividend. If the declared dividend was sufficient to cover the 8% minimum dividend, then the Preferred Shares would have participated in the remaining dividend amount on an as-converted basis with the ordinary shares. No dividends had been declared or paid on our ordinary shares prior to the conversion of our Preferred Shares in connection with the business combination transaction.

Conversion Rights

Our Preferred Shares had an optional conversion feature and an automatic conversion feature. Upon a conversion, the Preferred Shares were convertible into Class A ordinary shares. The conversion ratio for our Preferred Shares was 1 for 3.3593 and may change due to standard antidilutive adjustments. Preferred shareholders had the right to convert their preferred share holdings at any time in whole or in part. Our Preferred Shares were to automatically convert in the event of a public offering or an alternative listing, including through merger with an existing listed company or a special-purpose acquisition company. Our Series C preferred shares were to automatically convert in the event holders of more than 50% of such shares elected to convert their shares. Our Series D preferred shares were to automatically convert in the event holders of more than 66% of such shares elected to convert their shares.

Redemption Rights

In the event an automatic conversion or liquidation event had not occurred, our Preferred Shares become redeemable at the option of the holder on the earlier of June 10, 2026, or the date in which the principal business cannot be continued due to certain adverse circumstances (e.g., material integrity problems or fraud of our cofounders, loss of our business qualification, licenses, permits, etc.). The redemption amount payable to the holders would be

Webull Corporation
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2025

NOTE 7 — CONVERTIBLE REDEEMABLE PREFERRED SHARES (cont.)

determined as the higher of a 10% per annum return from the preferred shares original issuance date through the date of redemption or the fair market value on the redemption date. No event had occurred which would allow holders of our Preferred Shares to exercise their redemption option.

The following presents the aggregate and per share redemption value of each preferred share series as of December 31, 2024:

As of December 31, 2024
Series	Total	Per Share
A-1	$485,488,380	$31.98
A-2	456,377,760	$32.04
A-3	90,666,213	$32.05
B-1	423,255,328	$32.28
B-2	295,908,795	$32.55
B-3	68,775,000	$32.75
C-1	458,577,648	$33.51
D	582,699,609	$44.95
	$2,861,748,733

Liquidation Rights

Our Preferred Shares were entitled to a liquidation preference in the event of a liquidation event. Liquidation events include the following items:

•        Any consolidation, reorganization, merger or any other arrangement whereby our shareholders prior to such transaction do not own at least 50% of the surviving entity.

•        A sale, lease, transfer or other disposition of all or substantially all of our assets.

•        Exclusive licensing of all or substantially all of our intellectual property rights to a third party.

•        Any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary.

No event occurred which would allow holders of our Preferred Shares to exercise their liquidation rights.

The following presents the liquidation preferences of our preferred shares by series as of December 31, 2024:

As of December 31, 2024
Series	Outstanding Shares	Original Issue Price	Liquidation Multiplier	Liquidation Preference
A-1	15,181,000	$0.45	1.2	$8,197,740
A-2	14,244,000	$0.91	1.0	12,962,040
A-3	2,828,899	$0.97	1.0	2,744,032
B-1	13,111,999	$2.29	1.0	30,026,478
B-2	9,090,900	$3.85	1.0	34,999,965
B-3	2,100,000	$5.00	1.0	10,500,000
C	13,684,800	$8.41	1.0	115,089,168
D	12,963,577	$33.14	1.0	429,612,942
Aggregate liquidation preference				$644,132,365

Webull Corporation
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2025

NOTE 7 — CONVERTIBLE REDEEMABLE PREFERRED SHARES (cont.)

In an event of liquidation, the order of liquidation distribution is first Series D followed by Series C, B-3, B-2, B-1, A-3, A-2 and then A-1. If in the event of a liquidation, our assets are insufficient to distribute and satisfy a particular Series’ liquidation preference in its entirety, then the assets available for distribution will be distributed ratably in proportion to the holders of that respective preferred series’ liquidation preference.

Right of Participation

Our holders of Preferred Shares (“Participation Right Holders”) had rights of participation (“Right of Participation”) with respect to the issuance of new equity securities. The Right of Participation does not apply to the following issuances of securities:

•        Ordinary shares issued or reserved under our Global Share Incentive Plan.

•        Ordinary shares issued in connection with a share split, consolidation or share dividend.

•        Ordinary shares issuable upon conversion of our Preferred Shares.

•        Equity securities issued in connection with a public offering.

•        Any equity securities issued in connection with the acquisition of another corporation or entity by consolidation, merger, purchase of assets, or other reorganization in which we acquire, in a single transaction or a series of related transactions, all or substantially all assets of other corporation or entity or 50% percent or more of the equity ownership or voting power of such other corporation or entity.

NOTE 8 — ORDINARY SHARES

We have two authorized classes of ordinary share capital: Class A and Class B ordinary shares (collectively, referred to as Ordinary Shares). The par value of our Ordinary Shares is $0.00001 per share. With the exception for voting and conversion rights, the Class A and Class B ordinary shares are identical. As of June 30, 2025 and December 31, 2024, we had authorized Class A ordinary shares of 4,000,000,000 and authorized Class B ordinary shares of 1,000,000,000. As of June 30, 2025, we had 401,599,619 and 401,072,472 Class A ordinary shares issued and outstanding, respectively. As of December 31, 2024, we had 143,531,581 and 139,307,224 Class A ordinary shares issued and outstanding, respectively. We had 82,988,016 Class B ordinary shares issued and outstanding as of June 30, 2025 and had no Class B ordinary shares issued or outstanding as of December 31, 2024.

Recent Issuances

On April 10, 2025, the Company issued 42,685,593 Class A ordinary shares (the “Incentive Shares”) to certain preferred shareholders for no cash proceeds. The aggregate fair value of the Incentive Shares was $513,080,828. The Company determined that the issuance of the Incentive Shares to certain preferred shareholders represents a dividend, which was recorded as an increase in the net loss attributable to the Company in determining the net loss attributable to ordinary shareholders for purposes of calculating earnings per share for the three and six months ended June 30, 2025. Furthermore, since the Company has an accumulated deficit, the dividend was recorded as a reduction to additional paid-in capital, offset by the increase to additional paid-in capital of the fair value of the Incentive Shares issued.

In addition, on April 10, 2025, the Company made the following issuances of and changes in Class A Ordinary Shares:

i.       269,381,830 Class A ordinary shares in connection with the conversion of the Company’s outstanding Preferred Shares.

ii.      82,988,016 Class A ordinary shares held by holdings vehicles controlled by our founder were redesignated as Class B ordinary shares.

iii.     5,852,239 Class A ordinary shares to various SKGR shareholders.

Webull Corporation
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2025

NOTE 8 — ORDINARY SHARES (cont.)

On April 29, 2025, we issued in total 100,000 Class A ordinary shares to several professional service firms as payment for services rendered. The total fair value of the shares issued was $1,442,999.

On May 13, 2025, we issued 1,777,844 Class A ordinary shares in connection with the cashless exercise of the Private Warrants we assumed as part of the business combination transaction. See Note 9 — Warrants for the terms of the Private Warrants.

On various dates in May and June, the Company issued in total 804,604 Class A ordinary shares in exchange for aggregate proceeds of $9,252,946 in connection with the exercise of Public Warrants we assumed as part of the business combination transaction. See Note 9 — Warrants for the terms of the Public Warrants.

On various dates in May and June, the Company issued in total 20,453,945 Class A ordinary shares in exchange for aggregate proceeds of $204,539,450 in connection with the exercise of Incentive Warrants. As of June 30, 2025, $36,268,820 of proceeds were held by our transfer agent and remitted to us on July 3, 2025. See Note 9 — Warrants for the terms of the Incentive Warrants.

Deferred Equity Offering Costs

The business combination transaction with SKGR was determined to be representative of a recapitalization transaction and outside the scope ASC 805. Prior to the closing of the business combination transaction, we had capitalized deferred equity offering costs of $11,406,759, which represent direct costs associated with the Company’s SEC registration statement, prospectus, issuance of its ordinary shares and Incentive Warrants, and the assumption of SKGR’s Private and Public Warrants in anticipation of receiving net proceeds in excess of the equity offering costs incurred. However, upon the closing of business combination, higher-than-expected SKGR shareholder redemptions occurred which resulted in the Company receiving net proceeds of $430,066, which consisted of $366,702 from SKGR’s trust account and $63,364 in operating cash that remained after settlement of SKGR’s working capital obligations. The net proceeds received were insufficient to absorb the entire balance of deferred equity offering costs. Therefore, the Company offset the additional paid-in capital amount that resulted from recording the net proceeds received from the Company’s issuance of equity to SKGR shareholders with an equal amount of deferred equity offering costs and expensed the remainder of $10,976,693 within other expense, net in the Company’s condensed consolidated statements of operations and comprehensive loss.

Our Ordinary Shares have the following rights:

Voting Rights

Our Class A ordinary shares are entitled to one vote, and our Class B ordinary shares are entitled to 20 votes. Class A and Class B vote together as one class on all matters requiring a shareholder vote.

Conversion Rights

Our Class A ordinary shares are not convertible into Class B ordinary shares. Our Class B ordinary shares are convertible, at the option of the holder, at any time into one Class A ordinary share. Furthermore, each Class B ordinary share shall automatically convert into one Class A ordinary share upon (i) a transfer by a Class B ordinary shareholder to any person or entity which is not an affiliate of such shareholder or (ii) a change of beneficial ownership of any Class B ordinary share as a result of which any person or entity which is not an affiliate of the registered holder of such Class B ordinary share becomes a beneficial owner of such Class B ordinary share.

Dividend Rights

Subject to the rights of our Preferred Shares, the holders of our Ordinary Shares will be entitled to receive ratable dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for the payment of dividends. As of June 30, 2025, we have not declared or paid a dividend.

Webull Corporation
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2025

NOTE 8 — ORDINARY SHARES (cont.)

Right to Receive Liquidation Distributions

If we liquidate, dissolve or wind up, after all liabilities and, if applicable, the holders of our Preferred Shares have been paid in full according to their respective liquidation preference, the holders of our Ordinary Shares will be entitled to share ratably in all remaining assets.

No Preemptive or Similar Rights

The rights, preferences and privileges of the holders of our Ordinary Shares are subject to, and may be adversely affected by, the rights of the holders of our Preferred Shares. Our Ordinary Shares have no preemptive rights or similar rights with respect to a conversion of Preferred Shares, which may result in significant dilution.

Treasury Shares

As of June 30, 2025 and December 31, 2024, Webull Partners Limited, our share-award platform entity for certain employees, has been issued a total of 11,466,312 Class A ordinary shares. Of such shares, 10,939,165 and 7,241,956 are accounted for as outstanding as they relate to certain exercises of employee options and vested RSAs as of June 30, 2025 and December 31, 2024, respectively. The remaining balance of 527,147 and 4,224,356 as of June 30, 2025 and December 31, 2024, respectively, is reserved for future vesting of RSAs and option exercises. We have treated the reserved share amount as issued but not outstanding and presented them as treasury shares in our condensed consolidated statement of financial position and condensed consolidated statements of changes in shareholders’ equity (deficit). The treasury shares have no cost basis.

NOTE 9 — WARRANTS

On April 10, 2025, in connection with the business combination transaction, we (i) issued 20,000,000 Class A ordinary share warrants to certain preferred shareholders and issued 913,089 Class A ordinary share warrants to non-redeeming SKGR shareholders (the “Incentive Warrants”), (ii) assumed 10,479,990 of SKGR’s public warrants (the “Public Warrants”), and (iii) assumed 6,792,000 of SKGR’s warrants held by its sponsor and affiliates (the “Private Warrants”).

We have determined that the Incentive Warrants issued and the Public and Private Warrants assumed satisfy the equity classification criteria of ASC 815-40 and do not meet the temporary equity classification criteria of ASC 480-10-S99. Therefore, we have classified these warrants as permanent equity within the shareholders’ equity section on our condensed consolidated statements of financial position.

The following is a summary of the significant terms of our outstanding warrants.

Incentive Warrants

The Incentive Warrants may only be exercised for a whole number of Class A ordinary shares. The Incentive Warrants became exercisable on May 9, 2025 and will remain exercisable provided that the Company maintains an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the Incentive Warrants and a current prospectus relating to them is available. The Company is required to use its best efforts to maintain the effectiveness of its registration statement and a current prospectus relating thereto, until the expiration or redemption of the Incentive Warrants. The Incentive Warrants have an exercise price of $10.00 per share, subject to antidilutive and other adjustments, and will expire on April 10, 2029 or earlier upon redemption or liquidation.

If the Class A ordinary shares are at the time of any exercise of an Incentive Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company agrees to use its commercially reasonable efforts to register or qualify for sale of the Class A ordinary shares issuable upon exercise of the Incentive Warrants under the blue sky laws of the state of residence of the exercising Incentive Warrant holder to the extent an exemption is not available. The Company’s responsibility remains until the expiration or redemption of the Incentive Warrants.

Webull Corporation
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2025

NOTE 9 — WARRANTS (cont.)

The Company may redeem, at the option of the Company, not less than all of the outstanding Incentive Warrants at any time while they are exercisable and prior to their expiration at a redemption price of $0.01 per Incentive Warrant; provided that (i) the reference value (defined as the volume-weighted average price of the Class A ordinary shares for any thirty trading day period ending on the third trading day prior to the date on which notice of redemption is given) equals or exceeds $18.00 per Class A ordinary share, and (ii) there is an effective registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the Incentive Warrants, and a current prospectus relating thereto, available throughout the 30-day redemption period, which begins the day after Incentive Warrant holders are provided notice of the Company’s intent to exercise its redemption right and ends on the redemption date.

On May 29, 2025, the Company delivered its notice of redemption to redeem on June 30, 2025 all of its outstanding Incentive Warrants for $0.01 per Incentive Warrant. On June 30, 2025, Incentive Warrants in the aggregate amount of 459,144 were void and no longer exercisable and their holders had no rights with respect to the Incentive Warrants, except to receive a redemption price of $0.01 per Incentive Warrant held. On July 3, 2025, the Company paid the redemption price to holders, which was $4,591 in total.

Public Warrants and Private Warrants

The Public and Private Warrants (collectively, the “Warrants”) may only be exercised for a whole number of Class A ordinary shares. The Public Warrants became exercisable on May 9, 2024 and will remain exercisable provided that the Company maintains an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to them is available. The Company is required to use its best efforts to maintain the effectiveness of its registration statement and a current prospectus relating thereto, until the expiration of the Warrants. The Warrants have an exercise price of $11.50 per share, subject to antidilutive adjustments (e.g., split-ups, reverse split, dividends), and will expire on April 10, 2030 or earlier upon redemption or liquidation.

In the event that the Company fails to maintain an effective registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the Warrants, the holder shall have the right during the period in which the Company failed to maintain an effective registration statement to exercise such Warrants on a cashless basis.

If the Company’s Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company, at its option, may require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and (i) in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the Public Warrants or (ii) if the Company does not so elect, the Company agrees to use its commercially reasonable efforts to register or qualify for sale the Class A ordinary shares issuable upon exercise of the Public Warrants under the blue sky laws of the state of residence of the exercising Public Warrant holder to the extent an exemption is not available.

The Private Warrants are identical to the Public Warrants, except that the Private Warrants (i) are not redeemable by the Company, (ii) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders (and the Class A ordinary shares issuable upon exercise of these warrants may not be transferred, assigned or sold by the holders) until May 10, 2025, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. As of June 30, 2025, we had no outstanding Private Warrants as all were exercised.

Once the Public Warrants became exercisable, the Company may redeem the outstanding Public Warrants:

(i)     in whole and not in part

(ii)    at a price of $0.01 per warrant;

Webull Corporation
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2025

NOTE 9 — WARRANTS (cont.)

(iii)   upon a minimum of 30 days’ prior written notice of redemption, the “30-day redemption period”; and

(iv)   if, and only if, the last reported sale price of Class A ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the Public Warrant holder.

The Company will not redeem the Public Warrants as described above unless an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period or the Company has elected to require the exercise of the Public Warrants on a “cashless basis”. If the Company calls the Public Warrants for redemption as described above, the Company will have the option to require all holders that wish to exercise such warrants to do so on a “cashless basis.”

Summary of Warrant Activity

The following table presents the activity of our warrants for the six months ended June 30, 2025.

	Incentive Warrants	Public Warrants	Private Warrants
Outstanding at December 31, 2024	—	—	—
Issuances	20,913,089	—	—
Assumption	—	10,479,990	6,792,000
Exercises	(20,453,945)	(804,604)	(6,792,000)
Redemption	(459,144)	—	—
Outstanding at June 30, 2025	—	9,675,386	—

During the six months ended June 30, 2025, we had 20,453,945 Incentive Warrants exercise for aggregate exercise proceeds of $204,539,450. As of June 30, 2025, our transfer agent had not remitted to us exercise proceeds of $36,268,820, which was included in Prepaid expenses and other current assets in the condensed consolidated statements of financial position. We received the unremitted proceeds on July 3, 2025.

On May 29, 2025, we delivered our notice of redemption to redeem on June 30, 2025 (the “Redemption Date”) all of our outstanding Incentive Warrants that remain unexercised at 5:00 pm New York City time on June 30, 2025 (the “Redemption Date Deadline”), after which time those Incentive Warrants will be void and no longer exercisable and their holders will have no rights with respect to those Incentive Warrants, except to receive a redemption price of $0.01 per Incentive Warrants held.

On June 30, 2025, after the Redemption Date Deadline, 459,144 Incentive Warrants became void and no longer exercisable and their holders received $0.01 per Incentive Warrant held. We paid an aggregate redemption payment of $4,591 on July 3, 2025.

During the six months ended June 30, 2025, we had 804,604 Public Warrants exercise for aggregate exercise proceeds of $9,252,946. As of June 30, 2025, we had received all exercise proceeds and had issued all underlying Class A ordinary shares.

On May 12, 2025, the holders of our Private Warrants exercised their cashless exercise right. We issued 1,777,844 Class A ordinary shares upon the cashless exercise of 6,792,000 Private Warrants.

NOTE 10 — SHARE-BASED COMPENSATION

We have established a Global Share Incentive Plan (the “Incentive Plan”) for the purpose of providing share-based compensation as incentives and rewards to employees and consultants. As of June 30, 2025, the Incentive Plan has reserved 44,400,984 shares for share-based awards. The Incentive Plan may issue share-based awards in the form of equity options (“Share Options”), restricted share units (“RSUs”), and restricted share awards (“RSAs”).

Webull Corporation
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2025

NOTE 10 — SHARE-BASED COMPENSATION (cont.)

Our share-based awards generally vest in accordance with the following schedule:

•        50% at the second anniversary of the grant date

•        25% at the third anniversary of the grant date

•        25% at the fourth anniversary of the grant date

Vesting commences on the grant date. Upon termination of employment, unvested share-based awards are subject to forfeiture. The share-based awards are not transferable and may not be sold, pledged or otherwise transferred, and grantees are not entitled to vote the restricted shares or receive dividends paid on the restricted shares.

Share Options

For the six months ended June 30, 2025 and 2024, we granted 805,889 and 3,539,627 Share Options, respectively, to employees with a weighted average grant-date fair value of $9.49 and $6.55 per option, respectively. We estimated the fair value of the Share Options on the date of grant using the Black-Scholes option pricing model. The following are the significant assumptions used in the model:

	For the Six Months Ended June 30,
	2025	2024
Dividend yield	0%	0%
Risk-free interest rate	1.62%	2.26%
Expected volatility(1)	35.50%	60%
Expected term	2.75 years	2.75 years

____________

(1)      Expected volatility of the underlying ordinary shares of the Company was estimated based on the average historical volatility of comparable companies for the period before grant date with time frames equal to the life of the options.

A summary of the Share Option activity for the six months ended June 30, 2025 is as follows:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
			(in Years)
Outstanding at January 1, 2025	32,490,744	$0.13	5.26	$304,071,390
Granted	805,889	$0.14
Exercised	—	$—
Cancelled/forfeited	(238,868)	$0.13
Outstanding at June 30, 2025	33,057,765	$0.13	4.87	$390,846,567
Exercisable at June 30, 2025	27,483,124	$0.13	4.20	$324,936,827

As of June 30, 2025, unrecognized compensation expense related to Share Options was $14,625,203 and expected to be recognized over a weighted-average period of 1.18 years.

Webull Corporation
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2025

NOTE 10 — SHARE-BASED COMPENSATION (cont.)

The following is a summary of the non-vested Share Option activity for the six months ended June 30, 2025:

	Options	Weighted Average Grant-Date Fair Value
Non-vested at January 1, 2025	6,808,475	$5.21
Granted	805,889	$9.49
Vested	(1,914,905)	$3.68
Exercised	—	$—
Cancelled/forfeited	(124,823)	$5.61
Non-vested at June 30, 2025	5,574,636	$6.35

The total fair value of options vested during the six months ended June 30, 2025 was $7,056,266.

A summary of the Share Option activity for the six months ended June 30, 2024 is as follows:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
			(in Years)
Outstanding at January 1, 2024	30,838,928	$0.14	5.98	$201,186,310
Granted	3,539,627	$0.14
Exercised	(436,074)	$0.14
Cancelled/forfeited	(407,990)	$0.14
Outstanding at June 30, 2024	33,534,491	$0.13	5.84	$375,712,877
Exercisable at June 30, 2024	23,620,196	$0.13	4.79	$264,635,351

There were 436,074 options exercised for proceeds of $48,700 during the six months ended June 30, 2024.

As of June 30, 2024, unrecognized compensation expense related to Share Options was $26,786,156 and expected to be recognized over a weighted-average period of 1.09 years.

The following is a summary of the non-vested Share Option activity for the six months ended June 30, 2024:

	Options	Weighted Average Grant-Date Fair Value
Non-vested at January 1, 2024	9,700,553	$4.19
Granted	3,539,627	$6.55
Vested	(2,779,542)	$3.81
Exercised	(148,434)	$4.41
Cancelled/forfeited	(397,909)	$4.66
Non-vested at June 30, 2024	9,914,295	$5.11

The total fair value of options vested during the six months ended June 30, 2024 was $10,592,175.

Webull Corporation
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2025

NOTE 10 — SHARE-BASED COMPENSATION (cont.)

Restricted Share Units (“RSUs”)

We granted 648,510 and 2,711,130 of RSUs during the six months ended June 30, 2025 and 2024, respectively. We used an independent fair value specialist to assist us with estimating the fair value of our ordinary shares on the grant date. The fair value used for RSUs granted during the six months ended June 30, 2025 and 2024 was $9.55 and $6.72, respectively.

A summary of the Restricted Share Unit activity for the six months ended June 30, 2025, is as follows:

	RSUs	Weighted Average Grant-Date Fair Value
Outstanding at January 1, 2025	7,694,425	$5.21
Granted	648,510	$9.55
Cancelled/forfeited	(296,458)	$4.48
Outstanding at June 30, 2025	8,046,477	$5.59

As of June 30, 2025, the total unrecognized compensation expense related to RSUs was $12,528,620 and expected to be recognized over a weighted average period of approximately 1.11 years.

A summary of the Restricted Share Unit activity for the six months ended June 30, 2024, is as follows:

	RSUs	Weighted Average Grant-Date Fair Value
Outstanding at January 1, 2024	5,006,247	$4.38
Granted	2,711,130	$6.72
Cancelled/forfeited	(38,891)	$6.01
Outstanding at June 30, 2024	7,678,486	$5.18

As of June 30, 2024, the total unrecognized compensation expense related to RSUs was $18,340,389 and expected to be recognized over a weighted average period of approximately 1.39 years.

The following is a summary of the non-vested Restricted Share Unit activity for the six months ended June 30, 2025:

	RSUs	Weighted Average Grant-Date Fair Value
Non-vested at January 1, 2025	4,211,661	$5.97
Granted	648,510	$9.55
Vested	(473,761)	$5.07
Cancelled/forfeited	(70,965)	$6.13
Non-vested at June 30, 2025	4,315,445	$6.60

The total fair value of RSUs vested during the six months ended June 30, 2025, was $2,404,036.

Webull Corporation
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2025

NOTE 10 — SHARE-BASED COMPENSATION (cont.)

The following is a summary of the non-vested Restricted Share Unit activity for the six months ended June 30, 2024:

	RSUs	Weighted Average Grant-Date Fair Value
Non-vested at January 1, 2024	3,668,839	$4.86
Granted	2,711,130	$6.72
Vested	(941,877)	$5.21
Cancelled/forfeited	(38,891)	$6.01
Non-vested at June 30, 2024	5,399,201	$5.69

The total fair value of RSUs vested during the six months ended June 30, 2024, was $4,907,179.

Restricted Share Award (“RSAs”)

On January 1, 2024, we granted 496,219 immediately vested RSAs with a weighted average grant-date fair value of $6.66. We granted 2,401,884 RSAs with a weighted average grant-date fair value of $9.61 during the six months ended June 30, 2025. A summary of the Restricted Share Award activity for the six months ended June 30, 2025, is as follows:

	RSAs	Weighted Average Grant-Date Fair Value
Outstanding at January 1, 2025	5,678,012	$3.18
Granted	2,401,884	$9.61
Cancelled/forfeited	—	$—
Outstanding at June 30, 2025	8,079,896	$5.09

As of June 30, 2025, there was no unrecognized compensation expense related to RSAs.

A summary of the Restricted Share Award activity for the six months ended June 30, 2024, is as follows:

	RSAs	Weighted Average Grant-Date Fair Value
Outstanding at January 1, 2024	5,181,794	$2.85
Granted	496,219	$6.66
Cancelled/forfeited	—	$—
Outstanding at June 30, 2024	5,678,013	$3.19

As of June 30, 2024, the total unrecognized compensation expense related to RSAs was $779,439 and expected to be recognized over a weighted average period of approximately 0.67 years.

Webull Corporation
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2025

NOTE 10 — SHARE-BASED COMPENSATION (cont.)

A summary of the non-vested Restricted Share Award activity for the six months ended June 30, 2025, is as follows:

	RSAs	Weighted Average Grant-Date Fair Value
Non-vested at January 1, 2025	1,295,450	$2.85
Granted	2,401,884	$9.61
Vested	(3,697,334)	$7.24
Cancelled/forfeited	—	$—
Non-vested at June 30, 2025	—	$—

The total fair value of RSAs vested during the six months ended June 30, 2025 was $26,768,054.

A summary of the non-vested Restricted Share Award activity for the six months ended June 30, 2024, is as follows:

	RSAs	Weighted Average Grant-Date Fair Value
Non-vested at January 1, 2024	2,590,904	$2.85
Granted	496,219	$6.66
Vested	(1,791,669)	$3.91
Cancelled/forfeited	—	$—
Non-vested at June 30, 2024	1,295,454	$2.85

The total fair value of RSAs vested during the six months ended June 30, 2024 was $7,000,507.

Compensation Expense Allocation

We recognized compensation expense from share-based awards in the amount of $26,969,402 and $35,038,447 for the three and six months ended June 30, 2025, respectively. For the three and six months ended June 30, 2024, we recognized compensation expense from share-based awards in the amount of $8,474,119 and 20,610,934, respectively. We use the graded vesting method of attribution, and we account for forfeitures as they occur. The compensation expense was recorded in the condensed consolidated statements of operations and comprehensive loss for the three and six months ended June 30, 2025 and 2024 as follows:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
General and administrative	$24,802,131	$5,751,079	$31,062,124	$15,124,647
Technology and development	1,586,014	2,225,770	3,084,857	4,462,998
Marketing and branding	581,257	497,270	891,466	1,023,289
Total	$26,969,402	$8,474,119	$35,038,447	$20,610,934

We did not recognize a tax benefit related to share-based compensation for the three and six months ended June 30, 2025 and 2024.

Webull Corporation
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2025

NOTE 11 — NET LOSS PER SHARE

The following presents the calculation of basic and diluted loss per share for the three and six months ended June 30, 2025 and 2024:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Basic and Diluted EPS
Numerator
Net loss attributable to the Company	$(28,274,027)	$(11,575,542)	$(15,188,220)	$(24,005,787)
Preferred shares redemption value accretion	—	(11,096,312)	(21,702,737)	(1,098,804,125)
Fair value of ordinary shares issued to preferred shareholders	(513,080,828)	—	(513,080,828)	—
Fair value of ordinary share warrants issued to preferred shareholders	(15,600,000)	—	(15,600,000)	—
Excess carrying value of preferred shares repurchased	38,093,537	—	38,093,537	—
Net loss attributable to ordinary shareholders	(518,861,318)	(22,671,854)	(527,478,248)	(1,122,809,912)
Denominator
Weighted-average shares outstanding – basic and diluted	431,390,035	138,878,054	286,155,488	138,346,243
Basic and diluted loss per share	$(1.20)	$(0.16)	$(1.84)	$(8.12)

The following table summarizes potential ordinary shares outstanding that were excluded from the calculation of diluted net loss per ordinary share, because their effect would have been anti-dilutive:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Options	33,057,765	33,534,491	33,057,765	33,534,491
RSAs	8,079,896	5,678,013	8,079,896	5,678,013
RSUs	8,046,477	7,678,486	8,046,477	7,678,486
Public warrants	9,675,386	—	9,675,386	—
Convertible redeemable preferred shares:
Series A-1	—	50,997,533	—	50,997,533
Series A-2	—	47,849,869	—	47,849,869
Series A-3	—	9,503,120	—	9,503,120
Series B-1	—	44,047,138	—	44,047,138
Series B-2	—	30,539,060	—	30,539,060
Series B-3	—	7,054,530	—	7,054,530
Series C	—	45,971,349	—	45,971,349
Series D	—	43,548,544	—	43,548,544
Total convertible redeemable preferred shares	—	279,511,143	—	279,511,143
Total potential ordinary shares outstanding	58,859,524	326,402,133	58,859,524	326,402,133

Webull Corporation
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2025

NOTE 12 — REVENUES

The following tables present a breakdown of our revenue categories presented within our condensed consolidated statements of operations and comprehensive loss for the three and six months ended June 30, 2025 and 2024.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Equity and Option Order Flow Income:
Option order flow rebates	$49,065,412	$30,257,156	$94,339,846	$60,145,364
Equity order flow rebates	19,623,426	13,059,779	38,460,174	27,083,688
Total	$68,688,838	$43,316,935	$132,800,020	$87,229,052

Interest and Other Related Income:
Stock lending	$7,637,688	$7,792,949	$13,042,625	$13,476,129
Margin financing	8,617,766	7,022,208	17,519,653	14,409,646
Client bank deposits	17,936,187	13,558,841	32,553,378	29,462,459
Corporate bank deposits	2,094,892	3,524,793	4,310,941	7,048,186
Total	$36,286,533	$31,898,791	$67,426,597	$64,396,420

Handling Charge Income:
Options	7,104,325	$6,456,829	$15,479,547	$13,824,124
Platform and trading fees	13,001,178	3,908,597	22,172,966	6,245,811
Total	$20,105,503	$10,365,426	$37,652,513	$20,069,935

Other Revenue:
Data subscription income	2,037,609	$1,772,544	$4,021,956	$3,387,901
Co-marketing income	—	56,243	—	187,530
Syndicate fees	112,454	238,746	403,475	386,268
Lease income	301,669	283,895	604,397	567,831
Foreign exchange fee	737,002	256,381	1,314,638	417,236
Non-trading rebates	1,151,208	—	1,869,991	—
Proxy income	2,048,315	1,692,805	2,694,888	2,121,748
Other	24,219	14,122	73,710	67,687
Total	$6,412,476	$4,314,736	$10,983,055	$7,136,201

NOTE 13 — OPERATING EXPENSES

The following tables present a breakdown of our expense categories as presented within our condensed consolidated statements of operations and other comprehensive loss for the three and six months ended June 30, 2025 and 2024.

	For the Three Months Ended June 30,		For the Six Months, Ended June 30,
	2025	2024	2025	2024
Brokerage and Transaction:
Clearing and operation cost	$22,489,442	$12,565,945	$37,267,389	$24,240,577
Market and data fees	5,271,994	3,738,722	10,340,088	7,474,045
Handling charge expense	7,039,280	2,658,562	10,438,695	5,181,451
Total	$34,800,716	$18,963,229	$58,046,172	$36,896,073

Webull Corporation
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2025

NOTE 13 — OPERATING EXPENSES (cont.)

	For the Three Months Ended June 30,		For the Six Months, Ended June 30,
	2025	2024	2025	2024
Technology and Development:
Employee compensation benefits	$13,602,455	9,991,185	$24,819,003	$19,895,969
Cloud service fees	3,513,522	3,273,670	6,921,435	6,641,153
System costs	2,024,472	1,735,291	4,324,903	3,353,106
Total	$19,140,449	$15,000,146	$36,065,341	$29,890,228

Marketing and Branding
Advertising and promotions	$22,237,232	27,849,187	$40,441,568	$55,605,445
Free stock promotions	4,828,103	3,773,825	8,588,422	8,584,785
Employee compensation and benefits	3,235,499	1,559,500	4,261,882	3,006,347
Total	$30,300,834	$33,182,512	$53,291,872	$67,196,577

General and Administrative
Employee compensation and benefits	$38,057,910	19,479,962	$61,044,723	40,626,381
Compliance fees	1,824,891	4,453,301	3,319,827	7,229,836
Office related	5,805,943	4,273,848	11,133,823	8,046,280
Professional services	3,324,013	2,417,355	5,776,021	5,483,598
Depreciation and amortization	1,371,063	777,680	2,153,929	1,702,140
Other	592,904	213,809	1,169,121	436,561
Total	$50,976,724	$31,615,955	$84,597,444	$63,524,796

NOTE 14 — INCOME TAXES

Our interim period tax provisions are based on the actual year to date effective tax rate (“ETR”), as allowed by Accounting Standards Codification (“ASC”) 740-270-30-18, “Income Taxes — Interim Reporting,”. This method is applied when the application of the estimated annual effective tax rate is impractical because it is not possible to reliably estimate the annual effective tax rate. The discrete method treats the year-to-date period as if it was the annual period and determines the income tax expense or benefit on that basis. The Company believes that, at this time, the use of this method is more appropriate than the annual effective tax rate method as (i) the estimated annual effective tax rate method is not reliable due to the high degree of uncertainty in estimating annual pretax earnings at the jurisdictional and subsidiary levels and (ii) the Company’s ongoing assessment that the recoverability of its deferred tax assets is not likely in jurisdictions which are not profitable.

Our ETR was (718.17)% and (20.44)% for the six months ended June 30, 2025 and 2024, which was different than our Cayman island statutory income tax rate of 0% primarily due to tax accruals in jurisdictions with rates different than our statutory rate and the recognition of full valuation allowances on deferred tax assets with respect to jurisdictions in which we are not profitable.

Webull Corporation
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2025

NOTE 15 — COMMITMENTS AND CONTINGENCIES

Commitments

On December 5, 2023, Hunan Shuibao Zhiye Co. Ltd., a subsidiary of ours located in Changsha, China, entered into an agreement with the Hunan Xiangjiang New District Administrative Committee for the right to use 288,680 square feet of land located in Riverside New Town Area, Yuelu District for the purposes of constructing a research and development center (the “Land Use Agreement”). The Land Use Agreement requires that construction be completed by December 31, 2026. The Land Use Agreement expires on December 4, 2063.

Share Purchase Agreement

On March 3, 2025, Webull Securities Limited entered into a conditional share purchase agreement to purchase 18,300 shares (the “Share Purchase”) from the noncontrolling shareholder of Webull Indonesia for IDR27,174,772,385 or the equivalent of $1,689,065. On May 6, 2025, Webull Securities Limited advanced the Share Purchase proceeds to the noncontrolling shareholder. The Share Purchase is contingent on the approval from the Financial Services Authority of the Republic of Indonesia (“OJK”). If the OJK approves the Share Purchase and the transaction closes, Webull Securities Limited’s ownership in Webull Indonesia will increase to 95.1%.

Contingencies

General Matters

We are subject to contingencies arising in the ordinary course of our business, including contingencies related to legal, regulatory, non-income tax and other matters. We record an accrual for loss contingencies at management’s best estimate when we determine that it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. If the reasonable estimate is a range and no amount within that range is considered a better estimate than any other amount, an accrual is recorded based on the bottom amount of the range. If a loss is not probable, or a probable loss cannot be reasonably estimated, no accrual is recorded. Amounts accrued for contingencies in the aggregate were $606,905 as of June 30, 2025 and December 31, 2024.

Regulatory Matters

The securities industry is highly regulated and many aspects of our business involve substantial risk of liability. Federal and state regulators, exchanges, or other self-regulatory organizations investigate issues related to regulatory compliance that may result in enforcement action. We are also subject to periodic regulatory audits and inspections that could in the future lead to enforcement investigations or actions.

Indemnification Agreement

We have an indemnification obligation to our clearing broker for any debit balance in customer accounts that are on an introduced basis. Debit balances may result from, but not limited to, fraudulent, unlawful, or otherwise customer behavior and insufficient collateral with respect to customers’ margin/securities lending balances. We determined we had no contingent indemnification obligation as of June 30, 2025 and December 31, 2024.

Webull Corporation
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2025

NOTE 16 — FAIR VALUE MEASUREMENT

Our financial assets and liabilities measured at fair value on a recurring basis as of June 30, 2025 are as follows:

	Level 1	Level 2	Level 3	Total
Assets
Financial instruments owned
Equities(1)	$4,281,944	$—	$—	$4,281,944
U.S Treasury Bills(2)	99,657,752	—	—	99,657,752
Customer-held fractional shares	127,456,614	—	—	127,456,614
Total financial assets	$231,396,310	$—	$—	$231,396,310

Liabilities
FX forward contract(3)	$34,885	$—	$—	$34,885
Financial instruments sold not yet purchased(3)	—	—	—	—
Equity	4,952,733	—	—	4,952,733
Fractional share repurchase obligation(3)	127,456,614	—	—	127,456,614
Total financial liabilities	$132,444,232	$—	$—	$132,444,232

____________

(1)      Fair value of equities are classified within prepaid expenses and other current assets on our condensed consolidated statements of financial position.

(2)      Represents U.S. Treasury Bills with an original maturity of less than 90 days and are included within cash equivalents within our condensed consolidated statements of financial position.

(3)      Fair value of obligation is classified within payables due to customers on the condensed consolidated statements of financial position.

During the six months ended June 30, 2025, there were no transfers between levels for financial assets and liabilities.

Our financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2024 are as follows:

	Level 1	Level 2	Level 3	Total
Assets
Financial instruments owned(1)
Equities	$529,984	$—	$—	$529,984
U.S Treasury Bills(2)	233,445,264	—	—	233,445,264
FX forward contract(1)	60,879			60,879
Customer-held fractional shares	108,252,531	—	—	108,252,531
Total financial assets	$342,288,658	$—	$—	$342,288,658

Liabilities
Financial instruments sold not yet purchased
Equity options	$2,196	$—	$—	$2,196
Fractional share repurchase obligation(3)	108,252,531	—	—	108,252,531
Total financial liabilities	$108,254,727	$—	$—	$108,254,727

____________

(1)      Fair value of financial instruments owned are classified within prepaid expenses and other current assets on our condensed consolidated statements of financial position.

(2)      Represents U.S. Treasury Bills with an original maturity of less than 90 days and are included within cash equivalents within our condensed consolidated statements of financial position.

(3)      Fair value of obligation is classified within payables due to customers on our condensed consolidated statements of financial position.

During the year ended December 31, 2024, there were no transfers between levels for financial assets and liabilities.

Webull Corporation
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2025

NOTE 17 — RELATED PARTY BALANCES AND TRANSACTIONS

Revenues and Expenses

Apex Clearing, LLC (“Apex Clearing”) is controlled by Peak 6, a minority common and preferred shareholder of Webull Corporation. Until May 9, 2024, Apex Clearing was considered a related party because Matthew Hulsizer was a co-founder of Peak 6 and served as a board member of Webull Corporation until resigning on May 9, 2024.

The following table presents related party revenue and expenses for the three and six months ended June 30, 2025 and 2024 in connection with Apex Clearing.

		For the Three Months Ended June 30,		For the Six Months Ended June 30,
		2025	2024	2025	2024
Revenue earned from related parties
Apex Clearing	(a)	$—	$8,079,110	$—	$34,538,949
Total related party revenue		$—	$8,079,110	$—	$34,538,949
Expenses incurred from related parties
Apex Clearing	(a)	$—	$3,999,669	$—	$14,285,014
Total related party expenses		$—	$3,999,669	$—	$14,285,014

____________

(a)      Apex Clearing is our clearing broker. Apex Clearing was considered a related party until May 9, 2024, the date Matthew Hulsizer resigned from our board of directors. We receive revenue from Apex Clearing that primarily represents interest and fully paid stock lending income derived from cash balances and positions on accounts we have introduced to Apex Clearing. Expenses primarily represent clearing costs. The revenue and expenses in the above table are through May 9, 2024, the date Apex Clearing was no longer determined to be a related party.

NOTE 18 — REVOLVING CREDIT AGREEMENT

On February 21, 2025, Webull Financial LLC (“Webull Financial”), our US broker dealer subsidiary, terminated the revolving credit agreement it entered into with a national bank on September 6, 2024. Simultaneously with the revolving credit agreement termination, Webull Financial entered into a syndicated revolving credit agreement with multiple national banks (the “Syndicated Loan”) that provides for loans up to an aggregate principal amount of $150,000,000. Any outstanding principal under the Syndicated Loan is prepayable in whole or in part and matures on February 20, 2026.

The Syndicated Loan requires monthly interest payments made in arrears. The interest payments are calculated using a daily rate that is based on the greater of (i) the secured overnight financing rate as administered by the Federal Reserve Bank of New York for such day plus 0.11448%, (ii) the Federal Funds Rate for such day, and (iii) 0.25% plus 2.5% per annum, which was 7.06% as of June 30, 2025. We also are required to pay a quarterly commitment fee at a rate of 0.50% per annum on the average daily unused portion of available credit. As of June 30, we had no outstanding principal balance.

The Syndicated Loan provides the administrative agent, which is one of the national banks participating in the syndicated revolving credit agreement, a continuing lien on and security interest in certain of Webull Financial’s bank accounts held for the benefit of its customers. The Syndicated Loan also contains financial covenants. Webull Financial shall at all times maintain (i) a tangible net worth of not less than $135,000,000, (ii) excess net capital of not less than $75,000,000, and (iii) a ratio of total assets to total regulatory capital of not more than 8.0 to 1.0.

As of June 30, 2025, the Company was in compliance with the Syndicated Loan’s financial covenants.

Webull Corporation
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2025

NOTE 19 — PROMISSORY NOTES

In connection with the Preferred Share Repurchase as discussed in Note 7 — Convertible Redeemable Preferred Shares, the Company issued unsecured promissory notes with an aggregate principal balance of $100,000,000. The promissory notes mature on April 9, 2027 and their principal balance may be paid in whole or in part prior to maturity. The promissory notes require quarterly interest payments in arrears based on the Federal Reserve’s Daily Secured Overnight Financing Rate plus a spread. The required spread for the first year is one percent and four percent for the second year the promissory notes are outstanding.

As of June 30, 2025, the aggregate principal balance was $100,000,000 and the accrued interest expense recognized was $1,194,055. The effective rate as of June 30, 2025 was 5.45%.

NOTE 20 — OTHER EXPENSE, NET

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Equity offering cost	$10,976,693	$—	$10,976,693	$—
Foreign currency exchange loss	5,740,232	1,590,689	5,843,939	2,037,358
Indemnification obligation adjustment	—	25,314	—	(531,949)
Interest expense	1,516,978	10,046	1,875,552	10,046
Other income	(353,737)	(209,061)	(205,636)	(71,975)
Provision for unexpected credit losses	(220,370)	—	258,665	—
Total	$17,659,796	$1,416,988	$18,749,213	$1,443,480

NOTE 21 — SEGMENT REPORTING

The following table presents significant expenses provided to the CODM for the three and six months ended June 30, 2025 and 2024.

	For the Three Months Ended June 30,		For the six Months Ended June 30,
	2025	2024	2025	2024
Revenues
Equity and option order flow rebates	$68,688,838	$43,316,935	$132,800,020	$87,229,052
Interest related income	36,286,533	31,898,791	67,426,597	64,396,420
Handling charge income	20,105,503	10,365,426	37,652,513	20,069,935
Other revenues	6,412,476	4,314,736	10,983,055	7,136,201
Total revenues	131,493,350	89,895,888	248,862,185	178,831,608
Segment expenses
Brokerage and transaction	34,800,716	18,963,229	58,046,172	36,896,073
Technology and development(1)	17,554,435	12,774,376	32,980,484	25,427,230
Marketing and branding(1)	29,719,577	32,685,242	52,400,406	66,173,288
General and administrative(1)	26,174,593	25,864,876	53,535,320	48,400,149
Other segment items(2)	26,969,402	8,474,119	35,038,447	20,610,934
Total operating expenses per condensed consolidated statements of operations and comprehensive loss	135,218,723	98,761,842	232,000,829	197,507,674
Operating (loss) income	(3,725,373)	(8,865,954)	16,861,356	(18,676,066)
Other expense, net	17,659,796	1,416,988	18,749,213	1,443,480
Provision for income taxes	6,999,777	1,397,200	13,558,002	4,112,661
Net loss	$(28,384,946)	$(11,680,142)	$(15,445,859)	$(24,232,207)

____________

(1)      Excludes share-based compensation. See Note 9 for operating expense allocation.

(2)      Other segment items represent share-based compensation.

Webull Corporation
Notes to Unaudited Condensed Consolidated Financial Statements
June 30, 2025

NOTE 21 — SEGMENT REPORTING (cont.)

As we are a single segment entity, the significant segment expenses required to be disclosed under ASC 280 are presented throughout the condensed consolidated financial statements including the condensed consolidated statements of operations and comprehensive loss, condensed consolidated statements of cash flows, Note 12 — Revenues and Note 13 — Expenses.

Our single segment total assets are equivalent to our total consolidated assets as reported on our condensed consolidated statements of financial position.

NOTE 22 — SUBSEQUENT EVENTS

We have evaluated subsequent events for recognition and disclosure through September 8, 2025, the date our condensed consolidated financial statements were issued.

Standby Equity Purchase Agreement

On July 1, 2025, we entered into a standby equity purchase agreement (“SEPA”) with an accredited investor (the “Investor”). Pursuant to the SEPA, we have the right, but not the obligation to issue the Investor, and the Investor has the obligation to subscribe for Class A ordinary shares (the “Shares”), for an aggregate subscription amount of up to $1 billion (the “Commitment Amount”) at any time until July 1, 2028. The SEPA will automatically terminate on the earlier of July 1, 2028 or when the Investor has subscribed for an amount equal to the Commitment Amount.

The issuance price for each subscription of the Shares is 97.5% of the volume weighted average trading price of the Shares on the Nasdaq Stock Market for the applicable trading day in which shares were subscribed for and issued.

As of September 8, 2025, we have issued 9,750,000 Class A ordinary shares for proceeds of $149,161,400 in connection with the SEPA.

Business Combination

On July 11, 2025, Webull Corporation, Feather Sound II, and Webull Pay, Inc. (“Webull Pay”), an exempted company limited by shares incorporated under the laws of the Cayman Islands, entered into a business combination agreement whereby Webull Pay will merge into Feather Sound II with Webull Pay surviving the merger as a wholly owned subsidiary of Webull Corporation (the “Webull Pay Merger”). The Company will pay total merger consideration of $60,000,000 to Webull Pay shareholders in a combination of cash and ordinary shares. The cash and share portion of the merger consideration is $27,534,365 and $32,465,635, respectively, with the share portion representing 2,676,468 ordinary shares valued at price of $12.13 per share based upon the volume-weighted adjusted price of the Company’s Class A ordinary shares for the 30 days prior to July 11, 2025.

The closing is expected to take place in September 2025, subject to satisfaction or waiver of customary conditions including the performance by all parties of their respective covenants, agreements, and obligations, and the receipt of all required approvals, licenses, consents, and filings necessary to consummate the Webull Pay Merger.

The Webull Pay Merger will be considered a related party transaction as our Chief Executive Officer, who is our controlling shareholder, is a principal shareholder of Webull Pay, Inc. We expect to account for the Webull Pay Merger as a business combination using the acquisition method of accounting.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Indemnification of Directors and Officers.

The laws of the Cayman Islands do not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the indemnified person’s own fraud, dishonesty, willful default, willful neglect, fraud or against the consequences of committing a crime.

The Webull Articles provide that every director (including alternate director), secretary, or other officer for the time being and from time to time of Webull (but not including Webull’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of Webull’s business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, without limitation to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning Webull or its affairs in any court whether in the Cayman Islands or elsewhere.

Webull entered into indemnification agreements with its directors and executive officers under the laws of the Cayman Islands, pursuant to which Webull agrees to indemnify each such person against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of Webull. Webull’s obligations under the indemnification agreements will be subject to certain customary restrictions and exceptions. The form of such indemnification agreement are filed as an exhibit of this Registration Statement.

In addition, the Registrant maintains standard policies of insurance under which coverage is provided to its directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, Webull has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

Prior to the signing of the Business Combination Agreement and pursuant to a subscription agreement dated February 17, 2023, Webull issued 603,424 Series D Preferred Shares to HSG Growth VI Holdco F, Ltd. (formerly known as SCC Growth VI Holdco F, Ltd.) for an aggregate consideration of $20,000,000. Further, pursuant to a subscription agreement dated September 29, 2023, Webull issued 1,215,817 Series D Preferred Shares to Expansion Project Technologies Holding 4 SPV RSC Ltd for an aggregate consideration of $40,297,282. Such Series D Preferred Shares were issued pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act. Each such Series D Preferred Shares still held immediately prior to the consummation of the Business Combination (i) converted into one Pre-Subdivision Shares pursuant to the terms of such Series D Preferred Shares in connection with the consummation of the Business Combination, (ii) was subdivided into a number of Webull Class A Ordinary Shares determined by multiplying each such Pre-Subdivision Ordinary Share by 3.3593, and (iii) re-designated as Webull Class A Ordinary Shares with the consummation of the Business Combination, Webull also issued 20,000,000 Incentive Warrants for no consideration to certain Existing Webull Shareholders (each Incentive Warrant is initially exercisable at $10.00 per share (subject to adjustment)). The issuances were made pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act.

Webull also issued 6,792,000 Webull Private Warrants to Auxo in exchange for a corresponding number of then outstanding SKGR Private Warrants in connection with the execution of the Warrant Assignment Agreement on the Closing Date. Such issuance was made pursuant to the terms of the Business Combination Agreement and the Warrant

Assignment Agreement and pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act. The Webull Private Warrants were initially purchased by Auxo at $1.00 per warrant from SKGR prior to the assumption of such warrants by Webull in connection with the Business Combination.

The issuance of Webull Class A Ordinary Shares in exchange for SKGR Class B Ordinary Shares (which were held, or deemed held, by the Initial SKGR Shareholders, certain investors party to Non-Redemption Agreement and Additional Non-Redemption Agreements, and CCM) by operation of the transactions provided for in the Business Combination Agreement were issued pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act. The SKGR Class B Ordinary Shares were initially purchased by Auxo from SKGR at approximately $0.003 per share prior to the consummation of the Business Combination pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act.

Following the consummation of the Business Combination, Webull executed two subscription agreements on April 29, 2025 with certain service providers pursuant to which Webull issued 100,000 Webull Class A Ordinary Shares in satisfaction for certain of the fees and expenses that such service providers had incurred. The Webull Class A Ordinary Shares were issued at a deemed $10.00 price per share and were issued pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts or commissions were paid in connection with any of the issuances described in the foregoing.

On July 7, 2025, Webull issued 159,236 Webull Class A Ordinary Shares to the Selling Securityholder as Commitment Shares pursuant to the Purchase Agreement. The Commitment Shares reflect a number of Ordinary Shares that is equal to 0.20% of the Commitment Amount divided by the last closing price of the Webull Class A Ordinary Shares as of the date of signing of the Purchase Agreement (on July 1, 2025, the last reported prices of the Webull Class A Ordinary Shares, as reported on the Nasdaq, was $12.56). Such Commitment Shares were issued to the Selling Securityholder as consideration for the Selling Securityholder’s irrevocable commitment to purchase Webull Class A ordinary Shares at Webull’s election and in Webull’s discretion from time to time after the date of the Purchase Agreement and 36 months following the date of the Purchase Agreement, upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement. As described in more detail in the prospectus that forms a part of this Registration Statement on Form F-1, the Selling Securityholder has committed to purchase from Webull, at Webull’s direction, up to $1,000,000,000 of Webull Class A Ordinary Shares, subject to terms and conditions specified in the Purchase Agreement. The Commitment Shares were issued at a deemed $12.56 purchase price per share and were issued pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act. Webull also paid the Selling Securityholder a structuring fee of $25,000 in connection with the execution of the Purchase Agreement.

Any additional Webull Class A Ordinary Shares sold to the Selling Securityholder pursuant to the terms of the Purchase Agreement will be issued pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act and at a variable price determined pursuant to the terms of the Purchase Agreement. The Purchase Price will be calculated pursuant to the Purchase Agreement by multiplying the Market Price by 97.50%, and will in any event be no less than the $0.00001 par value per Webull Class A Ordinary Share. The “Market Price” will be determined pursuant to the Purchase Agreement and will equal to the VWAP of the Ordinary Shares during the relevant Pricing Period. “Pricing Period” means the period on an applicable date commencing with the receipt by Webull of written confirmation that the Selling Securityholder has received a written notice by Webull setting forth the number of Webull Class A Ordinary Shares that Webull desires to issue and sell to the Selling Securityholder, and ending at 4:00 p.m. New York City time on the same trading day (unless otherwise agreed by Webull and the Selling Securityholder, or such a Pricing Period is terminated pursuant to the terms of the Purchase Agreement), provided however, the Selling Securityholder may delay the commencement of such Pricing Period until such time that the Selling Securityholder has received confirmation that the transfer agent of Webull has credited the Selling Securityholder’s account (or its designee’s account) at DTC through its Deposit Withdrawal at Custodian System (or by such other means of delivery as may be mutually agreed upon by the parties to the Purchase Agreement) with a number of Webull Class A Ordinary Shares equal to the number of Webull Class A Ordinary Shares that Webull elects to sell to the Selling Securityholder, in which case such Pricing Period shall commence upon receipt by Webull of written confirmation (which may be by e-mail) of receipt of such Webull Class A Ordinary Shares by the Selling Securityholder. The foregoing summary of the terms of the Purchase Agreement is only a summary and is qualified by reference to the Purchase Agreement, which is included as Exhibit 10.17 to this Registration Statement on Form F-1. As of the date of this prospectus, which forms a part of the post-effective amendment no. 1 to the initial registration statement related to this offering that was initially filed on July 18, 2025 with the SEC, Webull has issued and sold to the Selling Securityholder 9,750,000 Webull Class A Ordinary Shares (excluding the 159,236 Commitment Shares) and raised proceeds of approximately $149.2 million under the Purchase Agreement in connection with such sales.

On July 11, 2025, Webull entered into a business combination agreement (the “Initial Business Combination Agreement”) with Feather Sound II Inc. and Webull Pay Inc., pursuant to which Webull Pay will merge with and into Feather Sound II Inc., with Webull Pay surviving as a direct wholly owned subsidiary of Webull (the “Webull Pay Transaction”). On August 20, 2025, Webull entered into an amendment to the Webull Pay Business Combination Agreement (the Initial Business Combination Agreement as amended, the “Webull Pay Business Combination Agreement”), permitting Webull to issue Webull Class A Ordinary Shares or Webull Class B Ordinary Shares in connection with the consummation of the Webull Pay Transaction. Pursuant to the Webull Pay Business Combination Agreement, Webull expects to issue an aggregate total of 2,676,468 Webull Ordinary Shares at a deemed $12.13 per share price pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act. As disclosed in more detail under “Related Party Transactions — Webull Pay Business Combination” in the prospectus of which this Registration Statement forms a part, of such 2,676,468 Webull Ordinary Shares, (i) 870,989 Webull Ordinary Shares will be issued to Water Castle Az Inc., as the record holder of the shares beneficially owned by our founder, Anquan Wang, (ii) 567,812 Webull Ordinary Shares will be issued to Webull Partners Limited, (iii) 177,921 Webull Ordinary Shares will be issued to NotNull Inc., (iv) 210,007 Webull Ordinary Shares will be issued to PEAK6 Group LLC, (v) 406,534 Webull Ordinary Shares will be issued to HS Investments IV Limited, (vi) 201,370 Webull Ordinary Shares will be issued to SIG Global China Fund I, LLLP, (vii) 20,326 Webull Ordinary Shares will be issued to WB-UDD2021 LP, (viii) 96,359 Webull Ordinary Shares will be issued to HSG Growth VI Holdco F, Ltd., (ix) 74,334 Webull Ordinary Shares will be issued to Coatue PE Asia 55 LLC, and (x) 50,816 Webull Ordinary Shares will be issued to General Atlantic Singapore WB Pte. Ltd. No underwriting discounts or commissions were paid or will be paid in connection with the issuances that will be effectuated in connection with the consummation of the Webull Pay Transaction.

Item 8. Exhibits and Financial Statement Schedules.

(a)    The following documents are filed or furnished, as applicable, as part of this registration statement:

Exhibit No.	Description
3.1****	Fifth Amended and Restated Memorandum and Articles of Association of Webull Corporation (incorporated by reference to Webull’s Report on Form 6-K filed with the SEC on April 14, 2025)
4.1**

Specimen Class A Ordinary Share Certificate of Webull Corporation (incorporated by reference to the Company’s Registration Statement on Form F-4 and the proxy statement/prospectus included therein (File No. 333-283635) and filed with the SEC on March 4, 2025)

4.2**

Specimen Webull Warrant Certificate of Webull Corporation (incorporated by reference to the Company’s Registration Statement on Form F-4 and the proxy statement/prospectus included therein (File No. 333-283635) and filed with the SEC on March 4, 2025)

4.3**

Specimen Incentive Warrant Certificate of Webull Corporation (incorporated by reference to the Company’s Registration Statement on Form F-4 and the proxy statement/prospectus included therein (File No. 333-283635) and filed with the SEC on March 4, 2025)

4.4****

Warrant Assignment Agreement, dated as of April 10, 2025, by and among SKGR, Webull and Continental Stock Transfer & Trust Company (incorporated by reference to Webull’s Report on Form 6-K filed with the SEC on April 14, 2025)

4.5****

Incentive Warrant Agreement, dated as of April 10, 2025, by and between Webull and Continental Stock Transfer & Trust Company (incorporated by reference to Webull’s Report on Form 6-K filed with the SEC on April 14, 2025)

4.6*****	Description of Securities (incorporated by reference to Exhibit 2.6 of Webull’s Annual Report on Form 20-F filed with the SEC on April 25, 2025)
5.1+	Opinion of Ogier, Cayman Islands Counsel to the Registrant
10.1**#

Business Combination Agreement, dated as of February 27, 2024, by and among SKGR, Webull, Feather Sound I Inc. and Feather Sound II Inc. (incorporated by reference to the Company’s Registration Statement on Form F-4 and the proxy statement/prospectus included therein (File No. 333-283635) and filed with the SEC on March 4, 2025)

Exhibit No.	Description
10.2**#

Amendment to Business Combination Agreement, dated as of December 5, 2024, by and among SKGR, Webull, Feather Sound I Inc. and Feather Sound II Inc. (incorporated by reference to the Company’s Registration Statement on Form F-4 and the proxy statement/prospectus included therein (File No. 333-283635) and filed with the SEC on March 4, 2025)

10.3***

Amendment to Business Combination Agreement, dated as of March 31, 2025, by and among SKGR, Webull, Feather Sound I Inc. and Feather Sound II Inc. (incorporated by reference to the SKGR’s Current Report on Form 8-K filed with the SEC on April 1, 2025)

10.4**†

Webull Corporation Global Share Incentive Plan (incorporated by reference to the Company’s Registration Statement on Form F-4 and the proxy statement/prospectus included therein (File No. 333-283635) and filed with the SEC on March 4, 2025)

10.5**

Form of Indemnification Agreement between Webull Corporation and each executive officer of Webull Corporation (incorporated by reference to the Company’s Registration Statement on Form F-4 and the proxy statement/prospectus included therein (File No. 333-283635) and filed with the SEC on March 4, 2025)

10.6**†

Form of Employment Agreement between Webull Corporation and each executive officer of Webull Corporation (incorporated by reference to the Company’s Registration Statement on Form F-4 and the proxy statement/prospectus included therein (File No. 333-283635) and filed with the SEC on March 4, 2025)

10.7**

Auxo Support Agreement, dated as of February 27, 2024, by and among Webull, Auxo and the Initial SKGR Shareholders (incorporated by reference to the Company’s Registration Statement on Form F-4 and the proxy statement/prospectus included therein (File No. 333-283635) and filed with the SEC on March 4, 2025)

10.8**

Amendment to Auxo Support Agreement, dated as of December 5, 2024, by and among Webull, Auxo and the Initial SKGR Shareholders (incorporated herein by reference to Exhibit 10.1 of SKGR’s Current Report on Form 8-K filed with the SEC on December 6, 2024)

10.9*****

Form of 2023 Non-Redemption Agreement by and among SK, Auxo and certain shareholders of SKGR (incorporated by reference to Exhibit 4.9 of Webull’s Annual Report on Form 20-F filed with the SEC on April 25, 2025)

10.10*****

Form of 2024 Non-Redemption Agreement by and among SK, Auxo and certain shareholders of SKGR (incorporated by reference to Exhibit 4.10 of Webull’s Annual Report on Form 20-F filed with the SEC on April 25, 2025)

10.11****

Form of Registration Rights Agreement, by and among Webull, the Initial SKGR Shareholders and certain Existing Shareholders (incorporated by reference to Webull’s Report on Form 6-K filed with the SEC on April 14, 2025)

10.12**#

Omnibus Clearing Agreement between Apex Clearing Corporation and Webull Financial LLC dated as of January 26, 2021 and amendments thereto, dated as of June 1, 2021 and December 12, 2022 (incorporated by reference to the Company’s Registration Statement on Form F-4 and the proxy statement/prospectus included therein (File No. 333-283635) and filed with the SEC on March 4, 2025)

10.13**#

Fully Disclosed Clearing Agreement between Apex Clearing Corporation and Webull Financial LLC dated as of September 27, 2017 and amendments thereto, dated as of September 3, 2019 and June 1, 2021 (incorporated by reference to the Company’s Registration Statement on Form F-4 and the proxy statement/prospectus included therein (File No. 333-283635) and filed with the SEC on March 4, 2025)

10.15**

Indemnity Letter Agreement, dated as of December 5, 2024 by and among Webull Corporation, Auxo and directors of SK (incorporated by reference to the Company’s Registration Statement on Form F-4 and the proxy statement/prospectus included therein (File No. 333-283635) and filed with the SEC on March 4, 2025)

10.16******	Form of service provider subscription agreement
10.17*******	Standby Equity Purchase Agreement, dated July 1, 2025, by and between Webull Corporation and YA II PN, LTD.
10.18+	Form of independent director agreement
10.19********	Business Combination Agreement, dated July 11, 2025, by and between Webull Corporation, Feather Sound II Inc. and Webull Pay Inc.
10.20*	Amendment to Business Combination Agreement, dated August 20, 2025, by and between Webull Corporation, Feather Sound II Inc. and Webull Pay Inc.

Exhibit No.	Description
21.1**

List of Significant Subsidiaries (incorporated by reference to the Company’s Registration Statement on Form F-4 and the proxy statement/prospectus included therein (File No. 333-283635) and filed with the SEC on March 4, 2025)

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm of Webull Corporation
23.2+	Consent of Ogier (included in Exhibit 5.1)
24.1+	Power of Attorney (included on the signature page of the initially filed version of this Registration Statement)
101.INS*	Inline XBRL Instance Document
101.SCH*	Inline XBRL Taxonomy Extension Schema Document
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104*	Cover Page Interactive Data Filed (embedded within the Inline XBRL document)
107+	Filing Fee Table
____________
+	Previously filed
*	Filed herewith
**	Incorporated by reference to Webull’s Registration Statement on Form F-4 and the proxy statement/prospectus included therein (File No. 333-283635) and filed with the SEC on March 4, 2025
***	Incorporated by reference to the SKGR’s Current Report on Form 8-K filed with the SEC on April 1, 2025
****	Incorporated by reference to Webull’s Report on Form 6-K filed with the SEC on April 14, 2025
*****	Incorporated by reference to Webull’s Annual Report on Form 20-F filed with the SEC on April 25, 2025
******	Incorporated by reference to Webull’s Registration Statement on Form F-1 (File No. 333-286880) initially filed with the SEC on May 1, 2025
*******	Incorporated by reference to Webull’s Report on Form 6-K filed with the SEC on July 3, 2025
********	Incorporated by reference to Webull’s Report on Form 6-K filed with the SEC on July 17, 2025
†	Indicates a compensatory plan or arrangement
#

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with the Instructions as to Exhibits of Form F-1. The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request

(b)    Financial Statement Schedules

All schedules have been omitted because they are not required or are not applicable, or the information is otherwise set forth in the consolidated financial statements and related notes thereto.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished; provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements;

(5)    That, for the purpose of determining liability under the Securities Act to any purchaser,

(i)     if the registrant is relying on Rule 430B;

(A)    each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(ii)    if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Petersburg, Florida, on September 8, 2025.

WEBULL CORPORATION
By:	/s/ Anquan Wang
Name:	Anquan Wang
Title:	Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Anquan Wang	Chairman and Chief Executive Officer	September 8, 2025
Anquan Wang	(Principal Executive Officer)
*	Director and President	September 8, 2025
Anthony Denier
*	Director and Chief Financial Officer	September 8, 2025
H.C. Wang	(Principal Financial and Accounting Officer)
*	Director and General Counsel	September 8, 2025
Benjamin James
*	Director	September 8, 2025
William Houlihan
*	Director	September 8, 2025
Walter Bishop
*By:	/s/ Anquan Wang
Anquan Wang
Attorney-in-Fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Under the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Webull Corporation, has signed this registration statement or amendment thereto on September 8, 2025.

Authorized U.S. Representative
Webull Holdings (US) Inc.
By:	/s/ Anquan Wang
Name:	Anquan Wang
Title:	Director